                                        Filed Pursuant to Rule 424(b)(?)
                                        Registration Statement No.: 333-


The information in this preliminary prospectus supplement is not complete and may be changed. These securities may not be sold nor may offers to buy be accepted prior to the time a final prospectus supplement is delivered. This preliminary prospectus supplement is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

                 SUBJECT TO COMPLETION, DATED NOVEMBER 22, 2002

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED NOVEMBER 22, 2002)

                           $834,596,000 (APPROXIMATE)
               MORGAN STANLEY DEAN WITTER CAPITAL I TRUST 2002-IQ3
                                    AS ISSUER
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                                  AS DEPOSITOR
                MORGAN STANLEY DEAN WITTER MORTGAGE CAPITAL INC.
                    THE UNION CENTRAL LIFE INSURANCE COMPANY
                    PRUDENTIAL MORTGAGE CAPITAL FUNDING, LLC
                       NATIONAL CONSUMER COOPERATIVE BANK
                                    NCB, FSB
                        PRINCIPAL COMMERCIAL FUNDING, LLC
              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA
                        NATIONWIDE LIFE INSURANCE COMPANY
                            AS MORTGAGE LOAN SELLERS
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-IQ3
                                 ---------------
     Morgan Stanley Dean Witter Capital I Inc. is offering selected classes of its Series 2002-IQ3 Commercial Mortgage Pass-Through Certificates, which represent beneficial ownership interests in a trust. The trust's assets will primarily be 239 seasoned and newly originated mortgage loans secured by first mortgage liens on commercial and multifamily properties. The Series 2002-IQ3 Certificates are not obligations of Morgan Stanley Dean Witter Capital I Inc., the sellers of the mortgage loans or any of their affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or private insurer.

     "IQ" is a service mark of Morgan Stanley representing financial investment in the field of commercial mortgage-backed securities collateralized by "institutional quality" whole loans.
                               --------------
     INVESTING IN THE CERTIFICATES OFFERED TO YOU INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE S-28 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 9 OF THE PROSPECTUS.
                               --------------
   Characteristics of the certificates offered to you include:


                                           Initial
                Approximate Initial     Pass-Through       Pass-Through          Ratings
    Class       Certificate Balance         Rate         Rate Description     (Moody's/S&P)
------------   ---------------------   --------------   ------------------   --------------
 Class A-1          $296,019,000             %                Fixed              Aaa/AAA
 Class A-2          $482,862,000             %                Fixed              Aaa/AAA
 Class B            $ 26,152,000             %                Fixed              Aa2/AA
 Class C            $ 27,289,000             %                Fixed               A2/A
 Class D            $  2,274,000             %                Fixed               A3/A-

                                 ---------------
     The certificate balances are approximate and may vary by up to 5%.

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved the certificates offered to you or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


     Morgan Stanley & Co. Incorporated will act as sole lead manager and sole bookrunner and Merrill Lynch & Co. and Lehman Brothers Inc. will act as co-managers with respect to the offered certificates. Morgan Stanley & Co. Incorporated, Merrill Lynch & Co. and Lehman Brothers Inc., the underwriters, will purchase the certificates offered to you from Morgan Stanley Dean Witter Capital I Inc. and will offer them to the public at negotiated prices determined at the time of sale. The underwriters expect to deliver the certificates to purchasers on or about December 17, 2002. Morgan Stanley Dean
Witter Capital I Inc. expects to receive from this offering approximately $   ,
plus accrued interest from the cut-off date, before deducting expenses payable by Morgan Stanley Dean Witter Capital I Inc.

                                 ---------------
                                 MORGAN STANLEY
MERRILL LYNCH & CO.                                            LEHMAN BROTHERS


                               December  , 2002

--------------------------------------------------------------------------------
                   MORGAN STANLEY DEAN WITTER CAPITAL I INC.

         Commercial Mortgage Pass-Through Certificates, Series 2002-IQ3
                      Geographic Overview of Mortgage Pool

--------------------------------------------------------------------------------

[GRAPHIC OMITTED - MAP]


Nevada                        2 properties      $3,980,643     0.4% of total
Northern California           7 properties      $40,211,580    4.4% of total
Southern California          31 properties      $92,851,380   10.2% of total
Arizona                       7 properties      $12,497,431    1.4% of total
Colorado                      2 properties      $2,846,726     0.3% of total
New Mexico                   12 properties      $18,442,053    2.0% of total
Texas                        22 properties      $57,093,964    6.3% of total
Kansas                        1 property        $3,389,678     0.4% of total
Okalahoma                     1 property        $29,905,326    3.3% of total
Louisiana                     1 property        $9,890,768     1.1% of total
Kentucky                      2 properties      $1,739,851     0.2% of total
Tennessee                     3 properties      $3,821,088     0.4% of total
Alabama                       2 properties      $4,867,846     0.5% of total
Georgia                       3 properties      $5,885,963     0.6% of total
Florida                      12 properties      $29,983,697    3.3% of total
South Carolina                2 properties      $17,970,399    2.0% of total
North Carolina                5 properties      $3,795,166     0.4% of total
Virginia                      2 properties      $1,347,335     0.1% of total
District of Columbia          4 properties      $70,176,777    7.7% of total
Maryland                      5 properties      $29,938,871    3.3% of total
New Jersey                    1 property        $19,910,528    2.2% of total
Connecticut                   1 property        $2,978,987     0.3% of total
Massachusetts                 4 properties      $43,062,582    4.7% of total
Maine                         1 property        $1,084,473     0.1% of total
New Hampshire                 2 Properties      $1,589,245     0.2% of total
New York                     45 properties      $193,550,536  21.3% of total
Pennsylvania                  2 properties      $9,878,394     1.1% of total
Ohio                          7 Properties      $23,406,403    2.6% of total
Michigan                     11 properties      $38,228,364    4.2% of total
Indiana                       3 properties      $3,883,144     0.4% of total
Illinois                      2 properties      $15,162,763    1.7% of total
Minnesota                    10 properties      $13,841,967    1.5% of total
Iowa                          6 properties      $16,772,513    1.8% of total
Missouri                      1 property        $4,690,162     0.5% of total
Nebraska                      2 properties      $1,731,061     0.2% of total
Idaho                         5 properties      $4,908,998     0.5% of total
Washington                    5 properties      $33,541,283    3.7% of total
Utah                          5 properties      $9,023,034     1.0% of total
Oregon                        8 properties      $29,535,561    3.2% of total
Alaska                        1 property        $2,225,739     0.2% of total

(less than)1.0% of Cut-Off Date Balance
1.0%-5.0% of Cut-Off Date Balance
5.1%-10.0% of Cut-Off Date Balance
(greater than)10.0% of Cut-Off Date Balance

[GRAPHIC OMITTED]
77 P STREET OFFICE, Washington, D.C.


[GRAPHIC OMITTED]

ONE SEAPORT PLAZA, New York, NY

[GRAPHIC OMITTED]
THE RICHARDS BUILDING, Cambridge, MA


[GRAPHIC OMITTED]
TULSA DISTRIBUTION CENTER, Tulsa, OK



[GRAPHIC OMITTED]
NORTHWESTERN CORPORATE CENTER, Southfield, MI


[GRAPHIC OMITTED]
2731 SAN TOMAS EXPRESSWAY, Santa Clara, CA


[GRAPHIC OMITTED]
125 DELAWANNA AVENUE, Clifton, NJ


[GRAPHIC OMITTED]
EVERGREEN PLAZA, Staten Island, NY


[GRAPHIC OMITTED]
PLANTATION VILLA APARTMENTS, Frisco, TX


[GRAPHIC OMITTED]
RIVERLAND WOODS APARTMENTS, Charleston, SC

The pass-through rates on the Class A-1, Class A-2, Class B, Class C and Class D Certificates will be fixed at the respective per annum rates set forth on the cover. You should read the section entitled "Ratings" in this prospectus supplement.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

         Information about the certificates offered to you is contained in 2 separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the certificates offered to you; and (b) this prospectus supplement, which describes the specific terms of the certificates offered to you.

         You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. Morgan Stanley Dean Witter Capital I Inc. has not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus.

                           ---------------------------

         This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

         The Series 2002-IQ3 Certificates are not obligations of Morgan Stanley Dean Witter Capital I Inc., the sellers or any of their affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or private insurer.

         In this prospectus supplement, the terms "depositor," "we" and "us" refer to Morgan Stanley Dean Witter Capital I Inc.

                           ---------------------------

         Morgan Stanley Dean Witter Capital I Inc. will not list the certificates offered to you on any national securities exchange or any automated quotation system of any registered securities association such as NASDAQ.

                           ---------------------------

         Until 90 days after the date of this prospectus supplement, all dealers that buy, sell or trade the certificates offered by this prospectus supplement, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                TABLE OF CONTENTS



EXECUTIVE SUMMARY.................................S-6
SUMMARY OF PROSPECTUS SUPPLEMENT..................S-7
RISK FACTORS.....................................S-28
DESCRIPTION OF THE OFFERED CERTIFICATES..........S-66
     General.....................................S-66
     Certificate Balances........................S-67
     Pass-Through Rates..........................S-69
     Distributions...............................S-71
     Advances....................................S-77
     Reports to Certificateholders; Available
       Information ..............................S-80
     Example of Distributions....................S-83
     The Trustee, Fiscal Agent, Paying Agent,
       Certificate Registrar and Authenticating
       Agent ....................................S-84
     Expected Final Distribution Date; Rated
       Final Distribution Date ..................S-85
     Amendments to the Pooling and Servicing
       Agreement ................................S-85
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS....S-86
     General.....................................S-86
     Pass-Through Rates..........................S-87
     Rate and Timing of Principal Payments.......S-87
     Unpaid Distributable Certificate Interest...S-88
     Losses and Shortfalls.......................S-88
     Relevant Factors............................S-89
     Weighted Average Life.......................S-89
DESCRIPTION OF THE MORTGAGE POOL.................S-92
     General.....................................S-92
     Material Terms and Characteristics of
       the Mortgage Loans .......................S-92
     The ARD Loans...............................S-97
     The One Seaport Plaza Pari Passu Loan.......S-97
     The San Tomas Loan..........................S-98
     Assessments of Property Value and Condition.S-99
     Environmental Insurance....................S-101
     Additional Mortgage Loan Information.......S-101
     Standard Hazard Insurance..................S-103
     The Sellers................................S-104
     Sale of the Mortgage Loans.................S-106
     Representations and Warranties.............S-106
     Repurchases and Other Remedies.............S-108
     Changes In Mortgage Pool Characteristics...S-109
SERVICING OF THE MORTGAGE LOANS.................S-109
     General....................................S-109
     The Master Servicers.......................S-111
     Events of Default..........................S-112
     The Special Servicers......................S-113
     The Operating Adviser......................S-114
     Mortgage Loan Modifications................S-115
     Sale of Defaulted Mortgage Loans...........S-116
     Foreclosures...............................S-116
MATERIAL FEDERAL INCOME TAX CONSEQUENCES........S-118
     General....................................S-118
     Original Issue Discount and Premium........S-119
     Additional Considerations..................S-120
ERISA CONSIDERATIONS............................S-120
     Plan Assets................................S-120
     Special Exemption Applicable to the
       Offered Certificates ....................S-121
     Insurance Company General Accounts.........S-122
     General Investment Considerations..........S-123
LEGAL INVESTMENT................................S-123
USE OF PROCEEDS.................................S-123
PLAN OF DISTRIBUTION............................S-124
LEGAL MATTERS...................................S-125
RATINGS.........................................S-125
GLOSSARY OF TERMS...............................S-126
APPENDIX I - Mortgage Pool Information
     (Tables) ....................................I-1
APPENDIX II - Certain Characteristics of
     the Mortgage Loans .........................II-1
APPENDIX III - Significant Loan Summaries.......III-1
APPENDIX IV - Term Sheet.........................IV-1
APPENDIX V - Form of Statement to
     Certificateholders ..........................V-1
SCHEDULE A - Rates Used in Determination
     of Class X Pass-Through Rates ...............A-1

-------------------------------------------------------------------------------
                                EXECUTIVE SUMMARY

         This Executive Summary highlights selected information regarding the certificates. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THIS OFFERING AND THE UNDERLYING MORTGAGE LOANS, YOU SHOULD READ THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.

                              CERTIFICATE STRUCTURE

----------------- -------------- --------------- --------------- ---------------- -------------- ---------- ----------
                                  APPROXIMATE     APPROXIMATE                      APPROXIMATE   WEIGHTED
                                    INITIAL         INITIAL                        PERCENT OF     AVERAGE   PRINCIPAL
  APPROXIMATE                     CERTIFICATE     PASS-THROUGH       RATINGS          TOTAL      LIFE       WINDOW
 CREDIT SUPPORT       CLASS         BALANCE           RATE        (MOODY'S/S&P)   CERTIFICATES    (YRS.)    (MONTHS)
----------------- -------------- --------------- --------------- ---------------- -------------- ---------- ----------
    14.375%       CLASS A-1         $296,019,000       ____%         Aaa/AAA           32.5%         5.70      1-110
----------------- -------------- --------------- --------------- ---------------- -------------- ---------- ----------
    14.375%       CLASS A-2         $482,862,000       ____%         Aaa/AAA           53.1%         9.65    110-120
----------------- -------------- --------------- --------------- ---------------- -------------- ---------- ----------
    11.500%       CLASS B            $26,152,000       ____%         Aa2/AA             2.9%         9.99    120-120
----------------- -------------- --------------- --------------- ---------------- -------------- ---------- ----------

     8.500%       CLASS C            $27,289,000       ____%          A2/A              3.0%        10.17    120-128
----------------- -------------- --------------- --------------- ---------------- -------------- ---------- ----------
     8.250%       CLASS D             $2,274,000       ____%          A3/A-             0.2%        10.73    128-129
----------------- -------------- --------------- --------------- ---------------- -------------- ---------- ----------
     6.750%       CLASS E            $13,645,000       ____%        Baa1/BBB+           1.5%        10.87    129-135
----------------- -------------- --------------- --------------- ---------------- -------------- ---------- ----------
     5.625%       CLASS F            $10,233,000       ____%        Baa2/BBB            1.1%        11.63    135-142
----------------- -------------- --------------- --------------- ---------------- -------------- ---------- ----------
     4.875%       CLASS G             $6,823,000       ____%        Baa3/BBB-           0.8%        12.14    142-150
----------------- -------------- --------------- --------------- ---------------- -------------- ---------- ----------
   __________     CLASSES H-O        $44,345,278     ______        __________        ______       ______     _______
----------------- -------------- --------------- --------------- ---------------- -------------- ---------- ----------
   __________     CLASS X-1         _______          ______          Aaa/AAA         ______       ______     _______
----------------- -------------- --------------- --------------- ---------------- -------------- ---------- ----------
   __________     CLASS X-2         _______          ______          Aaa/AAA         ______       ______     _______
----------------- -------------- --------------- --------------- ---------------- -------------- ---------- ----------
   __________     CLASS X-Y         _______          ______          Aaa/AAA         ______       ______     _______
----------------- -------------- --------------- --------------- ---------------- -------------- ---------- ----------

o The notional amount of the Class X-1 Certificates initially will be $909,642,277, the notional amount of the Class X-2 Certificates initially will be $824,706,000 and the notional amount of the Class X-Y Certificates initially will be $87,981,642.

o The percentages indicated under the column "Approximate Credit Support" with respect to the Class A-1 and Class A-2 Certificates represent the approximate credit support for the Class A-1 and Class A-2 Certificates in the aggregate.

o    The initial certificate balance may vary by up to 5%.

o The Class X-1 Certificates, the Class X-2 Certificates and the Class X-Y Certificates (together, the "Class X Certificates") and the Class E,
     Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates are not offered pursuant to this prospectus supplement.

o The pass-through rates for the Class A-1, Class A-2, Class B, Class C and Class D Certificates presented in the table are fixed at their respective per annum rates set forth above.

o The principal window is expressed in months following the closing date and reflects the period during which distributions of principal would be received under the assumptions set forth in the following sentence. The Weighted Average Life and principal window figures set forth above are based on the following assumptions, among others: (i) no losses on the underlying mortgage loans; (ii) no extensions of the maturity dates of the underlying mortgage loans that do not have anticipated repayment dates and
     (iii) payment in full on the "anticipated repayment date" or stated maturity date of each underlying mortgage loan. See the assumptions set forth under "Yield, Prepayment and Maturity Considerations" in this prospectus supplement.

o Each Class X-1 and Class X-2 Certificate is an investment unit consisting of multiple REMIC regular interests.

o Each Class EI Certificate represents beneficial ownership of certain excess interest in respect of mortgage loans having a hyper-amortization feature.

o The Class R-I, R-II and R-III Certificates also represent ownership interests in the trust. These certificates are not represented in this table and are not offered pursuant to this prospectus supplement.

     ------
             Offered certificates.
     ------
             Certificates not offered pursuant to this prospectus supplement.
     ------

                        SUMMARY OF PROSPECTUS SUPPLEMENT

         This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE OFFERED CERTIFICATES, YOU SHOULD READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.

                                              WHAT YOU WILL OWN

GENERAL...................................  Your certificates (along with the privately offered certificates) will represent beneficial interests in a trust created by Morgan Stanley Dean Witter Capital I Inc.
                                            on the closing date. All payments to you will come only from the amounts received in connection with the assets of the trust. The trust's assets will primarily be 239 mortgage loans secured by first mortgage liens on 248 commercial and multifamily properties.

TITLE OF CERTIFICATES.....................  Commercial Mortgage Pass-Through Certificates, Series 2002-IQ3.

MORTGAGE POOL.............................  The mortgage pool consists of 239 mortgage loans with an aggregate principal balance of all mortgage loans as of December 1, 2002, of approximately $909,642,278, which may vary by up to 5%. Each mortgage loan requires scheduled payments of principal and/or interest to be made monthly. For purposes of those mortgage loans that have a due date on a date other than the first of the month, we have assumed that those mortgage loans are due on the first of the month for purposes of determining their cut-off dates and cut-off date balances.

                                            As of December 1, 2002, the balances of the mortgage loans in the mortgage pool ranged from approximately $123,335 to approximately $67,000,000 and the mortgage loans had an approximate average balance of $3,806,035.

                                            RELEVANT PARTIES AND DATES

ISSUER....................................  Morgan Stanley Dean Witter Capital I Trust 2002-IQ3.

DEPOSITOR.................................  Morgan Stanley Dean Witter Capital I Inc.

MASTER SERVICERS..........................  GMAC Commercial Mortgage Corporation will act as master servicer with respect to all of the mortgage loans in the trust, other than the mortgage loans sold to the trust by National Consumer Cooperative Bank or NCB, FSB (the "NCB Mortgage Loans").

                                            NCB, FSB will act as master servicer  with respect to the NCB Mortgage
                                            Loans.

SPECIAL SERVICERS.........................  GMAC Commercial Mortgage Corporation will act as special servicer with respect to all of the mortgage loans in the trust, other than the residential cooperative mortgage loans and National Consumer Cooperative Bank will act as special servicer with respect to the residential cooperative mortgage loans in the trust.

PRIMARY SERVICERS.........................  Summit Investment Partners, Inc. with respect to those mortgage loans sold to the trust by The Union Central Life Insurance Company, Prudential Asset Resources, Inc.
                                            with respect to those mortgage loans

                                            sold to the trust by Prudential Mortgage Capital Funding, LLC, Principal Global
                                            Investors, LLC, formerly known as Principal Capital Management, LLC with respect to those mortgage loans sold to the trust by Principal Commercial Funding, LLC,
                                            Nationwide Life Insurance Company with respect to those mortgage loans sold to the trust by Nationwide Life Insurance Company and GMAC Commercial Mortgage Corporation
                                            with respect to the remaining mortgage loans other than the NCB Mortgage Loans.

FISCAL AGENT..............................  ABN AMRO Bank N.V., a Netherlands banking corporation and indirect affiliate of the trustee.

TRUSTEE...................................  LaSalle Bank National Association, a national banking association.

PAYING AGENT..............................  LaSalle Bank National Association, which will also act as the certificate registrar.
                                            See "Description of the Offered Certificates--The Trustee, Fiscal Agent, Paying
                                            Agent, Certificate Registrar and Authenticating Agent" in this prospectus supplement.

OPERATING ADVISER.........................  The holders of certificates representing more than 50% of the aggregate certificate balance of the most subordinate class of certificates, outstanding at any time of determination, or, if the certificate balance of that class of certificates is less than 25% of the initial certificate balance of that class, the next most subordinate class of certificates, may appoint a representative to act as operating adviser for the purposes described in this prospectus supplement. The initial operating adviser will be Allied Capital Corporation.

SELLERS...................................  Morgan Stanley Dean Witter Mortgage Capital Inc., as to 6 mortgage loans, representing 22.0% of the initial outstanding pool balance.

                                            The Union Central Life Insurance Company, as to 131 mortgage loans, representing
                                            20.5% of the initial outstanding pool balance.

                                            Prudential Mortgage Capital Funding, LLC, as to 19 mortgage loans, representing
                                            18.9% of the initial outstanding pool balance.

                                            Principal Commercial Funding, LLC, as to 19 mortgage loans, representing 12.9% of the initial outstanding pool balance.

                                            NCB, FSB, as to 28 mortgage loans, representing 8.5% of the initial outstanding pool balance.

                                            Teachers Insurance and Annuity Association of America, as to 6 mortgage loans, representing 6.5% of the initial outstanding pool balance.

                                            National Consumer Cooperative Bank, as to 22 mortgage loans, representing 5.6% of the initial outstanding pool balance.

                                            Nationwide Life Insurance Company, as to 8 mortgage loans, representing 5.0% of the initial outstanding pool balance.

UNDERWRITERS..............................  Morgan Stanley & Co. Incorporated, Merrill Lynch & Co. and Lehman Brothers Inc.

CUT-OFF DATE..............................  December 1, 2002. For purposes of the information contained in this prospectus supplement (including the appendices hereto), scheduled

                                            payments due in December 2002 with respect to mortgage loans not having payment dates on the first of each month have been deemed received on December 1, 2002, not the actual day on which such scheduled payments are due.

CLOSING DATE..............................  On or about December 17, 2002.

DISTRIBUTION DATE.........................  The 15th of each month, commencing in January 2003 (or if the 15th is not a business day, the next succeeding business day).

RECORD DATE...............................  With respect to each distribution date, the close of business on the last business day of the preceding calendar month.

EXPECTED FINAL DISTRIBUTION DATES.........
                                            ----------------------------- ----------------------------------------
                                                     Class A-1                       February 15, 2012
                                            ----------------------------- ----------------------------------------
                                                     Class A-2                       December 15, 2012
                                            ----------------------------- ----------------------------------------
                                                      Class B                        December 15, 2012
                                            ----------------------------- ----------------------------------------
                                                      Class C                         August 15, 2013
                                            ----------------------------- ----------------------------------------
                                                      Class D                        September 15, 2013
                                            ----------------------------- ----------------------------------------

                                            The Expected Final Distribution Date for each class of certificates is the date on which such class is expected to be paid in full, assuming no delinquencies, losses, modifications, extensions of maturity dates, repurchases or prepayments of the mortgage loans after the initial issuance of the certificates. Mortgage loans with anticipated repayment dates are assumed to repay in full on such dates.

RATED FINAL DISTRIBUTION DATE.............  As to each  class of offered  certificates,  the  distribution  date in

                                            -------.

                                             OFFERED CERTIFICATES

GENERAL...................................  Morgan  Stanley Dean Witter  Capital I Inc. is offering the following 5
                                            classes  of  its  Series  2002-IQ3  Commercial  Mortgage   Pass-Through
                                            Certificates:

                                            o      Class A-1

                                            o      Class A-2

                                            o      Class B

                                            o      Class C

                                            o      Class D

                                            The entire series will consist of a total of 21 classes, the following 16 of which are not being offered by this prospectus supplement and the accompanying prospectus:
                                            Class X-1, Class X-2, Class X-Y, Class E, Class F, Class G, Class H, Class J, Class
                                            K, Class L, Class M, Class N, Class O, Class R-I, Class R-II and Class R-III.

CERTIFICATE BALANCE.......................  Your certificates will have the approximate aggregate initial certificate balance presented in the chart below and this balance below may vary by up to 5%:

                                            ------------------------------------- -----------------------------------

                                                         Class A-1                           $296,019,000
                                            ------------------------------------- -----------------------------------
                                                         Class A-2                           $482,862,000
                                            ------------------------------------- -----------------------------------
                                                          Class B                             $26,152,000
                                            ------------------------------------- -----------------------------------
                                                          Class C                             $27,289,000
                                            ------------------------------------- -----------------------------------
                                                          Class D                             $2,274,000
                                            ------------------------------------- -----------------------------------

                                            The certificate balance at any time is the maximum amount of principal distributable to a class and is subject to adjustment on each distribution date to reflect any reductions resulting from distributions of principal to that class or any allocations of losses to that class.

                                            The Class X-1 Certificates, the Class X-2 Certificates and the Class X-Y
                                            Certificates, which are private certificates, will not have certificate balances;
                                            each such class of certificates will instead represent the right to receive distributions of interest accrued as described herein on a notional amount. The notional amount of the Class X-1 Certificates will be equal to the aggregate of the certificate balances of the classes of certificates (other than the Class X-1, Class
                                            X-2, Class X-Y, Class R-I, Class R-II and Class R-III Certificates) outstanding from time to time.

                                            The notional amount of the Class X-2 Certificates will equal:

                                            o    during the period from the Closing Date through and including the distribution date occurring in December 2004, the sum of (a) the lesser of $231,550,000 and the certificate balance of the Class A-1 Certificates outstanding from time to time and (b) the aggregate of the certificate balances of the Class A-2, Class
                                                 B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K
                                                 Certificates outstanding from time to time;

                                            o    during the period following the distribution date occurring in December 2004 through and including the distribution date occurring in December 2005, the sum of (a) the lesser of $181,100,000 and the certificate balance of the Class A-1
                                                 Certificates outstanding from time to time, (b) the aggregate of the certificate balances of the Class A-2, Class B, Class C, Class D, Class E,
                                                 Class F and Class G Certificates outstanding from time to time and (c) the lesser of $9,350,000 and the certificate balance of the Class H Certificates outstanding from time to time;

                                            o    during the period following the distribution date occurring in December 2005 through and including the distribution date occurring in December 2006, the sum of (a) the lesser of $134,250,000 and the certificate balance of the Class A-1
                                                 Certificates outstanding from time to time and (b) the aggregate of the certificate balances of the Class A-2, Class B, Class C, Class D, Class E and
                                                 Class F Certificates outstanding from time to time;

                                            o    during the period following the distribution date occurring in December 2006 through and including the distribution date occurring in December 2007, the sum of (a) the lesser of $75,450,000 and the certificate balance of the Class A-1



                                      S-10
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
                                                 Certificates outstanding from time to time, (b) the aggregate of the certificate balances of the Class A-2, Class B, Class C and Class D
                                                 Certificates outstanding from time to time and (c) the lesser of $9,150,000 and the certificate balance of the Class E Certificates outstanding from time to time;

                                            o    during the period following the distribution date occurring in December 2007 through and including the distribution date occurring in December 2008, the sum of (a) the lesser of $33,400,000 and the certificate balance of the Class A-1
                                                 Certificates outstanding from time to time, (b) the aggregate of the certificate balances of the Class A-2 and Class B Certificates outstanding from time to time and (c) the lesser of $25,500,000 and the certificate balance of the Class C Certificates outstanding from time to time;

                                            o    during the period following the distribution date occurring in December 2008 through and including the distribution date occurring in December 2009, the sum of (a) the lesser of $456,850,000 and the certificate balance of the Class A-2
                                                 Certificates outstanding from time to time, (b) the certificate balance of the
                                                 Class B Certificates outstanding from time to time and (c) the lesser of
                                                 $13,500,000 and the certificate balance of the Class C Certificates outstanding from time to time;

                                            o    during the period following the distribution date occurring in December 2009 through and including the distribution date occurring in December 2010, the sum of (a) the lesser of $412,700,000 and the certificate balance of the Class A-2
                                                 Certificates outstanding from time to time, (b) the certificate balance of the
                                                 Class B Certificates outstanding from time to time and (c) the lesser of
                                                 $2,900,000 and the certificate balance of the Class C Certificates outstanding from time to time; and

                                            o    following the distribution date occurring in December 2010, $0.

                                            The notional amount of the Class X-Y Certificates will be equal to the total principal balance of the residential cooperative mortgage loans.

                                            The notional amount of the Class X-1 Certificates will be reduced on each distribution date by any distributions of principal actually made on, and any losses actually allocated to, any class of certificates (other than the Class X-1, Class
                                            X-2, Class X-Y, Class R-I, Class R-II and Class R-III Certificates) outstanding from time to time. The notional amount of the Class X-2 Certificates will be reduced on each distribution date by any distributions of principal actually made on, and any losses actually allocated to any component included in the calculation of the notional amount for the Class X-2 Certificates on such distribution date, as described above. Holders of the Class X-2 Certificates will not be entitled to distributions of interest at any time following the distribution date occurring in
                                            December 2010. The notional amount of the Class X-Y Certificates will be reduced on each distribution date by collections and advances of principal on the residential cooperative mortgage loans described above and losses on those residential cooperative mortgage loans previously allocated to the Certificateholders.
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                                      S-11
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PASS-THROUGH RATES........................  Your certificates will accrue interest at an annual rate called a pass-through rate.
                                            The following table lists the initial pass-through rates for each class of offered certificates:

                                            ------------------------------------- -----------------------------------
                                                         Class A-1                           ___% (Fixed)
                                            ------------------------------------- -----------------------------------
                                                         Class A-2                           ___% (Fixed)
                                            ------------------------------------- -----------------------------------
                                                          Class B                            ___% (Fixed)
                                            ------------------------------------- -----------------------------------
                                                          Class C                            ___% (Fixed)
                                            ------------------------------------- -----------------------------------
                                                          Class D                            ___% (Fixed)
                                            ------------------------------------- -----------------------------------

                                            Interest on your certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months, also referred to in this prospectus supplement as a 30/360 basis.

                                            The pass-through rates for the Class A-1, Class A-2, Class B, Class C and
                                            Class D Certificates presented in the table are fixed at their respective per annum rates set forth above.

                                            The pass-through rate applicable to the Class X-1 Certificates for the initial distribution date will equal approximately ___% per annum.

                                            The pass-through rate applicable to the Class X-1 Certificates for each distribution date subsequent to the initial distribution date will equal the weighted average of the respective Class X-1 Strip Rates at which interest accrues from time to time on the respective components of the total notional amount of the Class X-1 Certificates outstanding immediately prior to the related distribution date (weighted on the basis of the respective balances of such components outstanding immediately prior to such distribution date). Each of those components will be comprised of all or a designated portion of the certificate balance of one of the classes of the Principal Balance Certificates. In general, the certificate balance of each class of Principal Balance Certificates will constitute a separate component of the total notional amount of the Class X-1 Certificates;
                                            provided that, if a portion, but not all, of the certificate balance of any particular class of Principal Balance Certificates is identified under
                                            "--Certificate Balance" above as being part of the total notional amount of the Class X-2 Certificates immediately prior to any distribution date, then that identified portion of such certificate balance will also represent one or more separate components of the total notional amount of the Class X-1
                                            Certificates for purposes of calculating the accrual of interest for the related distribution date, and the remaining portion of such certificate balance will represent one or more other separate components of the Class
                                            X-1 Certificates for purposes of calculating the accrual of interest for the related distribution date. For any distribution date occurring on or before December 2010, on any particular component of the total notional amount of the Class X-1 Certificates immediately prior to the related distribution date, the applicable "Class X-1 Strip Rate" will be calculated as follows:

                                            o    if such  particular  component  consists  of the  entire  certificate balance of any class of Principal Balance Certificates, and if such certificate balance also constitutes, in its entirety, a component of the total notional amount of the Class X-2 Certificates immediately prior to the related distribution date, then the applicable Class X-1
                                                 Strip Rate will equal the excess, if any, of (a) the Weighted Average
                                                 Net Mortgage Rate for such distribution date, over (b) the
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                                      S-12
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                                                 greater of (i) the rate per annum corresponding to such distribution date as set forth on Schedule A attached hereto and (ii) the pass-through rate for such distribution date for such class of
                                                 Principal Balance Certificates;

                                            o    if such particular  component  consists of a designated  portion
                                                 (but not all) of the certificate balance of any class of Principal
                                                 Balance Certificates, and if such designated portion of such certificate balance also constitutes a component of the total notional amount of the Class X-2 Certificates immediately prior to the related distribution date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for
                                                 such distribution date, over (b) the greater of (i) the rate per annum corresponding to such distribution date as set forth on Schedule A attached hereto and (ii) the pass-through rate for such distribution date for such class of Principal Balance Certificates;

                                            o    if such particular component consists of the entire certificate balance of any class of Principal Balance Certificates, and if such certificate balance does not, in whole or in part, also constitute a component of the total notional amount of the Class X-2 Certificates immediately prior to the related distribution date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a)
                                                 the Weighted Average Net Mortgage Rate for such distribution date, over (b) the pass-through rate for such distribution date for such class of Principal Balance Certificates; and

                                            o    if such particular component consists of a designated portion (but not all)
                                                  of the certificate balance of any class of Principal Balance
                                                  Certificates, and if such designated portion of such certificate balance does not also constitute a component of the total notional amount of the Class X-2 Certificates immediately prior to the related distribution date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for
                                                  such distribution date, over (b) the pass-through rate for such distribution date for such class of Principal Balance Certificates.

                                            For any distribution date occurring after December 2010, the certificate balance of each class of Principal Balance Certificates will constitute one or more separate components of the total notional amount of the Class X-1
                                            Certificates, and the applicable Class X-1 Strip Rate with respect to each such component for each such distribution date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such distribution date, over (b) the pass-through rate for such distribution date for such class of Principal Balance Certificates. Under no circumstances will the
                                            Class X-1 Strip Rate be less than zero.

                                            The pass-through rate applicable to the Class X-2 Certificates for the initial distribution date will equal approximately ___% per annum. The pass-through rate applicable to the Class X-2 Certificates for each distribution date subsequent to the initial distribution date and on or before the distribution date in December 2010 will equal the weighted average of the respective Class X-2 Strip Rates at which interest accrues from time to time on the respective components of the total


                                      S-13
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
                                            notional amount of the Class X-2 Certificates outstanding immediately prior to the related distribution date (weighted on the basis of the respective balances of such components outstanding immediately prior to such distribution date). Each of those components will be comprised of all or a designated portion of the certificate balance of a specified class of Principal Balance Certificates. If all or a designated portion of the certificate balance of any class of Principal Balance
                                            Certificates is identified under "--Certificate Balance" above as being part of the total notional amount of the Class X-2 Certificates immediately prior to any distribution date, then that certificate balance (or designated portion thereof)
                                            will represent one or more separate components of the total notional amount of the
                                            Class X-2 Certificates for purposes of calculating the accrual of interest for the related distribution date. For any distribution date occurring on or before December
                                            2010, on any particular component of the total notional amount of the Class X-2
                                            Certificates immediately prior to the related distribution date, the applicable
                                            "Class X-2 Strip Rate" will equal the excess, if any, of:

                                            o    the lesser of (a) the rate per annum corresponding to such distribution date as set forth on Schedule A attached hereto and (b) the Weighted
                                                 Average Net Mortgage Rate for such distribution date, over

                                            o    the pass-through rate for such distribution date for the class of Principal
                                                 Balance Certificates whose certificate balance, or a designated portion thereof, comprises such component.

                                            Under no circumstances will the Class X-2 Strip Rate be less than zero.

                                            The pass-through rate applicable to the Class X-Y Certificates for the initial distribution date will equal approximately __% per annum.

                                            The pass-through rate applicable to the Class X-Y Certificates for each distribution date subsequent to the initial distribution date will equal the weighted average of the respective Class X-Y Strip Rates of the residential cooperative mortgage loans. For each distribution date after the initial distribution date, the "Class X-Y Strip Rate" for each of those residential cooperative mortgage loans will equal the difference of:


                                            o    the mortgage interest rate in effect for that mortgage loan as of the date of initial issuance of the offered certificates, net of the sum of the annual rates at which the related master servicing fee and trustee fee are calculated, minus

                                            o    ___% per annum;

                                            provided that, if the subject residential cooperative mortgage loan accrues interest on the basis of the actual number of days elapsed during each
                                            1-month interest accrual period in a year assumed to consist of 360 days, then the foregoing differential will be multiplied by a fraction, expressed as a percentage, the numerator of which is the number of days in the subject interest accrual period and the denominator of which is 30.

                                            Under no circumstances will the Class X-Y Strip Rate be less than zero.
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                                      S-14
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                                            The Class E, Class F and Class G Certificates will accrue interest at either (i) a fixed rate, (ii) a fixed rate subject to a cap at the Weighted
                                            Average Net Mortgage Rate or (iii) a rate equal to the Weighted Average Net
                                            Mortgage Rate less a specified number of basis points. The pass-through rates applicable to each of the Class H, Class J, Class K, Class L, Class
                                            M, Class N and Class O Certificates will, at all times, be equal to the lesser of ___% per annum and the Weighted Average Net Mortgage Rate.

                                            The "Weighted Average Net Mortgage Rate" for a particular distribution date is a weighted average of the interest rates on the mortgage loans (which interest rates, with respect to the residential mortgage loans are reduced by any applicable Class X-Y Strip Rates) minus a weighted average annual administrative cost rate, which includes the master servicing fee rate, any excess servicing fee rate, the primary servicing fee rate and the trustee fee rate. The relevant weighting is based upon the respective principal balances of the mortgage loans as in effect immediately prior to the relevant distribution date. For purposes of calculating the Weighted
                                            Average Net Mortgage Rate, the mortgage loan interest rates will not reflect any default interest rate. The mortgage loan interest rates will also be determined without regard to any loan term modifications agreed to by the applicable special servicer or resulting from any borrower's bankruptcy or insolvency. In addition, for purposes of calculating the
                                            Weighted Average Net Mortgage Rate, if a mortgage loan does not accrue interest on a 30/360 basis, its interest rate for any month will, in general, be deemed to be the rate per annum that, when calculated on a
                                            30/360 basis, will produce the amount of interest that actually accrues on that mortgage loan in that month and as further adjusted as described in this prospectus supplement.


DISTRIBUTIONS


A. AMOUNT AND ORDER OF
   DISTRIBUTIONS.........................   On each  distribution  date, funds available for distribution  from the
                                            mortgage  loans,  net  of  specified  trust  expenses,   including  all
                                            servicing  fees,  trustee  fees  and  related  compensation,   will  be
                                            distributed in the following amounts and priority:

                                                 Step 1/Class A and Class X: To interest on Classes A-1, A-2, X-1, X-2 and X-Y, pro rata, in accordance with their interest entitlements.

                                                 Step 2/Class A: To the extent of amounts then required to be distributed as principal, (i) first, to the Class A-1 Certificates until the Class A-1
                                            Certificates are reduced to zero and (ii) then, to the Class A-2
                                            Certificates until the Class A-2 Certificates are reduced to zero. If the principal amount of each class of certificates other than Classes A-1 and
                                            A-2 has been reduced to zero as a result of losses on the mortgage loans or an appraisal reduction, principal will be distributed to Classes A-1 and
                                            A-2, pro rata.

                                                 Step 3/Class A and Class X: To reimburse Classes A-1, A-2 and, with respect to interest only, Classes X-1, X-2 and X-Y, pro rata, for any previously unreimbursed losses on the mortgage loans that were previously borne by those classes, together with interest at the applicable pass-through rate.
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                                      S-15
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                                                 Step 4/Class B: To Class B as follows: (a) to interest on Class B in the amount of its interest entitlement; (b) to principal on Class B in the amount of its principal entitlement until its principal balance is reduced to zero; and (c) to reimburse Class B for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest at the applicable pass-through rate.

                                                 Step 5/Class C: To Class C as follows: (a) to interest on Class C in the amount of its interest entitlement; (b) to principal on Class C in the amount of its principal entitlement until its principal balance is reduced to zero; and (c) to reimburse Class C for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest at the applicable pass-through rate.

                                                 Step 6/Class D: To Class D as follows: (a) to interest on Class D in the amount of its interest entitlement; (b) to principal on Class D in the amount of its principal entitlement until its principal balance is reduced to zero; and (c) to reimburse Class D for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest at the applicable pass-through rate.

                                                 Step 7/Subordinate Private Certificates: In the amounts and order of priority described in the pooling and servicing agreement.

                                            Each certificateholder will receive its share of distributions on its class of certificates on a pro rata basis with all other holders of certificates of the same class. See "Description of the Offered
                                            Certificates--Distributions" in this prospectus supplement.

B. INTEREST AND PRINCIPAL
   ENTITLEMENTS..........................   A description of the interest entitlement payable to each class can be found in "Description of the Offered Certificates--Distributions" in this prospectus supplement. As described in that section, there are circumstances relating to the timing of prepayments in which your interest entitlement for a distribution date could be less than 1 full month's interest at the pass-through rate on your certificate's principal balance.
                                            In addition, the right of each master servicer, the trustee and the fiscal agent to reimbursement for payment of non-recoverable advances will be prior to your right to receive distributions of principal or interest.

                                            The Class X Certificates will not be entitled to principal distributions.
                                            The amount of principal required to be distributed on the classes entitled to principal on a particular distribution date will, in general, be equal to:

                                            o    the principal portion of all scheduled payments, other than balloon payments, to the extent received or advanced by the applicable master servicer or other party (in accordance with the Pooling and Servicing
                                                 Agreement) during the related collection period;

                                            o    all principal prepayments and the principal portion of balloon payments received during the related collection period;
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                                      S-16
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                                            o    the principal portion of other collections on the mortgage loans received during the related collection period, such as liquidation proceeds, condemnation proceeds, insurance proceeds and income on
                                                 "real estate owned"; and

                                            o    the principal portion of proceeds of mortgage loan repurchases received during the related collection period.

C. PREPAYMENT PREMIUMS/YIELD
     MAINTENANCE CHARGES................... The manner in which any prepayment premiums and yield maintenance charges received during a particular collection period will be allocated to the Class X-1, Class X-2 and Class X-Y Certificates, on the one hand, and the classes of certificates entitled to principal, on the other hand, is described in "Description of the
                                            Offered Certificates--Distributions" in this prospectus supplement.


SUBORDINATION
A. GENERAL...............................   The chart below describes the manner in which the rights of various classes will be senior to the rights of other classes. Entitlement to receive principal and interest
                                            (other than certain excess interest in connection with hyperamortizing loans) on any distribution date is depicted in descending order. The manner in which mortgage loan losses (including interest other than certain excess interest (over the amount of interest that would have accrued if the interest rate did not increase) in connection with hyperamortizing loans) are allocated is depicted in ascending order.


                                                                 -------------------------------------
                                                                  Class A-1, Class A-2, Class X-1*,
                                                                      Class X-2* and Class X-Y*
                                                                 -------------------------------------
                                                                                  |
                                                                                  |
                                                                 -------------------------------------
                                                                               Class B
                                                                 -------------------------------------
                                                                                  |
                                                                                  |
                                                                 ------------------- -----------------
                                                                               Class C
                                                                 -------------------------------------
                                                                                  |
                                                                                  |
                                                                 ------------------- -----------------
                                                                               Class D
                                                                 -------------------------------------
                                                                                  |
                                                                                  |
                                                                 ------------------- -----------------
                                                                               Class E-O
                                                                 -------------------------------------

                                            NO OTHER FORM OF CREDIT ENHANCEMENT WILL BE AVAILABLE TO YOU AS A HOLDER OF
                                            OFFERED CERTIFICATES.

                                            *Interest only certificates. No principal payments or realized loan losses of principal will be allocated to the Class X-1, Class X-2 or Class X-Y
                                            Certificates. However, any mortgage loan losses allocated to any Class of principal balance certificates will reduce the notional amount of the Class
                                            X-1 Certificates, any mortgage loan losses allocated to any component included in the calculation of the notional
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                                      S-17
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                                            amount of the Class X-2 Certificates in that period will reduce the notional amount of the Class X-2 Certificates and any realized loan losses of principal with respect to the residential cooperative mortgage loans included in the calculation of the notional amount of the Class X-Y
                                            Certificates in that period will reduce the notional amount of the Class
                                            X-Y Certificates.

B. SHORTFALLS IN AVAILABLE FUNDS.........   The  following  types of  shortfalls  in  available  funds will  reduce amounts  available for  distribution  and will be allocated in the same manner as mortgage loan losses:

                                            o    shortfalls resulting from compensation which each special servicer is entitled to receive;

                                            o    shortfalls resulting from interest on advances made by each master servicer, the trustee or the fiscal agent, to the extent not covered by default interest and late payment charges paid by the borrower;

                                            o    shortfalls resulting from a reduction of a mortgage loan's interest rate by a bankruptcy court or other modification or from other unanticipated, extraordinary or default-related expenses of the trust.

                                            Shortfalls in mortgage loan interest as a result of the timing of voluntary and involuntary prepayments (net of certain amounts required to be used by each master servicer to offset such shortfalls) will be allocated to each class of certificates, pro rata, in accordance with their respective interest entitlements.


                                     INFORMATION ABOUT THE MORTGAGE POOL


CHARACTERISTICS OF THE MORTGAGE POOL

A. GENERAL...............................   All numerical information in this prospectus supplement concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based upon their outstanding principal balances as of December 1, 2002. With respect to mortgage loans not having due dates on the first day of each month, scheduled payments due in December 2002 have been deemed received on December 1, 2002.

B. PRINCIPAL BALANCES....................   The trust's primary assets will be 239 mortgage loans with an aggregate principal balance as of December 2002 of approximately $909,642,278. It is possible that the aggregate mortgage loan balance will vary by up to 5%. As of December 1, 2002, the principal balance of the mortgage loans in the mortgage pool ranged from approximately $123,335 to approximately $67,000,000 and the mortgage loans had an approximate average balance of $3,806,035.

C. FEE SIMPLE/LEASEHOLD..................   226 mortgage loans, representing 92.5% of the initial outstanding pool balance, are secured by a first mortgage lien on a fee simple estate in income-producing real property. 9 mortgage loans, representing 6.7% of the initial outstanding pool balance, are secured by a first mortgage lien on a leasehold interest in income-producing real property. 4 mortgage loans, representing 0.8% of the initial outstanding pool balance, are secured by a first mortgage lien on both a fee simple estate and a leasehold interest in income-producing real property.
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                                      S-18
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
D. PROPERTY TYPES........................   The following table shows how the mortgage loans are secured by collateral which is distributed among different types of properties.

                                            ----------------------------------------- ------------------ ------------
                                                                                        PERCENTAGE OF     NUMBER OF
                                                                                           INITIAL        MORTGAGED
                                                                                      OUTSTANDING POOL   PROPERTIES
                                                         PROPERTY TYPE                     BALANCE
                                            ----------------------------------------- ------------------ ------------
                                            Office..............................            34.2%             48
                                            ----------------------------------------- ------------------ ------------
                                            Retail..............................            23.7%             67
                                            ----------------------------------------- ------------------ ------------
                                            Industrial..........................            18.8%             57
                                            ----------------------------------------- ------------------ ------------
                                            Multifamily.........................            11.4%             30
                                            ----------------------------------------- ------------------ ------------
                                            Residential Cooperative.............             9.7%             41
                                            ----------------------------------------- ------------------ ------------
                                            Hotel...............................             0.9%             1
                                            ----------------------------------------- ------------------ ------------
                                            Mixed Use...........................             0.7%             3
                                            ----------------------------------------- ------------------ ------------
                                            Self Storage........................             0.6%             1
                                            ----------------------------------------- ------------------ ------------

E. PROPERTY LOCATION.....................   The number of mortgaged properties,  and the approximate  percentage of the  aggregate  principal  balance  of the  mortgage  loans  secured by mortgaged  properties  located  in the 38 states  and the  District  of
                                            Columbia with the highest  concentrations of mortgaged properties,  are as described in the table below:

                                            ---------------------- --------------------------- ----------------------
                                                                     PERCENTAGE OF INITIAL      NUMBER OF MORTGAGED
                                            STATE                   OUTSTANDING POOL BALANCE        PROPERTIES
                                            ---------------------- --------------------------- ----------------------
                                            New York                          21.3%                       45
                                            ---------------------- --------------------------- ----------------------
                                            California                        14.6%                       38
                                            ---------------------- --------------------------- ----------------------
                                            Southern(1)                       10.2%                       31
                                            ---------------------- --------------------------- ----------------------
                                            Northern(2)                        4.4%                        7
                                            ---------------------- --------------------------- ----------------------
                                            District of Columbia               7.7%                        4
                                            ---------------------- --------------------------- ----------------------
                                            Texas                              6.3%                       22
                                            ---------------------- --------------------------- ----------------------
                                            Massachusetts                      4.7%                        4
                                            ---------------------- --------------------------- ----------------------

                                            --------------------

                                            (1)  zip code less than 93600


                                            (2)  zip code greater than or equal to 93600

                                            The remaining mortgaged properties are located throughout 34 other states.
                                            None of these states has a concentration of mortgaged properties that represents security for more than 4.2% of the initial outstanding pool balance.

F. OTHER MORTGAGE LOAN
   FEATURES..............................        As of  December  1,  2002,  the  mortgage  loans had the  following characteristics:

                                            o    The most recent scheduled payment of principal and interest on any mortgage loan was not 30 days or more past due, and no mortgage loan has been 30 days or more past due in the past year.

                                            o    17 groups of mortgage loans are made to the same borrower or borrowers related through common ownership and where, in general, the related mortgaged properties are commonly managed. The 3 largest groups represent 3.7%, 1.7% and 1.4%, respectively, of the initial outstanding pool balance. See Appendix II attached hereto.

                                            o    55 of the mortgaged properties, representing 20.8% of the initial outstanding pool balance, are each leased to a single tenant.
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                                            o    All of the mortgage loans bear interest at fixed rates.

                                            o    No mortgage loan permits negative amortization or the deferral of accrued interest (except excess interest that would accrue in the case of hyperamortizing loans after the applicable anticipated repayment date for such loans).

G. BALLOON LOANS/ARD LOANS...............   As of December 1, 2002, the mortgage loans had the following additional characteristics:

                                            o    111 of the mortgage loans, representing 78.4% of the initial outstanding pool balance, are "balloon loans" (including the hyperamortizing loans). For purposes of this prospectus supplement, we consider a mortgage loan to be a
                                                 "balloon loan" if its principal balance is not scheduled to be fully or substantially amortized by the loan's maturity date or anticipated repayment date, as applicable. Of these 111 mortgage loans:

                                                 o    4 mortgage loans, representing 5.5% of the initial outstanding pool balance, are hyperamortizing loans which provide for an increase in the mortgage rate and/or principal amortization at a specified date prior to stated maturity. These loans are structured this way to encourage the borrowers to repay the loan in full by the specified date (which is prior to its stated maturity date) upon which these increases occur.

                                            o    The remaining 128 mortgage loans, representing 21.6% of the initial outstanding pool balance, are fully amortizing and are expected to have less than 5% of the original principal balance outstanding as of their related stated maturity dates.


H. PREPAYMENT/DEFEASANCE
   PROVISIONS............................   As  of  December  1,  2002,  each  of  the  mortgage  loans  restricted voluntary principal prepayments in one of the following ways:

                                            o    83 mortgage loans, representing 63.8% of the initial outstanding pool balance, prohibit voluntary principal prepayments for a period ending on a date specified in the related mortgage note, which period is referred to in this prospectus supplement as a lockout period, but permit the related borrower, after an initial period of at least 2 years following the date of issuance of the certificates, to defease the loan by pledging to the trust "government securities" as defined in the Investment Company Act of 1940, subject to rating agency approval, and obtaining the release of the mortgaged property from the lien of the mortgage.

                                            o    131 mortgage loans, representing 22.1% of the initial outstanding pool balance, have either no lockout period or the lockout period has expired and the loans permit voluntary principal prepayments at any time if, for a certain period of time, accompanied by a prepayment premium calculated as the greater of a yield maintenance formula and 1.0% of the amount prepaid.

                                            o    10 mortgage loans, representing 6.3% of the initial outstanding pool balance, prohibit voluntary principal prepayments during a lockout period, and following the lockout period permit principal prepayment if accompanied by a prepayment premium calculated
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                                                 as the greater of a yield maintenance formula and 1.0% of the amount prepaid.

                                            o    3 mortgage loans, representing 3.8% of the initial outstanding pool balance, prohibit voluntary principal prepayments during a lockout period, and following the lockout period permit defeasance of the mortgage loan or permit principal prepayment if accompanied by a prepayment premium calculated as the greater of a yield maintenance formula and 1.0% of the amount prepaid.

                                            o    3 mortgage loans, representing 1.3% of the initial outstanding pool balance, prohibit voluntary principal prepayments during a lockout period, and following the lockout period permit principal prepayment if accompanied by a prepayment premium equal to 1.0% of the amount prepaid.

                                            o    5 mortgage loans, representing 0.9% of the initial outstanding pool balance, prohibit voluntary principal prepayments during a lockout period, and following the lockout period permit principal prepayment if accompanied by a prepayment premium equal to 2.0% of the amount prepaid.

                                            o    3 mortgage loans, representing 0.9% of the initial outstanding pool balance, have either no lockout period or the lockout period has expired and the loans permit voluntary principal prepayments at any time if, for a certain period of time, accompanied by a prepayment premium calculated as the greater of a yield maintenance formula and 1.0% of the amount prepaid and thereafter, if accompanied by a prepayment premium that declines over the remaining term of the mortgage loan.

                                            o    1 mortgage loan, representing 0.9% of the initial outstanding pool balance, prohibits voluntary principal prepayments during a lockout period, and following the lockout period permits principal prepayment if accompanied by a prepayment premium calculated based on a yield maintenance formula.

                                            Notwithstanding the above, the mortgage loans generally (i) permit prepayment in connection with casualty or condemnation and certain other matters without payment of a prepayment premium or yield maintenance charge and (ii) provide for a specified period commencing prior to and including the maturity date or the anticipated repayment date during which the related borrower may prepay the mortgage loan without payment of a prepayment premium or yield maintenance charge. See the footnotes to Appendix II for more details about the various yield maintenance formulas.

                                            With respect to the prepayment and defeasance provisions set forth above, certain of the mortgage loans also include provisions described below:

                                            o    1 mortgage loan, representing 7.4% of the initial outstanding pool balance, a holdback reserve of $19,000,000 may be applied by the lender towards amounts outstanding on the related mortgage loan if certain conditions, which relate to certain tenants taking occupancy of their respective leaseholds at the related mortgaged property, do not take place prior to May 2004. Such allocation by
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                                                 the lender will result in a partial prepayment of the related mortgage loan. For a further description of the terms of release for this holdback reserve, see the discussion for "Mortgage Loan No. 1 - 77 P
                                                 Street" in Appendix III.

                                            o    16 mortgage loans, representing 3.3% of the initial outstanding pool balance, allow a prepayment of either 5% or 10% of the outstanding principal balance of the mortgage loan once per annum.

                                            o    1 mortgage loan, representing 0.2% of the initial pool balance, allows a transfer of significant parcels of the mortgaged property if certain conditions are met, including the prepayment of a portion of the outstanding principal balance of the mortgage loan and the payment of a prepayment premium. For a further description of the terms of such transfer, see the discussion for
                                                 "Mortgage Loan Nos. 96-98 - Boozer Properties" in Appendix II.

                                            o    1 mortgage loan, representing 0.9% of the initial outstanding pool balance, the related mortgage loan seller is required to repurchase such mortgage loan if certain improvements are not completed on the related mortgage property and a certificate of occupancy is not issued with respect to such improvements on or before December 31, 2003, or, if no event of default then exists with respect to such mortgage loan and the anticipated cost of completion of the improvements does not exceed the amount on deposit in the related construction escrow account with respect to such mortgage loan, the date 6 months thereafter.

                                            o    1 mortgage loan, representing 1.0% of the initial pool balance, allows the release of a portion of the collateral for such mortgage loan in the event of a casualty if certain conditions are met, including the prepayment of a portion of the outstanding principal balance of the mortgage loan. For a further description of the terms of such release, see the discussion for "Mortgage Loan
                                                 No. 19 - Terrace Oaks I and II" in Appendix II.

                                            See the footnotes to Appendix II of this prospectus supplement for more details concerning the foregoing provisions.


I. MORTGAGE LOAN RANGES
   AND WEIGHTED AVERAGES.................   As  of  December  1,  2002,   the  mortgage  loans  had  the  following
                                            additional characteristics:

         I. MORTGAGE INTEREST
            RATES                           Mortgage interest rates ranging from 5.550% per annum to 10.000% per annum, and a weighted average mortgage interest rate of 6.953% per annum;

         II. REMAINING TERMS                Remaining  terms to  scheduled  maturity  ranging from 32 months to 238 months,  and a weighted  average  remaining term to scheduled  maturity of 125 months;

         III. REMAINING
             AMORTIZATION TERMS             Remaining amortization terms ranging from 32 months to 713 months, and a weighted average remaining amortization term of 307 months;
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         IV. LOAN-TO-VALUE RATIOS           Loan-to-value ratios, calculated as described in this prospectus supplement, ranging from 0.7% to 81.9%, and a weighted average loan-to-value ratio, calculated as described in this prospectus supplement, of 59.8%.

                                            For 140 mortgage loans, representing 83.7% of the initial outstanding pool balance, the loan-to-value ratio was calculated according to the methodology set forth in this prospectus supplement based on the estimate of value from a third-party appraisal conducted after February 2, 2001.

                                            With respect to 41 of the mortgage loans described in the previous sentence, representing 9.7% of the initial outstanding pool balance, which mortgage loans are secured by residential cooperative properties, such estimates of value were calculated based on the market value of the real property, as if operated as a residential cooperative.

                                            For 80 mortgage loans, representing 10.0% of the initial outstanding pool balance, the loan-to-value ratio was calculated according to the methodology set forth in this prospectus supplement based on the estimate of value from a broker price opinion conducted on or after August 6, 2002.

                                            For 19 mortgage loans, representing 6.4% of the initial outstanding pool balance, the loan-to-value ratio was calculated according to the methodology set forth in this prospectus supplement based on valuations determined by applying a capitalization rate obtained from an updated third-party market study, conducted on or after August 17, 2002, to the underwritten net operating income of the mortgaged property.

                                            For detailed methodologies, see "Description of the Mortgage
                                            Pool--Assessments of Property Value and Condition--Appraisals" in this prospectus supplement.


         V. DEBT SERVICE COVERAGE
            RATIOS                          Debt service coverage ratios, determined according to the methodology presented in this prospectus supplement, ranging from 1.00x to 136.00x, and a weighted average debt service coverage ratio, determined according to the methodology presented in this prospectus supplement, of 2.37x. Such calculations are based on underwritable cash flow and actual debt service of the related mortgage loans as described in this prospectus supplement.

                                            Implied debt service coverage ratios ranging from 1.15x to 119.34x, calculated assuming each mortgage loan has a fixed constant of 8.0% as described in this prospectus supplement, and a weighted average implied debt service coverage ratio, calculated as described in this prospectus supplement, of 2.43x. Such calculations are based on underwritable cash flow as described in this prospectus supplement and the outstanding unpaid principal balance at the time of recalculation.

ADVANCES

A. PRINCIPAL AND INTEREST
   ADVANCES..............................   Subject to a recoverability determination described in this prospectus supplement, each master servicer is required to advance delinquent
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                                            monthly mortgage loan payments for mortgage loans for which it is acting as master servicer (other than for the One Seaport Plaza Pari Passu Loan).
                                            Neither master servicer will be required to advance (i) any additional interest accrued as a result of the imposition of any default rate, (ii)
                                            prepayment premiums or yield maintenance charges, (iii) any rate increase after an anticipated repayment date, (iv) excess interest or (v) balloon payments. If any balloon payment is not collected from the related borrower, subject to a recoverability determination described in this prospectus supplement, each master servicer will be required to advance an amount equal to the scheduled payment that would have been due if the related balloon payment had not become due on those mortgage loans for which it is acting as master servicer.

                                            For an REO property, subject to a recoverability determination described in this prospectus supplement, each master servicer will be required to advance the scheduled payment that would have been due if the predecessor mortgage loan had remained outstanding and continued to amortize in accordance with its amortization schedule in effect immediately before the
                                            REO property was acquired.

                                            With respect to 7 mortgage loans, representing 1.5% of the initial outstanding pool balance, which have due dates (inclusive of grace periods)
                                            on or after the distribution date, the applicable master servicer is required to make advances of monthly scheduled loan payments, subject to a favorable recoverability determination, to the extent such payments are not received from the applicable borrower by such master servicer on or before the related master servicer remittance date.

B. SERVICING ADVANCES....................   Subject to a recoverability determination described in this prospectus supplement, the master servicers, the special servicers, the trustee and fiscal agent may also make servicing advances to pay delinquent real estate taxes, insurance premiums and similar expenses necessary to maintain and protect the mortgaged property, to maintain the lien on the mortgaged property or to enforce the mortgage loan documents.

C. INTEREST ON ADVANCES..................   All advances made by the master servicers, the special servicers, the trustee or the fiscal agent will accrue interest at a rate equal to the "prime rate" as reported in
                                            The Wall Street Journal. Advances of principal and interest made in respect of mortgage loans which have grace periods that expire on or after the determination date will not begin to accrue interest until the day succeeding the expiration date of such applicable grace period; provided that if such advance is not reimbursed from collections received from the related borrower by the end of the applicable grace period, advance interest will accrue from the date such advance is made (which will be the master servicer remittance date).

D. BACK-UP ADVANCES......................   If either master servicer fails to make a required advance, the trustee will be required to make the advance, and if the trustee fails to make a required advance, the fiscal agent will be required to make the advance, each subject to the same limitations, and with the same rights of the applicable master servicer.


E. RECOVERABILITY........................   None of the master servicers, the trustee or the fiscal agent will be obligated to make any advance if it reasonably determines that such advance would not be recoverable in accordance with the servicing
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                                            standard, and the trustee and the fiscal agent may rely on any such determination made by the applicable master servicer.


F. ADVANCES DURING AN
   APPRAISAL REDUCTION EVENT.............   The occurrence of certain adverse events affecting a mortgage loan will require the applicable special servicer to obtain a new appraisal or other valuation of the related mortgaged property. In general, if the principal amount of the mortgage loan plus all other amounts due thereunder and interest on advances made with respect thereto exceeds 90% of the value of the mortgaged property determined by an appraisal or other valuation, an appraisal reduction may be created in the amount of the excess as described in this prospectus supplement. If there exists an appraisal reduction for any mortgage loan, the amount required to be advanced on that mortgage loan will be proportionately reduced to the extent of the appraisal reduction. This will reduce the funds available to pay interest and principal on the most subordinate class or classes of certificates then outstanding.

                                            See "Description of the Offered Certificates--Advances" in this prospectus supplement.


                                          ADDITIONAL ASPECTS OF CERTIFICATES


RATINGS...................................  The certificates offered to you will not be issued unless each of the classes of certificates being offered by this prospectus supplement receives the following ratings from Moody's Investors Service, Inc. and Standard & Poor's Ratings Services,
                                            a division of The McGraw-Hill Companies, Inc.


                                            --------------------------------------- ----------------------------------
                                                                                                 RATINGS
                                            CLASS                                              MOODY'S/S&P
                                            --------------------------------------- ----------------------------------
                                            Class A-1 and A-2                                    Aaa/AAA
                                            --------------------------------------- ----------------------------------
                                            Class B                                              Aa2/AA
                                            --------------------------------------- ----------------------------------
                                            Class C                                               A2/A
                                            --------------------------------------- ----------------------------------
                                            Class D                                               A3/A-
                                            --------------------------------------- ----------------------------------


                                            A rating agency may lower or withdraw a security rating at any time.

                                            See "Ratings" in this prospectus supplement and "Rating" in the prospectus for a discussion of the basis upon which ratings are given, the limitations of and restrictions on the ratings, and the conclusions that should not be drawn from a rating.

OPTIONAL TERMINATION......................  On any  distribution  date on which the aggregate  certificate  balance of all  classes  of  certificates  is less  than or  equal to 1% of the initial  outstanding  pool  balance,  the  holders of a majority of the controlling  class, each of the master  servicers,  each of the special servicers  and any  holder  of a  majority  interest  in the  Class R-I
                                            Certificates,  each in turn,  will have the option to  purchase  all of the  remaining  mortgage  loans,  and  all  property  acquired  through exercise  of  remedies in respect of any  mortgage  loan,  at the price specified  in this  prospectus  supplement.  Exercise  of  this  option
                                            would   terminate   the  trust   and   retire   the  then   outstanding
                                            certificates at par plus accrued interest.

                                            If any party above, other than the master servicer of the NCB Mortgage
                                            Loans, exercises such purchase option, the master servicer of the NCB
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                                            Mortgage Loans will be entitled to purchase the remaining NCB Mortgage
                                            Loans and any related property, and in such event that other party will then purchase only the remaining mortgage loans and property that are not being purchased by the master servicer of the NCB Mortgage Loans.

                                            The trust could also be terminated in connection with an exchange of all the then outstanding certificates, including the interest only certificates
                                            (provided, however, that all of the certificates that have investment grade ratings at the time of issuance are no longer outstanding), for the mortgage loans remaining in the trust, but all of the holders of such classes of certificates (other than the Class EI, Class R-I, Class R-II and
                                            Class R-III Certificates) would have to voluntarily participate in such exchange.

DENOMINATIONS.............................  The Class A-1 and Class A-2 Certificates will be offered in minimum denominations of
                                            $25,000. The remaining offered certificates will be offered in minimum denominations of $100,000. Investments in excess of the minimum denominations may be made in multiples of $1.

REGISTRATION, CLEARANCE AND
SETTLEMENT................................  Your certificates will be registered in the name of Cede & Co., as nominee of The
                                            Depository Trust Company, and will not be registered in your name. You will not receive a definitive certificate representing your ownership interest, except in very limited circumstances described in this prospectus supplement. As a result, you will hold your certificates only in book-entry form and will not be a certificateholder of record. You will receive distributions on your certificates and reports relating to distributions only through The Depository Trust Company,
                                            Clearstream Banking, societe anonyme or the Euroclear System or through participants in The Depository Trust Company, Clearstream Banking or Euroclear.

                                            You may hold your certificates through:

                                            o    The Depository Trust Company in the United States; or

                                            o    Clearstream Banking or Euroclear in Europe.

                                            Transfers within The Depository Trust Company, Clearstream Banking or
                                            Euroclear will be made in accordance with the usual rules and operating procedures of those systems. Cross-market transfers between persons holding directly through The Depository Trust Company, Clearstream Banking or
                                            Euroclear will be effected in The Depository Trust Company through the relevant depositories of Clearstream Banking or Euroclear.

                                            We may elect to terminate the book-entry system through The Depository
                                            Trust Company with respect to all or any portion of any class of the certificates offered to you.

                                            We expect that the certificates offered to you will be delivered in book-entry form through the facilities of The Depository Trust Company,
                                            Clearstream Banking or Euroclear on or about the closing date.

TAX STATUS................................  Elections will be made to treat  designated  portions of the trust as 3 separate "real estate mortgage  investment  conduits"--REMIC I,
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                                            REMIC II and REMIC III--for federal income tax purposes. In the opinion of counsel, each such designated portion of the trust will qualify for this treatment and each class of offered certificates will constitute "regular interests" in REMIC III. The portion of the trust consisting of the right to excess interest (above the amount of interest that would have accrued if the interest rate did not increase) and the related excess interest sub-account will be treated as a grantor trust for federal income tax purposes.

                                            Pertinent federal income tax consequences of an investment in the offered certificates include:

                                            o    The regular interests will be treated as newly originated debt instruments for federal income tax purposes.

                                            o    Beneficial owners of offered certificates will be required to report income on the certificates in accordance with the accrual method of accounting.

                                            o    We anticipate that the offered certificates will not be issued with original issue discount.

                                            See  "Material  Federal  Income Tax  Consequences"  in this  prospectus supplement.

CONSIDERATIONS RELATED TO TITLE I OF THE
EMPLOYEE RETIREMENT INCOME SECURITY
ACT OF 1974...............................  Subject to the satisfaction of important conditions described under "ERISA
                                            Considerations" in this prospectus supplement and in the accompanying prospectus, the offered certificates may be purchased by persons investing assets of employee benefit plans or individual retirement accounts.

LEGAL INVESTMENTS.........................  The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

                                            For purposes of any applicable legal investment restrictions, regulatory capital requirements or other similar purposes, neither the prospectus nor this prospectus supplement makes any representation to you regarding the proper characterization of the certificates offered by this prospectus supplement. Regulated entities should consult with their own advisors regarding these matters.
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                                  RISK FACTORS


         You should carefully consider the risks involved in owning a certificate before purchasing a certificate. Among other risks, the timing of payments and payments you receive on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider both the risk factors relating to the mortgage loans and the mortgaged properties and the other risks relating to the certificates.

         The risks and uncertainties described in this section, together with those risks described in the prospectus under "Risk Factors," summarize the material risks relating to your certificates. Your investment could be materially and adversely affected by the actual and potential circumstances that we describe in those sections.

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YOUR INVESTMENT IS NOT INSURED OR
GUARANTEED AND YOUR SOURCE FOR
REPAYMENTS IS LIMITED TO
PAYMENTS UNDER THE MORTGAGE LOANS    The certificates are not insured or
                                     guaranteed by any governmental entity or
                                     insurer. Accordingly, the sources for
                                     repayment of your certificates are limited
                                     to amounts due with respect to the mortgage
                                     loans. Payments under the mortgage loans
                                     are not insured or guaranteed by any
                                     governmental entity or mortgage insurer.

                                     You should consider all of the mortgage
                                     loans to be nonrecourse loans. Even in
                                     those cases where recourse to a borrower or guarantor is permitted under the related mortgage loan documents, we have not necessarily undertaken an evaluation of the financial condition of any of these persons. If a default occurs, the lender's remedies generally are limited to foreclosing against the specific properties and other assets that have been pledged to secure the mortgage loan. Such remedies may be insufficient to provide a full return on your investment. Payment of amounts due under a mortgage loan prior to its maturity or anticipated repayment date is primarily dependent on the sufficiency of the net operating income of the related mortgaged property. Payment of the balloon payment of a mortgage loan that is a balloon loan at its maturity, or on its anticipated repayment date, is primarily dependent upon the borrower's ability to sell or refinance the mortgaged property for an amount sufficient to repay the mortgage loan.

                                     In limited circumstances, Morgan Stanley
                                     Dean Witter Mortgage Capital Inc., The
                                     Union Central Life Insurance Company,
                                     Prudential Mortgage Capital Funding, LLC,
                                     National Consumer Cooperative Bank, NCB,
                                     FSB, Principal Commercial Funding, LLC,
                                     Teachers Insurance and Annuity Association of America and Nationwide Life Insurance
                                     Company, each as a seller, may be obligated to repurchase or replace a mortgage loan that it sold to us if its representations and warranties concerning that mortgage loan are materially breached or if there are material defects in the documentation for that mortgage loan. However, there can be no assurance that any of these entities will be in a financial position to effect a repurchase or substitution. The representations and warranties address certain characteristics of the mortgage loans and mortgaged properties as of the date of issuance of the certificates. They do not relieve you or the trust of the risk of defaults and losses on the mortgage loans.

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THE REPAYMENT OF A COMMERCIAL
MORTGAGE LOAN IS DEPENDENT ON THE
CASH FLOW PRODUCED BY THE PROPERTY
WHICH CAN BE VOLATILE AND
INSUFFICIENT TO ALLOW TIMELY
PAYMENT ON YOUR CERTIFICATES         The mortgage loans are secured by various
                                     types of income-producing commercial and
                                     multifamily properties. Commercial lending
                                     is generally thought to expose a lender to
                                     greater risk than 1- to 4-family
                                     residential lending because, among other
                                     things, it typically involves larger loans.

                                     119 mortgage loans, representing 78.4% of the initial outstanding pool balance, were originated within 12 months prior to the cut-off date. Consequently, these mortgage loans do not have a long standing payment history.

                                     The repayment of a commercial mortgage loan is typically dependent upon the ability of the applicable property to produce cash flow. Even the liquidation value of a commercial property is determined, in substantial part, by the amount of the property's cash flow (or its potential to generate cash flow). However, net operating income and cash flow can be volatile and may be insufficient to cover debt service on the loan at any given time.

                                     Repayment of loans secured by residential cooperative properties typically depend upon the payments received by the cooperative corporation from its tenants/shareholders.

                                     The net operating income, cash flow and
                                     property value of the mortgaged properties may be adversely affected, among other things, by any one or more of the following factors:

                                     o   the age, design and construction
                                         quality of the property;

                                     o   perceptions regarding the safety,
                                         convenience and attractiveness of the
                                         property;

                                     o   the proximity and attractiveness of
                                         competing properties;

                                     o   the adequacy of the property's
                                         management and maintenance;

                                     o   increases in operating expenses at the
                                         property and in relation to competing
                                         properties;

                                     o   an increase in the capital expenditures
                                         needed to maintain the property or make
                                         improvements;

                                     o   the dependence upon a single tenant, or
                                         a concentration of tenants in a
                                         particular business or industry;

                                     o   a decline in the financial condition of
                                         a major tenant;

                                     o   an increase in vacancy rates; and

                                     o   a decline in rental rates as leases are
                                         renewed or entered into with new
                                         tenants.

                                     Other factors are more general in nature, such as:

                                     o   national, regional or local economic
                                         conditions (including plant closings,
                                         military base closings, industry
                                         slowdowns and unemployment rates);

                                     o   local real estate conditions (such as
                                         an oversupply of competing properties,
                                         rental space or multifamily housing);

                                     o   demographic factors;

                                     o   decreases in consumer confidence;

                                     o   changes in consumer tastes and
                                         preferences; and

                                     o   retroactive changes in building codes.

                                     The volatility of net operating income will
                                     be influenced by many of the foregoing
                                     factors, as well as by:

                                     o   the length of tenant leases;

                                     o   the creditworthiness of tenants;

                                     o   the level of tenant defaults;

                                     o   the ability to convert an unsuccessful
                                         property to an alternative use;

                                     o   new construction in the same market as
                                         the mortgaged property;

                                     o   rent control and stabilization laws;

                                     o   the number and diversity of tenants;

                                     o   the rate at which new rentals occur;
                                         and

                                     o   the property's operating leverage
                                         (which is the percentage of total
                                         property expenses in relation to
                                         revenue), the ratio of fixed operating
                                         expenses to those that vary with
                                         revenues, and the level of capital
                                         expenditures required to maintain the
                                         property and to retain or replace
                                         tenants.

                                     A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources (such as short-term or month-to-month leases) and may lead to higher rates of delinquency or defaults under mortgage loans secured by such properties.

SEASONED MORTGAGE LOANS SECURED BY
OLDER MORTGAGED PROPERTIES PRESENT
ADDITIONAL RISKS OF REPAYMENT        120 mortgage loans, representing 21.6% of
                                     the initial outstanding pool balance are
                                     not newly originated and have been
                                     outstanding for 12 or more months prior to
                                     December 1, 2002. The weighted average
                                     period that the aforementioned mortgage
                                     loans have been outstanding is 3.8 years.
                                     While seasoned mortgage loans generally
                                     have the benefit of established payment
                                     histories, there are a number of risks
                                     associated with seasoned mortgage loans
                                     that are not present, or present to a
                                     lesser degree, with more recently
                                     originated mortgage loans. For example,

                                     o   property values and the surrounding
                                         neighborhood may have changed since
                                         origination;

                                     o   origination standards at the time the
                                         mortgage loan was originated may have
                                         been different than current origination
                                         standards;

                                     o   the market for any related business may
                                         have changed from the time the mortgage
                                         loan was originated;

                                     o   the current financial performance of
                                         the related borrower, its business, or
                                         the related mortgaged property in
                                         general, may be different than at
                                         origination; and

                                     o   the environmental and engineering
                                         characteristics of the mortgaged
                                         property or improvements may have
                                         changed.

                                     Among other things, such factors make it difficult to estimate the current value of the related mortgaged property, and estimated values of mortgaged properties discussed in this prospectus supplement, to the extent based upon or extrapolated from general market data, may not be accurate in the case of particular mortgaged properties.

CONVERTING COMMERCIAL PROPERTIES
TO ALTERNATIVE USES MAY REQUIRE
SIGNIFICANT EXPENSES WHICH COULD
REDUCE PAYMENTS ON YOUR
CERTIFICATES                         Some of the mortgaged properties may not be
                                     readily convertible to alternative uses if
                                     those properties were to become
                                     unprofitable for any reason. This is
                                     because:

                                     o   converting commercial properties to
                                         alternate uses or converting
                                         single-tenant commercial properties to
                                         multi-tenant properties generally
                                         requires substantial capital
                                         expenditures; and

                                     o   zoning or other restrictions also may
                                         prevent alternative uses.

                                     The liquidation value of a mortgaged
                                     property not readily convertible to an
                                     alternative use may be substantially less than would be the case if the mortgaged property were readily adaptable to other uses. If this type of mortgaged property were liquidated and a lower liquidation value were obtained, less funds would be available for distributions on your certificates.

PROPERTY VALUE MAY BE ADVERSELY
AFFECTED EVEN WHEN THERE IS NO
CHANGE IN CURRENT OPERATING
INCOME Various factors may adversely affect the value of the mortgaged properties without affecting the properties' current net operating income. These factors include, among others:

                                     o   changes in the local, regional or
                                         national economy;

                                     o   changes in governmental regulations,
                                         fiscal policy, zoning or tax laws;

                                     o   potential environmental legislation or
                                         liabilities or other legal liabilities;

                                     o   proximity and attractiveness of
                                         competing properties;

                                     o   new construction of competing
                                         properties in the same market;

                                     o   convertibility of a property to an
                                         alternative use;

                                     o   the availability of refinancing; and

                                     o   changes in interest rate levels.

TERRORIST ATTACKS ON SEPTEMBER 11,
2001 MAY ADVERSELY AFFECT PAYMENTS
ON AND THE VALUE OF YOUR
CERTIFICATES                         On September 11, 2001, the United States
                                     was subjected to multiple terrorist
                                     attacks, resulting in the loss of many
                                     lives and massive property damage and
                                     destruction in New York City, the
                                     Washington, D.C. area and Pennsylvania. The
                                     terrorist attacks may adversely affect the
                                     revenues or costs of operation of the
                                     mortgaged properties. It is possible that
                                     any further terrorist attacks could (i)
                                     lead to damage to one or more of the
                                     mortgaged properties, (ii) result in higher
                                     costs for insurance premiums, particularly
                                     for large mortgaged properties, which could
                                     adversely affect the cash flow at such
                                     mortgaged properties, or (iii) impact
                                     leasing patterns or shopping patterns which
                                     could adversely impact leasing revenue,
                                     retail traffic and percentage rent. In
                                     particular, the decrease in air travel may
                                     have a negative effect on certain of the
                                     mortgaged properties, including hotel
                                     mortgaged properties and those mortgaged
                                     properties in tourist areas which could
                                     reduce the ability of such mortgaged
                                     properties to generate sufficient cash flow
                                     to pay the related mortgage loans. These
                                     disruptions and uncertainties could
                                     materially and adversely affect the value
                                     of, and your ability to resell, your
                                     certificates.

TENANT CONCENTRATION INCREASES THE
RISK THAT CASH FLOW WILL BE
INTERRUPTED WHICH COULD REDUCE
PAYMENTS ON YOUR CERTIFICATES        A deterioration in the financial condition
                                     of a tenant can be particularly significant
                                     if a mortgaged property is leased to a
                                     single or large tenant or a small number of
                                     tenants, because rent payable by such
                                     tenants generally will represent all or a
                                     significant portion of the cash flow
                                     available to the borrower to pay its
                                     obligations to the lender. 55 of the
                                     mortgaged properties, representing 20.8% of
                                     the initial outstanding

                                     pool balance, are leased to single tenants, and in some cases the tenant is related to the borrower. Mortgaged properties leased to a single tenant or a small number of tenants also are more susceptible to interruptions of cash flow if a tenant fails to renew its lease or defaults under its lease. This is so because:

                                     o   the financial effect of the absence of
                                         rental income may be severe;

                                     o   more time may be required to re-lease
                                         the space; and

                                     o   substantial capital costs may be
                                         incurred to make the space appropriate
                                         for replacement tenants.

                                     Another factor that you should consider is that retail, industrial and office properties also may be adversely affected if there is a concentration of tenants or of tenants in the same or similar business or industry.

                                     For further information with respect to
                                     tenant concentrations, see Appendix II.

LOST RENT AND OTHER COSTS INVOLVED
IN LEASING MORTGAGED PROPERTIES
COULD REDUCE PAYMENTS ON YOUR
CERTIFICATES                         If a mortgaged property has multiple
                                     tenants, re-leasing costs and costs of
                                     enforcing remedies against defaulting
                                     tenants may be more frequent than in the
                                     case of mortgaged properties with fewer
                                     tenants, thereby reducing the cash flow
                                     available for debt service payments. These
                                     costs may cause a borrower to default in
                                     its obligations to a lender which could
                                     reduce cash flow available for debt service
                                     payments. Multi-tenanted mortgaged
                                     properties also may experience higher
                                     continuing vacancy rates and greater
                                     volatility in rental income and expenses.

                                     Repayment of mortgage loans secured by
                                     retail, office and industrial properties will be affected by the expiration of leases and the ability of the related borrowers and property managers to renew the leases or to relet the space on comparable terms. Certain mortgaged properties may be leased in whole or in part to government sponsored tenants who have the right to cancel their leases at any time because of lack of appropriations.
                                     Even if vacated space is successfully
                                     relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the related mortgaged properties. 25 of the mortgaged properties, representing approximately 43.0% of the initial outstanding pool balance (excluding multifamily, residential cooperative, self-storage and hotel properties), have reserves, as of the cut-off date, for tenant improvements and leasing commissions which may serve to defray such costs. There can be no assurances, however, that the funds (if any) held in such reserves for tenant improvements and leasing commissions will be sufficient to cover the costs and expenses associated with tenant improvements or leasing commission obligations. In addition, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing rights and protecting its investment, including costs incurred in renovating or reletting the property.

THE CONCENTRATION OF LOANS WITH
THE SAME OR RELATED BORROWERS
INCREASES THE POSSIBILITY OF LOSS
ON THE LOANS WHICH COULD REDUCE
PAYMENTS ON YOUR CERTIFICATES        The effect of mortgage pool loan losses
                                     will be more severe:

                                     o   if the pool is comprised of a small
                                         number of loans, each with a relatively
                                         large principal amount; or

                                     o   if the losses relate to loans that
                                         account for a disproportionately large
                                         percentage of the aggregate principal
                                         balance of all mortgage loans.

                                     17 groups of mortgage loans are made to the same borrower or borrowers related through common ownership and where, in general, the related mortgaged properties are commonly managed. The related borrower concentrations of the 3 largest groups represent 3.7%, 1.7% and 1.4%, respectively, of the initial outstanding pool balance.

                                     The largest mortgage loan represents 7.4% of the initial outstanding pool balance. The 10 largest mortgage loan exposures in the aggregate represent 34.7% of the initial outstanding pool balance. Each of the other mortgage loans represents less than 1.8% of the initial outstanding pool balance.

A CONCENTRATION OF LOANS WITH THE
SAME PROPERTY TYPES INCREASES THE
POSSIBILITY OF LOSS ON THE LOANS
WHICH COULD REDUCE PAYMENTS ON YOUR
CERTIFICATES                         A concentration of mortgaged property types
                                     also can pose increased risks. A
                                     concentration of mortgage loans secured by the same property type can increase the risk that a decline in a particular industry will have a disproportionately large impact on the pool of mortgage loans.
                                     The following property types represent the indicated percentage of the initial outstanding pool balance:

                                     o   office properties represent 34.2%;

                                     o   retail properties represent 23.7%;

                                     o   industrial properties represent 18.8%;

                                     o   multifamily properties represent 11.4%;

                                     o   residential cooperative properties
                                         represent 9.7%;

                                     o   hotel properties represent 0.9%;

                                     o   mixed use properties represent 0.7%;
                                         and

                                     o   self-storage properties represent 0.6%.

A CONCENTRATION OF MORTGAGED
PROPERTIES IN A LIMITED NUMBER OF
LOCATIONS MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES        Concentrations of mortgaged properties in
                                     geographic areas may increase the risk that adverse economic or other developments or a natural disaster or act of terrorism affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In the past, several regions of the United States have experienced significant real estate downturns at times when other regions have not. Regional economic declines or adverse conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties located in the region. Other regional factors--e.g., earthquakes, floods or hurricanes or changes in governmental rules or fiscal policies--also may adversely affect those mortgaged properties.

                                     The mortgaged properties are located
                                     throughout 38 states and the District of Columbia. In particular, investors should note that mortgage loans representing 14.6% of the initial outstanding pool balance are secured by mortgaged properties located in California. Mortgaged properties located in California may be more susceptible to some types of special hazards that may not be covered by insurance (such as earthquakes) than properties located in other parts of the country. The mortgage loans generally do not require any borrowers to maintain earthquake insurance. 1 mortgaged property, securing 0.6% of the initial outstanding pool balance, has a seismic engineering report which indicates probable maximum loss to the related improvements in excess of 20% and is insured by earthquake insurance. If a borrower does not have insurance against such risks and a severe casualty occurs at a mortgaged property, the borrower may be unable to generate income from the mortgaged property in order to make payments on the related mortgage loan.

                                     In addition, mortgage loans representing
                                     21.3%, 14.6%, 7.7%, 6.3%, and 4.7% of the
                                     initial outstanding pool balance are
                                     secured by mortgaged properties located in New York, California, the District of Columbia, Texas and Massachusetts, respectively, and concentrations of mortgaged properties, in each case, representing less than 4.3% of the initial outstanding pool balance, also exist in several other states.


A LARGE CONCENTRATION OF OFFICE
PROPERTIES IN THE MORTGAGE POOL
WILL SUBJECT YOUR INVESTMENT TO
THE SPECIAL RISKS OF OFFICE
PROPERTIES                           48 of the mortgaged properties, securing
                                     34.2% of the initial outstanding pool
                                     balance, are office properties.

                                     A large number of factors may affect the value of these office properties, including:

                                     o   the quality of an office building's
                                         tenants;

                                     o   the diversity of an office building's
                                         tenants, reliance on a single or
                                         dominant tenant or tenants in a
                                         volatile industry (e.g. technology
                                     and internet companies that have
                                     experienced or may in the future experience circumstances that make their businesses volatile);

                                     o   the physical attributes of the building
                                         in relation to competing buildings,
                                         e.g., age, condition, design, location,
                                         access to transportation and ability to
                                         offer certain amenities, such as
                                         sophisticated building systems;

                                     o   the desirability of the area as a
                                         business location;

                                     o   the strength and nature of the local
                                         economy (including labor costs and
                                         quality, tax environment and quality of
                                         life for employees); and

                                     o   the suitability of a space for
                                         re-leasing without significant
                                         build-out costs.

                                     Moreover, the cost of refitting office
                                     space for a new tenant is often higher than the cost of refitting other types of property.


A LARGE CONCENTRATION OF RETAIL
PROPERTIES IN THE MORTGAGE POOL
WILL SUBJECT YOUR INVESTMENT TO
THE SPECIAL RISKS OF RETAIL
PROPERTIES                           67 of the mortgaged properties, securing
                                     23.7% of the initial outstanding pool
                                     balance, are retail properties. The quality and success of a retail property's tenants significantly affect the property's value.
                                     The success of retail properties can be
                                     adversely affected by local competitive
                                     conditions and changes in consumer spending patterns. A borrower's ability to make debt service payments can be adversely affected if rents are based on a percentage of the tenant's sales and sales decline.

                                     An "anchor tenant" is proportionately
                                     larger in size than other tenants at a
                                     retail property and is considered to be
                                     vital in attracting customers to a retail property, whether or not the anchor tenant's premises are part of the mortgaged property. 45 of the mortgaged properties, securing 19.5% of the initial outstanding pool balance, are properties considered by the applicable seller to be occupied by or adjacent to one or more anchor tenants.

                                     The presence or absence of an anchor store
                                     in a shopping center also can be important
                                     because anchor stores play a key role in
                                     generating customer traffic and making a
                                     center desirable for other tenants.
                                     Consequently, the economic performance of
                                     an anchored retail property will be
                                     adversely affected by:

                                     o   an anchor store's failure to renew its
                                         lease;

                                     o   termination of an anchor store's lease;

                                     o   the bankruptcy or economic decline of
                                         an anchor store or self-owned anchor or
                                         the parent company thereof; or

                                     o   the cessation of the business of an
                                         anchor store at the shopping center,
                                         even if, as a tenant, it continues to
                                         pay rent.

                                     There may be retail properties with anchor stores that are permitted to cease operating at any time if certain other stores are not operated at those locations. Furthermore, there may be non-anchor tenants that are permitted to offset all or a portion of their rent or to terminate their leases if certain anchor stores are either not operated or fail to meet certain business objectives.

                                     Retail properties also face competition
                                     from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, internet web sites and telemarketing. Continued growth of these alternative retail outlets, which often have lower operating costs, could adversely affect the rents collectible at the retail properties included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties. Moreover, additional competing retail properties may be built in the areas where the retail properties are located, which could adversely affect the rents collectible at the retail properties included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties.

A LARGE CONCENTRATION OF
MULTIFAMILY PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL RISKS
OF MULTIFAMILY PROPERTIES            30 of the mortgaged properties,
                                     representing 11.4% of the initial
                                     outstanding pool balance, are multifamily properties.

                                     A large number of factors may affect the value and successful operation of these multifamily properties, including:

                                     o   the physical attributes of the
                                         apartment building, such as its age,
                                         appearance and construction quality;

                                     o   the location of the property;

                                     o   the ability of management to provide
                                         adequate maintenance and insurance;

                                     o   the types of services and amenities
                                         provided at the property;

                                     o   the property's reputation;

                                     o   the level of mortgage interest rates
                                         and income and economic conditions
                                         (which may encourage tenants to
                                         purchase rather than rent housing);

                                     o   the presence of competing properties;

                                     o   adverse local or national economic
                                         conditions which may limit the rent
                                         that may be charged and which may
                                         result in increased vacancies;

                                     o   the tenant mix (such as tenants being
                                         predominantly students or military
                                         personnel or employees of a particular
                                         business);

                                     o   state and local regulations (which may
                                         limit the ability to increase rents);
                                         and

                                     o   government assistance/rent subsidy
                                         programs (which may influence tenant
                                         mobility).


A LARGE CONCENTRATION OF
RESIDENTIAL COOPERATIVE PROPERTIES
IN THE MORTGAGE POOL WILL SUBJECT
YOUR INVESTMENT TO THE SPECIAL
RISKS OF RESIDENTIAL COOPERATIVE
PROPERTIES                           41 of the mortgaged properties, securing
                                     9.7% of the initial outstanding pool
                                     balance, are residential cooperative
                                     properties. Various factors may adversely affect the economic performance of residential cooperative properties, which could adversely affect payments on your certificates, including:

                                     o   the ability of tenants to remain in a
                                         cooperative property after its
                                         conversion from a rental property, at
                                         below market rents and subject to
                                         applicable rent control and
                                         stabilization laws;

                                     o   the primary dependence of a borrower
                                         upon maintenance payments and any
                                         rental income from units or commercial
                                         areas to meet debt service obligations;

                                     o   the initial concentration of shares
                                         relating to occupied rental units of
                                         the sponsor, owner or investor after
                                         conversion from rental housing, which
                                         may result in an inability to meet debt
                                         service obligations on the
                                         corporation's mortgage loan if the
                                         sponsor, owner or investor is unable to
                                         make the required maintenance payments;

                                     o   the failure of a borrower to qualify
                                         for favorable tax treatment as a
                                         "cooperative housing corporation" each
                                         year, which may reduce the cash flow
                                         available to make payments on the
                                         related mortgage loan; and

                                     o   that, upon foreclosure, in the event a
                                         cooperative property becomes a rental
                                         property, certain units could be
                                         subject to rent control, stabilization
                                         and tenants' rights laws, at below
                                         market rents, which may affect rental
                                         income levels and the marketability and
                                         sale proceeds of the rental property as
                                         a whole.

                                     A residential cooperative building and the land under the building are owned or leased by a non-profit residential cooperative corporation. The cooperative owns all the units in the building and all common areas. Its tenants own stock, shares or membership certificates in the corporation. This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation's mortgage loan, real property taxes, maintenance and other expenses, less any income the corporation may receive. These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

                                     In certain instances, an apartment building or a portion thereof and the land thereunder may be converted to the condominium form of ownership, and thereby be divided into 2 or more condominium units. Generally, in such instances, the non-profit cooperative corporation does not own the entire apartment building and the land under the building, but rather owns a single condominium unit that generally comprises the residential portions of such apartment building. The other condominium units in such apartment building will generally comprise commercial space and will generally be owned by persons or entities other than the non-profit cooperative corporation. In instances where an apartment building has been converted to the condominium form of ownership, certain of the common areas in such building may be owned by the non-profit cooperative corporation and other common areas (often including the land under the building) may constitute common elements of the condominium, which common elements are owned in common by the non-profit cooperative corporation and the owners of the other condominium units. Where the apartment building has been submitted to the condominium form of ownership, each condominium unit owner will be directly responsible for the payment of real estate taxes on such owner's unit. Certain specified maintenance and other obligations, including hazard and liability insurance premiums, may not be the direct responsibility of the non-profit cooperative corporation but rather will be the responsibility of the condominium board of managers. The ability of the condominium board of managers to pay certain expenses of the building will be dependent upon the payment by all condominium unit owners of common charges assessed by the condominium board of managers. 2 cooperative properties, securing 1.4% of the initial mortgage pool balance, have been converted to the condominium form of ownership.


A LARGE CONCENTRATION OF
INDUSTRIAL PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL RISKS
OF INDUSTRIAL PROPERTIES             57 of the mortgaged properties, securing
                                     18.8% of the initial outstanding pool
                                     balance, are industrial properties. Various factors may adversely affect the economic performance of these industrial properties, which could adversely affect payments on your certificates, including:

                                     o   reduced demand for industrial space
                                         because of a decline in a particular
                                         industry segment;

                                     o   increased supply of competing
                                         industrial space because of relative
                                         ease in constructing buildings of this
                                         type;

                                     o   a property becoming functionally
                                         obsolete;

                                     o   insufficient supply of labor to meet
                                         demand;

                                     o   changes in access to the property,
                                         energy prices, strikes, relocation of
                                         highways or the construction of
                                         additional highways;

                                     o   location of the property in relation to
                                         access to transportation;

                                     o   suitability for a particular tenant;

                                     o   building design and adaptability;

                                     o   a change in the proximity of supply
                                         sources; and

                                     o   environmental hazards.

LEASEHOLD INTERESTS ENTAIL CERTAIN
RISKS WHICH MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES        Leasehold interests under ground leases
                                     secure 9 of the mortgage loans,
                                     representing 6.7% of the initial
                                     outstanding pool balance. 4 mortgage loans, representing 0.8% of the initial outstanding pool balance, are secured by both a fee and leasehold interest in an income-producing real property.

                                     Leasehold mortgage loans are subject to
                                     certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the lender would lose its security. Generally, each related ground lease requires the lessor to give the lender notice of the borrower's defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

                                     Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the lease (including renewals). If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower's position under the lease only if the lessor specifically grants the lender such right. If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower's right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

                                     Some of the ground leases securing the
                                     mortgaged properties provide that the
                                     ground rent payable thereunder increases during the term of the lease. These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

TENANT BANKRUPTCY MAY ADVERSELY
AFFECT THE INCOME PRODUCED BY THE
PROPERTY AND MAY ADVERSELY AFFECT
THE PAYMENTS ON YOUR CERTIFICATES    The bankruptcy or insolvency of a major
                                     tenant, or a number of smaller tenants, in retail, industrial and office properties may adversely affect the income produced by the property. Under the federal bankruptcy code, a tenant/debtor has the option of affirming or rejecting any unexpired lease.
                                     If the tenant rejects the lease, the
                                     landlord's claim for breach of the lease would be a general unsecured claim against the tenant, absent collateral securing the claim. The claim would be limited to the unpaid rent under the lease for the periods prior to the bankruptcy petition, or earlier surrender of the leased premises, plus the rent under the lease for the greater of 1 year, or 15%, not to exceed 3 years, of the remaining term of such lease. The actual amount of the recovery could be less than the amount of the claim.

ENVIRONMENTAL LAWS ENTAIL RISKS
THAT MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES        Various environmental laws may make a
                                     current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to such property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials into the air or require the removal or containment of asbestos-containing materials. In some states, contamination of a property may give rise to a lien on the property to assure payment of the costs of cleanup. In some states, this lien has priority over the lien of a pre-existing mortgage.
                                     Additionally, third parties may seek
                                     recovery from owners or operators of real properties for cleanup costs, property damage or personal injury associated with releases of, or other exposure to hazardous substances related to the properties.

                                     The owner's liability for any required
                                     remediation generally is not limited by law and could, accordingly, exceed the value of the property and/or the aggregate assets of the owner. The presence of hazardous or toxic substances also may adversely affect the owner's ability to refinance the property or to sell the property to a third party. The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the value of the property and a borrower's ability to repay its mortgage loan.


                                     In addition, under certain circumstances, a lender (such as the trust) could be liable for the costs of responding to an environmental hazard.


ENVIRONMENTAL RISKS RELATING TO
SPECIFIC MORTGAGED PROPERTIES MAY
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                 In general, in connection with the
                                     origination of the mortgage loans,
                                     environmental site assessments were
                                     prepared for the related mortgaged
                                     properties. In all cases where such
                                     environmental site assessments were
                                     prepared, the minimum standard required for such environmental site assessments was generally a Phase I type of environmental site assessment. Phase I environmental site assessments generally include a site inspection, interview of knowledgeable persons, review of certain records and government databases, and preparation of a report by an environmental professional, but do not usually include sampling and laboratory analysis.

                                     With respect to the mortgaged properties for which environmental site assessments were prepared on or after June 1, 2001 (representing 82.3% of the initial outstanding pool balance), the related seller has represented to us that, as of the cut-off date and subject to certain specified exceptions, it had no knowledge of any material and adverse environmental condition or circumstance affecting such mortgaged property that was not disclosed in such assessment.


                                     With respect to the mortgaged properties for which environmental site assessments were prepared prior to June 1, 2001 or for which no environmental site assessments exist, representing 17.7% of the initial outstanding pool balance, the related seller has represented to us that (i) no hazardous material is present on such mortgaged property such that (1) the value of such mortgaged property is materially and adversely affected or (2) under applicable federal, state or local law, (a) such hazardous material could be required to be eliminated at a cost materially and adversely affecting the value of the mortgaged property before such mortgaged property could be altered, renovated, demolished or transferred or (b) the presence of such hazardous material could (upon action by the appropriate governmental authorities) subject the owner of such mortgaged property, or the holders of a security interest therein, to liability for the cost of eliminating such hazardous material or the hazard created thereby at a cost materially and adversely affecting the value of the mortgaged property, and (ii) such mortgaged property is in material compliance with all applicable federal, state and local laws pertaining to hazardous materials or environmental hazards, any noncompliance with such laws does not have a material adverse effect on the value of such mortgaged property and neither the applicable seller nor, to such seller's knowledge, the related borrower or any current tenant thereon, has received any notice of violation or potential violation of any such law.


                                     A description of such specified exceptions and other matters identified in certain site assessments is set forth under "Description of the Mortgage
                                     Pool--Assessments of Property Value and
                                     Condition--Environmental Assessments" in this prospectus supplement.


                                     The environmental assessments generally did not disclose the presence or risk of environmental contamination that is considered materially adverse to the interests of the holders of the certificates and the value of the mortgage loan; however, in certain cases, such assessments did reveal conditions that resulted in requirements that the related borrowers establish operations and maintenance plans, monitor the mortgaged property or nearby properties, abate or remediate the condition, and/or take other actions necessary to address such adverse conditions. We cannot assure you, however, that the environmental assessments revealed or accurately quantified all existing or potential environmental risks or that all adverse environmental conditions have been completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that: (i) future laws, ordinances or regulations will not impose any material environmental liability; or (ii) the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as any leaking underground storage tanks).


                                     With respect to certain residential
                                     cooperative properties, relating to
                                     mortgage loans in the amount of $350,000 or less and sold to the trust by National Consumer Cooperative Bank or NCB, FSB (representing 0.2% of the initial outstanding pool balance), ASTM transaction screens were conducted in lieu of Phase I environmental site assessments.

                                     Some of the mortgaged properties securing the mortgage loans were previously operated as or are located near other properties currently or previously operated as on-site dry-cleaners or gasoline stations. Both types of operations involve the use and storage of hazardous materials, leading to an increased risk of liability to the tenant, the landowner and, under certain circumstances, a lender (such as the trust) under environmental laws. Dry-cleaners and gasoline station operators may be required to obtain various environmental permits or licenses in connection with their operations and activities and to comply with various environmental laws, including those governing the use and storage of hazardous materials. These operations incur ongoing costs to comply with environmental laws governing, among other things, containment systems and underground storage tank systems. In addition, any liability to borrowers under environmental laws, especially in connection with releases into the environment of gasoline, dry-cleaning solvents or other hazardous materials from underground storage tank systems or otherwise, could adversely impact the related borrower's ability to repay the related mortgage loan.

                                     With respect to 5 mortgaged properties,
                                     securing 8.4% of the initial outstanding pool balance, the related sellers have obtained, and there will be assigned to the trust, environmental policies covering certain environmental matters with respect to the related mortgaged properties.

                                     Before either special servicer acquires
                                     title to a mortgaged property on behalf of the trust or assumes operation of the property, it must obtain an environmental assessment of the property, or rely on a recent environmental assessment. This requirement will decrease the likelihood that the trust will become liable under any environmental law. However, this requirement may effectively preclude foreclosure until a satisfactory environmental assessment is obtained, or until any required remedial action is thereafter taken. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained. Moreover, we cannot assure you that this requirement will effectively insulate the trust from potential liability under environmental laws. Any such potential liability could reduce or delay payments to certificateholders.


IF A BORROWER IS UNABLE TO REPAY
ITS LOAN ON ITS MATURITY
DATE, YOU MAY EXPERIENCE A LOSS      111 of the mortgage loans, representing
                                     78.4% of the initial outstanding pool
                                     balance, are balloon loans. For purposes of this prospectus supplement, we consider a mortgage loan to be a "balloon loan" if its principal balance is not scheduled to be fully or substantially amortized by the loan's respective anticipated repayment date (in the case of a hyperamortizing loan) or maturity date. We cannot assure you that each borrower will have the ability to repay the principal balance outstanding on the pertinent date. Balloon loans involve greater risk than fully amortizing loans because the borrower's ability to repay the loan on its anticipated repayment date or stated maturity date typically will depend upon its ability either to refinance the loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

                                     o   the availability of, and competition
                                         for, credit for commercial real estate
                                         projects;

                                     o   prevailing interest rates;

                                     o   the fair market value of the related
                                         mortgaged property;

                                     o   the borrower's equity in the related
                                         mortgaged property;

                                     o   the borrower's financial condition;

                                     o   the operating history and occupancy
                                         level of the mortgaged property;

                                     o   tax laws; and

                                     o   prevailing general and regional
                                         economic conditions.


                                     The availability of funds in the credit
                                     markets fluctuates over time.


                                     None of the sellers or their respective
                                     affiliates are under any obligation to
                                     refinance any mortgage loan.


A BORROWER'S OTHER LOANS MAY
REDUCE THE CASH FLOW AVAILABLE TO
THE MORTGAGED PROPERTY WHICH MAY
ADVERSELY AFFECT PAYMENT ON
YOUR CERTIFICATES                    Mortgage Loan No. 2 (the "One Seaport Plaza
                                     Pari Passu Loan") described under
                                     "Description of the Mortgage Pool--The One
                                     Seaport Plaza Pari Passu Loan," which
                                     represents 7.1% of the initial outstanding pool balance, is structured as 1 of 3 pari passu notes, each of which are each secured by the mortgaged property related to such mortgage loan. The remaining pari passu notes are not included in the trust.

                                     The mortgage on the related mortgaged
                                     property with respect to Mortgage Loan No.
                                     7 (the "San Tomas Loan"), which represents
                                     2.1% of the initial outstanding pool
                                     balance, also secures a subordinate note, which had an original principal balance of $3,450,000 and is owned by the related seller and is not an asset of the trust.

                                     Except as set forth below, the sellers will represent that, to their knowledge, none of the other mortgaged properties secure any loans that are subordinate to the related mortgage loan and that are not included in the trust. However, the sellers will make no representations as to whether any other secured subordinate financing currently encumbers any mortgaged property.

                                     31 mortgage loans, representing 9.9% of the initial outstanding pool balance, currently have additional financing in place which is not secured by the mortgaged property related to such mortgage loan.

                                     18 mortgage loans, representing 5.5% of the initial outstanding pool balance, permit the related borrowers to incur future additional subordinate financing secured by the related mortgaged property either without prior lender approval or upon the satisfaction of certain conditions.


                                     In general, the mortgage loans permit or do not prohibit additional financing that is not secured by the mortgaged property including, but not limited to, trade payables and indebtedness secured by equipment or other personal property located at the mortgaged property and/or permit or do not prohibit the owners of the borrower to enter into financing that is secured by a pledge of equity interests in the borrower. In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may be permitted to incur additional financing that is not secured by the mortgaged property. The organizational documents for the borrowers under the residential cooperative mortgage loans, which represent 9.7% of the initial outstanding pool balance, in the trust do not require the borrowers to be special purpose entities.


                                     The borrowers under 30 mortgage loans,
                                     which collectively represent 8.4% of the initial mortgage pool balance and which are secured by residential cooperative properties, are permitted to incur and/or to have incurred a limited amount of indebtedness secured by the related mortgaged real properties. It is a condition of the occurrence of any future secured subordinate indebtedness on these mortgage loans that: (a) the total loan-to-value ratio of these loans be below certain thresholds and (b) that subordination agreements be put in place between the trustee and the related lenders. With respect to the mortgage loans secured by residential cooperative properties, the pooling and servicing agreement permits the applicable master servicer to grant consent to additional subordinate financing secured by the related cooperative property (even if the subordinate financing is prohibited by the terms of the related loan documents), subject to the satisfaction of certain conditions, including the condition that the maximum combined loan-to-value ratio does not exceed 40% on a loan-by-loan basis (based on the Value Co-op Basis of the related mortgaged real property as set forth in the updated appraisal obtained in connection with the proposed indebtedness), the condition that the total subordinate financing secured by the related mortgaged real property not exceed $7.5 million and the condition that the net proceeds of the subordinate debt be used principally for funding capital expenditures, major repairs or reserves. In all of the aforementioned cases, NCB, FSB or one of its affiliates is likely to be the lender on the subordinate financing, although it is not obligated to do so.


                                     Certain mortgage loans permit a third party to hold debt secured by a pledge of equity interest in a related seller. However, neither the sellers nor we will make any representation as to whether a third party holds debt secured by a pledge of equity interest in a related borrower. Debt that is incurred by the owner of equity in one or more borrowers and is secured by a guaranty of the borrower or by a pledge of the equity ownership interests in such borrowers effectively reduces the equity owners' economic stake in the related mortgaged property. The existence of such debt may reduce cash flow on the related borrower's mortgaged property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to suffer by not making capital infusions to support the mortgaged property.

                                     When a borrower, or its owners, also has one or more other outstanding loans, even if the loans are subordinated or are mezzanine loans not directly secured by the mortgaged property, the trust is subjected to additional risks. For example, the borrower may have difficulty servicing and repaying multiple loans. Also, the existence of another loan generally will make it more difficult for the borrower to obtain refinancing of the mortgage loan and may thus jeopardize the borrower's ability to repay any balloon payment due under the mortgage loan at maturity. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

                                     Additionally, if the borrower, or its
                                     owners, are obligated to another lender, actions taken by other lenders could impair the security available to the trust. If a junior lender files an involuntary bankruptcy petition against the borrower, or the borrower files a voluntary bankruptcy petition to stay enforcement by a junior lender, the trust's ability to foreclose on the property will be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of a junior lender also may operate to stay foreclosure by the trust.

                                     Further, if another loan secured by the
                                     mortgaged property is in default, the other lender may foreclose on the mortgaged property, absent an agreement to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the mortgage loan prior to maturity. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

                                     For further information with respect to
                                     subordinate and other financing, see
                                     Appendix II.

BANKRUPTCY PROCEEDINGS RELATING TO
A BORROWER CAN RESULT IN
DISSOLUTION OF THE BORROWER AND
THE ACCELERATION OF THE RELATED
MORTGAGE LOAN AND CAN OTHERWISE
ADVERSELY IMPACT REPAYMENT OF THE
RELATED MORTGAGE LOAN                Under the federal bankruptcy code, the
                                     filing of a bankruptcy petition by or
                                     against a borrower will stay the
                                     commencement or continuation of a
                                     foreclosure action. In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-current value of the mortgaged property. Such an action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may:

                                     o   grant a debtor a reasonable time to
                                         cure a payment default on a mortgage
                                         loan;

                                     o   reduce monthly payments due under a
                                         mortgage loan;

                                     o   change the rate of interest due on a
                                         mortgage loan; or

                                     o   otherwise alter the terms of the
                                         mortgage loan, including the repayment
                                         schedule.

                                     Additionally, the trustee of the borrower's bankruptcy or the borrower, as debtor in possession, has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of the mortgage lender may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

                                     The filing of a bankruptcy petition will also stay the lender from enforcing a borrower's assignment of rents and leases. The federal bankruptcy code also may interfere with the trustee's ability to enforce any lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or reduce the lender's receipt of rents. A bankruptcy court may also permit rents otherwise subject to an assignment and/or lock box arrangement to be used by the borrower to maintain the mortgaged property or for other court authorized expenses.

                                     As a result of the foregoing, the recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

                                     A number of the borrowers under the
                                     mortgage loans are limited or general
                                     partnerships. Under some circumstances, the bankruptcy of a general partner of the partnership may result in the dissolution of that partnership. The dissolution of a borrower partnership, the winding up of its affairs and the distribution of its assets could result in an early repayment of the related mortgage loan.

THE MORTGAGE LOANS WERE NOT
SPECIFICALLY ORIGINATED FOR
SECURITIZATION; BORROWERS THAT ARE
NOT SPECIAL PURPOSE ENTITIES MAY
BE MORE LIKELY TO FILE BANKRUPTCY
PETITIONS AND THIS MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES

                                     Certain of the mortgage loans were not
                                     originated specifically for securitization, and generally those mortgage loans lack many provisions which are customary in mortgage loans intended for securitization. Generally, the borrowers with respect to such mortgage loans are not required to make payments to lockboxes, maintain reserves for certain expenses, such as capital expenditures, tenant improvements and leasing commissions, and the lenders under such mortgage loans do not have the right to terminate the related property manager upon the occurrence of certain events or require lender approval of a replacement property manager. While many of the borrowers have agreed to certain special purpose covenants to limit the bankruptcy risk arising from activities unrelated to the operation of the property, some borrowers are not special purpose entities. The loan documents and organizational documents of such borrowers that are not special purpose entities generally do not limit the purpose of the borrowers to owning the mortgaged properties and do not contain the representations, warranties and covenants customarily employed to ensure that a borrower is a special purpose entity (such as limitations on indebtedness, affiliate transactions and the conduct of other businesses, restrictions on the borrower's ability to dissolve, liquidate, consolidate, merge or sell all of its assets and restrictions upon amending its organizational documents). Consequently, such borrowers may have other monetary obligations, and certain of the loan documents provide that a default under any such other obligations constitutes a default under the related mortgage loan. In addition, many of the borrowers and their owners do not have an independent director whose consent would be required to file a bankruptcy petition on behalf of such borrower. One of the purposes of an independent director is to avoid a bankruptcy petition filing that is intended solely to benefit a borrower's affiliate and is not justified by the borrower's own economic circumstances. Therefore, the borrowers described above may be more likely to file bankruptcy petitions which may adversely affect payments on your certificates.

THE OPERATION OF COMMERCIAL
PROPERTIES IS DEPENDENT UPON
SUCCESSFUL MANAGEMENT                The successful operation of a real estate
                                     project depends upon the property manager's performance and viability. The property manager is generally responsible for:

                                     o   responding to changes in the local
                                         market;

                                     o   planning and implementing the rental
                                         structure;

                                     o   operating the property and providing
                                         building services;

                                     o   managing operating expenses; and

                                     o   assuring that maintenance and capital
                                         improvements are carried out in a
                                         timely fashion.

                                     Properties deriving revenues primarily from short-term sources are generally more management-intensive than properties leased to creditworthy tenants under long-term leases.

                                     A property manager, by controlling costs, providing appropriate service to tenants and seeing to property maintenance and general upkeep, can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income producing property.

                                     We make no representation or warranty as to the skills of any present or future managers. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

PROVISIONS REQUIRING YIELD
MAINTENANCE CHARGES OR DEFEASANCE
PROVISIONS MAY NOT BE ENFORCEABLE    Provisions prohibiting prepayment during a
                                     lockout period or requiring the payment of prepayment premiums or yield maintenance charges may not be enforceable in some states and under federal bankruptcy law.
                                     Provisions requiring the payment of
                                     prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any prepayment premium or yield maintenance charge will be enforceable either in whole or in part. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable prepayment premium or yield maintenance charge.

                                     Additionally, although the collateral
                                     substitution provisions related to
                                     defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

THE ABSENCE OF LOCKBOXES ENTAILS
RISKS THAT COULD ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES        The mortgage loans generally do not require
                                     the related borrower to cause rent and
                                     other payments to be made into a lock box account maintained on behalf of the lender.
                                     If rental payments are not required to be made directly into a lock box account, there is a risk that the borrower will divert such funds for purposes other than the payment of the mortgage loan and maintaining the mortgaged property.

THE ABSENCE OF RESERVES MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                    Many of the mortgage loans do not require
                                     the borrowers to set aside funds for
                                     specific reserves controlled by the lender.
                                     Even to the extent that the mortgage loans require any such reserves, we cannot assure you that any reserve amounts will be sufficient to cover the actual costs of items such as taxes, insurance premiums, capital expenditures, tenant improvements and leasing commissions (or other items for which such reserves were established) or that borrowers under the related mortgage loans will put aside sufficient funds to pay for such items. We also cannot assure you that cash flow from the properties will be sufficient to fully fund the ongoing monthly reserve requirements or to enable the borrowers under the related mortgage loans to fully pay for such items.

INADEQUACY OF TITLE INSURERS MAY
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                  Title insurance for a mortgaged property
                                      generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that:

                                     o   a title insurer will have the ability
                                         to pay title insurance claims made upon
                                         it;

                                     o   the title insurer will maintain its
                                         present financial strength; or

                                     o   a title insurer will not contest claims
                                         made upon it.

MORTGAGED PROPERTIES SECURING THE
MORTGAGE LOANS THAT ARE NOT IN
COMPLIANCE WITH ZONING AND
BUILDING CODE REQUIREMENTS AND USE
RESTRICTIONS COULD ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                         Noncompliance with zoning and building
                                     codes may cause the borrower to experience cash flow delays and shortfalls that would reduce or delay the amount of proceeds available for distributions on your certificates. At origination of the mortgage loans, the sellers took steps to establish that the use and operation of the mortgaged properties securing the mortgage loans were in compliance in all material respects with all applicable zoning, land-use and building ordinances, rules, regulations, and orders. Evidence of this compliance may be in the form of legal opinions, confirmations from government officials, title policy endorsements, appraisals, zoning consultants' reports and/or representations by the related borrower in the related mortgage loan documents. These steps may not have revealed all possible violations and certain mortgaged properties that were in compliance may not remain in compliance.

                                     Some violations of zoning, land use and
                                     building regulations may be known to exist at any particular mortgaged property, but the sellers generally do not consider those defects known to them to be material. In some cases, the use, operation and/or structure of a mortgaged property constitutes a permitted nonconforming use and/or structure as a result of changes in zoning laws after such mortgaged properties were constructed and the structure may not be rebuilt to its current state or be used for its current purpose if a material casualty event occurs. Insurance proceeds may not be sufficient to pay the mortgage loan in full if a material casualty event were to occur, or the mortgaged property, as rebuilt for a conforming use, may not generate sufficient income to service the mortgage loan and the value of the mortgaged property or its revenue producing potential may not be the same as it was before the casualty. If a mortgaged property could not be rebuilt to its current state or its current use were no longer permitted due to building violations or changes in zoning or other regulations, then the borrower might experience cash flow delays and shortfalls or be subject to penalties that would reduce or delay the amount of proceeds available for distributions on your certificates.

                                     Certain mortgaged properties may be subject to use restrictions pursuant to reciprocal easement or operating agreements which could limit the borrower's right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the borrower to lease the mortgaged property on favorable terms.

CONDEMNATIONS WITH RESPECT TO
MORTGAGED PROPERTIES SECURING THE
MORTGAGE LOANS COULD ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                         From time to time, there may be
                                     condemnations pending or threatened against one or more of the mortgaged properties.
                                     There can be no assurance that the proceeds payable in connection with a total condemnation will be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of the affected mortgaged property, or on an affected borrower's ability to meet its obligations under the related mortgage loan. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon the distributions on your certificates.


THE ABSENCE OF OR INADEQUACY OF
INSURANCE COVERAGE ON THE PROPERTY
MAY ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                    The mortgaged properties may suffer
                                     casualty losses due to risks that are not covered by insurance (including acts of terrorism) or for which insurance coverage is not adequate or available at commercially reasonable rates. In addition, some of the mortgaged properties are located in California and in other coastal areas of certain states, which are areas that have historically been at greater risk of acts of nature, including earthquakes, hurricanes and floods. The mortgage loans generally do not require borrowers to maintain earthquake, hurricane or flood insurance and we cannot assure you that borrowers will attempt or be able to obtain adequate insurance against such risks. If a borrower does not have insurance against such risks and a casualty occurs at a mortgaged property, the borrower may be unable to generate income from the mortgaged property in order to make payments on the related mortgage loan.

                                     Moreover, if reconstruction or major
                                     repairs are required following a casualty, changes in laws that have occurred since the time of original construction may impair the borrower's ability to effect such reconstruction or major repairs or may increase the cost thereof.

                                     As a result of these factors, the amount available to make distributions on your certificates could be reduced.

                                     In light of the September 11, 2001
                                     terrorist attacks in New York City, the
                                     Washington, D.C. area and Pennsylvania, the comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans, which are generally subject to periodic renewals during the term of the related mortgage loans, have been affected. In order to offset the increased cost of terrorism insurance coverage, legislation has been passed by the United States Congress that would provide some financial assistance to insurers in the event of another terrorist attack that was the subject of an insurance claim. As of November 20, 2002, both the House of Representatives and the Senate have approved a bill that provides for assistance to insurers in the form of grants for 90% of terrorism related losses that are in excess of $15 billion annually (with a cap of $90 billion per year). Assistance provided under this bill would expire in December

                                     2005. This legislation requires signature of the President before it can become law. There can be no assurance that the President will sign this legislation into law. Even if such legislation becomes law, there can be no assurance that upon its expiration subsequent terrorism insurance legislation would be passed. Furthermore, there can be no assurance that the passage of any federal or state legislation would substantially lower the cost of obtaining terrorism insurance.

                                     According to published reports, the recent delays in federal legislation have put pressure on commercial insurers to withdraw from lines of business that unduly expose them to terrorism risks and have resulted in some insurers sending provisional notices of nonrenewal to commercial customers. Some state regulators have permitted insurance carriers to exclude terrorism risks from coverage under certain lines of commercial insurance, which may result in insurers withdrawing from offering those lines. Even with the passage of the legislation described in the prior paragraph, there can be no assurance that such law would create any changes in the availability of terrorism insurance coverage. Such withdrawals could further decrease the availability and increase the cost of insurance required with respect to the mortgaged properties. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on commercial mortgage loans may result. In addition, the failure to maintain such insurance may constitute a default under a commercial mortgage loan, which could result in the acceleration and foreclosure of such commercial mortgage loan. Alternatively, the increased costs of maintaining such insurance could have an adverse effect on the financial condition of the mortgage loan borrowers.

                                     If such casualty losses are not covered by standard casualty insurance policies, then in the event of a casualty from an act of terrorism, the amount available to make distributions on your certificates could be reduced.


CERTAIN OTHER RISKS RELATED TO
CASUALTY AND CASUALTY INSURANCE      The loan documents for each mortgage loan
                                     generally require that "all risk" insurance policies be maintained in an amount equal to either (i) not less than the full replacement cost of the related mortgaged property or (ii) the greater of the full replacement cost of each related mortgaged property and the outstanding principal balance of the mortgage loan.
                                     Notwithstanding such requirement, however, under insurance law, if an insured property is not rebuilt, insurance companies are generally required to pay only the "actual cash value" of the property, which is defined under state law but is generally equal to the replacement cost of the property less depreciation. The determination of "actual cash value" is both inexact and heavily dependent on facts and circumstances. Notwithstanding the requirements of the loan documents, an insurer may refuse to insure a mortgaged property for the loan amount if it determines that the "actual cash value" of the mortgaged property would be a lower amount, and even if it does insure a mortgaged property for the full loan amount, if at the time of casualty the "actual cash value" is lower, and the mortgaged property is not restored, only the "actual cash value" will be paid.
                                     Accordingly, if a borrower does not meet the conditions to restore a mortgaged property and the mortgagee elects to require the borrower to apply the insurance proceeds to repay the mortgage loan rather than toward restoration, there can be no assurance that such proceeds will be sufficient to repay the mortgage loan.

CLAIMS UNDER BLANKET INSURANCE
POLICIES MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES        Some of the mortgaged properties are
                                     covered by blanket insurance policies which also cover other properties of the related borrower or its affiliates. In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies may thereby be reduced and could be insufficient to cover each mortgaged property's insurable risks.


PROPERTY INSPECTIONS AND
ENGINEERING REPORTS MAY NOT
REFLECT ALL CONDITIONS THAT
REQUIRE REPAIR ON THE
PROPERTY Each seller or an affiliate of the seller inspected, or caused to be inspected, each of the mortgaged properties in connection with the origination or acquisition of their respective mortgage loans to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements.

                                     With respect to the mortgaged properties for which property inspection or engineering reports were prepared on or after June 1, 2001, relating to mortgaged properties securing 83.0% of the initial outstanding pool balance, the related seller has represented to us that, except as disclosed in the related report, it has no knowledge of any damage that would materially and adversely affect its value as security for the related mortgage loan.

                                     With respect to the mortgaged properties for which property inspection or engineering reports were prepared prior to June 1, 2001 or for which no property inspection or engineering reports could be located, the related seller has represented to us that, subject to certain specified exceptions, no material adverse property condition exists.

                                     We cannot assure you that all conditions requiring repair or replacement were identified. In those cases where a material and adverse condition was identified, such condition generally has been or is required to be remedied to the related seller's satisfaction or funds as deemed necessary by such seller, or the related engineering consultant, have been reserved to remedy the material and adverse condition or other resources for such repairs were available at origination.

VALUATION ESTIMATES MAY
INACCURATELY REFLECT THE VALUE
OF THE MORTGAGED PROPERTIES          In connection with the origination or sale
                                     to us of each of the mortgage loans, the related mortgaged property was appraised, a broker price opinion was issued or a market study was performed. The resulting estimated property values represent the analysis and opinion of the person performing the appraisal, broker price opinion or market analysis and are not guarantees of present or future values. The person performing the appraisal, broker price opinion or market analysis may have reached a different conclusion of value than the conclusion that would be reached by a different appraiser appraising the same property. Moreover, the values of the mortgaged properties may have changed significantly since the appraisal, broker price opinion or market study was performed. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. There is no assurance that the appraisal, broker price opinion or market study values indicated accurately reflect past, present or future market values of the mortgaged properties.

                                     For 140 of the mortgage loans, representing
                                     83.7% of the initial outstanding pool
                                     balance, the loan-to-value ratio was
                                     calculated according to the methodology
                                     described in this prospectus supplement
                                     based on an estimate of value from a
                                     third-party appraisal conducted on or after February 2, 2001.

                                     For 80 of the mortgage loans, representing
                                     10.0% of the initial outstanding pool
                                     balance, the loan-to-value ratio was
                                     calculated according to the methodology
                                     described in this prospectus supplement
                                     based on an estimate of value from a broker price opinion received on or after August 6, 2002.

                                     For 19 of the mortgage loans, representing
                                     6.4% of the initial outstanding pool
                                     balance, the loan-to-value ratio was
                                     calculated according to the methodology
                                     described in this prospectus supplement
                                     based on valuations determined by applying a capitalization rate obtained from an updated third party market study to the underwritten net operating income of the mortgaged property conducted on or after August 17, 2002.

THE TIMING OF MORTGAGE LOAN
AMORTIZATION MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES        As principal payments or prepayments are
                                     made on mortgage loans, the remaining
                                     mortgage pool may be subject to increased concentrations of property types, geographic locations and other pool characteristics of the mortgage loans and the mortgaged properties, some of which may be unfavorable. Classes of certificates that have a lower payment priority are more likely to be exposed to this concentration risk than are certificate classes with a higher payment priority. This occurs because realized losses are allocated to the class outstanding at any time with the lowest payment priority and principal is paid to the certificates with the highest payment priority until such classes have been retired.

SUBORDINATION OF SOME CERTIFICATES
MAY AFFECT THE TIMING OF PAYMENTS
AND THE APPLICATION OF LOSSES ON
YOUR CERTIFICATES                    As described in this prospectus supplement,
                                     the rights of the holders of each class of subordinate certificates to receive payments of principal and interest otherwise payable on their certificates will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical class designation. Losses on the mortgage loans will be allocated to the Class O, Class N, Class M, Class L, Class K, Class J, Class
                                     H, Class G, Class F, Class E, Class D,
                                     Class C and Class B Certificates, in that order, reducing amounts otherwise payable to each class. Any remaining losses would then be allocated or cause shortfalls to the Class A-1 and Class A-2 certificates, pro rata, and, solely with respect to losses of interest, to the Class X Certificates, in proportion to the amounts of interest or principal payable thereon.

THE OPERATION OF A MORTGAGED
PROPERTY FOLLOWING FORECLOSURE OF
THE MORTGAGE LOAN MAY AFFECT THE
TAX STATUS OF THE TRUST AND MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFIcATES                    If the trust acquires a mortgaged property
                                     as a result of a foreclosure or deed in
                                     lieu of foreclosure, the applicable special servicer will generally retain an independent contractor to operate the property. Any net income from operations other than qualifying "rents from real property," or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the trust to a federal tax on such income at the highest marginal corporate tax rate, which is currently 35%, and, in addition, possible state or local tax. In this event, the net proceeds available for distribution on your certificates will be reduced. The applicable special servicer may permit the trust to earn such above described "net income from foreclosure property" but only if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or leasing the mortgaged property. In addition, if the trust were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution with respect to the offered certificates.

CROSS-COLLATERALIZATION OF GROUPS
OF MORTGAGE LOANS COULD LEAD TO
REDUCED PAYMENTS ON YOUR
CERTIFICATES                         The mortgage pool includes 6 groups of
                                     mortgage loans, which represent 1.5% of the initial outstanding pool balance, under which an aggregate amount of indebtedness is evidenced by multiple obligations that are cross-defaulted and cross-collateralized among multiple mortgaged properties, with no group representing more than 0.3% of such aggregate principal balance.

                                     Cross-collateralization arrangements
                                     involving more than one borrower could be challenged as fraudulent conveyances by creditors of the related borrower in an action brought outside a bankruptcy case or, if such borrower were to become a debtor in a bankruptcy case, by the borrower or its representative. Specifically, a lien granted by a borrower entity for the benefit of another borrower or borrowers in a cross-collateralization arrangement could be avoided if a court were to determine that:

                                     o   such borrower entity was insolvent when
                                         it granted the lien, was rendered
                                         insolvent by the granting of the lien
                                         or was left with inadequate capital, or
                                         was not able to pay its debts as they
                                         matured; and

                                     o   such borrower entity did not receive
                                         fair consideration or reasonably
                                         equivalent value when it allowed its
                                         mortgaged
                                         property or properties to be
                                         encumbered by a lien benefiting the
                                         other borrowers.


                                     Among other things, a legal challenge to the granting of the liens may focus on (i) the benefits realized by such borrower entity from the respective mortgage loan proceeds as compared to the value of its respective property, and (ii) the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the borrower's respective mortgage loan to existing or future indebtedness of that borrower. The court also could recover payments made under that mortgage loan or take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the loan or the related mortgages that are subject to such cross-collateralization.

STATE LAWS APPLICABLE TO
FORECLOSURE ACTIONS MAY AFFECT THE
TIMING OF PAYMENTS ON
YOUR CERTIFICATES                    Some states, including California, have
                                     laws prohibiting more than one "judicial action" to enforce a mortgage obligation.
                                     Some courts have construed the term
                                     "judicial action" broadly. In the case of any mortgage loan secured by mortgaged properties located in multiple states, the applicable master servicer or special servicer may be required to foreclose first on mortgaged properties located in states where these "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. As a result, the ability to realize upon the mortgage loans may be significantly delayed and otherwise limited by the application of state laws.

THE BANKRUPTCY OR INSOLVENCY OF
ANY AFFILIATED BORROWERS MAY
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                 17 groups of mortgage loans, the 3 largest
                                     of which represent 3.7%, 1.7% and 1.4%,
                                     respectively, of the initial outstanding pool balance, were made to borrowers that are affiliated through common ownership of partnership or other equity interests and where, in general, the related mortgaged properties are commonly managed.

                                     The bankruptcy or insolvency of any such borrower or respective affiliate could have an adverse effect on the operation of all of the related mortgaged properties and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a person that owns or controls several mortgaged properties experiences financial difficulty at one such property, it could defer maintenance at one or more other mortgaged properties in order to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty, or it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all the related mortgage loans.

TENANT LEASES MAY HAVE
PROVISIONS THAT COULD
ADVERSELY AFFECT PAYMENTS
 ON YOUR CERTIFICATES         In certain jurisdictions, if tenant leases are
                              subordinate to the liens created by the mortgage and do not contain attornment provisions which require the tenant to recognize a successor owner, following foreclosure, as landlord under the lease, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of these provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

                              Some of the leases at the mortgaged properties securing the mortgage loans included in the trust may not be subordinate to the related mortgage. If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property unless it has otherwise agreed with the tenant. If the lease contains provisions inconsistent with the mortgage, for example, provisions relating to application of insurance proceeds or condemnation awards, or which could affect the enforcement of the lender's rights, for example, a right of first refusal to purchase the property, the provisions of the lease will take precedence over the provisions of the mortgage.


LITIGATION ARISING OUT OF
ORDINARY BUSINESS COULD
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES          There may be pending or threatened legal
                              proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of their ordinary business.
                              We cannot assure you that any such litigation would not have a material adverse effect on your certificates.


RISKS RELATING TO COMPLIANCE
WITH THE AMERICANS WITH
DISABILITIES ACT COULD
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES          Under the Americans with Disabilities Act of 1990,
                              public accommodations are required to meet certain federal requirements related to access and use by disabled persons. Borrowers may incur costs complying with the Americans with Disabilities
                              Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. If a borrower incurs such costs or fines, the amount available to pay debt service would be reduced.


CONFLICTS OF INTEREST MAY
HAVE AN ADVERSE EFFECT
ON YOUR CERTIFICATES          Conflicts between various certificateholders. Each
                              special servicer is given considerable latitude in determining whether and in what manner to liquidate or modify defaulted mortgage loans for which it is responsible. The operating adviser will have the right to replace a special servicer upon satisfaction of certain conditions set forth in the pooling and servicing agreement. At any given time, the operating adviser will be controlled generally by the holders of the most subordinate, or, if the certificate principal balance thereof is less than 25% of its original certificate balance, the next most subordinate, class of certificates, that is, the controlling class, outstanding from time to time, and such holders may have interests in conflict with those of the holders of the other certificates. In addition, the operating adviser will have the right to approve commitments for refinancing with respect to mortgage loans with past due balloon payments, the right to approve the determination of customarily acceptable costs with respect to insurance coverage and the right to advise the special servicer with respect to certain actions of the special servicer and, in connection with such rights, may act solely in the interest of the holders of certificates of the controlling class, without any liability to the holders of the other certificates. For instance, the holders of certificates of the controlling class might desire to mitigate the potential for loss to that class from a troubled mortgage loan by deferring enforcement in the hope of maximizing future proceeds. However, the interests of the trust may be better served by prompt action, since delay followed by a market downturn could result in less proceeds to the trust than would have been realized if earlier action had been taken.

                              The master servicers, any primary servicer, the special servicers or an affiliate of any of them may acquire certain of the most subordinated certificates, including those of the initial controlling class. Under such circumstances, the master servicers, a primary servicer and the special servicers may have interests that conflict with the interests of the other holders of the certificates. However, the pooling and servicing agreement and each primary servicing agreement provides that the mortgage loans are to be serviced in accordance with the servicing standard and without regard to ownership of any certificates by the master servicers, the primary servicers or the special servicers, as applicable. The initial operating adviser will be Allied Capital Corporation and GMAC Commercial Mortgage Corporation and National Consumer Cooperative Bank will be the initial special servicers.

                              In addition, the controlling class for the One Seaport Plaza Pari Passu Loan is the most subordinate class of certificate in another securitization. See "Description of the Mortgage Pool--The One Seaport Plaza Pari Passu Loan" in this prospectus supplement.

                              The primary servicers for certain of the mortgage loans will be Summit Investment Partners, Inc., Prudential Asset Resources, Inc., Principal Global Investors, LLC, formerly known as Principal Capital Management, LLC, and Nationwide Life Insurance Company or affiliates thereof and the master servicer responsible for servicing the mortgage loans other than the NCB Mortgage Loans will delegate many of its servicing obligations to such primary servicers pursuant to certain primary servicing agreements. Under such circumstances, the primary servicers may have interests that conflict with the interests of the holders of the certificates. However, the primary servicing agreements provide that the mortgage loans are to be serviced in accordance with the servicing standard.

                              Conflicts between borrowers and property managers. It is likely that many of the property managers of the mortgaged properties, or their affiliates, manage additional properties, including properties that may compete with the mortgaged properties. Affiliates of the managers, and managers themselves, also may own other properties, including competing properties. The managers of the mortgaged properties may accordingly experience conflicts of interest in the management of such mortgaged properties.

                              Conflicts between the trust and sellers. The activities of the sellers or their affiliates may involve properties which are in the same markets as the mortgaged properties underlying the certificates. In such cases, the interests of such sellers or such affiliates may differ from, and compete with, the interests of the trust, and decisions made with respect to those assets may adversely affect the amount and timing of distributions with respect to the certificates. Conflicts of interest may arise between the trust and each of the sellers or their affiliates that engage in the acquisition, development, operation, financing and disposition of real estate if such sellers acquire any certificates. In particular, if certificates held by a seller are part of a class that is or becomes the controlling class, the seller, as part of the holders of the controlling class, would have the ability to influence certain actions of the special servicers under circumstances where the interests of the trust conflict with the interests of the seller or its affiliates as acquirors, developers, operators, financers or sellers of real estate related assets.

                              The sellers or their affiliates may acquire a portion of the certificates. Under such circumstances, they may become the controlling class, and as such have interests that may conflict with their interests as a seller of the mortgage loans.


PREPAYMENTS MAY REDUCE
THE YIELD ON YOUR
CERTIFICATES                  The yield to maturity on your certificates will
                              depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation of mortgaged properties, defaults and liquidations by borrowers, or repurchases as a result of a seller's material breach of representations and warranties or material defects in a mortgage loan's documentation.

                              The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment is higher or lower than you anticipate.

                              Voluntary prepayments under some of the mortgage loans are prohibited for specified lockout periods or require payment of a prepayment premium or a yield maintenance charge or both, unless the prepayment occurs within a specified period prior to and including the anticipated repayment date or stated maturity date, as the case may be. Nevertheless, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of a prepayment premium or a yield maintenance charge or the amount of such premium or charge will be sufficient to compensate you for shortfalls in payments on your certificates on account of such prepayments. We also cannot assure you that involuntary prepayments will not occur or that borrowers will not default in order to avoid the application of lockout periods. The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

                              o  the terms of the mortgage loans;

                              o  the length of any prepayment lockout period;

                              o  the level of prevailing interest rates;

                              o  the availability of mortgage credit;

                              o the applicable yield maintenance charges or prepayment premiums and the ability of a master servicer, a primary servicer or a special servicer to enforce the related provisions;

                              o the failure to meet requirements for release of escrows/reserves that result in a prepayment;

                              o  the occurrence of casualties or natural
                                 disasters; and

                              o  economic, demographic, tax or legal factors.

                              With respect to 1 mortgage loan, representing 7.4% of the initial outstanding pool balance, a holdback reserve of $19,000,000 may be applied by the lender towards amounts outstanding on the related mortgage loan if certain conditions, which relate to certain tenants taking occupancy of their respective leaseholds at the related mortgaged property, do not take place prior to May 2004. Such allocation by the lender will result in a partial prepayment of the related mortgage loan. For a further description of the terms of release for this holdback reserve, see the discussion for "Mortgage Loan No. 1 - 77 P Street" in Appendix III.

                              16 mortgage loans, representing 3.3% of the initial outstanding pool balance, allow a prepayment of either 5% or 10% of the outstanding principal balance of the mortgage loan once per annum.

                              1 mortgage loan, representing 0.2% of the initial pool balance, allows a transfer of significant parcels of the mortgaged property if certain conditions are met, including the prepayment of a portion of the outstanding principal balance of the mortgage loan and the payment of a prepayment premium. For a further description of the terms of such transfer, see the discussion for "Mortgage Loan Nos. 96-98 - Boozer Properties" in Appendix II.

                              With respect to 1 mortgage loan, representing 0.9% of the initial outstanding pool balance, the related mortgage loan seller is required to repurchase such mortgage loan if certain improvements are not completed on the related mortgage property and a certificate of occupancy is not issued with respect to such improvements on or before December 31, 2003, or, if no event of default then exists with respect to such mortgage loan and the anticipated cost of completion of the improvements does not exceed the amount on deposit in the related construction escrow account with respect to such mortgage loan, the date 6 months thereafter.

                              1 mortgage loan, representing 1.0% of the initial pool balance, allows the release of a portion of the collateral for such mortgage loan in the event of a casualty if certain conditions are met, including the prepayment of a portion of the outstanding principal balance of the mortgage loan. For a further description of the terms of such release, see the discussion for "Mortgage Loan No. 19 - Terrace Oaks I and II" in
                              Appendix II.

                              Generally, no yield maintenance charge or prepayment premium will be required for prepayments in connection with a casualty or condemnation unless an event of default has occurred. In addition, if a seller repurchases any mortgage loan from the trust due to the material breach of a representation or warranty, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, except that no yield maintenance charge or prepayment premium will be payable. Such a repurchase may, therefore, adversely affect the yield to maturity on your certificates.

                              Although all of the mortgage loans have protection against voluntary prepayments in full in the form of lockout periods, defeasance provisions, yield maintenance provisions and/or prepayment premium provisions, there can be no assurance that (i) borrowers will refrain from fully prepaying mortgage loans due to the existence of a yield maintenance charge or prepayment premium, (ii) involuntary prepayments or repurchases will not occur, or (iii) partial prepayments will not occur in the case of those loans that permit such prepayment without a yield maintenance charge or prepayment premium.

                              In addition, the yield maintenance formulas are not the same for all of the mortgage loans that have yield maintenance charges. This can lead to substantial variance from loan to loan with respect to the amount of yield maintenance charge that is due on the related prepayment. Also, the description in the mortgage notes of the method of calculation of prepayment premiums and yield maintenance charges is complex and subject to legal interpretation and it is possible that another person would interpret the methodology differently from the way we did in estimating an assumed yield to maturity on your certificates as described in this prospectus supplement. See Appendix II attached hereto for a description of the various pre-payment provisions.

RELEASE OF COLLATERAL         Notwithstanding the prepayment restrictions
                              described herein, certain of the mortgage loans permit the release of a mortgaged property (or a portion of the mortgaged property) subject to the satisfaction of certain conditions described in Appendix II hereto. In order to obtain such release (other than with respect to the release of certain non-material portions of the mortgaged properties which may not require payment of a release price), the borrower is required (among other things) to pay a release price, which may include a prepayment premium or yield maintenance charge on all or a portion of such payment. See
                              Appendix II attached hereto for further details regarding the various release provisions.

THE YIELD ON YOUR
CERTIFICATE WILL BE
AFFECTED BY THE PRICE AT
WHICH YOU PURCHASE THE
CERTIFICATE AND THE RATE,
TIMING AND AMOUNT OF
DISTRIBUTIONS ON YOUR
CERTIFICATE                   The yield on any certificate will depend on (1)
                              the price at which such certificate is purchased by you and (2) the rate, timing and amount of distributions on your certificate. The rate, timing and amount of distributions on any certificate will, in turn, depend on, among other things:

                              o   the interest rate for such certificate;

                              o the rate and timing of principal payments (including principal prepayments) and other principal collections (including loan purchases in connection with breaches of representations and warranties) on or in respect of the mortgage loans and the extent to which such amounts are to be applied or otherwise result in a reduction of the certificate balance of such certificate;

                              o the rate, timing and severity of losses on or in respect of the mortgage loans or unanticipated expenses of the trust;

                              o   the timing and severity of any interest
                                  shortfalls resulting from prepayments to the extent not offset by a reduction in a master servicer's compensation as described in this prospectus supplement;

                              o the timing and severity of any reductions in the appraised value of any mortgaged property in a manner that has an effect on the amount of advancing required on the related mortgage loan; and

                              o   the method of calculation of prepayment
                                  premiums and yield maintenance charges and the extent to which prepayment premiums and yield maintenance charges are collected and, in turn, distributed on such certificate.

                              In addition, any change in the weighted average life of a certificate may adversely affect yield. Prepayments resulting in a shortening of weighted average lives of certificates may be made at a time of lower interest rates when you may be unable to reinvest the resulting payment of principal at a rate comparable to the effective yield anticipated when making the initial investment in certificates. Delays and extensions resulting in a lengthening of the weighted average lives of the certificates may occur at a time of higher interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

YOU BEAR THE RISK OF
BORROWER DEFAULTS             The rate and timing of delinquencies or defaults
                              on the mortgage loans could affect the following aspects of the offered certificates:

                              o   the aggregate amount of distributions on them;

                              o   their yields to maturity;

                              o   their rates of principal payments; and

                              o   their weighted average lives.

                              The rights of holders of each class of subordinate certificates to receive payments of principal and interest otherwise payable on their certificates will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical class designation. Losses on the mortgage loans will be allocated to the Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, reducing amounts otherwise payable to each class. Any remaining losses would then be allocated to the Class A-1 and Class A-2, pro rata and, with respect to interest losses only, the Class X Certificates based on their respective entitlements.

                              If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that particular class will suffer a loss equal to the full amount of that excess up to the outstanding certificate balance of such class.

                              If you calculate your anticipated yield based on assumed rates of default and losses that are lower than the default rate and losses actually experienced and such losses are allocable to your certificates, your actual yield to maturity will be lower than the assumed yield. Under extreme scenarios, such yield could be negative. In general, the earlier a loss borne by your certificates occurs, the greater the effect on your yield to maturity.

                              Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any such delinquency or default.

                              Also, if the related borrower does not repay a mortgage loan with a hyperamortization feature by its anticipated repayment date, the effect will be to increase the weighted average life of your certificates and may reduce your yield to maturity.

INTEREST ON ADVANCES AND
COMPENSATION TO THE MASTER
SERVICERS, THE SPECIAL
SERVICERS AND THE TRUSTEE
MAY HAVE AN ADVERSE EFFECT
ON THE PAYMENTS
ON YOUR CERTIFICATES          To the extent described in this prospectus
                              supplement, the master servicers, the trustee or the fiscal agent will be entitled to receive interest at the "Prime Rate" on unreimbursed advances they have made with respect to delinquent monthly payments or that are made with respect to the preservation and protection of the related mortgaged property or enforcement of the mortgage loan. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. No advance interest will accrue during the grace period, if any, for the related mortgage loan, however, if such advance is not reimbursed from collections received from the related borrower by the end of the applicable grace period, advance interest will accrue from the date such advance is made. This interest may be offset in part by default interest and late payment charges or default interest paid by the borrower or by certain other amounts. In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a mortgage loan will be serviced by the applicable special servicer, and that special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances and special servicing compensation is senior to the rights of certificateholders to receive distributions. The payment of interest on advances and the payment of compensation to a special servicer may result in shortfalls in amounts otherwise distributable on certificates.

THE SELLERS OF THE MORTGAGE
LOANS ARE SUBJECT TO
BANKRUPTCY OR INSOLVENCY
LAWS THAT MAY AFFECT
THE TRUST'S OWNERSHIP
OF THE MORTGAGE LOANS         In the event of the insolvency of any seller, it
                              is possible the trust's right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays or reductions in payments on your certificates could occur.

                              Based upon opinions of counsel that the conveyance of the mortgage loans would generally be respected in the event of insolvency of the sellers, which opinions are subject to various assumptions and qualifications, the sellers believe that such a challenge will be unsuccessful, but there can be no assurance that a bankruptcy trustee, if applicable, or other interested party will not attempt to assert such a position. Even if actions seeking such results were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

LIMITED LIQUIDITY AND
MARKET VALUE MAY
ADVERSELY EFFECT
PAYMENTS ON YOUR
CERTIFICATES                  Your certificates will not be listed on any
                              securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for the certificates. While Morgan Stanley
                              & Co. Incorporated, Merrill Lynch & Co. and Lehman
                              Brothers Inc. each currently intends to make a secondary market in the certificates, neither of them is obligated to do so. Accordingly, you may not have an active or liquid secondary market for your certificates, which could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including then-prevailing interest rates.
                              Furthermore, you should be aware that the market for securities of the same type as the certificates has in the past been volatile and offered very limited liquidity.

INTEREST RATES BASED ON A
WEIGHTED AVERAGE COUPON RATE
ENTAIL RISKS WHICH MAY
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES          The interest rates on the Class E, Class F, and
                              Class G Certificates are based on a weighted average of the mortgage loan interest rates net of the administrative cost rate, which is calculated based upon the respective principal balances of the mortgage loans. The interest rates on the Class H, Class J, Class K, Class L, Class M, Class
                              N and Class O Certificates are capped at such weighted average rate. This weighted average rate is further described in this prospectus supplement under the definition of "Weighted Average Net
                              Mortgage Rate." Any class of certificates which is either fully or partially based upon the Weighted
                              Average Net Mortgage Rate may be adversely affected by disproportionate principal payments, prepayments, defaults and other unscheduled payments on the mortgage loans. Because some mortgage loans will amortize their principal more quickly than others, the rate may fluctuate over the life of those classes of your certificates.

                              In general, mortgage loans with relatively high mortgage interest rates are more likely to prepay than mortgage loans with relatively low mortgage interest rates. For instance, varying rates of unscheduled principal payments on mortgage loans which have interest rates above the Weighted Average Net Mortgage Rate may have the effect of reducing the interest rate of your certificates.

         This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described above in this "Risk Factors" section and elsewhere in this prospectus supplement.

                     DESCRIPTION OF THE OFFERED CERTIFICATES


         Capitalized terms are defined in the "Glossary of Terms" attached hereto.


GENERAL

         The Series 2002-IQ3 Commercial Mortgage Pass-Through Certificates will be issued on or about December 17, 2002 pursuant to a Pooling and Servicing Agreement to be dated as of December 1, 2002, among Morgan Stanley Dean Witter Capital I Inc., the master servicers, the special servicers, the trustee and the fiscal agent.

         The certificates will represent in the aggregate the entire beneficial ownership interest in the trust consisting primarily of:

         o the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-off Date (or, with respect to any mortgage loan due on a date other than the first day of each month, the due date of such mortgage loan in December), exclusive of principal prepayments received prior to the Cut-off Date and scheduled payments of principal and interest due on or before the Cut-off Date (or, with respect to any mortgage loan due on a date other than the first day of each month, the due date of such mortgage loan in December);

         o any mortgaged property acquired on behalf of the Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise;

         o a security interest in any "government securities" as defined in the Investment Company Act of 1940 pledged in respect of the defeasance of a mortgage loan; and

         o certain rights of Morgan Stanley Dean Witter Capital I Inc. under, or assigned to Morgan Stanley Dean Witter Capital I Inc. pursuant to, each of the Mortgage Loan Purchase Agreements relating to mortgage loan document delivery requirements and the representations and warranties of the related seller regarding its mortgage loans.

         The certificates will be issued on or about December 17, 2002 and will only be entitled to scheduled payments on the mortgage loans that are due (and unscheduled payments that are received) after December 1, 2002 (or, with respect to any mortgage loan due on a date other than the first day of each month, the due date of such mortgage loan in December).

         o    The certificates will consist of 21 classes, to be designated as:

         o    the Class A-1 Certificates and the Class A-2 Certificates;

         o the Class X-1 Certificates, the Class X-2 Certificates and the Class X-Y Certificates;

         o the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates, the Class M Certificates, the Class N Certificates and the Class O Certificates; and

         o the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates.

         The Class A Certificates will be issued in denominations of $25,000 initial Certificate Balance and in any whole dollar denomination in excess of that amount. The Class B, Class C and Class D Certificates will be issued in denominations of $100,000 initial Certificate Balance and in any whole dollar denomination in excess thereof.


         Each class of offered certificates will initially be represented by one or more global certificates registered in the name of the nominee of The Depository Trust Company ("DTC"). We have been informed by DTC that

DTC's nominee initially will be Cede & Co. No person acquiring an interest in an offered certificate will be entitled to receive a fully registered physical certificate representing such interest, except as presented in the prospectus under "Description Of The Certificates--Book-Entry Registration and Definitive Certificates." Unless and until definitive certificates are issued in respect of any class of offered certificates, all references to actions by holders of the offered certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through DTC's participating organizations.


         All references herein to payments, notices, reports and statements to holders of the offered certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the offered certificates, for distribution to the related Certificate Owners through DTC's Participants in accordance with DTC procedures. Until definitive certificates are issued in respect of any class of offered certificates, interests in such certificates will be transferred on the book-entry records of DTC and its Participants. See "Description Of The Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.


         Certificateholders must hold their offered certificates in book-entry form, and delivery of the offered certificates will be made through the facilities of DTC, in the United States, and may be made through the facilities of Clearstream Banking or Euroclear, in Europe. Transfers within DTC, Clearstream Banking or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Crossmarket transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream Banking or Euroclear, on the other, will be effected in DTC through Citibank, N.A. or JPMorgan Chase, the relevant depositaries of Clearstream Banking and Euroclear, respectively.


         Because of time-zone differences, credits of securities received in Clearstream Banking or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear participant or Clearstream Banking customer on such business day. Cash received in Clearstream Banking or Euroclear as a result of sales of securities by or through a Clearstream Banking customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Banking or Euroclear cash account only as of the business day following settlement in DTC.


CERTIFICATE BALANCES

         Upon initial issuance, the Class A-1, Class A-2, Class B, Class C and Class D] Certificates will have the following aggregate Certificate Balances. In each case, the Certificate Balance may vary by 5%:

                      INITIAL AGGREGATE        APPROXIMATE PERCENT OF          RATINGS             APPROXIMATE
      CLASS          CERTIFICATE BALANCE        INITIAL POOL BALANCE        (MOODY'S/S&P)         CREDIT SUPPORT
--------------      ---------------------      ----------------------       -------------        ----------------
Class A-1                $296,019,000                 32.5%                    Aaa/AAA                14.375%
Class A-2                $482,862,000                 53.1%                    Aaa/AAA                14.375%
Class B                   $26,152,000                  2.9%                    Aa2/AA                 11.500%
Class C                   $27,289,000                  3.0%                     A2/A                   8.500%
Class D                    $2,274,000                  0.2%                     A3/A-                  8.250%

         The percentages indicated under the columns "Approximate Credit Support" with respect to the Class A-1 and Class A-2 Certificates represent the approximate credit support for the Class A-1 and Class A-2 Certificates in the aggregate.

         The initial Certificate Balance of each Principal Balance Certificate will be presented on the face thereof. The Certificate Balance outstanding at any time will equal the then maximum amount of principal that the holder will be entitled to receive. On each Distribution Date, the Certificate Balance of each Principal Balance Certificate will be reduced by any distributions of principal actually made on that certificate on the applicable Distribution Date, and will be further reduced by any Realized Losses and Expense Losses allocated to such certificate on such Distribution Date. See "--Distributions" and "--Distributions--Subordination; Allocation of Losses and Certain Expenses" below.

         The Interest Only Certificates will not have a Certificate Balance. Each such class of certificates will represent the right to receive distributions of interest accrued as described herein on a Notional Amount.

         The Notional Amount of the Class X-1 Certificates will be equal to the aggregate of the Certificate Balances of the classes of Principal Balance Certificates outstanding from time to time. The Notional Amount of the Class X-2 Certificates will equal:

         o during the period from the Closing Date through and including the distribution date occurring in December 2004, the sum of (a) the lesser of $231,550,000 and the certificate balance of the Class A-1 Certificates outstanding from time to time and (b) the aggregate of the certificate balances of the Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates outstanding from time to time;

         o during the period following the distribution date occurring in December 2004 through and including the distribution date occurring in December 2005, the sum of (a) the lesser of $181,100,000 and the certificate balance of the Class A-1 Certificates outstanding from time to time, (b) the aggregate of the certificate balances of the Class A-2, Class B, Class C, Class D, Class E, Class F and Class G Certificates outstanding from time to time and (c) the lesser of $9,350,000 and the certificate balance of the Class H Certificates outstanding from time to time;

         o during the period following the distribution date occurring in December 2005 through and including the distribution date occurring in December 2006, the sum of (a) the lesser of $134,250,000 and the certificate balance of the Class A-1 Certificates outstanding from time to time and (b) the aggregate of the certificate balances of the Class A-2, Class B, Class C, Class D, Class E and Class F Certificates outstanding from time to time;

         o during the period following the distribution date occurring in December 2006 through and including the distribution date occurring in December 2007, the sum of (a) the lesser of $75,450,000 and the certificate balance of the Class A-1 Certificates outstanding from time to time, (b) the aggregate of the certificate balances of the Class A-2, Class B, Class C and Class D Certificates outstanding from time to time and (c) the lesser of $9,150,000 and the certificate balance of the Class E Certificates outstanding from time to time;

         o during the period following the distribution date occurring in December 2007 through and including the distribution date occurring in December 2008, the sum of (a) the lesser of $33,400,000 and the certificate balance of the Class A-1 Certificates outstanding from time to time, (b) the aggregate of the certificate balances of the Class A-2 and Class B Certificates outstanding from time to time and (c) the lesser of $25,500,000 and the certificate balance of the Class C Certificates outstanding from time to time;

         o during the period following the distribution date occurring in December 2008 through and including the distribution date occurring in December 2009, the sum of (a) the lesser of $456,850,000 and the certificate balance of the Class A-2 Certificates outstanding from time to time, (b) the certificate balance of the Class B Certificates outstanding from time to time and (c) the lesser of $13,500,000 and the certificate balance of the Class C Certificates outstanding from time to time;

         o during the period following the distribution date occurring in December 2009 through and including the distribution date occurring in December 2010, the sum of (a) the lesser of $412,700,000 and the certificate balance of the Class A-2 Certificates outstanding from time to time, (b) the certificate balance of the Class B Certificates outstanding from time to time and (c) the lesser of $2,900,000 and the certificate balance of the Class C Certificates outstanding from time to time; and

         o    following the distribution date occurring in December 2010, $0.

         The Notional Amount of the Class X-Y Certificates will be equal to the total principal balance of the residential cooperative mortgage loans.


         Accordingly, the Notional Amount of the Class X-1 Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Expense Losses of principal actually allocated to any class of Principal Balance Certificates. The Notional Amount of the Class X-2 Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Expense Losses of principal actually allocated to any component and any class of Certificates included in the calculation of the Notional Amount for the Class X-2 Certificates on such Distribution Date, as described above. It is anticipated that holders of the Class X-2 Certificates will not be entitled to distributions of interest at any time following the Distribution Date occurring in December 2010. The Notional Amount of the Class X-Y Certificates will be reduced on each Distribution Date by collections and advances of principal on the residential cooperative mortgage loans described above and losses on those residential cooperative mortgage loans previously allocated to the Certificateholders. Accordingly, upon initial issuance, the aggregate Notional Amount of the Class X-1 Certificates, Class X-2 Certificates and Class X-Y Certificates will be $909,642,277, $824,706,000 and $87,981,642, respectively, subject in each case to a permitted variance of plus or minus 5%. The Notional Amount of each Class X Certificate is used solely for the purpose of determining the amount of interest to be distributed on such Certificate and does not represent the right to receive any distributions of principal.

         The Residual Certificates will not have Certificate Balances or Notional Amounts.


PASS-THROUGH RATES

         The Pass-Through Rates applicable to the Class A-1, Class A-2, Class B, Class C and Class D Certificates for each Distribution Date will be equal to ___%, ___%, ___%, ___%, ___%, ___% and ___% per annum, respectively.

         The Pass-Through Rate applicable to the Class X-1 Certificates for the initial Distribution Date will equal approximately ___% per annum. The Pass-Through Rate applicable to the Class X-1 Certificates for each Distribution Date subsequent to the initial Distribution Date will equal the weighted average of the respective strip rates (the "Class X-1 Strip Rates") at which interest accrues from time to time on the respective components of the total Notional Amount of the Class X-1 Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will be comprised of all or a designated portion of the Certificate Balance of one of the classes of the Principal Balance Certificates. In general, the Certificate Balance of each class of Principal Balance Certificates will constitute a separate component of the total Notional Amount of the Class X-1 Certificates; provided that, if a portion, but not all, of the Certificate Balance of any particular class of Principal Balance Certificates is identified under "--Certificate Balances" above as being part of the total Notional Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then that identified portion of such Certificate Balance will also represent one or more separate components of the total Notional Amount of the Class X-1 Certificates for purposes of calculating the accrual of interest for the related Distribution Date, and the remaining portion of such Certificate Balance will represent one or more other separate components of the Class X-1 Certificates for purposes of calculating the accrual of interest for the related Distribution Date. For any Distribution Date occurring on or before December 2010, on any particular component of the total Notional Amount of the Class X-1 Certificates immediately prior to the related Distribution Date, the applicable Class X-1 Strip Rate will be calculated as follows:

         o if such particular component consists of the entire Certificate Balance of any class of Principal Balance Certificates, and if such Certificate Balance also constitutes, in its entirety, a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the greater of (i) the rate per annum corresponding to such Distribution Date as set forth on Schedule A attached hereto and (ii) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates;

         o if such particular component consists of a designated portion (but not all) of the Certificate Balance of any class of Principal Balance Certificates, and if such designated portion of such Certificate Balance also constitutes a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the greater of (i) the rate per annum corresponding to such Distribution Date as set forth on Schedule A attached hereto and (ii) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates;

         o if such particular component consists of the entire Certificate Balance of any class of Principal Balance Certificates, and if such Certificate Balance does not, in whole or in part, also constitute a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates; and

         o if such particular component consists of a designated portion (but not all) of the Certificate Balance of any class of Principal Balance Certificates, and if such designated portion of such Certificate Balance does not also constitute a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates.

         For any Distribution Date occurring after December 2010, the Certificate Balance of each class of Principal Balance Certificates will constitute a single separate component of the total Notional Amount of the Class X-1 Certificates, and the applicable Class X-1 Strip Rate with respect to each such component for each such Distribution Date will equal the excess, if any, of
(a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates. Under no circumstances will the Class X-1 Strip Rate be less than zero.

         The Pass-Through Rate applicable to the Class X-2 Certificates for the initial Distribution Date will equal approximately ___% per annum. The Pass-Through Rate applicable to the Class X-2 Certificates for each Distribution Date subsequent to the initial Distribution Date and on or before the Distribution Date in December 2010 will equal the weighted average of the respective strip rates (the "Class X-2 Strip Rates") at which interest accrues from time to time on the respective components of the total Notional Amount of the Class X-2 Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will be comprised of all or a designated portion of the Certificate Balance of a specified class of Principal Balance Certificates. If all or a designated portion of the Certificate Balance of any class of Principal Balance Certificates is identified under "--Certificate Balances" above as being part of the total Notional Amount of the Class X-2 certificates immediately prior to any Distribution Date, then that Certificate Balance (or designated portion thereof) will represent one or more components of the total Notional Amount of the Class X-2 Certificates for purposes of calculating the accrual of interest for the related Distribution Date. For any Distribution Date occurring on or before December 2010, on any particular component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, the applicable Class X-2 Strip Rate will equal the excess, if any, of:

         o the lesser of (a) the rate per annum corresponding to such Distribution Date as set forth on Schedule A attached hereto and
              (b) the Weighted Average Net Mortgage Rate for such Distribution Date, over

         o the Pass-Through Rate for such Distribution Date for the class of Principal Balance Certificates whose Certificate Balance, or a designated portion thereof, comprises such component.

         Under no circumstances will the Class X-2 Strip Rate be less than zero.

         The pass-through rate applicable to the Class X-Y Certificates for the initial distribution date will equal approximately __% per annum.

         The pass-through rate applicable to the Class X-Y certificates for each distribution date subsequent to the initial distribution date will equal the weighted average of the respective Class X-Y Strip Rates of the residential cooperative mortgage loans. For each distribution date after the initial distribution date, the "Class X-Y Strip Rate" for each of those residential cooperative mortgage loans will equal the difference of:

         o the mortgage interest rate in effect for that mortgage loan as of the date of initial issuance of the offered certificates, net of the sum of the annual rates at which the related master servicing fee and trustee fee are calculated, minus

         o     ___% per annum;

provided, that if the subject residential cooperative mortgage loan accrues interest on the basis of the actual number of days elapsed during each 1-month interest accrual period in a year assumed to consist of 360 days, then the foregoing differential will be multiplied by a fraction, expressed as a percentage, the numerator of which is the number of days in the subject interest accrual period and the denominator of which is 30.

         Under no circumstances will the Class X-Y Strip Rate be less than zero.

         The Class E, Class F and Class G Certificates will accrue interest at either (i) a fixed rate, (ii) a fixed rate subject to a cap at the Weighted Average Net Mortgage Rate or (iii) a rate equal to the Weighted Average Net Mortgage Rate less a specified number of basis points. The Pass-Through Rates applicable to each of the Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates will, at all times, be equal to the lesser of ___% per annum and the Weighted Average Net Mortgage Rate.


         The Administrative Cost Rate for each mortgage loan is presented in Appendix II. The Administrative Cost Rate will be payable on the Scheduled Principal Balance of each mortgage loan outstanding from time to time. The Administrative Cost Rate applicable to a mortgage loan in any month will be determined using the same interest accrual basis on which interest accrues under the terms of such mortgage loan.


DISTRIBUTIONS

   General

         Distributions on or with respect to the certificates will be made by the paying agent, to the extent of available funds, and in accordance with the manner and priority presented in this prospectus supplement, on each Distribution Date, commencing in January 2003. Except as otherwise described below, all such distributions will be made to the persons in whose names the certificates are registered at the close of business on the related Record Date. Every distribution will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the paying agent with wiring instructions on or before the related Record Date, or otherwise by check mailed to such Certificateholder.

         The final distribution on any certificate will be determined without regard to any possible future reimbursement of any Realized Losses or Expense Losses previously allocated to such certificate. The final distribution will be made in the same manner as earlier distributions, but only upon presentation and surrender of such certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a certificate in reimbursement of a Realized Loss or Expense Loss previously allocated thereto, which reimbursement is to occur after the date on which such certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the Certificateholder that surrendered such certificate. The likelihood of any such distribution is remote. All distributions made on or with respect to a class of certificates will be allocated pro rata among such certificates based on their respective Percentage Interests in such Class.

   The Available Distribution Amount

         With respect to any Distribution Date, distributions of interest on and principal of the certificates will be made from the Available Distribution Amount for that Distribution Date.

         With respect to the Distribution Date occurring in each January, other than a leap year, and each February, the Interest Reserve Amounts will be deposited into the applicable Interest Reserve Account in respect of each Interest Reserve Loan in an amount equal to 1 day's interest at the related Net Mortgage Rate on its principal balance as of the Due Date in the month in which such Distribution Date occurs, to the extent a Scheduled Payment or P&I Advance is timely made in respect thereof for such Due Date. For purposes of this calculation, the Net Mortgage Rate for those months will be calculated without regard to any adjustment for Interest Reserve Amounts or the interest accrual basis as described in the definition of "Net Mortgage Rate" in the Glossary. With respect to the Distribution Date occurring in March of each year, the paying agent will withdraw an amount from each Interest Reserve Account in respect of each Interest Reserve Loan equal to the related Interest Reserve Amount from the preceding January, if applicable, and February, and the withdrawn amount is to be included as part of the Available Distribution Amount for such Distribution Date.

   Application of the Available Distribution Amount


       On each Distribution Date, except as described under "--Optional Termination" below, for so long as any class of offered certificates remains outstanding, the paying agent will apply the Available Distribution Amount other than Excess Interest and Excess Liquidation Proceeds, if any for such date for the following purposes and in the following order of priority:

              (i) to the holders of the Class A-1, Class A-2, Class X-1, Class X-2 and Class X-Y Certificates, the Distributable Certificate Interest Amount in respect of each such class for such Distribution Date, pro rata in proportion to the Distributable Certificate Interest Amount payable in respect of each such Class;

              (ii) to the holders of the Class A-1 Certificates, the Principal Distribution Amount for such Distribution Date, until the aggregate Certificate Balance of the Class A-1 Certificates has been reduced to zero;

              (iii) upon payment in full of the aggregate Certificate Balance of the Class A-1 Certificates, to the holders of the Class A-2 Certificates, the Principal Distribution Amount for such Distribution Date, until the aggregate Certificate Balance of the Class A-2 Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A-1 Certificates;

              (iv) to the holders of the Class A Certificates and the Class X Certificates, pro rata in proportion to their respective entitlements to reimbursement described in this clause, to reimburse them for any Realized Losses or Expense Losses previously allocated thereto and for which reimbursement has not previously been fully paid (in the case of the Class X Certificates, insofar as Realized Losses or Expense Losses have resulted in shortfalls in the amount of interest distributed, other than by reason of a reduction of the Notional Amount), plus interest on such Realized Losses or Expense Losses, at 1/12 the applicable Pass-Through Rate;

              (v) to the holders of the Class B Certificates, the Distributable Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

              (vi) to the holders of the Class B Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such class of certificates and for which reimbursement has not previously been fully paid, plus interest on such Realized Losses or Expense Losses, at 1/12 the applicable Pass-Through Rate;

              (vii) to the holders of the Class C Certificates, the Distributable Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

              (viii) upon payment in full of the aggregate Certificate Balance of the Class B Certificates, to the holders of the Class C Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class C Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A or Class B Certificates;

              (ix) to the holders of the Class C Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such class of certificates and for which reimbursement has not been fully paid, plus interest on such Realized Losses or Expense Losses, at 1/12 the applicable Pass-Through Rate;

              (x) to the holders of the Class D Certificates, the Distributable Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

              (xi) upon payment in full of the aggregate Certificate Balance of the Class C Certificates, to the holders of the Class D Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class D Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A, Class B or Class C Certificates;

              (xii) to the holders of the Class D Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such class of certificates and for which reimbursement has not been fully paid, plus interest on such Realized Losses or Expense Losses, at 1/12 the applicable Pass-Through Rate;

              (xiii) to make payments to the holders of the private certificates (other than the Class X-1, Class X-2 and Class X-Y Certificates) as contemplated below.

       Notwithstanding the foregoing, on each Distribution Date occurring on or after the date, if any, upon which the aggregate Certificate Balance of all Classes of Subordinate Certificates has been reduced to zero or the aggregate Appraisal Reduction in effect is greater than or equal to the aggregate Certificate Balance of all Classes of Subordinate Certificates, the Principal Distribution Amount will be distributed:

         o first, to the Class A-1 and Class A-2 Certificates, pro rata, in proportion to their respective Certificate Balances, in reduction of their respective Certificate Balances, until the aggregate Certificate Balance of each such Class is reduced to zero; and

         o second, to the Class A-1 and Class A-2 Certificates, pro rata, based on their respective entitlements to reimbursement, for the unreimbursed amount of Realized Losses and Expense Losses previously allocated to such Classes, plus interest on such Realized Losses or Expense Losses, at 1/12 the applicable Pass-Through Rate.

       On each Distribution Date, following the above-described distributions on the offered certificates and the Class X-1, Class X-2 and Class X-Y Certificates, the paying agent will apply the remaining portion, if any, of the Available Distribution Amount for such date to make payments to the holders of each of the respective classes of private certificates, other than the Class X-1, Class X-2 and Class X-Y Certificates and Residual Certificates, in alphabetical order of Class designation, in each case for the following purposes and in the following order of priority, that is, payments under clauses (1), (2) and (3) below, in that order, to the holders of the Class E Certificates, then payments under clauses (1), (2), and (3) below, in that order, to the holders of the Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates:

              (1) to pay interest to the holders of the particular class of certificates, up to an amount equal to the Distributable Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

              (2) if the aggregate Certificate Balance of each other class of Subordinate Certificates, if any, with an earlier alphabetical Class designation has been reduced to zero, to pay principal to the holders of the particular class of certificates, up to an amount equal to the lesser of (a) the then outstanding aggregate

       Certificate Balance of such class of certificates and (b) the aggregate of the remaining Principal Distribution Amount for such Distribution Date; and

              (3) to reimburse the holders of the particular class of certificates, up to an amount equal to (a) all Realized Losses and Expense Losses, if any, previously allocated to such class of certificates and for which no reimbursement has previously been paid, plus (b) all unpaid interest on such amounts, at 1/12 the Pass-Through Rate of such Classes.

       Any portion of the Available Distribution Amount for any Distribution Date that is not otherwise payable to the holders of REMIC Regular Certificates as contemplated above, will be paid to the holders of the Class R-I Certificates, and any amount of Excess Interest on deposit in the Excess Interest Sub-account for the related Collection Period will be paid to holders of the Class EI Certificates (regardless of whether the Certificate Balance of such Class has been reduced to zero).

       Excess Liquidation Proceeds will be deposited into the Reserve Account. On each Distribution Date, amounts on deposit in the Reserve Account will be used, first, to reimburse the holders of the Principal Balance Certificates -- in order of alphabetical Class designation -- for any, and to the extent of, Realized Losses and Expense Losses previously allocated to them; and second, upon the reduction of the aggregate Certificate Balance of the Principal Balance Certificates to zero, to pay any amounts remaining on deposit in such account to the applicable special servicer as additional special servicer compensation.


   Distributions of Prepayment Premiums and Yield Maintenance Charges

       On any Distribution Date, Prepayment Premiums or Yield Maintenance Charges collected during the related Collection Period will be distributed by the trustee on the classes of certificates as follows: to the holders of each of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F and Class G Certificates then entitled to distributions of principal on such Distribution Date, an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to the holders of that class on that Distribution Date, and the denominator of which is the total amount distributed as principal to the holders of all classes of certificates on that Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and that class and (c) the aggregate amount of the Prepayment Premium or Yield Maintenance Charges collected during the related Collection Period. Any Prepayment Premiums described in the previous sentence or Yield Maintenance Charges collected during the related Collection Period remaining after the distributions described above will be distributed to the holders of the Class X-1 and Class X-2 Certificates. On or prior to the Distribution Date in December 2010, ___% of the Prepayment Premiums or Yield Maintenance Charges remaining after those distributions will be distributed to the holders of the Class X-1 Certificates and ___% of the Prepayment Premiums or Yield Maintenance Charges remaining after those distributions will be distributed to the holders of the Class X-2 Certificates. After the Distribution Date in December 2010, any Prepayment Premiums or Yield Maintenance Charges remaining after those distributions will be distributed to the holders of the Class X-1 Certificates.

       Notwithstanding the foregoing, Yield Maintenance Charges collected during any Collection Period with respect to any residential cooperative mortgage loan with a mortgage interest rate (net of the sum of the applicable master servicing fee rates and trustee fee rate) in excess of ___% will be distributed as follows: (a) the amount of such Yield Maintenance Charges which would have been payable with respect to such residential cooperative mortgage loan if the related mortgage interest rate was equal to ___% will be distributed as set forth in the paragraph above, and (b) the amount of such Yield Maintenance Charges actually collected during such Collection Period in excess of the amount to be distributed pursuant to clause (a) will be distributed to the holders of the Class X-Y Certificates. In addition, notwithstanding the prior paragraph, Prepayment Premiums collected during any Collection Period with respect to any residential cooperative mortgage loan with a mortgage interest rate (net of the sum of the applicable master servicing fee rates and trustee fee rate) in excess of ___% will be distributed as follows: (a) 50% to the holders of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class X-1 and Class X-2 Certificates, allocable between such classes as set forth in the paragraph above, and (b) 50% to the holders of the Class X-Y Certificates.

       No Prepayment Premiums and Yield Maintenance Charges will be distributed to holders of the Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates or the Residual Certificates. Any Prepayment

Premiums or Yield Maintenance Charges distributed to holders of a class of certificates may not be sufficient to compensate those holders for any loss in yield attributable to the related principal prepayments.

   Treatment of REO Properties

         Notwithstanding that any mortgaged property may be acquired as part of the trust through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will, for purposes of, among other things, determining Pass-Through Rates of, distributions on and allocations of Realized Losses and Expense Losses to the certificates, as well as the amount of Master Servicing Fees, Trustee Fees, Primary Servicing Fees, Excess Servicing Fees and Special Servicing Fees payable under the Pooling and Servicing Agreement, be treated as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property, exclusive of related operating costs, will be "applied" by the applicable master servicer as principal, interest and other amounts "due" on such mortgage loan; and, subject to the recoverability determination described under "--Advances" below and the effect of any Appraisal Reductions described under "--Appraisal Reductions" below, such master servicer will be required to make P&I Advances in respect of such mortgage loan, in all cases as if such mortgage loan had remained outstanding. References to mortgage loan and mortgage loans in the definitions of Weighted Average Net Mortgage Rate and Principal Distribution Amount are intended to include any mortgage loan or mortgage loans as to which the related mortgaged property has become an REO Property.

   Appraisal Reductions

         Not later than the earliest Appraisal Event, the special servicer is required to obtain an appraisal, if the Scheduled Principal Balance of the mortgage loan is greater than $2,000,000, or perform an internal valuation, if the Scheduled Principal Balance of the mortgage loan is equal to or less than $2,000,000, of the related mortgaged property or REO Property, as the case may be. However, the special servicer, in accordance with the Servicing Standard, need not obtain either the appraisal by a state certified real estate appraiser or the internal valuation if such an appraisal or valuation had been obtained within the prior 12 months.

         As a result of such appraisal or internal valuation, an Appraisal Reduction may be created. An Appraisal Reduction will be reduced to zero as of the date the related mortgage loan is brought current under the then current terms of the mortgage loan for at least 3 consecutive months. No Appraisal Reduction will exist as to any mortgage loan after it has been paid in full, liquidated, repurchased or otherwise disposed of. An appraisal for any mortgage loan that has not been brought current for at least 3 consecutive months will be updated annually, with a corresponding adjustment to the amount of the related Appraisal Reduction. In addition, the Operating Adviser may at any time request the applicable special servicer to obtain -- at the Operating Adviser's expense -- an updated appraisal, with a corresponding adjustment to the amount of the Appraisal Reduction.

         The existence of an Appraisal Reduction will proportionately reduce a master servicer's, the trustee's or the fiscal agent's, as the case may be, obligation to make P&I Advances in respect of the related mortgage loan, which will generally result in a reduction in current distributions in respect of the then most subordinate Class or Classes of Principal Balance Certificates. See "--Advances--P&I Advances" below.

         The One Seaport Plaza Pari Passu Loan is subject to provisions in the 2002-IQ2 Pooling and Servicing Agreement relating to appraisal reductions that are substantially similar to the provisions set forth above. The existence of an appraisal reduction under the 2002-IQ2 Pooling and Servicing Agreement in respect of the One Seaport Plaza Pari Passu Loan will proportionately reduce the 2002-IQ2 Master Servicer's, the 2002-IQ2 Trustee's or the 2002-IQ2 Fiscal Agent's, as the case may be, obligation to make P&I Advances in respect of that mortgage loan, which will generally result in a reduction in current distributions in respect of the then most subordinate Class or Classes of Principal Balance Certificates, taking into consideration distributions in respect of the 2002-IQ2 Mortgage Loan and the 2002-TOP8 Mortgage Loan. See "--Advances--P&I Advances" below and "Description of the Mortgage Pool--The One Seaport Plaza Pari Passu Loan" in this prospectus supplement.

   Subordination; Allocation of Losses and Certain Expenses

         As and to the extent described herein, the rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described herein, to the rights of holders of the Senior Certificates, and to the rights of the holders of each other class of Subordinate Certificates with an earlier alphabetical class designation. This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of each class of Class A Certificates of principal in an amount equal to the entire Certificate Balance of the Class A Certificates.

         Similarly, but to decreasing degrees and in alphabetical order of class designation, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Subordinate Certificates, other than the Class O Certificates, which do not have the benefit of any effective subordination, of the full amount of interest payable in respect of such classes of certificates on each Distribution Date, and the ultimate receipt by such holders of principal equal to, in each case, the entire Certificate Balance of such class of certificates. This subordination will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described above under "--Application of the Available Distribution Amount" and by the allocation of Realized Losses and Expense Losses as described below. No other form of credit support will be available for the benefit of the holders of the certificates.

         Allocation to the Class A Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will generally have the effect of reducing the Certificate Balance of those Classes at a faster rate than would be the case if principal payments were allocated pro rata to all classes of certificates with Certificate Balances. Thus, as principal is distributed to the holders of the Class A Certificates, the percentage interest in the trust evidenced by the Class A Certificates will be decreased, with a corresponding increase in the percentage interest in the trust evidenced by the Subordinate Certificates, thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A Certificates by the Subordinate Certificates.

         Following retirement of the Class A Certificates, the herein described successive allocation to the Subordinate Certificates, in alphabetical order of class designation, in each case until such class is paid in full, of the entire Principal Distribution Amount for each Distribution Date will provide a similar benefit to each such class of certificates as regards the relative amount of subordination afforded thereto by the other classes of certificates with later alphabetical class designations.

         Realized Losses of principal and interest on the mortgage loans and Expense Losses for any Distribution Date, to the extent not previously allocated and net of amounts, if any, on deposit in the Reserve Account, will be allocated to the Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, and then to the Class A-1 and Class A-2 Certificates pro rata and, solely with respect to losses of interest, to the Class X-1, Class X-2 and Class X-Y Certificates (other than as a reduction of the Notional Amount), pro rata with each other and with the Class A Certificates, in each case reducing principal and/or interest otherwise payable thereon.

         Any shortfall in the amount of the Distributable Certificate Interest Amount paid to the Certificateholders of any class of certificates on any Distribution Date will result in Unpaid Interest for such Class which, together with interest thereon compounded monthly at 1/12 the applicable Pass-Through Rate, will be distributable in subsequent periods to the extent of funds available therefor.

   Prepayment Interest Shortfalls and Prepayment Interest Excesses

         To the extent that the aggregate Prepayment Interest Shortfalls on all mortgage loans serviced by a master servicer (including Specially Serviced Mortgage Loans) exceed the aggregate Prepayment Interest Excesses for such mortgage loans for the related Distribution Date, the Master Servicing Fee payable to the applicable master servicer and, if applicable, the Primary Servicing Fee payable to the primary servicer will be reduced by the amount of any Compensating Interest. See "Servicing of the Mortgage Loans--The Master Servicers--Master Servicer Compensation" in this prospectus supplement.

         Any Net Aggregate Prepayment Interest Shortfall for a Distribution Date will be allocated to each class of certificates, pro rata, in proportion to the amount of Accrued Certificate Interest payable thereto on the Distribution Date, in each case reducing interest otherwise payable thereon. The Distributable Certificate Interest Amount in respect of any class of certificates will be reduced to the extent any Net Aggregate Prepayment Interest Shortfalls are allocated to such class of certificates. See "Servicing of the Mortgage Loans--The Master Servicers--Master Servicer Compensation" in this prospectus supplement.

         On any Distribution Date, to the extent that the aggregate Prepayment Interest Excesses on all mortgage loans serviced by a master servicer (including any Specially Serviced Mortgage Loans) exceed the aggregate Prepayment Interest Shortfalls for such mortgage loans for such Distribution Date, such excess amount will be payable to the applicable master servicer as additional servicing compensation.

   Optional Termination

         The holders of a majority of the controlling class, each of the master servicers, each of the special servicers and the holder of the majority interest in the Class R-I Certificates, in that order, will have the option to purchase, in whole but not in part, the mortgage loans and any other property remaining in the trust on any Distribution Date on or after the Distribution Date on which the aggregate Certificate Balance of all classes of Principal Balance Certificates then outstanding is less than or equal to 1% of the Initial Pool Balance.

         The purchase price for any such purchase will be 100% of the aggregate unpaid principal balances of the mortgage loans, other than any mortgage loans as to which a master servicer has determined that all payments or recoveries with respect thereto have been made, plus accrued and unpaid interest at the mortgage rate--or the mortgage rate less the Master Servicing Fee Rate--if a master servicer is the purchaser--to the Due Date for each mortgage loan ending in the Collection Period with respect to which such purchase occurs, plus unreimbursed Advances, with interest thereon at the Advance Rate, and the fair market value of any other property remaining in the trust. The optional termination of the trust must be conducted so as to constitute a "qualified liquidation" of each REMIC under Section 860F of the Code.

         If any party above, other than the master servicer of the NCB Mortgage Loans, exercises such purchase option, the master servicer of the NCB Mortgage Loans will be entitled to purchase the remaining NCB Mortgage Loans and any related property, and in such event that other party will then purchase only the remaining mortgage loans and property that are not being purchased by the master servicer of the NCB Mortgage Loans.

         Upon any such termination, the purchase price for the mortgage loans and the other property in the trust will be applied to pay accrued and unpaid interest on and reduce the Certificate Balance of all outstanding classes to zero in the manner provided under "Description of the Offered Certificates--Distributions--Application of the Available Distribution Amount" in this prospectus supplement. Notice of any optional termination must be mailed by the trustee to the Certificateholders and the Rating Agencies upon the receipt of written notice of such optional termination by the trustee and the paying agent.

         The trust could also be terminated in connection with an exchange of all the then outstanding certificates, including the interest only certificates (provided, however, that all of the Certificates that have investment grade ratings at their time of issuance are no longer outstanding), for the mortgage loans remaining in the trust, but all of the holders of such classes of certificates (other than the Class EI, Class R-I, Class R-II and Class R-III) would have to voluntarily participate in such exchange.

         ANY SUCH TERMINATION WILL HAVE AN ADVERSE EFFECT ON THE YIELD OF ANY OUTSTANDING OFFERED CERTIFICATES PURCHASED AT A PREMIUM. SEE "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT.

ADVANCES


   P&I Advances

         On the business day prior to each Distribution Date, each master servicer will be obligated to make a P&I Advance for the mortgage loans for which it is acting as master servicer, but only to the extent that such master servicer determines, in its sole discretion, exercised in accordance with the Servicing Standard, that the amount so advanced, plus interest expected to accrue thereon, will be recoverable from subsequent payments or collections, including Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, in respect of the related mortgage loan, and only until the mortgage loan has been liquidated; provided, however, that the amount of any P&I Advance required to be advanced by such master servicer with respect to interest on a mortgage loan as to which there has been an Appraisal Reduction will be an amount equal to the product of:

         o the amount required to be advanced by such master servicer without giving effect to this sentence; and

         o a fraction, the numerator of which is the Scheduled Principal Balance of such mortgage loan as of the immediately preceding Determination Date less any Appraisal Reduction in effect with respect to such mortgage loan and the denominator of which is the Scheduled Principal Balance of the mortgage loan as of such Determination Date.

         In addition, the master servicers will not in any event be required to advance Prepayment Premiums, Yield Maintenance Charges, Default Interest, Excess Interest or Balloon Payments.

         The 2002-IQ2 Master Servicer is obligated to make Advances with respect to the One Seaport Plaza Pari Passu Loan to the extent set forth in the 2002-IQ2 Pooling and Servicing Agreement.

         With respect to any mortgage loan that is delinquent in respect of its Balloon Payment, including any REO Property as to which the related mortgage loan provided for a Balloon Payment, P&I Advances will be required in an amount equal to the Assumed Scheduled Payment, if such amount is not collected from the related borrower, subject to the same conditions and limitations, as described above, that apply to P&I Advances of other Scheduled Payments. With respect to 7 mortgage loans, representing 1.5% of the initial outstanding pool balance, which have Due Dates (inclusive of grace periods) on or after the Distribution Date, the applicable master servicer is required to make advances of Scheduled Payments, subject to a favorable recoverability determination, to the extent such payments are not received from the applicable borrower by such master servicer on or before the related Master Servicer Remittance Date.

         Each master servicer will be entitled to interest on P&I Advances for which they are responsible, which interest will accrue at the Advance Rate.

         P&I Advances and interest accrued thereon at the Advance Rate will be reimbursable or payable from recoveries on the related mortgage loans and, to the extent the applicable master servicer determines in its sole discretion, exercised in accordance with the Servicing Standard, that a P&I Advance will not be ultimately recoverable from related recoveries it will recover such amounts from general collections on all mortgage loans. P&I Advances made in respect of mortgage loans which have a grace period that expires after the Determination Date will not begin to accrue interest until the day succeeding the expiration date of any applicable grace period; provided that if such P&I Advance is not reimbursed from collections received by the related borrower by the end of the applicable grace period, advance interest will accrue from the date such advance is made (which will be the Master Servicer Remittance Date). In no event will such master servicer be required to make aggregate P&I Advances with respect to any mortgage loan which, when including the amount of interest accrued thereon at the Advance Rate, equals an amount greater than the Scheduled Principal Balance plus all overdue amounts thereof, less any Appraisal Reductions with respect thereto.

         The right of the master servicers to reimbursement or payment out of recoveries will be prior to the right of the Certificateholders to receive any amounts recovered with respect to any mortgage loan. If a master servicer fails to make a required P&I Advance, the trustee is required to make such P&I Advance, and if the trustee fails to make a required P&I Advance, the fiscal agent is required to make such P&I Advance, each subject to the same limitations, and with the same rights, as described above for a master servicer.

   Servicing Advances

         Servicing Advances, in all cases, will be reimbursable as described below. Each master servicer will be permitted to pay, or to direct the payment of, certain of their servicing expenses directly out of their Certificate Account or the Distribution Account and under certain circumstances without regard to the relationship between the expense and the funds from which it is being paid.

         With respect to the mortgaged properties securing the mortgage loans, each master servicer will be obligated to make Servicing Advances on those mortgage loans for which it is acting as master servicer for real estate taxes prior to the earlier of the imposition of late tax payment penalty charges or the notice of intent to create a tax lien on the property and insurance premiums, to the extent that insurance coverage is available at commercially reasonable rates and not paid by the related borrower on a timely basis and for collection or foreclosure costs, including reasonable attorneys fees. With respect to REO Properties, each master servicer will be obligated to make Servicing Advances on those mortgage loans for which it is acting as master servicer, if necessary and to the extent that funds from the operation of the related REO Property are unavailable to pay any amounts due and payable, for:

         o insurance premiums, to the extent that insurance coverage is available at commercially reasonable rates;

         o items such as real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien;

         o    any ground rents in respect of such REO Property; and

         o other costs and expenses necessary to maintain, manage or operate such REO Property.

         Notwithstanding the foregoing, each master servicer will be obligated to make such Servicing Advances only to the extent that such master servicer determines, as described below, that the amount so advanced will be recoverable from subsequent payments or collections, including Insurance Proceeds, Liquidation Proceeds and REO Income, in respect of such mortgage loan or REO Property; provided, however, that upon a determination that such amounts would not be recoverable, such master servicer is required to provide notice of such determination to the applicable special servicer and if the such special servicer determines that the payment of such Servicing Advance is necessary to preserve the related mortgaged property and would be in the best interest of the Certificateholders, such master servicer is required to make such Servicing Advance from amounts in the related Certificate Account.

         The master servicers may incur certain costs and expenses in connection with the servicing of a mortgage loan or the administration of REO Property. Servicing Advances, including interest accrued thereon at the Advance Rate, will be reimbursable from recoveries or collections on the related mortgage loan or REO Property. However, if a master servicer determines, as described below, that any Servicing Advance previously made, and accrued interest thereon at the Advance Rate, will not be ultimately recoverable from such related recoveries, such advances and accrued interest will generally be reimbursable from any amounts on deposit in the applicable Certificate Account (or if not available from such Certificate Account, from the other Certificate Account) or the Distribution Account. If a master servicer fails to make a required Servicing Advance, the trustee is required to make such Servicing Advance, and if the trustee fails to make a required Servicing Advance, the fiscal agent is required to make such Servicing Advance, each subject to the same limitations, and with the same rights, as described above for a master servicer.

         The 2002-IQ2 Master Servicer is obligated to make Servicing Advances with respect to the One Seaport Plaza Pari Passu Loan to the extent set forth in the 2002-IQ2 Pooling and Servicing Agreement.

   Nonrecoverable Advances

         The determination by a master servicer that any P&I Advance or Servicing Advance, previously made or proposed to be made, would not be recoverable for those mortgage loans for which it is acting as master servicer will be made in the sole discretion of such master servicer, in accordance with the Servicing Standard, and is required to be accompanied by an officer's certificate delivered to the trustee, the special servicer for such mortgage loan, the operating adviser, the Rating Agencies, the paying agent and us and setting forth the reasons for such determination, with copies of appraisals or internal valuations, if any, or other information that supports such determination. A master servicer's determination of nonrecoverability will be conclusive and binding upon the Certificateholders, the trustee and the fiscal agent. The trustee and the fiscal agent will be entitled to rely conclusively on any determination by such master servicer of nonrecoverability with respect to such Advance and shall have no obligation, but will be entitled, to make a separate determination of recoverability.


REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

   Paying Agent Reports

       Based solely on information provided in monthly reports prepared by the master servicers and the special servicers and delivered to the paying agent, the paying agent will be required to provide or make available to each Certificateholder on each Distribution Date:

         (a) A statement (in the form of Appendix V) setting forth, to the extent applicable:

              (i) the amount, if any, of such distributions to the holders of each class of Principal Balance Certificates applied to reduce the aggregate Certificate Balance thereof;

              (ii) the amount of such distribution to holders of each class of REMIC Regular Certificates allocable to (A) interest and (B) Prepayment Premiums or Yield Maintenance Charges;

              (iii) the number of outstanding mortgage loans and the aggregate principal balance and Scheduled Principal Balance of the mortgage loans at the close of business on the related Determination Date;

              (iv) the number and aggregate Scheduled Principal Balance of mortgage loans:

                     (A)  delinquent 30 to 59 days,

                     (B)  delinquent 60 to 89 days,

                     (C)  delinquent 90 days or more,

                     (D) as to which foreclosure proceedings have been commenced, or

                     (E) as to which bankruptcy proceedings have been commenced;

              (v) with respect to any REO Property included in the trust, the principal balance of the related mortgage loan as of the date of acquisition of the REO Property and the Scheduled Principal Balance of the mortgage loan;

              (vi) as of the related Determination Date:

                     (A) as to any REO Property sold during the related Collection Period, the date of the related determination by such special servicer that it has recovered all payments which it expects to be finally recoverable and the amount of the proceeds of such sale deposited into the applicable Certificate Account, and

                     (B) the aggregate amount of other revenues collected by each special servicer with respect to each REO Property during the related Collection Period and credited to the applicable Certificate Account, in each case identifying such REO Property by the loan number of the related mortgage loan;

              (vii) the aggregate Certificate Balance or Notional Amount of each class of REMIC Regular Certificates before and after giving effect to the distribution made on such Distribution Date;

              (viii) the aggregate amount of Principal Prepayments made during the related Collection Period;

              (ix) the Pass-Through Rate applicable to each class of REMIC Regular Certificates for such Distribution Date;

              (x) the aggregate amount of servicing fees paid to the master servicers, the Primary Servicers and the special servicers;

              (xi) the amount of Unpaid Interest, Realized Losses or Expense Losses, if any, incurred with respect to the mortgage loans, including a break out by type of such Realized Losses or Expense Losses;

              (xii) the aggregate amount of Servicing Advances and P&I Advances outstanding, separately stated, that have been made by the master servicers, the trustee and the fiscal agent;

              (xiii) the amount of any Appraisal Reductions effected during the related Collection Period on a loan-by-loan basis and the total Appraisal Reductions in effect as of such Distribution Date; and

              (xiv) such other information and in such form as will be specified in the Pooling and Servicing Agreement.

       (b) A report containing information regarding the mortgage loans as of the end of the related Collection Period, which report will contain substantially the categories of information regarding the mortgage loans presented in Appendix I and will be presented in a tabular format substantially similar to the format utilized in Appendix I.

         The reports described in clauses (a) and (b) above may be combined into 1 report for purposes of dissemination.

         In the case of information furnished pursuant to subclauses (a)(i),
(a)(ii) and (a)(xi) above, the amounts shall be expressed as a dollar amount per $1,000 of original actual principal amount of the certificates for all certificates of each applicable Class.

         The paying agent will make the foregoing reports and certain other information available each month to any interested party via the paying agent's website, which shall initially be located at www.etrustee.net. In addition, the paying agent will also make certain other additional reports available via the paying agent's website on a restricted basis to Morgan Stanley Dean Witter Capital I Inc. and its designees, the Rating Agencies, parties to the Pooling and Servicing Agreement, the Underwriters, Certificateholders and any prospective investors or beneficial owners of certificates who provide the paying agent with an investor certification satisfactory to the paying agent. For assistance with the paying agent's website, investors may call 714-238-6700. The trustee and the paying agent will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor. In addition, the trustee and the paying agent may disclaim responsibility for any information of which it is not the original source.

         In connection with providing access to the paying agent's website, the paying agent may require registration and the acceptance of a disclaimer. The trustee and the paying agent will not be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

         On an annual basis, the master servicers are required to deliver the Annual Report to the trustee and the paying agent, which will make such report available as described above to the Underwriters, the Certificateholders, Morgan Stanley Dean Witter Capital I Inc. and anyone Morgan Stanley Dean Witter Capital I Inc. or either Underwriter reasonably designates, the special servicers and the Rating Agencies.

         The paying agent is required to make available at its corporate trust offices (either in physical or electronic form), during normal business hours, upon reasonable advance written notice for review by any certificateholder, any certificate owner, any prospective investor, the Underwriters, each Rating Agency, the special servicers and the Depositor, originals or copies of, among other things, the following items (to the extent such items are in its possession): (i) the most recent property inspection reports in the possession of the paying agent in respect of each mortgaged property and REO Property, (ii) the most recent mortgaged property/REO Property annual operating statement and rent roll (or, with respect to residential cooperative properties, maintenance schedules in lieu thereof), if any, collected or otherwise obtained by or on behalf of the master servicers or the special servicers and delivered to the paying agent, (iii) any Phase I Environmental Report or engineering report prepared, broker price opinion received, market study conducted or appraisals performed in respect of each mortgaged property; provided, however, that the paying agent shall be permitted to require payment by the requesting party (other than either Rating Agency) of a sum sufficient to cover the reasonable expenses actually incurred by the paying agent of providing access or copies (including electronic or digital copies) of any such information reasonably requested in accordance with the preceding sentence.

   Other Information

         The Pooling and Servicing Agreement generally requires that the paying agent make available, at its corporate trust offices or at such other office as it may reasonably designate, during normal business hours, upon reasonable advance notice for review by any Certificateholder, each Rating Agency or Morgan Stanley Dean Witter Capital I Inc., originals or copies of, among other things, the following items (to the extent such items are in its possession), except to the extent not permitted by applicable law or under any of the mortgage loan documents:

         o    the Pooling and Servicing Agreement and any amendments thereto;

         o all reports or statements delivered to holders of the relevant class of certificates since the Closing Date;

         o all officer's certificates delivered to the paying agent since the Closing Date;

         o all accountants' reports delivered to the paying agent since the Closing Date;

         o    the mortgage loan files;

         o the most recent property inspection report prepared by or on behalf of the master servicers or the special servicers in respect of each mortgaged property;

         o the most recent mortgaged property annual operating statements and rent rolls (or, with respect to residential cooperative properties, maintenance schedules in lieu thereof), if any, collected by or on behalf of the master servicers or the special servicers and delivered to the paying agent;

         o any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the master servicers and/or the special servicers; and

         o any and all officer's certificates and other evidence delivered to the trustee to support a master servicer's determination that any Advance was not or, if made, would not be, recoverable.

         Copies of any and all of the foregoing items and any servicer reports will be available from the paying agent upon request; however, the paying agent or trustee will be permitted to require the requesting party to pay a sum sufficient to cover the reasonable costs and expenses of providing such copies. Recipients of such information will generally be required to acknowledge that such information may be used only in connection with an evaluation of the certificates by such recipient and in accordance with applicable law.

   Book-Entry Certificates

         Until such time, if any, as definitive certificates are issued in respect of the offered certificates, the foregoing information and access will be available to the related Certificate Owners only to the extent it is forwarded by, or otherwise available through, DTC and its Participants or otherwise made available publicly by the paying agent. The manner in which notices and other communications are conveyed by DTC to its Participants, and by such Participants to the Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         The master servicers, the special servicers, the paying agent and the Depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered with the Certificate Registrar as of the related Record Date; however, any Certificate Owner that has delivered to the Certificate Registrar a written certification, in the form prescribed by the Pooling and Servicing Agreement, regarding such Certificate Owner's beneficial ownership of offered certificates will be recognized as a Certificateholder for purposes of obtaining the foregoing information and access.


EXAMPLE OF DISTRIBUTIONS


         The following chart sets forth an example of distributions on the certificates as if the certificates had been issued in December 2002:

         The close of business on:

         December 1, 2002      (A)   Cut-off Date.

         December 30, 2002     (B)   Record Date for all Classes of Certificates.

         December 2-January 8  (C)   The Collection Period.  Each master servicer
                                     receives Scheduled Payments due after the Cut-off
                                     Date and any Principal Prepayments made after the
                                     Cut-off Date and on or prior to January 8 or, with
                                     respect to the NCB Mortgage Loans, January 9.

         January 8             (D)   Determination Date (5 Business Days or, with
                                     respect to the NCB Mortgage Loans, 4 Business Days
                                     prior to the Distribution Date).

         January 14            (E)   Master Servicer Remittance Date (1 Business Day
                                     prior to the Distribution Date).

         January 15            (F)   Distribution Date.


         Succeeding monthly periods follow the pattern of (B) through (F) (except as described below).

       (A) The outstanding principal balance of the mortgage loans will be the aggregate outstanding principal balance of the mortgage loans at the close of business on the Cut-off Date (or, with respect to the mortgage loans with due dates on a date other than the first of the month, as of the close of business on such due date in December), after deducting principal payments due on or before such date, whether or not received. Principal payments due on or before such date, and the accompanying interest payments, are not part of the trust.

       (B) Distributions on the next Distribution Date will be made to those persons that are Certificateholders of record on this date. Each subsequent Record Date will be the last business day of the month preceding the related Distribution Date.

       (C) Any Scheduled Payments due and collected and Principal Prepayments collected, after the Cut-off Date will be deposited into the applicable Certificate Account. Each subsequent Collection Period will begin on the day after the Determination Date in the month preceding the month of each Distribution Date and will end on the Determination Date in the month in which the Distribution Date occurs.

       (D) Generally, as of the close of business on the Determination Date, each master servicer will have determined the amounts of principal and interest that will be remitted with respect to the related Collection Period.

       (E) Each master servicer will remit to the paying agent no later than the business day prior to the related Distribution Date all amounts held by each master servicer, and any P&I Advances required to be made by such master servicer, that together constitute the Available Distribution Amount for such Distribution Date.

       (F) The paying agent will make distributions to Certificateholders on the 15th day of each month or, if such day is not a business day, the next succeeding business day.

THE TRUSTEE, FISCAL AGENT, PAYING AGENT, CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

   The Trustee, Paying Agent, Certificate Registrar and Authenticating Agent

         LaSalle Bank National Association will act as the trustee (in such capacity, the "trustee"). LaSalle Bank National Association is an affiliate of the fiscal agent. The trustee is at all times required to be, and will be required to resign if it fails to be, (i) an institution insured by the FDIC,
(ii) a corporation, national bank or national banking association organized and doing business under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (iii) an institution whose short-term debt obligations are at all times rated not less than "A-1" (without regard to plus or minus) by S&P and whose long-term senior unsecured debt, or that of its fiscal agent, if applicable, is rated not less than "A2" by Moody's and "A+" by S&P, provided that, if the fiscal agent is rated at least "A2" by Moody's and "A+" by S&P, then the trustee must be rated not less than "A3" by Moody's and "A-" by S&P, or otherwise acceptable to the Rating Agencies as evidenced by a Rating Agency Confirmation. On September 23, 2002, S&P lowered to "A+" from "AA-" the long-term senior unsecured debt rating of LaSalle Bank National Association. The corporate trust office of the trustee responsible for administration of the trust is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Asset-Backed Securities Trust Services Group--Morgan Stanley Dean Witter Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-IQ3. As of June 30, 2002, the trustee had assets of approximately $58.4 billion. See "Description Of The Agreements--Duties of the Trustee," "Description Of The Agreements--Matters Regarding the Trustee" and "Description Of The Agreements--Resignation and Removal of the Trustee" in the prospectus.


         LaSalle Bank National Association will also serve as the paying agent (in such capacity, the "paying agent"). In addition, LaSalle Bank National Association will serve as registrar (in such capacity, the "Certificate Registrar") for purposes of recording and otherwise providing for the registration of the offered certificates and of transfers and exchanges of the Definitive Certificates, if issued, and as authenticating agent of the certificates (in such capacity, the "Authenticating Agent"). As compensation for the performance of its duties as trustee, paying agent, Certificate Registrar and Authenticating Agent, LaSalle Bank National Association will be paid the monthly Trustee Fee as set forth in the Pooling and Servicing Agreement.

   The Fiscal Agent

         ABN AMRO Bank N.V., a Netherlands banking corporation and the indirect corporate parent of the trustee, will act as fiscal agent for the trust and will be obligated to make any Advance required to be made, and not made, by the master servicer and the trustee under the Pooling and Servicing Agreement, provided that the fiscal agent will not be obligated to make any Advance that it deems to be a Nonrecoverable Advance. The fiscal agent will be entitled, but not obligated, to rely conclusively on any determination by the master servicer, the special servicer (solely in the case of Servicing Advances) or the trustee that an Advance, if made, would be a Nonrecoverable Advance. The fiscal agent will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as, but prior to, the master servicer and the trustee. See "--Advances" above. The fiscal agent will be entitled to various rights, protections and indemnities similar to those afforded the trustee. The trustee will be responsible for payment of the compensation of the fiscal agent. As of June 30, 2002, the fiscal agent had consolidated assets of approximately $601.4 billion. The long-term unsecured debt of ABN AMRO Bank N.V. is rated "Aa3" by Moody's and "AA-" by S&P. On September 23, 2002, S&P lowered to "AA-" from "AA" the long-term unsecured debt rating of ABN AMRO Bank N.V. On September 13, 2002, Moody's Investors Service lowered to "Aa3" from "Aa2" the long-term senior unsecured debt rating of ABN AMRO Bank N.V. The long-term unsecured debt rating of LaSalle Bank National Association was not lowered by Moody's Investors Service. In the event that LaSalle Bank National Association shall, for any reason, cease to act as trustee under the Pooling and Servicing Agreement, ABN AMRO Bank N.V. likewise shall no longer serve in the capacity of fiscal agent thereunder.


         The trustee, the fiscal agent, the Certificate Registrar and the paying agent and each of their respective directors, officers, employees, agents and controlling persons will be entitled to indemnification from the trust against any loss, liability or expense incurred in connection with any legal action incurred without negligence or willful misconduct on their respective parts, arising out of, or in connection with the Pooling and Servicing Agreement and the certificates.


         The trustee, the fiscal agent, the Certificate Registrar and the paying agent and each of their respective directors, officers, employees, agents and controlling persons will be entitled to indemnification from the trust against any loss, liability or expense incurred in connection with any legal action incurred without negligence or willful misconduct on their respective parts, arising out of, or in connection with the Pooling and Servicing Agreement, the certificates and the mortgage loans.


EXPECTED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

         The Expected Final Distribution Date for each class of certificates presented under "Summary of Prospectus Supplement--Relevant Parties and Dates--Expected Final Distribution Dates" in this prospectus supplement is the date on which such Class is expected to be paid in full, assuming timely payments and no Principal Prepayments will be made on the mortgage loans in accordance with their terms and otherwise based on the Structuring Assumptions.

       The Rated Final Distribution Date of each class of offered certificates is the Distribution Date in _______________.

         The ratings assigned by the Rating Agencies to each class of Principal Balance Certificates reflects an assessment of the likelihood that the Certificateholders of such Class will receive, on or before the Rated Final Distribution Date, all principal distributions to which they are entitled.


AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT

         The Pooling and Servicing Agreement may be amended from time to time by the parties thereto, without notice to or the consent of any of the Holders, to do the following:

         o    to cure any ambiguity;

         o to cause the provisions therein to conform to or be consistent with or in furtherance of the statements contained herein made with respect to the certificates, the trust or the Pooling and Servicing Agreement, or to correct or supplement any provision which may be inconsistent with any other provisions;

         o to amend any provision thereof to the extent necessary or desirable to maintain the status of each REMIC created under the Pooling and Servicing Agreement (or the interest represented by the Class EI Certificates that evidence beneficial ownership of the grantor trust assets) for the purposes of federal income tax (or comparable provisions of state income tax law);

         o to make any other provisions with respect to matters or questions arising under or with respect to the Pooling and Servicing Agreement not inconsistent with the provisions therein;

         o to modify, add to or eliminate the provisions in the Pooling and Servicing Agreement relating to transfers of residual certificates; or

         o to make any other amendment which does not adversely affect in any material respect the interests of any Certificateholder (unless such Certificateholder consents).

         No such amendment effected pursuant to the first, second or fourth bullet above may (A) adversely affect in any material respect the interests of any Holder not consenting thereto without the consent of 100% of the Certificateholders or (B) adversely affect the status of any REMIC created under the Pooling and Servicing Agreement (or the interest represented by the Class EI Certificates that evidence beneficial ownership of the grantor trust assets). Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the trustee may require an opinion of counsel.

         The Pooling and Servicing Agreement may also be amended from time to time by the agreement of the parties thereto (without the consent of the Certificateholders) and with the written confirmation of the Rating Agencies that such amendment would not cause the ratings on any class of certificates to be qualified, withdrawn or downgraded; provided, however, that such amendment may not effect any of the items set forth in the bullet points of the proviso in the next succeeding paragraph. The trustee may request, at its option, to receive an opinion of counsel, addressed to the parties to the Pooling and Servicing Agreement and any Primary Servicer, that any amendment pursuant to this paragraph is permitted under the Pooling and Servicing Agreement.

         The Pooling and Servicing Agreement may also be amended from time to time by the parties with the consent of the Holders of not less than 51% of the aggregate certificate balance of the certificates then outstanding (as calculated under the Pooling and Servicing Agreement), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders; provided that no such amendment may:

         o reduce in any manner the amount of, or delay the timing of the distributions required to be made on any certificate without the consent of the Holder of such certificate;

         o reduce the aforesaid percentages of aggregate certificate percentage or certificate balance, the Holders of which are required to consent to any such amendment without the consent of all the Holders of each class of certificates affected thereby;

         o no such amendment may eliminate the master servicers', the fiscal agent's or the trustee's obligation to advance or alter the Servicing Standard except as may be necessary or desirable to comply with Sections 860A through 860G of the Code and related Treasury Regulations and rulings promulgated thereunder; or

         o adversely affect the status of any REMIC created under the Pooling and Servicing Agreement for federal income tax purposes or the interests represented by the Class EI Certificates, without the consent of 100% of the Certificateholders (including the Class R-I, Class R-II and Class R-III Certificateholders). The trustee may request, at its option, to receive an opinion of counsel that any amendment pursuant to this paragraph is permitted under the Pooling and Servicing Agreement.


                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS


GENERAL

         The yield to maturity on the offered certificates will be affected by the price paid by the Certificateholder, the related Pass-Through Rates and the rate, timing and amount of distributions on such offered certificates. The rate, timing and amount of distributions on any such certificate will in turn depend on, among other things:

         o    the Pass-Through Rate for such certificate;

         o the rate and timing of principal payments, including Principal Prepayments, and other principal collections on the mortgage loans (including payments of principal arising from purchases of mortgage loans in connection with breaches of representations and warranties) and the extent to which such amounts are to be applied in reduction of the Certificate Balance or Notional Amount of such certificate;

         o the rate, timing and severity of Realized Losses and Expense Losses and the extent to which such losses and expenses are allocable in reduction of the Certificate Balance or Notional Amount of such certificate or in reduction of amounts distributable thereon; and

         o the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest Amount payable on such certificate.

         In addition, the effective yield to holders of the offered certificates will differ from the yield otherwise produced by the applicable Pass-Through Rate and purchase prices of such certificates because interest distributions will not be payable to such holders until at least the 15th day of the month following the month of accrual without any additional distribution of interest or earnings thereon in respect of such delay.


PASS-THROUGH RATES

         The interest rates on certain of the certificates may be based on a weighted average of the mortgage loan interest rates net of the Administrative Cost Rate, which is calculated based upon the respective principal balances of the mortgage loans. The interest rates on certain of the certificates may be capped at such weighted average rate. Accordingly, the yield on the those classes of certificates may be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary and involuntary prepayments and any unscheduled collections of principal and/or any experience of Realized Losses as a result of liquidations of mortgage loans. In general, the effect of any such changes on such yields and Pass-Through Rates for such certificates will be particularly adverse to the extent that mortgage loans with relatively higher mortgage rates experience faster rates of such scheduled amortization, voluntary prepayments and unscheduled collections or Realized Losses than mortgage loans with relatively lower mortgage rates.


RATE AND TIMING OF PRINCIPAL PAYMENTS

         The yield to maturity on the Class X-1 Certificates and the Class X-Y Certificates (and to a lesser extent, the Class X-2 Certificates) will be extremely sensitive to, and the yield to maturity on any class of offered certificates purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the aggregate Certificate Balance or Notional Amount of such class of certificates. As described herein, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the Class A Certificates until the Certificate Balance thereof is reduced to zero, and will thereafter be distributable entirely in respect of each other class of Principal Balance Certificates, in descending alphabetical, and, if applicable, descending numerical, order of Class designation, in each case until the aggregate Certificate Balance of such class of certificates is, in turn, reduced to zero. Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the aggregate Certificate Balance of each class of offered certificates will be directly related to the rate and timing of principal payments on or in respect of the mortgage loans, which will in turn be affected by the amortization schedules thereof, the dates on which Balloon Payments are due, any extension of maturity dates by a special servicer, and the rate and timing of Principal Prepayments and other unscheduled collections thereon, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties and purchases of mortgage loans out of the trust.

         Although the borrower under an ARD Loan may have incentives to prepay the ARD Loan on its Anticipated Repayment Date, there is no assurance that the borrower will be able to prepay the ARD Loan on its Anticipated Repayment Date. The failure of the borrower to prepay the ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of that mortgage loan. However, the pooling and servicing agreement will require action to be taken to enforce the trust's right to apply excess cash flow generated by the mortgaged property to the payment of principal in accordance with the terms of the ARD Loan documents.

         Prepayments and, assuming the respective maturity dates therefor have not occurred, liquidations of the mortgage loans will result in distributions on the certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans and will tend to shorten the weighted average lives of the Principal Balance Certificates. Any early termination of the trust as described herein under "Description of the Offered Certificates--Distributions--Optional Termination" will also shorten the weighted average lives of those certificates then outstanding. Defaults on the mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the mortgage loans, and, accordingly, on the Principal Balance Certificates, while work-outs are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those certificates. See "Servicing of the Mortgage Loans--Mortgage Loan Modifications" in this prospectus supplement.

         The extent to which the yield to maturity of any offered certificate may vary from the anticipated yield will depend upon the degree to which such certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in turn are distributed or otherwise result in a reduction of the aggregate Certificate Balance or Notional Amounts of its Class. An investor should consider, in the case of any such certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

         In general, if an offered certificate is purchased at a discount or premium, the earlier a payment of principal on the mortgage loans is distributed or otherwise results in reduction of the Certificate Balance or Notional Amounts of the related Class, the greater will be the effect on the yield to maturity of such certificate. As a result, the effect on an investor's yield of principal payments on the mortgage loans occurring at a rate higher, or lower than the rate anticipated by the investor during any particular period may not be fully offset by a subsequent like reduction, or increase, in the rate of such principal payments. With respect to the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates, the allocation of a portion of collected Prepayment Premiums or Yield Maintenance Charges to the certificates as described herein is intended to mitigate those risks; however, such allocation, if any, may be insufficient to offset fully the adverse effects on yield that such prepayments may have. The Prepayment Premium or Yield Maintenance Charge payable, if any, with respect to any mortgage loan, is required to be calculated as presented in "Appendix II - Certain Characteristics of the Mortgage Loans."

         Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of Principal Prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.


UNPAID DISTRIBUTABLE CERTIFICATE INTEREST

         If the portion of the Available Distribution Amount distributable in respect of interest on any class of certificates on any Distribution Date is less than the Distributable Certificate Interest Amount then payable for that Class, the shortfall will be distributable to holders of the class of certificates on subsequent Distribution Dates, to the extent of the Available Distribution Amount. Any such shortfall (which would not include interest shortfalls in connection with a principal prepayment accompanied by less than a full month's interest) will bear interest at the applicable Pass-Through Rate and will adversely affect the yield to maturity of the class of certificates for as long as it is outstanding.


LOSSES AND SHORTFALLS

         The yield to holders of the offered certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Realized Losses and Expense Losses allocable to principal will generally be applied to reduce the Certificate Balances of the Principal Balance Certificates in the following order: first, to the Class O Certificates until the Certificate Balance thereof has been reduced to zero; then to the other respective Classes of Principal Balance Certificates, in ascending -- that is, from N to A -- alphabetical order of Class designation, until the remaining Certificate Balance of each such class of certificates has been reduced to zero. Realized Losses and Expense Losses allocable to interest will generally be applied in the same order to Distributable Certificate Interest otherwise payable to each such Class; provided that Realized Losses and Expense Losses of interest will be allocated to the Class A-1 and Class A-2 and Class X-1, Class X-2 and Class X-Y Certificates, pro rata based on interest distributable on such certificates. Net Aggregate Prepayment Interest Shortfalls will be borne by the holders of each class of certificates, pro rata in each case reducing interest otherwise payable thereon. Shortfalls arising from delinquencies and defaults, to the extent the applicable master servicer determines that P&I Advances would be nonrecoverable, Appraisal Reductions, Expense Losses and Realized Losses generally will result in, among other things, a shortfall in current distributions to the most subordinate class of certificates outstanding.

RELEVANT FACTORS

         The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors including, without limitation, payments of principal arising from repurchases of mortgage loans (including payments of principal arising from purchases of mortgage loans in connection with breaches of representations and warranties), prevailing interest rates, the terms of the mortgage loans--for example, provisions prohibiting Principal Prepayments for certain periods and/or requiring the payment of Prepayment Premiums or Yield Maintenance Charges, due on sale and due on encumbrance provisions, release provisions and amortization terms that require Balloon Payments--the demographics and relative economic vitality of the areas in which the mortgaged properties are located and the general supply and demand for rental units or comparable commercial space, as applicable, in such areas, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" in this prospectus supplement and in the prospectus.


         The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower has an incentive to refinance its mortgage loan. A requirement that a prepayment be accompanied by a Prepayment Premium or Yield Maintenance Charge may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.


         Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell mortgaged properties prior to the exhaustion of tax depreciation benefits.


         We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.


WEIGHTED AVERAGE LIFE

         Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of any Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected or advanced and applied to reduce the Certificate Balance of such certificate.

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is the Constant Prepayment Rate or CPR model. The CPR model represents an assumed constant rate of prepayment each month expressed as a percentage of the then outstanding principal balance of all of the mortgage loans. We make no representation as to the appropriateness of using the CPR model for purposes of analyzing an investment in the offered certificates.

         The following tables indicate the percent of the initial Certificate Balance of each class of offered certificates after each of the dates shown and the corresponding weighted average life of each such class of the certificates, if the Mortgage Pool were to prepay at the indicated levels of CPR, and sets forth the percentage of the initial Certificate Balance of such certificates that would be outstanding after each of the dates shown. The tables below have also been prepared generally on the basis of the Structuring Assumptions.

         The mortgage loans do not have all of the characteristics of the Structuring Assumptions. To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables, the Classes of Certificates analyzed in the tables may mature earlier or later than indicated by the tables and therefore will have a corresponding decrease or increase in weighted average life. Additionally, mortgage loans generally do not prepay at any constant rate. Accordingly, it is highly unlikely that the mortgage loans will prepay in a manner consistent with the Structuring Assumptions. Furthermore, it is unlikely that the mortgage loans will experience no defaults or losses. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances, and shorten or extend the weighted average lives, shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay.

         For the purposes of each table, the weighted average life of a certificate is determined by:

         o multiplying the amount of each reduction in the Certificate Balance thereon by the number of years from the date of issuance of the certificate to the related Distribution Date;

         o    summing the results; and

         o dividing the sum by the aggregate amount of the reductions in the Certificate Balance of such certificate.

         The characteristics of the mortgage loans differ in substantial respects from those assumed in preparing the tables below, and the tables are presented for illustrative purposes only. In particular, it is unlikely that the Mortgage Pool will not experience any defaults or losses, or that the Mortgage Pool or any mortgage loan will prepay at any constant rate. Therefore, there can be no assurance that the mortgage loans will prepay at any particular rate.


           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE CLASS A-1 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR


      DISTRIBUTION DATE            0%        25%      50%       75%      100%
------------------------          ----      -----    -----     -----    ------
Closing Date                       100%      100%     100%      100%      100%
December 2003                       94%       94%      94%       94%       94%
December 2004                       88%       88%      88%       88%       88%
December 2005                       81%       81%      81%       81%       81%
December 2006                       74%       74%      74%       74%       74%
December 2007                       61%       61%      61%       61%       61%
December 2008                       53%       53%      53%       53%       53%
December 2009                       35%       35%      35%       35%       35%
December 2010                       24%       24%      23%       23%       21%
December 2011                        7%        4%       1%        0%        0%
December 2012                        0%        0%       0%        0%        0%
Weighted average life (years)     5.70      5.68     5.66      5.64      5.56


           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE CLASS A-2 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR


      DISTRIBUTION DATE            0%         25%       50%      75%     100%
------------------------          ----      -----     -----     -----   ------
Closing Date                       100%       100%     100%     100%     100%
December 2003                      100%       100%     100%     100%     100%
December 2004                      100%       100%     100%     100%     100%
December 2005                      100%       100%     100%     100%     100%
December 2006                      100%       100%     100%     100%     100%
December 2007                      100%       100%     100%     100%     100%
December 2008                      100%       100%     100%     100%     100%
December 2009                      100%       100%     100%     100%     100%
December 2010                      100%       100%     100%     100%     100%
December 2011                      100%       100%     100%      98%      89%
December 2012                        0%         0%       0%       0%       0%
Weighted average life (years)     9.65       9.63     9.61     9.57     9.37

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS B CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

    DISTRIBUTION DATE              0%       25%      50%       75%      100%
------------------------          ----     -----    -----     -----    ------
Closing Date                      100%      100%     100%      100%      100%
December 2003                     100%      100%     100%      100%      100%
December 2004                     100%      100%     100%      100%      100%
December 2005                     100%      100%     100%      100%      100%
December 2006                     100%      100%     100%      100%      100%
December 2007                     100%      100%     100%      100%      100%
December 2008                     100%      100%     100%      100%      100%
December 2009                     100%      100%     100%      100%      100%
December 2010                     100%      100%     100%      100%      100%
December 2011                     100%      100%     100%      100%      100%
December 2012                       0%        0%       0%        0%        0%
Weighted average life (years)    9.99      9.99     9.99      9.98      9.74


           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS C CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR


    DISTRIBUTION DATE              0%        25%      50%       75%      100%
------------------------          ----      -----    -----     -----    ------
Closing Date                      100%      100%      100%      100%      100%
December 2003                     100%      100%      100%      100%      100%
December 2004                     100%      100%      100%      100%      100%
December 2005                     100%      100%      100%      100%      100%
December 2006                     100%      100%      100%      100%      100%
December 2007                     100%      100%      100%      100%      100%
December 2008                     100%      100%      100%      100%      100%
December 2009                     100%      100%      100%      100%      100%
December 2010                     100%      100%      100%      100%      100%
December 2011                     100%      100%      100%      100%      100%
December 2012                      43%       36%       31%       27%       25%
December 2013                       0%        0%        0%        0%        0%
Weighted average life (years)    10.17     10.12     10.09     10.07     9.90


           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS D CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

    DISTRIBUTION DATE              0%        25%       50%      75%      100%
------------------------          ----      -----    -----     -----    ------
Closing Date                      100%      100%      100%     100%      100%
December 2003                     100%      100%      100%     100%      100%
December 2004                     100%      100%      100%     100%      100%
December 2005                     100%      100%      100%     100%      100%
December 2006                     100%      100%      100%     100%      100%
December 2007                     100%      100%      100%     100%      100%
December 2008                     100%      100%      100%     100%      100%
December 2009                     100%      100%      100%     100%      100%
December 2010                     100%      100%      100%     100%      100%
December 2011                     100%      100%      100%     100%      100%
December 2012                     100%      100%      100%     100%      100%
December 2013                       0%        0%        0%       0%        0%
Weighted average life (years)    10.73     10.58     10.58    10.52     10.39

                        DESCRIPTION OF THE MORTGAGE POOL


GENERAL

         The Mortgage Pool will consist of 239 fixed-rate, first lien mortgage loans with an aggregate Cut-off Date Balance of $909,642,278, subject to a permitted variance of plus or minus 5%. The Cut-off Date Balances of the mortgage loans range from $123,335 to $67,000,000, and the mortgage loans have an average Cut-off Date Balance of $3,806,035. Generally, for purposes of the presentation of Mortgage Pool information in this prospectus supplement, multiple mortgaged properties securing a single mortgage loan have been treated as multiple cross-collateralized and cross-defaulted mortgage loans, each secured by one of the related mortgaged properties and each having a principal balance in an amount equal to an allocated portion of the aggregate indebtedness represented by such obligation. In addition, for purposes of the presentation of Mortgage Pool information in this prospectus supplement, certain multiple mortgaged properties securing a single mortgage loan were treated as a single mortgaged property if, generally, such mortgaged properties were in close proximity to each other and economically dependent upon each other in order to provide sufficient income to pay debt service on the related mortgage loan. All numerical information concerning the mortgage loans contained in this prospectus supplement is approximate.

         The mortgage loans were originated between October 1998 and November 2002. As of the Cut-off Date, none of the mortgage loans was 30 days or more delinquent, or had been 30 days or more delinquent during the 12 calendar months preceding the Cut-off Date. Brief summaries of the material terms of the mortgage loans associated with the 10 largest loan exposures (including crossed mortgage loans) in the Mortgage Pool are contained in Appendix III attached.

         226 mortgage loans, representing 92.5% of the Initial Pool Balance, are evidenced by a mortgage note and secured by a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in one or more income-producing mortgaged properties. 9 mortgage loans, representing 6.7% of the Initial Pool Balance, are secured by a first mortgage lien on both a fee and a leasehold interest in income-producing real property. 4 mortgage loans, representing 0.8% of the Initial Pool Balance, are secured by a leasehold mortgage, deed of trust or similar security instrument that creates a first mortgage lien in a leasehold interest in one or more income-producing real properties.

         On the Closing Date, we will acquire the mortgage loans from the sellers, in each case pursuant to a Mortgage Loan Purchase Agreement to be entered into between us and the particular seller. We will then transfer the mortgage loans, without recourse, to the trustee for the benefit of the Certificateholders. See "--The Sellers" and "--Sale of the Mortgage Loans" below.


MATERIAL TERMS AND CHARACTERISTICS OF THE MORTGAGE LOANS

   Mortgage Rates; Calculations of Interest

         The mortgage loans bear interest at mortgage rates that will remain fixed for their entire terms. Other than the ARD Loans, no mortgage loan permits negative amortization or the deferral of accrued interest. 75 mortgage loans, representing 60.2% of the Initial Pool Balance, accrue interest on the basis of the actual number of days elapsed each month in a 360-day year. 164 of the mortgage loans, representing 39.8% of the Initial Pool Balance, accrue interest on the basis of a 360-day year consisting of twelve 30-day months.

   Property Types

         The mortgage loans consist of the following property types:

         o Office - 48 of the mortgaged properties, which secure 34.2% of the Initial Pool Balance, are office properties;

         o Retail - 67 of the mortgaged properties, which secure 23.7% of the Initial Pool Balance, are retail properties;

         o Industrial - 57 of the mortgaged properties, which secure 18.8% of the Initial Pool Balance, are industrial properties;

         o Multifamily - 30 of the mortgaged properties, which secure 11.4% of the Initial Pool Balance, are multifamily properties;

         o Residential Cooperative - 41 of the mortgaged properties, which secure 9.7% of the Initial Pool Balance, are residential cooperative properties;

         o Hotel - 1 of the mortgaged properties, which secures 0.9% of the Initial Pool Balance, is a hotel property;

         o Mixed Use - 3 of the mortgaged properties, which secure 0.7% of the Initial Pool Balance, are mixed use properties; and

         o Self Storage - 1 of the mortgaged properties, which secures 0.6% of the Initial Pool Balance, is a self storage property.

   Property Location

         The following 4 states and the District of Columbia contain the largest concentrations of mortgaged properties securing the mortgage loans: New York, California, the District of Columbia, Texas and Massachusetts:

         o 45 mortgaged properties, representing security for 21.3% of the Initial Pool Balance, are located in New York;

         o 38 mortgaged properties, representing security for 14.6% of the Initial Pool Balance, are located in California. Of the mortgaged properties located in California, 7 of such mortgaged properties, representing security for 4.4% of the Initial Pool Balance, are located in Northern California (with a zip code greater than or equal to 93600), and 31 mortgaged properties, representing security for 10.2% of the Initial Pool Balance, are located in Southern California (with a zip code less than 93600);

         o 4 mortgaged properties, representing security for 7.7% of the Initial Pool Balance, are located in the District of Columbia;

         o 22 mortgaged properties, representing security for 6.3% of the Initial Pool Balance, are located in Texas; and

         o 4 mortgaged properties, representing security for 4.7% of the Initial Pool Balance, are located in Massachusetts.

   Due Dates

         216 of the mortgage loans, representing 89.7% of the Initial Pool Balance, have Due Dates on the first day of each calendar month. 5 of the mortgage loans, representing 1.3% of the Initial Pool Balance, have Due Dates on the fifth day of each calendar month. 16 of the mortgage loans, representing 8.8% of the Initial Pool Balance, have Due Dates on the 10th day of each calendar month. 2 of the mortgage loans, representing 0.3% of the Initial Pool Balance, have Due Dates on the 15th day of each calendar month. The mortgage loans either have no grace period or have various grace periods of 2, 3, 5, 7 and 10 days, but in all cases the mortgage loans are required to be paid, taking into account any grace periods, by not later than the 20th day of each calendar month.

   Amortization

         The mortgage loans have the following amortization features:

         o 111 of the mortgage loans, representing 78.4% of the Initial Pool Balance, are Balloon Loans. 4 of these mortgage loans, representing 5.5% of the Initial Pool Balance, are ARD Loans. The amount of the Balloon Payments on those mortgage loans that accrue interest on a basis other than a 360-day year consisting of twelve 30-day months will be greater, and the actual amortization terms will be longer, than would be the case if such mortgage loans accrued interest on such basis as a result of the application of interest and principal on such mortgage loans over time. See "Risk Factors."

         o The 128 remaining mortgage loans, representing 21.6% of the Initial Pool Balance, are fully or substantially amortizing and are expected to have less than 5% of their original principal balances remaining as of their respective maturity dates.

   Prepayment Restrictions

         As of the Cut-off Date, each of the mortgage loans restricted voluntary principal prepayments in one of the following ways:

         o 83 mortgage loans, representing 63.8% of the initial outstanding pool balance, prohibit voluntary principal prepayments for a period ending on a date specified in the related mortgage note, which period is referred to in this prospectus supplement as a lockout period, but permit the related borrower, after an initial period of at least 2 years following the date of issuance of the certificates, to defease the loan by pledging to the trust "government securities" as defined in the Investment Company Act of 1940, provided that such "government securities" are approved by the rating agencies, and obtaining the release of the mortgaged property from the lien of the mortgage.

         o 131 mortgage loans, representing 22.1% of the initial outstanding pool balance, have either no lockout period or the lockout period has expired and the loans permit voluntary principal prepayments at any time if, for a certain period of time, accompanied by a prepayment premium calculated as the greater of a yield maintenance formula and 1.0% of the amount prepaid.

         o 10 mortgage loans, representing 6.3% of the initial outstanding pool balance, prohibit voluntary principal prepayments during a lockout period, and following the lockout period permit principal prepayment if accompanied by a prepayment premium calculated as the greater of a yield maintenance formula and 1.0% of the amount prepaid.

         o 3 mortgage loans, representing 3.8% of the initial outstanding pool balance, prohibit voluntary principal prepayments during a lockout period, and following the lockout period permit defeasance of the mortgage loan or permit principal prepayment if accompanied by a prepayment premium calculated as the greater of a yield maintenance formula and 1.0% of the amount prepaid.

         o 3 mortgage loans, representing 1.3% of the initial outstanding pool balance, prohibit voluntary principal prepayments during a lockout period, and following the lockout period permit principal prepayment if accompanied by a prepayment premium equal to 1.0% of the amount prepaid.

         o 5 mortgage loans, representing 0.9% of the initial outstanding pool balance, prohibit voluntary principal prepayments during a lockout period, and following the lockout period permit principal prepayment if accompanied by a prepayment premium equal to 2.0% of the amount prepaid.

         o 3 mortgage loans, representing 0.9% of the initial outstanding pool balance, have either no lockout period or the lockout period has expired and the loans permit voluntary principal prepayments at any time if, for a certain period of time, accompanied by a prepayment premium calculated as the greater of a yield maintenance formula and 1.0% of the amount prepaid and thereafter, if accompanied by a prepayment premium that declines over the remaining term of the mortgage loan.

         o 1 mortgage loan, representing 0.9% of the initial outstanding pool balance, prohibits voluntary principal prepayments during a lockout period, and following the lockout period permits principal prepayment if accompanied by a prepayment premium calculated based on a yield maintenance formula.

         Notwithstanding the above, the mortgage loans generally (i) permit prepayment in connection with casualty or condemnation and certain other matters without payment of a prepayment premium or yield maintenance charge and (ii) provide for a specified period commencing prior to and including the maturity date or Anticipated Repayment Date during which the related borrower may prepay the mortgage loan without payment of a prepayment premium or yield maintenance charge. In addition, the yield maintenance formulas are not the same for all of the mortgage loans that have Yield Maintenance Charges. See the footnotes to Appendix II for more details about the various yield maintenance formulas.

         With respect to the prepayment provisions set forth above, certain of the mortgage loans also include provisions described below:

         o 1 mortgage loan, representing 7.4% of the initial outstanding pool balance, a holdback reserve of $19,000,000 may be applied by the lender towards amounts outstanding on the related mortgage loan if certain conditions, which relate to certain tenants taking occupancy of their respective leaseholds at the related mortgaged property, do not take place prior to May 2004. Such allocation by the lender will result in a partial prepayment of the related mortgage loan. For a further description of the terms of release for this holdback reserve, see the discussion for "Mortgage Loan No. 1 - 77 P Street" in Appendix III.

         o 16 mortgage loans, representing 3.3% of the initial outstanding pool balance, allow a prepayment of either 5% or 10% of the outstanding principal balance of the mortgage loan once per annum.

         o 1 mortgage loan, representing 0.2% of the initial pool balance, allows a transfer of significant parcels of the mortgaged property if certain conditions are met, including the prepayment of a portion of the outstanding principal balance of the mortgage loan and the payment of a prepayment premium. For a further description of the terms of such transfer, see the discussion for "Mortgage Loan Nos. 96-98 - Boozer Properties" in Appendix III.

         o 1 mortgage loan, representing 0.9% of the initial outstanding pool balance, the related mortgage loan seller is required to repurchase such mortgage loan if certain improvements are not completed on the related mortgage property and a certificate of occupancy is not issued with respect to such improvements on or before December 31, 2003, or, if no event of default then exists with respect to such mortgage loan and the anticipated cost of completion of the improvements does not exceed the amount on deposit in the related construction escrow account with respect to such mortgage loan, the date 6 months thereafter.

         o 1 mortgage loan, representing 1.0% of the initial pool balance, allows the release of a portion of the collateral for such mortgage loan in the event of a casualty if certain conditions are met, including the prepayment of a portion of the outstanding principal balance of the mortgage loan. For a further description of the terms of such release, see the discussion for "Mortgage Loan No. 19 - Terrace Oaks I and II" in Appendix III.


         See the footnotes to Appendix II of this prospectus supplement for more details concerning the foregoing provisions.

   Non-Recourse Obligations

         The mortgage loans are generally non-recourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related mortgage loan, the holder thereof may look only to the related mortgaged property for satisfaction of the borrower's obligations. In those cases where the loan documents permit recourse to the borrower or a guarantor, we have not evaluated the financial condition of any such person, and prospective investors should thus consider all of the mortgage loans to be non-recourse. None of the mortgage loans is insured or guaranteed by any seller or any of their affiliates, the United States, any government entity or instrumentality, mortgage insurer or any other person.

   "Due-on-Sale" and "Due-on-Encumbrance" Provisions

         The mortgages generally contain due-on-sale and due-on-encumbrance clauses that permit the holder of the mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or otherwise transfers or encumbers the related mortgaged property or that prohibit the borrower from doing so without the consent of the holder of the mortgage. However, the mortgage loans generally permit transfers of the related mortgaged property, subject to reasonable approval of the proposed transferee by the holder of the mortgage, payment of an assumption fee, which may be waived by the applicable master servicer or the applicable special servicer, as the case may be, or, if collected, will be paid to such master servicer or such special servicer as additional servicing compensation, and certain other conditions.

         In addition, some of the mortgage loans permit the borrower to transfer the related mortgaged property to an affiliate or subsidiary of the borrower, or an entity of which the borrower is the controlling beneficial owner, transfer the related mortgaged property to specified entities or types of entities, issue new ownership interests in the borrower or transfer certain ownership interests in the borrower, upon the satisfaction of certain limited conditions set forth in the applicable mortgage loan documents and/or as determined by the applicable master servicer. The residential cooperative mortgage loans permit transfers of shares in the related cooperative corporation in connection with the assignment of a proprietary lease for one or more units in the related mortgaged real property. The applicable master servicer or the applicable special servicer, as the case may be, will determine, in a manner consistent with the Servicing Standard, whether to exercise any right it may have under any such clause to accelerate payment of the related mortgage loan upon, or to withhold its consent to, any transfer or further encumbrance of the related mortgaged property in accordance with the Pooling and Servicing Agreement.

   Subordinate and Other Financing

         The One Seaport Plaza Pari Passu Loan identified in Annex II to this prospectus supplement as Mortgage Loan No. 2, representing 7.1% of the Initial Pool Balance, currently is structured as 1 of 3 pari passu notes which are each secured by the mortgaged property related to such mortgage loan. Except as set forth below with respect to certain mortgage loans secured by residential cooperative properties, the sellers will represent that, to their knowledge, none of the other mortgaged properties secure any loans that are subordinate to the related mortgage loan unless such other loans are included in the trust. However, the sellers generally have not obtained updated title reports or otherwise taken steps to confirm that no such additional secured subordinate financing exists, and the Depositor will make no representation as to whether any other secured subordinate financing currently encumbers any mortgaged property.

         31 mortgage loans, representing 9.9% of the initial outstanding pool balance, currently have additional funding in place which is not secured by the mortgaged property related to such mortgage loan.

         18 mortgage loans, representing 5.5% of the Initial Pool Balance, either permit the related borrowers to incur future additional subordinate financing secured by the related mortgaged properties without prior lender approval or upon the satisfaction of certain conditions.

         In general, the mortgage loans permit or do not prohibit additional financing that is not secured by the mortgaged property including, but not limited to, trade payables and indebtedness secured by equipment or other personal property located at the mortgaged property and/or permit or do not prohibit the owners of the borrower to enter into financing that is secured by a pledge of equity interests in the borrower. In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may be permitted to incur additional financing that is not secured by the mortgaged property. The organizational documents for the borrowers under the residential cooperative mortgage loans in the trust do not require the borrowers to be special purpose entities.

         The borrowers under 30 mortgage loans, which collectively represent 8.4% of the initial mortgage pool balance and which are secured by residential cooperative properties, are permitted to incur and/or to have incurred a limited amount of indebtedness secured by the related mortgaged real properties. It is a condition of the occurrence of any future secured subordinate indebtedness on these mortgage loans that: (a) the total loan-to-value ratio of these loans be below certain thresholds and (b) that subordination agreements be put in place between the trustee and the related lenders. With respect to the mortgage loans secured by residential cooperative properties, the Pooling and Servicing Agreement permits the applicable master servicer to grant consent to additional subordinate financing secured by the related cooperative property (even if the subordinate financing is prohibited by the terms of the related loan documents), subject to the satisfaction of certain conditions, including the condition that the maximum combined loan-to-value ratio does not exceed 40% on a loan-by-loan basis (based on the Value Co-op Basis of the related mortgaged real property as set forth in the updated appraisal obtained in connection with the proposed indebtedness), the condition that the total subordinate financing secured by the related mortgaged real property not exceed $7.5 million and the condition that the net proceeds of the subordinate debt be used principally for funding capital expenditures, major repairs or reserves. In all of the aforementioned cases, NCB, FSB or one of its affiliates is likely to be the lender on the subordinate financing, although it is not obligated to do so.

         Neither the Sellers nor the Depositor will make any representations as to whether a third party holds debt secured by a pledge of an equity interest in a related borrower. See "Legal Aspects Of The Mortgage Loans And The Leases--Subordinate Financing" in the prospectus and "Risk Factors--A Borrower's Other Loans May Reduce The Cash Flow Available To The Mortgaged Property Which May Adversely Affect Payment On Your Certificates" in this prospectus supplement.

   Additional Collateral

         Certain of the mortgage loans have additional collateral in the form of reserves under which monies disbursed by the originating lender or letters of credit are reserved for specified periods which are to be released only upon the satisfaction of certain conditions by the borrower. If the borrowers do not satisfy conditions for release of the monies or letters of credit by the outside release date, such monies or letters of credit may be applied to partially repay the related mortgage loan, or may be held by the lender as additional security for the mortgage loans. In addition, some of the other mortgage loans provide for reserves for items such as deferred maintenance, environmental remediation, debt service, tenant improvements and leasing commissions and capital improvements. For further information with respect to additional collateral, see Appendix II.


THE ARD LOANS

         4 of the mortgage loans, representing in the aggregate approximately 5.5% of the Initial Pool Balance, provide that if the related borrower has not prepaid such mortgage loan in full on or before its Anticipated Repayment Date, any principal outstanding on that date shall thereafter amortize more rapidly and accrue interest at the Revised Rate for that mortgage loan rather than at the Initial Rate. In addition, funds on deposit in lock box accounts relating to the ARD Loans in excess of amounts needed to pay property operating expenses and reserves will be applied to repayment of the applicable mortgage loan resulting in a more rapid amortization.


THE ONE SEAPORT PLAZA PARI PASSU LOAN

         With respect to Mortgage Loan No. 2 (the "One Seaport Plaza Pari Passu Loan"), representing approximately 7.1% of the Initial Pool Balance, the related mortgaged property also secures 2 separate promissory notes (the "2002-IQ2 Mortgage Loan" and the "2002-TOP8 Mortgage Loan") that are not assets of the trust. The 2002-IQ2 Mortgage Loan had an original principal balance of $61,000,000 and is owned by the trust fund established pursuant to the 2002-IQ2 Pooling and Servicing Agreement. The 2002-TOP8 Mortgage Loan had an original principal balance of $64,000,000 and is owned by the trust fund established pursuant to the 2002-TOP8 Pooling and Servicing Agreement. The One Seaport Plaza Pari Passu Loan, the 2002-IQ2 Mortgage Loan, and the 2002-TOP8 Mortgage Loan are each secured on a pari passu basis by the One Seaport Plaza Pari Passu Mortgage. The payment and other terms of the 2002-IQ2 Mortgage Loan and the 2002-TOP8 Mortgage Loan are substantially similar to those of the One Seaport Plaza Pari Passu Loan (except for the principal balance), however, the 2002-IQ2 Trustee has the exclusive right to exercise remedies with respect to the 2002-IQ2 Mortgage Loan, the One Seaport Plaza Pari Passu Loan and the 2002-TOP8 Mortgage Loan, including without limitation, seeking foreclosure. The One Seaport Plaza Pari Passu Loan, the 2002-IQ2 Mortgage Loan, and the 2002-TOP8 Mortgage Loan will be serviced pursuant to the 2002-IQ2 Pooling and Servicing Agreement and therefore the 2002-IQ2 Master Servicer is required to make advances and remit collections on the One Seaport Plaza Pari Passu Loan to or on behalf of the trust. For purposes of the information presented in this prospectus supplement with respect to the One Seaport Plaza Pari Passu Loan, the debt service coverage ratio and loan-to-value ratio reflect the aggregate indebtedness evidenced by the One Seaport Plaza Pari Passu Loan, the 2002-IQ2 Mortgage Loan, and the 2002-TOP8 Mortgage Loan.


         Under the terms of an intercreditor agreement between the holders of the One Seaport Plaza Pari Passu Loan, the 2002-IQ2 Mortgage Loan and the 2002-TOP8 Mortgage Loan:

         o the One Seaport Plaza Pari Passu Loan, the 2002-IQ2 Mortgage Loan and the 2002-TOP8 Mortgage Loan are of equal priority with each other and no portion of any of them will have priority or preference over the other;

         o the 2002-IQ2 Pooling and Servicing Agreement will exclusively govern the servicing and administration of the One Seaport Plaza Pari Passu Loan, the 2002-IQ2 Mortgage Loan and the 2002-TOP8 Mortgage Loan (and all decisions, consents, waivers, approvals and other actions on the part of the holder of the One Seaport Plaza Pari Passu Loan, the 2002-IQ2 Mortgage Loan or the 2002-TOP8 Mortgage Loan will be effected in accordance with the 2002-IQ2 Pooling and Servicing Agreement); and

         o all payments, proceeds and other recoveries on or in respect of the One Seaport Plaza Pari Passu Loan and any or all of the 2002-IQ2 Mortgage Loan and the 2002-TOP8 Mortgage Loan (in each case, subject to the rights of the 2002-IQ2 Master Servicer, the 2002-IQ2 Special Servicer, the 2002-IQ2 Depositor, the 2002-IQ2 Trustee, the 2002-IQ2 Fiscal Agent or the 2002-IQ2 Paying Agent to payments and reimbursements pursuant to and in accordance with the terms of the Pooling and Servicing Agreement) will be applied to the One Seaport Plaza Pari Passu Loan, the 2002-IQ2 Mortgage Loan and the 2002-TOP8 Mortgage Loan on a pari passu basis according to their respective outstanding principal balances.

         Under the 2002-IQ2 Pooling and Servicing Agreement, the servicing and administration of the One Seaport Plaza Pari Passu Loan, the 2002-IQ2 Mortgage Loan, and the 2002-TOP8 Mortgage Loan will generally be conducted as if such loans were a single "mortgage loan" under the provisions of the 2002-IQ2 Pooling and Servicing Agreement.


THE SAN TOMAS LOAN

         With respect to the San Tomas Loan, representing approximately 2.1% of the Initial Pool Balance, the mortgage on the related mortgaged property also secures a subordinated note (the "San Tomas B Note"), which had an original principal balance of $3,450,000 and is owned by the related seller and is not an asset of the trust.

         The holders of the San Tomas Loan and the San Tomas B Note entered into an intercreditor agreement. That intercreditor agreement provides for the following:

         o the right of the holder of the San Tomas B Note to receive scheduled payments of principal and interest is at all times subordinate to the rights of the holders of the San Tomas Loan to receive scheduled payments of principal and interest;

         o prior to a monetary event of default or a material non-monetary event of default (which have caused the San Tomas Loan to be a Specially Serviced Mortgage Loan) under the San Tomas Loan, the holder of the San Tomas B Note will generally be entitled to receive its scheduled payments of principal and interest after the holders of the San Tomas Loan receive their scheduled payments of principal and interest (other than default interest) and prepayments on account of the application of insurance and condemnation proceeds;

         o upon the occurrence and continuance of a monetary event of default or a material non-monetary event of default (which have caused the San Tomas Loan to be a Specially Serviced Mortgage Loan), the holder of the San Tomas B Note will not be entitled to receive payments of principal and interest until the holders of the San Tomas Loan receive all their accrued scheduled interest

              (other than default interest) and outstanding principal in full (and lender advances are fully repaid);

         o the holder of the San Tomas B Note has the option to cure a default of the borrower under the San Tomas Loan within 10 days after the expiration of any grace period (this cure option may only be exercised for up to 3 consecutive months (each such exercise for up to 3 consecutive months, a "Cure Event");

         o the holder of the San Tomas B Note has the option of purchasing the San Tomas Loan from its related holder (a) during any cure period for which the holder of the San Tomas B Note is entitled to make, but has not made, a cure payment or other cure or (b) at any time the San Tomas Loan is a Specially Serviced Mortgage Loan, provided that no foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the related mortgaged property has occurred. The purchase price will generally equal the outstanding principal balance of the San Tomas Loan, together with accrued and unpaid interest thereon (excluding default interest); any unreimbursed Advances, together with unreimbursed interest thereon, relating to San Tomas Loan; any expenses incurred in enforcing the related loan documents; any costs not reimbursed to the holders of the San Tomas Loan; expenses of transferring the San Tomas Loan and any other amounts owed under the related loan documents other than prepayment and yield maintenance fees;

         o the related master servicer or special servicer, as the case may be, is, subject to the servicing standard, required to consult with the holder of the San Tomas B Note (and obtain the consent of the holder of the San Tomas B Note) prior to taking certain actions with respect to San Tomas Loan, including, without limitation, foreclosure upon the related mortgaged property, modification, amendment or waiver of any monetary term of the San Tomas Loan, release of any collateral, acceptance of a discounted payoff of the San Tomas Loan or the San Tomas B Note, and any waiver of a "due-on-sale" or "due-on-encumbrance" clause;

         o the holder of the San Tomas B Note also has the right to replace GMAC Commercial Mortgage Corporation, as Special Servicer and to appoint a substitute Special Servicer with respect to the San Tomas Loan and the San Tomas B Note only. In addition, this appointment right as well as the consent rights described in the preceding bullet and the rights described in the succeeding bullet, will cease if the initial principal balance of the San Tomas B Note minus the sum of any prepayments allocated to the San Tomas B Note (as well as a notional reduction based upon any Realized Losses or Appraisal Reductions allocated to the Certificates as a result of the San Tomas B Note) is less than 25% of the initial principal balance of the San Tomas B Note (less any prepayments allocated to the San Tomas B Note); and

         o for so long as the San Tomas Loan is serviced under the Pooling and Servicing Agreement, the holder of the San Tomas B Note will be entitled to exercise (with respect to the San Tomas Loan only) the rights and powers granted to the Operating Adviser under the Pooling and Servicing Agreement, subject to the terms of the related intercreditor agreement.


ASSESSMENTS OF PROPERTY VALUE AND CONDITION

   Appraisals

         In connection with the origination or sale to the Depositor of each of the mortgage loans, the related mortgaged property was appraised, a broker price opinion issued or a market study was conducted by an outside appraiser. In general, with respect to those mortgage loans for which an appraisal, broker price opinion or market study was used in any value calculation, those estimates represent the analysis and opinion of the person performing the appraisal, broker price opinion or market analysis and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property. Moreover, such appraisals, small broker opinions and market studies sought to establish the amount of typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the Cut-off Date is presented herein for illustrative purposes only.

         o The loan-to-value ratios for 140 mortgage loans, representing 83.7% of the Initial Pool Balance, were calculated according to the methodology described in this prospectus supplement based on the estimates of value from the third party appraisals conducted on or after February 2, 2001.

         o With respect to 41 of those mortgage loans described in the previous bullet, representing 9.7% of the Initial Pool Balance, which mortgage loans are secured by residential cooperative properties, such estimates of value from such appraisals were calculated based on the market value of the real property, as if operated as a residential cooperative.

         o The loan-to-value ratios for 80 mortgage loans, representing 10.0% of the Initial Pool Balance, were calculated according to the methodology described in this prospectus supplement based on the estimates of value from a broker price opinion conducted on or after August 6, 2002.

         o For 19 of the mortgage loans, representing 6.4% of the Initial Pool Balance, the loan-to-value ratios were calculated according to the methodology described in this prospectus supplement based on valuations determined by applying a capitalization rate obtained from an updated third party market study, conducted on or after August 17, 2002, to the underwritten net operating income of the mortgaged property.


   Environmental Assessments

         With respect to the mortgaged properties for which environmental site assessments were prepared on or after June 1, 2001 (representing 82.3% of the Initial Pool Balance), the related seller has represented to us that, as of the cut-off date and subject to certain specified exceptions, it had no knowledge of any material and adverse environmental condition or circumstance affecting such mortgaged property that was not disclosed in such report.


         With respect to the mortgaged properties for which environmental site assessments were prepared prior to June 1, 2001 or for which no environmental site assessments exist, representing 17.7% of the Initial Pool Balance, the related seller has represented to us that (i) no hazardous material is present on such mortgaged property such that (1) the value of such mortgaged property is materially and adversely affected or (2) under applicable federal, state or local law, (a) such hazardous material could be required to be eliminated at a cost materially and adversely affecting the value of the mortgaged property before such mortgaged property could be altered, renovated, demolished or transferred or (b) the presence of such hazardous material could (upon action by the appropriate governmental authorities) subject the owner of such mortgaged property, or the holders of a security interest therein, to liability for the cost of eliminating such hazardous material or the hazard created thereby at a cost materially and adversely affecting the value of the mortgaged property, and
(ii) such mortgaged property is in material compliance with all applicable federal, state and local laws pertaining to hazardous materials or environmental hazards, any noncompliance with such laws does not have a material adverse effect on the value of such mortgaged property and neither the applicable seller nor, to such seller's knowledge, the related borrower or any current tenant thereon, has received any notice of violation or potential violation of any such law.


         The environmental assessments generally did not disclose the presence or risk of environmental contamination that is considered material and adverse to the interests of the holders of the certificates and the value of the mortgage loans; however, in certain cases, such assessments did reveal conditions that resulted in requirements that the related borrowers establish operations and maintenance plans, monitor the mortgaged property, abate or remediate the condition, and/or take such other actions necessary to address such adverse conditions.


         With respect to certain residential cooperative properties, relating to mortgage loans in the amount of $350,000 or less and sold to the trust by National Consumer Cooperative Bank or NCB, FSB (representing 0.2% of the initial outstanding pool balance), ASTM transaction screens were conducted in lieu of Phase I environmental site assessments.

   Property Condition Assessments

         Each seller or an affiliate of the seller inspected, or caused to be inspected, each of the mortgaged properties in connection with the origination or acquisition of their respective mortgage loans to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. With respect to the mortgaged properties for which property inspection or engineering reports were prepared on or after June 1, 2001, relating to mortgaged properties securing 83.0% of the Initial Pool Balance, the related seller has represented to us that, except as disclosed in the related report, it has no knowledge of any damage that would materially and adversely affect its value as security for the related mortgage loan. With respect to the mortgaged properties, for which property inspection reports were prepared prior to June 1, 2001 or for which no property inspection or engineering report exists (representing 17.0% of the Initial Pool Balance), the related seller has represented to us that, subject to certain specified exceptions, no material adverse condition exists. In those cases where a material and adverse property condition was identified, such property condition generally has been or is required to be remedied to the seller's satisfaction, or funds as deemed necessary by the seller, or the related engineer or consultant, have been reserved to remedy the material and adverse condition or other resources for such repairs were available at origination.

   Seismic Review Process

         In general, the underwriting guidelines applicable to the origination of the mortgage loans required that prospective borrowers seeking loans secured by properties located in California and areas of other states where seismic risk is deemed material obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of probable maximum loss ("PML") in an earthquake scenario. Generally, any of the mortgage loans as to which the property was estimated to have PML in excess of 20% of the estimated replacement cost would either be subject to a lower loan-to-value limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance or be declined.

   Zoning and Building Code Compliance

         Each seller took steps to establish that the use and operation of the mortgaged properties that represent security for its mortgage loans, at their respective dates of origination, were in compliance in all material respects with, or were legally existing non-conforming uses or structures under, applicable zoning, land-use and similar laws and ordinances, but no assurance can be given that such steps revealed all possible violations. Evidence of such compliance may have been in the form of legal opinions, confirmations from government officials, title insurance endorsements, survey endorsements, appraisals, zoning consultants' reports and/or representations by the related borrower contained in the related mortgage loan documents. Violations may be known to exist at any particular mortgaged property, but the related seller has informed us that it does not consider any such violations known to it to be material.


ENVIRONMENTAL INSURANCE

         With respect to 5 mortgaged properties, securing 8.4% of the Initial Pool Balance, the related sellers have obtained, and there will be assigned to the trust, environmental policies covering certain environmental matters with respect to the related mortgaged properties. The premiums for each policy have been paid in full.


ADDITIONAL MORTGAGE LOAN INFORMATION

         Each of the tables presented in Appendix I sets forth selected characteristics of the Mortgage Pool presented, where applicable, as of the Cut-off Date. For a detailed presentation of certain of the characteristics of the mortgage loans and the mortgaged properties, on an individual basis, see Appendix II hereto, and for a brief summary of the 10 largest loan exposures (including crossed mortgage loans) in the Mortgage Pool, see Appendix III hereto. Additional information regarding the mortgage loans is contained in this prospectus supplement under "Risk Factors" elsewhere in this "Description of the Mortgage Pool" section and under "Legal Aspects of Mortgage Loans and the Leases" in the prospectus.

       For purposes of the tables in Appendix I and for the information presented in Appendix II and Appendix III:

              (i) References to "DSCR" are references to "Debt Service Coverage Ratios" and references to "Implied DSCR" are references to "Implied Debt Service Coverage Ratios." In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) Underwritable Cash Flow to (b) required debt service payments (with respect to Debt Service Coverage Ratios) or debt service payments based on a 8.0% fixed constant and based on the outstanding unpaid principal balance at the time of recalculation (with respect to Implied Debt Service Coverage Ratios). However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term. For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II and Appendix III, the "Debt Service Coverage Ratio" or "DSCR" or "Implied DSCR" or "Implied Debt Service Coverage Ratio" (or group of cross-collateralized Mortgage Loans) is calculated pursuant to the definition thereof under the "Glossary of Terms" in this prospectus supplement. For purposes of the information presented in this prospectus supplement, the Debt Service Coverage Ratio reflects, with respect to Mortgage Loan No. 2, the aggregate indebtedness evidenced by the One Seaport Plaza Pari Passu Loan, the 2002-IQ2 Mortgage Loan, and the 2002-TOP8 Mortgage Loan.

              (ii) In connection with the calculation of DSCR, Implied DSCR and loan-to-value ratios, in determining Underwritable Cash Flow for a mortgaged property, other than a residential cooperative mortgaged property, the applicable seller relied on rent rolls and other generally unaudited financial information provided by the respective borrowers and calculated stabilized estimates of cash flow that took into consideration historical financial statements, material changes in the operating position of the mortgaged property of which the seller was aware (e.g., new signed leases or end of "free rent" periods and market data), and estimated capital expenditures, leasing commission and tenant improvement reserves. The applicable seller made changes to operating statements and operating information obtained from the respective borrowers, resulting in either an increase or decrease in the estimate of Underwritable Cash Flow derived therefrom, based upon the seller's evaluation of such operating statements and operating information and the assumptions applied by the respective borrowers in preparing such statements and information. In most cases, borrower supplied "trailing-12 months" income and/or expense information or the most recent operating statements or rent rolls were utilized. In some cases, partial year operating income data was annualized, with certain adjustments for items deemed not appropriate to be annualized. In some instances, historical expenses were inflated. For purposes of calculating Underwritable Cash Flow for mortgage loans, other than a residential cooperative mortgaged loans, where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties. The Underwritable Cash Flow for a residential cooperative property is based on projected net operating income at the property, as determined by the appraisal obtained in connection with the origination of the related mortgage loan, assuming that property was operated as a rental property with rents set at prevailing market rates taking into account the presence of existing rent-controlled or rent-stabilized occupants, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

              (iii) Historical operating results may not be available for some of the mortgage loans which are secured by mortgaged properties with newly constructed improvements, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and newly acquired mortgaged properties. In such cases, other than with respect to residential cooperative properties, items of revenue and expense used in calculating Underwritable Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, broker price opinion, market study, leases with tenants or from other borrower-supplied information. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the applicable seller in determining the presented operating information.

              (iv) The Debt Service Coverage Ratios are presented herein for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan. Accordingly, no assurance can be given, and no representation is made, that the Debt Service Coverage Ratios accurately reflect that ability.

              (v) References in the tables to "Cut-off Date LTV" are references to "Cut-off Date Loan-to-Value" and references to "Balloon LTV" are references to "Balloon Loan-to-Value." For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II and Appendix III, the "Cut-off Date LTV," "Cut-off Date Loan-to-Value," "Balloon LTV" or "Balloon Loan-to-Value" for any mortgage loan is calculated pursuant to the definition thereof under the "Glossary of Terms" in this prospectus supplement. For purposes of the information presented in this prospectus supplement, the loan-to-value ratio reflects, with respect to Mortgage Loan No. 2, the aggregate indebtedness evidenced by the One Seaport Plaza Pari Passu Loan, the 2002-IQ2 Mortgage Loan and the 2002-TOP8 Mortgage Loan. In addition, the loan-to-value ratio with respect to each mortgage loan secured by a residential cooperative property was calculated based on the market value of such residential cooperative property, as if operated as a residential cooperative.

              (vi) The value of the related mortgaged property or properties for purposes of determining the Cut-off Date LTV is determined (i) using a third-party appraisal, (ii) using a broker price opinion, or (iii) by applying a capitalization rate obtained from an updated third party market study to the net operating income of the mortgaged property, as described above under "--Assessments of Property Value and Condition--Appraisals."

              (vii) No representation is made that any such value would approximate either the value that would be determined in a current appraisal, broker price opinion or market study of the related mortgaged property or the amount that would be realized upon a sale.

              (viii) References to "weighted averages" are references to averages weighted on the basis of the Cut-off Date Balances of the related mortgage loans.

         The sum in any column of any of the tables in Appendix I may not equal the indicated total due to rounding.

         Generally, the loan documents with respect to the mortgage loans require the borrowers to provide the related lender with quarterly and/or annual operating statements and, with respect to mortgage loans other than those secured by residential cooperative properties, rent rolls.


STANDARD HAZARD INSURANCE

         Each master servicer is required to use reasonable efforts, consistent with the Servicing Standard, to cause each borrower to maintain for the related mortgaged property (a) a fire and hazard insurance policy with extended coverage and (b) all other insurance required by the terms of the loan documents and the related mortgage in the amounts set forth therein. Certain mortgage loans may permit such hazard insurance policy to be maintained by a tenant at the related mortgaged property, or may permit the related borrower or tenant to self-insure. The coverage of each such policy will be in an amount, subject to a deductible customary in the related geographic area, that is not less than the lesser of the full replacement cost of the improvements that represent security for such mortgage loan, with no deduction for depreciation, and the outstanding principal balance owing on such mortgage loan, but in any event, unless otherwise specified in the applicable mortgage or mortgage note, in an amount sufficient to avoid the application of any coinsurance clause.

         If, on the date of origination of a mortgage loan, the improvements on a related mortgaged property were located in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the master servicer for such mortgage loans will be required (to the extent permitted under the related mortgage loan documents or required by law) to cause to be maintained a flood insurance policy in an amount representing coverage of at least the lesser of:

         o    the outstanding principal balance of the related mortgage loan;
              and

         o the maximum amount of such insurance available for the related mortgaged property under the national flood insurance program, if the area in which the improvements are located is participating in such program.

         If a borrower fails to maintain such hazard insurance, the applicable master servicer will be required to obtain such insurance and the cost thereof will be a Servicing Advance, subject to a determination of recoverability. Each special servicer will be required to maintain fire insurance with extended coverage and, if applicable, flood insurance on an REO Property for which it is acting as special servicer in an amount not less than the maximum amount obtainable with respect to such REO Property and the cost thereof will be a Servicing Advance, subject to a determination of recoverability. Neither of the master servicers nor the special servicers will be required in any event to maintain or obtain insurance coverage (including terrorism coverage) beyond what is reasonably available at a cost customarily acceptable (and approved by the operating adviser) and consistent with the Servicing Standard.

         Included in the insurance that the borrower is required to maintain may be loss of rents endorsements and comprehensive public liability insurance. The master servicers will not require borrowers to maintain earthquake insurance unless the related borrower is required under the terms of its mortgage loan to maintain earthquake insurance. Any losses incurred with respect to mortgage loans due to uninsured risks, including earthquakes, mudflows and floods, or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. The special servicers will have the right, but not the obligation, at the expense of the trust, to obtain earthquake insurance on any mortgaged property securing a Specially Serviced Mortgage Loan and/or any REO Property for which it is acting as special servicer so long as such insurance is available at commercially reasonable rates. See "Risk Factors--The Absence Of Or Inadequacy Of Insurance Coverage On The Property May Adversely Affect Payments On Your Certificates" and "--Certain Other Risks Related to Casualty and Casualty Insurance" in this prospectus supplement.


THE SELLERS

   Morgan Stanley Dean Witter Mortgage Capital Inc.

         MSDWMC, a subsidiary of Morgan Stanley and an affiliate of Morgan Stanley & Co. Incorporated, one of the underwriters, was formed as a New York corporation to originate and acquire loans secured by mortgages on commercial and multifamily real estate. Each of the MSDWMC Loans was originated or purchased by MSDWMC, and all of the MSDWMC Loans were underwritten by MSDWMC underwriters. The principal offices of MSDWMC are located at 1585 Broadway, New York, New York 10036. MSDWMC's telephone number is (212) 761-4700.

   The Union Central Life Insurance Company

         Founded in 1867 in Cincinnati, Ohio, The Union Central Life Insurance Company was the first domestic life insurance company licensed in the state of Ohio. The Union Central Life Insurance Company has become one of the 15 largest mutual insurance companies in the nation with over $5.5 billion in assets and licenses to conduct business in all 50 states and the District of Columbia. The Union Central Life Insurance Company wholly owns Summit Investment Partners, Inc., the Primary Servicer with respect to the loans transferred to the trust by The Union Central Life Insurance Company. The principal offices of The Union Central Life Insurance Company are located at 1876 Waycross Road, P.O. Box 40888, Cincinnati, Ohio 45240. The Union Central Life Insurance Company's telephone number is (800) 825-1551. The pooled mortgage loans for which The Union Central Life Insurance Company is the applicable mortgage loan seller were originated or acquired by The Union Central Life Insurance Company.

   Prudential Mortgage Capital Funding, LLC

         Prudential Mortgage Capital Funding, LLC is a limited liability company organized under the laws of the State of Delaware. Prudential Mortgage Capital Funding, LLC is a wholly owned, limited purpose, subsidiary of Prudential Mortgage Capital Company, LLC. Prudential Mortgage Capital Company, LLC is a real estate financial services company which originates commercial and multifamily real estate loans throughout the United States. Prudential Mortgage Capital Funding, LLC was organized for the purpose of acquiring loans originated by Prudential Mortgage Capital Company, LLC and holding them pending securitization or other disposition. Prudential Mortgage Capital Company, LLC has primary offices in Atlanta, Chicago, San Francisco and Newark. The principal offices of Prudential Mortgage Capital Company, LLC are located at 4 Gateway Center, 8th Floor, 100 Mulberry Street, Newark, New Jersey 07102. The pooled mortgage loans for which Prudential Mortgage Capital Funding, LLC is the applicable mortgage loan seller were originated by Prudential Mortgage Capital Company, LLC (or a wholly-owned subsidiary of Prudential Mortgage Capital Company, LLC) or, in 1 case, acquired by Prudential Mortgage Capital Funding, LLC from a third party.

   National Consumer Cooperative Bank

         National Consumer Cooperative Bank was chartered by an act of Congress in 1978 for the purpose of providing loans and other financial services to cooperatively owned and organized entities throughout the United States. By Congressional amendments in 1981, NCB was converted to a private institution owned by its member cooperative customers, including certain of the borrowers. It is one of the special servicers and wholly owns NCB, FSB, one of the master servicers and one of the mortgage loan sellers. National Consumer Cooperative Bank and its affiliates have originated over $3.5 billion in commercial and multifamily loans and securitized over $2.0 billion of such originations.

   NCB, FSB

         NCB, FSB is a federal savings bank chartered by the Office of Thrift Supervision of the U.S. Department of the Treasury. It is one of the master servicers and is a wholly-owned subsidiary of National Consumer Cooperative Bank, one of the special servicers and one of the mortgage loan sellers. NCB, FSB maintains an office at 1725 Eye Street, N.W., Washington, D.C. 20006.

   Principal Commercial Funding, LLC

         Principal Commercial Funding, LLC is a wholly owned subsidiary of Principal Global Investors, LLC, formerly known as Principal Capital Management, LLC which is a wholly owned subsidiary of Principal Life Insurance Company. Principal Commercial Funding, LLC was formed as a Delaware limited liability company to originate and acquire loans secured by commercial and multifamily real estate. Each of the Principal Commercial Funding, LLC loans was originated and underwritten by Principal Commercial Funding, LLC and/or its affiliates. The offices of Principal Commercial Funding, LLC are located at 801 Grand Avenue, Des Moines, Iowa 50392. Principal Commercial Funding, LLC's phone number is
(515) 248-3944.

   Teachers Insurance and Annuity Association of America

         Teachers Insurance and Annuity Association of America ("TIAA") is a non-profit legal reserve life insurance and annuity company organized under the laws of the State of New York and is regulated by the New York State Insurance Department. TIAA was established in 1918 by the Carnegie Foundation for the Advancement of Teaching. Based on assets under management as of December 31, 2001, TIAA is the third largest life insurance company in the United States on an individual basis, based on information from A.M. Best Company. TIAA invests in a broad array of debt and equity investments, as well as commercial mortgages and real estate. TIAA's principal office is located at 730 Third Avenue, New York, New York 10017. TIAA's financial strength is rated "Aaa" by Moody's, "AAA" by S&P, "AAA" by Fitch and "A++" by A.M. Best Company. TIAA is 1 of only 4 United States life insurance groups holding the highest possible ratings for financial strength, operating performance and claims-paying ability from all 4 of the nation's leading independent insurance industry rating agencies.

         The TIAA mortgage loans in this transaction were acquired by TIAA from Lend Lease Mortgage Capital, L.P. ("LLMC") pursuant to a program under which LLMC originated loans after performing underwriting and other services under predefined procedures approved by TIAA. Such procedures outlined the parameters as to property type, leverage and debt service coverage requirements and set forth requirements for preparation of third-party reports. For each of the mortgage loans, LLMC prepared an asset summary and credit file for TIAA's approval. At each closing, the loan was closed by LLMC under loan documents prepared by counsel retained by TIAA and simultaneously assigned to and purchased by TIAA. For information concerning this transaction, contact TIAA at (212) 916-6336.

   Nationwide Life Insurance Company

         Nationwide Life Insurance Company ("Nationwide Life") is one of the leading providers of long-term savings and retirement products in the United States and is a wholly owned subsidiary of Nationwide Financial Services, Inc., which is a majority owned member of the Nationwide group of insurance and financial services companies ("Nationwide"). Together with its subsidiaries, including Nationwide Life and Annuity Insurance Company, Nationwide Life develops and sells a diverse range of products including individual annuities, private and public sector pension plans and life insurance.

         Nationwide, as a whole, is one of the largest diversified financial and insurance services providers in the United States. Nationwide is a Fortune 500 organization with assets of approximately $116 billion (unaudited) as of September 30, 2002. Combined, the insurance companies within Nationwide have more than 16 million policies and certificates in force, which are serviced by more than 30,000 employees and agents.

         Nationwide's Real Estate Investment Department originated $2.1 billion in commercial mortgage loans in 2001 and has averaged over $1.2 billion in originations per year over the past 5 years. The Real Estate Investment Department originated all of the Nationwide Life mortgage loans in this transaction and currently manages over $9.6 billion of mortgage loans for Nationwide Life, its affiliates, and third party participants.

         Nationwide Life's headquarters are in Columbus, Ohio, where the company was founded in 1929. Nationwide Life has financial strength ratings from A.M. Best "A+," Moody's "Aa3," and S&P "AA-." Nationwide's main telephone number is
(614) 249-7111.


SALE OF THE MORTGAGE LOANS

         On the Closing Date, each seller will sell its mortgage loans, without recourse, to Morgan Stanley Dean Witter Capital I Inc., and Morgan Stanley Dean Witter Capital I Inc., in turn, will sell all of the mortgage loans, without recourse and will assign the representations and warranties made by each seller in respect of the mortgage loans and the related remedies for breach thereof, to the trustee for the benefit of the Certificateholders. In connection with such assignments, each seller is required in accordance with the related Mortgage Loan Purchase Agreement to deliver the Mortgage File, with respect to each mortgage loan so assigned by it, to the trustee or its designee.

         The trustee will be required to review the documents delivered by each seller with respect to its mortgage loans within 120 days following the Closing Date, and the trustee will hold the related documents in trust. Within 60 days following the Closing Date, the assignments with respect to each mortgage loan and any related assignment of rents and leases, as described in the "Glossary of Terms" under the term "Mortgage File," are to be completed in the name of the trustee, if delivered in blank.


REPRESENTATIONS AND WARRANTIES

         In each Mortgage Loan Purchase Agreement, the related seller has represented and warranted with respect to each of its mortgage loans, subject to certain specified exceptions set forth therein, as of the Closing Date or as of such other date specifically provided in the representation and warranty, among other things, generally to the effect that:

              (1) the information presented in the schedule of the mortgage loans attached to the related Mortgage Loan Purchase Agreement is complete, true and correct in all material respects;

              (2) such seller owns the mortgage loan free and clear of any and all pledges, liens and/or other encumbrances;

              (3) no scheduled payment of principal and interest under the mortgage loan was 30 days or more past due as of the Cut-off Date, and the mortgage loan has not been 30 days or more delinquent in the 12-month period immediately preceding the Cut-off Date;

              (4) the related mortgage constitutes a valid and, subject to certain creditors' rights exceptions, enforceable first priority mortgage lien, subject to certain permitted encumbrances, upon the related mortgaged property;

              (5) the assignment of the related mortgage in favor of the trustee constitutes a legal, valid and binding assignment;

              (6) the related assignment of leases establishes and creates a valid and, subject to certain creditor's rights exceptions, enforceable first priority lien in or assignment of the related borrower's interest in all leases of the mortgaged property;

              (7) the mortgage has not been satisfied, cancelled, rescinded or subordinated in whole or in part, and the related mortgaged property has not been released from the lien of such mortgage, in whole or in part in any manner that materially and adversely affects the value thereof;

              (8) a representation relating to property condition matters, substantially as set forth under the second and third paragraphs of "Risk Factors--Property Inspections And Engineering Reports May Not Reflect All Conditions That Require Repair On The Property";

              (9) the seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any mortgaged property;

              (10) the related mortgaged property is covered by an American Land Title Association, or an equivalent form of, lender's title insurance policy that insures that the related mortgage is a valid, first priority lien on such mortgaged property, subject only to certain permitted encumbrances;

              (11) the proceeds of the mortgage loan have been fully disbursed and there is no obligation for future advances with respect thereto;

              (12) a representation relating to environmental matters, substantially as set forth under the second and fourth paragraphs, or third and fourth paragraphs, as applicable, of "Risk
       Factors--Environmental Risks Relating To Specific Mortgaged Properties May Adversely Affect Payments On Your Certificates";

              (13) each mortgage note, mortgage and other agreement that evidences or secures the mortgage loan is, subject to certain creditors' rights exceptions and other exceptions of general application, the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, and, to the related seller's knowledge, there is no valid defense, counterclaim or right of offset or rescission available to the related borrower with respect to such mortgage note, mortgage or other agreement;

              (14) the related mortgaged property is required pursuant to the related mortgage to be (or the holder of the mortgage can require it to be) insured by casualty, business interruption and liability insurance policies of a type specified in the related Mortgage Loan Purchase Agreement;

              (15) there are no delinquent or unpaid taxes, assessments or other outstanding charges affecting the related mortgaged property that are or may become a lien of priority equal to or higher than the lien of the related Mortgage;

              (16) to the related Seller's knowledge, the related borrower is not a debtor in any state or federal bankruptcy or insolvency proceeding;

              (17) no mortgage requires the holder thereof to release all or any material portion of the related mortgaged property from the lien thereof except upon payment in full of the mortgage loan, a defeasance of the mortgage loan or, in certain cases, upon (a) the satisfaction of certain legal and underwriting requirements and (b) the payment of a release price and prepayment consideration in connection therewith;

              (18) to the related Seller's knowledge, there exists no material default, breach, violation or event giving the lender the right to accelerate and, to such seller's knowledge, no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing, under the related mortgage note or mortgage in any such case to the extent the same materially and adversely affects the value of the mortgage loan and the related mortgaged property, other than those defaults that are covered by certain other of the preceding representations and warranties;

              (19) the related mortgaged property consists of a fee simple estate in real estate or, if the related mortgage encumbers the interest of a borrower as a lessee under a ground lease of the mortgaged property
       (a) such ground lease or a memorandum thereof has been or will be duly recorded and (or the related estoppel letter or lender protection agreement between the seller and related lessor) permits the interest of the lessee thereunder to be encumbered by the related mortgage; (b) the lessee's interest in such ground lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related mortgage, other than certain permitted encumbrances; (c) the borrower's interest in such ground lease is assignable to Morgan Stanley Dean Witter Capital I Inc. and its successors and assigns upon notice to, but (except in the case where such consent cannot be unreasonably withheld) without the consent of, the lessor thereunder (or if it is required it will have been obtained prior to the closing date); (d) such ground lease is in full force and effect and the seller has received no notice that an event of default has occurred thereunder; (e) such ground lease, or an estoppel letter related thereto, requires the lessor under such ground lease to give notice of any material default by the lessee to the holder of the mortgage and further provides that no notice of termination given under such ground lease is effective against such holder unless a copy has been delivered to such holder; (f) the holder of the mortgage is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such ground lease) to cure any default under such ground lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such ground lease; and (g) such ground lease has an original term (including any extension options set forth therein) which extends not less than 10 years beyond the full amortization term of the related mortgage loan; and

              (20) the related mortgage loan documents provide that the related borrower is responsible for the payment of all reasonable costs and expenses of lender incurred in connection with the defeasance of such mortgage loan, if applicable, and the release of the related mortgaged property, the borrower is required to pay all reasonable costs and expenses of lender associated with the approval of an assumption of such mortgage loan and the borrower is required to pay the cost of any tax opinion required in connection with the full or partial release or substitution of collateral for the mortgage loan.


REPURCHASES AND OTHER REMEDIES

         If any mortgage loan document required to be delivered to the trustee by a seller with respect to its mortgage loans as described under "--Sale of the Mortgage Loans" above has a Material Document Defect, or if there is a Material Breach of any representation or warranty by a seller regarding the characteristics of any of its mortgage loans and/or the related mortgaged properties as described under "--Representations and Warranties" above, then such seller will be obligated to cure such Material Document Defect or Material Breach in all material respects within the applicable Permitted Cure Period. Notwithstanding the foregoing, in the event that the loan documents do not provide for the payments described under representation 20 of the preceding paragraph relating to the payment of expenses associated with the related defeasance or assumption of the related mortgage loan or the payment of the cost of a tax opinion associated with the full or partial release or substitution of collateral for the mortgage loan, the related seller's sole obligation for a breach of such representation or warranty will be to pay an amount sufficient to pay such expenses to the extent that such amount is due and not paid by the borrower.

         If any such Material Document Defect or Material Breach cannot be corrected or cured in all material respects within the applicable Permitted Cure Period, the related seller will be obligated, not later than the last day of such Permitted Cure Period, to:

         o repurchase the affected mortgage loan from the trust at the Purchase Price; or,

         o at its option, if within the 2-year period commencing on the Closing Date, replace such mortgage loan with a Qualifying Substitute Mortgage Loan; and

         o pay an amount generally equal to the excess of the applicable Purchase Price for the mortgage loan to be replaced (calculated as if it were to be repurchased instead of replaced), over the unpaid principal balance of the applicable Qualifying Substitute Mortgage Loan as of the date of substitution, after application of all payments due on or before such date, whether or not received.

         The related seller must cure any Material Document Defect or Material Breach within the Permitted Cure Period; provided, however, that if such Material Document Defect or Material Breach would cause the mortgage loan to be other than a "qualified mortgage," as defined in the Code, then the repurchase or substitution must occur within 90 days from the date the seller was notified of the defect or breach.

         The foregoing obligations of any seller to cure a Material Document Defect or a Material Breach in respect of any of its mortgage loans or repurchase or replace the defective mortgage loan will constitute the sole remedies of the trustee and the Certificateholders with respect to such Material Document Defect or Material Breach; and none of us, the sellers or any other person or entity will be obligated to repurchase or replace the affected mortgage loan if the related seller defaults on its obligation to do so. Each seller is obligated to cure, repurchase or replace only mortgage loans that are sold by it, and will have no obligations with respect to any mortgage loan sold by any other seller.


CHANGES IN MORTGAGE POOL CHARACTERISTICS

         The description in this prospectus supplement of the Mortgage Pool and the mortgaged properties is based upon the Mortgage Pool as expected to be constituted at the time the offered certificates are issued. Prior to the issuance of the offered certificates, a mortgage loan may be removed from the Mortgage Pool if we deem such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the offered certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described herein. The information presented herein is representative of the characteristics of the Mortgage Pool as it will be constituted at the time the offered certificates are issued, although the range of mortgage rates and maturities and certain other characteristics of the mortgage loans in the Mortgage Pool may vary.


                         SERVICING OF THE MORTGAGE LOANS


GENERAL

         Each master servicer and special servicer, either directly or through the Primary Servicers or sub-servicers, will be required to service and administer the mortgage loans in accordance with the Servicing Standard.

         Each master servicer and special servicer is required to adhere to the Servicing Standard without regard to any conflict of interest that it may have, any fees or other compensation to which it is entitled, any relationship it may have with any borrower or any seller, and the different payment priorities among the Classes of certificates. Any master servicer, any special servicer and any Primary Servicer may become the owner or pledgee of certificates with the same rights as each would have if it were not a master servicer, a special servicer or a Primary Servicer, as the case may be.

         Any such interest of a master servicer, a special servicer or a Primary Servicer in the certificates will not be taken into account when evaluating whether actions of such master servicer, special servicer or Primary Servicer are consistent with their respective obligations in accordance with the Servicing Standard, regardless of whether such actions may have the effect of benefiting the class or classes of certificates owned by such master servicer, special servicer or Primary Servicer. In addition, a master servicer or a special servicer may, under limited circumstances, lend money on an unsecured basis to, accept deposits from, and otherwise generally engage in any kind of business or dealings with, any borrower as though such master servicer or special servicer were not a party to the transactions contemplated hereby.

         On the Cut-off Date, the master servicer for mortgage loans that are not NCB Mortgage Loans will enter into an agreement with each of the Primary Servicers acting as primary servicer for its related mortgage loans, under which the Primary Servicers will assume many of the servicing obligations of the such master servicer presented in this section with respect to mortgage loans sold by it or its affiliates to the trust. The Primary Servicers are subject to the Servicing Standard. If an Event of Default occurs in respect of such master servicer and such master servicer is terminated, such termination will not necessarily cause the termination of any Primary Servicer. Notwithstanding the provisions of any primary servicing agreement or the Pooling and Servicing Agreement, each master servicer shall remain obligated and liable to the trustee, paying agent, each special servicer and the Certificateholders for servicing and administering of the mortgage loans in accordance with the provisions of the Pooling and Servicing Agreement to the same extent as if such master servicer was alone servicing and administering the mortgage loans.

         Each of the master servicers, the Primary Servicers and the special servicer are permitted to enter into a sub-servicing agreement and any such sub-servicer will receive a fee for the services specified in such sub-servicing agreement. However, any subservicing is subject to various conditions set forth in the Pooling and Servicing Agreement including the requirement that the master servicers, the Primary Servicers or the special servicers, as the case may be, will remain liable for its servicing obligations under the Pooling and Servicing Agreement. The master servicers or the special servicers, as the case may be, will be required to pay any servicing compensation due to any sub-servicer out of its own funds for mortgage loans for which the master servicers or special servicers are acting as master servicer and special servicer, respectively.

         Any master servicer or special servicer may resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement, upon 30 days notice to the trustee, provided that:

         o a successor master servicer or special servicer is available and willing to assume the obligations of a master servicer or special servicer, and accepts appointment as successor master servicer or special servicer, on substantially the same terms and conditions, and for not more than equivalent compensation;

         o the applicable master servicer or special servicer bears all costs associated with its resignation and the related transfer of servicing; and

         o the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates.

         Furthermore, any master servicer or special servicer may resign if it determines that its duties are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. A resignation of a master servicer will not affect the rights and obligations of the Primary Servicers to continue to act as Primary Servicers. If a master servicer ceases to serve as such and shall not have been replaced by a qualified successor, the trustee or an agent of the trustee will assume such master servicer's duties and obligations under the Pooling and Servicing Agreement. If a special servicer shall cease to serve as such and a qualified successor shall not have been engaged, the trustee or an agent will assume the duties and obligations of such special servicer.

         The relationship of each master servicer and special servicer to the trustee is intended to be that of an independent contractor and not that of a joint venturer, partner or agent.

         Neither master servicer will have responsibility for the performance of either special servicer's duties, to the extent they are different entities, under the Pooling and Servicing Agreement, and neither special servicer will have responsibility for the performance of either master servicer's duties, to the extent they are different entities, under the Pooling and Servicing Agreement.

         The master servicers initially will be responsible for the servicing and administration of the entire Mortgage Pool. However, the special servicers will be responsible for servicing and administering any Specially Serviced Mortgage Loans for which they are acting as special servicer.

         Upon the occurrence of any of the events set forth under the term "Specially Serviced Mortgage Loan" in the glossary of terms hereto, the applicable master servicer will be required to transfer its principal servicing responsibilities with respect thereto to the special servicer for such mortgage loan in accordance with the procedures set forth in the Pooling and Servicing Agreement. Notwithstanding such transfer, the applicable master servicer will continue to receive any payments on such mortgage loan, including amounts collected by such special servicer, to make selected calculations with respect to such mortgage loan, and to make remittances to the paying agent and prepare reports for the trustee and the paying agent with respect to such mortgage loan. If title to the related mortgaged property is acquired by the trust, whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer for such mortgage loan will be responsible for the operation and management thereof and such loan will be considered a Specially Serviced Mortgage Loan.

         A Specially Serviced Mortgage Loan can become a Rehabilitated Mortgage Loan to which the master servicer for such mortgage loan will re-assume all servicing responsibilities.

         The master servicers and the special servicers will, in general, each be required to pay all ordinary expenses incurred by them in connection with their servicing activities, for their respective mortgage loans, under the Pooling and Servicing Agreement and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. See "Description of the Offered Certificates--Advances--Servicing Advances" in this prospectus supplement.

         The master servicers, the Primary Servicers and the special servicers and any partner, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification from the trust against any loss, liability, or expense incurred in connection with any legal action or claim relating to the Pooling and Servicing Agreement, the mortgage loans or the certificates other than any loss, liability or expense incurred by reason of such master servicer's, Primary Servicer's or special servicer's respective willful misfeasance, bad faith or negligence in the performance of their respective duties under the Pooling and Servicing Agreement.

         With respect to the One Seaport Plaza Pari Passu Loan, the 2002-IQ2 Pooling and Servicing Agreement will exclusively govern the servicing and administration of the One Seaport Plaza Pari Passu Loan, the 2002-IQ2 Mortgage Loan and the 2002-TOP8 Mortgage Loan (and all decisions, consents, waivers, approvals and other actions on the part of the holder of the One Seaport Plaza Pari Passu Loan, the 2002-IQ2 Mortgage Loan or the 2002-TOP8 Mortgage Loan will be effected in accordance with the 2002-IQ2 Pooling and Servicing Agreement).


THE MASTER SERVICERS

   Master Servicers

         As of September 30, 2002, GMAC Commercial Mortgage Corporation was the master servicer of a portfolio of multifamily and commercial loans totaling approximately $125 billion in aggregate outstanding principal balance. GMAC Commercial Mortgage Corporation's executive offices are located at 200 Witmer Road, Horsham, Pennsylvania 19044.

         The information set forth herein concerning GMAC Commercial Mortgage Corporation, as master servicer, has been provided by it. Accordingly, neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of such information.

         NCB, FSB will be responsible for servicing the NCB Mortgage Loans pursuant to the Pooling Agreement.

         NCB, FSB is a federal savings bank chartered by the Office of Thrift Supervision of the U.S. Department of the Treasury. It is one of the master servicers and is a wholly-owned subsidiary of National Consumer Cooperative Bank, one of the special servicers and one of the mortgage loan sellers. NCB, FSB maintains an office at 1725 Eye Street, N.W., Washington, D.C. 20006.

         As of September 30, 2002, NCB, FSB was servicing a portfolio with a total principal balance of approximately $2.7 billion, most of which are commercial and residential cooperative real estate assets. Included in this serviced portfolio are $1.9 billion of commercial and residential cooperative real estate assets representing 19 securitization transactions.

         The information set forth herein concerning NCB, FSB has been provided by it. Accordingly, neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of such information.

   Master Servicer Compensation

         Each master servicer will be entitled to a Master Servicing Fee equal to the Master Servicing Fee Rate applied to the outstanding Scheduled Principal Balance of the mortgage loans for which it is acting as master servicer, including REO Properties. Each master servicer will be entitled to retain as additional servicing compensation all investment income earned on amounts on deposit in their Certificate Account and interest on escrow accounts if permitted by the related loan documents and applicable law, and other fees payable in connection with the servicing of the mortgage loans to the extent provided in the Pooling and Servicing Agreement.

         The related Master Servicing Fee for each master servicer will be reduced, on each Distribution Date by the amount, if any, of a Compensating Interest Payment required to be made by such master servicer on such Distribution Date. Any Net Aggregate Prepayment Interest Shortfall will be allocated as presented under "Description of the Offered Certificates--Distributions--Prepayment Interest Shortfalls and Prepayment Interest Excesses" in this prospectus supplement. If Prepayment Interest Excesses for all mortgage loans serviced by a master servicer (including Specially Serviced Mortgage Loans) exceed Prepayment Interest Shortfalls for such mortgage loans as of any Distribution Date, such excess amount will be payable to the applicable master servicer as additional servicing compensation.


EVENTS OF DEFAULT

         If an Event of Default described under the third, fourth, ninth or tenth bullet under the definition of "Event of Default" under the "Glossary of Terms" has occurred, the obligations and responsibilities of such master servicer under the Pooling and Servicing Agreement will terminate on the date which is 60 days following the date on which the trustee or Morgan Stanley Dean Witter Capital I Inc. gives written notice to such master servicer that it is terminated. If an event of default described under the first, second, fifth, sixth, seventh or eighth bullet under the definition of "Event of Default" under the "Glossary of Terms" has occurred, the obligations and responsibilities of such master servicer under the Pooling and Servicing Agreement will terminate, immediately upon the date which the trustee or Morgan Stanley Dean Witter Capital I Inc. give written notice to such master servicer that it is terminated. After any Event of Default, the trustee may elect to terminate such master servicer by providing such notice, and shall provide such notice if holders of certificates representing more than 25% of the Certificate Balance of all certificates so direct the trustee.

         Upon such termination, all authority, power and rights of such master servicer under the Pooling and Servicing Agreement, whether with respect to the mortgage loans or otherwise, shall terminate except for any rights related to unpaid servicing compensation or unreimbursed Advances or the Excess Servicing Fee, provided that in no event shall the termination of a master servicer be effective until a successor servicer shall have succeeded a master servicer as successor servicer, subject to approval by the Rating Agencies, notified the applicable master servicer of such designation, and such successor servicer shall have assumed the applicable master servicer's obligations and responsibilities with respect to the mortgage loans as set forth in the Pooling and Servicing Agreement. The trustee may not succeed a master servicer as servicer until and unless it has satisfied the provisions specified in the Pooling and Servicing Agreement. However, if a master servicer is terminated as a result of an Event of Default described under the seventh, eighth or ninth bullet under the definition of "Event of Default" under the "Glossary of Terms," the trustee shall act as successor servicer immediately and shall use commercially reasonable efforts to either satisfy the conditions specified in the Pooling and Servicing Agreement or transfer the duties of such master servicer to a successor servicer who has satisfied such conditions.

THE SPECIAL SERVICERS

   Special Servicers

         GMAC Commercial Mortgage Corporation will initially be appointed as special servicer of the mortgage loans in the trust fund that are not residential cooperative loans and any related foreclosure properties. As of August 31, 2002, GMAC Commercial Mortgage Corporation was responsible for performing certain special servicing functions with respect to commercial and multifamily loans with an aggregate outstanding principal balance of approximately $74.6 billion. The principal executive offices of GMAC Commercial Mortgage Corporation are located at 200 Witmer Road, Horsham, Pennsylvania 19044.

         The information set forth herein concerning GMAC Commercial Mortgage Corporation, as special servicer, has been provided by it, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of such information.

         National Consumer Cooperative Bank will act as special servicer with respect to the residential cooperative mortgage loans in the trust fund and any related foreclosure properties. National Consumer Cooperative Bank was chartered by an act of Congress in 1978 for the purpose of providing loans and other financial services to cooperatively owned and organized corporations throughout the United States. By Congressional amendments in 1981, National Consumer Cooperative Bank was converted to a private institution owned by its member cooperative customers, including certain of the borrowers. It is one of the mortgage loan sellers and, further, wholly owns NCB, FSB, one of the master servicers. Its servicing offices are located at 1725 Eye Street, N.W., Washington, D.C. 20006.

         National Consumer Cooperative Bank and its subsidiaries and affiliates, NCB Capital Corporation, NCB Business Credit Corporation, NCB Financial Corporation, NCB Investment Advisors, Inc., NCB Insurance Brokers Inc. and NCB, FSB, provide a wide range of financial services to cooperatives, including commercial loans, real estate loans, vehicle and equipment leasing, financial advisory services relating to private debt placements and other financial products.

         As of December 31, 2001, National Consumer Cooperative Bank and its affiliates were servicing a portfolio with a total principal balance of approximately $2.6 billion, most of which are commercial and residential cooperative real estate assets. Included in this serviced portfolio are $1.7 billion of commercial and residential cooperative real estate assets representing 19 securitization transactions, for which NCB or an affiliate is servicer or special servicer.

         As of December 31, 2001, December 31, 2000 and December 31, 1999, respectively, National Consumer Cooperative Bank reported on a consolidated basis, total assets of $1,159,443,628, $1,086,486,483 and $1,056,509,896 and
total capital of $162,119,948, $153,452,717 and $147,282,802. For the years ended December 31, 2001, December 31, 2000 and December 31, 1999, respectively, NCB reported, on a consolidated basis, net income of $12,526,884, $7,332,939 and $14,714,107. NCB files annual and quarterly financial reports with the SEC.

         The information set forth herein concerning National Consumer Cooperative Bank has been provided by it, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of such information.

   Special Servicer Compensation

         Each special servicer will be entitled to receive:

         o   a Special Servicing Fee;

         o   a Workout Fee; and

         o   a Liquidation Fee.

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         The Workout Fee with respect to any Rehabilitated Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related mortgaged property becomes an REO Property; otherwise such fee is paid until the maturity of such mortgage loan. If a special servicer is terminated for any reason, it will retain the right to receive any Workout Fees payable on mortgage loans that became Rehabilitated Mortgage Loans while it acted as special servicer and remained Rehabilitated Mortgage Loans at the time of such termination until such mortgage loan becomes a Specially Serviced Mortgage Loan or if the related mortgaged property becomes an REO Property. The successor special servicer will not be entitled to any portion of such Workout Fees.

         Each special servicer is also permitted to retain, in general, assumption fees, modification fees, default interest and extension fees collected on Specially Serviced Mortgage Loans for which it is acting as special servicer, certain borrower-paid fees, investment income earned on amounts on deposit in any accounts maintained for REO Property collections, and other charges specified in the Pooling and Servicing Agreement. The Special Servicing Fee, the Liquidation Fee and the Workout Fee will be obligations of the trust and will represent Expense Losses. The Special Servicer Compensation will be payable in addition to the Master Servicing Fee payable to each master servicer.

         In addition, each special servicer will be entitled to all assumption fees received in connection with any Specially Serviced Mortgage Loans for which it is acting as special servicer and 50% of all assumption fees received in connection with any mortgage loans, which are not Specially Serviced Mortgage Loans, for which it is acting as special servicer. Each special servicer will be entitled to approve assumptions with respect to the mortgage loans for which it is acting as special servicer.

         As described in this prospectus supplement under "--The Operating Adviser," the Operating Adviser will have the right to receive notification of actions of each special servicer, subject to the limitations described in this prospectus supplement.

   Termination of Special Servicer

         The trustee may terminate a special servicer upon a Special Servicer Event of Default. The termination of a special servicer, will be effective when a successor special servicer meeting the requirements of the special servicer under the Pooling and Servicing Agreement has succeeded such special servicer, as successor special servicer and such successor special servicer has assumed the applicable special servicer's, obligations and responsibilities with respect to the mortgage loans, as set forth in an agreement substantially in the form of the Pooling and Servicing Agreement.

         In addition to the termination of a special servicer upon a Special Servicer Event of Default, upon the direction of the Operating Adviser, subject to the satisfaction of certain conditions, the trustee will remove a special servicer from its duties as special servicer at any time upon the appointment and acceptance of such appointment by a successor special servicer appointed by the Operating Adviser; provided that, prior to the effectiveness of any such appointment the trustee shall have received a letter from each Rating Agency to the effect that such appointment would not result in a downgrade or withdrawal in any rating then assigned to any class of certificates.


THE OPERATING ADVISER

         An Operating Adviser appointed by the holders of a majority of the Controlling Class will have the right to receive notification from each special servicer in regard to certain actions. Each special servicer will be required to notify the Operating Adviser, with regard to its mortgage loans, of, among other things:

         o any proposed modification of a Money Term of a mortgage loan other than an extension of the original maturity date for 2 years or less;

         o any actual or proposed foreclosure or comparable conversion of the ownership of a mortgaged property;

         o any proposed sale of a Specially Serviced Mortgage Loan, other than in connection with the termination of the trust as described in this prospectus supplement under "Description of the Offered Certificates--Distributions--Optional Termination";

         o any determination to bring an REO Property into compliance with applicable environmental laws;

         o any acceptance of substitute or additional collateral for a mortgage loan (except with respect to a defeasance);

         o    any acceptance of a discounted payoff;

         o any waiver of a "due on sale" or "due on encumbrance" clause (except with respect to subordinate debt with respect to the mortgage loans secured by residential cooperative properties, as permitted pursuant to the terms of the Pooling and Servicing Agreement);

         o    any acceptance of an assumption agreement;

         o any release of collateral for a Specially Serviced Mortgage Loan (other than in accordance with the terms of, or upon satisfaction of, such mortgage loan); and

         o any release of "earn-out" reserves on deposit in an escrow reserve account, other than where such release does not require the consent of the lender.

         Other than with respect to a proposed sale of a Specially Serviced Mortgage Loan, the Operating Adviser will also be entitled to advise a special servicer with respect to each of the foregoing actions.

         In addition, subject to the satisfaction of certain conditions, the Operating Adviser will have the right to direct the trustee to remove any special servicer at any time, with or without cause, upon the appointment and acceptance of such appointment by a successor special servicer appointed by the Operating Adviser; provided that, prior to the effectiveness of any such appointment the trustee shall have received a letter from each Rating Agency to the effect that such appointment would not result in a downgrade or withdrawal in any rating then assigned to any class of certificates. The Operating Adviser shall pay costs and expenses incurred in connection with the removal and appointment of a special servicer (unless such removal is based on certain events or circumstances specified in the Pooling and Servicing Agreement).

         At any time, the holders of a majority of the Controlling Class may direct the paying agent in writing to hold an election for an Operating Adviser, which election will be held commencing as soon as practicable thereafter.

         The Operating Adviser shall be responsible for its own expenses.


MORTGAGE LOAN MODIFICATIONS

         Subject to any restrictions applicable to REMICs, and to limitations imposed by the Pooling and Servicing Agreement, each master servicer may amend any term (other than a Money Term) of a mortgage loan that is not a Specially Serviced Mortgage Loan and may extend the maturity date of any Balloon Loan, other than a Specially Serviced Mortgage Loan, to a date not more than 60 days beyond the original maturity date.


         Subject to any restrictions applicable to REMICs, each special servicer will be permitted to enter into a modification, waiver or amendment of the terms of any Specially Serviced Mortgage Loan for which it is acting as special servicer, including any modification, waiver or amendment to:

         o reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium or Yield Maintenance Charge;

         o reduce the amount of the Scheduled Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related mortgage rate;

         o forbear in the enforcement of any right granted under any mortgage note or mortgage relating to a Specially Serviced Mortgage Loan;

         o extend the maturity date of any Specially Serviced Mortgage Loan; and/or

         o    accept a Principal Prepayment during any Lockout Period;

provided in each case that (1) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable judgment of the related special servicer, such default is reasonably foreseeable, and (2) in the reasonable judgment of such special servicer, such modification, waiver or amendment would increase the recovery to Certificateholders on a net present value basis, as demonstrated in writing by such special servicer to the trustee and the paying agent.

         In no event, however, will a special servicer be permitted to:

         o extend the maturity date of a Specially Serviced Mortgage Loan beyond a date that is 2 years prior to the Rated Final Distribution Date; or

         o if the Specially Serviced Mortgage Loan is secured by a ground lease, extend the maturity date of such Specially Serviced Mortgage Loan unless such special servicer gives due consideration to the remaining term of such ground lease.

         Modifications that forgive principal or interest (other than default interest) of a mortgage loan will result in Realized Losses on such mortgage loan and such Realized Losses will be allocated among the various Classes of certificates in the manner described under "Description of the Offered Certificates--Distributions--Subordination; Allocation of Losses and Certain Expenses" in this prospectus supplement.

         The modification of a mortgage loan may tend to reduce prepayments by avoiding liquidations and therefore may extend the weighted average life of the certificates beyond that which might otherwise be the case. See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement.


SALE OF DEFAULTED MORTGAGE LOANS

         The Pooling and Servicing Agreement grants to each of (a) any seller with respect to mortgage loans it sold, (b) the holder of certificates representing the greatest percentage interest in the Controlling Class and (c) the special servicer (with respect to its mortgage loans), in that order, an option (the "Option") to purchase from the trust any defaulted mortgage loan that is at least 60 days delinquent as to any monthly debt service payment (or is delinquent as to its Balloon Payment). The "Option Purchase Price" for a defaulted mortgage loan will equal the fair value of such mortgage loan, as determined by the applicable special servicer. Such special servicer is required to recalculate the fair value of such defaulted mortgage loan if there has been a material change in circumstances or such Special Servicer has received new information that has a material effect on value (or otherwise if the time since the last valuation exceeds 60 days). If the Option is exercised by either of the special servicers or the holder of certificates representing the greatest percentage interest in the Controlling Class or any of their affiliates then, prior to the exercise of the Option, the trustee will be required to verify, in accordance with the Pooling and Servicing Agreement, that the Option Purchase Price is a fair price.

         The Option is assignable to a third party by the holder thereof, and upon such assignment such third party shall have all of the rights granted to the original holder of such Option. The Option will automatically terminate, and will not be exercisable, if the mortgage loan to which it relates is no longer delinquent, because the defaulted mortgage loan has (i) become a Rehabilitated Mortgage Loan, (ii) been subject to a work-out arrangement, (iii) been foreclosed upon or otherwise resolved (including by a full or discounted pay-off) or (iv) been purchased by the related seller pursuant to the Pooling and Servicing Agreement.


FORECLOSURES

         Each special servicer may at any time, with respect to mortgage loans for which it is acting as special servicer, with notification to the Operating Adviser and in accordance with the Pooling and Servicing Agreement, institute foreclosure proceedings, exercise any power of sale contained in any mortgage, accept a deed in lieu of foreclosure or otherwise acquire title to a mortgaged property by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on the related mortgage loan has occurred but subject, in all cases, to limitations concerning environmental matters and, in specified situations, the receipt of an opinion of counsel relating to REMIC requirements.

         If any mortgaged property is acquired as described in the preceding paragraph, the applicable special servicer is required to sell the REO Property as soon as practicable consistent with the requirement to maximize proceeds for all certificateholders but in no event later than 3 years after the end of the year in which it was acquired (as such period may be extended by an application to the Internal Revenue Service or following receipt of an opinion of counsel that such extension will not result in the failure of such mortgaged property to qualify as "foreclosure property" under the REMIC provisions of the Code), or any applicable extension period, unless such special servicer has obtained an extension from the Internal Revenue Service or has previously delivered to the trustee an opinion of counsel to the effect that the holding of the REO Property by the trust subsequent to 3 years after the end of the year in which it was acquired, or to the expiration of such extension period, will not result in the failure of such REO Property to qualify as "foreclosure property" under the REMIC provisions of the Code. In addition, each special servicer is required to use its best efforts to sell any REO Property prior to the Rated Final Distribution Date.

         If the trust acquires a mortgaged property by foreclosure or deed-in-lieu of foreclosure upon a default of a mortgage loan, the Pooling and Servicing Agreement provides the applicable special servicer, on behalf of the trustee, must administer such mortgaged property so that it qualifies at all times as "foreclosure property" within the meaning of Code Section 860G(a)(8). The Pooling and Servicing Agreement also requires that any such mortgaged property be managed and operated by an "independent contractor," within the meaning of applicable Treasury regulations, who furnishes or renders services to the tenants of such mortgaged property. Generally, REMIC I will not be taxable on income received with respect to a mortgaged property to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations thereunder. "Rents from real property" do not include the portion of any rental based on the net income or gain of any tenant or sub-tenant. No determination has been made whether rent on any of the mortgaged properties meets this requirement. "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the mortgaged properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a mortgaged property owned by a trust, would not constitute "rents from real property," or that all of the rental income would not so qualify if the non-customary services are not provided by an independent contractor or a separate charge is not stated. In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a mortgaged property owned by REMIC I, including but not limited to a hotel or healthcare business, will not constitute "rents from real property." Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to REMIC I at the highest marginal federal corporate rate -- currently 35% -- and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the Net REO Proceeds available for distribution to holders of certificates. Under the Pooling and Servicing Agreement, the special servicer, with respect to its mortgage loans, is required to determine whether the earning of such income taxable to REMIC I would result in a greater recovery to Certificateholders on a net after-tax basis than a different method of operation of such property. Prospective investors are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         The following discussion, when read in conjunction with the discussion of "Federal Income Tax Consequences" in the prospectus, describes the material federal income tax considerations for investors in the offered certificates. However, these 2 discussions do not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules, and do not address state and local tax considerations. Prospective purchasers should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the offered certificates.


GENERAL

         For United States federal income tax purposes, portions of the trust will be treated as "Tiered REMICs" as described in the prospectus. See "Federal Income Tax Consequences--REMICs--Tiered REMIC Structures" in the prospectus. 3 separate REMIC elections will be made with respect to designated portions of the trust other than that portion of the trust consisting of the rights to Excess Interest and the Excess Interest Sub-account (the "Excess Interest Grantor Trust"). Upon the issuance of the offered certificates, Cadwalader, Wickersham & Taft, counsel to Morgan Stanley Dean Witter Capital I Inc., will deliver its opinion generally to the effect that, assuming:

         o    the making of proper elections;

         o the accuracy of all representations made with respect to the mortgage loans;

         o ongoing compliance with all provisions of the Pooling and Servicing Agreement and other related documents and no amendments thereof; and

         o compliance with applicable provisions of the Code, as it may be amended from time to time, and applicable Treasury Regulations adopted thereunder;

for federal income tax purposes, (1) each of REMIC I, REMIC II and REMIC III will qualify as a REMIC under the Code; (2) the Residual Certificates will represent 3 separate classes of REMIC residual interests evidencing the sole class of "residual interests" in each of REMIC I, REMIC II and REMIC III; (3) the REMIC Regular Certificates will evidence the "regular interests" in, and will be treated as debt instruments of, REMIC III; (4) the Excess Interest Grantor Trust will be treated as a grantor trust for federal income tax purposes; and (5) the Class EI Certificates will represent beneficial ownership of the assets of the grantor trust.

         The offered certificates will be REMIC Regular Certificates issued by REMIC III. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the prospectus for a discussion of the principal federal income tax consequences of the purchase, ownership and disposition of the offered certificates.

         The offered certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) and 856(c)(5)(B) of the Code for a real estate investment trust in the same proportion that the assets in the REMIC would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Code. However, if 95% or more of the REMIC's assets are real estate assets within the meaning of Section 856(c)(4)(A), then the entire offered certificates shall be treated as real estate assets and all interest from the offered certificates shall be treated as interest described in Section 856(c)(3)(B).

         Moreover, the offered certificates will be "qualified mortgages" under
Section 860G(a)(3) of the Code if transferred to another REMIC on its start-up day in exchange for regular or residual interests therein. Offered certificates also will qualify for treatment as "permitted assets," within the meaning of
Section 860L(c)(1)(G) of the Code, of a "financial asset securitization investment trust," and those offered certificates held by certain financial institutions will constitute "evidence of indebtedness" within the meaning of
Section 582(c)(1) of the Code.

         The offered certificates will be treated as assets described in Section 7701(a)(19)(C)(xi) of the Code for a domestic building and loan association generally only in the proportion which the REMIC's assets consist of loans secured by an interest in real property which is residential real property or other property described in Section 7701(a)(19)(C) of the Code. However, if 95% or more of the REMIC's assets are assets described in 7701(a)(19)(C), then the entire offered certificates shall be treated as qualified property under 7701(a)(19)(C).

         A mortgage loan that has been defeased with United States Treasury obligations will not qualify for the foregoing treatments under Sections 856(c)(4)(A), 856(c)(5)(B), 856(c)(3)(B) and 7701(a)(19)(C) of the Code.


ORIGINAL ISSUE DISCOUNT AND PREMIUM

         It is anticipated that the offered certificates will not be treated as having been issued with original issue discount for federal income tax reporting purposes. Certain Classes of offered certificates may be issued with premium depending on the price at which such Classes of certificates are initially sold. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, if any, and amortizable bond premium for federal income tax purposes will be a 0% CPR, as described in the prospectus, applied to each mortgage loan until its maturity. In addition, for purposes of calculating OID, each of the ARD Loans is assumed to prepay in full on such mortgage loan's Anticipated Repayment Date. For a description of CPR, see "Yield, Prepayment and Maturity Considerations" in this prospectus supplement. However, we make no representation that the mortgage loans will not prepay during any such period or that they will prepay at any particular rate before or during any such period.

         The IRS has issued OID Regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount and Premium" in the prospectus. Purchasers of the offered certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address all of the issues relevant to accrual of original issue discount on prepayable securities such as the offered certificates.

         Final regulations on the amortization of bond premium (a) do not apply to regular interests in a REMIC such as the offered certificates and (b) state that they are intended to create no inference concerning the amortization of premium of such instruments. Holders of each such class of certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the prospectus. To the extent that any offered certificate is purchased in this offering or in the secondary market at not more than a de minimis discount, as defined in the prospectus, a holder who receives a payment that is included in the stated redemption price at maturity, generally, the principal amount of such certificate, will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the offered certificate. Such allocable portion of the holder's adjusted basis will be based upon the proportion that such payment of stated redemption price bears to the total remaining stated redemption price at maturity, immediately before such payment is made, of such certificate. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount and Premium" and "--Sale, Exchange or Redemption" in the prospectus.

         Prepayment Premiums or Yield Maintenance Charges actually collected on the mortgage loans will be distributed to the holders of each class of certificates entitled thereto as described under "Description of the Offered Certificates--Distributions--Distributions of Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement. It is not entirely clear under the Code when the amount of a Prepayment Premium or Yield Maintenance Charge should be taxed to the holders of a class of certificates entitled to a Prepayment Premium or Yield Maintenance Charge. For federal income tax information reporting purposes, Prepayment Premiums or Yield Maintenance Charges will be treated as income to the holders of a class of certificates entitled to Prepayment Premiums or Yield Maintenance Charges only after a master servicer's actual receipt of a Prepayment Premium or a Yield Maintenance Charge to which the holders of such class of certificates is entitled under the terms of the Pooling and Servicing Agreement, rather than including projected Prepayment Premiums or Yield Maintenance Charges in the determination of a Certificateholder's projected constant yield to maturity. However, the timing and characterization of such income as ordinary income or capital gain is not entirely clear and Certificateholders should consult their tax advisors concerning the treatment of Prepayment Premiums or Yield Maintenance Charges.


ADDITIONAL CONSIDERATIONS

         Each special servicer is authorized, when doing so is consistent with maximizing the trust's net after-tax proceeds from an REO Property, to incur taxes on the trust in connection with the operation of such REO Property. Any such taxes imposed on the trust would reduce the amount distributable to Certificateholders. See "Servicing of the Mortgage Loans--Foreclosures" in this prospectus supplement.

         Federal income tax information reporting duties with respect to the offered certificates and REMIC I, REMIC II and REMIC III will be the obligation of the paying agent, and not of any master servicer.

         For further information regarding the United States federal income tax consequences of investing in the offered certificates, see "Federal Income Tax Consequences--REMICs" and "State Tax Considerations" in the prospectus.


                              ERISA CONSIDERATIONS

         ERISA and the Code impose restrictions on Plans that are subject to ERISA and/or Section 4975 of the Code and on persons that are Parties in Interest. ERISA also imposes duties on persons who are fiduciaries of Plans subject to ERISA and prohibits selected transactions between a Plan and Parties in Interest with respect to such Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of such Plan. Government plans (as defined in Section 3(32) of ERISA) are not subject to the restrictions of ERISA and the Code. However, such plans may be subject to similar provisions of applicable federal, state or local law.


PLAN ASSETS

         Neither ERISA nor the Code defines the term "plan assets." However, the U.S. Department of Labor ("DOL") has issued a final regulation (29 C.F.R.
Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan. The DOL Regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for certain purposes, including the prohibited transaction provisions of ERISA and Section 4975 of the Code, to be assets of the investing Plan unless certain exceptions apply. Under the terms of the regulation, if the assets of the trust were deemed to constitute Plan assets by reason of a Plan's investment in certificates, such Plan asset would include an undivided interest in the mortgage loans and any other assets of the trust. If the mortgage loans or other trust assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets may be deemed to be a "fiduciary" with respect to those assets, and thus subject to the fiduciary requirements and prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to the mortgage loans and other trust assets.

         Affiliates of Morgan Stanley Dean Witter Capital I Inc., the Underwriters, the master servicers, the special servicers and certain of their respective affiliates might be considered or might become fiduciaries or other Parties in Interest with respect to investing Plans. Moreover, the trustee, the paying agent, the fiscal agent, the master servicers, the special servicers, the Operating Adviser, any insurer, primary insurer or any other issuer of a credit support instrument relating to the primary assets in the trust or certain of their respective affiliates might be considered fiduciaries or other Parties in Interest with respect to investing Plans. In the absence of an applicable exemption, "prohibited transactions" -- within the meaning of ERISA and Section 4975 of the Code -- could arise if certificates were acquired by, or with "plan assets" of, a Plan with respect to which any such person is a Party in Interest.

         In addition, an insurance company proposing to acquire or hold the offered certificates with assets of its general account should consider the extent to which such acquisition or holding would be subject to the requirements of ERISA and Section 4975 of the Code under John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), and Section 401(c) of ERISA, as amended by the Small Business Job

Protection Act of 1996, Public Law No. 104-188, and subsequent DOL and judicial guidance. See "--Insurance Company General Accounts" below.


SPECIAL EXEMPTION APPLICABLE TO THE OFFERED CERTIFICATES

         With respect to the acquisition and holding of the offered certificates, the DOL has granted to the Underwriters individual prohibited transaction exemptions, which generally exempt from certain of the prohibited transaction rules of ERISA and Section 4975 of the Code transactions relating to:

         o the initial purchase, the holding, and the subsequent resale by Plans of certificates evidencing interests in pass-through trusts; and

         o transactions in connection with the servicing, management and operation of such trusts, provided that the assets of such trusts consist of certain secured receivables, loans and other obligations that meet the conditions and requirements of the Exemptions.

The assets covered by the Exemptions include mortgage loans such as the mortgage loans and fractional undivided interests in such loans.

         The Exemptions as applicable to the offered certificates (and as modified by Prohibited Transaction Exemption 2000-58, generally effective for transactions occurring on or after August 23, 2000) set forth the following 5 general conditions which must be satisfied for exemptive relief:

         o the acquisition of the certificates by a Plan must be on terms, including the price for the certificates, that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

         o the certificates acquired by the Plan must have received a rating at the time of such acquisition that is in 1 of the 4 highest generic rating categories from Fitch, S&P or Moody's;

         o the trustee cannot be an affiliate of any member of the "Restricted Group," which consists of the Underwriters, Morgan Stanley Dean Witter Capital I Inc., each master servicer, each special servicer, each Primary Servicer and any mortgagor with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of such classes of certificates;

         o the sum of all payments made to the Underwriters in connection with the distribution of the certificates must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by Morgan Stanley Dean Witter Capital I Inc. in consideration of the assignment of the mortgage loans to the trust must represent not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by a master servicer, a special servicer, and any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement or other relevant servicing agreement and reimbursement of such person's reasonable expenses in connection therewith; and

         o the Plan investing in the certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the 1933 Act.

         A fiduciary of a Plan contemplating purchasing any such class of certificates in the secondary market must make its own determination that at the time of such acquisition, any such class of certificates continues to satisfy the second general condition set forth above. Morgan Stanley Dean Witter Capital I Inc. expects that the third general condition set forth above will be satisfied with respect to each of such classes of certificates. A fiduciary of a Plan contemplating purchasing any such class of certificates must make its own determination that the first, second, fourth and fifth general conditions set forth above will be satisfied with respect to any such class of certificate.

         Before purchasing any such class of certificates, a fiduciary of a Plan should itself confirm (a) that such certificates constitute "certificates" for purposes of the Exemptions and (b) that the specific and general conditions of the Exemptions and the other requirements set forth in the Exemptions would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemptions, the Plan fiduciary should consider the availability of other prohibited transaction exemptions.


         Moreover, the Exemptions provide relief from certain self-dealing/conflict of interest prohibited transactions, but only if, among other requirements:

         o the investing Plan fiduciary or its affiliates is an obligor with respect to 5% or less of the fair market value of the obligations contained in the trust;

         o the Plan's investment in each class of certificates does not exceed 25% of all of the certificates outstanding of that class at the time of the acquisition; and

         o immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

         We believe that the Exemptions will apply to the acquisition and holding of the offered certificates by Plans or persons acting on behalf of or with "plan assets" of Plans, and that all conditions of the Exemptions, other than those within the control of the investing Plans or Plan investors, have been met. Upon request, the Underwriters will deliver to any fiduciary or other person considering investing "plan assets" of any Plan in the certificates a list identifying each borrower that is the obligor under each mortgage loan that constitutes more than 5% of the aggregate principal balance of the assets of the trust.


INSURANCE COMPANY GENERAL ACCOUNTS

         Based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Savings Bank, an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest with respect to a Plan by virtue of such investment. Any investor that is an insurance company using the assets of an insurance company general account should note that the Small Business Job Protection Act of 1996 added Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and
Section 4975 of the Code. Pursuant to Section 401(c), the Department of Labor issued final regulations effective January 5, 2000 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. As a result of these regulations, assets of an insurance company general account will not be treated as "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998 and the insurer satisfied various conditions.

         Any assets of an insurance company general account which support insurance policies or annuity contracts issued to Plans after December 31, 1998, or on or before that date for which the insurer does not comply with the 401(c) Regulations, may be treated as "plan assets" of such Plans. Because Section 401(c) does not relate to insurance company separate accounts, separate account assets continue to be treated as "plan assets" of any Plan that is invested in such separate account. Insurance companies contemplating the investment of general account assets in the Subordinate Certificates should consult with their legal counsel with respect to the applicability of Section 401(c).

         Accordingly, any insurance company that acquires or holds any offered certificate shall be deemed to have represented and warranted to Morgan Stanley Dean Witter Capital I Inc., the trustee, the paying agent and each master servicer that (1) such acquisition and holding is permissible under applicable law, including the Exemptions, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject Morgan Stanley Dean Witter Capital I Inc., the trustee, the paying agent, the fiscal agent or either master servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement, or (2) the source of funds used to acquire and hold such certificates is an "insurance company general account," as defined in

DOL Prohibited Transaction Class Exemption 95-60, and the applicable conditions set forth in PTCE 95-60 have been satisfied.


GENERAL INVESTMENT CONSIDERATIONS

         Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, Section 4975 of the Code or any corresponding provisions of applicable federal, state or local law, the applicability of the Exemptions, or other exemptive relief, and the potential consequences to their specific circumstances, prior to making an investment in the certificates. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of ERISA regarding prudent investment procedure and diversification, an investment in the certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.


                                LEGAL INVESTMENT

         The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase offered certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult their own legal advisors to determine whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.


         No representations are made as to the proper characterization of the offered certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. The uncertainties referred to above, and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates, may adversely affect the liquidity of the offered certificates. See "Legal Investment" in the prospectus.


                                 USE OF PROCEEDS

         We will apply the net proceeds of the offering of the certificates towards the simultaneous purchase of the mortgage loans from the sellers and to the payment of expenses in connection with the issuance of the certificates.

                              PLAN OF DISTRIBUTION

       We have entered into an Underwriting Agreement with Morgan Stanley & Co. Incorporated, Merrill Lynch & Co. and Lehman Brothers Inc. Subject to the terms and conditions set forth in the Underwriting Agreement, Morgan Stanley Dean Witter Capital I Inc. has agreed to sell to each Underwriter, and each Underwriter has agreed severally to purchase from Morgan Stanley Dean Witter Capital I Inc. the respective aggregate Certificate Balance of each class of offered certificates presented below.


             UNDERWRITERS                 CLASS A-1     CLASS A-2       CLASS B       CLASS C      CLASS D
-------------------------------------    ----------    ----------      ---------     ---------    ---------
Morgan Stanley & Co. Incorporated....     $______       $______         $______       $______      $______
Merrill Lynch & Co...................     $______       $______         $______       $______      $______
Lehman Brothers Inc..................     $______       $______         $______       $______      $______
Total................................     $______       $______         $______       $______      $______

       Morgan Stanley & Co. Incorporated will act as sole lead manager and sole bookrunner and Merrill Lynch & Co. and Lehman Brothers Inc. will act as co-managers with respect to the offered certificates.

         The Underwriting Agreement provides that the obligations of the Underwriters are subject to conditions precedent, and that the Underwriters severally will be obligated to purchase all of the offered certificates if any are purchased. In the event of a default by an Underwriter, the Underwriting Agreement provides that the purchase commitment of the non-defaulting Underwriter may be increased. Proceeds to Morgan Stanley Dean Witter Capital I Inc. from the sale of the offered certificates, before deducting expenses payable by Morgan Stanley Dean Witter Capital I Inc., will be approximately $______, plus accrued interest.

         The Underwriters have advised us that they will propose to offer the offered certificates from time to time for sale in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling such Classes of offered certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters and any purchasers of such Classes of offered certificates for whom they may act as agent.

         The offered certificates are offered by the Underwriters when, as and if issued by Morgan Stanley Dean Witter Capital I Inc., delivered to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the offered certificates will be made in book-entry form through the facilities of DTC against payment therefor on or about December __, 2002, which is the ___ business day following the date of pricing of the certificates.

         Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in 3 business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade offered certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such offered certificates.

         The Underwriters and any dealers that participate with the Underwriters in the distribution of the offered certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of such classes of offered certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act of 1933, as amended.

         We have agreed to indemnify the Underwriters against civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriters may be required to make in respect thereof.

         The Underwriters currently intend to make a secondary market in the offered certificates, but they are not obligated to do so.

                                 LEGAL MATTERS


         The validity of the offered certificates and the material federal income tax consequences of investing in the offered certificates will be passed upon for Morgan Stanley Dean Witter Capital I Inc. by Cadwalader, Wickersham & Taft, New York, New York. Legal matters with respect to the offered certificates will be passed upon for the Underwriters by Cadwalader, Wickersham & Taft, New York, New York. Legal matters will be passed upon for the sellers by Cadwalader, Wickersham & Taft, New York, New York, Thacher Proffitt & Wood, New York, New York, Dechert, New York, New York and Bryan Cave LLP, New York, New York.


                                     RATINGS

         It is a condition of the issuance of the offered certificates that they receive the following credit ratings from Moody's and S&P.


                                     CLASS                  MOODY'S     S&P
               -------------------------------------------  -------     ---
               Class A-1..................................   Aaa        AAA
               Class A-2..................................   Aaa        AAA
               Class B....................................   Aa2         AA
               Class C....................................    A2          A
               Class D....................................    A3         A-

         The ratings of the offered certificates address the likelihood of the timely payment of interest and the ultimate payment of principal, if any, due on the offered certificates by the Rated Final Distribution Date. That date is the first Distribution Date that follows by at least 24 months the end of the amortization term of the mortgage loan that, as of the Cut-off Date, has the longest remaining amortization term. The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

         The ratings of the certificates do not represent any assessment of (1) the likelihood or frequency of principal prepayments, voluntary or involuntary, on the mortgage loans, (2) the degree to which such prepayments might differ from those originally anticipated, (3) whether and to what extent Prepayment Premiums, Yield Maintenance Charges, Excess Interest or default interest will be received, (4) the allocation of Net Aggregate Prepayment Interest Shortfalls or
(5) the tax treatment of the certificates. A security rating does not represent any assessment of the yield to maturity that investors may experience. In general, the ratings thus address credit risk and not prepayment risk.

         There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any Class thereof and, if so, what such rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by Morgan Stanley Dean Witter Capital I Inc. to do so may be lower than the ratings assigned thereto at the request of Morgan Stanley Dean Witter Capital I Inc.

                                GLOSSARY OF TERMS


         The certificates will be issued pursuant to the Pooling and Servicing Agreement. The following Glossary of Terms is not complete. You should also refer to the prospectus and the Pooling and Servicing Agreement for additional definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Pooling and Servicing Agreement, without exhibits and schedules.


Unless the context requires otherwise, the definitions contained in this Glossary of Terms apply only to this series of certificates and will not necessarily apply to any other series of certificates the trust may issue.


         "Accrued Certificate Interest" means, in respect of each class of REMIC Regular Certificates for each Distribution Date, the amount of interest for the applicable Interest Accrual Period accrued at the applicable Pass-Through Rate on the aggregate Certificate Balance or Notional Amount, as the case may be, of such class of certificates outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.


         "Administrative Cost Rate" will equal the sum of the rates for which the related Master Servicing Fee, the Excess Servicing Fee, the related Primary Servicing Fee and the Trustee Fee (and in the case of the One Seaport Plaza Pari Passu Loan, the One Seaport Plaza Pari Passu Loan Servicing Fee and any trustee fee rate payable therefrom) for any month (in each case, expressed as a per annum rate) are calculated for any mortgage loan in such month, as set forth for each mortgage loan on Appendix II hereto.


         "Advance Rate" means a rate equal to the "Prime Rate" as reported in The Wall Street Journal from time to time.


         "Advances" means Servicing Advances and P&I Advances, collectively.


         "Annual Report" means one or more reports for each mortgage loan based on the most recently available year-end financial statements and most recently available rent rolls (or, with respect to residential cooperative properties, maintenance schedules in lieu thereof) of each applicable borrower, to the extent such information is provided to the applicable master servicer, containing such information and analyses as required by the Pooling and Servicing Agreement including, without limitation, Debt Service Coverage Ratios, to the extent available, and in such form as shall be specified in the Pooling and Servicing Agreement.


         "Anticipated Repayment Date" means, in respect of any ARD Loan, the date on which a substantial principal payment on an ARD Loan is anticipated to be made (which is prior to stated maturity).


         "Appraisal Event" means not later than the earliest of the following:

         o the date 120 days after the occurrence of any delinquency in payment with respect to a mortgage loan if such delinquency remains uncured;

         o the date 30 days after receipt of notice that the related borrower has filed a bankruptcy petition, an involuntary bankruptcy has occurred or a receiver is appointed in respect of the related mortgaged property, provided that such petition or appointment remains in effect;

         o the effective date of any modification to a Money Term of a mortgage loan, other than an extension of the date that a Balloon Payment is due for a period of less than 6 months from the original due date of such Balloon Payment; and

         o the date 30 days following the date a mortgaged property becomes an REO Property.

         "Appraisal Reduction" will equal, for any mortgage loan, including a mortgage loan as to which the related mortgaged property has become an REO Property, an amount, calculated as of the first Determination Date that is at least 15 days after the date on which the appraisal is obtained or the internal valuation is performed, equal to the excess, if any, of:

o        the sum of:

         o the Scheduled Principal Balance of such mortgage loan or in the case of an REO Property, the related REO Mortgage Loan, less the principal amount of any undrawn letter of credit or debt service reserve, if applicable, that is then securing such mortgage loan;

         o to the extent not previously advanced by a master servicer, the trustee or the fiscal agent, all accrued and unpaid interest on the mortgage loan;

         o all related unreimbursed Advances and interest on such Advances at the Advance Rate; and

         o to the extent funds on deposit in any applicable Escrow Accounts are not sufficient therefor, and to the extent not previously advanced by a master servicer, the trustee or the fiscal agent, all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and other amounts which were required to be deposited in any Escrow Account (but were not deposited) in respect of the related mortgaged property or REO Property, as the case may be, over

         o 90% of the value (net of any prior mortgage liens) of such mortgaged property or REO Property as determined by such appraisal or internal valuation plus the amount of any escrows held by or on behalf of the trustee as security for the mortgage loan (less the estimated amount of obligations anticipated to be payable in the next 12 months to which such escrows relate).

With respect to each mortgage loan that is cross-collateralized with any other mortgage loan, the value of each mortgaged property that is security for each mortgage loan in such cross-collateralized group, as well as the outstanding amounts under each such mortgage loan, shall be taken into account when calculating such Appraisal Reduction.

         "ARD Loan" means a mortgage loan that provides for increases in the mortgage rate and/or principal amortization at a date prior to stated maturity, which creates an incentive for the related borrower to prepay such mortgage loan.

         "Assumed Scheduled Payment" means an amount deemed due in respect of:

         o any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its original stated maturity date; or

         o any mortgage loan as to which the related mortgaged property has become an REO Property.

The Assumed Scheduled Payment deemed due on any such Balloon Loan on its original stated maturity date and on each successive Due Date that it remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due on such date if the related Balloon Payment had not come due, but rather such mortgage loan had continued to amortize in accordance with its amortization schedule in effect immediately prior to maturity. With respect to any mortgage loan as to which the related mortgaged property has become an REO Property, the Assumed Scheduled Payment deemed due on each Due Date for so long as the REO Property remains part of the trust, equals the Scheduled Payment (or Assumed Scheduled Payment) due on the last Due Date prior to the acquisition of such REO Property.

       "Available Distribution Amount" means in general, for any Distribution
       Date:

              (1) all amounts on deposit in the Certificate Account as of the business day preceding the related Distribution Date that represent payments and other collections on or in respect of the mortgage loans and any REO Properties that were received by a master servicer or a special servicer through the end of the related Collection Period (or, with respect to Principal Prepayments or Balloon Payments through the Master Servicer Remittance Date), exclusive of any portion thereof that represents one or more of the following:

       o Scheduled Payments collected but due on a Due Date subsequent to the related Collection Period;

       o Prepayment Premiums or Yield Maintenance Charges (which are separately d istributable on the certificates as described in this prospectus supplement);

       o amounts that are payable or reimbursable to any person other than the Certificateholders (including, among other things, amounts attributable to Expense Losses and amounts payable to the master servicers, the special servicers, the Primary Servicers, the trustee, the fiscal agent and the paying agent as compensation or in reimbursement of outstanding Advances);

       o   amounts deposited in the Certificate Account in error; and

       o if such Distribution Date occurs during January, other than a leap year, or February of any year, the Interest Reserve Amounts with respect to the Interest Reserve Loans to be deposited into each Interest Reserve Account;

              (2) to the extent not already included in clause (1), any P&I Advances made, any advances made by the 2002-IQ2 Master Servicer, the 2002-IQ2 Fiscal Agent or the 2002-IQ2 Trustee in respect of the One Seaport Plaza Pari Passu Loan, and any Compensating Interest Payments paid with respect to such Distribution Date; and

              (3) if such Distribution Date occurs during March of any year, the aggregate of the Interest Reserve Amounts then on deposit in each Interest Reserve Account in respect of each Interest Reserve Loan.

       "Balloon Loans" means mortgage loans that provide for Scheduled
Payments based on amortization schedules significantly longer than their terms to maturity or Anticipated Repayment Date, and that are expected to have remaining principal balances equal to or greater than 5% of the original principal balance of those mortgage loans as of their respective stated maturity date or anticipated to be paid on their Anticipated Repayment Dates, as the case may be, unless prepaid prior thereto.

       "Balloon LTV" - See "Balloon LTV Ratio."

       "Balloon LTV Ratio" or "Balloon LTV" means the ratio, expressed as a percentage, of the principal balance of a Balloon Loan anticipated to be outstanding on the date on which the related Balloon Payment is scheduled to be due or, in the case of an ARD Loan, the principal balance on its related Anticipated Repayment Date to the value of the related mortgaged property or properties as of the Cut-off Date determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

       "Balloon Payment" means, with respect to the Balloon Loans, the principal payments and scheduled interest due and payable on the relevant maturity dates.

       "Base Interest Fraction" means, with respect to any principal prepayment of any mortgage loan that provides for payment of a Prepayment Premium or Yield Maintenance Charge, and with respect to any class of certificates, a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on that class of certificates, and (ii) the Discount Rate used in calculating the Prepayment Premium or Yield Maintenance Charge with respect to the principal prepayment (or the current Discount Rate if not used in such calculation) and (B) whose denominator is the difference between (i) the mortgage rate on the related mortgage loan and (ii) the Discount Rate used in calculating the Prepayment Premium or Yield Maintenance Charge with respect to that principal prepayment (or the current Discount Rate if not used in such calculation), provided, however, that under no circumstances will the Base Interest Fraction be greater than 1. If the Discount Rate referred to above is greater than the mortgage rate on the related mortgage loan, then the Base Interest Fraction will equal zero.

         "Certificate Account" means one or more separate accounts established and maintained by each master servicer, any Primary Servicer or any sub-servicer on behalf of either master servicer, pursuant to the Pooling and Servicing Agreement.

         "Certificate Balance" will equal the then maximum amount that the holder of each Principal Balance Certificate will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the trust.

         "Certificate Owner" means a person acquiring an interest in an offered certificate.

         "Certificate Registrar" means the paying agent, in its capacity as the Certificate Registrar.

         "Certificateholder" or "Holder" means an investor certificateholder, a person in whose name a certificate is registered in the Certificate Registrar or a person in whose name ownership of an uncertificated certificate is recorded in the books and records of the Certificate Registrar.

         "Class" means the designation applied to the offered certificates and the private certificates, pursuant to this prospectus supplement.

         "Class A Certificates" means the Class A-1 Certificates and the Class A-2 Certificates.

         "Class X Certificates" means the Class X-1 Certificates, Class X-2 Certificates and Class X-Y Certificates.

         "Clearstream Banking" means Clearstream Banking, societe anonyme.

         "Closing Date" means on or about December 17, 2002.

         "Collection Period" means, with respect to any Distribution Date, the period beginning with the day after the Determination Date in the month preceding such Distribution Date (or, in the case of the first Distribution Date, the Cut-off Date) and ending with the Determination Date occurring in the month in which such Distribution Date occurs.

         "Compensating Interest" means, with respect to any Distribution Date and each master servicer, an amount equal to the excess of (A) Prepayment Interest Shortfalls incurred in respect of the mortgage loans serviced by such master servicer (including Specially Serviced Mortgage Loans but not including the 2002-IQ2 Mortgage Loan, the One Seaport Plaza Pari Passu Loan or the 2002-TOP8 Mortgage Loan) resulting from Principal Prepayments on such mortgage loans during the related Collection Period over (B) Prepayment Interest Excesses incurred in respect of the mortgage loans serviced by such master servicer (including Specially Serviced Mortgage Loans but not including the 2002-IQ2 Mortgage Loan, the One Seaport Plaza Pari Passu Loan or the 2002-TOP8 Mortgage
Loan) resulting from Principal Prepayments on such mortgage loans during the same Collection Period; but such Compensating Interest shall not exceed the portion of the Master Servicing Fee accrued at a rate per annum equal to 2 basis points for the related Collection Period calculated in respect of all the mortgage loans serviced by such master servicer, including REO Properties.

         "Compensating Interest Payment" means any payment of Compensating Interest.

         "Condemnation Proceeds" means any awards resulting from the full or partial condemnation or eminent domain proceedings or any conveyance in lieu or in anticipation thereof with respect to a mortgaged property by or to any governmental, quasi-governmental authority or private entity with condemnation powers other than amounts to be applied to the restoration, preservation or repair of such mortgaged property or released to the related mortgagor in accordance with the terms of the mortgage loan, and with respect to the mortgaged property securing the 2002-IQ2 Mortgage Loan, the One Seaport Plaza Pari Passu Loan, and the 2002-TOP8 Mortgage Loan only the portion of such amounts payable to the holder of the One Seaport Plaza Pari Passu Loan.

         "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans underlying the certificates.

         "Controlling Class" means the most subordinate class of Subordinate Certificates outstanding at any time of determination; provided, however, that if the aggregate Certificate Balance of such class of certificates is less than 25% of the initial aggregate Certificate Balance of such Class as of the Closing Date, the Controlling Class will be the next most subordinate class of certificates.

         "CPR" - See "Constant Prepayment Rate" above.

         "Cut-off Date" means December 1, 2002. For purposes of the information contained in this prospectus supplement (including the appendices hereto), scheduled payments due in December 2002 with respect to mortgage loans not having payment dates on the first of each month have been deemed received on December 1, 2002, not the actual day which such scheduled payments were due.

         "Cut-off Date Balance" means, with respect to any mortgage loan, such mortgage loan's principal balance outstanding as of its Cut-off Date, after application of all payments of principal due on or before such date, whether or not received determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement. For purposes of those mortgage loans that have a due date on a date other than the first of the month, we have assumed that monthly payments on such mortgage loans are due on the first of the month for purposes of determining their Cut-off Date Balances.

         "Cut-off Date Loan-to-Value" or "Cut-off Date LTV" means a ratio, expressed as a percentage, of the Cut-off Date Balance of a mortgage loan to the value of the related mortgaged property or properties determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

         "Cut-off Date LTV" - See "Cut-off Date Loan-to-Value."

         "Debt Service Coverage Ratio" or "DSCR" means the ratio of Underwritable Cash Flow estimated to be produced by the related mortgaged property or properties to the annualized amount of debt service payable under that mortgage loan.

         "Depositor" means Morgan Stanley Dean Witter Capital I Inc.

         "Determination Date" means (a) with respect to any Distribution Date and any of the mortgage loans other than the NCB Mortgage Loans, the earlier of
(i) the 10th day of the month in which such Distribution Date occurs or, if such day is not a business day, the next preceding business day and (ii) the 5th business day prior to the related Distribution Date or (b) with respect to any Distribution Date and any of the NCB Mortgage Loans, the earlier of (i) the 11th day of the month in which such Distribution Date occurs or, if such day is not a business day, the next preceding business day and (ii) the 4th business day prior to the related Distribution Date.

         "Discount Rate" means, for the purposes of the distribution of Prepayment Premiums or Yield Maintenance Charges, the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually.

         "Distributable Certificate Interest Amount" means, in respect of any class of REMIC Regular Certificates for any Distribution Date, the sum of:

o Accrued Certificate Interest in respect of such class of certificates for such Distribution Date, reduced (to not less than zero) by:

         o    any Net Aggregate Prepayment Interest Shortfalls; and

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         o    Realized Losses and Expense Losses, in each case specifically allocated with respect to such Distribution Date to reduce the Distributable Certificate Interest Amount payable in respect of such Class in accordance with the terms of the Pooling and Servicing Agreement; and

o the portion of the Distributable Certificate Interest Amount for such Class remaining unpaid as of the close of business on the preceding Distribution Date.

         "Distribution Account" means the distribution account maintained by the paying agent, in accordance with the Pooling and Servicing Agreement.

         "Distribution Date" means the 15th day of each month, or if any such 15th day is not a business day, on the next succeeding business day.

         "Document Defect" means that a mortgage loan is not delivered as and when required, is not properly executed or is defective on its face.

         "DOL Regulation" means the final regulation, issued by the U.S. Department of Labor, defining the term "plan assets" which provides, generally, that when a Plan makes an equity investment in another entity, the underlying assets of that entity may be considered plan assets unless exceptions apply (29 C.F.R. Section 2510.3-101).

         "DSCR" - See "Debt Service Coverage Ratio."

         "DTC" means The Depository Trust Company.

         "DTC Systems" means those computer applications, systems, and the like for processing data for DTC.

         "Due Dates" means dates upon which the related Scheduled Payments are first due, without the application of grace periods, under the terms of the related mortgage loans.

         "EPA" means the United States Environmental Protection Agency.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Escrow Account" means one or more custodial accounts established and maintained by a master servicer (or a Primary Servicer on its behalf) pursuant to the Pooling and Servicing Agreement.

         "Euroclear" means The Euroclear System.

         "Event of Default" means, with respect to a master servicer under the Pooling and Servicing Agreement, any one of the following events:

         o any failure by such master servicer to remit to the paying agent any payment required to be remitted by the master servicer under the terms of the Pooling and Servicing Agreement, including any required Advances;

         o any failure by such master servicer to make a required deposit to the applicable Certificate Account which continues unremedied for 1 business day following the date on which such deposit was first required to be made;

         o any failure on the part of such master servicer duly to observe or perform in any material respect any other of the duties, covenants or agreements on the part of such master servicer contained in the Pooling and Servicing Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to such master servicer by Morgan Stanley Dean Witter Capital I Inc. or the trustee; provided, however, that if such master servicer certifies to the trustee and Morgan Stanley Dean Witter Capital I Inc. that it is in good faith attempting to remedy such failure, such cure period will

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              be extended to the extent necessary to permit such master servicer to cure such failure; provided, further that such cure period may not exceed 90 days;

         o any breach of the representations and warranties of such master servicer in the Pooling and Servicing Agreement that materially and adversely affects the interest of any holder of any class of certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied shall have been given to such master servicer by Morgan Stanley Dean Witter Capital I Inc. or the trustee; provided, however, that if such master servicer certifies to the trustee and Morgan Stanley Dean Witter Capital I Inc. that it is in good faith attempting to remedy such breach, such cure period will be extended to the extent necessary to permit the master servicer to cure such breach; provided, further that such cure period may not exceed 90 days;

         o the master servicer receives actual knowledge that Moody's has (i) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates (and such qualification, downgrade or withdrawal shall not have been reversed by Moody's within 60 days of the date thereof), or (ii) placed one or more classes of certificates on "watch status" in contemplation of a rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date that the master servicer obtained such actual knowledge), and, in the case of either of clauses (i) or (ii), citing servicing concerns with the master servicer as the sole or material factor in such rating action;

         o a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against such master servicer and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days;

         o such master servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such master servicer or of or relating to all or substantially all of its property;

         o such master servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

         o such master servicer is removed from S&P's approved servicer list and the ratings then assigned by S&P to any class or classes of Certificates are downgraded, qualified or withdrawn, including, without limitation, being placed on "negative credit watch" in connection with such removal.

         "Excess Interest" means in respect of each ARD Loan that does not repay on its Anticipated Repayment Date, the excess, if any, of the Revised Rate over the Initial Rate, together with interest thereon at the Revised Rate from the date accrued to the date such interest is payable (generally, after payment in full of the outstanding principal balance of such loan).

         "Excess Interest Sub-account" means an administrative account deemed to be a sub-account of the Distribution Account. The Excess Interest Sub-account will not be an asset of any REMIC Pool.

         "Excess Liquidation Proceeds" means the excess of (i) proceeds from the sale or liquidation of a mortgage loan or related REO Property, net of expenses and any related Advances and interest thereon over (ii) the amount that would have been received if a prepayment in full had been made with respect to such mortgage loan on the date such proceeds were received.

         "Excess Servicing Fee" means an additional fee payable to Summit Investment Partners, Inc., Principal Global Investors, LLC, formerly known as Principal Capital Management, LLC and NCB, FSB that accrues at a rate set forth in the Pooling and Servicing Agreement, which is assignable and non-terminable.

         "Exemptions" means the individual prohibited transaction exemptions granted by the DOL to the Underwriters, as amended.

         "Expense Losses" means, among other things:

         o any interest paid to the master servicers, the trustee or the fiscal agent in respect of unreimbursed Advances;

         o all Special Servicer Compensation payable to the special servicers from amounts that are part of the trust;

         o other expenses of the trust, including, but not limited to, specified reimbursements and indemnification payments to the trustee, the paying agent and certain related persons, specified reimbursements and indemnification payments to Morgan Stanley Dean Witter Capital I Inc., the master servicers, the Primary Servicers or the special servicers and certain related persons, specified taxes payable from the assets of the trust, the costs and expenses of any tax audits with respect to the trust and other tax-related expenses and the cost of various opinions of counsel required to be obtained in connection with the servicing of the mortgage loans and administration of the trust; and

         o any other expense of the trust not specifically included in the calculation of Realized Loss for which there is no corresponding collection from the borrower.

         "FASIT" means a financial asset securitization investment trust.

         "Fitch" means Fitch Ratings, Inc.

         "401(c) Regulations" means the final regulations issued by the DOL under Section 401(c) of ERISA clarifying the application of ERISA to "insurance company general accounts."

         "Hazardous Materials" means gasoline, petroleum products, explosives, radioactive materials, polychlorinated biphenyls or related or similar materials, and any other substance or material as may be defined as a hazardous or toxic substance, material or waste by any federal, state or local environmental law, ordinance, rule, regulation or order, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C.ss.ss.9601 et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C.ss.ss.1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C.ss.ss.6901 et seq.), the Federal Water Pollution Control Act, as amended (33 U.S.C.ss.ss.1251 et seq.), the Clean Air Act, as amended (42 U.S.C.ss.ss.7401 et seq.), and any regulations promulgated pursuant thereto.

         "Implied Debt Service Coverage Ratio" or "Implied DSCR" means the ratio of Underwritable Cash Flow estimated to be produced by the related mortgaged property or properties to debt service payable based on a 8.0% fixed constant.

         "Initial Pool Balance" means the aggregate Cut-off Date Balance of $909,642,278.

         "Initial Rate" means, with respect to any mortgage loan, the mortgage rate in effect as of the Cut-off Date for such mortgage loan, as may be modified (without including any excess amount applicable solely because of the occurrence of an Anticipated Repayment Date).

         "Insurance Proceeds" means all amounts paid by an insurer in connection with a mortgage loan and with respect to the mortgaged property securing the 2002-IQ2 Mortgage Loan, the One Seaport Plaza Pari Passu Loan, and the 2002-TOP8 Mortgage Loan only the portion of such amounts payable to the holder of the One Seaport Plaza

Pari Passu Loan, excluding, in each case, any amounts required to be paid to the related borrower or used to restore the related mortgaged property.

         "Interest Accrual Period" means, for each class of REMIC Regular Certificates and each Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

         "Interest Only Certificates" means the Class X Certificates.

         "Interest Reserve Account" means an account that each master servicer has established and will maintain for the benefit of the holders of the certificates.

         "Interest Reserve Amount" means all amounts deposited in each Interest Reserve Account with respect to Scheduled Payments due in any applicable January and February.

         "Interest Reserve Loan" - See "Non-30/360 Loan" below.

         "Interested Party" means the special servicers, the master servicers, Morgan Stanley Dean Witter Capital I Inc., the holder of any related junior indebtedness, the Operating Adviser, a holder of 50% or more of the Controlling Class, any independent contractor engaged by a master servicer or a special servicer pursuant to the Pooling and Servicing Agreement or any person actually know to a responsible officer of the trustee to be an affiliate of any of them.

         "Liquidation Fee" means 1.00% of the related Liquidation Proceeds (relating to a full or partial liquidation) and/or any Condemnation Proceeds received by the trust in connection with a Specially Serviced Mortgage Loan or related REO Property; provided, however, that in the case of a final disposition consisting of the repurchase of a mortgage loan by a seller due to a breach of a representation and warranty or document defect, such fee will only be paid if such loan is repurchased after the date that is 180 days or more after the applicable seller receives notice of the breach causing the repurchase.

         "Liquidation Proceeds" means proceeds from the sale or liquidation of a mortgage loan or related REO Property, net of expenses and any related Advances and interest thereon (or, with respect to a mortgage loan repurchased by a seller, the Purchase Price of such mortgage loan). With respect to the One Seaport Pari Passu Loan, the Liquidation Proceeds will include only the portion of such net proceeds that is payable to the holder of the One Seaport Plaza Pari Passu Loan.

         "Lockout Period" means the period, if any, during which voluntary principal prepayments are prohibited under a mortgage loan.

         "Master Servicer Remittance Date" means in each month the business day preceding the Distribution Date.

         "Master Servicing Fee" means the monthly amount, based on the Master Servicing Fee Rate, to which each master servicer is entitled in compensation for servicing the mortgage loans for which it is responsible, including REO Mortgage Loans.

         "Master Servicing Fee Rate" means a rate per annum set forth in the Pooling and Servicing Agreement which is payable with respect to a mortgage loan (other than the One Seaport Plaza Pari Passu Loan) in connection with the Master Servicing Fee, and which is part of the Administrative Cost Rate.

         "Material Breach" means a breach of any of the representations and warranties made by a seller with respect to a mortgage loan that either (a) materially and adversely affects the interests of the holders of the certificates in the related mortgage loan, or (b) both (i) materially and adversely affects the value of the mortgage loan and (ii) the mortgage loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan.

         "Material Document Defect" means a Document Defect that either (a) materially and adversely affects the interests of the holders of the certificates in the related mortgage loan, or (b) both (i) materially and adversely affects the value of the mortgage loan and (ii) the mortgage loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan.

         "Money Term" means, with respect to any mortgage loan, the stated maturity date, mortgage rate, principal balance, amortization term or payment frequency thereof or any provision thereof requiring the payment of a Prepayment Premium or Yield Maintenance Charge (but does not include late fee or default interest provisions).

         "Moody's" means Moody's Investors Service, Inc.

         "Mortgage File" means the following documents, among others:

         o the original mortgage note (or lost note affidavit and indemnity), endorsed (without recourse) in blank or to the order of the trustee;

         o the original or a copy of the related mortgage(s), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

         o the original or a copy of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

         o an assignment of each related mortgage in blank or in favor of the trustee, in recordable form;

         o an assignment of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage) in blank or in favor of the trustee, in recordable form;

         o an original or copy of the related lender's title insurance policy (or, if a title insurance policy has not yet been issued, a binder, commitment for title insurance or a preliminary title report);

         o    when relevant, the related ground lease or a copy thereof;

         o when relevant, all letters of credit in favor of the lender and applicable assignments or transfer documents; and

         o when relevant, with respect to hospitality properties, a copy of any franchise agreement, franchise comfort letter and applicable assignments or transfer documents.

         "Mortgage Loan Purchase Agreement" means each of the agreements entered into between Morgan Stanley Dean Witter Capital I Inc. and the respective seller, as the case may be.

         "Mortgage Pool" means the 239 mortgage loans with an aggregate principal balance as of the Cut-off Date, of approximately $909,642,278, which may vary by up to 5%.

         "MSDWMC" means Morgan Stanley Dean Witter Mortgage Capital Inc.

         "MSDWMC Loans" means the mortgage loans that were originated or purchased by MSDWMC and sold by MSDWMC to the depositor pursuant to the related mortgage loan purchase agreement.

         "NCB Mortgage Loans" means the mortgage loans that were originated or purchased by National Consumer Cooperative Bank and NCB, FSB and sold by National Consumer Cooperative Bank and NCB, FSB, respectively, to the depositor pursuant to the related mortgage loan purchase agreements.

         "Net Aggregate Prepayment Interest Shortfall" means, for the related Distribution Date and each master servicer, the aggregate of all Prepayment Interest Shortfalls incurred in respect of the mortgage loans serviced by such master servicer (including Specially Serviced Mortgage Loans) during any Collection Period that are neither offset by Prepayment Interest Excesses collected on such mortgage loans during such Collection Period nor covered by a Compensating Interest Payment paid by such master servicer and Primary Servicer, if applicable.

         "Net Mortgage Rate" means, in general, with respect to any mortgage loan, a per annum rate equal to the related mortgage rate (excluding any default interest or any rate increase occurring after an Anticipated Repayment Date) minus the related Administrative Cost Rate and minus, with respect to each residential cooperative mortgage loan that has a mortgage interest rate (reduced by the sum of the annual rates at which the related Master Servicing Fee and Trustee Fee are calculated) in excess of ___ per annum, the Class X-Y Strip Rate for such mortgage loan; provided that, for purposes of calculating the Pass-Through Rate for each class of REMIC Regular Certificates from time to time, the Net Mortgage Rate for any mortgage loan will be calculated without regard to any modification, waiver or amendment of the terms of such mortgage loan subsequent to the Closing Date. In addition, because the certificates accrue interest on the basis of a 360-day year consisting of twelve 30-day months, when calculating the Pass-Through Rate for each class of certificates for each Distribution Date, the Net Mortgage Rate on a Non-30/360 Loan will be the annualized rate at which interest would have to accrue on the basis of a 360-day year consisting of twelve 30-day months in order to result in the accrual of the aggregate amount of interest actually accrued (exclusive of default interest or Excess Interest). However, with respect to each Non-30/360
Loan:

         o the Net Mortgage Rate that would otherwise be in effect for purposes of the Scheduled Payment due in January of each year (other than a leap year) and February of each year will be adjusted to take into account the applicable Interest Reserve Amount; and

         o the Net Mortgage Rate that would otherwise be in effect for purposes of the Scheduled Payment due in March of each year (commencing in 2003) will be adjusted to take into account the related withdrawal from the related Interest Reserve Account for the preceding January (if applicable) and February.

         "Non-30/360 Loan" or "Interest Reserve Loan" means a mortgage loan that accrues interest other than on the basis of a 360-day year consisting of 12 30-day months.

         "Notional Amount" means the notional principal amount of the Class X Certificates, which will be based, with respect to the Class X-1 and Class X-2 Certificates, upon the outstanding principal balance of the Principal Balance Certificates outstanding from time to time and, with respect to the Class X-Y Certificates, upon the outstanding principal balance of those residential cooperative mortgage loans that have, in each case, a mortgage interest rate (reduced by the sum of the annual rates at which the related master servicing fee and trustee fee are calculated) in excess of ___% per annum.

         "NWAC Rate."  See "Weighted Average Net Mortgage Rate."

         "OID" means original issue discount.

         "One Seaport Plaza Pari Passu Loan" means Mortgage Loan No. 2, which is secured on a pari passu basis with the 2002-IQ2 Mortgage Loan and the 2002-TOP8 Mortgage Loan pursuant to the One Seaport Plaza Pari Passu Mortgage.

         "One Seaport Plaza Pari Passu Mortgage" means the mortgage securing the 2002-IQ2 Mortgage Loan, the 2002-TOP8 Mortgage Loan and the One Seaport Plaza Pari Passu Loan on a pari passu basis.

         "Operating Adviser" means that entity appointed by the holders of a majority of the Controlling Class which will have the right to receive notification from, and in specified cases to direct, the special servicer in regard to specified actions; provided, that with respect to the San Tomas Loan, the Operating Adviser will be appointed in the manner described in "Description of the Mortgage Pool--The San Tomas Loan" herein.

         "P&I Advance" means the amount of any Scheduled Payments or Assumed Scheduled Payments, other than any Default Interest or Balloon Payment, on the mortgage loans that are delinquent as of the close of business on the Business Day preceding the Master Servicer Remittance Date.

         "Participants" means DTC's participating organizations.

         "Parties in Interest" means persons who have specified relationships to Plans ("parties in interest" under ERISA or "disqualified persons" under Section 4975 of the Code).

         "Pass-Through Rate" means the rate per annum at which any class of certificates, other than the Residual Certificates, accrues interest.

         "Percentage Interest" will equal, as evidenced by any REMIC Regular Certificate in the Class to which it belongs, a fraction, expressed as a percentage, the numerator of which is equal to the initial Certificate Balance or Notional Amount, as the case may be, of such certificate as set forth on the face thereof, and the denominator of which is equal to the initial aggregate Certificate Balance or Notional Amount, as the case may be, of such Class.

         "Permitted Cure Period" means, for the purposes of any Material Document Defect or Material Breach in respect of any mortgage loan, the 90-day period immediately following the receipt by the related seller of notice of such Material Document Defect or Material Breach, as the case may be. However, if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period and such Document Defect or Material Breach would not cause the mortgage loan to be other than a "qualified mortgage," but the related seller is diligently attempting to effect such correction or cure, then the applicable Permitted Cure Period will be extended for an additional 90 days unless, solely in the case of a Material Document Defect, (x) the mortgage loan is then a Specially Serviced Mortgage Loan and a Servicing Transfer Event has occurred as a result of a monetary default or as described in the second and fifth bullet points of the definition of Specially Serviced Mortgage Loan and (y) the Document Defect was identified in a certification delivered to the related seller by the trustee in accordance with the Pooling and Servicing Agreement.

         "Plans" means (a) employee benefit plans as defined in Section 3(3) of ERISA that are subject to Title I of ERISA, (b) plans as defined in Section 4975 of the Code that are subject to Section 4975 of the Code, (c) any other retirement plan or employee benefit plan or arrangement subject to applicable federal, state or local law materially similar to the foregoing provisions of ERISA and the Code, and (d) entities whose underlying assets include plan assets by reason of a plan's investment in such entities.

         "Pooling and Servicing Agreement" means the Pooling and Servicing Agreement, dated as of December 1, 2002, among Morgan Stanley Dean Witter Capital I Inc., as depositor, GMAC Commercial Mortgage Corporation, as master servicer with respect to the mortgage loans other than the NCB Mortgage Loans, NCB, FSB, as master servicer with respect to the NCB Mortgage Loans, GMAC Commercial Mortgage Corporation, as special servicer with respect to the mortgage loans other than the residential cooperative loans, National Consumer Cooperative Bank, as special servicer with respect to the residential cooperative mortgage loans, LaSalle Bank National Association, as trustee, paying agent and certificate registrar and ABN AMRO Bank N.V., as fiscal agent.

         "Prepayment Interest Excess" means, in the case of a mortgage loan in which a full or partial Principal Prepayment or any Balloon Payment is made during any Collection Period after the Due Date for such mortgage loan, the amount of interest which accrues on the amount of such Principal Prepayment or Balloon Payment that exceeds the corresponding amount of interest accruing on the certificates. The amount of the Prepayment Interest Excess in any such case will generally equal the interest that accrues on the mortgage loan from such Due Date to the date such payment was made, net of the Master Servicing Fee, the Primary Servicing Fee, the Excess Servicing Fee, the One Seaport Plaza Pari Passu Loan Servicing Fee (in the case of the One Seaport Plaza Pari Passu Loan) or, if the related mortgage loan is a Specially Serviced Mortgage Loan, the Special Servicing Fee and the Trustee Fee.

         "Prepayment Interest Shortfall" means, a shortfall in the collection of a full month's interest for any Distribution Date and with respect to any mortgage loan as to which the related borrower has made a full or partial Principal Prepayment (including any unscheduled Balloon Payment) during the related Collection Period, and the date such payment was made occurred prior to the Due Date for such mortgage loan in such Collection Period (including any shortfall resulting from such a payment during the grace period relating to such Due Date). Such a shortfall arises because the amount of interest (net of the Master Servicing Fee, the Primary Servicing Fee, the Excess Servicing Fee, the One Seaport Plaza Pari Passu Loan Servicing Fee and trustee fee payable in connection with the One Seaport Plaza Pari Passu Loan, the Special Servicing Fee, if the related mortgage loan is a Specially Serviced Mortgage Loan and the Trustee Fee) that accrues on the amount of such Principal Prepayment or Balloon Payment will be less than the corresponding amount of interest accruing on the certificates. In such a case, the Prepayment Interest Shortfall will generally equal the excess of:

         o the aggregate amount of interest that would have accrued at the Net Mortgage Rate (less the Special Servicing Fee, if the related mortgage loan is a Specially Serviced Mortgage Loan) on the

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              Scheduled Principal Balance of such mortgage loan for the 30 days ending on such Due Date if such Principal Prepayment or Balloon Payment had not been made, over

         o the aggregate interest that did so accrue through the date such payment was made.

         "Prepayment Premium" means, with respect to any mortgage loan for any Distribution Date, prepayment premiums and charges, if any, received during the related Collection Period in connection with Principal Prepayments on such mortgage loan.

         "Primary Servicer" means any of Summit Investment Partners, Inc., Prudential Asset Resources, Inc., Principal Global Investors, LLC, formerly known as Principal Capital Management, LLC, and Nationwide Life Insurance Company.

         "Primary Servicing Fee" means the monthly amount, based on the Primary Servicing Fee Rate, paid as compensation for the primary servicing of the mortgage loans.

         "Primary Servicing Fee Rate" means a per annum rate set forth in the Pooling and Servicing Agreement, which is payable each month with respect to a mortgage loan in connection with the Primary Servicing Fee and which is part of the Administrative Cost Rate.

         "Principal Balance Certificates" means, upon initial issuance, the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates.

         "Principal Distribution Amount" equals, in general, for any Distribution Date, the aggregate of the following:

         o the principal portions of all Scheduled Payments (other than the principal portion of Balloon Payments) and any Assumed Scheduled Payments to, in each case, the extent received or advanced, as the case may be, in respect of the mortgage loans and any REO mortgage loans for their respective Due Dates occurring during the related Collection Period; and

         o all payments (including Principal Prepayments and the principal portion of Balloon Payments) and other collections (including Liquidation Proceeds (other than the portion thereof, if any, constituting Excess Liquidation Proceeds), Condemnation Proceeds, Insurance Proceeds and REO Income (each as defined herein) and proceeds of mortgage loan repurchases) that were received on or in respect of the mortgage loans during the related Collection Period and that were identified and applied by a master servicer as recoveries of principal thereof.

         "Principal Loans" means the mortgage loans that were originated or purchased by Principal Commercial Funding, LLC and sold by Principal Commercial Funding, LLC to the depositor pursuant to the related mortgage loan purchase agreement.

         "Principal Prepayments" means the payments and collections with respect to principal of the mortgage loans including all voluntary and involuntary prepayments of principal made prior to their scheduled Due Dates.

         "PTCE" means a DOL Prohibited Transaction Class Exemption.

         "Purchase Price" means that amount at least equal to the unpaid principal balance of such mortgage loan, together with accrued but unpaid interest thereon to but not including the Due Date in the Collection Period in which the purchase occurs and the amount of any expenses related to such mortgage loan or the related REO Property (including, without duplication, any Servicing Advances, Advance Interest related to such mortgage loan and any Special Servicing Fees and Liquidation Fees paid with respect to the mortgage loan that are reimbursable to the master servicers, the special servicers or the trustee, plus if such mortgage loan is being repurchased or substituted for by a seller pursuant to the related Mortgage Loan Purchase Agreement, all expenses reasonably incurred or to be incurred by the master servicers, the Primary Servicers, the special servicers, Morgan Stanley Dean Witter Capital I Inc. or the trustee in respect of the Material Breach or Material Document Defect giving rise to the repurchase or substitution obligation (and that are not otherwise included above)) plus, in connection with a repurchase by a seller, any Liquidation Fee payable by such seller in accordance with the proviso contained in the definition of "Liquidation Fee."

         "Qualifying Substitute Mortgage Loan" means a mortgage loan having the characteristics required in the Pooling and Servicing Agreement and otherwise satisfying the conditions set forth therein and for which the Rating Agencies have confirmed in writing that such mortgage loan would not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates.

         "Rated Final Distribution Date" means the first Distribution Date that follows by at least 24 months the end of the amortization term of the mortgage loan that, as of the Cut-off Date, has the longest remaining amortization term.

         "Rating Agencies" means Moody's and S&P.

         "Realized Losses" means losses arising from the inability of the trustee, master servicers or the special servicers to collect all amounts due and owing under any defaulted mortgage loan, including by reason of any modifications to the terms of a mortgage loan, bankruptcy of the related borrower or a casualty of any nature at the related mortgaged property, to the extent not covered by insurance. The Realized Loss, if any, in respect of a liquidated mortgage loan or related REO Property, will generally equal the excess, if any, of:

         o the outstanding principal balance of such mortgage loan as of the date of liquidation, together with all accrued and unpaid interest thereon at the related mortgage rate, over

         o the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation, net of any portion of such liquidation proceeds that is payable or reimbursable in respect of related liquidation and other servicing expenses to the extent not already included in Expense Losses. If the mortgage rate on any mortgage loan is reduced or a portion of the debt due under any mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by a special servicer or in connection with a bankruptcy or similar proceeding involving the related borrower, the resulting reduction in interest paid and the principal amount so forgiven, as the case may be, also will be treated as a Realized Loss.

         "Record Date" means, with respect to each class of offered certificates for each Distribution Date, the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs.

         "Rehabilitated Mortgage Loan" means a Specially Serviced Mortgage Loan for which (a) 3 consecutive Scheduled Payments have been made, in the case of any such mortgage loan that was modified, based on the modified terms, (b) no other Servicing Transfer Event has occurred and is continuing with respect to such mortgage loan and (c) the trust has been reimbursed for all costs incurred as a result of the occurrence of the Servicing Transfer Event or such amounts have been forgiven.

         "REMIC Regular Certificates" means the Senior Certificates and the Subordinate Certificates.

         "REO Income" means the income received in connection with the operation of an REO Property, net of certain expenses specified in the Pooling and Servicing Agreement. With respect to the One Seaport Plaza Pari Passu Loan (if the 2002-IQ2 Special Servicer has foreclosed upon the mortgaged property secured by the One Seaport Plaza Pari Passu Mortgage), the REO Income shall include only the portion of such net income that is paid to the holder of the One Seaport Plaza Pari Passu Loan pursuant to the 2002-IQ2 Pooling and Servicing Agreement.

         "REO Mortgage Loan" means any defaulted mortgage loan as to which the related mortgaged property is REO Property.

         "REO Property" means any mortgaged property acquired on behalf of the Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

         "REO Tax" means a tax on "net income from foreclosure property" within the meaning of the REMIC provisions of the Code.

         "Reserve Account" means an account in the name of the paying agent for the deposit of any Excess Liquidation Proceeds.

         "Residual Certificates" means the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates.

         "Revised Rate" means, with respect to any mortgage loan, a fixed rate per annum equal to the Initial Rate plus a specified percentage.

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

         "San Tomas B Note" means a subordinate note secured by the mortgage with respect to the San Tomas Loan.

         "San Tomas Loan" means Mortgage Loan No. 7.

         "Scheduled Payment" means, in general, for any mortgage loan on any Due Date, the amount of the scheduled payment of principal and interest, or interest only, due thereon on such date, taking into account any waiver, modification or amendment of the terms of such mortgage loan subsequent to the Closing Date, whether agreed to by a special servicer or occurring in connection with a bankruptcy proceeding involving the related borrower.

         "Scheduled Principal Balance" of any mortgage loan or REO Mortgage Loan on any Distribution Date will generally equal the Cut-off Date Balance, as defined above (less any principal amortization occurring on or prior to the Cut-off Date), thereof, reduced, to not less than zero, by:

         o any payments or other collections of principal, or Advances in lieu thereof, on such mortgage loan that have been collected or received during any preceding Collection Period, other than any Scheduled Payments due in any subsequent Collection Period; and

         o the principal portion of any Realized Loss incurred in respect of such mortgage loan during any preceding Collection Period.

         "Senior Certificates" means the Class A Certificates and the Class X Certificates.

         "Servicing Advances" means, in general, customary, reasonable and necessary "out-of-pocket" costs and expenses required to be incurred by each master servicer in connection with the servicing of the mortgage loans for which it is acting as master servicer after a default, whether or not a payment default, delinquency or other unanticipated event, or in connection with the administration of any REO Property.

         "Servicing Standard" means the standard by which each of the master servicers, each of the special servicers and each of the primary servicers will service and administer the mortgage loans that it is obligated to service and administer pursuant to the Pooling and Servicing Agreement on behalf of the trustee and in the best interests of and for the benefit of the Certificateholders (as determined by such master servicer, special servicer or primary servicer, in its good faith and reasonable judgment), in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective mortgage loans and, to the extent consistent with the foregoing, further as follows:

         o with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible in this transaction;

         o with a view to the timely collection of all scheduled payments of principal and interest under the mortgage loans or, if a mortgage loan comes into and continues in default and if, in the good faith and reasonable judgment of the applicable special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on such mortgage loan to the Certificateholders (as a collective whole) on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate); and

         o    without regard to

                     (i) any relationship that such master servicer, special
              servicer or primary servicer, as the case may be, or any affiliate thereof may have with the related mortgagor or any affiliate of the related mortgagor,

                     (ii) the ownership of any Certificate by such master
              servicer, special servicer or primary servicer, as the case may be, or by any affiliate thereof,

                     (iii) with respect to a master servicer, such master
              servicer's obligation to make Advances,

                     (iv) with respect to a special servicer, such special
              servicer's obligation to direct the related master servicer to make Servicing Advances,

                     (v) the right of such master servicer, special servicer or primary servicer (or any affiliate of any such party) to receive reimbursement of costs, or the sufficiency of any compensation payable to it, pursuant to the Pooling and Servicing Agreement or with respect to any particular transaction, or

                     (vi) any repurchase or indemnification obligation it may
              have.

         "Servicing Transfer Event" means an instance where an event has occurred that has caused a mortgage loan to become a Specially Serviced Mortgage Loan.

         "Special Servicer Compensation" means such fees payable to each special servicer, collectively, the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

         "Special Servicer Event of Default" means, with respect to a special servicer under the Pooling and Servicing Agreement, any one of the following events:

         o any failure by such special servicer to remit to the paying agent or the applicable master servicer within 1 business day of the date when due any amount required to be so remitted under the terms of the Pooling and Servicing Agreement;

         o any failure by such special servicer to deposit into any account any amount required to be so deposited or remitted under the terms of the Pooling and Servicing Agreement which failure continues unremedied for 1 business day following the date on which such deposit or remittance was first required to be made;

         o any failure on the part of such special servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of such special servicer contained in the Pooling and Servicing Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to such special servicer by Morgan Stanley Dean Witter Capital I Inc. or the trustee; provided, however, that to the extent that such special servicer certifies to the trustee and Morgan Stanley Dean Witter Capital I Inc. that it is in good faith attempting to remedy such failure and the Certificateholders shall not be materially and adversely affected thereby, such cure period will be extended to the extent necessary to permit such special servicer to cure such failure, provided that such cure period may not exceed 90 days;

         o any breach by such special servicer of the representations and warranties contained in the Pooling and Servicing Agreement that materially and adversely affects the interests of the holders of any class of certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to such special servicer by Morgan Stanley Dean Witter Capital I Inc. or the trustee; provided, however, that to the extent that it is in good faith attempting to remedy such breach and the Certificateholders shall not be materially and adversely affected thereby, such cure period may be extended to the extent necessary to permit such special servicer to cure such failure, provided that such cure period may not exceed 90 days;

         o a servicing officer of the special servicer receives actual knowledge that Moody's has (i) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates, or
              (ii) placed one or more classes of certificates on "watch status" in contemplation of a rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date that a servicing officer of the special servicer obtained such actual knowledge), and, in the case of either of clauses (i) or (ii), citing servicing concerns with the special servicer as the sole or material factor in such rating action;

         o a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against such special servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

         o such special servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such special servicer or of or relating to all or substantially all of its property;

         o such special servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

         o such special servicer is removed from S&P's approved special servicer list and the ratings then assigned by S&P to any class or classes of certificates are downgraded, qualified or withdrawn, including, without limitation, being placed on "negative credit watch" in connection with such removal.

         "Special Servicing Fee" means an amount equal to, in any month, the portion of a rate equal to 0.25% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each Specially Serviced Mortgage Loan for such month, of the outstanding Scheduled Principal Balance of each Specially Serviced Mortgage Loan.

         "Specially Serviced Mortgage Loan" means the following:

         o any mortgage loan as to which a Balloon Payment is past due, and the applicable master servicer has determined that payment is unlikely to be made on or before the 90th day succeeding the date the Balloon Payment was due (unless (i) the related borrower makes all monthly payments that would have become due if such mortgage loan had not matured, based on the amortization term of such mortgage loan, (ii) the related borrower has received a commitment for refinancing that is acceptable to the operating adviser prior to the end of such 90 day period, and (iii) such refinancing is obtained on or before the 150th day succeeding the date the Balloon Payment was due), or any other payment is more than 60 days past due or has not been made on or before the second Due Date following the date such payment was due;

         o any mortgage loan as to which, to the applicable master servicer's knowledge, the borrower has consented to the appointment of a receiver or conservator in any insolvency or similar proceeding of or relating to such borrower or to all or substantially all of its property, or the borrower has become the subject of a decree or order issued under a bankruptcy, insolvency or similar law and such decree or order shall have remained undischarged, undismissed or unstayed for a period of 30 days;

         o any mortgage loan as to which the applicable master servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the mortgaged property;

         o any mortgage loan as to which the applicable master servicer has knowledge of a default (other than a failure by the related borrower to pay principal or interest) which, in the judgment of such master servicer, materially and adversely affects the interests of the Certificateholders and which has occurred and remains unremedied for the applicable grace period specified in such mortgage loan (or, if no grace period is specified, 60 days);

         o any mortgage loan as to which the borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations; or

         o any mortgage loan as to which, in the judgment of the applicable master servicer, (a) a payment default is imminent or is likely to occur within 60 days, or (b) any other default is imminent or is likely to occur within 60 days and such default, in the judgment of such master servicer is reasonably likely to materially and adversely affect the interests of the Certificateholders.

         "Structuring Assumptions" means the following assumptions:

         o the mortgage rate on each mortgage loan in effect as of the Closing Date remains in effect until maturity or its Anticipated Repayment Date;

         o the initial Certificate Balances and initial Pass-Through Rates of the certificates are as presented herein;

         o the closing date for the sale of the certificates is December 17, 2002;

         o distributions on the certificates are made on the 15th day of each month, commencing in January 2003;

         o there are no delinquencies, defaults or Realized Losses with respect to the mortgage loans;

         o Scheduled Payments on the mortgage loans are timely received on the first day of each month;

         o    the trust does not experience any Expense Losses;

         o no Principal Prepayment on any mortgage loan is made during its Lockout Period, if any, or during any period when Principal Prepayments on such mortgage loans are required to be accompanied by a Yield Maintenance Charge, and otherwise Principal Prepayments are made on the mortgage loans at the indicated levels of CPR, notwithstanding any limitations in the mortgage loans on partial prepayments;

         o    no Prepayment Interest Shortfalls occur;

         o no mortgage loan is the subject of a repurchase or substitution by the respective seller and no optional termination of the trust occurs;

         o any mortgage loan which has a provision for an interest rate reset and a right of the lender to call such mortgage loan will be called at the first such option call date;

         o no mortgage loan subject to an extension option is extended beyond its initial maturity date;

         o no borrower mortgage will prepay the amount it is permitted to prepay without the payment of a prepayment penalty or defeasance during its yield maintenance period;

         o    each ARD Loan pays in full on its Anticipated Repayment Date;

         o any mortgage loan with the ability to choose defeasance or yield maintenance chooses yield maintenance;

         o with respect to 1 mortgage loan (identified as Mortgage Loan No. 1 on Appendix II to this prospectus supplement), which represents 7.4% of the Initial Pool Balance, no prepayment will occur due to the application of amounts in the holdback reserve account to amounts outstanding on such mortgage loan; and

         o with respect to 1 mortgage loan (identified as Mortgage Loan No. 19 on Appendix II to this prospectus supplement), which represents 1.0% of the Initial Pool Balance, the related seller will not be obligated to repurchase such mortgage loan due to the failure to complete certain improvements to the related mortgaged property and obtain a certificate of occupancy with respect thereto.

         "Subordinate Certificates" means the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates, the Class M Certificates, the Class N Certificates and the Class O Certificates.

         "Treasury Rate" unless otherwise specified in the related mortgage loan documents, is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading "U.S. government securities/Treasury constant maturities" for the week ending prior to the date of the relevant principal prepayment, of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date (or Anticipated Repayment Date, if applicable) of the mortgage loan prepaid. If Release H.15 is no longer published, the master servicer for such mortgage loan will select a comparable publication to determine the Treasury Rate.

         "Trustee Fee" means a monthly fee as set forth in the Pooling and Servicing Agreement to be paid from the Distribution Account to the trustee and the paying agent as compensation for the performance of their duties calculated at a rate that is part of the Administrative Cost Rate.

         "2002-IQ2 Fiscal Agent" means the "fiscal agent" under the 2002-IQ2 Pooling and Servicing Agreement, which as of the date hereof is ABN AMRO Bank N.V.

         "2002-IQ2 Master Servicer" means the "master servicer" under the 2002-IQ2 Pooling and Servicing Agreement, which as of the date hereof is ORIX Capital Markets, LLC.

         "2002-IQ2 Mortgage Loan" means the mortgage loan secured by the One Seaport Plaza Pari Passu Mortgage on a pari passu basis with the One Seaport Plaza Pari Passu Loan and the 2002-TOP8 Mortgage Loan. The 2002-IQ2 Mortgage Loan is included in a trust created in connection with the issuance of Morgan Stanley Dean Witter Capital I Inc.'s Commercial Mortgage Pass-Through Certificates, Series 2002-IQ2.

         "2002-IQ2 Paying Agent" means the "paying agent" under the 2002-IQ2 Pooling and Servicing Agreement, which as of the date hereof is LaSalle Bank National Association.

         "2002-IQ2 Pooling and Servicing Agreement" means the Pooling and Servicing Agreement, dated as of June 1, 2002, between Morgan Stanley Dean Witter Capital I Inc., as depositor, ORIX Capital Markets, LLC, as master servicer, Lend Lease Asset Management, L.P., as special servicer, LaSalle Bank National Association, as trustee, paying agent and certificate registrar, and ABN AMRO Bank N.V., as fiscal agent.

         "2002-IQ2 Special Servicer" means the "special servicer" under the 2002-IQ2 Pooling and Servicing Agreement, which as of the date hereof is Lend Lease Asset Management, L.P.

         "2002-IQ2 Trustee" means the "trustee" under the 2002-IQ2 Pooling and Servicing Agreement, which as of the date hereof is LaSalle Bank National Association.

         "2002-TOP8 Mortgage Loan" means the mortgage loan secured by the One Seaport Plaza Pari Passu Mortgage on a pari passu basis with the One Seaport Plaza Pari Passu Loan and the 2002-IQ2 Mortgage Loan. The 2002-TOP8 Mortgage Loan is included in a trust created in connection with the issuance of Bear Stearns Commercial Mortgage Securities Inc.'s Commercial Mortgage Pass-Through Certificates, Series 2002-TOP8.

         "2002-TOP8 Pooling and Servicing Agreement" means the Pooling and Servicing Agreement, dated as of October 1, 2002, between Bear Stearns Commercial Mortgage Securities Inc., as depositor, Wells Fargo, as master servicer, Wells Fargo, as special servicer, LaSalle Bank National Association, as trustee, Wells Fargo Bank Minnesota, N.A., as paying agent and certificate registrar, and ABN AMRO Bank N.V., as fiscal agent.

         "Underwritable Cash Flow" means an estimate of stabilized cash flow available for debt service. In general, it is the estimated stabilized revenue derived from the use and operation of a mortgaged property, consisting primarily of rental income (and in the case of residential cooperative mortgage loans, assuming that the property was operated as a rental property), less the sum of
(a) estimated stabilized operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments, and (c) reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritable Cash Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization.

         Underwritable Cash Flow in the case of any underlying mortgage loan that is secured by a residential cooperative property generally equals projected net operating income at the related mortgaged real property, as determined by the appraisal obtained in connection with the origination of that loan, assuming such property was operated as a rental property with rents set at prevailing market rates taking into account the presence of existing rent-controlled or rent-stabilized occupants, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

         "Underwriters" means Morgan Stanley & Co. Incorporated, Merrill Lynch & Co. and Lehman Brothers Inc.

         "Underwriting Agreement" means that agreement, dated December __, 2002, entered into by Morgan Stanley Dean Witter Capital I Inc., Morgan Stanley & Co. Incorporated, Merrill Lynch & Co. and Lehman Brothers Inc.

         "Unpaid Interest" means 1 month's interest upon the portion of the Distributable Certificate Interest Amount for such Class remaining unpaid as of the close of business on the preceding Distribution Date at the applicable Pass-Through Rate.

         "Value Co-op Basis" means, with respect to any residential cooperative property securing a mortgage loan in the trust fund, an amount calculated based on the market value, as determined by an appraisal, of the real property, as if operated as a residential cooperative.

         "Weighted Average Net Mortgage Rate" means, for any Distribution Date, the weighted average of the Net Mortgage Rates for the mortgage loans (in the case of each mortgage loan that is a Non-30/360 Mortgage Loan, adjusted as described under the definition of Net Mortgage Rate) weighted on the basis of their respective Scheduled Principal Balances as of the close of business on the preceding Distribution Date.

         "Workout Fee" means that fee, payable with respect to any Rehabilitated Mortgage Loan, equal to 1.00% of the amount of each collection of interest (other than default interest and Excess Interest) and principal received (including any Condemnation Proceeds received and applied as a collection of such interest and principal) on such mortgage loan for so long as it remains a Rehabilitated Mortgage Loan.

         "Yield Maintenance Charge" means, with respect to any Distribution Date, the aggregate of all yield maintenance charges, if any, received during the related Collection Period in connection with Principal Prepayments.

                        APPENDIX I
                 MORTGAGE POOL INFORMATION

MORTGAGE LOAN SELLERS

----------------------------------------------------------------------------------------------------------------------

                                                              PERCENT BY   WEIGHTED     WEIGHTED             WEIGHTED
                                                AGGREGATE      AGGREGATE    AVERAGE      AVERAGE   WEIGHTED   AVERAGE
                                NUMBER OF    CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING    AVERAGE   IMPLIED
LOAN SELLER                MORTGAGE LOANS      BALANCE ($)    BALANCE (%)   RATE (%)  TERM (MOS.)   DSCR (X)  DSCR (X)
----------------------------------------------------------------------------------------------------------------------
MSDWMC                                  6     200,199,554           22.0      7.107          115       1.53      1.55
Union Central                         131     186,684,405           20.5      7.698          162       1.33      2.02
PMCC                                   19     172,290,800           18.9      6.302          117       1.46      1.38
NCB                                    50     128,192,102           14.1      6.941          114       7.71      7.19
Principal                              19     117,390,546           12.9      6.592          121       1.82      1.75
TIAA                                    6      59,204,339            6.5      6.925           99       1.39      1.36
Nationwide                              8      45,680,532            5.0      6.699          122       1.42      1.58
----------------------------------------------------------------------------------------------------------------------
TOTAL:                                239    $909,642,278         100.0%     6.953%          125      2.37X     2.43X
======================================================================================================================

MORTGAGE LOAN SELLERS

---------------------------------------------------

                               WEIGHTED   WEIGHTED
                                AVERAGE    AVERAGE
                           CUT-OFF DATE    BALLOON
LOAN SELLER                      LTV (%)    LTV (%)
---------------------------------------------------
MSDWMC                             67.7       59.4
Union Central                      55.7        4.4
PMCC                               72.5       61.2
NCB                                28.4       24.7
Principal                          59.0       49.3
TIAA                               73.0       63.8
Nationwide                         67.4       37.4
---------------------------------------------------
TOTAL:                            59.8%      41.4%
===================================================

CUT-OFF DATE BALANCES

----------------------------------------------------------------------------------------------------------------------

                                                              PERCENT BY   WEIGHTED     WEIGHTED             WEIGHTED
                                                AGGREGATE      AGGREGATE    AVERAGE      AVERAGE   WEIGHTED   AVERAGE
                                NUMBER OF    CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING    AVERAGE   IMPLIED
Cut-off Date Balance ($)   Mortgage Loans      Balance ($)    Balance (%)   Rate (%)  Term (Mos.)   DSCR (x)  DSCR (x)
----------------------------------------------------------------------------------------------------------------------
1 - 2,500,000                         162     207,447,132           22.8      7.426          152       3.46      3.86
2,500,001 - 5,000,000                  32     107,083,854           11.8      7.017          127       3.98      3.90
5,000,001 - 7,500,000                  17     102,116,652           11.2      6.500          110       2.21      2.00
7,500,001 - 10,000,000                 13     114,036,387           12.5      6.915          130       1.80      1.89
10,000,001 - 12,500,000                 2      22,096,690            2.4      6.779           84       1.39      1.41
12,500,001 - 15,000,000                 2      26,123,895            2.9      7.100          114       1.39      1.33
15,000,001 - 17,500,000                 3      49,714,047            5.5      6.244          104       1.52      1.33
17,500,001 - 20,000,000                 3      57,560,208            6.3      6.531          115       1.68      1.65
20,000,001 - 30,000,000                 2      58,764,054            6.5      7.612          114       1.55      1.65
30,000,001 - 40,000,000                 1      32,944,519            3.6      6.370          118       1.45      1.35
60,000,001 - 70,000,000                 2     131,754,839           14.5      6.847          117       1.54      1.52
----------------------------------------------------------------------------------------------------------------------
TOTAL:                                239    $909,642,278         100.0%     6.953%          125      2.37X     2.43X
======================================================================================================================

Minimum: $123,335
Maximum: $67,000,000
Average: $3,806,035


CUT-OFF DATE BALANCES

---------------------------------------------------

                               WEIGHTED   WEIGHTED
                                AVERAGE    AVERAGE
                           CUT-OFF DATE    BALLOON
Cut-off Date Balance ($)         LTV (%)    LTV (%)
---------------------------------------------------
1 - 2,500,000                      48.3        8.0
2,500,001 - 5,000,000              42.8       23.0
5,000,001 - 7,500,000              60.1       52.0
7,500,001 - 10,000,000             62.5       44.8
10,000,001 - 12,500,000            74.8       66.7
12,500,001 - 15,000,000            77.6       67.7
15,000,001 - 17,500,000            75.0       66.3
17,500,001 - 20,000,000            66.6       56.2
20,000,001 - 30,000,000            67.1       59.9
30,000,001 - 40,000,000            74.5       64.1
60,000,001 - 70,000,000            67.6       58.8
---------------------------------------------------
TOTAL:                            59.8%      41.4%
===================================================

Minimum: $123,335
Maximum: $67,000,000
Average: $3,806,035

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

STATES

------------------------------------------------------------------------------------------------------------------------------------

                                                   PERCENT BY   WEIGHTED     WEIGHTED              WEIGHTED      WEIGHTED  WEIGHTED
                      NUMBER OF      AGGREGATE      AGGREGATE    AVERAGE      AVERAGE   WEIGHTED    AVERAGE       AVERAGE   AVERAGE
                      MORTGAGED   CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING    AVERAGE    IMPLIED  CUT-OFF DATE   BALLOON
STATE                PROPERTIES     BALANCE ($)    BALANCE (%)   RATE (%)  TERM (MOS.)   DSCR (X)   DSCR (X)       LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
New York                     45    193,550,536           21.3      6.925          115       5.56       5.20          42.8      37.2
California-Southern          31     92,851,380           10.2      6.931          136       1.64       1.74          59.9      38.1
District of Columbia          4     70,176,777            7.7      6.126          120       1.59       1.49          68.9      58.7
Texas                        22     57,093,964            6.3      6.891          119       1.50       1.64          69.2      46.1
Massachusetts                 4     43,062,582            4.7      6.516          121       1.57       1.50          69.2      58.9
California-Northern           7     40,211,580            4.4      6.696          121       1.93       2.21          44.6      30.3
Michigan                     11     38,228,364            4.2      7.713          116       1.30       1.59          68.8      51.7
Washington                    5     33,541,283            3.7      6.799           94       1.36       1.44          71.3      60.9
Florida                      12     29,983,697            3.3      7.094          139       1.33       1.54          66.9      38.7
Maryland                      5     29,938,871            3.3      7.457          114       1.70       1.87          66.3      56.4
Oklahoma                      1     29,905,326            3.3      7.460          115       1.84       1.93          58.6      52.0
Oregon                        8     29,535,561            3.2      7.016          127       1.40       1.49          68.4      49.3
Ohio                          7     23,406,403            2.6      6.963          161       1.34       1.67          69.8      24.4
New Jersey                    1     19,910,528            2.2      6.930          114       1.46       1.46          74.3      65.1
New Mexico                   12     18,442,053            2.0      7.830          137       1.27       2.19          50.6       0.6
South Carolina                2     17,970,399            2.0      6.359          116       1.36       1.33          77.9      65.4
Iowa                          6     16,772,513            1.8      7.363          100       1.25       1.70          62.4      31.9
Illinois                      2     15,162,763            1.7      6.258          118       1.37       1.35          67.6      53.6
Minnesota                    10     13,841,967            1.5      7.194          162       1.41       1.64          55.9      14.2
Arizona                       7     12,497,431            1.4      7.334          161       1.49       1.83          56.9      19.5
Louisiana                     1      9,890,768            1.1      6.340          119       1.41       1.31          79.8      68.5
Pennsylvania                  2      9,878,394            1.1      7.015          188       1.27       1.68          67.6       0.6
Utah                          5      9,023,034            1.0      7.316          192       1.26       1.69          60.2       0.5
Georgia                       3      5,885,963            0.6      6.797          134       1.54       1.72          67.7      34.0
Idaho                         5      4,908,998            0.5      8.742          158       1.39       2.40          41.6       0.3
Alabama                       2      4,867,846            0.5      7.634          209       1.28       1.66          68.5       3.3
Missouri                      1      4,690,162            0.5      7.370          117       1.54       1.60          73.3      64.8
Nevada                        2      3,980,643            0.4      7.126          110       1.41       1.51          60.7      49.1
Indiana                       3      3,883,144            0.4      7.128          125       1.12       2.03          44.6       0.5
Tennessee                     3      3,821,088            0.4      7.181          181       1.17       1.63          64.6       0.3
North Carolina                5      3,795,166            0.4      7.642          172       1.37       1.98          51.4       0.5
Kansas                        1      3,389,678            0.4      6.830          127       1.30       1.28          71.0      60.7
Connecticut                   1      2,978,987            0.3      7.700          113       2.09       2.37          39.2      32.4
Colorado                      2      2,846,726            0.3      7.647          152       1.22       1.88          56.4       0.6
Alaska                        1      2,225,739            0.2      8.875          168       1.14       1.79          68.4       0.7
Kentucky                      2      1,739,851            0.2      7.832          163       1.17       1.86          56.4       0.5
Nebraska                      2      1,731,061            0.2      7.250          168       1.26       1.79          65.9       0.6
New Hampshire                 2      1,589,245            0.2      7.125          121       1.48       1.94          41.3      11.6
Virginia                      2      1,347,335            0.1      7.474          177       1.70       2.40          54.6       0.5
Maine                         1      1,084,473            0.1      8.500          104       1.06       2.16          54.2       0.7
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                      248   $909,642,278         100.0%     6.953%          125      2.37X      2.43X         59.8%     41.4%
====================================================================================================================================

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

PROPERTY TYPES

---------------------------------------------------------------------------------------------------------------------------------

                                                PERCENT BY   WEIGHTED     WEIGHTED            WEIGHTED       WEIGHTED   WEIGHTED
                     NUMBER OF     AGGREGATE     AGGREGATE    AVERAGE      AVERAGE  WEIGHTED   AVERAGE        AVERAGE    AVERAGE
                     MORTGAGED  CUT-OFF DATE  CUT-OFF DATE   MORTGAGE    REMAINING   AVERAGE   IMPLIED   CUT-OFF DATE    BALLOON
PROPERTY TYPE       PROPERTIES    BALANCE ($)   BALANCE (%)   RATE (%)  TERM (MOS.)  DSCR (X)  DSCR (X)        LTV (%)    LTV (%)
---------------------------------------------------------------------------------------------------------------------------------
Office
  Medical                   14    35,648,032           3.9      7.332       128.00      1.39      1.79           67.4       39.9
  Suburban                  25    95,557,602          10.5      7.245       125.00      1.52      1.78           61.7       40.0
  Urban                      9   180,193,328          19.8      6.794       120.00      1.52      1.55           66.7       55.3
---------------------------------------------------------------------------------------------------------------------------------
  SUBTOTAL:                 48   311,398,962          34.2      6.994          123      1.51      1.65           65.2       48.8
Retail
  Anchored                  16    98,668,280          10.8      6.860          115      1.40      1.51           69.2       52.1
  Free Standing             25    44,960,226           4.9      7.306          177      1.49      1.90           55.9        9.1
  Grocery Anchored           3    31,525,248           3.5      6.852          119      1.33      1.41           73.9       50.1
  Shadow Anchored            1     2,097,509           0.2      7.250          119      1.39      1.50           64.9       52.6
  Unanchored                22    38,451,602           4.2      7.589          165      1.39      1.87           60.7       15.5
---------------------------------------------------------------------------------------------------------------------------------
  SUBTOTAL:                 67   215,702,864          23.7      7.085          138      1.41      1.64           65.5       36.3
Industrial
  Flex Industrial           18    37,781,289           4.2      6.849          135      1.48      1.64           59.6       31.9
  Light Industrial          18    28,547,346           3.1      7.000          140      1.67      1.72           58.2       30.8
  Warehouse                 21   104,306,792          11.5      7.052          117      1.59      1.73           62.8       49.0
---------------------------------------------------------------------------------------------------------------------------------
  SUBTOTAL:                 57   170,635,427          18.8      6.998          125      1.58      1.71           61.3       42.2
Multifamily
  Garden                    27    94,293,885          10.4      6.657          117      1.47      1.49           69.9       54.3
  High Rise                  1     2,453,274           0.3      5.550          117      1.72      2.86           40.9        0.7
  Multifamily                2     7,226,461           0.8      6.235           92      1.51      1.39           76.1       68.1
---------------------------------------------------------------------------------------------------------------------------------
  SUBTOTAL:                 30   103,973,620          11.4      6.602          116      1.48      1.52           69.6       54.0
Cooperative
  Garden                     1     3,415,768           0.4      6.300          118      5.82      5.85           16.1       12.5
  High Rise                 16    53,710,110           5.9      6.653          115     12.14     10.89            9.8        8.6
  Loft                       1     2,991,632           0.3      7.390          112      8.84      8.64            8.3        7.8
  Low Rise                   4     1,858,342           0.2      7.083          114      6.38      6.42           12.4       11.1
  Mid Rise                  15    24,273,228           2.7      6.662          121      8.36      8.11           15.7       14.2
  Townhouse                  1     1,087,877           0.1      7.310          114      2.71      3.29           13.1        9.0
  Walkup                     3       644,687           0.1      6.941          112      8.71      9.18            9.1        7.8
---------------------------------------------------------------------------------------------------------------------------------
  SUBTOTAL:                 41    87,981,643           9.7      6.686          117     10.48      9.65           11.7       10.4
Hotel
  Limited Service            1     7,919,179           0.9      8.510          110      2.21      2.73           55.0       45.7
---------------------------------------------------------------------------------------------------------------------------------
  SUBTOTAL:                  1     7,919,179           0.9      8.510          110      2.21      2.73           55.0       45.7
Mixed Use
  Mixed Use                  3     6,688,337           0.7      7.581          119      1.30      1.54           65.8       47.1
---------------------------------------------------------------------------------------------------------------------------------
  SUBTOTAL:                  3     6,688,337           0.7      7.581          119      1.30      1.54           65.8       47.1
Self Storage
  Self Storage               1     5,342,244           0.6      5.970          119      1.74      1.68           66.8       51.9
---------------------------------------------------------------------------------------------------------------------------------
  SUBTOTAL:                  1     5,342,244           0.6      5.970          119      1.74      1.68           66.8       51.9
---------------------------------------------------------------------------------------------------------------------------------
Total:                     248  $909,642,278        100.0%     6.953%          125     2.37x     2.43x          59.8%      41.4%
==================================================================================================================================

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

MORTGAGE RATES

------------------------------------------------------------------------------------------------------------------------------------

                                                     PERCENT BY  WEIGHTED     WEIGHTED             WEIGHTED      WEIGHTED  WEIGHTED
                                        AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED    AVERAGE       AVERAGE   AVERAGE
                          NUMBER OF  CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE    IMPLIED  CUT-OFF DATE   BALLOON
MORTGAGE RATE (%)    MORTGAGE LOANS    BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)   DSCR (X)       LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
5.501 - 6.000                    10    63,457,513           7.0     5.903          115      2.98       2.72          58.0      47.1
6.001 - 6.500                    32   262,194,512          28.8     6.243          112      2.04       1.82          65.5      56.7
6.501 - 7.000                    41   164,600,776          18.1     6.825          121      3.20       3.11          51.6      37.6
7.001 - 7.500                    82   204,560,192          22.5     7.307          139      2.85       3.09          57.9      29.6
7.501 - 8.000                    44   164,497,328          18.1     7.706          126      1.52       1.83          63.2      43.4
8.001 - 8.500                    18    27,366,599           3.0     8.290          184      1.23       1.85          63.2       3.5
8.501 - 9.000                     9    20,494,632           2.3     8.665          131      1.69       2.54          50.3      17.9
9.001 - 9.500                     2     1,737,153           0.2     9.250          150      1.53       2.58          29.9       0.0
9.501 - 10.000                    1       733,574           0.1    10.000           32      1.10       5.93          25.0       0.0
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                          239  $909,642,278        100.0%    6.953%          125     2.37X      2.43X         59.8%     41.4%
====================================================================================================================================

Minimum: 5.550%
Maximum: 10.000%
Weighted Average: 6.953%


SEASONING

------------------------------------------------------------------------------------------------------------------------------------

                                                     PERCENT BY  WEIGHTED     WEIGHTED             WEIGHTED      WEIGHTED  WEIGHTED
                                        AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED    AVERAGE       AVERAGE   AVERAGE
                          NUMBER OF  CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE    IMPLIED  CUT-OFF DATE   BALLOON
SEASONING (MOS.)     MORTGAGE LOANS    BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)   DSCR (X)       LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
= 0                               1    67,000,000           7.4     6.100          120      1.43       1.30          69.8      59.5
1 - 12                          123   666,064,790          73.2     6.838          117      2.74       2.65          59.7      48.8
13 - 24                          24    47,560,915           5.2     7.695          172      1.29       1.63          66.9      20.1
25 - 36                           9    14,590,925           1.6     8.376          209      1.22       1.67          64.2       0.5
37 - 48                          36    54,718,839           6.0     7.260          165      1.32       1.88          56.5       3.8
49 - 60                          27    33,312,165           3.7     7.607          126      1.41       2.44          46.6       1.3
61 - 72                           2     3,008,260           0.3     8.842          152      1.14       1.92          63.4       0.7
73 - 84                           4     4,246,769           0.5     8.229          147      1.43       2.31          54.6       0.5
97 - 108                          2     2,815,819           0.3     8.786          127      1.79       3.30          33.6       0.4
133 - 144                         2     1,913,322           0.2     7.973          127      2.04       3.62          31.1       0.4
145 - 156                         6    10,889,920           1.2     8.502          122      1.26       2.54          45.6       0.5
157 - 168                         2     2,386,029           0.3     8.033          137      1.22       2.06          43.0       0.3
169 - 180                         1     1,134,524           0.1     8.500           74      1.57       4.10          28.4       0.5
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                          239  $909,642,278        100.0%    6.953%          125     2.37X      2.43X         59.8%     41.4%
====================================================================================================================================

Minimum: 0 mos.
Maximum: 169 mos.
Weighted Average: 13 mos.

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

ORIGINAL TERMS TO STATED MATURITY

------------------------------------------------------------------------------------------------------------------------------------

                                                        PERCENT BY  WEIGHTED    WEIGHTED            WEIGHTED      WEIGHTED  WEIGHTED
                                           AGGREGATE     AGGREGATE   AVERAGE     AVERAGE  WEIGHTED   AVERAGE       AVERAGE  AVERAGE
ORIGINAL TERM TO             NUMBER OF  CUT-OFF DATE  CUT-OFF DATE  MORTGAGE   REMAINING   AVERAGE   IMPLIED  CUT-OFF DATE  BALLOON
STATED MATURITY (MOS.)  MORTGAGE LOANS    BALANCE ($)   BALANCE (%)  RATE (%) TERM (MOS.)  DSCR (X)  DSCR (X)       LTV (%)  LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
1 - 60                               2    17,297,765           1.9     6.481          55      1.41      1.40          75.0     69.6
61 - 120                           108   671,263,809          73.8     6.775         113      2.68      2.57          60.4     51.6
121 - 180                           59   103,608,128          11.4     7.317         135      1.62      2.28          55.6     17.5
181 - 240                           60   101,489,841          11.2     7.644         204      1.35      1.80          60.4      0.7
241 - 300                            8    14,245,582           1.6     8.118         131      1.43      2.53          45.4      0.5
301 - 360                            2     1,737,153           0.2     9.250         150      1.53      2.58          29.9      0.0
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                             239  $909,642,278        100.0%    6.953%         125     2.37X     2.43X         59.8%    41.4%
====================================================================================================================================

Minimum: 60 mos.
Maximum: 302 mos.
Weighted Average: 138 mos.




REMAINING TERMS TO STATED MATURITY

------------------------------------------------------------------------------------------------------------------------------------

                                                        PERCENT BY  WEIGHTED    WEIGHTED            WEIGHTED      WEIGHTED  WEIGHTED
                                           AGGREGATE     AGGREGATE   AVERAGE     AVERAGE  WEIGHTED   AVERAGE       AVERAGE  AVERAGE
REMAINING TERM TO            NUMBER OF  CUT-OFF DATE  CUT-OFF DATE  MORTGAGE   REMAINING   AVERAGE   IMPLIED  CUT-OFF DATE  BALLOON
STATED MATURITY (MOS.)  MORTGAGE LOANS    BALANCE ($)   BALANCE (%)  RATE (%) TERM (MOS.)  DSCR (X)  DSCR (X)       LTV (%)  LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
1 - 60                               4    19,392,646           2.1     6.676          53      1.42      1.68          69.5     63.4
61 - 120                           118   695,803,093          76.5     6.806         113      2.64      2.55          60.5     51.0
121 - 180                           66   104,839,201          11.5     7.457         144      1.61      2.32          52.1      8.5
181 - 240                           51    89,607,338           9.9     7.566         212      1.36      1.75          61.6      0.7
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                             239  $909,642,278        100.0%    6.953%         125     2.37X     2.43X         59.8%    41.4%
====================================================================================================================================

Minimum: 32 mos.
Maximum: 238 mos.
Weighted Average: 125 mos.

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

ORIGINAL AMORTIZATION TERMS

------------------------------------------------------------------------------------------------------------------------------------

                                                        PERCENT BY  WEIGHTED    WEIGHTED            WEIGHTED      WEIGHTED  WEIGHTED
                                           AGGREGATE     AGGREGATE   AVERAGE     AVERAGE  WEIGHTED   AVERAGE       AVERAGE   AVERAGE
ORIGINAL AMORTIZATION       NUMBER OF   CUT-OFF DATE  CUT-OFF DATE  MORTGAGE   REMAINING   AVERAGE   IMPLIED  CUT-OFF DATE   BALLOON
TERM (MOS.)            MORTGAGE LOANS     BALANCE ($)   BALANCE (%)  RATE (%) TERM (MOS.)  DSCR (X)  DSCR (X)       LTV (%)   LTV (%
------------------------------------------------------------------------------------------------------------------------------------
Balloon Loans
IO                                  8     25,850,000           2.8     6.501         115     16.79     14.22          11.5      11.5
121 - 180                           2      2,847,871           0.3     7.764          92      1.38      2.33          50.0      13.9
181 - 240                          13     29,026,734           3.2     7.193         111      2.20      2.64          51.5      35.1
241 - 300                          16     90,339,768           9.9     6.910         106      2.28      2.45          51.6      41.9
301 - 360                          61    541,274,872          59.5     6.751         114      1.79      1.72          68.0      59.4
361 >=                             11     24,233,720           2.7     6.793         114      8.04      7.33          12.7      11.9
------------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                         111    713,572,965          78.4     6.786         112      2.62      2.50          61.3      52.7

FULLY AMORTIZING LOANS
61 - 120                            5      9,555,476           1.1     6.236         112      1.45      2.55          32.4       0.5
121 - 180                          54     70,041,098           7.7     7.492         139      1.59      2.58          51.5       0.5
181 - 240                          59    100,942,868          11.1     7.639         205      1.35      1.80          60.5       0.7
241 - 300                           7      7,236,384           0.8     8.233         144      1.45      2.43          38.8       0.3
301 - 360                           3      8,293,485           0.9     8.224         126      1.41      2.49          48.5       0.6
------------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                         128    196,069,312          21.6     7.564         171      1.44      2.17          54.6       0.6
------------------------------------------------------------------------------------------------------------------------------------
Total:                            239   $909,642,278        100.0%    6.953%         125     2.37x     2.43x         59.8%     41.4%
====================================================================================================================================

Minimum: 120 mos.
Maximum: 720 mos.
Weighted Average: 321 mos.

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

REMAINING AMORTIZATION TERMS

------------------------------------------------------------------------------------------------------------------------------------

                                                        PERCENT BY  WEIGHTED    WEIGHTED            WEIGHTED      WEIGHTED  WEIGHTED
                                           AGGREGATE     AGGREGATE   AVERAGE     AVERAGE  WEIGHTED   AVERAGE       AVERAGE   AVERAGE
REMAINING AMORTIZATION       NUMBER OF  CUT-OFF DATE  CUT-OFF DATE  MORTGAGE   REMAINING   AVERAGE   IMPLIED  CUT-OFF DATE   BALLOON
TERM (MOS.)             MORTGAGE LOANS    BALANCE ($)   BALANCE (%)  RATE (%) TERM (MOS.)  DSCR (X)  DSCR (X)       LTV (%)  LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
Balloon
IO                                   8    25,850,000           2.8     6.501         115     16.79     14.22          11.5      11.5
61 - 120                             2     3,915,129           0.4     7.130          62      1.35      2.39          44.4      22.2
121 - 180                            1     1,486,564           0.2     8.120         145      1.16      1.80          74.3       9.6
181 - 240                           13    29,026,734           3.2     7.193         111      2.20      2.64          51.5      35.1
241 - 300                           15    87,785,947           9.7     6.908         106      2.31      2.46          51.5      42.4
301 - 360                           61   541,274,872          59.5     6.751         114      1.79      1.72          68.0      59.4
361 >=                              11    24,233,720           2.7     6.793         114      8.04      7.33          12.7      11.9
------------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                          111   713,572,965          78.4     6.786         112      2.62      2.50          61.3      52.7

FULLY AMORTIZING LOANS
------------------------------------------------------------------------------------------------------------------------------------
1 - 60                               1       733,574           0.1    10.000          32      1.10      5.93          25.0       0.0
61 - 120                            14    21,326,810           2.3     7.330         103      1.39      2.74          37.6       0.5
121 - 180                           63    86,551,895           9.5     7.592         147      1.54      2.41          52.0       0.5
181 - 240                           50    87,457,033           9.6     7.574         212      1.36      1.75          61.6       0.8
------------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                          128   196,069,312          21.6     7.564         171      1.44      2.17          54.6       0.6
------------------------------------------------------------------------------------------------------------------------------------
Total:                             239  $909,642,278        100.0%    6.953%         125     2.37x     2.43x         59.8%     41.4%
====================================================================================================================================

Minimum: 32 mos.
Maximum: 713 mos.
Weighted Average: 307 mos.

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

DEBT SERVICE COVERAGE RATIOS

------------------------------------------------------------------------------------------------------------------------------------

                                                        PERCENT BY  WEIGHTED    WEIGHTED            WEIGHTED      WEIGHTED  WEIGHTED
                                           AGGREGATE     AGGREGATE   AVERAGE     AVERAGE  WEIGHTED   AVERAGE       AVERAGE   AVERAGE
DEBT SERVICE                 NUMBER OF  CUT-OFF DATE  CUT-OFF DATE  MORTGAGE   REMAINING   AVERAGE   IMPLIED  CUT-OFF DATE   BALLOON
COVERAGE RATIO (X)      MORTGAGE LOANS    BALANCE ($)   BALANCE (%)  RATE (%) TERM (MOS.)  DSCR (X)  DSCR (X)       LTV (%)  LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
0.01 - 1.00                          2     3,574,997           0.4     7.662         101      1.00      2.08          52.1       0.7
1.01 - 1.15                         27    43,059,711           4.7     7.581         152      1.10      1.61          63.1      13.8
1.16 - 1.25                         45   110,688,564          12.2     7.632         144      1.22      1.66          64.9      26.1
1.26 - 1.35                         31   102,409,613          11.3     7.311         145      1.31      1.56          67.0      35.8
1.36 - 1.50                         31   262,573,616          28.9     6.472         118      1.43      1.40          71.8      59.3
1.51 - 1.75                         33   168,796,619          18.6     6.962         114      1.62      1.72          64.1      51.3
1.76 - 2.00                         10    64,288,942           7.1     6.995         120      1.82      1.88          57.3      48.1
2.01 >=                             60   154,250,216          17.0     6.831         119      6.91      6.53          26.6      21.0
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                             239  $909,642,278        100.0%    6.953%         125     2.37X     2.43X         59.8%     41.4%
====================================================================================================================================

Minimum: 1.00x
Maximum: 136.00x
Weighted Average: 2.37x



IMPLIED DEBT SERVICE COVERAGE RATIOS

------------------------------------------------------------------------------------------------------------------------------------

                                                        PERCENT BY  WEIGHTED    WEIGHTED            WEIGHTED      WEIGHTED  WEIGHTED
                                           AGGREGATE     AGGREGATE   AVERAGE     AVERAGE  WEIGHTED   AVERAGE       AVERAGE   AVERAGE
IMPLIED DEBT SERVICE         NUMBER OF  CUT-OFF DATE  CUT-OFF DATE  MORTGAGE   REMAINING   AVERAGE   IMPLIED  CUT-OFF DATE   BALLOON
COVERAGE RATIO (X)      MORTGAGE LOANS    BALANCE ($)   BALANCE (%)  RATE (%) TERM (MOS.)  DSCR (X)  DSCR (X)       LTV (%)  LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
1.01 - 1.15                          1     7,959,685           0.9     6.950         114      1.15      1.15          72.4      62.5
1.26 - 1.35                         15   250,584,277          27.5     6.514         115      1.42      1.32          74.0      64.2
1.36 - 1.50                         31   159,660,421          17.6     6.795         110      1.40      1.42          71.7      58.9
1.51 - 1.75                         55   205,623,735          22.6     7.255         148      1.52      1.67          62.7      33.4
1.76 - 2.00                         35    79,794,168           8.8     7.481         142      1.56      1.89          59.3      26.5
2.01 >=                            102   206,019,991          22.6     7.106         121      5.48      5.56          30.2      13.2
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                             239  $909,642,278        100.0%    6.953%         125     2.37X     2.43X         59.8%     41.4%
====================================================================================================================================

Minimum: 1.15x
Maximum: 119.34x
Weighted Average: 2.43x

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

LOAN-TO-VALUE RATIOS

------------------------------------------------------------------------------------------------------------------------------------

                                                         PERCENT BY  WEIGHTED    WEIGHTED            WEIGHTED      WEIGHTED WEIGHTED
                                            AGGREGATE     AGGREGATE   AVERAGE     AVERAGE  WEIGHTED   AVERAGE       AVERAGE  AVERAGE
                              NUMBER OF  CUT-OFF DATE  CUT-OFF DATE  MORTGAGE   REMAINING   AVERAGE   IMPLIED  CUT-OFF DATE  BALLOON
LOAN-TO-VALUE RATIO (%)  MORTGAGE LOANS    BALANCE ($)   BALANCE (%)  RATE (%) TERM (MOS.)  DSCR (X)  DSCR (X)      LTV (%)  LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
0.1 - 10.0                           22    33,926,072           3.7     6.727         119     17.86     16.32           6.1      5.2
10.1 - 20.0                          19    49,380,573           5.4     6.700         116      5.33      5.31          13.7     10.2
20.1 - 30.0                          12    19,634,062           2.2     7.299         111      4.05      4.28          24.8     13.2
30.1 - 40.0                          19    38,115,986           4.2     7.244         126      1.89      2.42          37.6     17.4
40.1 - 50.0                          23    29,266,964           3.2     7.507         140      1.39      2.19          45.8      4.5
50.1 - 55.0                          22    75,065,832           8.3     7.123         131      1.79      2.03          52.6     29.5
55.1 - 60.0                          23    78,025,914           8.6     7.102         130      1.56      1.75          58.2     36.2
60.1 - 65.0                          29    57,106,004           6.3     7.186         152      1.40      1.69          62.2     23.1
65.1 - 70.0                          29   190,266,458          20.9     6.967         136      1.49      1.57          67.4     45.3
70.1 - 75.0                          29   227,025,824          25.0     6.785         116      1.41      1.39          73.5     59.4
75.1 - 80.0                          10    97,081,068          10.7     6.769         107      1.37      1.35          77.5     67.8
80.1 - 85.0                           2    14,747,520           1.6     7.094         121      1.43      1.38          80.9     63.1
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                              239  $909,642,278        100.0%    6.953%         125     2.37X     2.43X         59.8%    41.4%
====================================================================================================================================

Minimum: 0.7%
Maximum: 81.9%
Weighted Average: 59.8%




BALLOON LOAN-TO-VALUE RATIOS

------------------------------------------------------------------------------------------------------------------------------------

                                                        PERCENT BY  WEIGHTED    WEIGHTED            WEIGHTED      WEIGHTED  WEIGHTED
                                           AGGREGATE     AGGREGATE   AVERAGE     AVERAGE  WEIGHTED   AVERAGE       AVERAGE   AVERAGE
BALLOON LOAN-TO-             NUMBER OF  CUT-OFF DATE  CUT-OFF DATE  MORTGAGE   REMAINING   AVERAGE   IMPLIED  CUT-OFF DATE   BALLOON
VALUE RATIO (%)         MORTGAGE LOANS    BALANCE ($)   BALANCE (%)  RATE (%) TERM (MOS.)  DSCR (X)  DSCR (X)       LTV (%)  LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
= 0                                  7     9,110,545           1.0     8.448         164      1.31      2.36          43.7       0.0
0.1 - 30.0                         165   278,821,227          30.7     7.259         152      4.22      4.42          41.7       4.1
30.1 - 40.0                          7    31,186,259           3.4     6.884         117      1.89      2.01          44.9      34.3
40.1 - 50.0                         14    68,050,964           7.5     6.817         116      1.89      1.90          54.6      44.8
50.1 - 60.0                         18   218,424,073          24.0     6.873         116      1.59      1.59          65.9      56.7
60.1 - 70.0                         26   284,318,276          31.3     6.701         109      1.42      1.36          75.0      65.6
70.1 - 80.0                          2    19,730,933           2.2     7.060          97      1.44      1.34          78.7      70.9
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                             239  $909,642,278        100.0%    6.953%         125     2.37X     2.43X         59.8%     41.4%
====================================================================================================================================

Minimum: 0.0%
Maximum: 71.1%
Weighted Average: 41.4%

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

PREPAYMENT RESTRICTION ANALYSIS

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%) (1) (2)

------------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions                  DEC-02        DEC-03         DEC-04        DEC-05         DEC-06        DEC-07
------------------------------------------------------------------------------------------------------------------------
Locked Out                               76.97%        77.56%         73.53%        72.32%         71.16%        70.37%
Greater of YM and 1%:                    23.03%        22.44%         26.47%        27.68%         28.84%        29.63%
Yield Maintenance                         0.00%         0.00%          0.00%         0.00%          0.00%         0.00%
Yield Maintenance Total                  23.03%        22.44%         26.47%        27.68%         28.84%        29.63%
Penalty Points:
6.00% to 7.99%                            0.00%         0.00%          0.00%         0.00%          0.00%         0.00%
4.00% to 5.99%                            0.00%         0.00%          0.00%         0.00%          0.00%         0.00%
2.00% to 3.99%                            0.00%         0.00%          0.00%         0.00%          0.00%         0.00%
0.00% to 1.99%                            0.00%         0.00%          0.00%         0.00%          0.00%         0.00%
Penalty Points Total                      0.00%         0.00%          0.00%         0.00%          0.00%         0.00%
Open                                      0.00%         0.00%          0.00%         0.00%          0.00%         0.00%
------------------------------------------------------------------------------------------------------------------------
TOTALS                                  100.00%       100.00%        100.00%       100.00%        100.00%       100.00%
------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding           $909,642,278  $892,671,550   $874,417,903  $853,638,187   $832,654,003  $794,189,094
% Initial Pool Balance                  100.00%        98.13%         96.13%        93.84%         91.54%        87.31%
------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------
Prepayment Restrictions                 DEC-08        DEC-09         DEC-10
----------------------------------------------------------------------------
Locked Out                              71.38%        72.86%         72.43%
Greater of YM and 1%:                   28.62%        26.10%         24.63%
Yield Maintenance                        0.00%         1.04%          1.05%
Yield Maintenance Total                 28.62%        27.14%         25.69%
Penalty Points:
6.00% to 7.99%                           0.00%         0.00%          0.00%
4.00% to 5.99%                           0.00%         0.00%          0.26%
2.00% to 3.99%                           0.00%         0.00%          0.67%
0.00% to 1.99%                           0.00%         0.00%          0.49%
Penalty Points Total                     0.00%         0.00%          1.42%
Open                                     0.00%         0.00%          0.47%
----------------------------------------------------------------------------
TOTALS                                 100.00%       100.00%        100.00%
----------------------------------------------------------------------------
Pool Balance Outstanding          $769,676,631  $715,755,054   $684,430,096
% Initial Pool Balance                  84.61%        78.69%         75.24%
----------------------------------------------------------------------------


PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%) (1) (2)

---------------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions                  DEC-11        DEC-12         DEC-13        DEC-14         DEC-15        DEC-16
---------------------------------------------------------------------------------------------------------------------------
Locked Out                               64.58%        16.00%          3.73%         4.21%          4.35%         4.45%
Greater of YM and 1%:                    21.47%        78.46%         89.24%        87.20%         86.65%        85.30%
Yield Maintenance                         1.10%         0.00%          0.00%         0.00%          0.00%         0.00%
Yield Maintenance Total                  22.57%        78.46%         89.24%        87.20%         86.65%        85.30%
Penalty Points:
6.00% to 7.99%                            0.59%         3.85%          4.85%         0.00%          0.00%         0.00%
4.00% to 5.99%                            0.26%         1.69%          0.00%         5.68%          6.19%         6.89%
2.00% to 3.99%                            1.19%         0.00%          2.14%         2.52%          2.78%         3.14%
0.00% to 1.99%                            1.58%         0.00%          0.00%         0.00%          0.00%         0.00%
Penalty Points Total                      3.61%         5.54%          6.99%         8.20%          8.97%        10.03%
Open                                      9.24%         0.00%          0.04%         0.39%          0.03%         0.22%
---------------------------------------------------------------------------------------------------------------------------
TOTALS                                  100.00%       100.00%        100.00%       100.00%        100.00%       100.00%
---------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding           $634,749,198   $89,154,095    $64,278,250   $48,870,797    $38,833,459   $29,056,640
% Initial Pool Balance                   69.78%         9.80%          7.07%         5.37%          4.27%         3.19%
---------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------
Prepayment Restrictions                 DEC-17        DEC-18         DEC-19
----------------------------------------------------------------------------
Locked Out                               4.66%         6.02%          8.28%
Greater of YM and 1%:                   84.43%        79.98%         79.11%
Yield Maintenance                        0.00%         0.00%          0.00%
Yield Maintenance Total                 84.43%        79.98%         79.11%
Penalty Points:
6.00% to 7.99%                           0.00%         0.00%          0.00%
4.00% to 5.99%                           7.44%         0.00%          0.00%
2.00% to 3.99%                           0.00%         8.06%          7.48%
0.00% to 1.99%                           3.47%         3.96%          4.22%
Penalty Points Total                    10.91%        12.02%         11.69%
Open                                     0.00%         1.98%          0.92%
----------------------------------------------------------------------------
TOTALS                                 100.00%       100.00%        100.00%
----------------------------------------------------------------------------
Pool Balance Outstanding           $21,057,362   $13,553,873     $7,735,190
% Initial Pool Balance                   2.31%         1.49%          0.85%
----------------------------------------------------------------------------


Notes:
(1) The above analysis is based on the Structuring Assumptions and a 0% CPR as discussed in the Prospectus Supplement.
(2) See Appendix II of the Prospectus Supplement for a description of the Yield Maintenance

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























                      [THIS PAGE INTENTIONALLY LEFT BLANK]

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS


---------------------------------------------------------------------------------------------------------------------------------
  MORTGAGE    MORTGAGE                                                                            ORIGINAL          CUT-OFF DATE
  LOAN NO.    LOAN SELLER(1)   PROPERTY NAME(2)                                                    BALANCE             BALANCE(3)
---------------------------------------------------------------------------------------------------------------------------------
      1       MSDWMC           77 P Street Office                                              $67,000,000           $67,000,000
      2       MSDWMC           One Seaport Plaza                                               $65,000,000           $64,754,839
      3       Prudential       The Richards Building                                           $33,000,000           $32,944,519
      4       MSDWMC           Tulsa Distribution Center                                       $30,000,000           $29,905,326
      5       MSDWMC           Northwestern Corporate Center                                   $29,000,000           $28,858,727
      6       PCF              125 Delawanna Avenue                                            $20,000,000           $19,910,528
      7       PCF              2731 San Tomas Expressway                                       $19,550,000           $19,367,932
      8       Prudential       Evergreen Plaza                                                 $18,300,000           $18,281,747
      9       TIAA             Plantation Villa Apartments                                     $17,325,000           $17,325,000
     10       Prudential       Riverland Woods Apartments                                      $17,250,000           $17,204,441
     11       Prudential       Village Greens Shopping Center                                  $15,200,000           $15,184,606
     12       Prudential       Bethany Village Centre                                          $13,140,000           $13,129,419
     13       TIAA             Heritage Shopping Center                                        $13,125,000           $12,994,476
     14       TIAA             Terra Vista Village                                             $11,500,000           $11,400,440
     15       Nationwide       Speedway Shopping Center                                        $10,740,000           $10,696,251
     16       PCF              16700 Aston Street and  1771 & 1791 Deere Avenue                $10,000,000            $9,975,802
     17       NCB              Johnston Professional Building                                  $10,000,000            $9,968,776
     18       Prudential       Magnolia Ridge Apartments                                        $9,900,000            $9,890,768
     19       PCF              Terrace Oaks I And II                                            $9,100,000            $9,075,548
     20       PCF              Wedge Office Building                                            $9,000,000            $8,958,479
     21       Prudential       The Physicians Centre Medical Office Building                    $8,775,000            $8,742,379
     22       NCB              205/78 Owners Corp.                                              $8,710,000            $8,634,943
     23       Nationwide       Monroeville Giant Eagle                                          $9,380,000            $8,413,632
     24       PCF              14000, 14020 & 14030 183rd St                                    $8,400,000            $8,375,779
     25       Prudential       Highlands Business Park                                          $8,300,000            $8,286,896
     26       TIAA             Copans Business Park 1                                           $8,000,000            $7,959,685
     27       NCB              Hampton Inn - BWI Airport                                        $8,000,000            $7,919,179
     28       Nationwide       Marketplace at Washington Square                                 $8,100,000            $7,834,521
     29       NCB, FSB         210-220-230 Owners Corp.                                         $7,500,000            $7,500,000
     30       NCB, FSB         Fontaine Owners Corp.                                            $7,000,000            $6,984,002
     31       TIAA             Uptown Queen Anne Apartments                                     $7,000,000            $6,970,917
     32       Nationwide       Lowe's Home Center                                               $6,635,000            $6,601,514
     33       PCF              6650 Top Gun Street                                              $6,500,000            $6,489,272
     34       Prudential       Villa San Marco Apartments                                       $6,500,000            $6,488,431
     35       PCF              20100 Alameda Street                                             $6,175,000            $6,175,000
     36       MSDWMC           Winton Place Shopping Center                                     $6,200,000            $6,133,050
     37       Prudential       Chicago & Kedzie Shopping Center                                 $6,100,000            $6,087,215
     38       Prudential       Encino Park Apartments                                           $5,800,000            $5,789,466
     39       PCF              26 Whittier Street                                               $5,600,000            $5,585,567
     40       PCF              15500 Phoebe Avenue                                              $5,500,000            $5,484,141
     41       Prudential       EZ Storage - Bowie                                               $5,350,000            $5,342,244
     42       NCB,FSB          6201 West, LTD (Oakwood Villas)                                  $5,300,000            $5,290,799
     43       Prudential       Town Center Heights Apartments                                   $5,100,000            $5,094,942
     44       NCB,FSB          Harbor Park at Market Place                                      $5,100,000            $5,060,808
     45       Prudential       LA County Industrial Building                                    $5,044,550            $5,039,283
     46       Nationwide       Cave Springs Square Shopping Center & Annex                      $4,700,000            $4,690,162
     47       UCL              Southern Square Shopping Center                                  $5,875,000            $4,173,099
     48       NCB,FSB          69 West 9 Owners Corp.                                           $4,000,000            $4,000,000
     49       NCB,FSB          2575 Owners Corp.                                                $4,000,000            $3,988,987
     50       Prudential       Palo Alto Office Building                                        $4,000,000            $3,975,259
     51       NCB              325 W. 45th Street Owners Corp.                                  $4,000,000            $3,937,101
     52       NCB,FSB          50 Riverside Tenants Corp.                                       $3,800,000            $3,788,399
     53       NCB,FSB          Vallarta Supermarkets                                            $3,800,000            $3,781,786
     54       NCB              1349 Tenants Corp.                                               $3,600,000            $3,600,000
     55       NCB,FSB          Rutherford Tenants Corp.                                         $3,600,000            $3,594,579
     56       NCB              301 East Tenants Corp.                                           $3,550,000            $3,550,000
     57       MSDWMC           324 Clark Street Industrial Building                             $3,600,000            $3,547,611
     58       PCF              Highland Gardens Apartments                                      $3,500,000            $3,491,033
     59       UCL              Fashion Pointe Offices                                           $3,600,000            $3,471,356
     60       NCB,FSB          High Meadow Cooperative, No. 1, Inc.                             $3,425,000            $3,415,768
     61       Prudential       Emerald Pointe Apartments                                        $3,400,000            $3,396,583
     62       PCF              10118 W. 119th Street                                            $3,400,000            $3,389,678
     63       UCL              Homewood Plaza                                                   $3,400,000            $3,381,282
     64       UCL              Doctors Park Medical Center                                      $3,350,000            $3,337,456
     65       Nationwide       Southwest Crossing Tech Center                                   $3,000,000            $2,995,060
     66       NCB              38 Park Row Residence Corp.                                      $3,000,000            $2,991,632
     67       NCB,FSB          Summer Realty Co.                                                $3,000,000            $2,978,987
     68       UCL              Saticoy Industrial Center (A)                                    $1,900,000            $1,888,106
     69       UCL              Coldwater Industrial Center (A)                                  $1,100,000            $1,087,077
     70       Prudential       Americana Shopping Center                                        $3,140,000            $2,962,306
     71       UCL              Assured Self Storage                                             $3,000,000            $2,954,353
     72       UCL              San Juan North Shopping Center                                   $4,925,000            $2,888,722
     73       UCL              Oak Tree Plaza/Tustin Retail Center                              $3,000,000            $2,865,836
     74       NCB,FSB          49 West 72 Owners Corp.                                          $2,800,000            $2,795,350
     75       UCL              South Bay Business Park                                          $2,800,000            $2,693,866
     76       UCL              Courtyard at Jamestown I (B)                                     $1,655,000            $1,519,653
     77       UCL              Courtyard At Jamestown II (B)                                    $1,275,000            $1,170,730
     78       UCL              Park South Apartments                                            $2,735,000            $2,639,627
     79       UCL              West McDowell Walgreens                                          $2,710,000            $2,631,086
     80       UCL              Anaheim Hills Village Center                                     $2,730,000            $2,623,071
     81       UCL              Ocean View Apartments & Meadow Pond Estates (C)                  $1,050,000              $940,117
     82       UCL              Concord Park North Apartments (C)                                  $725,000              $649,129
     83       UCL              Franklin Court Apartments (C)                                    $1,100,000              $984,884
     84       TIAA             Westridge I Office Building                                      $2,600,000            $2,553,821
     85       PCF              4051 Douglas Boulevard                                           $2,500,000            $2,490,372
     86       NCB              Southridge Cooperative, Section 3, Inc.                          $2,500,000            $2,460,992
     87       Nationwide       200 West Apartments                                              $2,500,000            $2,453,274
     88       UCL              El Mercado Plaza                                                 $2,500,000            $2,410,259
     89       UCL              7100 Pines Plaza                                                 $2,400,000            $2,387,232
     90       UCL              Plaza del Oro                                                    $2,500,000            $2,373,944
     91       Prudential       Rainbow Professional Center II                                   $2,355,000            $2,352,787
     92       PCF              1211 Artesia Boulevard                                           $2,350,000            $2,350,000
     93       UCL              Allegiance Center II                                             $3,300,000            $2,321,774
     94       NCB,FSB          20 Plaza Housing Corp.                                           $2,300,000            $2,300,000
     95       UCL              Catalina Staples                                                 $2,425,000            $2,269,852
     96       UCL              129 West Hibiscus Boulevard (I)                                    $802,795              $692,025
     97       UCL              13 East Melbourne Avenue (I)                                     $1,284,471            $1,107,239
     98       UCL              Babcock Square (I)                                                 $497,734              $429,056
     99       UCL              Barnes & Noble Superstore                                        $2,600,000            $2,225,739
     100      UCL              Oak Park Plaza                                                   $2,000,000            $2,185,116
     101      UCL              Orlando Eckerd                                                   $2,200,000            $2,175,786
     102      UCL              Centre Plaza                                                     $2,497,500            $2,150,305
     103      NCB,FSB          470 West End Corp.                                               $2,150,000            $2,150,000
     104      UCL              Mesa Verde Office Park                                           $2,300,000            $2,124,059
     105      UCL              Town Center Lakeside                                             $2,125,000            $2,116,867
     106      Prudential       McMinnville Town Center                                          $2,100,000            $2,097,509
     107      NCB,FSB          Alexandria House Incorporated                                    $2,100,000            $2,092,300
     108      NCB,FSB          50 North Broadway Owners, Inc.                                   $2,100,000            $2,091,411
     109      UCL              Ortega's On The Plaza                                            $2,275,000            $2,062,261
     110      UCL              3720-3768 Hawkins Industrial                                     $2,500,000            $1,997,023
     111      Nationwide       The Waters II                                                    $2,000,000            $1,996,118
     112      NCB,FSB          Sheepshead Terrace Cooperative Apartments,Inc.                   $2,000,000            $1,994,617
     113      UCL              Loggerhead Plaza                                                 $2,175,000            $1,976,780
     114      UCL              Wilshire Tower                                                   $2,400,000            $1,949,909
     115      NCB,FSB          Georgetown Apartments                                            $1,937,500            $1,935,662
     116      UCL              Cooper Apartments (II)                                           $1,805,038            $1,653,239
     117      UCL              819 Lincoln Way (II)                                               $294,962              $270,156
     118      UCL              Glades Tower II                                                  $2,000,000            $1,878,545
     119      UCL              7240 Building (Bldg E) (D)                                         $500,000              $485,291
     120      UCL              Minnehaven Square (D)                                            $1,425,000            $1,385,829
     121      UCL              Silvercreek Apartments                                           $2,350,000            $1,815,981
     122      UCL              3800-3888 Hawkins Industrial                                     $2,250,000            $1,797,321
     123      PCF              14941 Northam Street                                             $1,800,000            $1,796,414
     124      UCL              Monk Properties                                                  $1,825,000            $1,757,635
     125      PCF              623 Artesia Boulevard                                            $1,750,000            $1,750,000
     126      UCL              Jefferson West Apartments (E)                                    $1,030,000              $784,771
     127      UCL              Willow Apartments (E)                                            $1,250,000              $952,381
     128      UCL              225 North Cotner Boulevard  (III)                                $1,131,429            $1,088,095
     129      UCL              3910 South Street  (III)                                           $668,571              $642,965
     130      NCB,FSB          Tudor Woods, Inc.                                                $1,725,000            $1,720,554
     131      UCL              Wilsonville Industrial                                           $1,750,000            $1,717,177
     132      UCL              Vermont Hills Shopping Center                                    $1,750,000            $1,677,169
     133      NCB,FSB          Glen Burnie Town Center                                          $1,650,000            $1,647,865
     134      UCL              Cummins Intermountain                                            $1,700,000            $1,627,856
     135      NCB,FSB          82 Cantiague, LLC                                                $1,635,000            $1,626,597
     136      UCL              Ponderosa Shopping Center                                        $1,700,000            $1,624,842
     137      UCL              Health Alliance of Greater Cincinnati                            $1,900,000            $1,618,101
     138      UCL              Richmond Kroger Supermarket                                      $1,850,000            $1,589,893
     139      UCL              Butterfield Plaza                                                $1,800,000            $1,587,422
     140      UCL              136 East Retail                                                  $1,650,000            $1,585,443
     141      UCL              Spain Apartments                                                 $1,800,000            $1,542,362
     142      UCL              Baseline Industrial Center                                       $1,850,000            $1,540,674
     143      UCL              Village Square Plaza                                             $2,075,000            $1,520,684
     144      UCL              Regal Center                                                     $1,675,000            $1,518,331
     145      UCL              19th Avenue Medical Center                                       $1,550,000            $1,508,631
     146      UCL              Pearl Street Retail                                              $1,750,000            $1,501,707
     147      NCB              139-94 Apartments Corp.                                          $1,500,000            $1,500,000
     148      UCL              Sohner Medical Plaza                                             $2,000,000            $1,488,341
     149      UCL              Highland Avenue Office                                           $1,600,000            $1,486,564
     150      UCL              Pier 1 Imports  (IV)                                             $1,042,084              $766,284
     151      UCL              Outback Steakhouse  (IV)                                           $957,916              $704,392
     152      UCL              Office Max                                                       $1,800,000            $1,464,762
     153      UCL              San Gabriel Medical Plaza                                        $1,470,000            $1,441,871
     154      UCL              Island Lake Business Center                                      $1,650,000            $1,428,317
     155      UCL              1530 Goodyear Industrial                                         $1,050,000              $838,750
     156      UCL              3715 Hawkins Industrial                                            $660,000              $527,214
     157      UCL              78th Street Marketplace                                          $1,700,000            $1,361,308
     158      UCL              Chanhassen Business Center                                       $1,500,000            $1,359,700
     159      UCL              Plaza 130                                                        $1,800,000            $1,357,373
     160      UCL              Homestead House                                                  $1,400,000            $1,345,019
     161      UCL              5821 Midway Industrial                                           $1,650,000            $1,318,036
     162      UCL              Kahan Industrial Building - Austin (V)                             $562,790              $447,749
     163      UCL              Kahan Industrial - Larchwood (V)                                   $645,930              $513,894
     164      UCL              Kahan Industrial Building - Ajax (V)                               $441,279              $351,076
     165      NCB,FSB          Oxford House Owners Corp.                                        $1,300,000            $1,297,262
     166      UCL              Red Cross Building                                               $1,350,000            $1,288,793
     167      UCL              Sandlewood Village Apartments (VI)                                 $347,237              $311,766
     168      UCL              Shadow Ridge Apartments (VI)                                       $770,023              $691,363
     169      UCL              Village Square Apartments (VI)                                     $307,739              $276,303
     170      UCL              Key Bank                                                         $1,300,000            $1,275,851
     171      UCL              11501 Rojas Industrial                                           $1,575,000            $1,258,125
     172      UCL              St. Vincent Medical Building                                     $1,537,500            $1,253,223
     173      UCL              Nicoli Buildings                                                 $1,100,000            $1,250,225
     174      NCB,FSB          Park and 76th St. Inc.                                           $1,250,000            $1,250,000
     175      UCL              Manufacturing Street Industrial                                  $1,250,000            $1,235,924
     176      UCL              Baseline Medical                                                 $1,550,000            $1,234,785
     177      UCL              Western Business                                                 $1,575,000            $1,231,664
     178      UCL              Park Village Apartments                                          $1,230,000            $1,200,454
     179      NCB,FSB          40-18 Hampton Street Owners Corp.                                $1,200,000            $1,198,172
     180      UCL              East Valley Commerce Park                                        $1,250,000            $1,192,978
     181      UCL              Torrance Industrial                                              $1,200,000            $1,184,337
     182      UCL              Englewood Tractor Supply                                         $1,215,000            $1,165,016
     183      UCL              Sevilla Building                                                 $1,400,000            $1,146,957
     184      UCL              San Diego Office Depot                                           $1,350,000            $1,146,070
     185      UCL              Towers Airport Park                                              $2,500,000            $1,134,524
     186      UCL              Westway Plaza                                                    $1,400,000            $1,133,143
     187      UCL              Maysville Tractor Supply Co.                                     $1,235,000            $1,116,489
     188      UCL              The Atlantel Building                                            $1,150,000            $1,106,137
     189      NCB              Nicolet Town Houses Cooperative Association                      $1,100,000            $1,087,877
     190      UCL              Berry, Dunn, McNeil & Parker                                     $1,500,000            $1,084,473
     191      UCL              Chick's Harley-Davidson                                          $1,145,000            $1,074,792
     192      UCL              Tower Point Apartments                                           $1,300,000            $1,074,171
     193      UCL              Cricket Tree Plaza                                               $1,450,000            $1,040,027
     194      UCL              Glenoaks Center                                                  $1,050,000            $1,035,134
     195      PCF              2945 East Maria Street                                           $1,025,000            $1,025,000
     196      PCF              14141 Arbor Place                                                $1,025,000            $1,025,000
     197      UCL              Mercy Care Medical                                               $1,707,438              $999,838
     198      NCB,FSB          311-313 West 82nd St. Owners Corp.                               $1,000,000              $997,816
     199      NCB,FSB          855 West End Owners Corp.                                        $1,000,000              $995,012
     200      UCL              Mesquite Office Depot                                            $1,200,000              $990,398
     201      UCL              Mallory Court Bldg                                               $1,025,000              $973,990
     202      UCL              Hollister Business Park                                          $1,100,000              $968,890
     203      NCB              8-10 Bethune/791 Greenwich St. Owners Corp.                        $950,000              $947,862
     204      UCL              Eckerd Drug Store                                                $1,050,000              $923,427
     205      UCL              Caribou Corner                                                   $1,100,000              $919,030
     206      UCL              Great Lakes Coating                                                $950,000              $901,288
     207      UCL              Quebec Business Center                                             $960,000              $884,712
     208      UCL              8024 Stage Hills Warehouse                                         $900,000              $867,839
     209      UCL              Shannon South Apartments                                         $1,050,000              $865,346
     210      NCB              1040 Madison Inc.                                                  $850,000              $849,438
     211      UCL              Arcus Data Building                                                $875,000              $815,810
     212      UCL              Andalucia Building                                               $1,000,000              $815,105
     213      UCL              Hope Mills Eckerd                                                  $950,000              $810,270
     214      UCL              East Anderson Office                                               $850,000              $803,171
     215      UCL              Stage Post Warehouse                                               $850,000              $802,944
     216      UCL              La Cumbre Medical                                                  $975,000              $798,773
     217      UCL              Windy Ridge Apartments                                             $825,000              $796,231
     218      UCL              State Street Apartments                                          $1,050,000              $782,521
     219      NCB,FSB          1901 Wyoming Avenue Cooperative Association                        $776,400              $769,337
     220      UCL              Huntington Building                                                $835,000              $768,859
     221      NCB              East 37th Street Apartments Corp.                                  $775,000              $768,542
     222      UCL              Columbia CVS/Revco Drugstore                                     $1,000,000              $765,958
     223      UCL              GLI Distributing                                                 $2,750,000              $733,574
     224      UCL              1520 Goodyear Drive                                                $875,000              $698,958
     225      UCL              Mercy Health Building                                              $830,000              $691,221
     226      UCL              Del Norte Terraces                                                 $750,000              $686,090
     227      UCL              Trade Road Center                                                  $700,000              $683,076
     228      UCL              Phillippi Plaza Apartments                                       $1,250,000              $681,658
     229      UCL              5701-5705 South Sepulveda Boulevard                                $850,000              $679,869
     230      PCF              1811-1821 Kaiser Avenue                                            $675,000              $675,000
     231      UCL              Emerson Office Building                                            $825,000              $664,260
     232      UCL              Triangle Eckerd                                                    $725,000              $650,531
     233      UCL              Hollywood Video Store                                              $850,000              $623,363
     234      UCL              Ohio Street Warehouse                                              $630,000              $620,532
     235      UCL              Goodyear Tire Store                                                $635,000              $595,128
     236      NCB              100 Bank Street Owners Corp.                                       $585,000              $582,991
     237      UCL              Tatum Ranch Walgreens                                              $550,000              $530,073
     238      UCL              Forton Court Office                                                $600,000              $514,871
     239      UCL              Crystal Lake Plaza                                                 $575,000              $506,247
     240      NCB              1869 Mintwood Cooperative, Inc.                                    $475,000              $471,778
     241      NCB              271 West 70th Corp.                                                $300,000              $297,820
     242      NCB              157 West 78th Street Corporation                                   $260,000              $258,229
     243      NCB              258 West 93 Owners Corp.                                           $225,000              $223,531
     244      NCB              56 West 82nd Street Apartment Corp.                                $200,000              $199,346
     245      NCB              55 Prince St. Associates, Inc.                                     $200,000              $199,137
     246      NCB,FSB          86 Second Place Housing Corp.                                      $190,000              $189,402
     247      NCB              Begonia Realty Corporation                                         $185,000              $184,123
     248      NCB              143 W. 85th St. Tenants Corp.                                      $125,000              $123,335

                               TOTALS AND WEIGHTED AVERAGES:                                  $942,395,888          $909,642,278

----------------------------------------------------------------------------------------------
  MORTGAGE    MORTGAGE               NOI         NCF       IMPLIED     CUT-OFF DATE    BALLOON
  LOAN NO.    LOAN SELLER(1)       DSCR(4)     DSCR(4)     DSCR(5)         LTV(4)       LTV(4)
----------------------------------------------------------------------------------------------
      1       MSDWMC                 1.59        1.43        1.30          69.8%        59.5%
      2       MSDWMC                 1.72        1.65        1.75          65.3%        58.1%
      3       Prudential             1.54        1.45        1.35          74.5%        64.1%
      4       MSDWMC                 1.96        1.84        1.93          58.6%        52.0%
      5       MSDWMC                 1.40        1.25        1.35          75.9%        68.0%
      6       PCF                    1.53        1.46        1.46          74.3%        65.1%
      7       PCF                    2.22        2.07        2.14          51.0%        40.2%
      8       Prudential             1.55        1.50        1.35          74.6%        63.4%
      9       TIAA                   1.75        1.67        1.35          73.7%        69.1%
     10       Prudential             1.42        1.37        1.28          79.4%        68.3%
     11       Prudential             1.58        1.52        1.36          71.6%        60.8%
     12       Prudential             1.56        1.46        1.32          80.8%        70.8%
     13       TIAA                   1.36        1.32        1.34          74.3%        64.6%
     14       TIAA                   1.43        1.35        1.41          74.3%        64.9%
     15       Nationwide             1.52        1.43        1.41          75.3%        68.7%
     16       PCF                    1.96        1.80        1.75          52.5%        44.6%
     17       NCB                    1.52        1.41        1.48          73.8%        65.6%
     18       Prudential             1.49        1.41        1.31          79.8%        68.5%
     19       PCF                    1.67        1.43        1.32          74.7%        64.1%
     20       PCF                    2.43        2.12        2.25          38.6%        31.1%
     21       Prudential             1.56        1.35        1.40          74.7%        59.6%
     22       NCB                    4.78        4.78        5.17          11.2%         9.0%
     23       Nationwide             1.31        1.29        1.65          67.3%         0.6%
     24       PCF                    1.96        1.78        1.64          62.5%        52.9%
     25       Prudential             1.54        1.42        1.37          78.2%        67.8%
     26       TIAA                   1.34        1.15        1.15          72.4%        62.5%
     27       NCB                    2.21        2.21        2.73          55.0%        45.7%
     28       Nationwide             1.27        1.23        1.52          71.4%         0.6%
     29       NCB, FSB               6.83        6.83        5.16          23.7%        23.7%
     30       NCB, FSB               5.22        5.22        4.82          15.5%        14.5%
     31       TIAA                   1.28        1.25        1.26          73.4%        63.3%
     32       Nationwide             1.42        1.39        1.39          74.6%        71.1%
     33       PCF                    1.65        1.56        1.47          66.2%        57.1%
     34       Prudential             1.48        1.45        1.32          79.1%        67.6%
     35       PCF                    2.39        2.10        1.66          53.7%        48.8%
     36       MSDWMC                 1.43        1.31        1.42          72.2%        65.0%
     37       Prudential             1.49        1.27        1.40          56.9%        38.0%
     38       Prudential             1.61        1.53        1.38          79.9%        68.1%
     39       PCF                    2.62        2.45        2.40          39.6%        32.3%
     40       PCF                    1.98        1.80        1.66          59.6%        50.4%
     41       Prudential             1.77        1.74        1.68          66.8%        51.9%
     42       NCB,FSB                1.72        1.54        1.42          75.6%        68.8%
     43       Prudential             1.50        1.42        1.28          58.6%        49.8%
     44       NCB,FSB                1.43        1.33        1.43          70.6%        62.1%
     45       Prudential             1.82        1.61        1.41          72.2%        64.4%
     46       Nationwide             1.70        1.54        1.60          73.3%        64.8%
     47       UCL                    1.34        1.21        2.10          53.8%         0.6%
     48       NCB,FSB                8.48        8.48        6.36          10.1%        10.1%
     49       NCB,FSB                4.69        4.69        4.44          16.9%        14.4%
     50       Prudential             1.55        1.38        2.28          16.6%         0.3%
     51       NCB                    4.92        4.92        5.77          11.7%         8.0%
     52       NCB,FSB               18.08       18.08       16.28           2.8%         2.4%
     53       NCB,FSB                1.60        1.38        1.58          61.5%        50.9%
     54       NCB                   11.74       11.74       10.23           6.5%         6.5%
     55       NCB,FSB               12.04       12.04        9.98           8.4%         7.7%
     56       NCB                   10.91       10.91        9.48           7.9%         7.9%
     57       MSDWMC                 1.48        1.33        1.38          73.9%        66.0%
     58       PCF                    1.92        1.76        1.67          65.9%        56.9%
     59       UCL                    1.35        1.21        1.70          60.5%         0.6%
     60       NCB,FSB                5.82        5.82        5.85          16.1%        12.5%
     61       Prudential             1.85        1.71        1.53          56.1%        47.7%
     62       PCF                    1.47        1.30        1.28          71.0%        60.7%
     63       UCL                    1.64        1.33        1.60          66.0%         0.5%
     64       UCL                    1.25        1.17        1.39          71.0%        48.2%
     65       Nationwide             2.46        1.75        1.66          37.0%        33.8%
     66       NCB                    8.84        8.84        8.64           8.3%         7.8%
     67       NCB,FSB                2.25        2.09        2.37          39.2%        32.4%
     68       UCL                    1.24        1.07        1.60          58.3%         0.6%
     69       UCL                    1.24        1.07        1.60          58.3%         0.6%
     70       Prudential             1.36        1.33        1.50          62.4%        52.2%
     71       UCL                    1.68        1.61        1.94          58.2%        40.0%
     72       UCL                    1.39        1.25        2.54          46.6%         0.6%
     73       UCL                    1.41        1.29        1.73          63.1%         0.6%
     74       NCB,FSB                5.27        5.27        4.68          11.9%        11.0%
     75       UCL                    1.21        1.11        1.59          68.2%         0.6%
     76       UCL                    1.33        1.21        1.59          62.7%         0.5%
     77       UCL                    1.33        1.21        1.59          62.7%         0.5%
     78       UCL                    1.33        1.16        1.48          76.6%        54.8%
     79       UCL                    1.31        1.30        1.67          61.2%         0.5%
     80       UCL                    1.46        1.32        1.75          67.7%         0.6%
     81       UCL                    1.60        1.48        1.94          41.3%        11.6%
     82       UCL                    1.60        1.48        1.94          41.3%        11.6%
     83       UCL                    1.60        1.48        1.94          41.3%        11.6%
     84       TIAA                   1.25        1.20        2.12          55.5%        24.2%
     85       PCF                    1.69        1.68        1.90          51.3%         1.9%
     86       NCB                    9.94        9.94       13.72           7.7%         0.1%
     87       Nationwide             1.86        1.72        2.86          40.9%         0.7%
     88       UCL                    1.50        1.23        1.56          59.2%         0.5%
     89       UCL                    1.74        1.53        1.88          60.7%        41.9%
     90       UCL                    1.50        1.24        1.71          49.3%         0.0%
     91       Prudential             1.78        1.53        1.42          63.8%        54.7%
     92       PCF                    2.30        2.05        1.62          54.7%        49.7%
     93       UCL                    1.12        1.00        2.28          50.1%         0.8%
     94       NCB,FSB               10.73       10.73        9.07           6.7%         6.7%
     95       UCL                    1.18        1.10        1.51          71.1%         0.6%
     96       UCL                    1.39        1.13        1.80          61.7%         0.7%
     97       UCL                    1.39        1.13        1.80          61.7%         0.7%
     98       UCL                    1.39        1.13        1.80          61.7%         0.7%
     99       UCL                    1.23        1.14        1.79          68.4%         0.7%
     100      UCL                    1.65        1.27        2.15          49.1%         0.6%
     101      UCL                    1.32        1.27        1.55          58.8%         0.5%
     102      UCL                    1.53        1.21        1.67          62.2%         0.0%
     103      NCB,FSB               23.80       23.80       20.29           2.0%         2.0%
     104      UCL                    1.50        1.24        1.70          57.9%         0.5%
     105      UCL                    1.48        1.40        1.63          65.1%         0.5%
     106      Prudential             1.57        1.39        1.50          64.9%        52.6%
     107      NCB,FSB               10.89       10.89       10.33           7.1%         6.0%
     108      NCB,FSB                4.88        4.88        4.81          18.5%        15.9%
     109      UCL                    1.70        1.63        2.17          60.7%         0.5%
     110      UCL                    1.38        1.22        2.17          53.4%         0.6%
     111      Nationwide             2.11        1.64        1.43          49.9%        45.0%
     112      NCB,FSB                7.29        7.29        7.09          11.8%        11.1%
     113      UCL                    1.88        1.63        2.17          51.2%         0.5%
     114      UCL                    2.38        2.11        3.64          36.9%         0.4%
     115      NCB,FSB                1.44        1.41        1.30          77.4%        66.3%
     116      UCL                    1.21        1.07        1.41          59.0%         0.5%
     117      UCL                    1.21        1.07        1.41          59.0%         0.5%
     118      UCL                    1.44        1.30        1.77          65.7%         0.6%
     119      UCL                    1.37        1.18        1.49          65.2%         0.5%
     120      UCL                    1.37        1.18        1.49          65.2%         0.5%
     121      UCL                    1.95        1.82        3.16          29.3%         0.3%
     122      UCL                    1.51        1.36        2.42          31.6%         0.4%
     123      PCF                    2.01        1.86        1.67          61.9%        52.1%
     124      UCL                    1.39        1.28        1.71          68.1%         0.6%
     125      PCF                    2.46        2.20        1.77          51.5%        46.9%
     126      UCL                    1.68        1.53        2.58          29.9%         0.0%
     127      UCL                    1.68        1.53        2.58          29.9%         0.0%
     128      UCL                    1.42        1.26        1.79          65.9%         0.6%
     129      UCL                    1.42        1.26        1.79          65.9%         0.6%
     130      NCB,FSB               10.61       10.61       10.50          11.9%        10.3%
     131      UCL                    1.29        1.09        1.53          55.0%         0.5%
     132      UCL                    1.23        1.07        1.53          61.0%         0.6%
     133      NCB,FSB                2.78        1.92        1.98          61.0%        48.6%
     134      UCL                    1.30        1.23        1.65          56.2%        41.1%
     135      NCB,FSB                1.62        1.45        1.79          54.2%        38.2%
     136      UCL                    1.31        1.18        1.59          65.9%         0.6%
     137      UCL                    1.17        1.16        1.86          81.9%         0.9%
     138      UCL                    1.21        1.17        1.73          40.8%         0.4%
     139      UCL                    1.60        1.44        1.97          71.0%         0.6%
     140      UCL                    1.50        1.42        1.88          52.2%         0.5%
     141      UCL                    1.29        1.21        1.93          61.3%         0.6%
     142      UCL                    1.41        1.23        2.02          39.5%         0.4%
     143      UCL                    1.18        1.01        1.65          48.4%         0.5%
     144      UCL                    1.65        1.53        2.00          50.6%         0.4%
     145      UCL                    1.29        1.08        1.39          72.7%        51.8%
     146      UCL                    1.23        1.15        1.85          53.4%         0.6%
     147      NCB                   14.77       14.77       12.85           4.8%         4.8%
     148      UCL                    2.52        2.31        4.66          22.0%         0.1%
     149      UCL                    1.25        1.16        1.80          74.3%         9.6%
     150      UCL                    1.33        1.23        1.82          46.5%         0.7%
     151      UCL                    1.33        1.23        1.82          46.5%         0.7%
     152      UCL                    1.26        1.18        1.85          69.1%         0.7%
     153      UCL                    1.53        1.30        1.57          67.7%         0.5%
     154      UCL                    1.26        1.08        1.76          61.4%         0.7%
     155      UCL                    1.51        1.34        2.39          41.7%         0.5%
     156      UCL                    1.51        1.34        2.39          41.7%         0.5%
     157      UCL                    1.80        1.62        2.90          23.5%        18.5%
     158      UCL                    1.33        1.14        1.49          53.2%         0.5%
     159      UCL                    1.36        1.21        1.97          49.4%         0.5%
     160      UCL                    1.40        1.29        1.92          59.8%         0.6%
     161      UCL                    1.48        1.35        2.40          35.5%         0.4%
     162      UCL                    1.32        1.16        2.03          38.1%         0.4%
     163      UCL                    1.32        1.16        2.03          38.1%         0.4%
     164      UCL                    1.32        1.16        2.03          38.1%         0.4%
     165      NCB,FSB                4.22        4.22        3.79          21.5%        20.0%
     166      UCL                    1.29        1.20        1.83          69.7%         0.7%
     167      UCL                    1.53        1.36        1.77          66.8%         0.6%
     168      UCL                    1.53        1.36        1.77          66.8%         0.6%
     169      UCL                    1.53        1.36        1.77          66.8%         0.6%
     170      UCL                    1.37        1.31        1.61          63.8%         0.5%
     171      UCL                    1.40        1.21        2.16          54.6%         0.6%
     172      UCL                    1.09        1.00        1.70          55.7%         0.6%
     173      UCL                    1.39        1.26        2.10          38.2%         0.0%
     174      NCB,FSB              136.00      136.00      119.34           0.7%         0.7%
     175      UCL                    1.63        1.44        1.73          65.0%         0.5%
     176      UCL                    1.35        1.22        2.11          58.8%         0.7%
     177      UCL                    2.72        2.44        3.72          35.2%         0.4%
     178      UCL                    1.32        1.24        1.56          66.7%         0.6%
     179      NCB,FSB                4.82        4.82        4.44          25.2%        23.6%
     180      UCL                    1.47        1.32        1.79          66.3%         0.6%
     181      UCL                    1.86        1.70        2.07          49.9%         0.4%
     182      UCL                    1.14        1.06        1.40          67.8%         0.6%
     183      UCL                    1.81        1.64        2.78          45.9%         0.5%
     184      UCL                    1.94        1.81        2.93          38.0%         0.4%
     185      UCL                    1.86        1.57        4.10          28.4%         0.5%
     186      UCL                    1.33        1.22        2.08          58.7%         0.7%
     187      UCL                    1.24        1.13        1.48          62.0%         0.5%
     188      UCL                    1.34        1.22        1.75          71.1%         0.7%
     189      NCB                    2.71        2.71        3.29          13.1%         9.0%
     190      UCL                    1.17        1.06        2.16          54.2%         0.7%
     191      UCL                    1.29        1.21        2.06          59.7%         0.4%
     192      UCL                    2.38        2.25        2.96          39.8%         0.1%
     193      UCL                    1.29        1.19        2.88          37.1%         0.6%
     194      UCL                    1.43        1.25        1.57          64.7%         0.5%
     195      PCF                    2.26        2.05        1.62          56.3%        51.2%
     196      PCF                    2.57        2.25        1.78          53.9%        49.0%
     197      UCL                    1.90        1.73        3.56          41.4%         0.6%
     198      NCB,FSB                5.32        5.32        5.00          15.0%        14.1%
     199      NCB,FSB                6.50        6.50        6.46           9.5%         8.2%
     200      UCL                    1.29        1.18        2.02          38.3%         0.4%
     201      UCL                    1.39        1.25        1.70          71.4%         0.6%
     202      UCL                    1.87        1.58        2.18          50.8%         0.5%
     203      NCB                    9.40        9.40        9.13          10.2%         9.6%
     204      UCL                    1.40        1.31        1.82          51.3%         0.5%
     205      UCL                    1.60        1.41        2.29          61.3%         0.7%
     206      UCL                    1.18        1.11        1.61          64.4%         1.2%
     207      UCL                    1.46        1.27        1.68          70.8%         0.6%
     208      UCL                    1.24        1.13        1.59          68.3%         0.6%
     209      UCL                    1.69        1.58        2.77          33.6%         0.0%
     210      NCB                   26.21       26.21       23.08           4.9%         4.8%
     211      UCL                    1.18        1.08        1.65          74.2%         0.7%
     212      UCL                    2.72        2.40        4.10          19.2%         0.2%
     213      UCL                    1.61        1.51        2.43          34.5%         0.4%
     214      UCL                    1.40        1.16        1.69          59.5%         0.6%
     215      UCL                    1.19        1.10        1.58          66.9%         0.6%
     216      UCL                    1.81        1.59        2.69          43.4%         0.5%
     217      UCL                    1.57        1.39        1.79          66.4%         0.6%
     218      UCL                    1.19        1.14        2.30          49.1%         0.7%
     219      NCB,FSB               12.56       12.56       15.17           4.9%         3.4%
     220      UCL                    1.48        1.32        1.77          56.6%         0.5%
     221      NCB                    5.42        5.42        5.89          13.8%        11.0%
     222      UCL                    1.22        1.21        2.43          43.4%         0.6%
     223      UCL                    1.21        1.10        5.93          25.0%         0.0%
     224      UCL                    1.18        1.04        1.86          62.2%         0.7%
     225      UCL                    1.49        1.39        2.29          69.5%         0.8%
     226      UCL                    3.32        2.87        3.75          22.4%         0.2%
     227      UCL                    2.38        2.15        2.67          48.8%         0.4%
     228      UCL                    1.43        1.32        3.43          23.7%         0.4%
     229      UCL                    1.69        1.57        2.75          68.0%         0.8%
     230      PCF                    2.51        2.16        1.71          56.3%        51.1%
     231      UCL                    1.40        1.24        2.12          60.6%         0.7%
     232      UCL                    2.03        1.90        2.52          32.2%         0.3%
     233      UCL                    1.31        1.23        2.54          46.4%         0.6%
     234      UCL                    1.97        1.53        2.18          31.0%         0.3%
     235      UCL                    1.14        1.06        1.45          64.3%         0.6%
     236      NCB                   20.03       20.03       19.97           3.0%         2.7%
     237      UCL                    4.56        4.53        6.09          16.5%         0.1%
     238      UCL                    1.32        1.21        1.95          60.6%         0.6%
     239      UCL                    1.16        1.02        1.38          43.1%         0.4%
     240      NCB                    6.64        6.64        7.45          11.0%         8.9%
     241      NCB                    8.46        8.46        8.53           9.9%         8.6%
     242      NCB                    8.17        8.17        8.05           7.5%         6.4%
     243      NCB                    7.31        7.31        7.37          10.6%         9.2%
     244      NCB                   13.03       13.03       12.99           4.6%         4.0%
     245      NCB                   45.64       45.64       48.62           2.2%         1.9%
     246      NCB,FSB                4.31        4.31        4.38          10.0%         8.7%
     247      NCB                   15.14       15.14       15.43           4.4%         3.8%
     248      NCB                   11.83       11.83       14.03           4.5%         3.1%

                                     2.48        2.37        2.43          59.8%        41.4%

------------------------------------------------------------------------------------------------------------------------
  MORTGAGE    MORTGAGE
  LOAN NO.    LOAN SELLER(1)   STREET ADDRESS                                                   CITY
------------------------------------------------------------------------------------------------------------------------
      1       MSDWMC           77 P Street                                                      Washington
      2       MSDWMC           199 Water Street                                                 New York City
      3       Prudential       64 Sidney Street                                                 Cambridge
      4       MSDWMC           420 South 145th East Avenue                                      Tulsa
      5       MSDWMC           19675 Ten Mile Road; 24700, 24800 Northwestern Highway           Southfield
      6       PCF              125 Delawanna Avenue                                             Clifton
      7       PCF              2731 San Tomas Expressway                                        Santa Clara
      8       Prudential       3501 Amboy Road                                                  Staten Island
      9       TIAA             11700 Lebanon Road                                               Frisco
     10       Prudential       1001 Riverland Woods Place                                       Charleston
     11       Prudential       230 - 260 Arden Avenue                                           Staten Island
     12       Prudential       4708-4888 N.W. Bethany Boulevard                                 Portland
     13       TIAA             6700 NE 162nd Avenue                                             Vancouver
     14       TIAA             7201-7269 Haven Ave. & 10540-10549 Baseline Rd.                  Rancho Cucamonga
     15       Nationwide       13632 Highway 99                                                 Lynnwood
     16       PCF              16700 Aston Street and 1771 & 1791 Deere Avenue                  Irvine
     17       NCB              3333 North Calvert Street                                        Baltimore
     18       Prudential       2501 Metairie Lawn Drive                                         Metairie
     19       PCF              1S 660 Midwest Road & 17W 635 Butterfield Road                   Oakbrook Terrace
     20       PCF              5201 Patrick Henry Drive                                         Santa Clara
     21       Prudential       3201 University Drive East                                       Bryan
     22       NCB              205 East 78th Street                                             New York
     23       Nationwide       4010 Monroeville Boulevard                                       Monroeville
     24       PCF              14000, 14020 & 14030 183rd St                                    La Palma
     25       Prudential       24901 Emery Road                                                 Warrensville Heights
     26       TIAA             1501 & 1551 West Copans Road                                     Pompano Beach
     27       NCB              829 Elkridge Landing Road                                        Linthicum
     28       Nationwide       1955-1977 Easton Street                                          North Canton
     29       NCB, FSB         210-220-230 Pelham Road                                          New Rochelle
     30       NCB, FSB         353 East 72nd Street                                             New York
     31       TIAA             315 First Avenue West                                            Seattle
     32       Nationwide       120 Airport Road                                                 Ames
     33       PCF              6650 Top Gun Street                                              San Diego
     34       Prudential       2400 West Tharpe Street                                          Tallahassee
     35       PCF              20100 Alameda Street                                             Rancho Dominguez
     36       MSDWMC           3450 Winton Place                                                Rochester
     37       Prudential       800 North Kedzie                                                 Chicago
     38       Prudential       4022 Green Meadow Drive                                          San Angelo
     39       PCF              26 Whittier Street                                               Framingham
     40       PCF              15500 Phoebe Avenue                                              La Mirada
     41       Prudential       14211 Gallant Fox Lane                                           Bowie
     42       NCB,FSB          6201 West Belfort Avenue                                         Houston
     43       Prudential       11545 SE Stevens Road                                            Portland
     44       NCB,FSB          44 & 55 Market Place                                             Baltimore
     45       Prudential       8808-8840 Pioneer Blvd. & 8825Millergrove Dr.                    Santa Fe Springs
     46       Nationwide       4104-4141 North Cloverleaf Dr & 1045-1081 Cave Springs           St. Peters
     47       UCL              4501 Southern Hills Drive                                        Sioux City
     48       NCB,FSB          69 West 9th Street                                               New York
     49       NCB,FSB          2575 Palisades Ave.                                              Riverdale
     50       Prudential       3450-3460 Hillview Avenue                                        Palo Alto
     51       NCB              325 West 45th Street                                             New York
     52       NCB,FSB          50 Riverside Drive                                               New York
     53       NCB,FSB          9136 Sepulveda Boulevard                                         North Hills
     54       NCB              1349 Lexington Avenue                                            New York
     55       NCB,FSB          230 East 15th Street                                             New York
     56       NCB              301 East 75th Street                                             New York
     57       MSDWMC           324 Clark Street                                                 Worcester
     58       PCF              3652 Pierce Drive                                                Chamblee
     59       UCL              5926 and 5974 South Fashion Pointe Drive                         South Ogden
     60       NCB,FSB          Various                                                          Ossining
     61       Prudential       201 South Camino Seco                                            Tucson
     62       PCF              10118 W. 119th Street                                            Overland Park
     63       UCL              3125 Independence Drive                                          Homewood
     64       UCL              2090 Wyatt Court                                                 Bend
     65       Nationwide       10100-10340 Viking Drive                                         Eden Prairie
     66       NCB              145 Nassau Street                                                New York
     67       NCB,FSB          1100 Summer Street                                               Stamford
     68       UCL              13006-13012 Saticoy Street                                       North Hollywood
     69       UCL              7306 Coldwater Canyon Avenue                                     North Hollywood
     70       Prudential       703-705 E. El Camino Real                                        Mountain View
     71       UCL              510 Douglas Avenue                                               Altamonte Springs
     72       UCL              3000 East 20th Street                                            Farmington
     73       UCL              17582, 17602, 17612 E. 17th Street                               Tustin
     74       NCB,FSB          49 West 72nd Street                                              New York
     75       UCL              649-651 Anita Street                                             Chula Vista
     76       UCL              3210-3230 North University Avenue                                Provo
     77       UCL              3362-3378 N. University Avenue                                   Provo
     78       UCL              5502 49th Street                                                 Lubbock
     79       UCL              1620 North 59th Avenue                                           Phoenix
     80       UCL              5624-5640 East La Palma Avenue                                   Anaheim
     81       UCL              475, 479, 481, 496 & 502 High Street                             Hampton
     82       UCL              81 Fisherville Road                                              Concord
     83       UCL              227 Franklin Street                                              North Adams
     84       TIAA             3001 Westown Parkway                                             West Des Moines
     85       PCF              4051 Douglas Boulevard                                           Granite Bay
     86       NCB              33-25 90th Street                                                Jackson Heights
     87       Nationwide       20201 Lorain Road                                                Fairview Park
     88       UCL              4141 & 4147 State Street                                         Santa Barbara
     89       UCL              7100 Pines Boulevard                                             Pembroke Pines
     90       UCL              350 & 360 S. Hope Ave; 351, 361 & 371 Hitchcock Way              Santa Barbara
     91       Prudential       2625 South Rainbow Boulevard                                     Las Vegas
     92       PCF              1211 Artesia Boulevard                                           Carson
     93       UCL              4100 Osuna Road NE                                               Albuquerque
     94       NCB,FSB          20 Plaza Street East                                             Brooklyn
     95       UCL              500 West Catalina Drive                                          Yuma
     96       UCL              129 West Hibiscus Boulevard                                      Melbourne
     97       UCL              13 East Melbourne Avenue                                         Melbourne
     98       UCL              2101 South Babcock Street                                        Melbourne
     99       UCL              200 East Northern Lights Boulevard                               Anchorage
     100      UCL              23001-141 Coolidge Hwy. & 13700-740 9 Mile Road                  Oak Park
     101      UCL              12280 Lake Underhill Road                                        Orlando
     102      UCL              1115 Charles Seivers Blvd. (TN Hwy 61)                           Clinton
     103      NCB,FSB          470 West End Avenue                                              New York
     104      UCL              1655 - 1787 Mesa Verde Avenue                                    Ventura
     105      UCL              16280-16318 Southwest Freeway                                    Sugar Land
     106      Prudential       1431-1691 NE Highway 99W                                         McMinnville
     107      NCB,FSB          250 West 103rd Street                                            New York
     108      NCB,FSB          50 North Broadway                                                White Plains
     109      UCL              101 West San Francisco Street                                    Santa Fe
     110      UCL              3720-3768 Hawkins Industrial                                     Albuquerque
     111      Nationwide       2915 Waters Road                                                 Eagan
     112      NCB,FSB          2427 & 2461 East 29th Street                                     Brooklyn
     113      UCL              14155 U.S. Highway 1                                             Juno Beach
     114      UCL              5500-5520 Wilshire Boulevard                                     Los Angeles
     115      NCB,FSB          1305 Potomac Street, NW                                          Washington
     116      UCL              620-630-640 South 4th Street                                     Ames
     117      UCL              819 Lincoln Way                                                  Ames
     118      UCL              900 Glades Road                                                  Boca Raton
     119      UCL              7240 Metro Boulevard                                             Edina
     120      UCL              17603-17643 Minnetonka Boulevard                                 Minnetonka
     121      UCL              2900 South First Street                                          Austin
     122      UCL              3800-3888 Hawkins Industrial                                     Albuquerque
     123      PCF              14941 Northam Street                                             La Mirada
     124      UCL              1530-1590 Lake Drive West                                        Chanhassen
     125      PCF              623 Artesia Boulevard                                            Carson
     126      UCL              2876 West Jefferson Street                                       Boise
     127      UCL              5151 Morris Hill Road                                            Boise
     128      UCL              225 North Cotner Boulevard                                       Lincoln
     129      UCL              3910 South Street                                                Lincoln
     130      NCB,FSB          76-98 DeHaven Drive                                              Yonkers
     131      UCL              9925, 9935, 9945 SW Commerce Circle                              Wilsonville
     132      UCL              4399-4425 SW Vermont Street                                      Portland
     133      NCB,FSB          7400 Ritchie Highway                                             Glen Burnie
     134      UCL              2750 Losee Road                                                  North Las Vegas
     135      NCB,FSB          82 Cantiague Rock Road                                           Westbury
     136      UCL              1100 East 17th Street                                            Idaho Falls
     137      UCL              6400 Galbraith Road                                              Kenwood
     138      UCL              3701 National Road East                                          Richmond
     139      UCL              20 & 29 Concord Street                                           El Paso
     140      UCL              136 East and 96 East 12300 South and 12261 South Minuteman Drive Draper
     141      UCL              9600-9609 El Corte Cajon & 5000-5025 El Corte Miramar            Albuquerque
     142      UCL              5235 & 5245 South Kyrene Road                                    Tempe
     143      UCL              1221-1311 4th Street SW                                          Waverly
     144      UCL              2720 and 2820 East 57th Avenue                                   Spokane
     145      UCL              6707 North 19th Avenue                                           Phoenix
     146      UCL              1124-1130 Pearl Street                                           Boulder
     147      NCB              139 East 94th Street                                             New York
     148      UCL              5 Bon Air Road                                                   Larkspur
     149      UCL              2146 Highland Avenue                                             Birmingham
     150      UCL              10010 Coors Boulevard NW                                         Albuquerque
     151      UCL              10022 Coors Boulevard NW                                         Albuquerque
     152      UCL              951 East Pittsburgh                                              Greensburg
     153      UCL              3900 Eubank Boulevard NE                                         Albuquerque
     154      UCL              1060 West State Road 434                                         Longwood
     155      UCL              1530 Goodyear Drive                                              El Paso
     156      UCL              3715 Hawkins Street NE                                           Albuquerque
     157      UCL              7601 N.E. Hazel Dell Avenue                                      Vancouver
     158      UCL              1693 Lake Drive West                                             Chanhassen
     159      UCL              12428-62 Plaza Drive                                             Parma
     160      UCL              2700 South College Avenue                                        Ft. Collins
     161      UCL              5821 Midway Industrial                                           Albuquerque
     162      UCL              2140-2142 Austin Drive                                           Troy
     163      UCL              1711A-1715B Larchwood Road                                       Troy
     164      UCL              652-680 Ajax Drive                                               Madison Heights
     165      NCB,FSB          3656 Johnson Avenue                                              Riverdale
     166      UCL              205 Armour Drive                                                 Atlanta
     167      UCL              7408 Avenue X                                                    Lubbock
     168      UCL              2421 Quinton Avenue                                              Lubbock
     169      UCL              6517 Avenue T                                                    Lubbock
     170      UCL              1555 Snow Creek Drive                                            Park City
     171      UCL              11501 Rojas Drive                                                El Paso
     172      UCL              1214 East National Avenue                                        Brazil
     173      UCL              19460-19600 SW Cipole Road                                       Tualatin
     174      NCB,FSB          830-840 Park Avenue                                              New York
     175      UCL              141 Manufacturing Street                                         Dallas
     176      UCL              19601 Eight Mile Road                                            St. Clair Shores
     177      UCL              5465 SW Western Avenue                                           Beaverton
     178      UCL              2250 Cedar Avenue & 144 22nd Street N.W.                         Owatonna
     179      NCB,FSB          40-18 Hampton Street                                             Elmhurst
     180      UCL              8470 Gran Vista Drive                                            El Paso
     181      UCL              2580 West 237th Street                                           Torrance
     182      UCL              7350 Salem Avenue (ST RT 49)                                     Englewood
     183      UCL              15-25 W. Gutierrez Street                                        Santa Barbara
     184      UCL              8255 Camino Santa Fe                                             San Diego
     185      UCL              1200 Scottsville Road, Building A                                Chili
     186      UCL              35592 Warren Road                                                Westland
     187      UCL              501 Market Place Drive                                           Maysville
     188      UCL              201 Armour Drive                                                 Atlanta
     189      NCB              1300-1418 Nicolet                                                Detroit
     190      UCL              36 Pleasant Street                                               Bangor
     191      UCL              5000 Alameda Blvd. N.E.                                          Albuquerque
     192      UCL              7738 Chambers Road                                               San Antonio
     193      UCL              1158 W. 86th Street                                              Indianapolis
     194      UCL              2829 Glenoaks Boulevard                                          Burbank
     195      PCF              2945 East Maria Street                                           Rancho Dominguez
     196      PCF              14141 Arbor Place                                                Cerritos
     197      UCL              1812 Rochester Road                                              Rochester Hills
     198      NCB,FSB          311-313 West 82nd Street                                         New York
     199      NCB,FSB          855 West End Avenue                                              New York
     200      UCL              3795 West Emproium Circle                                        Mesquite
     201      UCL              8110-8130 Mallory Court                                          Chanhassen
     202      UCL              2337-2339 Technology Parkway                                     Hollister
     203      NCB              791 Greenwich Street/ 8 & 10 Bethune Street                      New York
     204      UCL              1212 South Cannon Boulevard (U.S. Hwy 29)                        Kannapolis
     205      UCL              9416 36th Avenue                                                 New Hope
     206      UCL              1780-1784 Larchwood Avenue                                       Troy
     207      UCL              3001 Quebec Street                                               Dallas
     208      UCL              8024 Stage Hills Boulevard                                       Bartlett
     209      UCL              1109 South Curtis Street                                         Boise
     210      NCB              31 East 79th Street                                              New York
     211      UCL              11835 Sam Roper Drive                                            Charlotte
     212      UCL              316-324 State St. and 319, 321 Anancapa St.                      Santa Barbara
     213      UCL              3001 Hope Mills Road                                             Hope Mills
     214      UCL              100 East Anderson Lane, Suite 250                                Austin
     215      UCL              3111 Stage Post Drive                                            Bartlett
     216      UCL              200-220 North La Cumbre Road                                     Santa Barbara
     217      UCL              5430 50th Street                                                 Lubbock
     218      UCL              903-911 East State Street                                        Ithaca
     219      NCB,FSB          1901 Wyoming Avenue, N.W.                                        Washington
     220      UCL              7241 Ohms Lane                                                   Edina
     221      NCB              104 East 37th Street                                             New York
     222      UCL              2571 Forest Drive                                                Columbia
     223      UCL              803 S. Medina                                                    San Antonio
     224      UCL              1520 Goodyear Drive                                              El Paso
     225      UCL              3088 Angel Drive (State Hwy 232)                                 Bethel
     226      UCL              15644 Pomerado Road                                              Poway
     227      UCL              10813-21 Trade Road                                              Richmond
     228      UCL              5453 Franklin Road                                               Boise
     229      UCL              5701-5705 South Sepulveda Boulevard                              Culver City
     230      PCF              1811-1821 Kaiser Avenue                                          Irvine
     231      UCL              13271 Rivers Bend Boulevard                                      Chester
     232      UCL              108 South Highway 16                                             Triangle
     233      UCL              5437 New Cut Road                                                Louisville
     234      UCL              845 E Ohio Street                                                Tucson
     235      UCL              NC Highway 42                                                    Garner
     236      NCB              100 Bank Street                                                  New York
     237      UCL              29660 North Tatum Boulevard                                      Phoenix
     238      UCL              35520 Forton Court                                               Clinton Township
     239      UCL              5131 S.E. Federal Highway (US Hwy 1)                             Stuart
     240      NCB              1869 Mintwood Place, NW                                          Washington
     241      NCB              271 West 70th Street                                             New York
     242      NCB              157 West 78th St.                                                New York
     243      NCB              258 West 93rd Street                                             New York
     244      NCB              56 West 82nd Street                                              New York
     245      NCB              55 Prince Street                                                 New York
     246      NCB,FSB          86 Second Place                                                  Brooklyn
     247      NCB              14 West 87th Street                                              New York
     248      NCB              143 West 85th Street                                             New York

---------------------------------------------------------------------------------------------------------------------------------
  MORTGAGE    MORTGAGE
  LOAN NO.    LOAN SELLER(1)   STATE      ZIP CODE       PROPERTY TYPE                      PROPERTY SUB-TYPE
---------------------------------------------------------------------------------------------------------------------------------
      1       MSDWMC            DC          20001        Office                             Urban
      2       MSDWMC            NY          10038        Office                             Urban
      3       Prudential        MA          02139        Office                             Urban
      4       MSDWMC            OK          74108        Industrial                         Warehouse
      5       MSDWMC            MI          48034        Office                             Suburban
      6       PCF               NJ          07014        Industrial                         Warehouse
      7       PCF               CA          95050        Office                             Suburban
      8       Prudential        NY          10306        Retail                             Anchored
      9       TIAA              TX          75053        Multifamily                        Garden
     10       Prudential        SC          29412        Multifamily                        Garden
     11       Prudential        NY          10312        Retail                             Anchored
     12       Prudential        OR          97229        Retail                             Anchored
     13       TIAA              WA          98682        Retail                             Grocery Anchored
     14       TIAA              CA          91701        Retail                             Anchored
     15       Nationwide        WA          98306        Retail                             Grocery Anchored
     16       PCF               CA          92606        Industrial                         Flex Industrial
     17       NCB               MD          21218        Office                             Medical
     18       Prudential        LA          70002        Multifamily                        Garden
     19       PCF               IL          60181        Office                             Suburban
     20       PCF               CA          95054        Office                             Suburban
     21       Prudential        TX          77802        Office                             Medical
     22       NCB               NY          10021        Cooperative                        High Rise
     23       Nationwide        PA          15146        Retail                             Free Standing
     24       PCF               CA          90623        Industrial                         Warehouse
     25       Prudential        OH          44128        Industrial                         Flex Industrial
     26       TIAA              FL          33064        Industrial                         Warehouse
     27       NCB               MD          21090        Hotel                              Limited Service
     28       Nationwide        OH          44720        Retail                             Grocery Anchored
     29       NCB, FSB          NY          10805        Cooperative                        Mid Rise
     30       NCB, FSB          NY          10021        Cooperative                        High Rise
     31       TIAA              WA          98119        Multifamily                        Garden
     32       Nationwide        IA          50010        Retail                             Anchored
     33       PCF               CA          92121        Industrial                         Warehouse
     34       Prudential        FL          32304        Multifamily                        Garden
     35       PCF               CA          90221        Industrial                         Light Industrial
     36       MSDWMC            NY          14623        Retail                             Unanchored
     37       Prudential        IL          60651        Retail                             Anchored
     38       Prudential        TX          76904        Multifamily                        Garden
     39       PCF               MA          01701        Retail                             Free Standing
     40       PCF               CA          90638        Industrial                         Warehouse
     41       Prudential        MD          20715        Self Storage                       Self Storage
     42       NCB,FSB           TX          77035        Multifamily                        Multifamily
     43       Prudential        OR          97266        Multifamily                        Garden
     44       NCB,FSB           MD          21202        Mixed Use                          Mixed Use
     45       Prudential        CA          90670        Industrial                         Warehouse
     46       Nationwide        MO          63376        Retail                             Anchored
     47       UCL               IA          51106        Retail                             Anchored
     48       NCB,FSB           NY          10011        Cooperative                        High Rise
     49       NCB,FSB           NY          10463        Cooperative                        High Rise
     50       Prudential        CA          94304        Office                             Urban
     51       NCB               NY          10036        Cooperative                        High Rise
     52       NCB,FSB           NY          10024        Cooperative                        High Rise
     53       NCB,FSB           CA          91342        Retail                             Anchored
     54       NCB               NY          10128        Cooperative                        High Rise
     55       NCB,FSB           NY          10003        Cooperative                        High Rise
     56       NCB               NY          10021        Cooperative                        High Rise
     57       MSDWMC            MA          01606        Industrial                         Light Industrial
     58       PCF               GA          30341        Multifamily                        Garden
     59       UCL               UT          84403        Office                             Suburban
     60       NCB,FSB           NY          10562        Cooperative                        Garden
     61       Prudential        AZ          85710        Multifamily                        Garden
     62       PCF               KS          66210        Retail                             Free Standing
     63       UCL               AL          35209        Office                             Urban
     64       UCL               OR          97701        Office                             Medical
     65       Nationwide        MN          55344        Industrial                         Flex Industrial
     66       NCB               NY          10038        Cooperative                        Loft
     67       NCB,FSB           CT          06905        Office                             Urban
     68       UCL               CA          91605        Industrial                         Flex Industrial
     69       UCL               CA          91605        Industrial                         Flex Industrial
     70       Prudential        CA          94040        Retail                             Anchored
     71       UCL               FL          32714        Industrial                         Warehouse
     72       UCL               NM          87401        Retail                             Anchored
     73       UCL               CA          92780        Retail                             Unanchored
     74       NCB,FSB           NY          10023        Cooperative                        High Rise
     75       UCL               CA          91911        Industrial                         Flex Industrial
     76       UCL               UT          84604        Retail                             Unanchored
     77       UCL               UT          84604        Retail                             Unanchored
     78       UCL               TX          79414        Multifamily                        Garden
     79       UCL               AZ          85035        Retail                             Free Standing
     80       UCL               CA          92807        Retail                             Unanchored
     81       UCL               NH          03842        Multifamily                        Garden
     82       UCL               NH          03303        Multifamily                        Garden
     83       UCL               MA          01247        Multifamily                        Garden
     84       TIAA              IA          50266        Office                             Suburban
     85       PCF               CA          95746        Retail                             Free Standing
     86       NCB               NY          11372        Cooperative                        Mid Rise
     87       Nationwide        OH          44126        Multifamily                        High Rise
     88       UCL               CA          93110        Office                             Suburban
     89       UCL               FL          33024        Retail                             Unanchored
     90       UCL               CA          93105        Office                             Suburban
     91       Prudential        NV          89146        Office                             Suburban
     92       PCF               CA          90746        Industrial                         Light Industrial
     93       UCL               NM          87109        Office                             Suburban
     94       NCB,FSB           NY          11238        Cooperative                        Mid Rise
     95       UCL               AZ          85364        Retail                             Anchored
     96       UCL               FL          32901        Office                             Suburban
     97       UCL               FL          32901        Office                             Suburban
     98       UCL               FL          32901        Office                             Suburban
     99       UCL               AK          99503        Retail                             Free Standing
     100      UCL               MI          48237        Retail                             Anchored
     101      UCL               FL          32825        Retail                             Free Standing
     102      UCL               TN          37716        Retail                             Anchored
     103      NCB,FSB           NY          10024        Cooperative                        High Rise
     104      UCL               CA          93003        Office                             Urban
     105      UCL               TX          77479        Retail                             Unanchored
     106      Prudential        OR          97128        Retail                             Shadow Anchored
     107      NCB,FSB           NY          10025        Cooperative                        High Rise
     108      NCB,FSB           NY          10603        Cooperative                        Mid Rise
     109      UCL               NM          87501        Retail                             Unanchored
     110      UCL               NM          87199        Industrial                         Warehouse
     111      Nationwide        MN          55121        Industrial                         Flex Industrial
     112      NCB,FSB           NY          11235        Cooperative                        Mid Rise
     113      UCL               FL          33408        Retail                             Unanchored
     114      UCL               CA          90036        Office                             Urban
     115      NCB,FSB           DC          20007        Multifamily                        Multifamily
     116      UCL               IA          50010        Multifamily                        Garden
     117      UCL               IA          50010        Mixed Use                          Mixed Use
     118      UCL               FL          33431        Office                             Medical
     119      UCL               MN          55439        Office                             Suburban
     120      UCL               MN          55345        Retail                             Unanchored
     121      UCL               TX          78704        Multifamily                        Garden
     122      UCL               NM          87199        Industrial                         Warehouse
     123      PCF               CA          90638        Industrial                         Warehouse
     124      UCL               MN          55317        Industrial                         Warehouse
     125      PCF               CA          90746        Industrial                         Light Industrial
     126      UCL               ID          83702        Multifamily                        Garden
     127      UCL               ID          83706        Multifamily                        Garden
     128      UCL               NE          68505        Office                             Suburban
     129      UCL               NE          68506        Office                             Suburban
     130      NCB,FSB           NY          10703        Cooperative                        Mid Rise
     131      UCL               OR          97070        Industrial                         Flex Industrial
     132      UCL               OR          97219        Retail                             Unanchored
     133      NCB,FSB           MD          21061        Retail                             Unanchored
     134      UCL               NV          89030        Industrial                         Warehouse
     135      NCB,FSB           NY          11590        Industrial                         Warehouse
     136      UCL               ID          83404        Retail                             Unanchored
     137      UCL               OH          45236        Office                             Medical
     138      UCL               IN          47374        Retail                             Free Standing
     139      UCL               TX          79906        Industrial                         Warehouse
     140      UCL               UT          84020        Retail                             Free Standing
     141      UCL               NM          87111        Multifamily                        Garden
     142      UCL               AZ          85283        Industrial                         Warehouse
     143      UCL               IA          50677        Retail                             Anchored
     144      UCL               WA          99223        Retail                             Unanchored
     145      UCL               AZ          85015        Office                             Medical
     146      UCL               CO          80231        Retail                             Unanchored
     147      NCB               NY          10128        Cooperative                        High Rise
     148      UCL               CA          94939        Office                             Medical
     149      UCL               AL          35205        Office                             Suburban
     150      UCL               NM          87114        Retail                             Free Standing
     151      UCL               NM          87114        Retail                             Free Standing
     152      UCL               PA          15601        Retail                             Free Standing
     153      UCL               NM          87111        Office                             Medical
     154      UCL               FL          32750        Office                             Suburban
     155      UCL               TX          79961        Industrial                         Light Industrial
     156      UCL               NM          87109        Industrial                         Warehouse
     157      UCL               WA          98665        Retail                             Anchored
     158      UCL               MN          55317        Industrial                         Light Industrial
     159      UCL               OH          44130        Mixed Use                          Mixed Use
     160      UCL               CO          80525        Retail                             Free Standing
     161      UCL               NM          87109        Industrial                         Warehouse
     162      UCL               MI          48083        Industrial                         Flex Industrial
     163      UCL               MI          48083        Industrial                         Flex Industrial
     164      UCL               MI          48071        Industrial                         Flex Industrial
     165      NCB,FSB           NY          10463        Cooperative                        Mid Rise
     166      UCL               GA          30324        Industrial                         Light Industrial
     167      UCL               TX          79423        Multifamily                        Garden
     168      UCL               TX          79410        Multifamily                        Garden
     169      UCL               TX          79419        Multifamily                        Garden
     170      UCL               UT          84060        Retail                             Free Standing
     171      UCL               TX          79936        Industrial                         Warehouse
     172      UCL               IN          47834        Office                             Medical
     173      UCL               OR          97062        Industrial                         Light Industrial
     174      NCB,FSB           NY          10021        Cooperative                        High Rise
     175      UCL               TX          75207        Industrial                         Light Industrial
     176      UCL               MI          48080        Office                             Medical
     177      UCL               OR          97005        Office                             Suburban
     178      UCL               MN          55060        Multifamily                        Garden
     179      NCB,FSB           NY          11373        Cooperative                        Mid Rise
     180      UCL               TX          79907        Industrial                         Light Industrial
     181      UCL               CA          90505        Industrial                         Light Industrial
     182      UCL               OH          45315        Retail                             Free Standing
     183      UCL               CA          93101        Retail                             Unanchored
     184      UCL               CA          92121        Retail                             Free Standing
     185      UCL               NY          14624        Office                             Suburban
     186      UCL               MI          48185        Retail                             Unanchored
     187      UCL               KY          41056        Retail                             Free Standing
     188      UCL               GA          30324        Industrial                         Flex Industrial
     189      NCB               MI          48207        Cooperative                        Townhouse
     190      UCL               ME          04401        Office                             Urban
     191      UCL               NM          87113        Industrial                         Light Industrial
     192      UCL               TX          78229        Multifamily                        Garden
     193      UCL               IN          46260        Retail                             Unanchored
     194      UCL               CA          91504        Office                             Suburban
     195      PCF               CA          90221        Industrial                         Light Industrial
     196      PCF               CA          90703        Industrial                         Light Industrial
     197      UCL               MI          48307        Office                             Medical
     198      NCB,FSB           NY          10024        Cooperative                        Low Rise
     199      NCB,FSB           NY          10025        Cooperative                        High Rise
     200      UCL               TX          75150        Retail                             Free Standing
     201      UCL               MN          55317        Industrial                         Light Industrial
     202      UCL               CA          95023        Industrial                         Flex Industrial
     203      NCB               NY          10014        Cooperative                        Mid Rise
     204      UCL               NC          28081        Retail                             Free Standing
     205      UCL               MN          55427        Retail                             Unanchored
     206      UCL               MI          48083        Industrial                         Light Industrial
     207      UCL               TX          75247        Industrial                         Flex Industrial
     208      UCL               TN          38133        Industrial                         Flex Industrial
     209      UCL               ID          83705        Multifamily                        Garden
     210      NCB               NY          10021        Cooperative                        High Rise
     211      UCL               NC          28269        Office                             Suburban
     212      UCL               CA          93101        Retail                             Unanchored
     213      UCL               NC          28348        Retail                             Free Standing
     214      UCL               TX          78752        Office                             Suburban
     215      UCL               TN          38133        Industrial                         Flex Industrial
     216      UCL               CA          93110        Office                             Medical
     217      UCL               TX          79414        Multifamily                        Garden
     218      UCL               NY          14850        Multifamily                        Garden
     219      NCB,FSB           DC          20009        Cooperative                        Mid Rise
     220      UCL               MN          55435        Office                             Suburban
     221      NCB               NY          10016        Cooperative                        Mid Rise
     222      UCL               SC          29204        Retail                             Free Standing
     223      UCL               TX          78207        Industrial                         Warehouse
     224      UCL               TX          79936        Industrial                         Light Industrial
     225      UCL               OH          45106        Office                             Medical
     226      UCL               CA          92064        Office                             Medical
     227      UCL               VA          23236        Industrial                         Flex Industrial
     228      UCL               ID          83705        Multifamily                        Garden
     229      UCL               CA          90230        Retail                             Unanchored
     230      PCF               CA          92614        Industrial                         Light Industrial
     231      UCL               VA          23836        Office                             Suburban
     232      UCL               NC          28037        Retail                             Free Standing
     233      UCL               KY          40201        Retail                             Free Standing
     234      UCL               AZ          85728        Industrial                         Warehouse
     235      UCL               NC          27529        Retail                             Free Standing
     236      NCB               NY          10014        Cooperative                        Mid Rise
     237      UCL               AZ          85331        Retail                             Free Standing
     238      UCL               MI          48035        Industrial                         Flex Industrial
     239      UCL               FL          34997        Retail                             Unanchored
     240      NCB               DC          20009        Cooperative                        Low Rise
     241      NCB               NY          10023        Cooperative                        Walkup
     242      NCB               NY          10024        Cooperative                        Mid Rise
     243      NCB               NY          10025        Cooperative                        Walkup
     244      NCB               NY          10024        Cooperative                        Low Rise
     245      NCB               NY          10012        Cooperative                        Mid Rise
     246      NCB,FSB           NY          11231        Cooperative                        Low Rise
     247      NCB               NY          10024        Cooperative                        Mid Rise
     248      NCB               NY          10024        Cooperative                        Walkup

------------------------------------------------------------------------------------------------------------------------------
  MORTGAGE    MORTGAGE                                                             PERCENT   PERCENT LEASED
  LOAN NO.    LOAN SELLER(1)    UNITS/SF     YEAR BUILT        YEAR RENOVATED     LEASED(6)  AS OF DATE(6)  SECURITY TYPE(7)
------------------------------------------------------------------------------------------------------------------------------
      1       MSDWMC             341,701       2000-2002             NAP             96.5%    10/29/2002    Fee
      2       MSDWMC           1,097,668         1984                NAP            100.0%    04/01/2002    Fee
      3       Prudential         126,065         1990                NAP             94.2%    09/18/2002    Leasehold
      4       MSDWMC             757,784       1998-1999             NAP            100.0%    06/28/2002    Fee
      5       MSDWMC             250,322         1969                1998            96.0%    07/29/2002    Fee
      6       PCF                361,120         2002                NAP            100.0%    05/06/2002    Fee
      7       PCF                125,000       2001-2002             NAP            100.0%    04/04/2002    Fee
      8       Prudential          85,953         2002                NAP            100.0%    09/06/2002    Fee
      9       TIAA                   347         1999                NAP             95.1%    03/26/2002    Fee
     10       Prudential             288         2000                NAP             98.6%    08/20/2002    Fee
     11       Prudential          75,356         1989                NAP            100.0%    09/09/2002    Fee
     12       Prudential         116,291       1997-1998             NAP            100.0%    07/10/2002    Fee
     13       TIAA                95,969         2000                NAP             95.4%    10/31/2001    Fee
     14       TIAA                98,818         1988                NAP             94.9%    06/20/2002    Fee
     15       Nationwide          91,305         1992                NAP             98.8%    09/01/2002    Fee
     16       PCF                212,283  1975/1977/1990/1992        2001           100.0%    07/25/2002    Fee
     17       NCB                 79,360         1993              Ongoing          100.0%    03/01/2002    Leasehold
     18       Prudential             228         1969             2000-2001          98.7%    08/15/2002    Fee
     19       PCF                104,810       1985-1986             NAP             91.9%    08/15/2002    Fee
     20       PCF                124,000         1980                NAP            100.0%    07/09/2002    Fee
     21       Prudential         114,493         2000                NAP             85.7%    09/30/2002    Fee
     22       NCB                    210         1930                UAV               NAP       NAP        Fee
     23       Nationwide          89,395         1998                NAP            100.0%    03/12/2001    Fee
     24       PCF                301,692         1980                NAP            100.0%    08/21/2002    Fee
     25       Prudential         133,239       1999-2002             NAP             89.6%    09/04/2002    Fee
     26       TIAA               197,175         1990                NAP            100.0%    04/01/2002    Fee
     27       NCB                    139         1986                2002            80.9%    09/01/2002    Fee
     28       Nationwide          94,189         2000                NAP             95.9%    03/14/2002    Fee
     29       NCB, FSB               287         1951                1997              NAP       NAP        Fee
     30       NCB, FSB               130         1975                1997              NAP       NAP        Fee
     31       TIAA                    60         2001                NAP             95.0%    04/29/2002    Fee
     32       Nationwide         114,731         1997                NAP            100.0%    04/19/2002    Fee
     33       PCF                121,496         1992                NAP            100.0%    09/16/2002    Fee
     34       Prudential              50         2002                NAP            100.0%    09/26/2002    Fee
     35       PCF                222,000         1974                NAP            100.0%    08/22/2002    Fee
     36       MSDWMC             153,027         1973                NAP             93.8%    04/09/2002    Fee
     37       Prudential         106,286       1989/2001          1999-2000         100.0%    08/05/2002    Fee
     38       Prudential             180         1998                NAP             95.0%    09/18/2002    Fee
     39       PCF                114,481         1993                NAP            100.0%    08/05/2002    Fee
     40       PCF                203,510         1979                NAP            100.0%    08/21/2002    Fee
     41       Prudential             872         2000                NAP             88.0%    10/14/2002    Fee
     42       NCB,FSB                283         1977             1997-2000          92.2%    08/26/2002    Fee
     43       Prudential             116       1981/1998             NAP             91.4%    09/01/2002    Fee
     44       NCB,FSB             49,012         1986                2002           100.0%    06/30/2002    Leasehold
     45       Prudential         163,187       1953/1967             1999            97.2%    08/01/2002    Fee
     46       Nationwide         116,710    1980/1982/1991           NAP             99.8%    08/01/2002    Fee
     47       UCL                106,795       1988-1989             NAP            100.0%    04/12/2002    Fee
     48       NCB,FSB                120         1959             1997-1999            NAP       NAP        Fee
     49       NCB,FSB                128         1960                2001              NAP       NAP        Fee
     50       Prudential          79,040         1979                NAP            100.0%    01/01/2002    Leasehold
     51       NCB                    217         1923                2001              NAP       NAP        Fee
     52       NCB,FSB                 94         1930                2000              NAP       NAP        Fee
     53       NCB,FSB             61,900         1970                NAP            100.0%    10/01/2002    Fee
     54       NCB                     68         1921                UAV               NAP       NAP        Fee
     55       NCB,FSB                174         1961                2000              NAP       NAP        Fee
     56       NCB                    137         1966                1998              NAP       NAP        Fee
     57       MSDWMC              86,200         1975                1985           100.0%    06/30/2002    Fee
     58       PCF                    100         1966             2001-2002          94.0%    07/25/2002    Fee
     59       UCL                 48,856       2000-2001             NAP             90.5%    12/11/2001    Fee
     60       NCB,FSB                183         1961                UAV               NAP       NAP        Fee
     61       Prudential             133         1987                NAP             89.5%    09/25/2002    Fee
     62       PCF                 55,812         1988                NAP            100.0%    07/29/2002    Fee
     63       UCL                 53,110         1977                1999            97.9%    07/11/2002    Fee
     64       UCL                 21,730         2002                NAP            100.0%    09/01/2002    Fee
     65       Nationwide         107,685         1985                NAP             79.2%    07/31/2002    Fee
     66       NCB                     41         1899                1999              NAP       NAP        Fee
     67       NCB,FSB             52,176         1979                NAP            100.0%    04/01/2002    Fee
     68       UCL                 49,600         1977                NAP            100.0%    07/26/2002    Fee
     69       UCL                 32,000         1979                NAP            100.0%    07/26/2002    Fee
     70       Prudential          55,002         1971                1999           100.0%    05/28/2002    Fee/Leasehold
     71       UCL                 83,324         1998                NAP             70.0%    12/31/2001    Fee
     72       UCL                148,089         1977                1993            98.0%    05/13/2002    Fee
     73       UCL                 30,209         1988                NAP             97.7%    07/26/2002    Fee
     74       NCB,FSB                 78         1930                UAV               NAP       NAP        Fee
     75       UCL                 66,914         1985                NAP            100.0%    09/11/2002    Fee
     76       UCL                 16,627         1998                NAP             91.0%    07/01/2002    Fee/Leasehold
     77       UCL                 12,960         1999                NAP            100.0%    03/26/2002    Fee/Leasehold
     78       UCL                    142         1976                NAP             98.6%    08/27/2002    Fee
     79       UCL                 15,120         2001                NAP            100.0%    05/04/2001    Fee
     80       UCL                 34,922         1978                2002           100.0%    07/26/2002    Fee
     81       UCL                     34       1973/1976             NAP            100.0%    04/01/2002    Fee
     82       UCL                     36         1975                NAP            100.0%    04/01/2002    Fee
     83       UCL                     60         1968             1996-1997          96.7%    03/01/2002    Fee
     84       TIAA                65,650         1977                NAP            100.0%    04/09/2002    Fee
     85       PCF                 14,490         2002                NAP            100.0%    08/21/2002    Fee
     86       NCB                    360         1958                2001              NAP       NAP        Fee
     87       Nationwide             176         1971                1996            93.0%    07/02/2002    Fee
     88       UCL                 45,024         1978                NAP             96.9%    02/28/2002    Fee
     89       UCL                 48,498         1974                1982            93.0%    07/31/2002    Fee
     90       UCL                 46,056         1978                NAP             90.9%    02/27/2002    Fee
     91       Prudential          25,014       1988-1989             NAP             80.9%    08/01/2002    Fee
     92       PCF                 71,376         1978                NAP            100.0%    08/22/2002    Fee
     93       UCL                 54,871         1986                NAP             99.9%    12/31/2001    Fee
     94       NCB,FSB                102         1940                UAV               NAP       NAP        Fee
     95       UCL                 35,125         1978                1999           100.0%    08/19/2002    Fee
     96       UCL                 27,310         1981                NAP            100.0%    08/23/2002    Fee
     97       UCL                 39,883         1978                NAP            100.0%    08/23/2002    Fee
     98       UCL                 13,462         1972                NAP             95.9%    08/23/2002    Fee
     99       UCL                 37,735         1977                1996           100.0%    08/20/2002    Leasehold
     100      UCL                 95,035         1953                1999            77.0%    08/01/2002    Fee
     101      UCL                 10,908         2001                NAP            100.0%    05/06/2002    Fee
     102      UCL                101,284         1989                NAP             94.4%    09/01/2002    Fee
     103      NCB,FSB                109         1928                UAV               NAP       NAP        Fee
     104      UCL                 65,743         1978             1999-2000          67.1%    09/01/2002    Fee
     105      UCL                 14,599         2001                NAP            100.0%    07/22/2002    Fee
     106      Prudential          32,338         1979                NAP            100.0%    08/01/2002    Leasehold
     107      NCB,FSB                 75         1917                UAV               NAP       NAP        Fee
     108      NCB,FSB                 72         1940                2001              NAP       NAP        Fee
     109      UCL                  7,800         1977                NAP            100.0%    12/31/2001    Fee
     110      UCL                111,000         1983                NAP             97.8%    01/01/2002    Fee
     111      Nationwide          51,845         1989                NAP            100.0%    06/25/2002    Fee
     112      NCB,FSB                168         1953                2000              NAP       NAP        Leasehold
     113      UCL                 38,207         1986                NAP             87.0%    06/05/2002    Fee
     114      UCL                 66,577         1929                1998           100.0%    03/29/2002    Fee
     115      NCB,FSB                 12         1943                1996           100.0%    04/25/2002    Fee
     116      UCL                     72    1977/1978/1997           NAP            100.0%    12/31/2001    Fee
     117      UCL                      8         1960                1990            94.0%    12/31/2001    Fee
     118      UCL                 19,077         1987                NAP            100.0%    12/17/1999    Fee
     119      UCL                  7,846         1981                NAP            100.0%    03/04/2002    Fee
     120      UCL                 17,551       1946/1978             2000           100.0%    06/24/2002    Fee
     121      UCL                    132         1983                NAP             98.2%    08/31/2002    Fee
     122      UCL                 99,000         1984                NAP            100.0%    03/01/2002    Fee
     123      PCF                 52,856         1984                NAP            100.0%    08/21/2002    Fee
     124      UCL                 39,722         2000                NAP            100.0%    08/28/2002    Fee
     125      PCF                 65,723         1979                NAP            100.0%    08/22/2002    Fee
     126      UCL                     62         1977                NAP             93.5%    12/31/2001    Fee
     127      UCL                     80         1976                NAP            100.0%    12/31/2001    Fee
     128      UCL                 17,899         1960                1994           100.0%    11/12/2001    Fee
     129      UCL                 11,064       1947/1972             1977           100.0%    11/12/2001    Fee
     130      NCB,FSB                148         1960                2001              NAP       NAP        Fee
     131      UCL                 54,925       1988-1989             NAP            100.0%    05/23/2002    Fee
     132      UCL                 27,984         1953                1993           100.0%    09/28/2001    Fee
     133      NCB,FSB             23,113         1984                NAP             79.1%    06/30/2002    Fee
     134      UCL                 25,200         1991                1997           100.0%    12/31/2001    Fee
     135      NCB,FSB             56,746         1960                1990           100.0%    09/01/2002    Fee
     136      UCL                 32,892    1979/1987/1989           1993           100.0%    01/01/2002    Fee
     137      UCL                 11,627         1987                1999           100.0%    12/22/1998    Fee
     138      UCL                 55,660         1980                1999           100.0%    02/01/1999    Fee/Leasehold
     139      UCL                 82,820         1997                NAP             88.0%    12/28/2001    Leasehold
     140      UCL                  8,268       1989/2001             NAP            100.0%    06/05/2001    Fee
     141      UCL                     68         1980                NAP             91.2%    08/26/2002    Fee
     142      UCL                103,500    1981/1983/1986           NAP            100.0%    07/26/2002    Fee
     143      UCL                 49,642         1989                NAP             97.6%    10/17/2001    Fee
     144      UCL                 18,627         1989                NAP            100.0%    01/01/2002    Fee
     145      UCL                 27,098         1974                2001           100.0%    08/28/2002    Fee
     146      UCL                 11,000         1898                1997           100.0%    05/10/2002    Fee
     147      NCB                     39         1928                1997              NAP       NAP        Fee
     148      UCL                 28,210         1972                NAP            100.0%    12/31/2001    Fee
     149      UCL                 11,945         1950                2000           100.0%    08/22/2002    Fee
     150      UCL                  9,000         1998                NAP            100.0%    08/23/2002    Fee
     151      UCL                 13,000         1996                NAP            100.0%    08/23/2002    Fee
     152      UCL                 23,552         1995                NAP            100.0%    08/27/2002    Fee
     153      UCL                 22,625       1972/1978             2001           100.0%    11/30/2001    Fee
     154      UCL                 29,195         1987                NAP             96.0%    08/01/2002    Fee
     155      UCL                 60,000         1987                NAP             85.0%    02/01/2002    Fee
     156      UCL                 30,000         1984                NAP            100.0%    01/01/2002    Fee
     157      UCL                 62,125    1958/1968/1969           1989            91.0%    04/18/2002    Fee
     158      UCL                 39,300         1998                NAP            100.0%    12/31/2001    Fee
     159      UCL                 52,500        1988-89              NAP             94.7%    08/06/2002    Fee
     160      UCL                 30,988       1965/1977             NAP            100.0%    10/01/2001    Fee
     161      UCL                 64,800         1986                NAP            100.0%    01/01/2002    Fee
     162      UCL                 17,776        1986-87              NAP            100.0%    08/23/2002    Fee
     163      UCL                 21,620        1980-81              NAP            100.0%    08/23/2002    Fee
     164      UCL                 19,620         1976                NAP             87.3%    08/23/2002    Fee
     165      NCB,FSB                 55         1932                1997              NAP       NAP        Fee
     166      UCL                 34,993         1955                NAP            100.0%    11/05/2001    Fee
     167      UCL                     16         1983                NAP            100.0%    07/25/2002    Fee
     168      UCL                     43       1975-1984             NAP            100.0%    07/25/2002    Fee
     169      UCL                     31         1970                NAP             96.7%    07/25/2002    Fee
     170      UCL                  5,655         2002                NAP            100.0%    01/16/2002    Fee
     171      UCL                 95,400         1981                NAP             93.1%    02/01/2002    Fee
     172      UCL                 24,500         1998                NAP            100.0%    01/31/2002    Leasehold
     173      UCL                 42,920  1936/1995/1997/1999        1985           100.0%    08/16/2002    Fee
     174      NCB,FSB                 55         1911                2001              NAP       NAP        Fee
     175      UCL                 45,346         1963                2001           100.0%    04/01/2002    Fee
     176      UCL                 15,050         1981                NAP            100.0%    12/31/2001    Fee
     177      UCL                 46,453         1986                NAP             88.5%    06/24/2002    Fee
     178      UCL                     36    1989-90/2000-01          NAP             97.0%    07/30/2001    Fee
     179      NCB,FSB                 59         1940                1992              NAP       NAP        Fee
     180      UCL                 60,000         2000                NAP            100.0%    12/31/2001    Fee
     181      UCL                 31,651         1978                NAP            100.0%    03/01/2002    Fee
     182      UCL                 19,000         2000                NAP            100.0%    02/18/2002    Fee
     183      UCL                 23,378         1911                1995           100.0%    03/01/2002    Fee
     184      UCL                 24,304         1988                NAP            100.0%    04/19/1999    Fee
     185      UCL                 40,452         1985                NAP             91.6%    02/12/2002    Fee
     186      UCL                 14,850         1987                NAP            100.0%    08/26/2002    Fee
     187      UCL                 19,038        1998-99              NAP            100.0%    08/10/1998    Fee
     188      UCL                 28,400         1970                2000           100.0%    11/05/2001    Fee
     189      NCB                     46         1959                2001              NAP       NAP        Fee
     190      UCL                 29,175         1910                1987           100.0%    12/31/2001    Fee
     191      UCL                 26,640         1996                1999           100.0%    12/31/2001    Fee
     192      UCL                     60         1983                NAP             98.0%    02/17/2002    Fee
     193      UCL                 23,351         1983                NAP            100.0%    03/28/2002    Fee
     194      UCL                 13,080         1989             1999-2000         100.0%    02/01/2002    Fee
     195      PCF                 35,251         1970                NAP            100.0%    08/22/2002    Fee
     196      PCF                 46,720         1970                NAP            100.0%    08/22/2002    Fee
     197      UCL                 18,596         1910                1988           100.0%    03/18/2002    Fee
     198      NCB,FSB                 22         1900                1999              NAP       NAP        Fee
     199      NCB,FSB                 24         1895                1997              NAP       NAP        Fee
     200      UCL                 22,500         1992                NAP            100.0%    08/09/2002    Fee
     201      UCL                 20,976         2000                NAP            100.0%    12/31/2001    Fee
     202      UCL                 31,570         1990                NAP             91.0%    07/29/2002    Fee
     203      NCB                     38         1890                1999              NAP       NAP        Fee
     204      UCL                 10,908         1997                NAP            100.0%    08/27/2002    Fee
     205      UCL                 22,009         1972                1998           100.0%    08/26/2002    Fee
     206      UCL                 22,772         2001                NAP            100.0%    03/26/2002    Fee
     207      UCL                 45,285         1983                NAP            100.0%    08/26/2002    Fee
     208      UCL                 25,330         1997                NAP            100.0%    12/05/2001    Fee
     209      UCL                     56         1977           1982/1985-1989       91.0%    12/31/2001    Fee
     210      NCB                     18         1925                1999              NAP       NAP        Fee
     211      UCL                 13,158       1995/1999             NAP            100.0%    01/28/2002    Fee
     212      UCL                 40,766         1911                1998            71.3%    03/01/2002    Fee
     213      UCL                 10,908         1998                NAP            100.0%    05/07/1999    Fee
     214      UCL                 16,551         1975                2000            98.6%    01/30/2001    Fee
     215      UCL                 22,680        1995-96              NAP            100.0%    03/11/2002    Fee
     216      UCL                 12,260         1966                NAP            100.0%    02/23/2002    Fee
     217      UCL                     42         1973                NAP            100.0%    08/27/2002    Fee
     218      UCL                     15      Late 1800's            2002           100.0%    03/12/2002    Fee
     219      NCB,FSB                 50         1915                1991              NAP       NAP        Fee
     220      UCL                 12,355        1981-82              NAP            100.0%    08/31/2002    Fee
     221      NCB                     28         1938                1995              NAP       NAP        Fee
     222      UCL                 12,608         1996                NAP            100.0%    02/14/2002    Fee
     223      UCL                100,472       1968/1989             1990           100.0%    12/31/2001    Fee
     224      UCL                 43,200         1986                NAP             75.0%    03/01/2002    Fee
     225      UCL                  8,045         1998                NAP            100.0%    02/11/2002    Fee
     226      UCL                 16,968        1979-80              1997           100.0%    07/17/2002    Fee
     227      UCL                 25,326    1977/1979/1984           NAP            100.0%    09/09/2002    Fee
     228      UCL                     66         1978                NAP            100.0%    12/31/2001    Fee
     229      UCL                  8,000         1982                1998           100.0%    09/03/2002    Fee
     230      PCF                 12,990         1974                NAP            100.0%    08/22/2002    Fee
     231      UCL                 11,282         1998                NAP            100.0%    08/26/2002    Fee
     232      UCL                 10,908         1997                NAP            100.0%    08/27/2002    Fee
     233      UCL                  7,900         1996                NAP            100.0%    08/23/2002    Fee
     234      UCL                 70,000         1975                NAP             71.4%    04/01/2002    Fee
     235      UCL                  5,650         1999                NAP            100.0%    08/27/2002    Fee
     236      NCB                     54         1956                1981              NAP       NAP        Fee
     237      UCL                 13,905         1997                NAP            100.0%    06/20/2001    Fee
     238      UCL                  9,175         1999                NAP            100.0%    12/31/2001    Fee
     239      UCL                 10,191         1997                NAP            100.0%    09/20/2002    Fee
     240      NCB                     14         1900                UAV               NAP       NAP        Fee
     241      NCB                      9         1920                1983              NAP       NAP        Fee
     242      NCB                      6         1880                2000              NAP       NAP        Fee
     243      NCB                      9         1893                1999              NAP       NAP        Fee
     244      NCB                     19         1900                1968              NAP       NAP        Fee
     245      NCB                      9         1900                UAV               NAP       NAP        Fee
     246      NCB,FSB                  4         1900                UAV               NAP       NAP        Fee
     247      NCB                      7         1910                2001              NAP       NAP        Fee
     248      NCB                      5         1900                2001              NAP       NAP        Fee

------------------------------------------------------------------------------------------------------------------------------
  MORTGAGE    MORTGAGE                                          RELATED                    CUT-OFF DATE BALANCE
  LOAN NO.    LOAN SELLER(1)    LIEN POSITION                BORROWER LIST                    PER UNIT OR SF      NOTE DATE
------------------------------------------------------------------------------------------------------------------------------
      1       MSDWMC                First                         NAP                                      $196  11/19/2002
      2       MSDWMC                First                         NAP                                      $172  05/17/2002
      3       Prudential            First                         NAP                                      $261  09/25/2002
      4       MSDWMC                First                         NAP                                       $39  06/28/2002
      5       MSDWMC                First                         NAP                                      $115  03/29/2002
      6       PCF                   First                         NAP                                       $55  05/06/2002
      7       PCF                   First                         NAP                                      $155  04/04/2002
      8       Prudential            First                          11                                      $213  11/01/2002
      9       TIAA                  First                         NAP                                   $49,928  04/30/2002
     10       Prudential            First                         NAP                                   $59,738  08/30/2002
     11       Prudential            First                          8                                       $202  10/30/2002
     12       Prudential            First                         NAP                                      $113  07/18/2002
     13       TIAA                  First                         NAP                                      $135  11/26/2001
     14       TIAA                  First                         NAP                                      $115  12/17/2001
     15       Nationwide            First                         NAP                                      $117  08/29/2002
     16       PCF                   First                         NAP                                       $47  07/29/2002
     17       NCB                   First                         NAP                                      $126  06/28/2002
     18       Prudential            First                         NAP                                   $43,381  10/23/2002
     19       PCF                   First                         NAP                                       $87  08/20/2002
     20       PCF                   First                         NAP                                       $72  06/12/2002
     21       Prudential            First                         NAP                                       $76  08/26/2002
     22       NCB                   First                         NAP                                   $41,119  04/29/2002
     23       Nationwide            First                         NAP                                       $94  01/15/1999
     24       PCF                   First                       123, 40                                     $28  08/21/2002
     25       Prudential            First                         NAP                                       $62  09/30/2002
     26       TIAA                  First                         NAP                                       $40  06/03/2002
     27       NCB                   First                         NAP                                   $56,973  01/31/2002
     28       Nationwide            First                         NAP                                       $83  06/15/2001
     29       NCB, FSB              First                         NAP                                   $26,132  08/20/2002
     30       NCB, FSB              First                         NAP                                   $53,723  05/22/2002
     31       TIAA                  First                         NAP                                  $116,182  06/11/2002
     32       Nationwide            First                         NAP                                       $58  04/30/2002
     33       PCF                   First                         NAP                                       $53  09/16/2002
     34       Prudential            First                         NAP                                  $129,769  09/27/2002
     35       PCF                   First                196, 230, 195, 125, 92                             $28  08/22/2002
     36       MSDWMC                First                         NAP                                       $40  06/25/2001
     37       Prudential            First                         NAP                                       $57  10/30/2002
     38       Prudential            First                         NAP                                   $32,164  09/23/2002
     39       PCF                   First                         NAP                                       $49  08/06/2002
     40       PCF                   First                       123, 24                                     $27  08/21/2002
     41       Prudential            First                         NAP                                    $6,126  10/21/2002
     42       NCB,FSB               First                         NAP                                   $18,695  09/03/2002
     43       Prudential            First                         NAP                                   $43,922  10/10/2002
     44       NCB,FSB               First                         NAP                                      $103  02/01/2002
     45       Prudential            First                         NAP                                       $31  10/21/2002
     46       Nationwide            First                         NAP                                       $40  08/22/2002
     47       UCL                   First                         NAP                                       $39  11/17/1989
     48       NCB,FSB               First                         NAP                                   $33,333  09/27/2002
     49       NCB,FSB               First                         NAP                                   $31,164  08/27/2002
     50       Prudential            First                         NAP                                       $50  10/28/2002
     51       NCB                   First                         NAP                                   $18,143  03/06/2002
     52       NCB,FSB               First                         NAP                                   $40,302  08/26/2002
     53       NCB,FSB               First                         NAP                                       $61  06/10/2002
     54       NCB                   First                         NAP                                   $52,941  04/25/2002
     55       NCB,FSB               First                         NAP                                   $20,659  08/29/2002
     56       NCB                   First                         NAP                                   $25,912  05/28/2002
     57       MSDWMC                First                         NAP                                       $41  03/14/2001
     58       PCF                   First                         NAP                                   $34,910  08/05/2002
     59       UCL                   First                         NAP                                       $71  12/11/2001
     60       NCB,FSB               First                         NAP                                   $18,665  09/25/2002
     61       Prudential            First                         NAP                                   $25,538  10/09/2002
     62       PCF                   First                         NAP                                       $61  07/29/2002
     63       UCL                   First                         NAP                                       $64  08/01/2002
     64       UCL                   First                         NAP                                      $154  09/16/2002
     65       Nationwide            First                         111                                       $28  09/13/2002
     66       NCB                   First                         NAP                                   $72,967  03/27/2002
     67       NCB,FSB               First                         NAP                                       $57  04/16/2002
     68       UCL                   First                          69                                       $36  10/01/2002
     69       UCL                   First                          68                                       $36  10/01/2002
     70       Prudential            First                         NAP                                       $54  06/09/1999
     71       UCL                   First                         NAP                                       $35  03/18/2002
     72       UCL                   First                         NAP                                       $20  04/26/1990
     73       UCL                   First                          80                                       $95  10/02/2000
     74       NCB,FSB               First                         NAP                                   $35,838  07/18/2002
     75       UCL                   First                         NAP                                       $40  11/12/2001
     76       UCL                   First                          77                                       $91  07/15/1999
     77       UCL                   First                          76                                       $91  07/15/1999
     78       UCL                   First                  167, 168, 169, 217                           $18,589  04/10/2001
     79       UCL                   First                         NAP                                      $174  08/31/2001
     80       UCL                   First                          73                                       $75  12/22/2000
     81       UCL                   First                        82, 83                                 $19,801  11/04/1998
     82       UCL                   First                        81, 83                                 $19,801  11/04/1998
     83       UCL                   First                        81, 82                                 $19,801  11/04/1998
     84       TIAA                  First                         NAP                                       $39  04/30/2002
     85       PCF                   First                         NAP                                      $172  09/03/2002
     86       NCB                   First                         NAP                                    $6,836  06/26/2002
     87       Nationwide            First                         NAP                                   $13,939  08/27/2002
     88       UCL                   First                         NAP                                       $54  04/18/2001
     89       UCL                   First                         NAP                                       $49  08/02/2002
     90       UCL                   First                         NAP                                       $52  06/30/2000
     91       Prudential            First                         NAP                                       $94  10/21/2002
     92       PCF                   First                196, 230, 195, 125, 35                             $33  08/22/2002
     93       UCL                   First                         NAP                                       $42  01/09/1998
     94       NCB,FSB               First                         NAP                                   $22,549  06/26/2002
     95       UCL                   First                         NAP                                       $65  12/06/1999
     96       UCL                   First                        97, 98                                     $28  07/16/1999
     97       UCL                   First                        96, 98                                     $28  07/16/1999
     98       UCL                   First                        96, 97                                     $28  07/16/1999
     99       UCL                   First                         NAP                                       $59  11/22/1996
     100      UCL                   First                         NAP                                       $23  07/29/1998
     101      UCL                   First                         NAP                                      $199  05/13/2002
     102      UCL                   First                         NAP                                       $21  12/30/1998
     103      NCB,FSB               First                         NAP                                   $19,725  07/31/2002
     104      UCL                   First                         NAP                                       $32  07/15/1999
     105      UCL                   First                         NAP                                      $145  09/11/2002
     106      Prudential            First                         NAP                                       $65  10/03/2002
     107      NCB,FSB               First                         NAP                                   $27,897  07/30/2002
     108      NCB,FSB               First                         NAP                                   $29,047  06/05/2002
     109      UCL                   First                         NAP                                      $264  03/01/1999
     110      UCL                   First             122, 155, 156, 161, 171, 224                          $18  02/17/1998
     111      Nationwide            First                          65                                       $39  09/13/2002
     112      NCB,FSB               First                         NAP                                   $11,873  03/28/2002
     113      UCL                   First                         NAP                                       $52  03/03/1999
     114      UCL                   First                         NAP                                       $29  06/24/1998
     115      NCB,FSB               First                         NAP                                  $161,305  10/07/2002
     116      UCL                   First                         117                                   $24,042  06/09/1999
     117      UCL                   First                         116                                   $24,042  06/09/1999
     118      UCL                   First                         NAP                                       $98  02/02/2000
     119      UCL                   First                         120                                       $74  07/26/2001
     120      UCL                   First                         119                                       $74  08/02/2001
     121      UCL                   First                         NAP                                   $13,757  06/20/1994
     122      UCL                   First             110, 155, 156, 161, 171, 224                          $18  02/17/1998
     123      PCF                   First                        40, 24                                     $34  08/21/2002
     124      UCL                   First                         NAP                                       $44  02/06/2001
     125      PCF                   First                196, 230, 195, 92, 35                              $27  08/22/2002
     126      UCL                   First                         127                                   $12,233  03/29/1990
     127      UCL                   First                         126                                   $12,233  03/29/1990
     128      UCL                   First                         129                                       $60  11/14/2001
     129      UCL                   First                         128                                       $60  11/14/2001
     130      NCB,FSB               First                         NAP                                   $11,625  08/16/2002
     131      UCL                   First                         NAP                                       $31  05/23/2002
     132      UCL                   First                         NAP                                       $60  10/26/2001
     133      NCB,FSB               First                         NAP                                       $71  10/17/2002
     134      UCL                   First                         NAP                                       $65  11/09/2000
     135      NCB,FSB               First                         NAP                                       $29  08/16/2002
     136      UCL                   First                         NAP                                       $49  10/18/2000
     137      UCL                   First                         NAP                                      $139  06/16/1999
     138      UCL                   First                         NAP                                       $29  01/12/1999
     139      UCL                   First                         NAP                                       $19  04/17/1998
     140      UCL                   First                         NAP                                      $192  06/15/2001
     141      UCL                   First                         NAP                                   $22,682  06/30/1999
     142      UCL                   First                         NAP                                       $15  12/21/1998
     143      UCL                   First                         NAP                                       $31  09/27/1989
     144      UCL                   First                         NAP                                       $82  03/18/1999
     145      UCL                   First                         NAP                                       $56  08/29/2001
     146      UCL                   First                         NAP                                      $137  06/29/1999
     147      NCB                   First                         NAP                                   $38,462  05/01/2002
     148      UCL                   First                         NAP                                       $53  02/12/1998
     149      UCL                   First                         NAP                                      $124  12/21/2000
     150      UCL                   First                         151                                       $67  07/31/1998
     151      UCL                   First                         150                                       $67  07/31/1998
     152      UCL                   First                         NAP                                       $62  11/13/1995
     153      UCL                   First                         NAP                                       $64  01/08/2002
     154      UCL                   First                         NAP                                       $49  07/22/1999
     155      UCL                   First             110, 122, 156, 161, 171, 224                          $15  02/18/1998
     156      UCL                   First             110, 122, 155, 161, 171, 224                          $15  02/17/1998
     157      UCL                   First                         NAP                                       $22  09/09/1998
     158      UCL                   First                         NAP                                       $35  03/05/1999
     159      UCL                   First                         NAP                                       $26  11/30/1989
     160      UCL                   First                         NAP                                       $43  10/03/2001
     161      UCL                   First             110, 122, 155, 156, 171, 224                          $20  02/17/1998
     162      UCL                   First                    163, 164, 206                                  $22  02/17/1998
     163      UCL                   First                    162, 164, 206                                  $22  02/17/1998
     164      UCL                   First                    162, 163, 206                                  $22  02/17/1998
     165      NCB,FSB               First                         NAP                                   $23,587  06/25/2002
     166      UCL                   First                         188                                       $37  11/27/2001
     167      UCL                   First                  78, 168, 169, 217                            $14,216  12/09/1998
     168      UCL                   First                  78, 167, 169, 217                            $14,216  12/09/1998
     169      UCL                   First                  78, 167, 168, 217                            $14,216  12/09/1998
     170      UCL                   First                         NAP                                      $226  01/31/2002
     171      UCL                   First             110, 122, 155, 156, 161, 224                          $13  02/17/1998
     172      UCL                   First                         NAP                                       $51  07/01/1998
     173      UCL                   First                         NAP                                       $29  05/11/1999
     174      NCB,FSB               First                         NAP                                   $22,727  04/18/2002
     175      UCL                   First                         207                                       $27  05/08/2002
     176      UCL                   First                         NAP                                       $82  03/30/1998
     177      UCL                   First                         NAP                                       $27  01/23/1991
     178      UCL                   First                         NAP                                   $33,346  10/11/2001
     179      NCB,FSB               First                         NAP                                   $20,308  07/31/2002
     180      UCL                   First                         NAP                                       $20  09/27/2000
     181      UCL                   First                         NAP                                       $37  04/16/2002
     182      UCL                   First                         NAP                                       $61  12/20/2000
     183      UCL                   First                         NAP                                       $49  07/30/1998
     184      UCL                   First                         NAP                                       $47  04/19/1999
     185      UCL                   First                         NAP                                       $28  10/03/1988
     186      UCL                   First                         NAP                                       $76  06/15/1998
     187      UCL                   First                         NAP                                       $59  02/09/1999
     188      UCL                   First                         166                                       $39  11/27/2001
     189      NCB                   First                         NAP                                   $23,649  05/29/2002
     190      UCL                   First                         NAP                                       $37  07/11/1996
     191      UCL                   First                         NAP                                       $40  06/08/1998
     192      UCL                   First                         NAP                                   $17,903  02/20/1991
     193      UCL                   First                         NAP                                       $45  04/01/1999
     194      UCL                   First                         NAP                                       $79  03/09/2002
     195      PCF                   First                196, 230, 125, 92, 35                              $29  08/22/2002
     196      PCF                   First                230, 195, 125, 92, 35                              $22  08/26/2002
     197      UCL                   First                         NAP                                       $54  11/15/1993
     198      NCB,FSB               First                         NAP                                   $45,355  05/20/2002
     199      NCB,FSB               First                         NAP                                   $41,459  05/30/2002
     200      UCL                   First                         NAP                                       $44  03/05/1999
     201      UCL                   First                         NAP                                       $46  07/27/2000
     202      UCL                   First                         NAP                                       $31  09/25/1998
     203      NCB                   First                         NAP                                   $24,944  04/02/2002
     204      UCL                   First                         NAP                                       $85  08/11/1998
     205      UCL                   First                         NAP                                       $42  01/14/1999
     206      UCL                   First                    162, 163, 164                                  $40  07/06/2001
     207      UCL                   First                         175                                       $20  08/04/1999
     208      UCL                   First                         215                                       $34  12/10/2001
     209      UCL                   First                         NAP                                   $15,453  07/27/1989
     210      NCB                   First                         NAP                                   $47,191  04/03/2002
     211      UCL                   First                         NAP                                       $62  10/24/2000
     212      UCL                   First                         NAP                                       $20  07/08/1998
     213      UCL                   First                         NAP                                       $74  05/14/1999
     214      UCL                   First                         NAP                                       $49  06/14/2001
     215      UCL                   First                         208                                       $35  06/06/2001
     216      UCL                   First                         NAP                                       $65  08/14/1998
     217      UCL                   First                  78, 167, 168, 169                            $18,958  04/10/2001
     218      UCL                   First                         NAP                                   $52,168  11/25/1996
     219      NCB,FSB               First                         NAP                                   $15,387  06/18/2002
     220      UCL                   First                         NAP                                       $62  07/01/1999
     221      NCB                   First                         NAP                                   $27,448  04/19/2002
     222      UCL                   First                         NAP                                       $61  01/13/1999
     223      UCL                   First                         NAP                                        $7  08/02/1990
     224      UCL                   First             110, 122, 155, 156, 161, 171                          $16  02/18/1998
     225      UCL                   First                         NAP                                       $86  12/17/1998
     226      UCL                   First                         NAP                                       $40  06/25/1999
     227      UCL                   First                         NAP                                       $27  10/31/2001
     228      UCL                   First                         NAP                                   $10,328  01/07/1991
     229      UCL                   First                         NAP                                       $85  03/16/1998
     230      PCF                   First                196, 195, 125, 92, 35                              $52  08/22/2002
     231      UCL                   First                         NAP                                       $59  05/27/1998
     232      UCL                   First                         235                                       $60  04/26/1999
     233      UCL                   First                         NAP                                       $79  08/08/1996
     234      UCL                   First                         NAP                                        $9  06/06/2002
     235      UCL                   First                         232                                      $105  01/19/2000
     236      NCB                   First                         NAP                                   $10,796  04/26/2002
     237      UCL                   First                         NAP                                       $38  08/21/2001
     238      UCL                   First                         NAP                                       $56  06/23/1999
     239      UCL                   First                         NAP                                       $50  04/23/1998
     240      NCB                   First                         NAP                                   $33,698  05/31/2002
     241      NCB                   First                         NAP                                   $33,091  02/26/2002
     242      NCB                   First                         NAP                                   $43,038  03/25/2002
     243      NCB                   First                         NAP                                   $24,837  03/04/2002
     244      NCB                   First                         NAP                                   $10,492  07/10/2002
     245      NCB                   First                         NAP                                   $22,126  05/13/2002
     246      NCB,FSB               First                         NAP                                   $47,351  07/18/2002
     247      NCB                   First                         NAP                                   $26,303  05/16/2002
     248      NCB                   First                         NAP                                   $24,667  04/30/2002

----------------------------------------------------------------------------------------------------------------------------
  MORTGAGE    MORTGAGE          FIRST PAYMENT   FIRST PAYMENT                        DUE            GRACE
  LOAN NO.    LOAN SELLER(1)     DATE (P&I)       DATE (IO)    MATURITY DATE(8)     DATE          PERIOD(9)      ARD LOAN
----------------------------------------------------------------------------------------------------------------------------
      1       MSDWMC             01/01/2003          NAP         12/01/2012           1               5             N
      2       MSDWMC             07/01/2002          NAP         06/01/2012           1               2             N
      3       Prudential         11/01/2002          NAP         10/01/2012           1               5             Y
      4       MSDWMC             08/01/2002          NAP         07/01/2012           1               5             N
      5       MSDWMC             05/01/2002          NAP         04/01/2012           1               5             N
      6       PCF                07/01/2002          NAP         06/01/2012           1               0             N
      7       PCF                06/01/2002          NAP         05/01/2012           1               5             N
      8       Prudential         12/01/2002          NAP         11/01/2012           1               5             N
      9       TIAA               06/10/2004      06/10/2002      05/10/2009          10               0             N
     10       Prudential         10/01/2002          NAP         09/01/2012           1               5             N
     11       Prudential         12/01/2002          NAP         11/01/2012           1               5             N
     12       Prudential         12/02/2002      09/01/2002      11/01/2012           1               5             N
     13       TIAA               01/10/2002          NAP         12/10/2011          10               0             N
     14       TIAA               02/10/2002          NAP         01/10/2012          10               0             N
     15       Nationwide         10/01/2002          NAP         09/01/2007           1               0             N
     16       PCF                10/01/2002          NAP         09/01/2013           1               0             N
     17       NCB                08/01/2002          NAP         07/01/2012           1              10             N
     18       Prudential         12/01/2002          NAP         11/01/2012           1               5             N
     19       PCF                10/01/2002          NAP         09/01/2012           1               0             N
     20       PCF                09/01/2002          NAP         08/01/2012           1               0             N
     21       Prudential         10/01/2002          NAP         09/01/2012           1               5             N
     22       NCB                06/01/2002          NAP         05/01/2012           1              10             N
     23       Nationwide         03/05/1999          NAP         02/05/2019           5               0             N
     24       PCF                10/01/2002          NAP         09/01/2012           1               3             N
     25       Prudential         11/01/2002          NAP         10/01/2012           1               5             Y
     26       TIAA               07/10/2002          NAP         06/10/2012          10               0             N
     27       NCB                03/01/2002          NAP         02/01/2012           1               5             N
     28       Nationwide         08/01/2001          NAP         07/01/2021           1               0             N
     29       NCB, FSB               NAP         10/01/2002      09/01/2012           1              10             N
     30       NCB, FSB           07/01/2002          NAP         06/01/2012           1              10             N
     31       TIAA               08/10/2002          NAP         07/10/2012          10               0             N
     32       Nationwide         06/01/2002          NAP         05/01/2007           1               0             N
     33       PCF                11/01/2002          NAP         10/01/2012           1               0             N
     34       Prudential         11/01/2002          NAP         10/01/2012           1               5             N
     35       PCF                10/01/2005      10/01/2002      09/01/2012           1               5             N
     36       MSDWMC             08/01/2001          NAP         07/01/2011           1               5             N
     37       Prudential         12/01/2002          NAP         11/01/2012           1               5             N
     38       Prudential         11/01/2002          NAP         10/01/2012           1               5             N
     39       PCF                10/01/2002          NAP         09/01/2014           1               0             N
     40       PCF                10/01/2002          NAP         09/01/2012           1               3             N
     41       Prudential         12/01/2002          NAP         11/01/2012           1               5             N
     42       NCB,FSB            11/01/2002          NAP         10/01/2009           1               5             N
     43       Prudential         12/01/2002          NAP         11/01/2012           1               5             N
     44       NCB,FSB            03/01/2002          NAP         02/01/2012           1               0             Y
     45       Prudential         12/01/2002          NAP         05/01/2010           1               5             N
     46       Nationwide         10/01/2002          NAP         09/01/2012           1               0             N
     47       UCL                01/01/1992      01/01/1990      10/01/2013           1               5             N
     48       NCB,FSB                NAP         11/01/2002      10/01/2012           1              10             N
     49       NCB,FSB            10/01/2002          NAP         09/01/2012           1              10             N
     50       Prudential         12/02/2002          NAP         11/01/2012           1               5             N
     51       NCB                05/01/2002          NAP         04/01/2012           1              10             N
     52       NCB,FSB            10/01/2002          NAP         09/01/2012           1              10             N
     53       NCB,FSB            08/01/2002          NAP         07/01/2012           1               0             N
     54       NCB                    NAP         06/01/2002      05/01/2012           1              10             N
     55       NCB,FSB            10/01/2002          NAP         09/01/2012           1              10             N
     56       NCB                    NAP         07/01/2002      06/01/2012           1              10             N
     57       MSDWMC             05/01/2001          NAP         04/01/2011           1               5             Y
     58       PCF                10/01/2002          NAP         09/01/2012           1               0             N
     59       UCL                02/01/2002          NAP         01/01/2017           1               5             N
     60       NCB,FSB            11/01/2002          NAP         10/01/2012           1              10             N
     61       Prudential         12/01/2002          NAP         11/01/2012           1               5             N
     62       PCF                09/01/2002          NAP         07/01/2013           1               0             N
     63       UCL                10/01/2002          NAP         09/01/2022           1               5             N
     64       UCL                11/10/2002          NAP         10/10/2012          10              10             N
     65       Nationwide         11/01/2002          NAP         10/01/2009           1               0             N
     66       NCB                05/01/2002          NAP         04/01/2012           1              10             N
     67       NCB,FSB            06/01/2002          NAP         05/01/2012           1              10             N
     68       UCL                11/10/2002          NAP         10/01/2017          10               0             N
     69       UCL                11/10/2002          NAP         10/01/2012          10               0             N
     70       Prudential         08/01/1999          NAP         07/01/2009           1               0             N
     71       UCL                05/01/2002          NAP         04/01/2012           1               5             N
     72       UCL                06/01/1990          NAP         11/01/2011           1               5             N
     73       UCL                12/01/2000          NAP         11/01/2020           1               5             N
     74       NCB,FSB            09/01/2002          NAP         08/01/2012           1              10             N
     75       UCL                01/01/2002          NAP         12/01/2016           1               0             N
     76       UCL                09/01/1999          NAP         08/01/2019           1               0             N
     77       UCL                09/01/1999          NAP         08/01/2019           1               0             N
     78       UCL                06/01/2001          NAP         05/01/2011           1              10             N
     79       UCL                10/01/2001          NAP         02/01/2021           1               5             N
     80       UCL                03/01/2001          NAP         02/01/2021           1               5             N
     81       UCL                01/01/1999          NAP         12/01/2008           1              10             N
     82       UCL                01/01/1999          NAP         12/01/2018           1              10             N
     83       UCL                01/01/1999          NAP         12/01/2018           1              10             N
     84       TIAA               06/10/2002          NAP         05/10/2009          10               0             N
     85       PCF                11/01/2002          NAP         10/01/2022           1               0             N
     86       NCB                08/01/2002          NAP         07/01/2017           1              10             N
     87       Nationwide         10/01/2002          NAP         09/01/2012           1               0             N
     88       UCL                06/10/2001          NAP         05/10/2021          10               0             N
     89       UCL                10/01/2002          NAP         09/01/2012           1               5             N
     90       UCL                09/10/2000          NAP         08/10/2020          10               0             N
     91       Prudential         12/01/2002          NAP         11/01/2012           1               5             N
     92       PCF                10/01/2005      10/01/2002      09/01/2012           1               5             N
     93       UCL                03/10/1998          NAP         02/10/2010          10               5             N
     94       NCB,FSB                NAP         08/01/2002      07/01/2012           1              10             N
     95       UCL                02/01/2000          NAP         01/01/2020           1               0             N
     96       UCL                09/01/1999          NAP         08/01/2014           1               0             N
     97       UCL                09/01/1999          NAP         08/01/2014           1               0             N
     98       UCL                09/01/1999          NAP         08/01/2014           1               0             N
     99       UCL                01/10/1997          NAP         12/10/2016          10              10             N
     100      UCL                09/01/1998          NAP         08/01/2013           1               5             N
     101      UCL                07/01/2002          NAP         06/01/2022           1               5             N
     102      UCL                02/01/1999          NAP         01/01/2019           1              10             N
     103      NCB,FSB                NAP         09/01/2002      08/01/2012           1              10             N
     104      UCL                09/10/1999          NAP         08/10/2019          10               5             N
     105      UCL                11/01/2002          NAP         10/01/2022           1               5             N
     106      Prudential         12/01/2002          NAP         11/01/2012           1               5             N
     107      NCB,FSB            09/01/2002          NAP         08/01/2012           1              10             N
     108      NCB,FSB            08/01/2002          NAP         07/01/2012           1              10             N
     109      UCL                04/01/1999          NAP         03/01/2019           1               0             N
     110      UCL                04/01/1998          NAP         03/01/2013           1               0             N
     111      Nationwide         11/01/2002          NAP         10/01/2009           1               0             N
     112      NCB,FSB            05/01/2002          NAP         04/01/2012           1              10             N
     113      UCL                05/10/1999          NAP         04/10/2019          10               0             N
     114      UCL                08/01/1998          NAP         07/01/2013           1               0             N
     115      NCB,FSB            12/01/2002          NAP         11/01/2012           1               5             N
     116      UCL                08/01/1999          NAP         07/01/2019           1              10             N
     117      UCL                08/01/1999          NAP         07/01/2019           1              10             N
     118      UCL                04/01/2000          NAP         03/01/2020           1               0             N
     119      UCL                09/01/2001          NAP         08/01/2021           1               5             N
     120      UCL                10/01/2001          NAP         09/01/2021           1               5             N
     121      UCL                08/01/1994          NAP         07/01/2014           1               5             N
     122      UCL                04/01/1998          NAP         03/01/2013           1               5             N
     123      PCF                11/01/2002          NAP         10/01/2012           1               3             N
     124      UCL                04/01/2001          NAP         03/01/2021           1               5             N
     125      PCF                10/01/2005      10/01/2002      09/01/2012           1               5             N
     126      UCL                05/01/1990          NAP         06/30/2015           1              10             N
     127      UCL                05/01/1990          NAP         06/30/2015           1              10             N
     128      UCL                01/01/2002          NAP         12/01/2016           1               5             N
     129      UCL                01/01/2002          NAP         12/01/2016           1               5             N
     130      NCB,FSB            10/01/2002          NAP         09/01/2012           1              10             N
     131      UCL                07/01/2002          NAP         06/01/2017           1               5             N
     132      UCL                12/01/2001          NAP         11/01/2016           1               5             N
     133      NCB,FSB            12/01/2002          NAP         11/01/2012           1               0             N
     134      UCL                01/01/2001          NAP         12/01/2010           1               0             N
     135      NCB,FSB            10/01/2002          NAP         09/01/2012           1               5             N
     136      UCL                12/01/2000          NAP         11/01/2020           1               0             N
     137      UCL                07/15/1999          NAP         06/15/2014          15               5             N
     138      UCL                03/01/1999          NAP         09/01/2015           1               5             N
     139      UCL                06/01/1998          NAP         05/01/2018           1               5             N
     140      UCL                08/01/2001          NAP         07/01/2019           1               0             N
     141      UCL                08/01/1999          NAP         07/01/2014           1              10             N
     142      UCL                02/01/1999          NAP         01/01/2014           1               0             N
     143      UCL                11/01/1989          NAP         06/01/2014           1               5             N
     144      UCL                05/01/1999          NAP         04/01/2019           1               5             N
     145      UCL                10/01/2001          NAP         09/01/2011           1               5             N
     146      UCL                08/01/1999          NAP         07/01/2014           1               5             N
     147      NCB                    NAP         06/01/2002      05/01/2012           1              10             N
     148      UCL                04/01/1998          NAP         05/01/2011           1               0             N
     149      UCL                02/01/2001          NAP         01/01/2015           1               0             N
     150      UCL                09/01/1998          NAP         01/01/2017           1               5             N
     151      UCL                09/01/1998          NAP         01/01/2017           1               5             N
     152      UCL                01/01/1996          NAP         12/01/2015           1               5             N
     153      UCL                03/01/2002          NAP         02/01/2022           1               5             N
     154      UCL                09/01/1999          NAP         08/01/2014           1               5             N
     155      UCL                04/01/1998          NAP         03/01/2013           1               5             N
     156      UCL                04/01/1998          NAP         03/01/2013           1               5             N
     157      UCL                11/01/1998          NAP         10/01/2005           1               5             N
     158      UCL                05/01/1999          NAP         04/01/2019           1               5             N
     159      UCL                01/01/1990          NAP         07/01/2014           1               0             N
     160      UCL                12/01/2001          NAP         11/01/2016           1               5             N
     161      UCL                04/01/1998          NAP         03/01/2013           1               5             N
     162      UCL                04/01/1998          NAP         03/01/2013           1               5             N
     163      UCL                04/01/1998          NAP         03/01/2013           1               5             N
     164      UCL                04/01/1998          NAP         03/01/2013           1               5             N
     165      NCB,FSB            08/01/2002          NAP         07/01/2012           1              10             N
     166      UCL                01/01/2002          NAP         06/01/2015           1               5             N
     167      UCL                02/01/1999          NAP         01/01/2019           1              10             N
     168      UCL                02/01/1999          NAP         01/01/2019           1              10             N
     169      UCL                02/01/1999          NAP         01/01/2019           1              10             N
     170      UCL                03/01/2002          NAP         02/01/2022           1               5             N
     171      UCL                04/01/1998          NAP         03/01/2013           1               5             N
     172      UCL                09/01/1998          NAP         08/01/2013           1               0             N
     173      UCL                07/01/1999          NAP         06/01/2014           1               5             N
     174      NCB,FSB                NAP         06/01/2002      05/01/2012           1              10             N
     175      UCL                07/01/2002          NAP         06/01/2022           1               5             N
     176      UCL                05/01/1998          NAP         04/01/2013           1               0             N
     177      UCL                02/01/1991          NAP         01/01/2016           1               5             N
     178      UCL                12/01/2001          NAP         11/01/2021           1               5             N
     179      NCB,FSB            09/01/2002          NAP         08/01/2012           1              10             N
     180      UCL                11/01/2000          NAP         10/01/2020           1               5             N
     181      UCL                06/01/2002          NAP         05/01/2022           1               5             N
     182      UCL                02/01/2001          NAP         01/01/2021           1               5             N
     183      UCL                10/01/1998          NAP         09/01/2013           5               5             N
     184      UCL                06/01/1999          NAP         05/01/2014           1              10             N
     185      UCL                12/01/1988          NAP         02/01/2009           1               5             N
     186      UCL                08/01/1998          NAP         07/01/2013           1              10             N
     187      UCL                04/01/1999          NAP         03/01/2019           1              10             N
     188      UCL                01/01/2002          NAP         12/01/2016           1               5             N
     189      NCB                07/01/2002          NAP         06/01/2012           1              10             N
     190      UCL                09/01/1996          NAP         08/01/2011           1              10             N
     191      UCL                08/01/1998          NAP         07/01/2013           1               5             N
     192      UCL                04/01/1996          NAP         09/01/2019           1               5             N
     193      UCL                06/01/1999          NAP         05/01/2009           1               5             N
     194      UCL                05/01/2002          NAP         04/01/2022           1               5             N
     195      PCF                10/01/2005      10/01/2002      09/01/2012           1               5             N
     196      PCF                10/01/2005      10/01/2002      09/01/2012           1               5             N
     197      UCL                01/01/1994          NAP         08/01/2011           1               0             N
     198      NCB,FSB            07/01/2002          NAP         06/01/2012           1              10             N
     199      NCB,FSB            07/01/2002          NAP         06/01/2012           1              10             N
     200      UCL                05/01/1999          NAP         04/01/2013           1              10             N
     201      UCL                09/01/2000          NAP         08/01/2020           1               5             N
     202      UCL                11/01/1998          NAP         10/01/2017           1               5             N
     203      NCB                06/01/2002          NAP         05/01/2012           1              10             N
     204      UCL                10/01/1998          NAP         09/01/2017           1               0             N
     205      UCL                03/01/1999          NAP         02/01/2014           1               0             N
     206      UCL                08/01/2001          NAP         07/01/2016           1               5             N
     207      UCL                10/01/1999          NAP         09/01/2019           1               5             N
     208      UCL                02/01/2002          NAP         01/01/2017           1               5             N
     209      UCL                09/01/1989          NAP         03/01/2014           1              10             N
     210      NCB                06/01/2002          NAP         05/01/2012           1              10             N
     211      UCL                12/15/2000          NAP         11/15/2016          15               0             N
     212      UCL                09/01/1998          NAP         08/01/2013           5               5             N
     213      UCL                07/10/1999          NAP         06/10/2014          10               5             N
     214      UCL                08/01/2001          NAP         07/01/2016           1               5             N
     215      UCL                08/01/2001          NAP         07/01/2016           1              10             N
     216      UCL                10/01/1998          NAP         09/01/2013           5               5             N
     217      UCL                06/01/2001          NAP         05/01/2021           1              10             N
     218      UCL                01/01/1997          NAP         12/01/2011           1              10             N
     219      NCB,FSB            08/01/2002          NAP         07/01/2012           1              10             N
     220      UCL                09/01/1999          NAP         08/01/2019           1               5             N
     221      NCB                06/01/2002          NAP         05/01/2012           1              10             N
     222      UCL                03/05/1999          NAP         02/05/2011           5               5             N
     223      UCL                10/01/1990          NAP         08/31/2005           1               3             N
     224      UCL                04/01/1998          NAP         03/01/2013           1               5             N
     225      UCL                02/01/1999          NAP         01/01/2014           1               0             N
     226      UCL                08/01/1999          NAP         07/01/2019           1               0             N
     227      UCL                12/01/2001          NAP         11/01/2021           1               5             N
     228      UCL                03/01/1991          NAP         02/01/2009           1              10             N
     229      UCL                05/01/1998          NAP         04/01/2013           1               0             N
     230      PCF                10/01/2005      10/01/2002      09/01/2012           1               5             N
     231      UCL                07/01/1998          NAP         06/01/2013           1               7             N
     232      UCL                06/01/1999          NAP         05/01/2018           1               5             N
     233      UCL                10/01/1996          NAP         09/01/2011           1               0             N
     234      UCL                08/01/2002          NAP         07/01/2017           1               5             N
     235      UCL                03/01/2000          NAP         02/01/2020           1               5             N
     236      NCB                06/01/2002          NAP         05/01/2012           1              10             N
     237      UCL                10/01/2001          NAP         02/01/2019           1               5             N
     238      UCL                08/01/1999          NAP         07/01/2014           1               5             N
     239      UCL                06/01/1998          NAP         05/01/2018           1               0             N
     240      NCB                07/01/2002          NAP         06/01/2012           1              10             N
     241      NCB                04/01/2002          NAP         03/01/2012           1              10             N
     242      NCB                05/01/2002          NAP         04/01/2012           1              10             N
     243      NCB                05/01/2002          NAP         04/01/2012           1              10             N
     244      NCB                09/01/2002          NAP         08/01/2012           1              10             N
     245      NCB                07/01/2002          NAP         06/01/2012           1              10             N
     246      NCB,FSB            09/01/2002          NAP         08/01/2012           1              10             N
     247      NCB                07/01/2002          NAP         06/01/2012           1              10             N
     248      NCB                06/01/2002          NAP         05/01/2012           1              10             N

------------------------------------------------------------------------------------------------
  MORTGAGE    MORTGAGE              LOCKBOX         LOCKBOX         ORIGINAL       REMAINING
  LOAN NO.    LOAN SELLER(1)         STATUS           TYPE       AMORT. TERM(10)   AMORT. TERM
------------------------------------------------------------------------------------s------------
      1       MSDWMC                In Place          Hard           360             360
      2       MSDWMC                In Place          Hard           360             354
      3       Prudential            In Place       Hard (A/B)        360             358
      4       MSDWMC                In Place          Hard           360             355
      5       MSDWMC                In Place          Hard           360             352
      6       PCF                   In Place          Soft           360             354
      7       PCF                     None            NAP            300             293
      8       Prudential           Springing          Hard           360             359
      9       TIAA                 Springing          Hard           360             360
     10       Prudential              None            NAP            360             357
     11       Prudential           Springing          Hard           360             359
     12       Prudential           Springing          Hard           360             359
     13       TIAA                 Springing          Hard           360             348
     14       TIAA                 Springing          Hard           360             349
     15       Nationwide              None            NAP            300             297
     16       PCF                     None            NAP            360             357
     17       NCB                     None            NAP            360             355
     18       Prudential              None            NAP            360             359
     19       PCF                     None            NAP            360             357
     20       PCF                     None            NAP            300             296
     21       Prudential              None            NAP            300             297
     22       NCB                     None            NAP            300             293
     23       Nationwide              None            NAP            240             194
     24       PCF                     None            NAP            360             357
     25       Prudential            In Place       Hard (A/B)        360             358
     26       TIAA                 Springing          Hard           360             354
     27       NCB                     None            NAP            300             290
     28       Nationwide              None            NAP            240             223
     29       NCB, FSB                None            NAP             0               IO
     30       NCB, FSB                None            NAP            480             474
     31       TIAA                 Springing          Hard           360             355
     32       Nationwide              None            NAP            360             353
     33       PCF                     None            NAP            360             358
     34       Prudential              None            NAP            360             358
     35       PCF                     None            NAP            360             360
     36       MSDWMC                  None            NAP            360             343
     37       Prudential              None            NAP            240             239
     38       Prudential              None            NAP            360             358
     39       PCF                     None            NAP            360             357
     40       PCF                     None            NAP            360             357
     41       Prudential              None            NAP            300             299
     42       NCB,FSB                 None            NAP            360             358
     43       Prudential              None            NAP            360             359
     44       NCB,FSB                 None            NAP            360             350
     45       Prudential              None            NAP            360             359
     46       Nationwide              None            NAP            360             357
     47       UCL                     None            NAP            360             130
     48       NCB,FSB                 None            NAP             0               IO
     49       NCB,FSB                 None            NAP            360             357
     50       Prudential              None            NAP            120             119
     51       NCB                     None            NAP            240             232
     52       NCB,FSB                 None            NAP            360             357
     53       NCB,FSB                 None            NAP            300             295
     54       NCB                     None            NAP             0               IO
     55       NCB,FSB                 None            NAP            480             477
     56       NCB                     None            NAP             0               IO
     57       MSDWMC                In Place          Soft           360             340
     58       PCF                     None            NAP            360             357
     59       UCL                     None            NAP            180             169
     60       NCB,FSB                 None            NAP            300             298
     61       Prudential              None            NAP            360             359
     62       PCF                     None            NAP            360             356
     63       UCL                     None            NAP            240             237
     64       UCL                     None            NAP            240             238
     65       Nationwide              None            NAP            360             358
     66       NCB                     None            NAP            480             472
     67       NCB,FSB                 None            NAP            300             293
     68       UCL                     None            NAP            180             178
     69       UCL                     None            NAP            120             118
     70       Prudential              None            NAP            300             259
     71       UCL                     None            NAP            240             232
     72       UCL                     None            NAP            360             107
     73       UCL                     None            NAP            240             215
     74       NCB,FSB                 None            NAP            480             476
     75       UCL                     None            NAP            180             168
     76       UCL                     None            NAP            240             200
     77       UCL                     None            NAP            240             200
     78       UCL                     None            NAP            240             221
     79       UCL                     None            NAP            233             218
     80       UCL                     None            NAP            240             218
     81       UCL                     None            NAP            240             192
     82       UCL                     None            NAP            240             192
     83       UCL                     None            NAP            240             192
     84       TIAA                 Springing          Hard           300             118
     85       PCF                     None            NAP            240             238
     86       NCB                     None            NAP            180             175
     87       Nationwide              None            NAP            120             117
     88       UCL                     None            NAP            240             221
     89       UCL                     None            NAP            240             237
     90       UCL                     None            NAP            240             211
     91       Prudential              None            NAP            360             359
     92       PCF                     None            NAP            360             360
     93       UCL                     None            NAP            144              86
     94       NCB,FSB                 None            NAP             0               IO
     95       UCL                     None            NAP            240             205
     96       UCL                     None            NAP            180             140
     97       UCL                     None            NAP            180             140
     98       UCL                     None            NAP            180             140
     99       UCL                     None            NAP            240             168
     100      UCL                     None            NAP            180             128
     101      UCL                     None            NAP            240             234
     102      UCL                     None            NAP            240             178
     103      NCB,FSB                 None            NAP             0               IO
     104      UCL                     None            NAP            240             200
     105      UCL                     None            NAP            240             238
     106      Prudential              None            NAP            300             299
     107      NCB,FSB                 None            NAP            360             356
     108      NCB,FSB                 None            NAP            360             355
     109      UCL                     None            NAP            240             195
     110      UCL                     None            NAP            180             123
     111      Nationwide              None            NAP            360             358
     112      NCB,FSB                 None            NAP            480             472
     113      UCL                     None            NAP            240             196
     114      UCL                     None            NAP            180             127
     115      NCB,FSB                 None            NAP            360             359
     116      UCL                     None            NAP            240             199
     117      UCL                     None            NAP            240             199
     118      UCL                     None            NAP            240             207
     119      UCL                     None            NAP            240             224
     120      UCL                     None            NAP            240             225
     121      UCL                     None            NAP            240             139
     122      UCL                     None            NAP            180             123
     123      PCF                     None            NAP            360             358
     124      UCL                     None            NAP            240             219
     125      PCF                     None            NAP            360             360
     126      UCL                     None            NAP            300             150
     127      UCL                     None            NAP            300             150
     128      UCL                     None            NAP            180             168
     129      UCL                     None            NAP            180             168
     130      NCB,FSB                 None            NAP            360             357
     131      UCL                     None            NAP            180             174
     132      UCL                     None            NAP            180             167
     133      NCB,FSB                 None            NAP            300             299
     134      UCL                     None            NAP            240             216
     135      NCB,FSB                 None            NAP            240             237
     136      UCL                     None            NAP            240             215
     137      UCL                   In Place          Hard           180             138
     138      UCL                     None            NAP            199             153
     139      UCL                     None            NAP            240             185
     140      UCL                     None            NAP            216             199
     141      UCL                     None            NAP            180             139
     142      UCL                     None            NAP            180             133
     143      UCL                     None            NAP            300             138
     144      UCL                     None            NAP            240             196
     145      UCL                     None            NAP            240             225
     146      UCL                     None            NAP            180             139
     147      NCB                     None            NAP             0               IO
     148      UCL                     None            NAP            157             100
     149      UCL                     None            NAP            180             157
     150      UCL                     None            NAP            240             170
     151      UCL                     None            NAP            240             170
     152      UCL                     None            NAP            240             156
     153      UCL                     None            NAP            240             230
     154      UCL                     None            NAP            180             140
     155      UCL                     None            NAP            180             123
     156      UCL                     None            NAP            180             123
     157      UCL                     None            NAP            168             118
     158      UCL                     None            NAP            240             196
     159      UCL                     None            NAP            300             139
     160      UCL                     None            NAP            180             167
     161      UCL                     None            NAP            180             123
     162      UCL                     None            NAP            180             123
     163      UCL                     None            NAP            180             123
     164      UCL                     None            NAP            180             123
     165      NCB,FSB                 None            NAP            480             475
     166      UCL                     None            NAP            162             150
     167      UCL                     None            NAP            240             193
     168      UCL                     None            NAP            240             193
     169      UCL                     None            NAP            240             193
     170      UCL                   In Place          Hard           240             230
     171      UCL                     None            NAP            180             123
     172      UCL                     None            NAP            180             128
     173      UCL                     None            NAP            180             137
     174      NCB,FSB                 None            NAP             0               IO
     175      UCL                     None            NAP            240             234
     176      UCL                     None            NAP            180             124
     177      UCL                     None            NAP            360             157
     178      UCL                     None            NAP            240             227
     179      NCB,FSB                 None            NAP            480             476
     180      UCL                     None            NAP            240             214
     181      UCL                     None            NAP            240             233
     182      UCL                   In Place          Hard           240             217
     183      UCL                     None            NAP            180             129
     184      UCL                     None            NAP            180             137
     185      UCL                     None            NAP            240              74
     186      UCL                     None            NAP            180             127
     187      UCL                   In Place          Hard           240             195
     188      UCL                     None            NAP            180             168
     189      NCB                     None            NAP            240             234
     190      UCL                     None            NAP            180             104
     191      UCL                     None            NAP            180             127
     192      UCL                     None            NAP            300             200
     193      UCL                     None            NAP            120              77
     194      UCL                     None            NAP            240             232
     195      PCF                     None            NAP            360             360
     196      PCF                     None            NAP            360             360
     197      UCL                     None            NAP            120             104
     198      NCB,FSB                 None            NAP            480             474
     199      NCB,FSB                 None            NAP            360             354
     200      UCL                   In Place          Hard           168             124
     201      UCL                     None            NAP            240             212
     202      UCL                     None            NAP            228             178
     203      NCB                     None            NAP            480             473
     204      UCL                     None            NAP            228             177
     205      UCL                     None            NAP            180             134
     206      UCL                     None            NAP            180             164
     207      UCL                     None            NAP            240             201
     208      UCL                     None            NAP            180             169
     209      UCL                     None            NAP            300             134
     210      NCB                     None            NAP            720             713
     211      UCL                     None            NAP            192             167
     212      UCL                     None            NAP            180             128
     213      UCL                     None            NAP            180             138
     214      UCL                     None            NAP            180             163
     215      UCL                     None            NAP            180             163
     216      UCL                     None            NAP            180             129
     217      UCL                     None            NAP            240             221
     218      UCL                     None            NAP            180             108
     219      NCB,FSB                 None            NAP            240             235
     220      UCL                     None            NAP            240             200
     221      NCB                     None            NAP            300             293
     222      UCL                     None            NAP            144              98
     223      UCL                     None            NAP            180              32
     224      UCL                     None            NAP            180             123
     225      UCL                     None            NAP            180             133
     226      UCL                     None            NAP            240             199
     227      UCL                     None            NAP            240             227
     228      UCL                     None            NAP            300              74
     229      UCL                     None            NAP            180             124
     230      PCF                     None            NAP            360             360
     231      UCL                     None            NAP            180             126
     232      UCL                   In Place          Hard           228             185
     233      UCL                     None            NAP            180             105
     234      UCL                     None            NAP            180             175
     235      UCL                   In Place          Hard           240             206
     236      NCB                     None            NAP            420             413
     237      UCL                   In Place          Hard           209             194
     238      UCL                     None            NAP            180             139
     239      UCL                     None            NAP            240             185
     240      NCB                     None            NAP            300             294
     241      NCB                     None            NAP            360             351
     242      NCB                     None            NAP            360             352
     243      NCB                     None            NAP            360             352
     244      NCB                     None            NAP            360             356
     245      NCB                     None            NAP            360             354
     246      NCB,FSB                 None            NAP            360             356
     247      NCB                     None            NAP            360             354
     248      NCB                     None            NAP            240             233

                                                                     312             298

-----------------------------------------------------------------------------------------------------------------------------------
  MORTGAGE    MORTGAGE            MORTGAGE            MONTHLY             MONTHLY     UNDERWRITTEN     UNDERWRITTEN      BALLOON
  LOAN NO.    LOAN SELLER(1)       RATE(8)       PAYMENT (P&I)(11)   PAYMENT (IO)(11)  CASH FLOW           NOI           BALANCE
-----------------------------------------------------------------------------------------------------------------------------------
      1       MSDWMC                6.100%           $406,017                 NAP       $6,963,205       $7,738,866    $57,108,699
      2       MSDWMC                7.620%           $459,842                 NAP      $26,627,877      $27,762,781    $57,690,494
      3       Prudential            6.370%           $205,769                 NAP       $3,569,174       $3,802,926    $28,345,953
      4       MSDWMC                7.460%           $208,943                 NAP       $4,613,432       $4,908,968    $26,529,836
      5       MSDWMC                7.770%           $208,160                 NAP       $3,110,708       $3,506,482    $25,834,068
      6       PCF                   6.930%           $132,122                 NAP       $2,320,822       $2,429,535    $17,441,295
      7       PCF                   6.630%           $133,595                 NAP       $3,317,285       $3,561,571    $15,260,493
      8       Prudential            5.990%           $109,600                 NAP       $1,976,460       $2,040,251    $15,544,708
      9       TIAA                  6.450%           $108,937             $93,122       $1,867,533       $1,954,283    $16,230,440
     10       Prudential            6.330%           $107,110                 NAP       $1,757,614       $1,822,414    $14,796,571
     11       Prudential            5.910%            $90,254                 NAP       $1,649,728       $1,716,545    $12,881,239
     12       Prudential            7.090%            $88,216             $77,636       $1,381,985       $1,472,247    $11,504,717
     13       TIAA                  7.110%            $88,293                 NAP       $1,397,360       $1,442,777    $11,313,112
     14       TIAA                  7.360%            $79,310                 NAP       $1,287,545       $1,359,659     $9,968,571
     15       Nationwide            6.160%            $70,252                 NAP       $1,204,916       $1,280,196     $9,752,507
     16       PCF                   6.730%            $64,727                 NAP       $1,394,421       $1,518,747     $8,481,954
     17       NCB                   7.500%            $69,921                 NAP       $1,179,604       $1,278,804     $8,852,130
     18       Prudential            6.340%            $61,537                 NAP       $1,039,975       $1,096,975     $8,494,116
     19       PCF                   6.250%            $56,030                 NAP         $958,800       $1,122,721     $7,788,101
     20       PCF                   6.970%            $63,438                 NAP       $1,615,337       $1,850,447     $7,213,971
     21       Prudential            6.700%            $60,351                 NAP         $979,860       $1,126,232     $6,973,404
     22       NCB                   7.130%            $62,285                 NAP       $3,569,179       $3,569,179     $6,895,155
     23       Nationwide            6.800%            $71,601                 NAP       $1,111,179       $1,124,588        $71,197
     24       PCF                   6.210%            $51,502                 NAP       $1,100,465       $1,212,671     $7,083,472
     25       Prudential            6.640%            $53,228                 NAP         $907,641         $982,932     $7,182,912
     26       TIAA                  6.950%            $52,956                 NAP         $732,331         $850,636     $6,870,062
     27       NCB                   8.510%            $65,111                 NAP       $1,727,235       $1,727,235     $6,580,695
     28       Nationwide            7.370%            $64,611                 NAP         $952,449         $986,894        $64,218
     29       NCB, FSB              6.050%                NAP             $37,813       $3,097,529       $3,097,529     $7,500,000
     30       NCB, FSB              6.810%            $43,016                 NAP       $2,693,261       $2,693,261     $6,538,738
     31       TIAA                  6.990%            $46,524                 NAP         $700,359         $716,952     $6,016,929
     32       Nationwide            7.000%            $44,143                 NAP         $733,991         $751,201     $6,292,785
     33       PCF                   6.450%            $40,871                 NAP         $762,827         $810,209     $5,595,794
     34       Prudential            6.120%            $39,474                 NAP         $684,754         $699,754     $5,543,728
     35       PCF                   6.310%            $37,900             $32,470         $819,675         $929,844     $5,611,420
     36       MSDWMC                7.760%            $44,460                 NAP         $696,501         $765,363     $5,521,977
     37       Prudential            6.270%            $44,658                 NAP         $680,041         $800,832     $4,063,295
     38       Prudential            6.030%            $34,886                 NAP         $638,461         $674,461     $4,933,834
     39       PCF                   6.790%            $36,471                 NAP       $1,073,632       $1,146,059     $4,550,909
     40       PCF                   6.210%            $33,721                 NAP         $728,475         $801,204     $4,637,987
     41       Prudential            5.970%            $34,372                 NAP         $717,597         $728,540     $4,151,774
     42       NCB,FSB               6.230%            $32,564                 NAP         $601,158         $671,908     $4,818,427
     43       Prudential            6.020%            $30,643                 NAP         $521,499         $550,499     $4,335,916
     44       NCB,FSB               7.540%            $36,167                 NAP         $577,448         $621,548     $4,449,196
     45       Prudential            5.750%            $29,439                 NAP         $568,596         $642,818     $4,498,025
     46       Nationwide            7.370%            $32,446                 NAP         $600,953         $661,466     $4,144,782
     47       UCL                   8.000%            $48,096             $45,286         $699,472         $775,852        $47,778
     48       NCB,FSB               6.000%                NAP             $20,000       $2,035,165       $2,035,165     $4,000,000
     49       NCB,FSB               6.450%            $25,151                 NAP       $1,416,141       $1,416,141     $3,393,691
     50       Prudential            5.750%            $43,908                 NAP         $725,704         $815,415        $70,238
     51       NCB                   6.810%            $30,783                 NAP       $1,816,586       $1,816,586     $2,680,632
     52       NCB,FSB               5.900%            $22,739                 NAP       $4,933,541       $4,933,541     $3,187,103
     53       NCB,FSB               7.850%            $28,952                 NAP         $479,497         $556,872     $3,128,380
     54       NCB                   6.970%                NAP             $20,910       $2,945,377       $2,945,377     $3,600,000
     55       NCB,FSB               6.020%            $19,858                 NAP       $2,869,943       $2,869,943     $3,308,302
     56       NCB                   6.860%                NAP             $20,576       $2,692,834       $2,692,834     $3,550,000
     57       MSDWMC                7.270%            $24,607                 NAP         $392,823         $436,785     $3,166,559
     58       PCF                   6.470%            $22,053                 NAP         $466,598         $507,898     $3,013,966
     59       UCL                   7.000%            $32,358                 NAP         $470,907         $524,763        $32,170
     60       NCB,FSB               6.300%            $22,886                 NAP       $1,597,544       $1,597,544     $2,657,071
     61       Prudential            5.950%            $20,276                 NAP         $416,354         $451,067     $2,884,714
     62       PCF                   6.830%            $22,233                 NAP         $347,218         $391,156     $2,898,802
     63       UCL                   7.420%            $27,224                 NAP         $433,652         $534,761        $27,057
     64       UCL                   7.230%            $26,437                 NAP         $371,192         $396,479     $2,266,626
     65       Nationwide            6.460%            $18,883                 NAP         $397,462         $556,976     $2,738,980
     66       NCB                   7.390%            $19,499                 NAP       $2,067,479       $2,067,479     $2,821,086
     67       NCB,FSB               7.700%            $22,561                 NAP         $564,973         $610,199     $2,459,114
     68       UCL                   7.125%            $17,211                 NAP         $215,304         $253,715        $17,110
     69       UCL                   6.750%            $12,631                 NAP         $166,174         $189,711        $12,560
     70       Prudential            7.050%            $22,293                 NAP         $356,423         $364,742     $2,480,269
     71       UCL                   7.250%            $23,711                 NAP         $458,857         $479,196     $2,031,122
     72       UCL                   8.750%            $38,979                 NAP         $586,734         $651,015        $38,695
     73       UCL                   8.250%            $25,562                 NAP         $395,854         $431,738        $25,387
     74       NCB,FSB               6.500%            $16,573                 NAP       $1,047,675       $1,047,675     $2,601,695
     75       UCL                   7.375%            $25,758                 NAP         $343,357         $372,568        $25,601
     76       UCL                   7.500%            $13,333                 NAP         $181,073         $199,391        $13,248
     77       UCL                   7.500%            $10,271                 NAP         $162,054         $177,405        $10,209
     78       UCL                   7.850%            $22,622                 NAP         $313,559         $361,637     $1,887,052
     79       UCL                   7.750%            $22,529                 NAP         $350,854         $353,122        $22,385
     80       UCL                   8.200%            $23,176                 NAP         $367,704         $406,641        $23,016
     81       UCL                   7.125%             $8,220                 NAP         $157,406         $165,906       $708,028
     82       UCL                   7.125%             $5,675                 NAP          $72,882          $81,882         $5,644
     83       UCL                   7.125%             $8,611                 NAP         $169,907         $184,907         $8,559
     84       TIAA                  7.000%            $30,000                 NAP         $432,140         $448,553     $1,114,641
     85       PCF                   6.610%            $18,802                 NAP         $378,304         $380,478        $90,261
     86       NCB                   7.030%            $22,649                 NAP       $2,701,699       $2,701,699        $25,814
     87       Nationwide            5.550%            $27,194                 NAP         $561,551         $605,551        $42,903
     88       UCL                   7.600%            $20,293                 NAP         $300,684         $366,189        $20,166
     89       UCL                   7.700%            $19,629                 NAP         $359,563         $409,141     $1,648,225
     90       UCL                   8.625%            $21,894                 NAP         $325,263         $394,660             $1
     91       Prudential            6.300%            $14,577                 NAP         $268,071         $311,789     $2,018,295
     92       PCF                   6.310%            $14,424             $12,357         $304,545         $340,557     $2,135,521
     93       UCL                   7.750%            $35,270                 NAP         $423,462         $475,266        $35,044
     94       NCB,FSB               6.670%                NAP             $12,962       $1,668,295       $1,668,295     $2,300,000
     95       UCL                   8.375%            $20,853                 NAP         $275,097         $295,388        $20,706
     96       UCL                   7.375%             $7,385                 NAP          $99,751         $123,441         $7,340
     97       UCL                   7.375%            $11,816                 NAP         $159,602         $197,505        $11,744
     98       UCL                   7.375%             $4,579                 NAP          $61,846          $76,534         $4,551
     99       UCL                   8.875%            $23,184                 NAP         $317,848         $341,442        $23,017
     100      UCL                   7.400%            $24,736                 NAP         $376,076         $489,388        $24,608
     101      UCL                   7.500%            $17,723                 NAP         $269,545         $281,119        $17,613
     102      UCL                   7.250%            $19,740                 NAP         $287,095         $362,989             $0
     103      NCB,FSB               6.820%                NAP             $12,219       $3,489,367       $3,489,367     $2,150,000
     104      UCL                   8.125%            $19,417                 NAP         $288,609         $348,723        $19,283
     105      UCL                   7.050%            $16,539                 NAP         $276,878         $292,757        $16,442
     106      Prudential            7.250%            $15,179                 NAP         $252,295         $286,732     $1,697,381
     107      NCB,FSB               6.470%            $13,232                 NAP       $1,729,774       $1,729,774     $1,782,578
     108      NCB,FSB               6.760%            $13,766                 NAP         $805,320         $805,320     $1,801,277
     109      UCL                   7.500%            $18,327                 NAP         $357,761         $373,580        $18,211
     110      UCL                   7.875%            $23,711                 NAP         $346,996         $392,375        $23,555
     111      Nationwide            5.730%            $11,646                 NAP         $229,082         $294,762     $1,800,880
     112      NCB,FSB               7.240%            $12,926                 NAP       $1,131,024       $1,131,024     $1,880,965
     113      UCL                   7.500%            $17,522                 NAP         $343,286         $395,680        $17,414
     114      UCL                   7.625%            $22,419                 NAP         $567,352         $639,268        $22,277
     115      NCB,FSB               6.250%            $11,930                 NAP         $201,986         $205,586     $1,658,140
     116      UCL                   7.500%            $14,541                 NAP         $190,534         $212,134        $14,450
     117      UCL                   7.500%             $2,376                 NAP          $26,099          $33,924         $2,361
     118      UCL                   8.250%            $17,041                 NAP         $265,677         $293,476        $16,927
     119      UCL                   7.750%             $4,105                 NAP          $49,907          $62,510         $4,080
     120      UCL                   7.750%            $11,699                 NAP         $173,438         $197,407        $11,622
     121      UCL                   8.875%            $20,955                 NAP         $458,591         $491,591        $20,800
     122      UCL                   7.875%            $21,340                 NAP         $348,591         $386,952        $21,202
     123      PCF                   6.010%            $10,803                 NAP         $240,660         $260,110     $1,509,987
     124      UCL                   8.280%            $15,585                 NAP         $239,746         $260,796        $15,478
     125      PCF                   6.430%            $10,878              $9,377         $247,428         $276,370     $1,593,813
     126      UCL                   9.250%             $8,845                 NAP         $147,733         $163,233             $0
     127      UCL                   9.250%            $10,734                 NAP         $210,727         $230,727             $3
     128      UCL                   7.250%            $10,328                 NAP         $149,562         $169,868        $10,267
     129      UCL                   7.250%             $6,103                 NAP          $98,831         $110,942         $6,067
     130      NCB,FSB               6.790%            $11,343                 NAP       $1,444,623       $1,444,623     $1,480,011
     131      UCL                   7.280%            $16,005                 NAP         $209,736         $248,492        $15,908
     132      UCL                   7.250%            $15,975                 NAP         $205,680         $235,608        $15,879
     133      NCB,FSB               6.700%            $11,348                 NAP         $261,499         $378,082     $1,311,195
     134      UCL                   8.320%            $14,560                 NAP         $214,979         $227,420     $1,189,800
     135      NCB,FSB               7.650%            $13,322                 NAP         $232,389         $258,492     $1,144,855
     136      UCL                   8.350%            $14,592                 NAP         $207,063         $230,092        $14,491
     137      UCL                   7.125%            $17,211                 NAP         $240,171         $242,496        $17,110
     138      UCL                   7.000%            $15,738                 NAP         $220,078         $228,427        $15,647
     139      UCL                   7.500%            $14,501                 NAP         $249,763         $277,594        $14,410
     140      UCL                   7.550%            $13,991                 NAP         $238,098         $251,596        $13,904
     141      UCL                   7.250%            $16,432                 NAP         $237,736         $254,736        $16,333
     142      UCL                   7.250%            $16,888                 NAP         $248,421         $286,666        $16,788
     143      UCL                   7.625%            $16,581                 NAP         $200,720         $234,557        $16,475
     144      UCL                   7.250%            $13,239                 NAP         $243,221         $261,360        $13,158
     145      UCL                   8.000%            $12,965                 NAP         $167,590         $200,323     $1,074,382
     146      UCL                   7.375%            $16,099                 NAP         $221,995         $237,044        $16,000
     147      NCB                   6.960%                NAP              $8,700       $1,541,697       $1,541,697     $1,500,000
     148      UCL                   7.500%            $20,000                 NAP         $555,189         $605,734         $8,414
     149      UCL                   8.120%            $15,401                 NAP         $214,463         $231,676       $191,048
     150      UCL                   8.000%             $7,558                 NAP         $114,240         $121,783        $11,876
     151      UCL                   8.000%             $6,947                 NAP         $100,335         $109,154        $10,917
     152      UCL                   8.250%            $15,337                 NAP         $216,891         $231,113        $15,233
     153      UCL                   7.250%            $11,619                 NAP         $180,992         $213,671        $11,547
     154      UCL                   7.750%            $15,531                 NAP         $201,650         $234,369        $15,431
     155      UCL                   7.875%             $9,959                 NAP         $154,856         $174,593         $9,895
     156      UCL                   7.875%             $6,260                 NAP         $106,448         $119,018         $6,219
     157      UCL                   7.375%            $16,255                 NAP         $316,059         $351,637     $1,073,687
     158      UCL                   7.250%            $11,856                 NAP         $162,046         $189,286        $11,784
     159      UCL                   7.750%            $14,825                 NAP         $214,455         $242,604        $14,731
     160      UCL                   7.950%            $13,339                 NAP         $206,076         $224,623        $13,251
     161      UCL                   7.875%            $15,649                 NAP         $252,711         $277,516        $15,548
     162      UCL                   7.625%             $5,257                 NAP          $67,719          $76,823         $5,224
     163      UCL                   7.625%             $6,034                 NAP          $79,126          $90,756         $5,996
     164      UCL                   7.625%             $4,122                 NAP          $66,822          $76,473         $4,096
     165      NCB,FSB               6.680%             $7,778                 NAP         $393,526         $393,526     $1,208,941
     166      UCL                   7.250%            $13,090                 NAP         $188,313         $202,601        $13,010
     167      UCL                   7.125%             $2,718                 NAP          $44,211          $48,755         $2,703
     168      UCL                   7.125%             $6,028                 NAP          $98,041         $108,920         $5,993
     169      UCL                   7.125%             $2,409                 NAP          $39,182          $46,932         $2,395
     170      UCL                   7.500%            $10,473                 NAP         $164,746         $172,330        $10,408
     171      UCL                   7.875%            $14,938                 NAP         $217,708         $250,236        $14,843
     172      UCL                   7.500%            $14,253                 NAP         $170,205         $186,184        $14,163
     173      UCL                   7.940%            $13,907                 NAP         $209,711         $231,569             $0
     174      NCB,FSB               7.020%                NAP              $7,313      $11,933,910      $11,933,910     $1,250,000
     175      UCL                   7.310%             $9,925                 NAP         $171,294         $193,612         $9,867
     176      UCL                   7.375%            $14,259                 NAP         $208,773         $230,962        $14,172
     177      UCL                   7.750%            $12,506                 NAP         $366,519         $408,231        $12,424
     178      UCL                   7.625%            $10,003                 NAP         $149,421         $158,421         $9,940
     179      NCB,FSB               6.790%             $7,357                 NAP         $425,117         $425,117     $1,120,530
     180      UCL                   8.450%            $10,808                 NAP         $170,987         $190,236        $10,730
     181      UCL                   7.390%             $9,587                 NAP         $195,724         $213,461         $9,526
     182      UCL                   8.190%            $10,307                 NAP         $130,768         $140,780        $10,235
     183      UCL                   7.500%            $12,978                 NAP         $254,683         $281,797        $12,898
     184      UCL                   7.250%            $12,324                 NAP         $268,384         $287,490        $12,249
     185      UCL                   8.500%            $19,752                 NAP         $372,480         $441,442        $19,612
     186      UCL                   7.375%            $12,879                 NAP         $188,910         $206,191        $12,799
     187      UCL                   7.250%             $9,761                 NAP         $132,609         $145,340         $9,704
     188      UCL                   7.300%            $10,530                 NAP         $154,459         $169,649        $10,467
     189      NCB                   7.310%             $8,802                 NAP         $286,384         $286,384       $749,412
     190      UCL                   8.500%            $14,771                 NAP         $187,351         $207,870        $14,668
     191      UCL                   7.300%            $12,199                 NAP         $177,103         $188,568         $7,356
     192      UCL                   7.550%             $9,452                 NAP         $254,688         $269,688         $1,485
     193      UCL                   6.875%            $16,742                 NAP         $239,303         $258,389        $16,648
     194      UCL                   7.850%             $8,685                 NAP         $129,873         $149,055         $8,631
     195      PCF                   6.330%             $6,304              $5,407         $132,693         $146,335       $931,797
     196      PCF                   6.330%             $6,304              $5,407         $145,873         $166,897       $931,797
     197      UCL                   8.625%            $13,683                 NAP         $284,430         $312,534        $13,586
     198      NCB,FSB               6.960%             $6,256                 NAP         $399,078         $399,078       $936,381
     199      NCB,FSB               6.810%             $6,589                 NAP         $514,288         $514,288       $858,533
     200      UCL                   7.125%            $11,308                 NAP         $159,769         $175,406        $11,242
     201      UCL                   8.400%             $8,830                 NAP         $132,484         $147,066         $8,769
     202      UCL                   7.250%             $8,900                 NAP         $168,723         $199,423         $8,849
     203      NCB                   7.230%             $6,133                 NAP         $692,140         $692,140       $893,598
     204      UCL                   7.375%             $8,574                 NAP         $134,560         $143,586         $8,523
     205      UCL                   7.125%             $9,964                 NAP         $168,486         $191,501         $9,906
     206      UCL                   7.350%             $8,726                 NAP         $115,938         $123,256        $17,294
     207      UCL                   7.625%             $7,807                 NAP         $118,564         $136,429         $7,756
     208      UCL                   7.000%             $8,089                 NAP         $110,119         $120,567         $8,044
     209      UCL                   8.750%            $10,140                 NAP         $191,750         $205,750             $0
     210      NCB                   6.930%             $4,988                 NAP       $1,568,566       $1,568,566       $836,546
     211      UCL                   8.400%             $8,300                 NAP         $107,426         $117,450         $8,243
     212      UCL                   7.500%             $9,270                 NAP         $267,299         $302,351         $9,214
     213      UCL                   7.250%             $8,672                 NAP         $157,570         $167,281         $8,619
     214      UCL                   7.250%             $7,759                 NAP         $108,441         $130,683         $7,714
     215      UCL                   7.190%             $7,731                 NAP         $101,743         $110,024         $7,686
     216      UCL                   7.500%             $9,038                 NAP         $172,173         $196,566         $8,982
     217      UCL                   7.850%             $6,824                 NAP         $114,124         $128,824         $6,782
     218      UCL                   8.750%            $10,494                 NAP         $144,034         $149,284        $10,419
     219      NCB,FSB               7.270%             $6,194                 NAP         $933,635         $933,635       $528,465
     220      UCL                   7.800%             $6,881                 NAP         $108,947         $122,270         $6,837
     221      NCB                   7.080%             $5,566                 NAP         $362,187         $362,187       $615,115
     222      UCL                   7.000%            $10,284                 NAP         $148,882         $150,773        $10,224
     223      UCL                  10.000%            $26,430                 NAP         $348,277         $383,178             $0
     224      UCL                   7.875%             $8,299                 NAP         $103,802         $117,593         $8,243
     225      UCL                   7.250%             $7,577                 NAP         $126,392         $135,350         $7,532
     226      UCL                   7.375%             $5,985                 NAP         $205,879         $238,753         $5,945
     227      UCL                   7.570%             $5,669                 NAP         $145,976         $161,951         $5,635
     228      UCL                   8.375%            $11,826                 NAP         $187,122         $203,622        $11,742
     229      UCL                   7.625%             $7,940                 NAP         $149,421         $160,616         $7,891
     230      PCF                   6.330%             $4,152              $3,561          $92,363         $107,242       $613,623
     231      UCL                   7.375%             $7,589                 NAP         $112,707         $127,402         $7,542
     232      UCL                   7.000%             $5,758                 NAP         $130,938         $140,348         $5,727
     233      UCL                   8.875%             $8,558                 NAP         $126,677         $134,083         $8,497
     234      UCL                   7.700%             $5,912                 NAP         $108,262         $139,742         $5,874
     235      UCL                   8.250%             $5,411                 NAP          $69,083          $73,741         $5,372
     236      NCB                   7.230%             $3,874                 NAP         $931,267         $931,267       $533,352
     237      UCL                   7.600%             $4,754                 NAP         $258,230         $260,316         $4,723
     238      UCL                   7.375%             $5,520                 NAP          $80,336          $87,299         $5,486
     239      UCL                   7.375%             $4,588                 NAP          $55,901          $63,801         $4,561
     240      NCB                   7.450%             $3,527                 NAP         $281,026         $281,026       $380,701
     241      NCB                   6.930%             $2,001                 NAP         $203,156         $203,156       $258,442
     242      NCB                   6.720%             $1,697                 NAP         $166,320         $166,320       $222,740
     243      NCB                   6.930%             $1,501                 NAP         $131,713         $131,713       $193,730
     244      NCB                   6.860%             $1,325                 NAP         $207,146         $207,146       $171,908
     245      NCB                   7.510%             $1,414                 NAP         $774,516         $774,516       $174,493
     246      NCB,FSB               7.050%             $1,283                 NAP          $66,380          $66,380       $164,048
     247      NCB                   7.060%             $1,251                 NAP         $227,260         $227,260       $159,772
     248      NCB                   6.990%               $976                 NAP         $138,465         $138,465        $84,305

                                    6.953%

-------------------------------------------------------------------------------------------------
  MORTGAGE    MORTGAGE               CURRENT         SOURCE        CAPITALIZATION   VALUATION
  LOAN NO.    LOAN SELLER(1)          VALUE       OF VALUE(12)        RATE(12)         DATE
-------------------------------------------------------------------------------------------------
      1       MSDWMC               $96,000,000      Appraisal           NAP         10/01/2002
      2       MSDWMC              $290,000,000      Appraisal           NAP         05/01/2002
      3       Prudential           $44,200,000      Appraisal           NAP         07/23/2002
      4       MSDWMC               $51,000,000      Appraisal           NAP         06/07/2002
      5       MSDWMC               $38,000,000      Appraisal           NAP         04/01/2002
      6       PCF                  $26,800,000      Appraisal           NAP         04/01/2002
      7       PCF                  $38,000,000      Appraisal           NAP         02/05/2002
      8       Prudential           $24,500,000      Appraisal           NAP         07/24/2002
      9       TIAA                 $23,500,000      Appraisal           NAP         03/12/2002
     10       Prudential           $21,660,000      Appraisal           NAP         06/27/2002
     11       Prudential           $21,200,000      Appraisal           NAP         07/24/2002
     12       Prudential           $16,250,000      Appraisal           NAP         11/15/2001
     13       TIAA                 $17,500,000      Appraisal           NAP         10/19/2001
     14       TIAA                 $15,350,000      Appraisal           NAP         08/15/2001
     15       Nationwide           $14,200,000      Appraisal           NAP         07/22/2002
     16       PCF                  $19,000,000      Appraisal           NAP         06/24/2002
     17       NCB                  $13,500,000      Appraisal           NAP         01/14/2002
     18       Prudential           $12,400,000      Appraisal           NAP         08/07/2002
     19       PCF                  $12,155,000      Appraisal           NAP         02/07/2002
     20       PCF                  $23,200,000      Appraisal           NAP         04/24/2002
     21       Prudential           $11,700,000      Appraisal           NAP         06/25/2002
     22       NCB                  $76,760,000      Appraisal           NAP         03/20/2002
     23       Nationwide           $12,495,422    Market Study          9.0%        08/27/2002
     24       PCF                  $13,400,000      Appraisal           NAP         07/10/2002
     25       Prudential           $10,600,000      Appraisal           NAP         08/12/2002
     26       TIAA                 $11,000,000      Appraisal           NAP         04/11/2002
     27       NCB                  $14,400,000      Appraisal           NAP         11/21/2001
     28       Nationwide           $10,965,489    Market Study          9.0%        08/26/2002
     29       NCB, FSB             $31,600,000      Appraisal           NAP         07/30/2002
     30       NCB, FSB             $45,000,000      Appraisal           NAP         04/23/2002
     31       TIAA                  $9,500,000      Appraisal           NAP         02/22/2002
     32       Nationwide            $8,850,000      Appraisal           NAP         04/05/2002
     33       PCF                   $9,800,000      Appraisal           NAP         08/21/2002
     34       Prudential            $8,200,000      Appraisal           NAP         10/30/2002
     35       PCF                  $11,500,000      Appraisal           NAP         07/31/2002
     36       MSDWMC                $8,500,000      Appraisal           NAP         03/14/2001
     37       Prudential           $10,700,000      Appraisal           NAP         07/07/2002
     38       Prudential            $7,250,000      Appraisal           NAP         07/29/2002
     39       PCF                  $14,100,000      Appraisal           NAP         06/06/2002
     40       PCF                   $9,200,000      Appraisal           NAP         07/10/2002
     41       Prudential            $8,000,000      Appraisal           NAP         08/20/2002
     42       NCB,FSB               $7,000,000      Appraisal           NAP         07/23/2002
     43       Prudential            $8,700,000      Appraisal           NAP         08/27/2002
     44       NCB,FSB               $7,170,000      Appraisal           NAP         09/01/2001
     45       Prudential            $6,980,000      Appraisal           NAP         08/09/2002
     46       Nationwide            $6,400,000      Appraisal           NAP         06/14/2002
     47       UCL                   $7,758,520    Market Study         10.0%        08/29/2002
     48       NCB,FSB              $39,630,000      Appraisal           NAP         08/30/2002
     49       NCB,FSB              $23,600,000      Appraisal           NAP         06/25/2002
     50       Prudential           $24,000,000      Appraisal           NAP         07/18/2002
     51       NCB                  $33,700,000      Appraisal           NAP         12/11/2001
     52       NCB,FSB             $133,500,000      Appraisal           NAP         07/30/2002
     53       NCB,FSB               $6,150,000      Appraisal           NAP         05/08/2002
     54       NCB                  $54,990,000      Appraisal           NAP         04/02/2002
     55       NCB,FSB              $42,800,000      Appraisal           NAP         08/08/2002
     56       NCB                  $45,100,000      Appraisal           NAP         02/04/2002
     57       MSDWMC                $4,800,000      Appraisal           NAP         02/02/2001
     58       PCF                   $5,300,000      Appraisal           NAP         06/29/2002
     59       UCL                   $5,735,000      Appraisal           NAP         11/20/2001
     60       NCB,FSB              $21,260,000      Appraisal           NAP         07/15/2002
     61       Prudential            $6,050,000      Appraisal           NAP         09/05/2002
     62       PCF                   $4,775,000      Appraisal           NAP         03/21/2002
     63       UCL                   $5,125,000      Appraisal           NAP         07/09/2002
     64       UCL                   $4,700,000      Appraisal           NAP         08/20/2002
     65       Nationwide            $8,100,000      Appraisal           NAP         07/01/2002
     66       NCB                  $36,180,000      Appraisal           NAP         02/07/2002
     67       NCB,FSB               $7,600,000      Appraisal           NAP         10/31/2001
     68       UCL                   $2,900,000      Appraisal           NAP         08/15/2002
     69       UCL                   $2,200,000      Appraisal           NAP         08/15/2002
     70       Prudential            $4,750,000      Appraisal           NAP         06/11/2002
     71       UCL                   $5,080,000      Appraisal           NAP         02/25/2002
     72       UCL                   $6,200,143    Market Study         10.5%        08/22/2002
     73       UCL                   $4,544,611    Market Study          9.5%        08/18/2002
     74       NCB,FSB              $23,550,000      Appraisal           NAP         06/13/2002
     75       UCL                   $3,950,000      Appraisal           NAP         09/20/2001
     76       UCL                   $2,410,000         BPO              NAP         08/20/2002
     77       UCL                   $1,880,000         BPO              NAP         08/20/2002
     78       UCL                   $3,444,162    Market Study         10.5%        08/22/2002
     79       UCL                   $4,300,000      Appraisal           NAP         08/23/2001
     80       UCL                   $3,872,771    Market Study         10.5%        08/19/2002
     81       UCL                   $2,639,344         BPO              NAP         09/18/2002
     82       UCL                   $1,440,000         BPO              NAP         09/19/2002
     83       UCL                   $2,160,000         BPO              NAP         09/14/2002
     84       TIAA                  $4,600,000      Appraisal           NAP         11/15/2001
     85       PCF                   $4,850,000      Appraisal           NAP         07/17/2002
     86       NCB                  $32,000,000      Appraisal           NAP         06/04/2002
     87       Nationwide            $6,000,000      Appraisal           NAP         07/11/2002
     88       UCL                   $4,068,767    Market Study          9.0%        08/22/2002
     89       UCL                   $3,930,000      Appraisal           NAP         06/26/2002
     90       UCL                   $4,812,927    Market Study          8.2%        08/21/2002
     91       Prudential            $3,690,000      Appraisal           NAP         09/05/2002
     92       PCF                   $4,300,000      Appraisal           NAP         07/31/2002
     93       UCL                   $4,636,741    Market Study         10.3%        08/20/2002
     94       NCB,FSB              $34,210,000      Appraisal           NAP         05/17/2002
     95       UCL                   $3,193,384    Market Study          9.3%        08/19/2002
     96       UCL                   $1,122,191    Market Study         11.0%        08/21/2002
     97       UCL                   $1,795,504    Market Study         11.0%        09/20/2002
     98       UCL                     $695,760    Market Study         11.0%        09/20/2002
     99       UCL                   $3,251,829    Market Study         10.5%        08/20/2002
     100      UCL                   $4,448,982    Market Study         11.0%        08/17/2002
     101      UCL                   $3,700,000      Appraisal           NAP         04/05/2002
     102      UCL                   $3,457,038    Market Study         10.5%        08/19/2002
     103      NCB,FSB             $107,150,000      Appraisal           NAP         05/01/2002
     104      UCL                   $3,670,768    Market Study          9.5%        09/18/2002
     105      UCL                   $3,250,000      Appraisal           NAP         08/02/2002
     106      Prudential            $3,230,000      Appraisal           NAP         06/18/2002
     107      NCB,FSB              $29,530,000      Appraisal           NAP         07/02/2002
     108      NCB,FSB              $11,300,000      Appraisal           NAP         05/02/2002
     109      UCL                   $3,396,182    Market Study         11.0%        08/21/2002
     110      UCL                   $3,736,905    Market Study         10.5%        08/20/2002
     111      Nationwide            $4,000,000      Appraisal           NAP         08/01/2002
     112      NCB,FSB              $16,874,000      Appraisal           NAP         02/13/2002
     113      UCL                   $3,860,293    Market Study         10.3%        08/21/2002
     114      UCL                   $5,278,000         BPO              NAP         08/16/2002
     115      NCB,FSB               $2,500,000      Appraisal           NAP         06/13/2002
     116      UCL                   $2,800,000         BPO              NAP         08/19/2002
     117      UCL                     $460,000         BPO              NAP         08/19/2002
     118      UCL                   $2,859,637         BPO              NAP         08/15/2002
     119      UCL                     $720,000      Appraisal           NAP         05/31/2001
     120      UCL                   $2,150,000      Appraisal           NAP         06/07/2001
     121      UCL                   $6,200,000         BPO              NAP         08/21/2002
     122      UCL                   $5,692,500         BPO              NAP         08/19/2002
     123      PCF                   $2,900,000      Appraisal           NAP         07/10/2002
     124      UCL                   $2,581,930         BPO              NAP         08/27/2002
     125      PCF                   $3,400,000      Appraisal           NAP         07/31/2002
     126      UCL                   $3,087,000         BPO              NAP         08/14/2002
     127      UCL                   $2,720,000         BPO              NAP         08/14/2002
     128      UCL                   $1,650,000      Appraisal           NAP         10/10/2001
     129      UCL                     $975,000      Appraisal           NAP         10/10/2001
     130      NCB,FSB              $14,425,000      Appraisal           NAP         04/25/2002
     131      UCL                   $3,120,000      Appraisal           NAP         04/17/2002
     132      UCL                   $2,750,000      Appraisal           NAP         07/13/2001
     133      NCB,FSB               $2,700,000      Appraisal           NAP         07/01/2002
     134      UCL                   $2,898,000         BPO              NAP         08/21/2002
     135      NCB,FSB               $3,000,000      Appraisal           NAP         03/06/2002
     136      UCL                   $2,466,900         BPO              NAP         08/21/2002
     137      UCL                   $1,976,590         BPO              NAP         08/18/2002
     138      UCL                   $3,900,000         BPO              NAP         08/26/2002
     139      UCL                   $2,236,140         BPO              NAP         08/16/2002
     140      UCL                   $3,035,000      Appraisal           NAP         04/26/2001
     141      UCL                   $2,516,000         BPO              NAP         08/19/2002
     142      UCL                   $3,900,000         BPO              NAP         08/13/2002
     143      UCL                   $3,140,000         BPO              NAP         08/23/2002
     144      UCL                   $3,000,000         BPO              NAP         08/25/2002
     145      UCL                   $2,075,000      Appraisal           NAP         07/26/2001
     146      UCL                   $2,810,000         BPO              NAP         08/15/2002
     147      NCB                  $31,100,000      Appraisal           NAP         03/25/2002
     148      UCL                   $6,770,400         BPO              NAP         08/16/2002
     149      UCL                   $2,000,000         BPO              NAP         08/22/2002
     150      UCL                   $1,314,000         BPO              NAP         08/19/2002
     151      UCL                   $1,848,652         BPO              NAP         08/19/2002
     152      UCL                   $2,120,000         BPO              NAP         08/21/2002
     153      UCL                   $2,130,000      Appraisal           NAP         11/30/2001
     154      UCL                   $2,327,000         BPO              NAP         08/11/2002
     155      UCL                   $1,536,000         BPO              NAP         08/16/2002
     156      UCL                   $1,740,000         BPO              NAP         08/19/2002
     157      UCL                   $5,800,000         BPO              NAP         08/19/2002
     158      UCL                   $2,554,500         BPO              NAP         08/27/2002
     159      UCL                   $2,750,000         BPO              NAP         08/23/2002
     160      UCL                   $2,250,000      Appraisal           NAP         10/01/2001
     161      UCL                   $3,712,000         BPO              NAP         08/19/2002
     162      UCL                   $1,066,560         BPO              NAP         08/16/2002
     163      UCL                   $1,297,200         BPO              NAP         08/16/2002
     164      UCL                   $1,079,100         BPO              NAP         08/16/2002
     165      NCB,FSB               $6,030,000      Appraisal           NAP         06/05/2002
     166      UCL                   $1,850,000      Appraisal           NAP         10/15/2001
     167      UCL                     $550,000         BPO              NAP         08/15/2002
     168      UCL                     $900,000         BPO              NAP         08/15/2002
     169      UCL                     $465,000         BPO              NAP         08/15/2002
     170      UCL                   $2,000,000      Appraisal           NAP         01/09/2002
     171      UCL                   $2,304,000         BPO              NAP         08/16/2002
     172      UCL                   $2,250,000         BPO              NAP         09/04/2002
     173      UCL                   $3,275,000         BPO              NAP         08/16/2002
     174      NCB,FSB             $182,140,000      Appraisal           NAP         03/19/2002
     175      UCL                   $1,900,000      Appraisal           NAP         04/09/2002
     176      UCL                   $2,100,000         BPO              NAP         08/19/2002
     177      UCL                   $3,500,000         BPO              NAP         08/16/2002
     178      UCL                   $1,800,000      Appraisal           NAP         09/11/2001
     179      NCB,FSB               $4,750,000      Appraisal           NAP         04/20/2002
     180      UCL                   $1,800,000         BPO              NAP         08/16/2002
     181      UCL                   $2,375,000      Appraisal           NAP         02/06/2002
     182      UCL                   $1,718,730         BPO              NAP         08/21/2002
     183      UCL                   $2,500,000         BPO              NAP         08/16/2002
     184      UCL                   $3,016,000         BPO              NAP         08/20/2002
     185      UCL                   $4,000,000         BPO              NAP         08/19/2002
     186      UCL                   $1,930,500         BPO              NAP         08/18/2002
     187      UCL                   $1,800,000         BPO              NAP         08/23/2002
     188      UCL                   $1,555,000      Appraisal           NAP         10/15/2001
     189      NCB                   $8,300,000      Appraisal           NAP         05/06/2002
     190      UCL                   $2,000,000         BPO              NAP         08/23/2002
     191      UCL                   $1,800,000         BPO              NAP         08/19/2002
     192      UCL                   $2,700,000         BPO              NAP         08/18/2002
     193      UCL                   $2,802,120         BPO              NAP         09/03/2002
     194      UCL                   $1,600,000      Appraisal           NAP         10/26/2001
     195      PCF                   $1,820,000      Appraisal           NAP         07/31/2002
     196      PCF                   $1,900,000      Appraisal           NAP         07/11/2002
     197      UCL                   $2,417,480         BPO              NAP         08/19/2002
     198      NCB,FSB               $6,650,000      Appraisal           NAP         04/09/2002
     199      NCB,FSB              $10,430,000      Appraisal           NAP         04/19/2002
     200      UCL                   $2,587,500         BPO              NAP         08/22/2002
     201      UCL                   $1,363,440         BPO              NAP         08/27/2002
     202      UCL                   $1,908,000         BPO              NAP         08/06/2002
     203      NCB                   $9,310,000      Appraisal           NAP         02/27/2002
     204      UCL                   $1,800,000         BPO              NAP         08/26/2002
     205      UCL                   $1,500,000         BPO              NAP         08/27/2002
     206      UCL                   $1,400,000      Appraisal           NAP         05/31/2001
     207      UCL                   $1,250,000         BPO              NAP         08/22/2002
     208      UCL                   $1,270,000      Appraisal           NAP         11/02/2001
     209      UCL                   $2,576,000         BPO              NAP         08/14/2002
     210      NCB                  $17,400,000      Appraisal           NAP         02/27/2002
     211      UCL                   $1,100,000         BPO              NAP         08/16/2002
     212      UCL                   $4,250,000         BPO              NAP         08/16/2002
     213      UCL                   $2,352,000         BPO              NAP         08/24/2002
     214      UCL                   $1,350,000      Appraisal           NAP         05/21/2001
     215      UCL                   $1,200,000      Appraisal           NAP         04/17/2001
     216      UCL                   $1,840,500         BPO              NAP         08/17/2002
     217      UCL                   $1,200,000         BPO              NAP         08/15/2002
     218      UCL                   $1,595,000         BPO              NAP         08/18/2002
     219      NCB,FSB              $15,579,100      Appraisal           NAP         05/23/2002
     220      UCL                   $1,359,050         BPO              NAP         08/27/2002
     221      NCB                   $5,575,000      Appraisal           NAP         04/05/2002
     222      UCL                   $1,765,120         BPO              NAP         08/16/2002
     223      UCL                   $2,940,000         BPO              NAP         08/18/2002
     224      UCL                   $1,123,200         BPO              NAP         08/16/2002
     225      UCL                     $995,000         BPO              NAP         08/20/2002
     226      UCL                   $3,065,920         BPO              NAP         08/20/2002
     227      UCL                   $1,400,000      Appraisal           NAP         09/28/2001
     228      UCL                   $2,871,000         BPO              NAP         08/14/2002
     229      UCL                   $1,000,000         BPO              NAP         08/16/2002
     230      PCF                   $1,200,000      Appraisal           NAP         07/11/2002
     231      UCL                   $1,096,965         BPO              NAP         08/22/2002
     232      UCL                   $2,017,980         BPO              NAP         08/26/2002
     233      UCL                   $1,343,000         BPO              NAP         08/23/2002
     234      UCL                   $2,000,000      Appraisal           NAP         05/01/2002
     235      UCL                     $925,000         BPO              NAP         08/27/2002
     236      NCB                  $19,470,000      Appraisal           NAP         03/28/2002
     237      UCL                   $3,210,000      Appraisal           NAP         06/20/2001
     238      UCL                     $850,000         BPO              NAP         08/19/2002
     239      UCL                   $1,175,000         BPO              NAP         08/21/2002
     240      NCB                   $4,275,000      Appraisal           NAP         05/01/2002
     241      NCB                   $3,000,000      Appraisal           NAP         01/04/2002
     242      NCB                   $3,460,000      Appraisal           NAP         02/19/2002
     243      NCB                   $2,115,000      Appraisal           NAP         02/06/2002
     244      NCB                   $4,300,000      Appraisal           NAP         03/13/2002
     245      NCB                   $9,100,000      Appraisal           NAP         04/09/2002
     246      NCB,FSB               $1,890,000      Appraisal           NAP         06/03/2002
     247      NCB                   $4,185,000      Appraisal           NAP         04/08/2002
     248      NCB                   $2,725,000      Appraisal           NAP         04/08/2002

---------------------------------------------------------------------------------------------------------
                                                            COOPERATIVE LOANS(13)
  MORTGAGE    MORTGAGE         --------------------------------------------------------------------------
  LOAN NO.    LOAN SELLER(1)         RENTAL VALUE       LTV AS RENTAL   UNSOLD PERCENT     SPONSOR UNITS
---------------------------------------------------------------------------------------------------------
      1       MSDWMC                          NAP                NAP              NAP               NAP
      2       MSDWMC                          NAP                NAP              NAP               NAP
      3       Prudential                      NAP                NAP              NAP               NAP
      4       MSDWMC                          NAP                NAP              NAP               NAP
      5       MSDWMC                          NAP                NAP              NAP               NAP
      6       PCF                             NAP                NAP              NAP               NAP
      7       PCF                             NAP                NAP              NAP               NAP
      8       Prudential                      NAP                NAP              NAP               NAP
      9       TIAA                            NAP                NAP              NAP               NAP
     10       Prudential                      NAP                NAP              NAP               NAP
     11       Prudential                      NAP                NAP              NAP               NAP
     12       Prudential                      NAP                NAP              NAP               NAP
     13       TIAA                            NAP                NAP              NAP               NAP
     14       TIAA                            NAP                NAP              NAP               NAP
     15       Nationwide                      NAP                NAP              NAP               NAP
     16       PCF                             NAP                NAP              NAP               NAP
     17       NCB                             NAP                NAP              NAP               NAP
     18       Prudential                      NAP                NAP              NAP               NAP
     19       PCF                             NAP                NAP              NAP               NAP
     20       PCF                             NAP                NAP              NAP               NAP
     21       Prudential                      NAP                NAP              NAP               NAP
     22       NCB                     $38,600,000              22.4%            15.2%                 0
     23       Nationwide                      NAP                NAP              NAP               NAP
     24       PCF                             NAP                NAP              NAP               NAP
     25       Prudential                      NAP                NAP              NAP               NAP
     26       TIAA                            NAP                NAP              NAP               NAP
     27       NCB                             NAP                NAP              NAP               NAP
     28       Nationwide                      NAP                NAP              NAP               NAP
     29       NCB, FSB                $34,420,000              21.8%             3.8%                 9
     30       NCB, FSB                $30,000,000              23.3%             0.8%                 0
     31       TIAA                            NAP                NAP              NAP               NAP
     32       Nationwide                      NAP                NAP              NAP               NAP
     33       PCF                             NAP                NAP              NAP               NAP
     34       Prudential                      NAP                NAP              NAP               NAP
     35       PCF                             NAP                NAP              NAP               NAP
     36       MSDWMC                          NAP                NAP              NAP               NAP
     37       Prudential                      NAP                NAP              NAP               NAP
     38       Prudential                      NAP                NAP              NAP               NAP
     39       PCF                             NAP                NAP              NAP               NAP
     40       PCF                             NAP                NAP              NAP               NAP
     41       Prudential                      NAP                NAP              NAP               NAP
     42       NCB,FSB                         NAP                NAP              NAP               NAP
     43       Prudential                      NAP                NAP              NAP               NAP
     44       NCB,FSB                         NAP                NAP              NAP               NAP
     45       Prudential                      NAP                NAP              NAP               NAP
     46       Nationwide                      NAP                NAP              NAP               NAP
     47       UCL                             NAP                NAP              NAP               NAP
     48       NCB,FSB                 $22,600,000              17.7%             0.0%                 0
     49       NCB,FSB                 $15,800,000              25.2%            28.9%                37
     50       Prudential                      NAP                NAP              NAP               NAP
     51       NCB                     $20,300,000              19.4%            51.6%                 0
     52       NCB,FSB                 $54,800,000               6.9%             0.0%                 0
     53       NCB,FSB                         NAP                NAP              NAP               NAP
     54       NCB                     $31,840,000              11.3%             4.4%                 0
     55       NCB,FSB                 $31,900,000              11.3%            13.2%                18
     56       NCB                     $30,000,000              11.8%            20.4%                28
     57       MSDWMC                          NAP                NAP              NAP               NAP
     58       PCF                             NAP                NAP              NAP               NAP
     59       UCL                             NAP                NAP              NAP               NAP
     60       NCB,FSB                 $17,270,000              19.8%             0.0%                 0
     61       Prudential                      NAP                NAP              NAP               NAP
     62       PCF                             NAP                NAP              NAP               NAP
     63       UCL                             NAP                NAP              NAP               NAP
     64       UCL                             NAP                NAP              NAP               NAP
     65       Nationwide                      NAP                NAP              NAP               NAP
     66       NCB                     $22,350,000              13.4%             0.0%                 0
     67       NCB,FSB                         NAP                NAP              NAP               NAP
     68       UCL                             NAP                NAP              NAP               NAP
     69       UCL                             NAP                NAP              NAP               NAP
     70       Prudential                      NAP                NAP              NAP               NAP
     71       UCL                             NAP                NAP              NAP               NAP
     72       UCL                             NAP                NAP              NAP               NAP
     73       UCL                             NAP                NAP              NAP               NAP
     74       NCB,FSB                 $11,640,000              24.0%            33.3%                 0
     75       UCL                             NAP                NAP              NAP               NAP
     76       UCL                             NAP                NAP              NAP               NAP
     77       UCL                             NAP                NAP              NAP               NAP
     78       UCL                             NAP                NAP              NAP               NAP
     79       UCL                             NAP                NAP              NAP               NAP
     80       UCL                             NAP                NAP              NAP               NAP
     81       UCL                             NAP                NAP              NAP               NAP
     82       UCL                             NAP                NAP              NAP               NAP
     83       UCL                             NAP                NAP              NAP               NAP
     84       TIAA                            NAP                NAP              NAP               NAP
     85       PCF                             NAP                NAP              NAP               NAP
     86       NCB                     $30,200,000               8.1%             0.0%                 0
     87       Nationwide                      NAP                NAP              NAP               NAP
     88       UCL                             NAP                NAP              NAP               NAP
     89       UCL                             NAP                NAP              NAP               NAP
     90       UCL                             NAP                NAP              NAP               NAP
     91       Prudential                      NAP                NAP              NAP               NAP
     92       PCF                             NAP                NAP              NAP               NAP
     93       UCL                             NAP                NAP              NAP               NAP
     94       NCB,FSB                 $18,080,000              12.7%            10.8%                 8
     95       UCL                             NAP                NAP              NAP               NAP
     96       UCL                             NAP                NAP              NAP               NAP
     97       UCL                             NAP                NAP              NAP               NAP
     98       UCL                             NAP                NAP              NAP               NAP
     99       UCL                             NAP                NAP              NAP               NAP
     100      UCL                             NAP                NAP              NAP               NAP
     101      UCL                             NAP                NAP              NAP               NAP
     102      UCL                             NAP                NAP              NAP               NAP
     103      NCB,FSB                 $39,000,000               5.5%             0.0%                 0
     104      UCL                             NAP                NAP              NAP               NAP
     105      UCL                             NAP                NAP              NAP               NAP
     106      Prudential                      NAP                NAP              NAP               NAP
     107      NCB,FSB                 $18,700,000              11.2%             0.0%                 0
     108      NCB,FSB                  $9,000,000              23.2%            13.9%                10
     109      UCL                             NAP                NAP              NAP               NAP
     110      UCL                             NAP                NAP              NAP               NAP
     111      Nationwide                      NAP                NAP              NAP               NAP
     112      NCB,FSB                 $12,200,000              16.3%             0.0%                 0
     113      UCL                             NAP                NAP              NAP               NAP
     114      UCL                             NAP                NAP              NAP               NAP
     115      NCB,FSB                         NAP                NAP              NAP               NAP
     116      UCL                             NAP                NAP              NAP               NAP
     117      UCL                             NAP                NAP              NAP               NAP
     118      UCL                             NAP                NAP              NAP               NAP
     119      UCL                             NAP                NAP              NAP               NAP
     120      UCL                             NAP                NAP              NAP               NAP
     121      UCL                             NAP                NAP              NAP               NAP
     122      UCL                             NAP                NAP              NAP               NAP
     123      PCF                             NAP                NAP              NAP               NAP
     124      UCL                             NAP                NAP              NAP               NAP
     125      PCF                             NAP                NAP              NAP               NAP
     126      UCL                             NAP                NAP              NAP               NAP
     127      UCL                             NAP                NAP              NAP               NAP
     128      UCL                             NAP                NAP              NAP               NAP
     129      UCL                             NAP                NAP              NAP               NAP
     130      NCB,FSB                 $15,200,000              11.3%            10.1%                15
     131      UCL                             NAP                NAP              NAP               NAP
     132      UCL                             NAP                NAP              NAP               NAP
     133      NCB,FSB                         NAP                NAP              NAP               NAP
     134      UCL                             NAP                NAP              NAP               NAP
     135      NCB,FSB                         NAP                NAP              NAP               NAP
     136      UCL                             NAP                NAP              NAP               NAP
     137      UCL                             NAP                NAP              NAP               NAP
     138      UCL                             NAP                NAP              NAP               NAP
     139      UCL                             NAP                NAP              NAP               NAP
     140      UCL                             NAP                NAP              NAP               NAP
     141      UCL                             NAP                NAP              NAP               NAP
     142      UCL                             NAP                NAP              NAP               NAP
     143      UCL                             NAP                NAP              NAP               NAP
     144      UCL                             NAP                NAP              NAP               NAP
     145      UCL                             NAP                NAP              NAP               NAP
     146      UCL                             NAP                NAP              NAP               NAP
     147      NCB                     $17,100,000               8.8%             0.0%                 0
     148      UCL                             NAP                NAP              NAP               NAP
     149      UCL                             NAP                NAP              NAP               NAP
     150      UCL                             NAP                NAP              NAP               NAP
     151      UCL                             NAP                NAP              NAP               NAP
     152      UCL                             NAP                NAP              NAP               NAP
     153      UCL                             NAP                NAP              NAP               NAP
     154      UCL                             NAP                NAP              NAP               NAP
     155      UCL                             NAP                NAP              NAP               NAP
     156      UCL                             NAP                NAP              NAP               NAP
     157      UCL                             NAP                NAP              NAP               NAP
     158      UCL                             NAP                NAP              NAP               NAP
     159      UCL                             NAP                NAP              NAP               NAP
     160      UCL                             NAP                NAP              NAP               NAP
     161      UCL                             NAP                NAP              NAP               NAP
     162      UCL                             NAP                NAP              NAP               NAP
     163      UCL                             NAP                NAP              NAP               NAP
     164      UCL                             NAP                NAP              NAP               NAP
     165      NCB,FSB                  $4,430,000              29.3%            43.6%                24
     166      UCL                             NAP                NAP              NAP               NAP
     167      UCL                             NAP                NAP              NAP               NAP
     168      UCL                             NAP                NAP              NAP               NAP
     169      UCL                             NAP                NAP              NAP               NAP
     170      UCL                             NAP                NAP              NAP               NAP
     171      UCL                             NAP                NAP              NAP               NAP
     172      UCL                             NAP                NAP              NAP               NAP
     173      UCL                             NAP                NAP              NAP               NAP
     174      NCB,FSB                $132,600,000               0.9%             0.0%                 0
     175      UCL                             NAP                NAP              NAP               NAP
     176      UCL                             NAP                NAP              NAP               NAP
     177      UCL                             NAP                NAP              NAP               NAP
     178      UCL                             NAP                NAP              NAP               NAP
     179      NCB,FSB                  $4,750,000              25.2%            25.4%                15
     180      UCL                             NAP                NAP              NAP               NAP
     181      UCL                             NAP                NAP              NAP               NAP
     182      UCL                             NAP                NAP              NAP               NAP
     183      UCL                             NAP                NAP              NAP               NAP
     184      UCL                             NAP                NAP              NAP               NAP
     185      UCL                             NAP                NAP              NAP               NAP
     186      UCL                             NAP                NAP              NAP               NAP
     187      UCL                             NAP                NAP              NAP               NAP
     188      UCL                             NAP                NAP              NAP               NAP
     189      NCB                      $3,000,000              36.3%             0.0%                 0
     190      UCL                             NAP                NAP              NAP               NAP
     191      UCL                             NAP                NAP              NAP               NAP
     192      UCL                             NAP                NAP              NAP               NAP
     193      UCL                             NAP                NAP              NAP               NAP
     194      UCL                             NAP                NAP              NAP               NAP
     195      PCF                             NAP                NAP              NAP               NAP
     196      PCF                             NAP                NAP              NAP               NAP
     197      UCL                             NAP                NAP              NAP               NAP
     198      NCB,FSB                  $4,310,000              23.2%            18.2%                 0
     199      NCB,FSB                  $5,750,000              17.3%            12.5%                 3
     200      UCL                             NAP                NAP              NAP               NAP
     201      UCL                             NAP                NAP              NAP               NAP
     202      UCL                             NAP                NAP              NAP               NAP
     203      NCB                      $7,690,000              12.3%            13.2%                 5
     204      UCL                             NAP                NAP              NAP               NAP
     205      UCL                             NAP                NAP              NAP               NAP
     206      UCL                             NAP                NAP              NAP               NAP
     207      UCL                             NAP                NAP              NAP               NAP
     208      UCL                             NAP                NAP              NAP               NAP
     209      UCL                             NAP                NAP              NAP               NAP
     210      NCB                     $30,000,000               2.8%             0.0%                 0
     211      UCL                             NAP                NAP              NAP               NAP
     212      UCL                             NAP                NAP              NAP               NAP
     213      UCL                             NAP                NAP              NAP               NAP
     214      UCL                             NAP                NAP              NAP               NAP
     215      UCL                             NAP                NAP              NAP               NAP
     216      UCL                             NAP                NAP              NAP               NAP
     217      UCL                             NAP                NAP              NAP               NAP
     218      UCL                             NAP                NAP              NAP               NAP
     219      NCB,FSB                 $10,450,000               7.4%             0.0%                 0
     220      UCL                             NAP                NAP              NAP               NAP
     221      NCB                      $4,000,000              19.2%            14.3%                 0
     222      UCL                             NAP                NAP              NAP               NAP
     223      UCL                             NAP                NAP              NAP               NAP
     224      UCL                             NAP                NAP              NAP               NAP
     225      UCL                             NAP                NAP              NAP               NAP
     226      UCL                             NAP                NAP              NAP               NAP
     227      UCL                             NAP                NAP              NAP               NAP
     228      UCL                             NAP                NAP              NAP               NAP
     229      UCL                             NAP                NAP              NAP               NAP
     230      PCF                             NAP                NAP              NAP               NAP
     231      UCL                             NAP                NAP              NAP               NAP
     232      UCL                             NAP                NAP              NAP               NAP
     233      UCL                             NAP                NAP              NAP               NAP
     234      UCL                             NAP                NAP              NAP               NAP
     235      UCL                             NAP                NAP              NAP               NAP
     236      NCB                     $10,350,000               5.6%            16.7%                 6
     237      UCL                             NAP                NAP              NAP               NAP
     238      UCL                             NAP                NAP              NAP               NAP
     239      UCL                             NAP                NAP              NAP               NAP
     240      NCB                      $3,150,000              15.0%             0.0%                 0
     241      NCB                      $2,260,000              13.2%             0.0%                 0
     242      NCB                      $1,850,000              14.0%             0.0%                 0
     243      NCB                      $1,460,000              15.3%             0.0%                 0
     244      NCB                      $2,240,000               8.9%            57.9%                 9
     245      NCB                      $8,400,000               2.4%             0.0%                 0
     246      NCB,FSB                    $740,000              25.6%             0.0%                 0
     247      NCB                      $2,300,000               8.0%             0.0%                 0
     248      NCB                      $1,500,000               8.2%             0.0%                 0

-------------------------------------------------------------------------------
                                          COOPERATIVE LOANS(13)
  MORTGAGE    MORTGAGE         ------------------------------------------------
  LOAN NO.    LOAN SELLER(1)    INVESTOR UNITS       COOP UNITS   SPONSOR CARRY
-------------------------------------------------------------------------------
      1       MSDWMC                      NAP              NAP             NAP
      2       MSDWMC                      NAP              NAP             NAP
      3       Prudential                  NAP              NAP             NAP
      4       MSDWMC                      NAP              NAP             NAP
      5       MSDWMC                      NAP              NAP             NAP
      6       PCF                         NAP              NAP             NAP
      7       PCF                         NAP              NAP             NAP
      8       Prudential                  NAP              NAP             NAP
      9       TIAA                        NAP              NAP             NAP
     10       Prudential                  NAP              NAP             NAP
     11       Prudential                  NAP              NAP             NAP
     12       Prudential                  NAP              NAP             NAP
     13       TIAA                        NAP              NAP             NAP
     14       TIAA                        NAP              NAP             NAP
     15       Nationwide                  NAP              NAP             NAP
     16       PCF                         NAP              NAP             NAP
     17       NCB                         NAP              NAP             NAP
     18       Prudential                  NAP              NAP             NAP
     19       PCF                         NAP              NAP             NAP
     20       PCF                         NAP              NAP             NAP
     21       Prudential                  NAP              NAP             NAP
     22       NCB                          32                0             NAP
     23       Nationwide                  NAP              NAP             NAP
     24       PCF                         NAP              NAP             NAP
     25       Prudential                  NAP              NAP             NAP
     26       TIAA                        NAP              NAP             NAP
     27       NCB                         NAP              NAP             NAP
     28       Nationwide                  NAP              NAP             NAP
     29       NCB, FSB                      2                0         $50,622
     30       NCB, FSB                      0                1             NAP
     31       TIAA                        NAP              NAP             NAP
     32       Nationwide                  NAP              NAP             NAP
     33       PCF                         NAP              NAP             NAP
     34       Prudential                  NAP              NAP             NAP
     35       PCF                         NAP              NAP             NAP
     36       MSDWMC                      NAP              NAP             NAP
     37       Prudential                  NAP              NAP             NAP
     38       Prudential                  NAP              NAP             NAP
     39       PCF                         NAP              NAP             NAP
     40       PCF                         NAP              NAP             NAP
     41       Prudential                  NAP              NAP             NAP
     42       NCB,FSB                     NAP              NAP             NAP
     43       Prudential                  NAP              NAP             NAP
     44       NCB,FSB                     NAP              NAP             NAP
     45       Prudential                  NAP              NAP             NAP
     46       Nationwide                  NAP              NAP             NAP
     47       UCL                         NAP              NAP             NAP
     48       NCB,FSB                       0                0             NAP
     49       NCB,FSB                       0                0          $6,883
     50       Prudential                  NAP              NAP             NAP
     51       NCB                          93               19             NAP
     52       NCB,FSB                       0                0             NAP
     53       NCB,FSB                     NAP              NAP             NAP
     54       NCB                           0                3             NAP
     55       NCB,FSB                       5                0        $169,210
     56       NCB                           0                0        $120,317
     57       MSDWMC                      NAP              NAP             NAP
     58       PCF                         NAP              NAP             NAP
     59       UCL                         NAP              NAP             NAP
     60       NCB,FSB                       0                0             NAP
     61       Prudential                  NAP              NAP             NAP
     62       PCF                         NAP              NAP             NAP
     63       UCL                         NAP              NAP             NAP
     64       UCL                         NAP              NAP             NAP
     65       Nationwide                  NAP              NAP             NAP
     66       NCB                           0                0             NAP
     67       NCB,FSB                     NAP              NAP             NAP
     68       UCL                         NAP              NAP             NAP
     69       UCL                         NAP              NAP             NAP
     70       Prudential                  NAP              NAP             NAP
     71       UCL                         NAP              NAP             NAP
     72       UCL                         NAP              NAP             NAP
     73       UCL                         NAP              NAP             NAP
     74       NCB,FSB                      26                0             NAP
     75       UCL                         NAP              NAP             NAP
     76       UCL                         NAP              NAP             NAP
     77       UCL                         NAP              NAP             NAP
     78       UCL                         NAP              NAP             NAP
     79       UCL                         NAP              NAP             NAP
     80       UCL                         NAP              NAP             NAP
     81       UCL                         NAP              NAP             NAP
     82       UCL                         NAP              NAP             NAP
     83       UCL                         NAP              NAP             NAP
     84       TIAA                        NAP              NAP             NAP
     85       PCF                         NAP              NAP             NAP
     86       NCB                           0                0             NAP
     87       Nationwide                  NAP              NAP             NAP
     88       UCL                         NAP              NAP             NAP
     89       UCL                         NAP              NAP             NAP
     90       UCL                         NAP              NAP             NAP
     91       Prudential                  NAP              NAP             NAP
     92       PCF                         NAP              NAP             NAP
     93       UCL                         NAP              NAP             NAP
     94       NCB,FSB                       0                3         $16,828
     95       UCL                         NAP              NAP             NAP
     96       UCL                         NAP              NAP             NAP
     97       UCL                         NAP              NAP             NAP
     98       UCL                         NAP              NAP             NAP
     99       UCL                         NAP              NAP             NAP
     100      UCL                         NAP              NAP             NAP
     101      UCL                         NAP              NAP             NAP
     102      UCL                         NAP              NAP             NAP
     103      NCB,FSB                       0                0             NAP
     104      UCL                         NAP              NAP             NAP
     105      UCL                         NAP              NAP             NAP
     106      Prudential                  NAP              NAP             NAP
     107      NCB,FSB                       0                0             NAP
     108      NCB,FSB                       0                0        $114,000
     109      UCL                         NAP              NAP             NAP
     110      UCL                         NAP              NAP             NAP
     111      Nationwide                  NAP              NAP             NAP
     112      NCB,FSB                       0                0             NAP
     113      UCL                         NAP              NAP             NAP
     114      UCL                         NAP              NAP             NAP
     115      NCB,FSB                     NAP              NAP             NAP
     116      UCL                         NAP              NAP             NAP
     117      UCL                         NAP              NAP             NAP
     118      UCL                         NAP              NAP             NAP
     119      UCL                         NAP              NAP             NAP
     120      UCL                         NAP              NAP             NAP
     121      UCL                         NAP              NAP             NAP
     122      UCL                         NAP              NAP             NAP
     123      PCF                         NAP              NAP             NAP
     124      UCL                         NAP              NAP             NAP
     125      PCF                         NAP              NAP             NAP
     126      UCL                         NAP              NAP             NAP
     127      UCL                         NAP              NAP             NAP
     128      UCL                         NAP              NAP             NAP
     129      UCL                         NAP              NAP             NAP
     130      NCB,FSB                       0                0         $22,193
     131      UCL                         NAP              NAP             NAP
     132      UCL                         NAP              NAP             NAP
     133      NCB,FSB                     NAP              NAP             NAP
     134      UCL                         NAP              NAP             NAP
     135      NCB,FSB                     NAP              NAP             NAP
     136      UCL                         NAP              NAP             NAP
     137      UCL                         NAP              NAP             NAP
     138      UCL                         NAP              NAP             NAP
     139      UCL                         NAP              NAP             NAP
     140      UCL                         NAP              NAP             NAP
     141      UCL                         NAP              NAP             NAP
     142      UCL                         NAP              NAP             NAP
     143      UCL                         NAP              NAP             NAP
     144      UCL                         NAP              NAP             NAP
     145      UCL                         NAP              NAP             NAP
     146      UCL                         NAP              NAP             NAP
     147      NCB                           0                0             NAP
     148      UCL                         NAP              NAP             NAP
     149      UCL                         NAP              NAP             NAP
     150      UCL                         NAP              NAP             NAP
     151      UCL                         NAP              NAP             NAP
     152      UCL                         NAP              NAP             NAP
     153      UCL                         NAP              NAP             NAP
     154      UCL                         NAP              NAP             NAP
     155      UCL                         NAP              NAP             NAP
     156      UCL                         NAP              NAP             NAP
     157      UCL                         NAP              NAP             NAP
     158      UCL                         NAP              NAP             NAP
     159      UCL                         NAP              NAP             NAP
     160      UCL                         NAP              NAP             NAP
     161      UCL                         NAP              NAP             NAP
     162      UCL                         NAP              NAP             NAP
     163      UCL                         NAP              NAP             NAP
     164      UCL                         NAP              NAP             NAP
     165      NCB,FSB                       0                0         $69,871
     166      UCL                         NAP              NAP             NAP
     167      UCL                         NAP              NAP             NAP
     168      UCL                         NAP              NAP             NAP
     169      UCL                         NAP              NAP             NAP
     170      UCL                         NAP              NAP             NAP
     171      UCL                         NAP              NAP             NAP
     172      UCL                         NAP              NAP             NAP
     173      UCL                         NAP              NAP             NAP
     174      NCB,FSB                       0                0             NAP
     175      UCL                         NAP              NAP             NAP
     176      UCL                         NAP              NAP             NAP
     177      UCL                         NAP              NAP             NAP
     178      UCL                         NAP              NAP             NAP
     179      NCB,FSB                       0                0         $58,311
     180      UCL                         NAP              NAP             NAP
     181      UCL                         NAP              NAP             NAP
     182      UCL                         NAP              NAP             NAP
     183      UCL                         NAP              NAP             NAP
     184      UCL                         NAP              NAP             NAP
     185      UCL                         NAP              NAP             NAP
     186      UCL                         NAP              NAP             NAP
     187      UCL                         NAP              NAP             NAP
     188      UCL                         NAP              NAP             NAP
     189      NCB                           0                0             NAP
     190      UCL                         NAP              NAP             NAP
     191      UCL                         NAP              NAP             NAP
     192      UCL                         NAP              NAP             NAP
     193      UCL                         NAP              NAP             NAP
     194      UCL                         NAP              NAP             NAP
     195      PCF                         NAP              NAP             NAP
     196      PCF                         NAP              NAP             NAP
     197      UCL                         NAP              NAP             NAP
     198      NCB,FSB                       0                4             NAP
     199      NCB,FSB                       0                0         -$8,474
     200      UCL                         NAP              NAP             NAP
     201      UCL                         NAP              NAP             NAP
     202      UCL                         NAP              NAP             NAP
     203      NCB                           0                0          $8,890
     204      UCL                         NAP              NAP             NAP
     205      UCL                         NAP              NAP             NAP
     206      UCL                         NAP              NAP             NAP
     207      UCL                         NAP              NAP             NAP
     208      UCL                         NAP              NAP             NAP
     209      UCL                         NAP              NAP             NAP
     210      NCB                           0                0             NAP
     211      UCL                         NAP              NAP             NAP
     212      UCL                         NAP              NAP             NAP
     213      UCL                         NAP              NAP             NAP
     214      UCL                         NAP              NAP             NAP
     215      UCL                         NAP              NAP             NAP
     216      UCL                         NAP              NAP             NAP
     217      UCL                         NAP              NAP             NAP
     218      UCL                         NAP              NAP             NAP
     219      NCB,FSB                       0                0             NAP
     220      UCL                         NAP              NAP             NAP
     221      NCB                           3                1             NAP
     222      UCL                         NAP              NAP             NAP
     223      UCL                         NAP              NAP             NAP
     224      UCL                         NAP              NAP             NAP
     225      UCL                         NAP              NAP             NAP
     226      UCL                         NAP              NAP             NAP
     227      UCL                         NAP              NAP             NAP
     228      UCL                         NAP              NAP             NAP
     229      UCL                         NAP              NAP             NAP
     230      PCF                         NAP              NAP             NAP
     231      UCL                         NAP              NAP             NAP
     232      UCL                         NAP              NAP             NAP
     233      UCL                         NAP              NAP             NAP
     234      UCL                         NAP              NAP             NAP
     235      UCL                         NAP              NAP             NAP
     236      NCB                           3                0          $9,505
     237      UCL                         NAP              NAP             NAP
     238      UCL                         NAP              NAP             NAP
     239      UCL                         NAP              NAP             NAP
     240      NCB                           0                0             NAP
     241      NCB                           0                0             NAP
     242      NCB                           0                0             NAP
     243      NCB                           0                0             NAP
     244      NCB                           2                0         $64,700
     245      NCB                           0                0             NAP
     246      NCB,FSB                       0                0             NAP
     247      NCB                           0                0             NAP
     248      NCB                           0                0             NAP

-----------------------------------------------------------------------------------------------------------------------------
  MORTGAGE    MORTGAGE               INTEREST                                                                    LEASE
  LOAN NO.    LOAN SELLER(1)      ACCRUAL METHOD    LARGEST TENANT(14)                                      EXPIRATION DATE
-----------------------------------------------------------------------------------------------------------------------------
      1       MSDWMC                Actual/360      Dept. of Employment Services                               06/30/2011
      2       MSDWMC                Actual/360      Prudential Securities, Inc.                                12/31/2014
      3       Prudential            Actual/360      Alkermes, Inc.                                             04/30/2012
      4       MSDWMC                Actual/360      Fleming Companies                                          06/30/2017
      5       MSDWMC                Actual/360      Campbell Ewald                                             06/30/2004
      6       PCF                   Actual/360      Harve Bernard                                              03/31/2012
      7       PCF                     30/360        Nvidia                                                     01/31/2012
      8       Prudential            Actual/360      Pathmark                                                   07/13/2022
      9       TIAA                    30/360        NAP                                                           NAP
     10       Prudential            Actual/360      NAP                                                           NAP
     11       Prudential            Actual/360      King Kullen                                                02/28/2009
     12       Prudential            Actual/360      QFC                                                        03/31/2023
     13       TIAA                    30/360        Safeway                                                    02/28/2025
     14       TIAA                    30/360        Ralphs                                                     05/31/2013
     15       Nationwide            Actual/360      Food Emporium                                              04/30/2017
     16       PCF                   Actual/360      Newport Corporation                                        02/28/2012
     17       NCB                   Actual/360      Union Memorial Hospital                                    03/01/2014
     18       Prudential            Actual/360      NAP                                                           NAP
     19       PCF                   Actual/360      Raddon Financial Group, Inc.                               07/31/2006
     20       PCF                   Actual/360      Apple Computers (FileMaker)                                10/31/2006
     21       Prudential            Actual/360      Brazos Valley Physicians Organization - "BVPO"             03/31/2010
     22       NCB                     30/360        NAP                                                           NAP
     23       Nationwide              30/360        Giant Eagle, Inc.                                          02/28/2019
     24       PCF                     30/360        Allstate Floral & Craft Inc.                               12/31/2006
     25       Prudential            Actual/360      Allen-Bradley Company                                      12/31/2009
     26       TIAA                    30/360        Royal Pet Supply                                           07/31/2005
     27       NCB                   Actual/360      NAP                                                           NAP
     28       Nationwide              30/360        Giant Eagle                                                02/29/2020
     29       NCB, FSB                30/360        NAP                                                           NAP
     30       NCB, FSB              Actual/360      NAP                                                           NAP
     31       TIAA                    30/360        NAP                                                           NAP
     32       Nationwide            Actual/360      Lowe's Home Center                                         01/31/2018
     33       PCF                   Actual/360      Unisource Worldwide Inc.                                   10/31/2007
     34       Prudential            Actual/360      NAP                                                           NAP
     35       PCF                     30/360        The Simmons Manufacturing Company, LLC                     10/31/2005
     36       MSDWMC                Actual/360      Interiors by Mt. Morris                                    03/31/2005
     37       Prudential            Actual/360      ALDI Foods                                                 05/31/2009
     38       Prudential            Actual/360      NAP                                                           NAP
     39       PCF                     30/360        BJ's Wholesale Club, Inc.                                  09/30/2013
     40       PCF                     30/360        Weber Distrubution Warehouses, Inc                         02/28/2012
     41       Prudential            Actual/360      NAP                                                           NAP
     42       NCB,FSB               Actual/360      NAP                                                           NAP
     43       Prudential            Actual/360      NAP                                                           NAP
     44       NCB,FSB               Actual/360      State of Maryland                                          05/01/2012
     45       Prudential            Actual/360      Super Dyeing and Finishing, Inc.                           12/31/2008
     46       Nationwide            Actual/360      Burlington Coat Factory                                    08/31/2011
     47       UCL                     30/360        SuperValue (sublet to Hob-Lob)                             03/31/2009
     48       NCB,FSB                 30/360        NAP                                                           NAP
     49       NCB,FSB                 30/360        NAP                                                           NAP
     50       Prudential            Actual/360      Optivision Inc.                                            12/15/2002
     51       NCB                   Actual/360      NAP                                                           NAP
     52       NCB,FSB               Actual/360      NAP                                                           NAP
     53       NCB,FSB               Actual/360      Vallarta Supermarket                                       11/01/2005
     54       NCB                     30/360        NAP                                                           NAP
     55       NCB,FSB                 30/360        NAP                                                           NAP
     56       NCB                   Actual/360      NAP                                                           NAP
     57       MSDWMC                Actual/360      Micro Networks Corporation                                 11/30/2010
     58       PCF                   Actual/360      NAP                                                           NAP
     59       UCL                     30/360        Manor House Dev.                                           06/30/2005
     60       NCB,FSB               Actual/360      NAP                                                           NAP
     61       Prudential            Actual/360      NAP                                                           NAP
     62       PCF                   Actual/360      HyVee                                                      10/31/2008
     63       UCL                     30/360        Ascension Ven. (St.Vincent's)                              04/30/2005
     64       UCL                     30/360        Bend Urology Associates, LLC                               08/31/2022
     65       Nationwide            Actual/360      Washington Mutual Bank, FA                                 12/31/2005
     66       NCB                     30/360        NAP                                                           NAP
     67       NCB,FSB               Actual/360      Kahan Steiger, CPA                                         08/31/2002
     68       UCL                     30/360        Alberti Designs                                            08/31/2002
     69       UCL                     30/360        Tylie Jones & Associates                                   02/28/2003
     70       Prudential              30/360        Albertsons (Ground Lease)                                  12/31/2021
     71       UCL                     30/360        NAP                                                           NAP
     72       UCL                     30/360        Hobby Lobby                                                01/31/2011
     73       UCL                     30/360        Beach Bums                                                 07/31/2005
     74       NCB,FSB               Actual/360      NAP                                                           NAP
     75       UCL                     30/360        Ebert Composites                                           12/31/2002
     76       UCL                     30/360        Pier 49 Pizza                                              04/30/2007
     77       UCL                     30/360        Hearthstone Bakery                                         01/31/2005
     78       UCL                     30/360        NAP                                                           NAP
     79       UCL                     30/360        Walgreen Arizona Drug Company                              05/31/2061
     80       UCL                     30/360        Aaron Brothers Art Marts, Inc.                             04/30/2004
     81       UCL                     30/360        NAP                                                           NAP
     82       UCL                     30/360        NAP                                                           NAP
     83       UCL                     30/360        NAP                                                           NAP
     84       TIAA                    30/360        Holmes-Murphy & Associates, In                             10/31/2012
     85       PCF                   Actual/360      Walgreens Co.                                              09/30/2022
     86       NCB                   Actual/360      NAP                                                           NAP
     87       Nationwide            Actual/360      NAP                                                           NAP
     88       UCL                     30/360        Holser & Bailey                                            12/31/2003
     89       UCL                     30/360        Tropical Restaurant & Sports                               12/31/2005
     90       UCL                     30/360        Metro Theatres                                             12/22/2003
     91       Prudential            Actual/360      Washington Mutual                                          11/30/2003
     92       PCF                     30/360        Creative Mailings, Inc.                                    07/31/2006
     93       UCL                     30/360        Allegiance Healthcare Corp.                                09/30/2004
     94       NCB,FSB               Actual/360      NAP                                                           NAP
     95       UCL                     30/360        Staples                                                    04/21/2014
     96       UCL                     30/360        IRS                                                        04/30/2008
     97       UCL                     30/360        BC Health Department *** 2275                              09/30/2005
     98       UCL                     30/360        A-Available Bonds *** 2055                                 06/30/2001
     99       UCL                     30/360        Barnes & Noble                                             11/21/2017
     100      UCL                     30/360        JBG Invest. dba For Kids Only                              02/28/2007
     101      UCL                     30/360        Eckerd Corporation                                         10/09/2026
     102      UCL                     30/360        Food Lion, Inc.                                            08/31/2014
     103      NCB,FSB                 30/360        NAP                                                           NAP
     104      UCL                     30/360        State of California                                        07/31/2003
     105      UCL                     30/360        Aaron Brothers                                             05/31/2012
     106      Prudential            Actual/360      Gunnys' Gym                                                06/30/2007
     107      NCB,FSB                 30/360        NAP                                                           NAP
     108      NCB,FSB               Actual/360      NAP                                                           NAP
     109      UCL                     30/360        Ore House Restaurant                                       06/30/2011
     110      UCL                     30/360        Superior Micropowders                                      04/30/2003
     111      Nationwide            Actual/360      Camas Minnesota, Inc.                                      07/31/2007
     112      NCB,FSB               Actual/360      NAP                                                           NAP
     113      UCL                     30/360        P.A.L. of South Florida                                    05/31/2004
     114      UCL                     30/360        Douglas Chrismas                                           07/31/2017
     115      NCB,FSB               Actual/360      NAP                                                           NAP
     116      UCL                     30/360        NAP                                                           NAP
     117      UCL                     30/360        NAP                                                           NAP
     118      UCL                     30/360        David Hevert, MD                                           03/31/2007
     119      UCL                     30/360        VanSon Technology Service                                  06/30/2003
     120      UCL                     30/360        Oasis Market                                               02/28/2020
     121      UCL                     30/360        NAP                                                           NAP
     122      UCL                     30/360        Tortuga, Inc.                                              05/31/2005
     123      PCF                     30/360        Juno Lighting, Inc                                         11/15/2005
     124      UCL                     30/360        HEI Inc.                                                   10/15/2007
     125      PCF                     30/360        KCC Transport Systems, Inc.                                07/31/2003
     126      UCL                     30/360        NAP                                                           NAP
     127      UCL                     30/360        NAP                                                           NAP
     128      UCL                     30/360        Home Real Estate                                           06/30/2016
     129      UCL                     30/360        Home Real Estate (South)                                   07/30/2016
     130      NCB,FSB               Actual/360      NAP                                                           NAP
     131      UCL                     30/360        Mitchell Lewis & Staver                                    10/31/2004
     132      UCL                     30/360        OHSU Family Clinic                                         09/30/2003
     133      NCB,FSB               Actual/360      Fireside Inn                                               12/31/2008
     134      UCL                     30/360        Cummins Intermountain Inc.                                 06/01/2010
     135      NCB,FSB               Actual/360      RMK Sales                                                  01/01/2010
     136      UCL                     30/360        Hastings                                                   10/31/2003
     137      UCL                     30/360        The Health Alliance of Greater                             04/30/2014
     138      UCL                     30/360        Kroger Limited Partnership 1                               08/31/2015
     139      UCL                     30/360        Time Warner                                                02/28/2005
     140      UCL                     30/360        Guadalahonkys and Company Inc                              04/30/2021
     141      UCL                     30/360        NAP                                                           NAP
     142      UCL                     30/360        AMechanis dba Arizona Auto                                 03/14/2011
     143      UCL                     30/360        HY-Vee Grocery                                             11/21/2008
     144      UCL                     30/360        Suzy Dix                                                   01/31/2002
     145      UCL                     30/360        AZ Rheumatology                                            11/30/2004
     146      UCL                     30/360        United States Oil Company                                  01/14/2003
     147      NCB                     30/360        NAP                                                           NAP
     148      UCL                     30/360        Marin General Hospital                                     12/31/2005
     149      UCL                     30/360        Heninger, Burge, Vargo & Davis                             12/14/2015
     150      UCL                     30/360        Pier 1 Imports (U.S), Inc.                                 06/30/2008
     151      UCL                     30/360        Outback/Phoenix (Out Parcel Lease)                         12/31/2006
     152      UCL                     30/360        OfficeMax, Inc                                             10/31/2015
     153      UCL                     30/360        G. Mark Yarbrough, DDS                                     08/31/2008
     154      UCL                     30/360        John Casablancas                                           10/31/2009
     155      UCL                     30/360        Mission Foods                                              07/31/2002
     156      UCL                     30/360        Tema, Inc.                                                 12/31/2004
     157      UCL                     30/360        Hazel Dell Thriftway/H. Video                              03/24/2005
     158      UCL                     30/360        Ford Motor Co.                                             02/28/2004
     159      UCL                     30/360        HLT Inc.                                                   09/30/2005
     160      UCL                     30/360        Homestead House Inc.
     161      UCL                     30/360        SCP Distributors, LLC                                      09/30/2002
     162      UCL                     30/360        eVox Production                                            10/31/2002
     163      UCL                     30/360        Escort Memory Systems                                      04/30/2005
     164      UCL                     30/360        Adams Electronics                                          06/30/2003
     165      NCB,FSB                 30/360        NAP                                                           NAP
     166      UCL                     30/360        American National Red Cross                                03/27/2010
     167      UCL                     30/360        NAP                                                           NAP
     168      UCL                     30/360        NAP                                                           NAP
     169      UCL                     30/360        NAP                                                           NAP
     170      UCL                     30/360        Key Bank                                                   06/30/2016
     171      UCL                     30/360        Office Furniture Liquidators                               11/30/2006
     172      UCL                     30/360        St. Vincent Hospital & Health                              09/30/2013
     173      UCL                     30/360        ASR, LLC dba Oregon Auto Ctr.                              05/31/2006
     174      NCB,FSB                 30/360        NAP                                                           NAP
     175      UCL                     30/360        Registermarks Letterpress                                  09/30/2006
     176      UCL                     30/360        St. John Hospital                                          12/31/2002
     177      UCL                     30/360        Stevens Water Monitoring Sys.                              11/30/2006
     178      UCL                     30/360        NAP                                                           NAP
     179      NCB,FSB               Actual/360      NAP                                                           NAP
     180      UCL                     30/360        Air Express Int. USA, Inc.                                 03/31/2005
     181      UCL                     30/360        Oriental Motor U.S.A. Corp.                                02/28/2005
     182      UCL                     30/360        Tractor Supply Co.                                         11/30/2015
     183      UCL                     30/360        Diane Knowles Dance                                        03/31/2002
     184      UCL                     30/360        Office Depot, Inc.                                         10/31/2008
     185      UCL                     30/360        Gravure Association of America                             05/31/2004
     186      UCL                     30/360        Pier I Imports                                             02/29/2008
     187      UCL                     30/360        Tractor Supply Company                                     12/31/2014
     188      UCL                     30/360        Atlantel, Inc.                                             06/07/2007
     189      NCB                   Actual/360      NAP                                                           NAP
     190      UCL                     30/360        BDM&P                                                      07/10/2011
     191      UCL                     30/360        Chick's Harley-Davidson, Inc.                              01/15/2003
     192      UCL                     30/360        NAP                                                           NAP
     193      UCL                     30/360        21st Amemdment (store)                                     07/31/2009
     194      UCL                     30/360        Aberdeen Management Co.                                    11/30/2002
     195      PCF                     30/360        Stuhlbarg International Sales Company Inc.                 06/15/2005
     196      PCF                     30/360        The Roane Company                                          08/14/2011
     197      UCL                     30/360        Mercy Medical Group                                        01/31/2008
     198      NCB,FSB               Actual/360      NAP                                                           NAP
     199      NCB,FSB               Actual/360      NAP                                                           NAP
     200      UCL                     30/360        Mesquite Office Depot                                      08/31/2007
     201      UCL                     30/360        Chanhassen Child Dev. Center                               07/14/2010
     202      UCL                     30/360        USDA ACSS Office                                           09/30/2005
     203      NCB                   Actual/360      NAP                                                           NAP
     204      UCL                     30/360        Eckerd Corporation                                         06/10/2017
     205      UCL                     30/360        La Petite - Bright Start                                   06/30/2008
     206      UCL                     30/360        Great Lakes Coating                                        06/30/2011
     207      UCL                     30/360        Destination Dynamics                                       10/31/2006
     208      UCL                     30/360        Southern Fastening                                         10/24/2002
     209      UCL                     30/360        NAP                                                           NAP
     210      NCB                     30/360        NAP                                                           NAP
     211      UCL                     30/360        Arcus Data Security, Inc.                                  05/31/2016
     212      UCL                     30/360        Rodney Gustafson                                           02/14/2002
     213      UCL                     30/360        Eckerd Corporation                                         11/30/2018
     214      UCL                     30/360        Frost National Bank                                        12/31/2005
     215      UCL                     30/360        Alladin Light Lift                                         07/31/2005
     216      UCL                     30/360        Dr. Johnson                                                06/30/2005
     217      UCL                     30/360        NAP                                                           NAP
     218      UCL                     30/360        NAP                                                           NAP
     219      NCB,FSB               Actual/360      NAP                                                           NAP
     220      UCL                     30/360        Johnson & Condon                                           11/30/2003
     221      NCB                   Actual/360      NAP                                                           NAP
     222      UCL                     30/360        Revco Discount Drug Centers                                06/30/2016
     223      UCL                     30/360        GLI, Inc.                                                  07/31/2005
     224      UCL                     30/360        Wilmot Printing Co Inc.                                    06/30/2004
     225      UCL                     30/360        Clermont Mercy Hospital                                    09/10/2008
     226      UCL                     30/360        Dr. Paul Neustein                                          10/31/2006
     227      UCL                     30/360        Southern Optical                                           02/28/2004
     228      UCL                     30/360        NAP                                                           NAP
     229      UCL                     30/360        Mattress Gallery                                           03/15/2006
     230      PCF                     30/360        ASA Engineering, Inc                                       11/16/2003
     231      UCL                     30/360        Emerson Builder                                            02/01/2004
     232      UCL                     30/360        Eckerd Corporation                                         09/13/2018
     233      UCL                     30/360        Hollywood Entertainment Corp                               08/31/2011
     234      UCL                     30/360        Copy Brokers                                               02/28/2005
     235      UCL                     30/360        The Goodyear Tire & Rubber Co.                             01/21/2009
     236      NCB                   Actual/360      NAP                                                           NAP
     237      UCL                     30/360        Walgreen Arizona Drug Company                              01/31/2058
     238      UCL                     30/360        Icon Building II, Co., Inc.                                05/31/2009
     239      UCL                     30/360        Carpet Selections by Sandow                                09/30/2002
     240      NCB                   Actual/360      NAP                                                           NAP
     241      NCB                   Actual/360      NAP                                                           NAP
     242      NCB                   Actual/360      NAP                                                           NAP
     243      NCB                   Actual/360      NAP                                                           NAP
     244      NCB                   Actual/360      NAP                                                           NAP
     245      NCB                   Actual/360      NAP                                                           NAP
     246      NCB,FSB               Actual/360      NAP                                                           NAP
     247      NCB                   Actual/360      NAP                                                           NAP
     248      NCB                   Actual/360      NAP                                                           NAP

--------------------------------------------------------------------------------------------------------------------
  MORTGAGE    MORTGAGE                                                                       LEASE
  LOAN NO.    LOAN SELLER(1)       % NSF SECOND LARGEST TENANT(14)                      EXPIRATION DATE       % NSF
--------------------------------------------------------------------------------------------------------------------
      1       MSDWMC               30.9% Dept. of Mental Health Services                   06/30/2011         19.9%
      2       MSDWMC               48.7% AON Corporation                                   10/01/2018         15.1%
      3       Prudential           51.5% Genzyme Biosurgery                                02/07/2006         35.8%
      4       MSDWMC              100.0% NAP                                                  NAP               NAP
      5       MSDWMC               26.1% Lear Corporation (EDS Corporation)                03/31/2008         21.1%
      6       PCF                 100.0% NAP                                                  NAP               NAP
      7       PCF                 100.0% NAP                                                  NAP               NAP
      8       Prudential           71.8% Greenpoint Bank                                   10/31/2017          4.2%
      9       TIAA                   NAP NAP                                                  NAP               NAP
     10       Prudential             NAP NAP                                                  NAP               NAP
     11       Prudential           47.4% CVS                                               08/31/2005         12.5%
     12       Prudential           30.8% Hi-School Pharmacy                                03/21/2013         15.7%
     13       TIAA                 58.1% Hollywood Video                                   08/06/2010          5.7%
     14       TIAA                 37.1% Petco                                             03/31/2006         10.3%
     15       Nationwide           54.8% Bartell Drug                                      04/30/2007         15.8%
     16       PCF                 100.0% NAP                                                  NAP               NAP
     17       NCB                  26.9% Orthopedic Ctrs. Of Ex.                           03/01/2014         25.0%
     18       Prudential             NAP NAP                                                  NAP               NAP
     19       PCF                  22.3% SGB Corporation                                   08/31/2006         12.3%
     20       PCF                 100.0% NAP                                                  NAP               NAP
     21       Prudential           16.6% Brazos Valley Internal Medicine                   03/31/2007          6.7%
     22       NCB                    NAP NAP                                                  NAP               NAP
     23       Nationwide          100.0% NAP                                                  NAP               NAP
     24       PCF                  56.6% Keebler Company                                   10/31/2005         43.4%
     25       Prudential           39.6% Heinens, Inc.                                     04/30/2014         21.6%
     26       TIAA                 40.5% General Medical                                   07/31/2003         35.7%
     27       NCB                    NAP NAP                                                  NAP               NAP
     28       Nationwide           68.7% Freda's Shops Inc.                                02/28/2006          5.7%
     29       NCB, FSB               NAP NAP                                                  NAP               NAP
     30       NCB, FSB               NAP NAP                                                  NAP               NAP
     31       TIAA                   NAP NAP                                                  NAP               NAP
     32       Nationwide          100.0% NAP                                                  NAP               NAP
     33       PCF                 100.0% NAP                                                  NAP               NAP
     34       Prudential             NAP NAP                                                  NAP               NAP
     35       PCF                 100.0% NAP                                                  NAP               NAP
     36       MSDWMC               11.2% Beers of the World                                06/30/2012          9.8%
     37       Prudential           15.7% Market Fresh Foods                                01/31/2007         12.2%
     38       Prudential             NAP NAP                                                  NAP               NAP
     39       PCF                 100.0% NAP                                                  NAP               NAP
     40       PCF                 100.0% NAP                                                  NAP               NAP
     41       Prudential             NAP NAP                                                  NAP               NAP
     42       NCB,FSB                NAP NAP                                                  NAP               NAP
     43       Prudential             NAP NAP                                                  NAP               NAP
     44       NCB,FSB              57.1% First Barracuda Management Company                10/29/2006         22.4%
     45       Prudential           62.8% Marathon J&B                                      04/30/2004         21.5%
     46       Nationwide           73.9% Educational Employees Credit U                    04/30/2003          4.8%
     47       UCL                  49.4% Jo-Ann Stores, Inc.                               01/31/2004         11.2%
     48       NCB,FSB                NAP NAP                                                  NAP               NAP
     49       NCB,FSB                NAP NAP                                                  NAP               NAP
     50       Prudential           55.0% Dialog Corporation                                12/17/2009         45.0%
     51       NCB                    NAP NAP                                                  NAP               NAP
     52       NCB,FSB                NAP NAP                                                  NAP               NAP
     53       NCB,FSB              37.5% Mucho Swap-Meet                                   03/01/2003         21.3%
     54       NCB                    NAP NAP                                                  NAP               NAP
     55       NCB,FSB                NAP NAP                                                  NAP               NAP
     56       NCB                    NAP NAP                                                  NAP               NAP
     57       MSDWMC              100.0% NAP                                                  NAP               NAP
     58       PCF                    NAP NAP                                                  NAP               NAP
     59       UCL                   9.3% Northern UT Neurology                             01/31/2004          8.6%
     60       NCB,FSB                NAP NAP                                                  NAP               NAP
     61       Prudential             NAP NAP                                                  NAP               NAP
     62       PCF                 100.0% NAP                                                  NAP               NAP
     63       UCL                  34.9% Orthohealth, LLC                                  04/30/2003         10.7%
     64       UCL                 100.0% NAP                                                  NAP               NAP
     65       Nationwide           22.5% Questar Medical, Inc.                             12/31/2005         18.2%
     66       NCB                    NAP NAP                                                  NAP               NAP
     67       NCB,FSB              13.2% Masotti & Masotti, CPA                            12/31/2005         12.6%
     68       UCL                  74.0% Littell's Oxygen, Inc.                            12/31/2003         18.5%
     69       UCL                  25.0% Bernstein Brothers                                03/14/2004         12.5%
     70       Prudential           90.8% Satsuma Restaurant                                07/31/2003          3.9%
     71       UCL                    NAP NAP                                                  NAP               NAP
     72       UCL                  38.3% Albertson's  (Dark Space)                         11/30/2004         19.3%
     73       UCL                  21.4% Digital Ear, Inc.                                 10/31/2003         12.9%
     74       NCB,FSB                NAP NAP                                                  NAP               NAP
     75       UCL                  21.5% Canvas Concepts                                   12/01/2002         14.3%
     76       UCL                  13.0% Gandolfo's AF Inc.                                11/04/2007         13.0%
     77       UCL                  21.6% Magleby's Fresh                                   05/22/2006         17.0%
     78       UCL                    NAP NAP                                                  NAP               NAP
     79       UCL                 100.0% NAP                                                  NAP               NAP
     80       UCL                  21.8% Nickell Nickell                                   08/31/2004         16.3%
     81       UCL                    NAP NAP                                                  NAP               NAP
     82       UCL                    NAP NAP                                                  NAP               NAP
     83       UCL                    NAP NAP                                                  NAP               NAP
     84       TIAA                100.0% NAP                                                  NAP               NAP
     85       PCF                 100.0% NAP                                                  NAP               NAP
     86       NCB                    NAP NAP                                                  NAP               NAP
     87       Nationwide             NAP NAP                                                  NAP               NAP
     88       UCL                  12.0% Northhart, Martin                                 03/31/2004         11.9%
     89       UCL                  14.0% Latter Rain Ministries, Inc.                      06/30/2005         10.3%
     90       UCL                  16.3% California Dept. Social Serv.                     06/30/2006         15.6%
     91       Prudential           25.2% Washington Mutual                                 11/30/2005         13.3%
     92       PCF                 100.0% NAP                                                  NAP               NAP
     93       UCL                  81.8% Manpower, Inc.                                    01/31/2006          6.9%
     94       NCB,FSB                NAP NAP                                                  NAP               NAP
     95       UCL                  68.3% Greenbacks, Inc.                                  01/05/2005         31.7%
     96       UCL                  24.2% Saudi Student House                               03/31/2002         13.5%
     97       UCL                  40.4% Hanson Appraisal *** 2235                         12/31/2001         11.0%
     98       UCL                  17.1% James R. Wise *** 2025                            08/31/2005         14.9%
     99       UCL                 100.0% NAP                                                  NAP               NAP
     100      UCL                  15.9% S Alisa dba House of Champions                    08/31/2002         11.0%
     101      UCL                 100.0% NAP                                                  NAP               NAP
     102      UCL                  32.9% Greer's Inc.                                      03/31/2007         25.5%
     103      NCB,FSB                NAP NAP                                                  NAP               NAP
     104      UCL                   6.1% Farber and Hall                                   11/30/2007          5.7%
     105      UCL                  45.9% Payless Shoes                                     08/24/2006         19.2%
     106      Prudential           43.6% John & Sally Wolff                                06/30/2006          9.7%
     107      NCB,FSB                NAP NAP                                                  NAP               NAP
     108      NCB,FSB                NAP NAP                                                  NAP               NAP
     109      UCL                  51.3% Ortega's on Plaza                                 07/31/2006         28.2%
     110      UCL                  10.8% Santa Fe Kiva Fireplace                           12/31/2005          9.7%
     111      Nationwide           34.3% Gentiva Health Services, Inc.                     04/30/2003         14.0%
     112      NCB,FSB                NAP NAP                                                  NAP               NAP
     113      UCL                  11.0% Palm Beach Fabrics                                12/31/2006          9.6%
     114      UCL                  40.6% Kinko's                                           11/30/2007         16.8%
     115      NCB,FSB                NAP NAP                                                  NAP               NAP
     116      UCL                    NAP NAP                                                  NAP               NAP
     117      UCL                    NAP NAP                                                  NAP               NAP
     118      UCL                  23.4% Primary Care Medical Assoc.                       06/30/2002         16.3%
     119      UCL                  73.4% George Konik Assoc & Maple Trl                    05/31/2003         26.6%
     120      UCL                  24.8% Mandarin Yang                                     12/31/2002         17.1%
     121      UCL                    NAP NAP                                                  NAP               NAP
     122      UCL                  15.2% Omega Sunspaces, Inc.                             12/31/2003          9.1%
     123      PCF                 100.0% NAP                                                  NAP               NAP
     124      UCL                  50.0% Beniek Property Services                          01/31/2005         19.5%
     125      PCF                 100.0% NAP                                                  NAP               NAP
     126      UCL                    NAP NAP                                                  NAP               NAP
     127      UCL                    NAP NAP                                                  NAP               NAP
     128      UCL                  53.9% Rediger & Associates, Inc.                        10/31/2005         17.4%
     129      UCL                 100.0% NAP                                                  NAP               NAP
     130      NCB,FSB                NAP NAP                                                  NAP               NAP
     131      UCL                  70.7% Fujimi America                                    09/30/2003         29.3%
     132      UCL                  57.2% BlockBuster Video                                 08/31/2004         14.1%
     133      NCB,FSB              21.6% Szechuan Cafe                                    09/01/2002         10.4%
     134      UCL                 100.0% NAP                                                  NAP               NAP
     135      NCB,FSB              60.0% National Maintenance Supplies (owner)             11/01/2009         40.0%
     136      UCL                  41.0% Sherwin-Williams                                  09/30/2002         18.2%
     137      UCL                 100.0% NAP                                                  NAP               NAP
     138      UCL                 100.0% NAP                                                  NAP               NAP
     139      UCL                  32.6% Columbia Healthcare                               01/31/2003         28.4%
     140      UCL                  61.5% Pasta Ventures, Inc.                              02/01/2021         38.5%
     141      UCL                    NAP NAP                                                  NAP               NAP
     142      UCL                   6.8% Complete Property M                                                   5.8%
     143      UCL                  64.3% Julie's Hallmark Cards                            01/31/2004         11.3%
     144      UCL                  27.0% Zip Trip                                          08/31/2009         18.1%
     145      UCL                  35.7% AZ Nephrology Associates                          06/30/2006         18.8%
     146      UCL                  46.3% The Gap                                           05/31/2005         38.8%
     147      NCB                    NAP NAP                                                  NAP               NAP
     148      UCL                  13.8% Bodie & Osborn, MD's                              11/30/2004         10.2%
     149      UCL                 100.0% NAP                                                  NAP               NAP
     150      UCL                 100.0% NAP                                                  NAP               NAP
     151      UCL                 100.0% NAP                                                  NAP               NAP
     152      UCL                 100.0% NAP                                                  NAP               NAP
     153      UCL                  12.4% Stephen Cito, DDS                                 08/31/2006          9.3%
     154      UCL                  18.4% Central Florida Therapy Sol.                      10/31/2005          9.5%
     155      UCL                  25.0% Carlton Bates                                     05/31/2004         15.0%
     156      UCL                  40.0% Mission Foods                                     07/31/2002         30.0%
     157      UCL                  46.2% 78th Street Pharmacy                              03/31/2005          8.0%
     158      UCL                  26.7% Microboards Technology                            03/31/2004         21.0%
     159      UCL                  28.6% Motorola                                          12/31/2005         15.2%
     160      UCL                 100.0% NAP                                                  NAP               NAP
     161      UCL                  11.1% Vitality Works, Inc.                              04/30/2004         11.1%
     162      UCL                  50.1% Dealership Liquidations                           07/31/2004         49.9%
     163      UCL                  23.3% Video Duplication Servicing                       09/30/2003         16.8%
     164      UCL                  28.6% Ram Distributing                                  11/30/2003         16.8%
     165      NCB,FSB                NAP NAP                                                  NAP               NAP
     166      UCL                 100.0% NAP                                                  NAP               NAP
     167      UCL                    NAP NAP                                                  NAP               NAP
     168      UCL                    NAP NAP                                                  NAP               NAP
     169      UCL                    NAP NAP                                                  NAP               NAP
     170      UCL                 100.0% NAP                                                  NAP               NAP
     171      UCL                  18.9% JJJ Flooring                                      01/31/2003         11.3%
     172      UCL                  88.2% Drs. Harvey & Breitweiser                         09/30/2013         11.8%
     173      UCL                  50.6% D. P. Nicoli, Inc.                                10/31/2004         24.5%
     174      NCB,FSB                NAP NAP                                                  NAP               NAP
     175      UCL                  40.4% Designer Imports, Inc                             08/31/2006         22.2%
     176      UCL                  67.1% Dr. Bristol                                       09/30/2007         32.9%
     177      UCL                  21.2% Trader Publishing Company                         12/31/2002         20.9%
     178      UCL                    NAP NAP                                                  NAP               NAP
     179      NCB,FSB                NAP NAP                                                  NAP               NAP
     180      UCL                 100.0% NAP                                                  NAP               NAP
     181      UCL                 100.0% NAP                                                  NAP               NAP
     182      UCL                 100.0% NAP                                                  NAP               NAP
     183      UCL                  16.0% Santa Barbara Roasting Co                         04/30/2003         16.1%
     184      UCL                 100.0% NAP                                                  NAP               NAP
     185      UCL                  18.7% Crossland Mtg (now Wells Fargo)                   08/31/2004          9.5%
     186      UCL                  59.3% Casual Male                                       12/31/2010         16.7%
     187      UCL                 100.0% NAP                                                  NAP               NAP
     188      UCL                 100.0% NAP                                                  NAP               NAP
     189      NCB                    NAP NAP                                                  NAP               NAP
     190      UCL                 100.0% NAP                                                  NAP               NAP
     191      UCL                 100.0% NAP                                                  NAP               NAP
     192      UCL                    NAP NAP                                                  NAP               NAP
     193      UCL                  34.9% Charlie & Barney's                                12/31/2003         20.3%
     194      UCL                  21.0% Home Health Integrated Svcs.                      02/28/2004         13.0%
     195      PCF                 100.0% NAP                                                  NAP               NAP
     196      PCF                 100.0% NAP                                                  NAP               NAP
     197      UCL                  71.9% Dr. Arnold L. Tracht                              01/31/2009         22.1%
     198      NCB,FSB                NAP NAP                                                  NAP               NAP
     199      NCB,FSB                NAP NAP                                                  NAP               NAP
     200      UCL                 100.0% NAP                                                  NAP               NAP
     201      UCL                  35.0% Simpson & Associates                              07/31/2015         28.9%
     202      UCL                  12.1% Winslow Automation                                04/30/2003         11.2%
     203      NCB                    NAP NAP                                                  NAP               NAP
     204      UCL                 100.0% NAP                                                  NAP               NAP
     205      UCL                  29.7% Original Mattress Factory                         02/28/2006         20.9%
     206      UCL                 100.0% NAP                                                  NAP               NAP
     207      UCL                  20.4% Diesel Injection Services                         08/31/2003          8.6%
     208      UCL                  49.0% EFS National Bank                                 10/27/2002         25.6%
     209      UCL                    NAP NAP                                                  NAP               NAP
     210      NCB                    NAP NAP                                                  NAP               NAP
     211      UCL                 100.0% NAP                                                  NAP               NAP
     212      UCL                  15.2% Club Santa Barbara                                01/31/2003          5.6%
     213      UCL                 100.0% NAP                                                  NAP               NAP
     214      UCL                  31.3% Alliance Texas Engineering                        04/10/2005         30.0%
     215      UCL                  42.9% Centimark                                         06/30/2003         38.4%
     216      UCL                  16.1% Dr. Kay/Dr. Gilbert                               06/30/2003         16.1%
     217      UCL                    NAP NAP                                                  NAP               NAP
     218      UCL                    NAP NAP                                                  NAP               NAP
     219      NCB,FSB                NAP NAP                                                  NAP               NAP
     220      UCL                  50.8% Abdo, Abdo, Eick & Meyer                          12/31/2002         24.9%
     221      NCB                    NAP NAP                                                  NAP               NAP
     222      UCL                 100.0% NAP                                                  NAP               NAP
     223      UCL                 100.0% NAP                                                  NAP               NAP
     224      UCL                  17.9% Three Amigos Exports, Inc.                        09/30/2006         16.7%
     225      UCL                 100.0% NAP                                                  NAP               NAP
     226      UCL                  11.0% Dr. Mark Mikulics                                 10/01/2007          9.5%
     227      UCL                  32.6% Industrial Training                               10/31/2004         26.7%
     228      UCL                    NAP NAP                                                  NAP               NAP
     229      UCL                  56.3% Reliable Health Care Services                     12/31/2004         43.8%
     230      PCF                  50.0% Bexel Corporation                                 12/31/2003         50.0%
     231      UCL                  38.9% Rivers Bend Bar & Grill                           03/01/2003         25.6%
     232      UCL                 100.0% NAP                                                  NAP               NAP
     233      UCL                 100.0% NAP                                                  NAP               NAP
     234      UCL                  14.3% St. Clair Tech. (sub-tenant)                      07/31/2002         14.3%
     235      UCL                 100.0% NAP                                                  NAP               NAP
     236      NCB                    NAP NAP                                                  NAP               NAP
     237      UCL                 100.0% NAP                                                  NAP               NAP
     238      UCL                  53.3% Sorrentino Building Co.                           05/31/2009         30.3%
     239      UCL                  41.7% Big Brothers-Big Sisters                          08/14/2005         27.5%
     240      NCB                    NAP NAP                                                  NAP               NAP
     241      NCB                    NAP NAP                                                  NAP               NAP
     242      NCB                    NAP NAP                                                  NAP               NAP
     243      NCB                    NAP NAP                                                  NAP               NAP
     244      NCB                    NAP NAP                                                  NAP               NAP
     245      NCB                    NAP NAP                                                  NAP               NAP
     246      NCB,FSB                NAP NAP                                                  NAP               NAP
     247      NCB                    NAP NAP                                                  NAP               NAP
     248      NCB                    NAP NAP                                                  NAP               NAP

---------------------------------------------------------------------------------------------------------------
  MORTGAGE    MORTGAGE                                                  LEASE
  LOAN NO.    LOAN SELLER(1)   THIRD LARGEST TENANT(14)            EXPIRATION DATE      % NSF     SEASONING(15)
---------------------------------------------------------------------------------------------------------------
      1       MSDWMC           Dept. of Human Services                06/30/2011        15.5%                0
      2       MSDWMC           Lloyd's TSB                            01/31/2004        13.7%                6
      3       Prudential       Forest City Rental Properties          12/31/2003         2.7%                2
      4       MSDWMC           NAP                                       NAP              NAP                5
      5       MSDWMC           Level 3 Communications                 05/31/2010        15.7%                8
      6       PCF              NAP                                       NAP              NAP                6
      7       PCF              NAP                                       NAP              NAP                7
      8       Prudential       Pizza                                  10/31/2012         3.0%                1
      9       TIAA             NAP                                       NAP              NAP                7
     10       Prudential       NAP                                       NAP              NAP                3
     11       Prudential       Pizzeria                               10/31/2008         5.5%                1
     12       Prudential       Blockbuster Video                      03/31/2008         6.2%                4
     13       TIAA             Godfathers Pizza                       08/31/2010         3.3%               12
     14       TIAA             Blockbuster Video                      06/30/2005         5.8%               11
     15       Nationwide       Hollywood Video                        07/31/2007         7.6%                3
     16       PCF              NAP                                       NAP              NAP                3
     17       NCB              Matthews (UPMA, LLC)                   03/01/2014        25.0%                5
     18       Prudential       NAP                                       NAP              NAP                1
     19       PCF              Maston Navigation Company, Inc.        09/30/2005        10.6%                3
     20       PCF              NAP                                       NAP              NAP                4
     21       Prudential       Central Texas Sports                   11/08/2007         5.5%                3
     22       NCB              NAP                                       NAP              NAP                7
     23       Nationwide       NAP                                       NAP              NAP               46
     24       PCF              NAP                                       NAP              NAP                3
     25       Prudential       Marcus Thomas                          11/30/2012        19.8%                2
     26       TIAA             JKS Corporation                        05/31/2005        15.6%                6
     27       NCB              NAP                                       NAP              NAP               10
     28       Nationwide       Washington Square Restaurant           06/30/2012         4.8%               17
     29       NCB, FSB         NAP                                       NAP              NAP                3
     30       NCB, FSB         NAP                                       NAP              NAP                6
     31       TIAA             NAP                                       NAP              NAP                5
     32       Nationwide       NAP                                       NAP              NAP                7
     33       PCF              NAP                                       NAP              NAP                2
     34       Prudential       NAP                                       NAP              NAP                2
     35       PCF              NAP                                       NAP              NAP                3
     36       MSDWMC           House Works                            03/31/2005         9.5%               17
     37       Prudential       Rainbow Clothing Store #345            01/31/2005        10.2%                1
     38       Prudential       NAP                                       NAP              NAP                2
     39       PCF              NAP                                       NAP              NAP                3
     40       PCF              NAP                                       NAP              NAP                3
     41       Prudential       NAP                                       NAP              NAP                1
     42       NCB,FSB          NAP                                       NAP              NAP                2
     43       Prudential       NAP                                       NAP              NAP                1
     44       NCB,FSB          Port Discovery                         05/01/2084        20.4%               10
     45       Prudential       NTS Transport                          07/31/2005        12.8%                1
     46       Nationwide       Premier Impressions, LLC               12/31/2002         4.8%                3
     47       UCL              SSC Corporation                        11/30/2003         9.4%              156
     48       NCB,FSB          NAP                                       NAP              NAP                2
     49       NCB,FSB          NAP                                       NAP              NAP                3
     50       Prudential       NAP                                       NAP              NAP                1
     51       NCB              NAP                                       NAP              NAP                8
     52       NCB,FSB          NAP                                       NAP              NAP                3
     53       NCB,FSB          98 Cents Store                         08/17/2006         8.2%                5
     54       NCB              NAP                                       NAP              NAP                7
     55       NCB,FSB          NAP                                       NAP              NAP                3
     56       NCB              NAP                                       NAP              NAP                6
     57       MSDWMC           NAP                                       NAP              NAP               20
     58       PCF              NAP                                       NAP              NAP                3
     59       UCL              First American Title                   06/30/2005         8.5%               11
     60       NCB,FSB          NAP                                       NAP              NAP                2
     61       Prudential       NAP                                       NAP              NAP                1
     62       PCF              NAP                                       NAP              NAP                4
     63       UCL              J.H. Berry & Gilbert, Inc.             01/31/2006         9.3%                3
     64       UCL              NAP                                       NAP              NAP                2
     65       Nationwide       Interalia                              06/30/2003         8.5%                2
     66       NCB              NAP                                       NAP              NAP                8
     67       NCB,FSB          American Homeowners Association        09/14/2003        11.7%                7
     68       UCL              P&A Export/Import                      02/28/2005         7.5%                2
     69       UCL              Posterland                             12/31/2002        12.5%                2
     70       Prudential       New Cuts                               07/19/2004         2.1%               41
     71       UCL              NAP                                       NAP              NAP                8
     72       UCL              Hastings Entertainment                 01/31/2008        18.3%              151
     73       UCL              Hawaiian Bar B Que                                        7.7%               25
     74       NCB,FSB          NAP                                       NAP              NAP                4
     75       UCL              Five Star Grocers                      09/30/2003        14.3%               12
     76       UCL              Cookies By Design                      12/27/2004         9.4%               40
     77       UCL              Chelsey & Alexander                    03/03/2002        16.2%               40
     78       UCL              NAP                                       NAP              NAP               19
     79       UCL              NAP                                       NAP              NAP               15
     80       UCL              Teacher's Supply                       05/31/2006        14.9%               22
     81       UCL              NAP                                       NAP              NAP               48
     82       UCL              NAP                                       NAP              NAP               48
     83       UCL              NAP                                       NAP              NAP               48
     84       TIAA             NAP                                       NAP              NAP                7
     85       PCF              NAP                                       NAP              NAP                2
     86       NCB              NAP                                       NAP              NAP                5
     87       Nationwide       NAP                                       NAP              NAP                3
     88       UCL              American Indian                        07/31/2002         9.2%               19
     89       UCL              Ser Jobs for Progress, Inc.            12/31/2002         9.9%                3
     90       UCL              Peri & Alvarado Inc                    07/31/2003         9.1%               28
     91       Prudential       Dr. Mont Ringer                        06/30/2005        11.4%                1
     92       PCF              NAP                                       NAP              NAP                3
     93       UCL              Pinkerton's Inc.                       09/30/2003         5.1%               58
     94       NCB,FSB          NAP                                       NAP              NAP                5
     95       UCL              NAP                                       NAP              NAP               35
     96       UCL              Florida Medical Training               06/30/2005        11.0%               40
     97       UCL              Pregnancy Resources *** 2225           08/14/2003         7.0%               40
     98       UCL              Dr. Braich *** 2103                    06/30/2001        14.9%               40
     99       UCL              NAP                                       NAP              NAP               72
     100      UCL              Saad dba Sahara Restaurant             09/30/2008         7.6%               52
     101      UCL              NAP                                       NAP              NAP                6
     102      UCL              Paragon Fitness, Inc.                  05/31/2005        11.5%               47
     103      NCB,FSB          NAP                                       NAP              NAP                4
     104      UCL              CA Teachers Association (MTM)          09/30/2002         5.3%               40
     105      UCL              Tattle Tales                           11/07/2006        16.5%                2
     106      Prudential       NCP International (Pizza Hut)          10/31/2007         7.4%                1
     107      NCB,FSB          NAP                                       NAP              NAP                4
     108      NCB,FSB          NAP                                       NAP              NAP                5
     109      UCL              Mimosa's                               07/31/2006        20.5%               45
     110      UCL              Kelly Cable Co.                        08/31/2002         8.1%               57
     111      Nationwide       Hypertension Diagnostics, Inc.         10/31/2003        13.4%                2
     112      NCB,FSB          NAP                                       NAP              NAP                8
     113      UCL              Cove Enterprises                       05/31/2007         9.4%               44
     114      UCL              Hollywood Video                        12/31/2006        10.1%               53
     115      NCB,FSB          NAP                                       NAP              NAP                1
     116      UCL              NAP                                       NAP              NAP               41
     117      UCL              NAP                                       NAP              NAP               41
     118      UCL              BRCH Imaging, Inc.                     05/31/2003        16.3%               33
     119      UCL              NAP                                       NAP              NAP               16
     120      UCL              Deephaven Pharmacy                     01/31/2010        16.5%               15
     121      UCL              NAP                                       NAP              NAP              101
     122      UCL              Counter Top Supply                     02/28/2003         6.1%               57
     123      PCF              NAP                                       NAP              NAP                2
     124      UCL              Monk Enterprises                       09/30/2010        11.4%               21
     125      PCF              NAP                                       NAP              NAP                3
     126      UCL              NAP                                       NAP              NAP              152
     127      UCL              NAP                                       NAP              NAP              152
     128      UCL              Larabee School of RE                   05/31/2004         9.7%               12
     129      UCL              NAP                                       NAP              NAP               12
     130      NCB,FSB          NAP                                       NAP              NAP                3
     131      UCL              NAP                                       NAP              NAP                6
     132      UCL              Jitters for Coffee                     06/30/2003         6.6%               13
     133      NCB,FSB          First Mariner Bank                     02/01/2025         9.7%                1
     134      UCL              NAP                                       NAP              NAP               24
     135      NCB,FSB          NAP                                       NAP              NAP                3
     136      UCL              US Cellular                            04/01/2006        12.2%               25
     137      UCL              NAP                                       NAP              NAP               42
     138      UCL              NAP                                       NAP              NAP               46
     139      UCL              Eagle USA                              06/21/2003        18.6%               55
     140      UCL              The Card Family Limited Ptners         03/30/2010         0.0%               17
     141      UCL              NAP                                       NAP              NAP               41
     142      UCL              Brewski's                              07/31/2002         3.4%               47
     143      UCL              Farm Bureau Insurance                  06/30/2002         5.6%              158
     144      UCL              China Cafe                             03/31/2003        10.6%               44
     145      UCL              Clinical Associates                    10/31/2003        15.0%               15
     146      UCL              Focus Corp., dba "Jackalope"           05/31/2007        15.0%               41
     147      NCB              NAP                                       NAP              NAP                7
     148      UCL              Hand Therapy                           10/31/2007        10.2%               57
     149      UCL              NAP                                       NAP              NAP               23
     150      UCL              NAP                                       NAP              NAP               52
     151      UCL              NAP                                       NAP              NAP               52
     152      UCL              NAP                                       NAP              NAP               84
     153      UCL              James Fanning, DDS                     08/31/2007         9.3%               10
     154      UCL              Amoco Oil                              03/31/2006         9.3%               40
     155      UCL              Reece Supply Company                   03/31/2003        15.0%               57
     156      UCL              J. Carlton, LLC                        12/31/2004        30.0%               57
     157      UCL              King Tiger Martial Arts                03/31/2005         7.7%               50
     158      UCL              New Leaf Designs                       12/31/2003        14.6%               44
     159      UCL              DKS Dry Cleaning                       05/31/2004         9.7%              156
     160      UCL              NAP                                       NAP              NAP               13
     161      UCL              Gem State                              05/31/2003        11.1%               57
     162      UCL              NAP                                       NAP              NAP               57
     163      UCL              Axis Creative Group                    03/31/2004        16.8%               57
     164      UCL              MCM                                    05/31/2004        12.0%               57
     165      NCB,FSB          NAP                                       NAP              NAP                5
     166      UCL              NAP                                       NAP              NAP               12
     167      UCL              NAP                                       NAP              NAP               47
     168      UCL              NAP                                       NAP              NAP               47
     169      UCL              NAP                                       NAP              NAP               47
     170      UCL              NAP                                       NAP              NAP               10
     171      UCL              Harrington, Inc.                       01/31/2003         9.4%               57
     172      UCL              NAP                                       NAP              NAP               52
     173      UCL              D. P. Nicoli, Inc.                     04/30/2014        13.3%               42
     174      NCB,FSB          NAP                                       NAP              NAP                7
     175      UCL              Cuellar Custom Upholstery              02/28/2005        12.5%                6
     176      UCL              NAP                                       NAP              NAP               56
     177      UCL              Omni Environmental Services            03/31/2002        15.6%              143
     178      UCL              NAP                                       NAP              NAP               13
     179      NCB,FSB          NAP                                       NAP              NAP                4
     180      UCL              NAP                                       NAP              NAP               26
     181      UCL              NAP                                       NAP              NAP                7
     182      UCL              NAP                                       NAP              NAP               23
     183      UCL              The Territory Ahead                    01/31/2003        15.8%               51
     184      UCL              NAP                                       NAP              NAP               43
     185      UCL              Binder & Binder, LLP                   09/30/2005         8.0%              169
     186      UCL              Quizno's                               12/31/2009         8.3%               53
     187      UCL              NAP                                       NAP              NAP               45
     188      UCL              NAP                                       NAP              NAP               12
     189      NCB              NAP                                       NAP              NAP                6
     190      UCL              NAP                                       NAP              NAP               76
     191      UCL              NAP                                       NAP              NAP               53
     192      UCL              NAP                                       NAP              NAP               81
     193      UCL              21st Amendment (office)                07/31/2009        19.7%               43
     194      UCL              Fast Broadcast Corp.                   10/08/2004        11.1%                8
     195      PCF              NAP                                       NAP              NAP                3
     196      PCF              NAP                                       NAP              NAP                3
     197      UCL              Earphonics, Inc.                       11/30/2004         6.0%              108
     198      NCB,FSB          NAP                                       NAP              NAP                6
     199      NCB,FSB          NAP                                       NAP              NAP                6
     200      UCL              NAP                                       NAP              NAP               44
     201      UCL              Recognition Products                   07/31/2005        20.4%               28
     202      UCL              Sausage Indust. Supply                 08/31/2002        11.2%               50
     203      NCB              NAP                                       NAP              NAP                7
     204      UCL              NAP                                       NAP              NAP               51
     205      UCL              Bridgeman's                            06/30/2005        14.1%               46
     206      UCL              NAP                                       NAP              NAP               17
     207      UCL              Mendoza Spice Company                  01/31/2005         7.5%               39
     208      UCL              McNeill-Ray                            11/30/2004        12.8%               11
     209      UCL              NAP                                       NAP              NAP              160
     210      NCB              NAP                                       NAP              NAP                7
     211      UCL              NAP                                       NAP              NAP               25
     212      UCL              Special Needs Project                  05/31/2002         4.9%               52
     213      UCL              NAP                                       NAP              NAP               42
     214      UCL              Grindler, Chappell, Morrison           12/31/2003        17.5%               17
     215      UCL              D. J. Shubeck                          02/28/2004        18.8%               17
     216      UCL              Wu, MD                                 02/01/2004        12.5%               51
     217      UCL              NAP                                       NAP              NAP               19
     218      UCL              NAP                                       NAP              NAP               72
     219      NCB,FSB          NAP                                       NAP              NAP                5
     220      UCL              Dave Cowley Incentives                 06/30/2005        16.1%               40
     221      NCB              NAP                                       NAP              NAP                7
     222      UCL              NAP                                       NAP              NAP               46
     223      UCL              NAP                                       NAP              NAP              147
     224      UCL              Pa-Ted Spring Co. of El Paso           08/31/2002        12.5%               57
     225      UCL              NAP                                       NAP              NAP               47
     226      UCL              Dr. Kathy Clewell                      10/01/2006         9.2%               41
     227      UCL              Reynolds Lighting                      02/28/2004        13.8%               13
     228      UCL              NAP                                       NAP              NAP              142
     229      UCL              NAP                                       NAP              NAP               56
     230      PCF              NAP                                       NAP              NAP                3
     231      UCL              Dr. Hanley                             07/15/2003        13.0%               54
     232      UCL              NAP                                       NAP              NAP               43
     233      UCL              NAP                                       NAP              NAP               75
     234      UCL              Star Transport                         02/29/2004        14.3%                5
     235      UCL              NAP                                       NAP              NAP               34
     236      NCB              NAP                                       NAP              NAP                7
     237      UCL              NAP                                       NAP              NAP               15
     238      UCL              P.B. & Associates                      05/31/2009        10.9%               41
     239      UCL              Barton's Jewelers                      08/28/2003        17.2%               55
     240      NCB              NAP                                       NAP              NAP                6
     241      NCB              NAP                                       NAP              NAP                9
     242      NCB              NAP                                       NAP              NAP                8
     243      NCB              NAP                                       NAP              NAP                8
     244      NCB              NAP                                       NAP              NAP                4
     245      NCB              NAP                                       NAP              NAP                6
     246      NCB,FSB          NAP                                       NAP              NAP                4
     247      NCB              NAP                                       NAP              NAP                6
     248      NCB              NAP                                       NAP              NAP                7

                                                                                                            13

-----------------------------------------------------------------------------------------------------------------------------------
                                                                     PREPAYMENT CODE(16)
  MORTGAGE    MORTGAGE       ------------------------------------------------------------------------------------------------------
  LOAN NO.    LOAN SELLER(1)    LO     DEF  DEF/YM1      YM1      YM     7.0%     6.5%      6.0%     5.5%     5.0%      4.5%  4.0%
-----------------------------------------------------------------------------------------------------------------------------------
      1       MSDWMC            24      92
      2       MSDWMC            30      86
      3       Prudential        27      89
      4       MSDWMC            29      87
      5       MSDWMC            32      81
      6       PCF               19               97
      7       PCF               31      85
      8       Prudential        26      90
      9       TIAA              37                        43
     10       Prudential        28      88
     11       Prudential        26      90
     12       Prudential        29      90
     13       TIAA              36      80
     14       TIAA              59                        57
     15       Nationwide        27      29
     16       PCF               27     101
     17       NCB               29      87
     18       Prudential        26      90
     19       PCF               27      89
     20       PCF               28               88
     21       Prudential        61                        52
     22       NCB               83                                33
     23       Nationwide         0                       236
     24       PCF               27      89
     25       Prudential        27      89
     26       TIAA              60      56
     27       NCB               47      69
     28       Nationwide         0                       236
     29       NCB, FSB          48      68
     30       NCB, FSB          48      68
     31       TIAA              60                        56
     32       Nationwide         0                        56
     33       PCF               26      90
     34       Prudential        27      89
     35       PCF               27      89
     36       MSDWMC            41      75
     37       Prudential        26      90
     38       Prudential        27      89
     39       PCF               27              113
     40       PCF               27      89
     41       Prudential        49                        67
     42       NCB,FSB           26      54
     43       Prudential        26      90
     44       NCB,FSB           34      82
     45       Prudential        26      60
     46       Nationwide        27      89
     47       UCL                0                       285
     48       NCB,FSB           48      68
     49       NCB,FSB          101
     50       Prudential        26      90
     51       NCB               48      68
     52       NCB,FSB          101
     53       NCB,FSB           29      87
     54       NCB              101
     55       NCB,FSB           95
     56       NCB               48      65
     57       MSDWMC            44      72
     58       PCF               27      89
     59       UCL                0                       179
     60       NCB,FSB           48      68
     61       Prudential        26      90
     62       PCF               28      99
     63       UCL                0                       239
     64       UCL                0                       119
     65       Nationwide        26      54
     66       NCB               48      68
     67       NCB,FSB           31      85
     68       UCL                0                       179
     69       UCL                0                       119
     70       Prudential        60                        58
     71       UCL                0                       119
     72       UCL                0                       257
     73       UCL                0                       132               12       12        12       12       12        12    12
     74       NCB,FSB           48      68
     75       UCL                0                       179
     76       UCL                0                       239
     77       UCL                0                       239
     78       UCL                0                       119
     79       UCL                0                       232
     80       UCL                0                       120               12       12        12       12       12        12    12
     81       UCL                0                       113
     82       UCL                0                       233
     83       UCL                0                       233
     84       TIAA              60      20
     85       PCF               26     210
     86       NCB               47     129
     87       Nationwide        27      89
     88       UCL                0                       108                                                    12        12    12
     89       UCL                0                       118
     90       UCL                0                       233
     91       Prudential        26      90
     92       PCF               27      89
     93       UCL                0                       143
     94       NCB,FSB           48      68
     95       UCL                0                       239
     96       UCL                0                       179
     97       UCL                0                       179
     98       UCL                0                       179
     99       UCL                0                       239
     100      UCL                0                       179
     101      UCL                0                       239
     102      UCL                0                       239
     103      NCB,FSB           48      68
     104      UCL               12                       227
     105      UCL                0                       239
     106      Prudential        26      90
     107      NCB,FSB          101
     108      NCB,FSB           48      68
     109      UCL                0                       239
     110      UCL                0                       179
     111      Nationwide        26      54
     112      NCB,FSB           48      68
     113      UCL                0                       235
     114      UCL                0                       179
     115      NCB,FSB           25      91
     116      UCL                0                       239
     117      UCL                0                       239
     118      UCL                0                       235
     119      UCL                0                       236
     120      UCL                0                       236
     121      UCL                0                       239
     122      UCL                0                       179
     123      PCF               26      90
     124      UCL                0                       239
     125      PCF               27                        89
     126      UCL                0                       301
     127      UCL                0                       301
     128      UCL                0                       179
     129      UCL                0                       179
     130      NCB,FSB           48      68
     131      UCL                0                       179
     132      UCL                0                       179
     133      NCB,FSB           48      69
     134      UCL                0                       119
     135      NCB,FSB           27      89
     136      UCL                0                       239
     137      UCL                0                       177
     138      UCL                0                       198
     139      UCL                0                       239
     140      UCL                0                       215
     141      UCL                0                       179
     142      UCL                0                       179
     143      UCL                0                       295
     144      UCL                0                       239
     145      UCL                0                       119
     146      UCL                0                       179
     147      NCB               48      68
     148      UCL                0                       157
     149      UCL                0                       167
     150      UCL                0                       220
     151      UCL                0                       220
     152      UCL                0                       239
     153      UCL                0                       239
     154      UCL                0                       176
     155      UCL                0                       179
     156      UCL                0                       179
     157      UCL                0                        81
     158      UCL                0                       233
     159      UCL                0                       294
     160      UCL                0                       179
     161      UCL                0                       179
     162      UCL                0                       179
     163      UCL                0                       179
     164      UCL                0                       179
     165      NCB,FSB          102
     166      UCL                0                       161
     167      UCL                0                       239
     168      UCL                0                       239
     169      UCL                0                       239
     170      UCL                0                       239
     171      UCL                0                       179
     172      UCL                0                       179
     173      UCL                0                       179
     174      NCB,FSB           48      68
     175      UCL                0                       239
     176      UCL                0                       179
     177      UCL                0                       299
     178      UCL                0                       239
     179      NCB,FSB           48      68
     180      UCL                0                       239
     181      UCL                0                       239
     182      UCL                0                       239
     183      UCL                0                       179
     184      UCL                0                       179
     185      UCL                0                       242
     186      UCL                0                       179
     187      UCL                0                       239
     188      UCL                0                       179
     189      NCB               47      69
     190      UCL                0                       179
     191      UCL                0                       179
     192      UCL                0                       281
     193      UCL                0                       117
     194      UCL                0                       239
     195      PCF               27                        89
     196      PCF               27                        89
     197      UCL                0                       211
     198      NCB,FSB           48      68
     199      NCB,FSB           48      68
     200      UCL                0                       167
     201      UCL                0                       233
     202      UCL                0                       227
     203      NCB               48      68
     204      UCL                0                       227
     205      UCL                0                       179
     206      UCL                0                       179
     207      UCL                0                       239
     208      UCL                0                       178
     209      UCL                0                       294
     210      NCB               48      68
     211      UCL                0                       191
     212      UCL                0                       179
     213      UCL                0                       179
     214      UCL                0                       178
     215      UCL                0                       178
     216      UCL                0                       179
     217      UCL                0                       239
     218      UCL                0                       179
     219      NCB,FSB          101
     220      UCL                0                       239
     221      NCB               48      68
     222      UCL                0                       143
     223      UCL                0                       178
     224      UCL                0                       179
     225      UCL                0                       179
     226      UCL                0                       239
     227      UCL                0                       239
     228      UCL                0                       215
     229      UCL                0                       179
     230      PCF               27                        89
     231      UCL                0                       179
     232      UCL                0                       227
     233      UCL                0                       179
     234      UCL                0                       179
     235      UCL                0                       239
     236      NCB               48      68
     237      UCL                0                       208
     238      UCL                0                       179
     239      UCL                0                       239
     240      NCB              101
     241      NCB               48      68
     242      NCB               48      68
     243      NCB               48      68
     244      NCB               48      68
     245      NCB               48      68
     246      NCB,FSB           48      68
     247      NCB               48      68
     248      NCB               48      68

-----------------------------------------------------------------------------------------------------------------------------------
                                           PREPAYMENT CODE(16)
MORTGAGE  MORTGAGE       -------------------------------------------------------------------      YM     ADMINISTRATIVE   MORTGAGE
LOAN NO.  LOAN SELLER(1)  3.5%  3.0%     2.5%     2.0%      1.5%     1.0%      0.05%    OPEN FORMULA(17)   COST RATE(18)  LOAN NO.
-----------------------------------------------------------------------------------------------------------------------------------
    1     MSDWMC                                                                           4                       5.24       1
    2     MSDWMC                                                                           4                       5.24       2
    3     Prudential                                                                       4                      15.24       3
    4     MSDWMC                                                                           4                       5.24       4
    5     MSDWMC                                                                           7                       5.24       5
    6     PCF                                                                              4      F                8.24       6
    7     PCF                                                                              4                       8.24       7
    8     Prudential                                                                       4                      15.24       8
    9     TIAA                                                                             4      E               15.24       9
   10     Prudential                                                                       4                      13.24      10
   11     Prudential                                                                       4                      10.24      11
   12     Prudential                                                                       4                      15.24      12
   13     TIAA                                                                             4                      15.24      13
   14     TIAA                                                                             4      E               15.24      14
   15     Nationwide                                                                       4                      15.74      15
   16     PCF                                                                              4                       8.24      16
   17     NCB                                                                              4                       8.24      17
   18     Prudential                                                                       4                      10.24      18
   19     PCF                                                                              4                       8.24      19
   20     PCF                                                                              4      F                8.24      20
   21     Prudential                                                                       7      A               10.24      21
   22     NCB                                                                              4      C                8.24      22
   23     Nationwide                                                                       4      D               17.20      23
   24     PCF                                                                              4                       8.24      24
   25     Prudential                                                                       4                      10.24      25
   26     TIAA                                                                             4                      15.24      26
   27     NCB                                                                              4                       8.24      27
   28     Nationwide                                                                       4      D               11.19      28
   29     NCB, FSB                                                                         4                       8.24      29
   30     NCB, FSB                                                                         4                       8.24      30
   31     TIAA                                                                             4      E               15.24      31
   32     Nationwide                                                                       4      D               15.74      32
   33     PCF                                                                              4                       8.24      33
   34     Prudential                                                                       4                      10.24      34
   35     PCF                                                                              4                       8.24      35
   36     MSDWMC                                                                           4                       5.24      36
   37     Prudential                                                                       4                      10.24      37
   38     Prudential                                                                       4                      10.24      38
   39     PCF                                                                              4      F                8.24      39
   40     PCF                                                                              4                       8.24      40
   41     Prudential                                                                       4      A               10.24      41
   42     NCB,FSB                                                                          4                       8.24      42
   43     Prudential                                                                       4                      15.24      43
   44     NCB,FSB                                                                          4                       8.24      44
   45     Prudential                                                                       4                      15.24      45
   46     Nationwide                                                                       4                      15.74      46
   47     UCL                                                                              1      N               33.24      47
   48     NCB,FSB                                                                          4                       8.24      48
   49     NCB,FSB                                                      15                  4                       8.24      49
   50     Prudential                                                                       4                      10.24      50
   51     NCB                                                                              4                       8.24      51
   52     NCB,FSB                                                      15                  4                       8.24      52
   53     NCB,FSB                                                                          4                       8.24      53
   54     NCB                                       15                                     4                       8.24      54
   55     NCB,FSB                                                      21                  4                       8.24      55
   56     NCB                                                                              7                       8.24      56
   57     MSDWMC                                                                           4                       5.24      57
   58     PCF                                                                              4                       8.24      58
   59     UCL                                                                              1      G               35.24      59
   60     NCB,FSB                                                                          4                       8.24      60
   61     Prudential                                                                       4                      10.24      61
   62     PCF                                                                              4                       8.24      62
   63     UCL                                                                              1      J               37.74      63
   64     UCL                                                                              1      J               37.74      64
   65     Nationwide                                                                       4                      15.74      65
   66     NCB                                                                              4                       8.24      66
   67     NCB,FSB                                                                          4                       8.24      67
   68     UCL                                                                              1      J               37.74      68
   69     UCL                                                                              1      J               37.74      69
   70     Prudential                                                                       2      B               10.24      70
   71     UCL                                                                              1      J               37.74      71
   72     UCL                                                                              1      Q               33.24      72
   73     UCL               12    11                                                       1      J               37.74      73
   74     NCB,FSB                                                                          4                       8.24      74
   75     UCL                                                                              1      J               37.74      75
   76     UCL                                                                              1      G               35.24      76
   77     UCL                                                                              1      G               35.24      77
   78     UCL                                                                              1      G               37.74      78
   79     UCL                                                                              1      G               37.74      79
   80     UCL               12    12       12                                                     J               37.74      80
   81     UCL                                                                              7      J               37.74      81
   82     UCL                                                                              7      J               37.74      82
   83     UCL                                                                              7      J               37.74      83
   84     TIAA                                                                             4                      15.24      84
   85     PCF                                                                              4                       8.24      85
   86     NCB                                                                              4                       8.24      86
   87     Nationwide                                                                       4                      15.74      87
   88     UCL               12    12       12       12        12       12         12      12      J               37.74      88
   89     UCL                                                                              2      J               50.24      89
   90     UCL                                                                              7      J               37.74      90
   91     Prudential                                                                       4                      15.24      91
   92     PCF                                                                              4                       8.24      92
   93     UCL                                                                              1      G               37.74      93
   94     NCB,FSB                                                                          4                       8.24      94
   95     UCL                                                                              1      I               37.74      95
   96     UCL                                                                              1      H               33.24      96
   97     UCL                                                                              1      H               33.24      97
   98     UCL                                                                              1      H               33.24      98
   99     UCL                                                                              1      R               37.74      99
   100    UCL                                                                              1      G               37.74      100
   101    UCL                                                                              1      J               37.74      101
   102    UCL                                                                              1      G               33.24      102
   103    NCB,FSB                                                                          4                       8.24      103
   104    UCL                                                                              1      T               37.74      104
   105    UCL                                                                              1      G               37.74      105
   106    Prudential                                                                       4                      10.24      106
   107    NCB,FSB                                   15                                     4                       8.24      107
   108    NCB,FSB                                                                          4                       8.24      108
   109    UCL                                                                              1      G               37.74      109
   110    UCL                                                                              1      G               37.74      110
   111    Nationwide                                                                       4                      15.74      111
   112    NCB,FSB                                                                          4                       8.24      112
   113    UCL                                                                              5      H               45.24      113
   114    UCL                                                                              1      T               37.74      114
   115    NCB,FSB                                                                          4                       8.24      115
   116    UCL                                                                              1      J               37.74      116
   117    UCL                                                                              1      J               37.74      117
   118    UCL                                                                              5      H               37.74      118
   119    UCL                                                                              4      G               37.74      119
   120    UCL                                                                              4      G               37.74      120
   121    UCL                                                                              1      K               33.24      121
   122    UCL                                                                              1      G               37.74      122
   123    PCF                                                                              4                       8.24      123
   124    UCL                                                                              1      G               37.74      124
   125    PCF                                                                              4      F                8.24      125
   126    UCL                                                                              1      O               35.24      126
   127    UCL                                                                              1      O               35.24      127
   128    UCL                                                                              1      J               37.74      128
   129    UCL                                                                              1      J               37.74      129
   130    NCB,FSB                                                                          4                       8.24      130
   131    UCL                                                                              1      J               37.74      131
   132    UCL                                                                              1      J               37.74      132
   133    NCB,FSB                                                                          3                       8.24      133
   134    UCL                                                                              1      G               35.24      134
   135    NCB,FSB                                                                          4                       8.24      135
   136    UCL                                                                              1      G               35.24      136
   137    UCL                                                                              3      I               37.74      137
   138    UCL                                                                              1      R               37.74      138
   139    UCL                                                                              1      G               37.74      139
   140    UCL                                                                              1      G               35.24      140
   141    UCL                                                                              1      G               37.74      141
   142    UCL                                                                              1      I               37.74      142
   143    UCL                                                                              1      O               33.24      143
   144    UCL                                                                              1      J               37.74      144
   145    UCL                                                                              1      G               37.74      145
   146    UCL                                                                              1      G               37.74      146
   147    NCB                                                                              4                       8.24      147
   148    UCL                                                                              1      J               37.74      148
   149    UCL                                                                              1      J               37.74      149
   150    UCL                                                                              1      G               37.74      150
   151    UCL                                                                              1      G               37.74      151
   152    UCL                                                                              1      S               33.24      152
   153    UCL                                                                              1      G               37.74      153
   154    UCL                                                                              4      H               43.99      154
   155    UCL                                                                              1      G               37.74      155
   156    UCL                                                                              1      G               37.74      156
   157    UCL                                                                              3      J               37.74      157
   158    UCL                                                                              7      G               37.74      158
   159    UCL                                                                              1      P               37.74      159
   160    UCL                                                                              1      G               37.74      160
   161    UCL                                                                              1      G               37.74      161
   162    UCL                                                                              1      G               37.74      162
   163    UCL                                                                              1      G               37.74      163
   164    UCL                                                                              1      G               37.74      164
   165    NCB,FSB                                   14                                     4                       8.24      165
   166    UCL                                                                              1      G               37.74      166
   167    UCL                                                                              1      G               33.24      167
   168    UCL                                                                              1      G               33.24      168
   169    UCL                                                                              1      G               33.24      169
   170    UCL                                                                              1      G               35.24      170
   171    UCL                                                                              1      G               37.74      171
   172    UCL                                                                              1      R               37.74      172
   173    UCL                                                                              1      R               37.74      173
   174    NCB,FSB                                                                          4                       8.24      174
   175    UCL                                                                              1      G               37.74      175
   176    UCL                                                                              1      J               37.74      176
   177    UCL                                                                              1      M               33.24      177
   178    UCL                                                                              1      G               37.74      178
   179    NCB,FSB                                                                          4                       8.24      179
   180    UCL                                                                              1      G               37.74      180
   181    UCL                                                                              1      J               37.74      181
   182    UCL                                                                              1      G               37.74      182
   183    UCL                                                                              1      J               37.74      183
   184    UCL                                                                              1      J               37.74      184
   185    UCL                                                                              1      J               33.24      185
   186    UCL                                                                              1      G               37.74      186
   187    UCL                                                                              1      I               37.74      187
   188    UCL                                                                              1      G               37.74      188
   189    NCB                                                                              4                       8.24      189
   190    UCL                                                                              1      J               37.74      190
   191    UCL                                                                              1      G               37.74      191
   192    UCL                                                                              1      P               33.24      192
   193    UCL                                                                              3      R               37.74      193
   194    UCL                                                                              1      J               37.74      194
   195    PCF                                                                              4      F                8.24      195
   196    PCF                                                                              4      F                8.24      196
   197    UCL                                                                              1      L               33.24      197
   198    NCB,FSB                                                                          4                       8.24      198
   199    NCB,FSB                                                                          4                       8.24      199
   200    UCL                                                                              1      G               33.24      200
   201    UCL                                                                              7      G               37.74      201
   202    UCL                                                                              1      J               37.74      202
   203    NCB                                                                              4                       8.24      203
   204    UCL                                                                              1      G               37.74      204
   205    UCL                                                                              1      G               37.74      205
   206    UCL                                                                              1      G               37.74      206
   207    UCL                                                                              1      G               33.24      207
   208    UCL                                                                              2      G               37.74      208
   209    UCL                                                                              1      O               35.24      209
   210    NCB                                                                              4                       8.24      210
   211    UCL                                                                              1      G               37.74      211
   212    UCL                                                                              1      J               37.74      212
   213    UCL                                                                              1      G               37.74      213
   214    UCL                                                                              2      G               37.74      214
   215    UCL                                                                              2      G               37.74      215
   216    UCL                                                                              1      J               37.74      216
   217    UCL                                                                              1      G               37.74      217
   218    UCL                                                                              1      R               33.24      218
   219    NCB,FSB                                   15                                     4                       8.24      219
   220    UCL                                                                              1      G               37.74      220
   221    NCB                                                                              4                       8.24      221
   222    UCL                                                                              1      H               37.74      222
   223    UCL                                                                              1      J               33.24      223
   224    UCL                                                                              1      G               37.74      224
   225    UCL                                                                              1      I               37.74      225
   226    UCL                                                                              1      T               37.74      226
   227    UCL                                                                              1      G               37.74      227
   228    UCL                                                                              1      O               35.24      228
   229    UCL                                                                              1      J               37.74      229
   230    PCF                                                                              4      F                8.24      230
   231    UCL                                                                              1      G               37.74      231
   232    UCL                                                                              1      G               37.74      232
   233    UCL                                                                              1      S               33.24      233
   234    UCL                                                                              1      G               37.74      234
   235    UCL                                                                              1      G               37.74      235
   236    NCB                                                                              4                       8.24      236
   237    UCL                                                                              1      G               37.74      237
   238    UCL                                                                              1      G               37.74      238
   239    UCL                                                                              1      H               33.24      239
   240    NCB                                       18                                     1                       8.24      240
   241    NCB                                                                              4                       8.24      241
   242    NCB                                                                              4                       8.24      242
   243    NCB                                                                              4                       8.24      243
   244    NCB                                                                              4                       8.24      244
   245    NCB                                                                              4                       8.24      245
   246    NCB,FSB                                                                          4                       8.24      246
   247    NCB                                                                              4                       8.24      247
   248    NCB                                                                              4                       8.24      248

FOOTNOTES TO APPENDIX II

1 "MSDWMC", "UCL", "Prudential", "PCF", "NCB, FSB", "TIAA", "NCB", "Nationwide" denote Morgan Stanley Dean Witter Mortgage Capital Inc., Union Central Life Insurance Company, Prudential Mortgage Capital Funding, LLC, Principal Commercial Funding, LLC, NCB, FSB, Teachers Insurance and Annuity Association of America, National Consumer Cooperative Bank and Nationwide Life Insurance Company respectively, as Sellers.

2 The following loan pools represent multiple properties securing a single mortgage loan, and are designated by Roman Numeral codings: Mortgage Loan Nos. 96-98, 116-117, 128-129, 150-151, 162-164 and 167-169. For the
        purpose of the statistical information set forth in this Prospectus Supplement as to such mortgage loans, a portion of the aggregate Cut-off Date Balance has been allocated to each mortgaged property based on respective appraised values and/or Underwritten Cash Flows. The following loan pools represent cross-collateralized/cross-defaulted properties securing multiple mortgage loans and are designated by identical alphabetical coding: Mortgage Loan Nos. 68-69, 76-77, 81-83, 119-120, 126-127 and 155-156. For the purpose of the statistical information set forth in this Prospectus Supplement as to such single-loan/multiple-property and cross-collateralized/cross-defaulted loan pools, certain credit statistics, including NOI DSCR, NCF DSCR, Implied DSCR, Cut-off Date LTV, Balloon LTV and Cut-off Date Balance per Unit or SF, are calculated on an aggregate basis.

        With respect to Mortgage Loan No. 19, Terrace Oaks I and II, the loan allows the release of a portion of the collateral for such mortgage loan in the event of a casualty if the related borrower is unable to restore the improvements located on the mortgaged property and if certain requirements set forth in the loan documents are met, including (i) the prepayment of a portion of the outstanding principal balance of the mortgage loan equal to $108 per square foot of the net rentable area of the released portion of the collateral, (ii) a 1.25x debt service coverage ratio and (iii) a 75% or less loan-to-value ratio.

        With respect to Mortgage Loan Nos. 96-98, Boozer Properties, upon the Borrower's prior written request, the Lender shall allow a transfer of title effecting a release portion of the Mortgaged Property, under the following terms and conditions: (a) the transfer and release shall apply to no more than two of the three parcels which constitute the Mortgaged Property; (b) the Lender shall receive a principal reduction payment equal to the greater of (i) the then outstanding loan balance divided by the net leaseable square footage of the entire Mortgaged Property, or
        (ii) an amount sufficient so that the remaining parcels produce a DSCR of no less than 1.40x, and a LTV of not more than 60%; (c) the Lender shall receive a prepayment premium of 1% of the outstanding principal loan balance for the first transfer and release, and the Prepayment Premium calculated in accordance with the prepayment provision of the Note for any subsequent transfer and release. In the event that two parcels are transferred and released simultaneously, the Lender's standard Prepayment Premium shall be due; and (d) the Borrower shall be responsible for all related costs and expenses.

3 The Cut-off Date is December 1, 2002 for any mortgage loan that has a due date on the first day of each month. For purposes of the information contained in this Prospectus Supplement, we present the loans as if scheduled payments due in December 2002 were due on December 1, 2002, not the actual day on which such scheduled payments were due.

        With respect to Mortgage Loan No. 2, One Seaport Plaza, the mortgage on the property secures a loan in the total amount of $190,000,000. The loan is evidenced by an A-1 Note ($61,000,000), an A-2 Note ($65,000,000), and an A-3 Note ($64,000,000). The lien on the mortgage that secures the A-1 Note and the A-3 Note is pari passu with the lien of the mortgage that secures the subject A-2 Note. The payment and other terms of the A-1 Note and the A-3 Note are substantially similar to those of the A-2 Note debt (except for the principal balance). The borrower makes monthly payments to the servicer of the A-1 Note Trust. The servicer in turn pays the holders of the A-1 Note, the A-2 Note and the A-3 Note on a pari passu basis. All required escrows are maintained by the servicer of the A-1 Note Trust. The holder of the A-1 Note has the right to control any workout or other remedies, with losses shared pari passu with the A-2 Note and A-3 Note pursuant to an intercreditor agreement by and between the holder of the A-1 Note, the A-2 Note and the A-3 Note. The NOI DSCR, NCF DSCR, Implied DSCR, Cut-off Date LTV, Balloon LTV and Cut-off Date Balance per Unit or SF are based on the entire $190,000,000 financing (each of the A-1 Note, A-2 Note and A-3 Note, combined). The A-1 and A-3 Notes are held in the Morgan Stanley Dean Witter Capital I Trust 2002-IQ2 and the Bear Stearns Commercial Mortgage Securities Trust 2002-TOP8, respectively. Please see Appendix III for more details.

        With respect to Mortgage Loan No. 7, 2731 San Tomas Expressway, the loan represents a $19,550,000 "A" note portion of a $23,000,000 financing, which includes a $3,450,000 subordinate "B" note portion. The underwritten DSCR, LTV, Cut-off Date Balance, Cut-off Date Balance per SF, and Balloon LTV are based on the entire "A" note portion.

        With respect to Mortgage Loan No. 44, Harbor Park at Market Place, the loan was modified (i) to convert the security instrument from an indemnity deed of trust to a conventional deed of trust and (ii) to extend the maturity date to February 1, 2032 and convert the loan to an ARD Loan with an anticipated repayment date of February 1, 2012.

        With respect to Mortgage Loan No. 47, Southern Square Shopping Center, the loan was modified on January 15, 1998, which changed the following characteristics of the loan: (i) the Maturity Date was extended to October 1, 2013; (ii) the interest rate was changed to 8.00%, effective October 1, 1997; (iii) beginning November 1, 1997, payments were changed to $48,096, based on the new interest rate and an amortization period of 192 months and (iv) the principal balance was paid down to $5,200,000.

        With respect to Mortgage Loan No. 72, San Juan North Shopping Center, the loan was modified on October 29, 1996, which changed the following characteristics of the loan: (i) the maturity date was extended to November 1, 2011; (ii) the interest rate was changed to 8.75%; (iii) the monthly payment was changed to $38,979, beginning December 1, 1996; (iv) the amortization period was set to 180 months; (v) the borrower is required to prepay $300,000 on such Mortgage Loan upon sale of all or substantial portion of the real property known as Louisiana Plaza, located in Albuquerque, NM and (vi) the principal balance was reduced to $3,900,000.

        With respect to Mortgage Loan No. 100, Oak Park Plaza, the loan was modified on November 5, 1999, which changed the following characteristics of the loan: (i) there was an additional funding of $650,000; (ii) the interest rate was changed to 7.40%; (iii) the monthly payment was increased to $24,736; (iv) the amortization period is 164 months and (v) the outstanding principal balance was changed to $2,547,656.

        With respect to Mortgage Loan No. 126, Jefferson West Apartments, the loan was modified on June 4, 1995, which changed the following characteristics of the loan: (i) the rate was changed to 9.25%; (ii) the maturity date was extended to June 30, 2015; (iii) the amortization period was set to 240 months (making the loan fully amortizing) and (iv) the monthly payment was changed to $8,845.

        With respect to Mortgage Loan No. 127, Willow Apartments, the loan was modified on June 1, 1995, which changed the following characteristics of the loan: (i) the rate was changed to 9.25%; (ii) the maturity date was extended to June 30, 2015 and (iii) the monthly payments were changed to $10,734.

        With respect to Mortgage Loan No. 143, Village Square Plaza, the loan was modified on June 1, 1999, which changed the following characteristics of the loan: (i) the maturity date was extended to June 1, 2014; (ii) the interest rate was changed to 7.625% and (iii) the amortization was set to 180 months.

        With respect to Mortgage Loan Nos. 150-151, the Cottonwood Crossing Portfolio, the loan was modified on February 3, 1999, which changed the following characteristics of the loan: (i) one of the three parcels originally securing the loan (Parcel N2 - Western Bank) was released from the lien of the mortgage in exchange for a principal reduction of $325,000 and a prepayment premium of $10,000; (ii) the maturity date was shortened to January 1, 2017 and (iii) the monthly payments were reduced to $14,505.

        With respect to Mortgage Loan No. 159, Plaza 130, the loan was modified on July 1, 1999, which changed the following characteristics of the loan: (i) the interest rate was changed to 7.75%; (ii) the maturity date was extended to July 1, 2014; (iii) the amortization term was changed to reflect 180 months (making the loan fully amortizing) and (iv) an advance of $39,035 was made to the borrower, thereby increasing the loan amount to $1,575,000.

        With respect to Mortgage Loan No. 173, Nicoli Building, the loan was modified on November 16, 1999, which changed the following characteristics of the loan: (i) the principal balance of the loan was increased by $350,000; (ii) the interest rate was increased to 7.94% and
        (iii) the monthly payment was increased to $13,907, effective January 1, 2000.

        With respect to Mortgage Loan No. 177, Western Business, the loan was modified on June 21, 1996, which changed the following characteristics of the loan: (i) the maturity date was extended to January 1, 2016; (ii) the interest rate was changed to 7.75% and (iii) the basis of the interest calculation was changed to 30/360.

        With respect to Mortgage Loan No. 185, Towers Airport Park, the loan was modified on February 1, 1994, which changed the following characteristics of the loan: (i) the interest rate was lowered from 10% to 8.5%; (ii) the maturity date was extended 15 years, which set the loan to fully amortize; (iii) beginning March 1, 1994, monthly payments were changed to $19,752 and (iv) borrower paid down the mortgage loan by $222,870, which reduced the loan amount to $2,005,805.

        With respect to Mortgage Loan No. 191, Chick's Harley-Davidson, the loan was modified on July 1, 1999, which changed the following characteristics of the loan: (i) an additional advance of $180,000 was made to the Borrower for facility expansion and (ii) the monthly payments were increased to $12,199.

        With respect to Mortgage Loan No. 192, Tower Point Apartments, the loan was modified on April 6, 2001, which changed the following characteristics of the loan: (i) the loan term was extended to fully amortizing over 221 months and (ii) the interest rate was changed to 7.55%.

        With respect to Mortgage Loan No. 197, Mercy Care Medical, the loan was modified on August 1, 1996, which changed the maturity term of the loan to fully amortizing basis for a 180 month term.

        With respect to Mortgage Loan No. 209, Shannon South Apartments, the loan was modified on March 9, 1994, which changed the following characteristics of the loan: (i) the existing principal balance of $999,197 was increased by $147,803 to a total of $1,147,000; (ii) the maturity date was extended to March 1, 2014; (iii) the interest rate was changed to a fixed rate of 8.75% and (iv) beginning May 1, 1994, monthly payments were changed to $10,140.

        With respect to Mortgage Loan No. 216, La Cumbre Medical, the loan was modified on August 18, 1998, which changed the payment due date to the fifth of every month.

        With respect to Mortgage Loan No. 223, GLI Distributing, the loan was modified on November 7, 1995, which changed the following characteristics of the loan: (i) an additional advance of $112,641, was made to the Borrower, resulting in a balance of $2,000,000; (ii) the maturity date was shortened to August 31, 2005; (iii) the interest rate was changed to 10.0%; (iv) the monthly payment was changed to $26,430;
        (iv) the amortization period was changed to 120 months and (v) the basis to the interest accrual calculation was changed to 30/360.

        With respect to Mortgage Loan No. 228, Phillippi Plaza Apartments, the loan was modified on March 1, 1994, which changed the following characteristics of the loan: (i) the maturity date was extended to March 1,2009; (ii) the interest rate was changed to 8.375% and (iii) the Borrower now has the right to a one-time transfer of the property.

        With respect to 27 of the Mortgage Loans secured by underlying cooperative properties and representing 7.4% of the initial outstanding pool balance, the mortgagors have caused such mortgaged properties to be encumbered with subordinate liens securing debt in the aggregate outstanding amount of $2,000,000.

        With respect to Mortgage Loan No. 28, Marketplace at Washington Square, the borrower is permitted to obtain additional secured, subordinate financing provided that (i) the loan to value ratio for both the senior and subordinate loans does not exceed 80% and (ii) the debt service coverage ratio for both the senior and subordinate loans is not less than 1.20x.

        With respect to Mortgage Loan No. 39, 26 Whittier Street, mezzanine financing is permitted, but together with the indebtedness shall not exceed 75% of the appraised value with a minimum of 1.25x DSCR. With respect to the calculation of DSCR, net operating income will include only executed leases with no uncured defaults and remaining terms of at least three years. Lender must approve mezzanine lender as well as the documents. The ability to obtain mezzanine debt is permitted to an immediate successor borrower but may not be exercised by any subsequent purchasers or owners.

        With respect to Mortgage Loan No. 87, 200 West Apartments, the borrower is permitted to obtain additional secured, subordinate financing in an amount up to $500,000 provided that (i) the loan to value ratio for both the senior and subordinate loans does not exceed 50% and (ii) the debt service coverage ratio for both the senior and subordinate loans is not less than 1.20x.

        With respect to Mortgage Loan No. 102, Centre Plaza, the borrower may have the right to obtain secondary financing solely for the purpose of allowing the Guarantor to obtain equity funds from the entities associated with or directly controlled by the Guarantor.

        With respect to Mortgage Loan No. 156, 3715 Hawkins Industrial, the borrower has additional secured (purchase money second mortgage) subordinate financing in the amount of $50,000 extended by Good Management Inc. as well as additional secured (purchase money second mortgage) subordinate financing in the amount of $99,126 extended by Good Management Inc. A subordination agreement governing the relative rights of the senior lender and the subordinate lender has been executed and recorded in the public records. No other secured financing is permitted to be incurred by the borrower.

        With respect to Mortgage Loan No. 161, 5821 Midway Industrial, the borrower has additional secured (purchase money second mortgage) subordinated financing in the amount of $50,000 extended by Good Management Inc. No other secured financing is permitted to be incurred by the borrower. A subordination agreement governing the relative rights of the senior lender and the subordinate lender has been executed.

        With respect to Mortgage Loan No. 205, Caribou Center, the borrower may, with the consent of the lender, have the right to obtain secondary financing on the property as long as it does not exceed the lesser of $25,000 or 70% of the fair market value of the premises as determined by the lender and the total amount of the net income generated by the premises and available for debt service for both the first mortgage loan and any subordinate mortgage may not be less than 140% of the aggregated debt service. The term of any such subordinate mortgage shall not exceed the term of the applicable lease for which the related tenant improvement work is to be performed.

        With respect to Mortgage Loan No. 209, Shannon South Apartments, the borrower has additional secured (purchase money second mortgage) subordinate financing in the amount of $100,000 extended by Shannon South Partners. No other secured financing is permitted to be incurred by the borrower.

        With respect to 6 of the Mortgage Loans secured by underlying cooperative properties and representing 1.4% of the initial outstanding pool balance, the mortgagors have the right, with the prior written consent of the mortgagee, which consent may not be unreasonably withheld, to obtain secured subordinate financing in the future upon the satisfaction of certain conditions. The highest maximum amount of such future subordinate financing for any such mortgage loan is $1,000,000. In addition to the foregoing, with respect to all of the Mortgage Loans secured by underlying cooperative properties, the applicable master servicer is permitted to grant consent to additional subordinate financing secured by the related cooperative property (even if the subordinate financing is prohibited by the terms of the related loan documents), upon the satisfaction of certain conditions (See, Material Terms and Conditions of Mortgage Loans - "Subordinate and Other Financing").

        With respect to Mortgage Loan No. 176, Baseline Medical, the borrower may have the right in the future to obtain secondary financing on the property provided that the financing is subordinate to the lien of the subject mortgage, the total loan to value ratios for subject Note and any secondary financing shall not exceed seventy 70% and the total amount of the net operating income generated by the premises and available for debt service for both the first mortgage loan and any subordinate mortgage may not be less than 130% of the total required debt service.

        With respect to Mortgage Loan No. 193, Cricket Tree Plaza, the borrower may have the right in the future to obtain secondary financing on the property without the Lender's consent if the Borrower meets certain financial requirements, a total loan to value ratio that does not exceed 70% and a net operating income that is not 1.3x the combined debt service on both the first and second mortgages.

        With respect to Mortgage Loan No. 61, Emerald Pointe Apartments, the borrower is permitted to obtain additional unsecured financing provided that (i) the loan to value ratio for the combined senior and unsecured financing does not exceed 75% and (ii) the debt service coverage ratio is not less than 1.25x at the time of the additional financing request and the unsecured financings placement. In addition, the request for additional unsecured financing must be made in connection with a one-time right of transfer of the property.

        With respect to Mortgage Loan Nos. 10, Riverland Woods Apartments, and 50, Palo Alto Office Building, the borrowers may have obtained, and have the right in the future to obtain, additional financing not secured by the mortgaged property.

        With respect to Mortgage Loan No. 46, "Cave Springs Square Shopping Center," Nationwide Life Insurance Company deposited $100,000 with Northmarq Capital, Inc. into an escrow account. Such sums may be used by the lender upon the occurrence of following conditions: (i) the Cave Springs Square Shopping Center, which is a legal non-conforming use, cannot be rebuilt to its non-conforming status after the occurrence of a casualty, (ii) such sums are used only to reimburse the lender for actual out-of-pocket expenses incurred by lender in connection with any restoration following such a casualty, and (iii) the Borrower has failed to pay such expenses for said restoration as required in the loan documents. The funds held in such escrow account are to be released to Nationwide, to the extent of any amounts remaining on deposit in such escrow account, after the expiration of a period of five years after the Closing Date.

4 The indicated NOI DSCR and NCF DSCR reflect current scheduled payments as of the Cut-off Date for all mortgage loans.

        DSCR and LTV calculations with respect to Mortgage Loans secured by underlying cooperative properties are calculated based upon the Underwritable Cash Flow (as such definition pertains to residential cooperative properties) and Value Co-Op Basis (See Glossary of Terms).

5 Implied DSCR is based on an assumed constant of 8.0%, as defined herein. This number is calculated by dividing the underwritten cash flow by 8.0% of the Cut-Off Date Balance.

6 In general for each mortgaged property, "Percent Leased" was determined based on a rent roll or lease verification letter provided by the borrower. "Percent Leased as of Date" indicates the date as of which "Percent Leased" was determined based on such information.

7 With respect to Mortgage Loan No. 1, 77 P Street Office, the related Mortgage Loan is secured by a leasehold interest in the subject property; however, the fee owner has also pledged its fee interest in the subject property. Upon foreclosure, the ground lease is extinguished. As such, the loan is disclosed as a fee loan.

        With respect to Mortgage Loan No. 70, Americana Shopping Center, the property is subject to a ground lease on the related property. In addition, the ground lease covers an adjacent property, which is not collateral for the Americana Shopping Center loan. However, the fee-owner has subjected its fee interest in the property to the lien of the mortgage. Upon foreclosure, the ground lease could be extinguished. As such, this loan is disclosed as a fee/leasehold loan.

8 With respect to Mortgage Loan Nos. 13, Heritage Shopping Center and 14, Terra Vista Village, the maturity date may be extended one time for twelve months. Should the maturity date be extended, all revenues from the property will be deposited into the related lockbox account and disbursed pursuant to the related lockbox agreement. In addition, the fixed interest rate on the mortgage loan will be increased by 300 basis points. The incremental interest will be added to the principal and accrue interest at the increased interest rate.

9       The "Grace Period" shown is grace period to charge late interest.

10 The "Original Amort. Term" shown is the basis for determining the fixed monthly principal and interest payment as set forth in the related note. Due to the Actual/360 interest calculation methodology applied to some mortgage loans, the actual amortization to a zero balance for such loans will be longer.

11 With respect to Mortgage Loan No. 9, Plantation Villa Apartments, the monthly repayment for the first 24 months of the loan term will be interest only on a 30/360 day basis, with a payment of $93,122.

        With respect to Mortgage Loan No. 12, Bethany Village Center, payments are interest-only for the initial 3 months of the loan term.

        With respect to Mortgage Loan Nos. 13, Heritage Shopping Center, and 14, Terra Vista Village, if the related loan is not repaid on or prior to the maturity date, the loan will be in default and the lender will have the right (i) to declare all or any part of the debt immediately due and payable and to exercise any of its remedies or (ii) to extend the maturity date of the loan until the first anniversary of the maturity date. If the lender elects to extend the maturity of the loan, (i) all revenues from the mortgaged property thereafter will be deposited into a lockbox account and disbursed in accordance with the lockbox agreement,
        (ii) the fixed interest rate will be increased by 3%, and (iii) the borrower will thereafter make monthly payments through the extended maturity date in the amount of: (A) the monthly payment set forth in the note, first, to be applied to accrued interest on the principal at the fixed interest rate and second, to be applied to principal, with the difference between the interest accruing on the principal at the fixed interest rate and the interest accruing on the principal at the adjusted fixed rate being added as of that date to the principal; and (B) all amounts payable under the lockbox agreement.

        With respect to Mortgage Loan Nos. 35, 92, 125, 195, 196 and 230 monthly payments are interest-only until October 1, 2005 when they are required to be principal and interest. Interest only payments are calculated on a 30/360 basis. When the principal and interest payments begin, interest calculations are converted to actual/360 basis. At this time, the interest rates for Mortgage Loan Nos. 35 and 92 will decrease to 6.22%, the interest rate for Mortgage Loan No. 125 will decrease to 6.34% and the interest rates for Mortgage Loan Nos. 195, 196 and 230 will decrease to 6.24%.

        With respect to Mortgage Loan No. 84, Westridge I Office Building, the loan had a $18,376 monthly payment and a 25 year amortization from June 10, 2002 through October 10, 2002. Beginning November 10, 2002, the monthly payments increased to $30,000 and the amortization decreased to 10 years.

12 The "Current Value" for the Mortgage Loans is derived either from an updated appraisal report; broker price opinion or calculated by applying a capitalization rate from a recent third-party market study to the underwritten net operating income of such mortgaged property or properties. The "Source of Value" column indicates whether the valuation is determined from an appraisal, broker price opinion or a third party market study.

13 The "Rental Value" of a residential cooperative property is based on the appraised value assuming that the subject property is operated as a multifamily rental property with rents set as prevailing market rates taking into account the presence of existing rent controlled or rent stabilized occupants. "Sponsor Units" refers to the number of units owned by sponsors. "Investor Units" refers to the number of units owned by investors. "Coop Units" refers to the number of units owned by coops. Sponsor carry is the sponsor's net cash flow calculated by subtracting maintenance charges on the sponsor owned units from the actual rents collected on the sponsor owned units.

14 "Largest Tenant" refers to the tenant that represents the greatest percentage of the total square footage at the mortgaged property, "Second Largest Tenant" refers to the tenant that represents the second greatest percentage of the total square footage and "Third Largest Tenant" refers to the tenant that represents the third greatest percentage of the total square footage at the mortgaged property. In certain cases, the data for tenants occupying multiple spaces include square footage only from the primary spaces sharing the same expiration date, and may not include minor spaces with different expiration dates.

15 "Seasoning" represents the number of payments elapsed from the earlier of the "First Payment Date (P&I)" or "First Payment Date (IO)" to the Cut-off Date.

16 The "Prepayment Code" includes the number of loan payments from the first Due Date to the stated maturity. "LO" represents the lockout period. "DEF" represents defeasance. "DEF/YM1" represents defeasance or the greater of yield maintenance and 1%. "YM1" represents the greater of yield maintenance and 1%. "YM" represents yield maintenance. "7.0%", "6.5%", "6.0%", "5.5%", "5.0%", "4.5%", "4.0%", "3.5%", "3.0%", "2.5%",
        "2.0%", "1.5%", "1.0%" and "0.05%" represent the penalty percentages to be paid of the outstanding balance at the time the loan is prepaid. "Open" represents the number of payments, including the maturity date, at which principal prepayments are permitted without payment of a prepayment premium. For each mortgage loan, the number set forth under a category of "Prepayment Code" represents the number of payments in the Original Term to Maturity for which such provision applies. See Footnote 18 for additional prepayment information.

        With respect to Mortgage Loan Nos. 59, 75, 76, 77, 80, 88, 104, 134, 140, 146, 170, 191, 194 and 226 the Borrower may, without prepayment penalty or other charge, prepay an amount equal to 5% of the outstanding principal balance of the Loan annually; provided however, such right is not cumulative.

        With respect to Mortgage Loan Nos. 73 and 114, the Borrower may, without prepayment penalty or other charge, prepay an amount equal to 10% of the outstanding principal balance of the Loan annually; provided however, that such right is not cumulative.

17 Mortgage loans with associated Yield Maintenance Prepayment Premiums are categorized according to unique Yield Maintenance formulas. There are 23 different Yield Maintenance formulas represented by the loans in the subject mortgage loan pool. The different formulas are referenced by the letters "A", "B", "C", "D", "E", "F", "G", "H", "I", "J", "K", "L", "M",
        "N", "O", "P", "Q", "R", "S", "T", "U" and "V". Exceptions to formulas are shown below formulas. Descriptions of these yield maintenance formulas are listed beginning on page II-7. Numerical references and sections refer back to the original loan documents.

18 The "Administrative Cost Rate" indicated for each mortgage loan will be calculated based on the same interest accrual method applicable to each mortgage loan.

19 Each of the following mortgage loans is structured with a performance holdback or letter of credit ("LOC") subject to achievement of certain release conditions. The release conditions are referenced by numbers 1-5, which are summarized immediately below the table. The amount of the holdback was escrowed, or the letter of credit was established, for each mortgage loan at closing. Many of the loans with reserves and reserve agreements in place permit or require the amount in the reserve (or proceeds of the letter of credit) to be applied to outstanding loan amounts in the event of a default. The mortgage loans referenced in this paragraph do not include all of such loans, but rather only those loans which permit or require the application of the reserve (or proceeds of the letter of credit) to the balance of the mortgage loan if the mortgaged property does not achieve a specified level of financial performance in accordance with the terms of the respective reserve agreements. Although generally the mortgage loans prohibit voluntary partial prepayment, the following mortgage loans may require partial prepayments:

                                                                  Escrowed Holdback or
  Mtg.                                         Escrow or LOC          Letter of Credit   Outside Date     Prepayment Premium
Loan No.    Property Name                   Release Conditions          Initial Amount    for Release         Provisions
----------- ------------------------------- -------------------- ---------------------- ---------------- ---------------------
    1       77 P Street Office                       1                     $19,000,000          5/31/04  Yield Maintenance
   19       Terrace Oaks I And II                    2                         $13,313          9/01/03  Yield Maintenance
   19       Terrace Oaks I And II                    3                          $5,250          9/01/03  Yield Maintenance
   24       14000, 14020 & 14030 183rd St            4                         $28,950          8/01/03  Yield Maintenance

All yield maintenance premiums indicated above are to be paid by the Borrower.


RELEASE CONDITIONS

  1 The borrower placed $19,000,000 into a Completion Holdback escrow at loan closing, which will be released to the borrower once all leases in place are fully estopped, tenants are in occupancy, and the underwritten DSCR is at least 1.43x based on the total released loan amount. The Completion Holdback collateralizes executed leases for approximately 154,647 square feet, for which the borrower is completing required tenant improvement work and the tenants are scheduled to take occupancy in December 2002. The escrow may be released in increments as improvements are finished and tenants take occupancy, subject to, in addition to other conditions, the above described 1.43x minimum underwritten DSCR on the total released amount.

  2 Borrower furnishes to Lender written disbursement request, lien waivers, title endorsement, evidence that the work has been completed in accordance with all permits, bonds, licenses, approvals required by law, and a statement from an architect, contractor or engineering consultant to the extent and cost of the repairs. Lender has inspected or waived right to inspection.

  3 Borrower furnishes to Lender written disbursement request, lien waivers, title endorsement, evidence that the work has been completed in accordance with all permits, bonds, licenses, approvals required by law, and a statement from an architect, contractor or engineering consultant to the extent and cost of the repairs. Lender shall also require evidence that a licensed plumbing contractor has inspected, samples of the water have been submitted to Property Solutions, Inc., and that the lead and copper levels in the drinking water are within the Illinois Department of Public Health Division of Environmental Health's maximum contaminant levels. Lender has inspected or waived right to inspection.

  4 Borrower furnishes to Lender written disbursement request, lien waivers, title endorsement and evidence that the work has been completed in accordance with all permits, bonds, licenses, approvals required by law. Lender has inspected or waived right to inspection.

YIELD MAINTENANCE FORMULAS


A       THE PREPAYMENT PREMIUM SHALL MEAN:

        An amount equal to the greater of (i) one percent (1%) of the principal amount being prepaid or (ii) the present value of a series of payments each equal to the Payment Differential and payable on each Payment Date over the remaining original term of this Note through and including the Maturity Date, discounted at the Reinvestment Yield for the number of months remaining as of the date of such prepayment to each such Payment Date and the Maturity Date.

        "Payment Differential" shall mean an amount equal to (i) the Note Rate less the Reinvestment Yield, divided by (ii) twelve (12) and multiplied by (iii) the principal sum outstanding under this Note after application of the constant monthly payment due under this Note on the date of such prepayment, provided that the Payment Differential shall in no event be less than zero.

        "Reinvestment Yield" shall mean an amount equal to the lesser of (i) the yield on the U.S. Treasury issue (primary issue) with a maturity date closest to the Maturity Date, or (ii) the yield on the U.S. Treasury issue (primary issue) with a term equal to the remaining average life of the indebtedness evidenced by this Note, with each such yield being based on the bid price for such issue as published in the Wall Street Journal on the date that is fourteen (14) days prior to the date of such prepayment set forth in the notice of prepayment (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield.


B       THE PREPAYMENT PREMIUM SHALL BE EQUAL TO:

        the greater of (1) one percent (1%) of the amount being prepaid or (2) the product of (i) the amount being prepaid times (ii) the number of full years and fractional portion of any partial year remaining between the date of prepayment and the maturity date hereof (with the fractional part of a year determined on a daily basis based upon a 360-day year with twelve (12) months of thirty (30) days each) times (iii) the amount, expressed as annual percentage, by which Seven and Five One-Hundredths percent (7.05%) exceeds the yield to maturity on appropriate (as determined solely by the holder hereof) U.S. Treasury obligations, either U.S. Treasury Notes or Bills, having maturity dates closest to the maturity date of this Note, as quoted in the Wall Street Journal, or if not so quoted, in some other reputable publication selected by the holder hereof, on the fifth (5th) business day prior to the date of prepayment.


C       THE YIELD MAINTENANCE LANGUAGE SHALL MEAN:

        The sum of (x) the product obtained by multiplying (A) the excess of 7.13% over the yield rate on publicly traded current coupon United States Treasury bonds, notes or bills having the closest matching maturity date to the Maturity Date, as such yield rate is reported in the Wall Street Journal or similar business publication of general circulation on the fifth business day preceding the Noticed Prepayment Date or, if no yield rate on publicly traded current coupon United States Treasury bonds, notes or bills is obtainable, at the yield rate of the issue most closely equivalent to such United States Treasury bonds, notes or bills, as determined by Payee by (B) the number of years and fraction thereof remaining between the Noticed Prepayment Date and the Maturity Date by (C) the Principal Amount, plus (y) the amount of out-of-pocket costs and expenses which would be required to reinvest the amount so prepaid including, but not limited to, estimated transaction and processing fees and costs, estimated legal fees and disbursements and estimated brokerage fees and costs, all as reasonably determined by the Payee.


D       THE PREPAYMENT PREMIUM SHALL BE EQUAL TO:

        the greater of (i) 1.0% of the outstanding principal balance of this Note at the time of prepayment; or (ii) an amount equal to the sum of
        (a) the present value of the scheduled monthly payments due under the Note from the date of prepayment to the Maturity Date, and (b) the present value of the amount of principal and interest due under the Note on the Maturity Date (assuming all schedule monthly payments due prior to the Maturity Date were made when due), minus (c) the outstanding principal balance of the Note as of the date of prepayment. The present values described in (a) and (b) shall be computed on a monthly basis as of the date of prepayment discounted at the yield-to-maturity of the U.S. Treasury Note or Bond closest in maturity to the Maturity Date of the Note as reported in the Wall Street Journal (or, if the Wall Street Journal is no longer published, as reported in such other daily financial publication of national circulation which shall be designated by Lender) on the fifth (5th) business day preceding the date of prepayment. Notwithstanding the foregoing or any other provision in the Note to the contrary, if Lender elects to apply insurance proceeds, condemnation awards, or any escrowed amounts, if applicable, to the Mortgage, no Prepayment Premium shall be due or payable as a result of such application, and the monthly installments due and payable hereunder shall be reduced accordingly.

E       THE PREPAYMENT PREMIUM SHALL BE EQUAL TO:

        the greater of (i) an amount equal to the product of the Prepayment Percentage times the Prepayment Date Principal, or (ii) the amount by which the sum of the Discounted Values of Note Payments, calculated using the Discount Rate, exceeds the Prepayment Date Principal. In order to calculate (ii) in the foregoing, each remaining Note Payment will be discounted and the resulting Discounted Values will be added together.

        The following definitions apply:

        "Discount Rate" means the yield on a U.S. Treasury issue selected by Lender, as published in The Wall Street Journal, two weeks prior to prepayment, having a maturity date corresponding (or most closely corresponding, if not identical) to the Maturity Date, and, if applicable, a coupon rate corresponding (or most closely corresponding, if not identical) to the Fixed Interest Rate.

        "Discounted Value" means the Discounted Value of a Note Payment based on the following formula:

        NP/(1+R/12)n = Discounted Value, where:

        NP = Amount of Note Payment

        R = Discount Rate

        n = The number of months between the date of prepayment and the scheduled date of Note Prepayment being discounted rounded to the nearest integer.

        "Note Payments" means (i) the scheduled Debt Service Payments for the period from the date of prepayment through (and including) the Maturity Date and (ii) the scheduled repayment of Principal, if any, on the Maturity Date.

        "Prepayment Date Principal" means the Principal on the date of prepayment.

        "Prepayment Percentage" means one percent (1.0%).

F       THE MAKE WHOLE PREMIUM SHALL BE:

        the greater of one percent (1%) of the principal amount to be prepaid or a premium calculated as provided in subparagraphs (1)-(3) below. Lender shall not be obligated to accept any prepayment of the principal balance of the Note unless it is accompanied by all sums due in connection therewith.

        (1) Determine the "Reinvestment Yield." The Reinvestment Yield will be equal to the yield on the applicable * U.S. Treasury Issue ("Primary Issue") published one week prior to the date of prepayment and converted to an equivalent monthly compounded nominal yield. In the event there is no market activity involving the Primary Issue at the time of prepayment, the Lender shall choose a comparable Treasury Bond, Note or Bill ("Secondary Issue") which the Lender reasonably deems to be similar to the Primary Issue's characteristics (i.e., rate, remaining time to maturity, yield).

        * At this time there is not a U.S. Treasury Issue for this prepayment period. At the time of prepayment, Lender shall select in its sole and absolute discretion a U.S. Treasury Issue with similar remaining time to maturity as the Note.

        (2) Calculate the "Present Value of the Loan." The Present Value of the Loan is the present value of the payments to be made in accordance with the Note (all installment payments and any remaining payment due on the Maturity Date) discounted at the Reinvestment Yield for the number of months remaining from the date of prepayment to the Maturity Date.

        (3) Subtract the amount of the prepaid proceeds from the Present Value of the Loan as of the date of prepayment. Any resulting positive differential shall be the premium.


G       THE PREPAYMENT PREMIUM SHALL BE EQUAL TO:

        (A) the greater of one percent (1%) of the outstanding principal balance of this Note at the time of Prepayment, or the Make-Whole Amount, plus
        (B) the amount of reasonable out-of-pocket costs and expenses (as determined by Lender) incurred in reinvesting the Loan principal, together with the Prepayment Premium, in United States Treasury Bonds or Notes, including without limitation, transaction and processing fees and costs and legal fees and brokerage expenses.

        The "Make-Whole Amount" shall mean an amount which, when added to the principal balance of the Note at the time of Prepayment, will equal a total amount which will then earn, when invested in a United States Treasury Bond or Note of comparable remaining maturity and if discounted to its present value, the same percent per annum yield to maturity that the Lender would have realized had the Loan not been prepaid.

H       THE PREPAYMENT PREMIUM SHALL BE EQUAL TO:

        The sum of (a) the undiscounted product obtained by multiplying the then outstanding principal balance hereof at the time of prepayment (including accrued interest) by the Monthly Interest Rate Differential (as defined below) and by the number of months remaining until maturity of the Note at the Treasury Yield (as defined below).

        Definitions:

        "Monthly Interest Rate Differential" equals 1/12 of the amount (if any) by which the effective annual interest rate hereunder exceeds the Treasury Yield (as defined below).

        "Treasury Yield" shall mean the yield in percent per annum of the United States Treasury Bond or Note plus fifty (50) basis points closest in maturity to the Maturity Date of this Note and when discounted to present value.


I       THE PREPAYMENT PREMIUM SHALL BE EQUAL TO:

        the sum of (a) the product obtained by multiplying the then outstanding principal balance of this Note (including accrued interest and if applicable, late charges and interest payable at the Default Rate) at the time of Prepayment by the Monthly Interest Rate Differential (as defined below) and by the number of months remaining until the scheduled maturity date of this Note, when such product is discounted to present value at the Treasury Yield (as defined below).

        Definitions:

        "Monthly Interest Rate Differential" equals 1/12 of the amount (if any) by which the effective annual interest rate of this Note (as stated above) exceeds the Treasury Yield (as defined below).

        "Treasury Yield" shall mean the yield in percent per annum of the United States Treasury Bond or Note closest in maturity to the scheduled maturity date of this Note.


J       THE YIELD MAINTENANCE PREMIUM SHALL BE EQUAL TO:

        an amount added to the principal balance prepaid, so that the total amount prepaid earns, when invested in a United States Treasury Bond or Note of comparable remaining maturity and when discounted to present value, the same percent per annum yield to maturity that the Holder would have realized had the loan not been prepaid.


K       THE PREPAYMENT PREMIUM SHALL BE EQUAL TO:

        the amount which, when added to the principal balance prepaid, would earn the same yield-to-maturity when invested in a United States Treasury Bond or Note closest in maturity to the Maturity Date of this Note and when discounted to present value, that Lender would have realized had this Note not been prepaid.

L       THE PREPAYMENT PREMIUM SHALL BE EQUAL TO:

        such amount as is necessary (the "Prepayment Premium") to be added to the principal balance prepaid so that the total amount prepaid (including both the principal balance and the Prepayment Premium), when invested in a United States treasury bond or note of a maturity comparable to the then remaining balance of the term of the loan at the time of prepayment, will earn the same eight and one-quarter (8.25%) percent per annum yield to maturity that Payee would have realized had the loan not been prepaid.


M       THE PREPAYMENT PREMIUM SHALL BE EQUAL TO:

        an amount equal to the amount needed to add to the then remaining unpaid principal so that the total amount invested in a United States Treasury Bond or Note with a maturity on or about February 1, 2001 will yield to Lender to February 1, 2002 the same amount that Lender would have received had the loan not been prepaid.


N       THE PREPAYMENT PREMIUM SHALL BE EQUAL TO:

        an amount added to the Note Balance prepaid, so that the total amount prepaid earns, when invested in a United States Treasury Bond or Treasury Note of comparable remaining maturity, the same 9.25 percent per annum yield to January 1, 1995 in the event of prepayment during the first five (5) years of the loan, or the same per annum yield to maturity in the event of prepayment after January 1, 1995, that Lender would have realized had the loan not been prepaid.


O       THE YIELD MAINTENANCE PREMIUM SHALL BE EQUAL TO:

        an amount added to the principal balance prepaid, so that the total amount prepaid earns, when invested in a United States Treasury Bond or Note of comparable remaining maturity, "the rate" per annum yield to maturity that Lender would have realized had the loan not been prepaid.


P       THE YIELD MAINTENANCE PREMIUM SHALL BE EQUAL TO:

        an amount added to the principal balance prepaid, so that the total amount prepaid earns, when invested in a United States Treasury Bond or Note of comparable remaining maturity, "the rate" monthly equivalent yield to maturity that the Holder would have realized had the loan not been prepaid.


Q       THE PREPAYMENT PREMIUM SHALL BE EQUAL TO:

        a sum will be added to the principal balance prepaid on the date of Prepayment, so that the total prepaid amount earns, if invested in United States Treasury bonds or notes of comparable remaining maturity, "the rate" per year monthly equivalent yield to maturity which Payee would have realized from Maker had the unpaid Principal balance not been prepaid.

R       THE PREPAYMENT PREMIUM SHALL BE EQUAL TO:

        the sum of (a) the undiscounted product obtained by multiplying the then outstanding principal balance hereof at the time of prepayment (including accrued interest) by the Monthly Interest Rate Differential (as defined below) and by the number of months remaining until maturity of the Note at Treasury Yield (as defined below).

        Definitions:

        "Monthly Interest Rate Differential" equals 1/12 of the amount (if any) by which the effective annual interest rate of this Note (as stated above) exceeds the Treasury Yield (as defined below).

        "Treasury Yield" shall mean the yield in percent per annum of the United States Treasury Bond or Note closest in maturity to the scheduled maturity date of this Note and when discounted to present value.


S       THE YIELD MAINTENANCE PREMIUM SHALL BE EQUAL TO:

        (A) the greater of one percent (1%) of the outstanding principal balance of this Note at the time of Prepayment, or the Make-Whole Amount, plus (B) the amount of reasonable out-of-pocket costs and expenses (as determined by Holder) incurred in reinvesting the principal balance of this Note, together with the Prepayment Premium, in United States Treasury Bonds or Notes, including without limitation, transaction and processing fees and costs and legal fees and brokerage expenses.

        The "Make-Whole Amount" shall mean an amount which, when added to the principal balance of the Note at the time of Prepayment, will equal a total amount which will then earn, when invested in a United States Treasury Bond or Note of comparable remaining maturity and when discounted to its present value, the same percent per annum yield to maturity that the Holder would have realized had this Note not been prepaid.


T       THE PREPAYMENT PREMIUM SHALL BE EQUAL TO:

        the greater of: (1) the sum of (a) one percent (1%) of the then oustanding principal balance hereof (including accrued interest) at the time of prepayment and (b) any out-of-pocket reasonable costs and expenses incurred by Holder in reinvesting the prepaid loan proceeds as in (2) below, including transaction and processing fees and costs, legal fees and brokerage expenses or (2) an amount added to the principal balance prepaid, so that the total amount prepaid earns, when invested in a United States Treasury Bond or Note of comparable remaining maturity and when discounted to present value, the same percent per annum yield to maturity that the Holder would have realized had the loan not been prepaid.

APPENDIX III
SIGNIFICANT LOAN SUMMARIES


--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 1 - 77 P STREET OFFICE
--------------------------------------------------------------------------------

-------------------------------------------------------------------
                         LOAN INFORMATION
-------------------------------------------------------------------
ORIGINAL BALANCE:            $67,000,000

CUT-OFF DATE BALANCE:        $67,000,000

FIRST PAYMENT DATE:          01/01/2003

INTEREST RATE:               6.100%

AMORTIZATION:                360 months

ARD:                         NAP

HYPERAMORTIZATION:           NAP

MATURITY DATE:               12/01/2012

EXPECTED MATURITY BALANCE:   $57,108,699

SPONSOR(S):                  Douglas Jemal and Joseph Cayre

INTEREST CALCULATION:        Actual/360

CALL PROTECTION:             Lockout until the earlier of the 5th
                             anniversary of the closing date or 2
                             years after the REMIC startup date,
                             with US Treasury defeasance
                             thereafter.  The loan is prepayable
                             without premium within three months
                             prior to the maturity date.


LOAN PER SF:                 $196.08

UP-FRONT RESERVES:           RE Tax:                $221,965
                             Insurance:             $15,596
                             Completion
                             Holdback(1):           $19,000,000
                             Rollover Holdback(2):  $6,768,955
                             Debt Service(3):       $345,417

ONGOING RESERVES:            RE Tax:                $73,988
                             Insurance:             $7,798
                             Replacements:          $5,695
                             Rollover Costs(4):     $49,831

LOCKBOX:                     Hard
-------------------------------------------------------------------

-------------------------------------------------------------------


------------------------------------------------------------------
                         PROPERTY INFORMATION
------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO: Single Asset

PROPERTY TYPE:          Office

PROPERTY SUB-TYPE:      Urban

LOCATION:               Washington, DC

YEAR BUILT/RENOVATED:   2000-2002/NAP

OCCUPANCY(5):           96.5%

SQUARE FOOTAGE:         341,701

THE COLLATERAL:         Six story office building

OWNERSHIP INTEREST(6):  Fee


MAJOR TENANTS              %NSF       RENT PSF   LEASE EXPIRATION
-------------              ----       --------   ----------------
Department of              30.9%       $33.66       06/30/2011
Employment Services

Department of Mental       19.9%       $36.07       06/30/2011
Health Services

Department of Human        15.5%       $34.00       06/30/2011
Services




PROPERTY MANAGEMENT:    Douglas Development Corporation

U/W NET OP. INCOME:     $7,738,866

U/W NET CASH FLOW:      $6,963,205

APPRAISED VALUE:        $96,000,000

CUT-OFF DATE LTV:       69.8%

MATURITY DATE LTV:      59.5%

DSCR:                   1.43x

DSCR @8% CONSTANT:      1.30x
------------------------------------------------------------------

------------------------------------------------------------------

(1) $19,000,000 of the loan was held back and deposited with the lender in an interest bearing escrow account. The borrower has the right to receive funds from this account at any time prior to May 31, 2004, subject to the satisfaction of the following conditions: (i) delivery of an estoppel letter from one or more of the Department of Human Services, the Department of Health, the Department of Transportation, N. Capital Hospitality and/or the New Economy Act Agency stating that such party has taken occupancy of its premises; (ii) the borrower has provided certain financial reports;
     (iii) the debt service coverage ratio of the entire loan is not less than 1.43x; (iv) the lender has received an endorsement to the title policy indicating that the property is free from all liens, claims and other encumbrances other than those permitted by the loan documents, (v) the occupancy of the property and the financial condition of the borrower, its principals, the property, any tenant and any guarantor of any lease of space at the property shall not have suffered any material adverse change and no bankruptcy has been filed by or against any such person, (vi) no tenant of the property has ceased business operations or provided notice of its intent to discontinue or possibly discontinue operations at the property and (vii) no event of default or event which, with notice, the passage of time, or both would constitute an event of default under the loan documents has occurred. If the above conditions are not satisfied by May 31, 2004, the lender may apply any funds remaining to payment of the outstanding principal balance of the loan. In addition, within 5 days after demand by the lender, the borrower must pay the yield maintenance premium attributable to any such prepayment.

(2) $6,768,955 of the loan was held back in connection with certain tenant improvements. Subject to certain conditions contained in the loan documents, the funds are to be disbursed by the lender directly to third party vendors and/or contractors that provide invoices, receipts and other similar written documents which evidence that such tenant improvements have been completed.

(3) $345,417 of the loan was held back and deposited with the lender in an interest bearing escrow account. The lender has the right to apply any of the funds in such account for any monthly payment of principal and interest due under the loan. If the lender uses such funds to pay for any monthly payment of principal and interest due under the loan, the borrower is obligated to deposit with the lender an amount sufficient to restore the funds in the account to its original amount with 5 days of the lender's demand. The borrower does not have the right to receive any of the funds in such account until all of the funds in the Completion Holdback have been disbursed to the borrower.

(4) In addition to the monthly rollover escrow collections, the lender will sweep all free cash flow beginning October 1, 2010, if the tenant has not renewed by that date.

(5)  As of an October 29, 2002 rent roll.

(6) The collateral is subject to a ground lease; however, the fee owner is affiliated with the borrower and has pledged its fee interest as additional collateral for the loan. Upon foreclosure, the ground lease is extinguished. As such, the loan is disclosed as a fee loan.

                                     III-1

THE 77 P STREET LOAN


         THE LOAN. The largest loan (the "77 P Street Loan") as evidenced by the promissory note (the "77 P Street Note") is secured by a first priority Mortgage (the "77 P Street Mortgage") encumbering an office building containing 341,701 square feet of space in Washington, DC (the "77 P Street Property"). The 77 P Street Loan was originated on November 19, 2002 by Morgan Stanley Dean Witter Mortgage Capital Inc., or an affiliate thereof.

         THE BORROWER. The borrower is Cayre Jemal's Gateway Holdings LLC (the "77 P Street Borrower") that owns no material asset other than the 77 P Street Property and related interests. The 77 P Street Borrower is a single purpose entity. The 77 P Street Borrower is controlled by Douglas Jemal and Joseph Cayre.

         THE PROPERTY. The 77 P Street Property, located in Washington, DC, was originally constructed in 1906, but underwent a complete reconstruction in 2000
- 2002, and is essentially a new physical plant. The 77 P Street Property consists of an office building containing 341,701 square feet of space, primarily occupied by five separate agencies of the District of Columbia government. The District of Columbia has general obligation credit ratings of BBB+ (S&P) and Baa1 (Moody's), as of November 19, 2002. The property is located within the Capitol Hill office sub-market and is across the street from the future ATF headquarters campus and a District of Columbia Metro Station scheduled to open in 2005. The property has 350 on-site parking spaces, which are primarily leased to property tenants.

------------------------------------------------------------------------------------------------------------------------------------

                                                          LEASE ROLLOVER SCHEDULE

                                                                                                                   CUMULATIVE % OF
                                        AVERAGE BASE                                             % OF TOTAL BASE      TOTAL BASE
                      # OF LEASES        RENT PER SF     % OF TOTAL SQUARE    CUMULATIVE % OF    RENTAL REVENUES   RENTAL REVENUES
       YEAR             ROLLING            ROLLING          FEET ROLLING        SF ROLLING           ROLLING           ROLLING
------------------ ------------------ ------------------ ------------------- ------------------ ------------------ -----------------
      Vacant               1               $20.00                4%                 4%                 2%                 2%
------------------ ------------------ ------------------ ------------------- ------------------ ------------------ -----------------
       2002                0                $0.00                0%                 4%                 0%                 2%
------------------ ------------------ ------------------ ------------------- ------------------ ------------------ -----------------
       2003                0                $0.00                0%                 4%                 0%                 2%
------------------ ------------------ ------------------ ------------------- ------------------ ------------------ -----------------
       2004                0                $0.00                0%                 4%                 0%                 2%
------------------ ------------------ ------------------ ------------------- ------------------ ------------------ -----------------
       2005                0                $0.00                0%                 4%                 0%                 2%
------------------ ------------------ ------------------ ------------------- ------------------ ------------------ -----------------
       2006                0                $0.00                0%                 4%                 0%                 2%
------------------ ------------------ ------------------ ------------------- ------------------ ------------------ -----------------
       2007                0                $0.00                0%                 4%                 0%                 2%
------------------ ------------------ ------------------ ------------------- ------------------ ------------------ -----------------
       2008                0                $0.00                0%                 4%                 0%                 2%
------------------ ------------------ ------------------ ------------------- ------------------ ------------------ -----------------
       2009                0                $0.00                0%                 4%                 0%                 2%
------------------ ------------------ ------------------ ------------------- ------------------ ------------------ -----------------
       2010                0                $0.00                0%                 4%                 0%                 2%
------------------ ------------------ ------------------ ------------------- ------------------ ------------------ -----------------
   2011 & Beyond          10               $33.08               96%                100%                98%               100%
------------------ ------------------ ------------------ ------------------- ------------------ ------------------ -----------------


         PROPERTY MANAGEMENT.  Douglas Development Corporation

         MEZZANINE LOAN AND PREFERRED EQUITY INTEREST.  Not allowed.

         ADDITIONAL INDEBTEDNESS.  Not allowed.

         RELEASE OF PARCELS.  Not allowed.

Certain additional information regarding the 77 P Street Loan and the 77 P Street Property is set forth on Appendix II hereto.


                                     III-2

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 2 - ONE SEAPORT PLAZA
--------------------------------------------------------------------------------

-------------------------------------------------------------------
                         LOAN INFORMATION
-------------------------------------------------------------------
ORIGINAL BALANCE:(1)         $65,000,000

CUT-OFF DATE BALANCE:        $64,754,839

FIRST PAYMENT DATE:          07/01/2002

INTEREST RATE:               7.620%

AMORTIZATION:                360 months

ARD:                         NAP

HYPERAMORTIZATION:           NAP

MATURITY DATE:               06/01/2012

EXPECTED MATURITY BALANCE:   $57,690,494

SPONSOR(S):                  Jack Resnick & Sons, Inc.

INTEREST CALCULATION:        Actual/360

CALL PROTECTION:             Lockout until the earlier of 3 years
                             after the date of origination or 2
                             years after the REMIC startup date,
                             with US Treasury defeasance
                             thereafter.  The loan is prepayable
                             without premium within three months
                             prior to the maturity date.

LOAN PER SF:                 $172.44

UP-FRONT RESERVES:           Rollover
                             Costs/Operating
                             Shortfalls (up to       $15,000,000
                             $3.7mm)

ONGOING RESERVES:            RE Tax:                 $267,599
                             Insurance:              Springing
                             PILOT Payments          Springing


LOCKBOX:                     Hard
-------------------------------------------------------------------

-------------------------------------------------------------------


------------------------------------------------------------------
                      PROPERTY INFORMATION
-------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO: Single Asset

PROPERTY TYPE:          Office

PROPERTY SUB-TYPE:      Urban

LOCATION:               New York, NY

YEAR BUILT/RENOVATED:   1984/NAP

OCCUPANCY(2):           100.0%

SQUARE FOOTAGE(3):      1,097,668

THE COLLATERAL:         Thirty-five story office building

OWNERSHIP INTEREST(4):  Partially fee simple; partially
                        leasehold


MAJOR TENANTS             % NRSF      RENT PSF   LEASE EXPIRATION
-------------             ------      --------   ----------------
Prudential Securities
Inc.(5)                    48.7%       $17.49       12/31/2014
AON Corporation(6)         15.1%       $34.79       10/01/2018
Lloyd's TSB(7)             13.7%       $64.04       01/31/2004




PROPERTY MANAGEMENT:    Jack Resnick & Sons, Inc.


U/W NET OP. INCOME:     $27,762,781

U/W NET CASH FLOW:      $26,627,877

APPRAISED VALUE:        $290,000,000

CUT-OFF DATE LTV:       65.3%

MATURITY DATE LTV:      58.1%

DSCR:                   1.65x

DSCR @8% CONSTANT:      1.75x
------------------------------------------------------------------

------------------------------------------------------------------

(1) The subject $65,000,000 loan represents a 34.2% pari passu interest in a $190,000,000 total loan. All aggregated LTV and DSCR numbers in this table are based on the total of $190,000,000 financing.

(2) Occupancy is based on the rent roll dated May 1, 2002, as attached to Loan Agreement, and has been updated to reflect recent leasing activity.

(3) Based on the rent roll, the current net rentable area is 988,658 square feet, while the future remeasured net rentable area is 1,097,668 square feet once those leases which are not remeasured expire. As these leases expire, tenants will be paying rent based on their remeasured area, which is standard in the market.

(4) Borrower owns a reversionary right in the portion of the Property in which it has a leasehold interest. The fee estate automatically reverts back to Borrower on January 1, 2015 from the New York City Industrial Development Agency ("IDA").

(5) Rent PSF for Prudential Securities Inc. will be increased to $29.69 beginning January 2005. Lloyd's TSB subleases to Resnick Water Street Development Co. 4,779 SF on the ground floor/mezzanine ($168,000 per annum) and 33,182 SF on the 10th floor ($893,790 per annum). The sublease rent is deducted from Lloyd's TSB's base rent. Lloyd's TSB is a subsidiary of Lloyd's TSB Group PLC.

(6) AON Corporation leases 165,884 square feet from the Resnick Water Street Development Co. formerly occupied by Reuters America, Inc. and subleased from Lloyd's. Upon Lloyd's TSB lease expiration, AON Corporation becomes a direct tenant with lease expiration in 2018.

(7) Net of space subleased to Resnick Water Street Development Co. (including space sub-subleased to AON Corporation), Lloyd's TSB has subleased 100.0% of its space to various tenants including Prudential Securities Inc. and One Beacon Insurance Group. Lloyd's pays rent on 23.2% of the NRSF of the One Seaport Plaza Property.




                                     III-3

THE ONE SEAPORT PLAZA LOAN


     THE LOAN. The second largest loan (the "One Seaport Plaza Loan") as evidenced by the Consolidated Amended and Restated Promissory Note A2 (the "One Seaport Plaza Note") is secured by a first priority Consolidated, Amended And Restated Mortgage, Assignment Of Leases And Rents And Security Agreement (the "One Seaport Plaza Mortgage") encumbering a 1,097,668 square feet office building in New York, New York (the "One Seaport Plaza Property"). The One Seaport Plaza Loan was originated on May 17, 2002 by Morgan Stanley Dean Witter Mortgage Capital Inc., or an affiliate thereof.

     THE BORROWER. The borrower is Resnick Seaport LLC, a Delaware limited liability company (the "One Seaport Plaza Borrower") that owns no material asset other than the One Seaport Plaza Property and related interests. The One Seaport Plaza Borrower is a single purpose entity. The One Seaport Plaza Borrower is controlled by Jack Resnick & Sons, Inc. The sole member of Borrower, Resnick Water St. Development Co., has a limited partner which includes Prudential Securities Inc. as a 9.9% limited partner.

     THE PROPERTY. The One Seaport Plaza Property, located in New York, New York, was originally constructed in 1984. The One Seaport Plaza property consists of 1,097,668 square feet office building situated on approximately 39,505 square feet of land.

------------------------------------------------------------------------------------------------------------------------------------

                                                          LEASE ROLLOVER SCHEDULE

                                                                                                                   CUMULATIVE % OF
                                        AVERAGE BASE                                             % OF TOTAL BASE      TOTAL BASE
                      # OF LEASES        RENT PER SF     % OF TOTAL SQUARE    CUMULATIVE % OF    RENTAL REVENUES   RENTAL REVENUES
       YEAR             ROLLING            ROLLING          FEET ROLLING        SF ROLLING           ROLLING           ROLLING
------------------ ------------------ ------------------ ------------------- ------------------ ------------------ -----------------
      Vacant               5                $0.00                0%                 0%                 0%                 0%
------------------ ------------------ ------------------ ------------------- ------------------ ------------------ -----------------
       2002                0                $0.00                0%                 0%                 0%                 0%
------------------ ------------------ ------------------ ------------------- ------------------ ------------------ -----------------
       2003                0                $0.00                0%                 0%                 0%                 0%
------------------ ------------------ ------------------ ------------------- ------------------ ------------------ -----------------
       2004                2               $59.77               16%                 16%                31%               31%
------------------ ------------------ ------------------ ------------------- ------------------ ------------------ -----------------
       2005                4               $36.63               10%                 25%                12%               43%
------------------ ------------------ ------------------ ------------------- ------------------ ------------------ -----------------
       2006                0                $0.00                0%                 25%                0%                43%
------------------ ------------------ ------------------ ------------------- ------------------ ------------------ -----------------
       2007                0                $0.00                0%                 25%                0%                43%
------------------ ------------------ ------------------ ------------------- ------------------ ------------------ -----------------
       2008                0                $0.00                0%                 25%                0%                43%
------------------ ------------------ ------------------ ------------------- ------------------ ------------------ -----------------
       2009                0                $0.00                0%                 25%                0%                43%
------------------ ------------------ ------------------ ------------------- ------------------ ------------------ -----------------
       2010                1               $36.93                6%                 31%                8%                50%
------------------ ------------------ ------------------ ------------------- ------------------ ------------------ -----------------
   2011 & Beyond           7               $21.95               69%                100%                50%               100%
------------------ ------------------ ------------------ ------------------- ------------------ ------------------ -----------------


     PROPERTY MANAGEMENT. The One Seaport Plaza Property is managed by Jack Resnick & Sons, Inc., which is affiliated with the One Seaport Plaza Borrower.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL INDEBTEDNESS. Not allowed.

     RELEASE OF PARCELS. Not allowed.

Certain additional information regarding the One Seaport Plaza Loan and the One Seaport Plaza Property is set forth on Appendix II hereto.



                                     III-4

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 3 - THE RICHARDS BUILDING
--------------------------------------------------------------------------------

-------------------------------------------------------------------
                         LOAN INFORMATION
-------------------------------------------------------------------
ORIGINAL BALANCE:            $33,000,000

CUT-OFF DATE BALANCE:        $32,944,519

FIRST PAYMENT DATE:          11/01/2002

INTEREST RATE:               6.370%

AMORTIZATION:                360 months

ARD:                         10/01/2012

HYPERAMORTIZATION:           Yes

MATURITY DATE:               10/01/2032

EXPECTED MATURITY BALANCE:   $28,345,953

SPONSOR(S):                  Forest City Enterprises, Inc.

INTEREST CALCULATION:        Actual/360

CALL PROTECTION:             Lockout until the earlier of four
                             years after the date of origination
                             or 25 months after the REMIC start
                             up date, with US Treasury defeasance
                             thereafter.  The loan is prepayable
                             without premium within three months
                             prior to the maturity date

LOAN PER SF:                 $261.33

UP-FRONT RESERVES:           Insurance:                      $25,123
                             RE Tax:                         $342,247
                             Alkermes TI Reserve(1):         $325,000

ONGOING RESERVES:            Insurance:                      $2,094
                             RE Tax:                         $57,041
                             Genzyme Leasing(2):             $54,400
                             Alkermes Leasing(3):            $42,500
                             Replacement Researve:           $2,100

LOCKBOX:                     In-Place, Hard (A/B)
-------------------------------------------------------------------

-------------------------------------------------------------------



------------------------------------------------------------------
                      PROPERTY INFORMATION
-------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO: Single Asset

PROPERTY TYPE:          Office

PROPERTY SUB-TYPE:      Urban

LOCATION:               Cambridge, MA

YEAR BUILT/RENOVATED:   1990/NAP

OCCUPANCY(4):           94.2%

SQUARE FOOTAGE:         126,065

THE COLLATERAL:         Five-story office building

OWNERSHIP INTEREST:     Leasehold


MAJOR TENANTS             % NRSF      RENT PSF   LEASE EXPIRATION
-------------             ------      --------   ----------------
Alkermes, Inc.             51.5%      $36.97        04/30/2012
Genzyme Biosurgery         35.8%      $37.46        02/07/2006







PROPERTY MANAGEMENT:    Forest City Commercial Management, Inc.

U/W NET OP. INCOME:     $3,802,926

U/W NET CASH FLOW:      $3,569,174

APPRAISED VALUE:        $44,200,000

CUT-OFF DATE LTV:       74.5%

MATURITY DATE LTV:      64.1%

DSCR:                   1.45x

DSCR @8% CONSTANT:      1.35x

------------------------------------------------------------------

------------------------------------------------------------------

(1) So long as no default under the Loan Documents has occurred and is continuing, all sums in the Alkermes TI Reserve shall be held by Mortgagee to pay Alkermes TI Costs.

(2) Commencing on February 1, 2004, the borrower will fund a leasing reserve in the amount of $54,400 per month that, by February 1, 2006, will equal $1,360,000 (the "Genzyme Reserve Amount"). These funds can be applied to pay future tenant improvement costs and leasing commissions at the related tenant's space subject to any limitations and conditions specified in the Loan Documents. As an alternative to funding the reserve in installments, the borrower also has the option, on or before February 1, 2004, of providing a Letter of Credit in an amount equal to the Genzyme Reserve Amount. In any event, if borrower elects to fund the reserve in installments, but lender reasonably determines that net property cash flow will be insufficient to fully fund this reserve over the remaining term of the Genzyme lease, lender may require that borrower post a Letter of Credit in an amount equal to the Genzyme Reserve Amount. In the event the Genzyme lease is extended beyond October 1, 2016 at a minimum annual base rent of $1,691,595, borrower shall have no further obligation to fund the Genzyme Leasing reserve and any funds previously deposited will be released.

(3) Commencing on May 1, 2008, the borrower will fund a leasing reserve in the amount of $42,500 per month that, by April 1, 2012, will equal $2,040,000 (the "Alkermes Reserve Amount"). These funds can be applied to pay future tenant improvement costs and leasing commissions at the related tenant's space subject to any limitations and conditions specified in the Loan Documents. As an alternative to funding the reserve in installments, the borrower also has the option, on or before May 1, 2008, of providing a Letter of Credit in an amount equal to the Alkermes Reserve Amount. In any event, if borrower elects to fund the reserve in installments, but lender reasonably determines that net property cash flow will be insufficient to fully fund this reserve over the remaining term of the Alkermes lease, lender may require that borrower post a Letter of Credit in an amount equal to the Alkermes Reserve Amount.

(4)  Based on the rent roll dated September 18, 2002.



THE RICHARDS BUILDING LOAN


     THE LOAN. The third largest loan (the "Richards Building Loan") as evidenced by the promissory note (the "Richards Building Note") is secured by a first priority Leasehold Mortgage (the "Richards Building Mortgage") encumbering the borrower's leasehold interest in the 126,065 square foot office building located at 64 Sidney Street, Cambridge, Massachusetts (the "Richards Building Property"). The Richards Building Loan was originated by Prudential Mortgage Capital Company, LLC ("PMCC") on September 25, 2002.

                                     III-5

     THE BORROWER. The borrower is FC 64 Sidney, Inc., a Massachusetts corporation (the "Richards Building Borrower"). The Richards Building Borrower is a special purpose entity. The Richards Building Borrower is wholly owned by Forest City Rental Properties Corporation, which is wholly owned by Forest City Enterprises, Inc., a publicly held company with assets of approximately $4.7 billion according to the company's 10-Q dated July 31, 2002.

     THE PROPERTY. The Richards Building Property is a biotechnology office building situated adjacent to the Massachusetts Institute of Technology campus, in the 27-acre planned unit development known as University Park at MIT. The Richards Building Property consists of five floors, and has use of 189 parking spaces in an adjacent parking garage through the rights granted in a parking easement. Alkermes, Inc. is the largest tenant in the Richards Building Property leasing 64,973 square feet with approximately 60% of the square feet being used as laboratory space. In addition, Alkermes, Inc. is the largest tenant in an adjacent building, 88 Sidney Street (the "Adjacent Building"). The Richards Building Property and the Adjacent Building are connected on the fourth floor of the Richards Building Property by an enclosed pedestrian bridge. Genzyme Biosurgery (rated BBB- by S&P) is the second largest tenant at the Richards Building Property leasing 45,161 square feet with approximately 60% of the square feet being used as laboratory space.

------------------------------------------------------------------------------------------------------------------------------------
                                                          LEASE ROLLOVER SCHEDULE

                                        CURRENT BASE                                             % OF TOTAL BASE   CUMULATIVE % OF
                      # OF LEASES        RENT PER SF     % OF TOTAL SQUARE    CUMULATIVE % OF    RENTAL REVENUES     TOTAL RENTAL
       YEAR             ROLLING            ROLLING          FEET ROLLING        SF ROLLING           ROLLING       REVENUES ROLLING
------------------ ------------------ ------------------ ------------------- ------------------ ------------------ -----------------
      Vacant                1               $0.00                 6%                 6%                  0%                0%
------------------ ------------------ ------------------ ------------------- ------------------ ------------------ -----------------
       2002                 1              $21.60                 0%                 6%                  0%                0%
------------------ ------------------ ------------------ ------------------- ------------------ ------------------ -----------------
       2003                 3              $27.64                 6%                12%                  5%                5%
------------------ ------------------ ------------------ ------------------- ------------------ ------------------ -----------------
       2004                 0               $0.00                 0%                12%                  0%                5%
------------------ ------------------ ------------------ ------------------- ------------------ ------------------ -----------------
       2005                 0               $0.00                 0%                12%                  0%                5%
------------------ ------------------ ------------------ ------------------- ------------------ ------------------ -----------------
       2006                 1              $37.46                36%                48%                 39%               44%
------------------ ------------------ ------------------ ------------------- ------------------ ------------------ -----------------
       2007                 0               $0.00                 0%                48%                  0%               44%
------------------ ------------------ ------------------ ------------------- ------------------ ------------------ -----------------
       2008                 0               $0.00                 0%                48%                  0%               44%
------------------ ------------------ ------------------ ------------------- ------------------ ------------------ -----------------
       2009                 0               $0.00                 0%                48%                  0%               44%
------------------ ------------------ ------------------ ------------------- ------------------ ------------------ -----------------
       2010                 0               $0.00                 0%                48%                  0%               44%
------------------ ------------------ ------------------ ------------------- ------------------ ------------------ -----------------
      Beyond                1              $36.97                52%               100%                 56%              100%
------------------ ------------------ ------------------ ------------------- ------------------ ------------------ -----------------

     PROPERTY MANAGEMENT. The Richards Building Property is managed by Forest City Commercial Management, Inc., which is affiliated with the Richards Building Borrower. The management fees are subordinate to the Richards Building Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST.  Not allowed.

     ADDITIONAL INDEBTEDNESS. Not allowed.

     RELEASE OF PARCELS.  Not allowed.

     GROUND LEASE. The Richards Building Borrower holds the leasehold interest in the Richards Building Property pursuant to a ground lease with an unaffiliated third party. The ground lease term expires on April 6, 2064.

Certain additional information regarding the Richards Building Loan and the Richards Building Property is set forth on Appendix II hereto.



                                     III-6

--------------------------------------------------------------------------------
                 MORTGAGE LOAN NO. 4 - TULSA DISTRIBUTION CENTER
--------------------------------------------------------------------------------

-------------------------------------------------------------------
                         LOAN INFORMATION
-------------------------------------------------------------------
ORIGINAL BALANCE:            $30,000,000

CUT-OFF DATE BALANCE:        $29,905,326

FIRST PAYMENT DATE:          08/01/2002

INTEREST RATE:               7.460%

AMORTIZATION:                360 months

ARD:                         NAP

HYPERAMORTIZATION:           NAP

MATURITY DATE:               07/01/2012


EXPECTED MATURITY BALANCE:   $26,529,836

SPONSOR(S):                  Corporate Property Associates 15
                             Incorporated, an affiliate of W.P.
                             Carey & Co.

INTEREST CALCULATION:        Actual/360

CALL PROTECTION:             Lockout until the earlier of 4 years
                             after the first day of the first
                             full calendar month following the
                             date of origination or 2 years after
                             the REMIC startup date, with US
                             Treasury defeasance thereafter. The
                             loan is prepayable without premium
                             within three months prior to the
                             maturity date.

LOAN PER SF:                 $39.46

UP-FRONT RESERVES(1):        Rollover Costs:        $2,754,000

ONGOING RESERVES(2):         RE Tax:                Springing
                             Insurance:             Springing
                             Replacements:          Springing
                             Required Repairs:      Springing
                             Rollover Costs:        Springing

LOCKBOX:                     Hard

-------------------------------------------------------------------

-------------------------------------------------------------------


-----------------------------------------------------------------
                      PROPERTY INFORMATION
-------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO: Single Asset

PROPERTY TYPE:          Industrial

PROPERTY SUB-TYPE:      Warehouse/Distribution

LOCATION:               Tulsa, OK

YEAR BUILT/RENOVATED:   1998-1999/NAP

OCCUPANCY(3):           100.0%

SQUARE FOOTAGE(4):      757,784

THE COLLATERAL:         One-story plus mezzanine cold storage
                        industrial warehouse and distribution
                        building

OWNERSHIP INTEREST:     Fee Simple



MAJOR TENANTS:          % NRSF      RENT PSF       LEASE EXPIRATION
-------------           ------      --------       ----------------
Fleming Companies Inc.  100.0%       $7.27            06/30/2017





PROPERTY MANAGEMENT:    NAP

U/W NET OP. INCOME:     $4,908,968

U/W NET CASH FLOW:      $4,613,432

APPRAISED VALUE:        $51,000,000

CUT-OFF DATE LTV:       58.6%

MATURITY DATE LTV:      52.0%

DSCR:                   1.84x

DSCR @8% CONSTANT:      1.93x
-----------------------------------------------------------------

-----------------------------------------------------------------


(1) The Up-front Rollover Costs Reserve represents a letter of credit supplied by the tenant in lieu of a security deposit, and assigned to the lender. The letter of credit is additional security for the 15-year lease and becomes additional security for the loan, as a Rollover Reserve, should the tenant default on its lease obligations.

(2) The On-going reserves become effective upon either an event of loan default or termination of the Fleming lease.

(3)  As of a June 28, 2002 rent-roll.

(4) 41,672 square feet of which is office space and 716,112 square feet of which is warehouse space.



THE TULSA DISTRIBUTION CENTER LOAN

     THE LOAN. The fourth largest loan (the "Tulsa Distribution Center Loan") as evidenced by the promissory note (the "Tulsa Distribution Center Note") is secured by a first priority Mortgage and Security Agreement (the "Tulsa Distribution Center Mortgage") encumbering a 757,784 square feet industrial warehouse building in Tulsa, Oklahoma (the "Tulsa Distribution Center Property"). The Tulsa Distribution Center Loan was originated on June 28, 2002 by Morgan Stanley Dean Witter Mortgage Capital Inc., or an affiliate thereof.

     THE BORROWER. The borrower is Grocery (OK) QRS 15-5, Inc., a Delaware corporation (the "Tulsa Distribution Center Borrower") that owns no material asset other than the Tulsa Distribution Center Property and related interests. The Tulsa Distribution Center Borrower is a single purpose entity. The Tulsa Distribution Center Borrower is controlled by Corporate Property Associates 15 Incorporated, an affiliate of W.P. Carey & Co.

                                     III-7

     THE PROPERTY. The Tulsa Distribution Center Property, located in Tulsa, Oklahoma, was originally constructed in 1998-1999. The Tulsa Distribution Center Property consists of approximately 113 acres improved with a 757,784 square foot industrial warehouse and distribution building. 41,672 square feet of the improvements are office, 232,710 square feet are refrigerated and 483,402 square feet are ambient climate controlled. Ceiling heights are 36 feet clear and column spacing in the warehouse areas is generally 40' x 40'. The property is 100% leased to Fleming Companies, Inc. through June 30, 2017.

     PROPERTY MANAGEMENT. No management agreement is in place because Fleming Companies, as the single, triple net tenant, effectively manages the property.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL INDEBTEDNESS. Not allowed.

     RELEASE OF PARCELS. Not allowed.

Certain additional information regarding the Tulsa Distribution Center Loan and the Tulsa Distribution Center Property is set forth on Appendix II hereto.






























                                     III-8

--------------------------------------------------------------------------------
               MORTGAGE LOAN NO. 5 - NORTHWESTERN CORPORATE CENTER
--------------------------------------------------------------------------------

-------------------------------------------------------------------
                         LOAN INFORMATION
-------------------------------------------------------------------
ORIGINAL BALANCE:            $29,000,000

CUT-OFF DATE BALANCE:        $28,858,727

FIRST PAYMENT DATE:          05/01/2002

INTEREST RATE:               7.770%

AMORTIZATION:                360 months

ARD:                         NAP

HYPERAMORTIZATION:           NAP

MATURITY DATE:               04/01/2012

EXPECTED MATURITY BALANCE:   $25,834,068

SPONSOR(S):                  C. Michael Kojaian, a principal of
                             the Kojaian Companies

INTEREST CALCULATION:        Actual/360


CALL PROTECTION:             Lockout until the earlier of 5 years
                             after the first day of the first
                             full calendar month following the
                             date of origination or 2 years after
                             the REMIC startup date, with US
                             Treasury defeasance thereafter.
                             Loan fully prepayable without
                             premium beginning 6 months prior to
                             the maturity date

LOAN PER SF:                 $115.29

UP-FRONT RESERVES:           Rollover Escrow(1):     $1,000,000
                             RE Tax:                 $84,205
                             Recourse Carve-out:     $100,000

ONGOING RESERVES:            RE Tax:                 $29,068
                             Replacements:           $4,194
                             Rollover Costs:         $29,667

LOCKBOX:                     Hard
-------------------------------------------------------------------

-------------------------------------------------------------------



-----------------------------------------------------------------
                      PROPERTY INFORMATION
-------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO: Single Asset

PROPERTY TYPE:          Office

PROPERTY SUB-TYPE:      Suburban

LOCATION:               Southfield, MI

YEAR BUILT/RENOVATED:   1969/1998

OCCUPANCY(2):           96.0%

SQUARE FOOTAGE:         250,322

THE COLLATERAL:         2 four-story and 1 seven-story office
                        buildings

OWNERSHIP INTEREST:     Fee Simple

                                                   LEASE
MAJOR TENANTS:          % NRSF      RENT PSF     EXPIRATION
-------------           ------      --------     ----------
Campbell Ewald           26.1%       $20.50      06/30/2004
Lear Corporation         21.1%       $17.50      03/31/2008
Level 3
Communications           15.7%       $19.01      05/31/2010






PROPERTY MANAGEMENT:    Grubb & Ellis

U/W NET OP. INCOME:     $3,506,482

U/W NET CASH FLOW:      $3,110,708

APPRAISED VALUE:        $38,000,000

CUT-OFF DATE LTV:       75.9%

MATURITY DATE LTV:      68.0%

DSCR:                   1.25x

DSCR @8% CONSTANT       1.35x
-----------------------------------------------------------------

-----------------------------------------------------------------

(1) The Rollover Escrow represents a letter of credit posted by the borrower as additional collateral for the Level 3 Communications lease. The letter of credit will remain in place until the tenant either achieves a BB credit rating or the property achieves a minimum 1.20x DSCR, without underwriting the Level 3 Communications lease. The lender may draw on the letter of credit as additional loan collateral if the tenant defaults on its lease or causes an early termination of its lease before the above listed release conditions are met.

(2)  Based on a rent roll dated July 29, 2002.



     THE NORTHWESTERN CORPORATE CENTER LOAN


         THE LOAN. The fifth largest loan (the "Northwestern Corporate Center Loan") as evidenced by the promissory note (the "Northwestern Corporate Center Note") is secured by a first priority Mortgage (the "Northwestern Corporate Center Mortgage") encumbering 3 suburban office buildings containing a total of 250,322 square feet of space in Southfield, Michigan (the "Northwestern Corporate Center Property"). The Northwestern Corporate Center Loan was originated on March 29, 2002 by Morgan Stanley Dean Witter Mortgage Capital Inc., or an affiliate thereof.

         THE BORROWER. The borrower is Northwestern Corporate Center Associates Limited Partnership (the "Northwestern Corporate Center Borrower") that owns no material asset other than the Northwestern Corporate Center Property and related interests. The Northwestern Corporate Center Borrower is a single purpose entity. The Northwestern Corporate Center Borrower is controlled by C. Michael Kojaian, a principal of The Kojaian Companies.

                                     III-9

         THE PROPERTY. The Northwestern Corporate Center Property, located in Southfield, Michigan, was originally constructed in 1969 and underwent an approximately $20,000,000 renovation in 1998. The Northwestern Corporate Center Property consists of 3 suburban office buildings containing a total of 250,322 square feet of space. The property has frontage on and access to Ten Mile Road and Northwestern Highway.

------------------------------------------------------------------------------------------------------------------------------------

                                                        LEASE ROLLOVER SCHEDULE

                                                                                                                    CUMULATIVE % OF
                                        AVERAGE BASE                                             % OF TOTAL BASE      TOTAL BASE
                      # OF LEASES        RENT PER SF     % OF TOTAL SQUARE    CUMULATIVE % OF    RENTAL REVENUES   RENTAL REVENUES
       YEAR             ROLLING            ROLLING          FEET ROLLING        SF ROLLING           ROLLING           ROLLING
------------------ ------------------ ------------------ ------------------- ------------------ ------------------ -----------------
     Vacant(1)             2               $10.00                4%                 4%                  2%                2%
       2002                0                 N/A                N/A                 4%                 N/A                2%
------------------ ------------------ ------------------ ------------------- ------------------ ------------------ -----------------
       2003(2)             1                 N/A                N/A                 4%                 <1%                2%
------------------ ------------------ ------------------ ------------------- ------------------ ------------------ -----------------
       2004                4               $20.31               44%                 48%                47%               49%
------------------ ------------------ ------------------ ------------------- ------------------ ------------------ -----------------
       2005                2               $19.62                9%                 57%                10%               58%
------------------ ------------------ ------------------ ------------------- ------------------ ------------------ -----------------
       2006                2               $20.45                4%                 61%                5%                63%
------------------ ------------------ ------------------ ------------------- ------------------ ------------------ -----------------
       2007                0                 N/A                N/A                 61%                N/A               63%
------------------ ------------------ ------------------ ------------------- ------------------ ------------------ -----------------
       2008                2               $17.24               22%                 83%                20%               83%
------------------ ------------------ ------------------ ------------------- ------------------ ------------------ -----------------
       2009                2               $20.37                1%                 84%                1%                84%
------------------ ------------------ ------------------ ------------------- ------------------ ------------------ -----------------
       2010                1               $19.01               16%                100%                16%               100%
------------------ ------------------ ------------------ ------------------- ------------------ ------------------ -----------------
   2011 & Beyond           0                 N/A                N/A                100%                N/A               100%
------------------ ------------------ ------------------ ------------------- ------------------ ------------------ -----------------

(1)  Both property vacancies represent non-leased storage space.

(2) The lease expiring in 2003 is for antenna space and has no square footage associated with it.

         PROPERTY MANAGEMENT.  Grubb & Ellis Company

         MEZZANINE LOAN AND PREFERRED EQUITY INTEREST.  Not allowed.

         ADDITIONAL INDEBTEDNESS.  Not allowed.

         RELEASE OF PARCELS. Not allowed.

Certain additional information regarding the Northwestern Corporate Center Loan and the Northwestern Corporate Center Property is set forth on Appendix II hereto.






























                                     III-10

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 6 - 125 DELAWANNA AVENUE
--------------------------------------------------------------------------------

-------------------------------------------------------------------
                         LOAN INFORMATION
-------------------------------------------------------------------
ORIGINAL BALANCE:            $20,000,000

CUT-OFF DATE BALANCE:        $19,910,528

FIRST PAYMENT DATE:          07/01/2002

INTEREST RATE:               6.930%

AMORTIZATION:                360

ARD:                         NAP

HYPERAMORTIZATION:           NAP

MATURITY DATE:               06/01/2012

EXPECTED MATURITY BALANCE:   $17,441,295

SPONSOR(S):                  Robert Morris and Joseph Morris

INTEREST CALCULATION:        Actual/360

CALL PROTECTION:             Locked out until the earlier of 24
                             months from the date of securitization
                             or 4 years after the first payment
                             of principal and interest with U.S.
                             Treasury defeasance permitted
                             thereafter. Prepayment with make
                             whole premium allowed 18 months after
                             the first principal and interest
                             payment. The loan is fully prepayable
                             without premium beginning 3 months
                             prior to loan maturity.

LOAN PER SF:                 $55.14


UP-FRONT RESERVES:           RE Tax:               $96,299


ONGOING RESERVES:            RE Tax:               $48,149
                             TI/LC(1):             Springing


LOCKBOX(2):                  Soft
-------------------------------------------------------------------

-------------------------------------------------------------------



------------------------------------------------------------------
                      PROPERTY INFORMATION
-------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO: Single Asset

PROPERTY TYPE:          Industrial

PROPERTY SUB-TYPE:      Warehouse

LOCATION:               Clifton, NJ

YEAR BUILT/RENOVATED:   2002/NAP

OCCUPANCY(3):           100.0%

SQUARE FOOTAGE:         361,120

THE COLLATERAL:         Single-story warehouse building

OWNERSHIP INTEREST:     Fee Simple


MAJOR TENANTS:          % NRSF      RENT PSF       LEASE EXPIRATION
-------------           ------      --------       ----------------
Harve Bernard           100.0%       $7.50        03/31/2012







PROPERTY MANAGEMENT:    The Morris Companies

U/W NET OP. INCOME:     $2,429,535

U/W NET CASH FLOW:      $2,320,822

APPRAISED VALUE:        $26,800,000

CUT-OFF DATE LTV:       74.3%

MATURITY DATE LTV:      65.1%

DSCR:                   1.46x

DSCR @8% CONSTANT:      1.46x
------------------------------------------------------------------

------------------------------------------------------------------

(1) In the event of default or non-renewal of Harve Benard, Ltd. all excess cash flow will be escrowed monthly for future tenant improvements and leasing commissions.

(2) Lockbox control may be removed from Borrower if there is an event of default or if lessee Harve Bernard, Ltd. has not given notice of their intent to renew their lease through March 31, 2017.

(3)  Occupancy is based on the rent roll dated May 6, 2002



THE 125 DELAWANNA AVENUE LOAN

     THE LOAN. The sixth largest loan (the "125 Delawanna Avenue Loan") is evidenced by the secured promissory note (the "125 Delawanna Avenue Note") and is secured by a first priority Deed of Trust, Security Agreement and Assignment of Rents (the "125 Delawanna Avenue Mortgage") encumbering one warehouse building located in Clifton, New Jersey. The 125 Delawanna Avenue Loan was originated on May 6, 2002 by Principal Commercial Funding, LLC.

     THE BORROWER. The borrower is Morris Clifton Associates II, LLC, a Delaware limited liability company (the "125 Delawanna Avenue Borrower"). The 125 Delawanna Avenue Borrower is a single purpose entity. The 125 Delawanna Avenue Borrower has as its sole member Morris Clifton Member Associate II, LLC.



                                     III-11

     THE PROPERTY. The 125 Delawanna Avenue Property, located in Clifton, New Jersey, was originally constructed in 2002. The 125 Delawanna Avenue Property consists of one warehouse building, is situated on approximately 16.57 acres and contains approximately 195 parking spaces.

     PROPERTY MANAGEMENT. The 125 Delawanna Avenue Property is managed by The Morris Companies, which is affiliated with the 125 Delawanna Avenue Borrower.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST.  Not allowed.

     ADDITIONAL INDEBTEDNESS.  Not allowed.

     RELEASE OF PARCELS. The 125 Delawanna Avenue Borrower may request the release of a non-income producing parcel of land provided the County of Passaic requires the 125 Delawanna Avenue Borrower to dedicate the identified Release Parcel (.1584 acres) to the County and all other requirements under the 125 Delawanna Avenue Mortgage are met.

Certain additional information regarding the 125 Delawanna Avenue Loan and the 125 Delawanna Avenue Property is set forth on Appendix II hereto.

























                                     III-12

--------------------------------------------------------------------------------
                 MORTGAGE LOAN NO. 7 - 2731 SAN TOMAS EXPRESSWAY
--------------------------------------------------------------------------------

-------------------------------------------------------------------
                         LOAN INFORMATION
-------------------------------------------------------------------
ORIGINAL BALANCE(1):         $19,550,000

CUT-OFF DATE BALANCE:        $19,367,932

FIRST PAYMENT DATE:          06/01/2002

INTEREST RATE:               6.630%

AMORTIZATION:                300

ARD:                         NAP

HYPERAMORTIZATION:           NAP

MATURITY DATE:               05/01/2012

EXPECTED MATURITY BALANCE:   $15,260,493

SPONSOR(S):                  Sobrato Development Companies

INTEREST CALCULATION:        30/360

CALL PROTECTION:             Locked out until the earlier of 24
                             months from the date of securitization or 4 years after the first payment of principal and interest with U.S. Treasury defeasance permitted thereafter.
                             The loan is fully prepayable without premium beginning 3 months prior to loan maturity.

LOAN PER SF:                 $154.94


UP-FRONT RESERVES:           None


ONGOING RESERVES:            None


LOCKBOX:                     None
-------------------------------------------------------------------

-------------------------------------------------------------------


------------------------------------------------------------------
                      PROPERTY INFORMATION
-------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO: Single Asset

PROPERTY TYPE:          Office

PROPERTY SUB-TYPE:      Suburban

LOCATION:               Santa Clara, CA

YEAR BUILT/RENOVATED:   2001-2002/NAP

OCCUPANCY(2):           100.0%

SQUARE FOOTAGE:         125,000

THE COLLATERAL:         Three-story office building

OWNERSHIP INTEREST:     Fee Simple


MAJOR TENANTS:          % NRSF      RENT PSF       LEASE EXPIRATION
-------------           ------      --------       ----------------
Nvidia                  100.0%      $39.60            01/31/2012





PROPERTY MANAGEMENT:    Sobrato Development Company

U/W NET OP. INCOME:     $3,561,571

U/W NET CASH FLOW:      $3,317,285

APPRAISED VALUE:        $38,000,000

CUT-OFF DATE LTV:       51.0%

MATURITY DATE LTV:      40.2%

DSCR:                   2.07x

DSCR @8% CONSTANT:      2.14x
------------------------------------------------------------------

------------------------------------------------------------------

(1) The subject loan represents the senior interest of $19,550,000 of a $23,000,000 loan.

(2)  Occupancy is based on the rent roll dated April 4, 2002.


THE 2731 SAN TOMAS EXPRESSWAY LOAN

     THE LOAN. The seventh largest loan (the "2731 San Tomas Expressway Loan") is evidenced by a senior interest in the secured promissory note (the "2731 San Tomas Expressway Note") and is secured by a first priority Deed of Trust, Security Agreement and Assignment of Rents (the "2731 San Tomas Expressway Mortgage") encumbering one office building located in Santa Clara, California. The 2731 San Tomas Expressway Loan was originated on April 4, 2002 by Principal Commercial Funding, LLC.

     THE BORROWER. The borrower is Sobrato Interest III, a California limited partnership (the "2731 San Tomas Expressway Borrower"). The 2731 San Tomas Expressway Borrower has as its general partner the John Michael Sobrato 1985 Separate Property Trust, which owns a 20% interest in the 2731 San Tomas Expressway Borrower. The remaining 80% interest in the 2731 San Tomas Expressway Borrower is owned equally by four limited partners, all of which are affiliated with the 2731 San Tomas Expressway Borrower: John Michael Sobrato 1985 Separate Property Trust, the Lisa A. Sobrato 1987 Irrevocable Trust, the Sherry J. Sobrato 1987 Revocable Trust and the 1993 Grandchildren's Trust.

     THE PROPERTY. The 2731 San Tomas Expressway Property, located in Santa Clara, California, was originally constructed in 2001/2002. The 2731 San Tomas Expressway Property consists of one office building, is situated on approximately 1.13 acres and contains approximately 1700 parking spaces.



                                     III-13

     PROPERTY MANAGEMENT. The 2731 San Tomas Expressway Property is managed by Sobrato Development Co., which is affiliated with the 2731 San Tomas Expressway Borrower.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST.  Not allowed.

     ADDITIONAL INDEBTEDNESS.  Not allowed.

     RELEASE OF PARCELS. The 2731 San Tomas Expressway Borrower has the right to adjust the lot lines of the Premises, provided that the overall square footage of the 2731 San Tomas Expressway Property is not diminished or increased by more than 10% and all other requirements under the 2731 San Tomas Expressway Mortgage are met.

Certain additional information regarding the 2731 San Tomas Expressway Loan and the 2731 San Tomas Expressway Property is set forth on Appendix II hereto.

























                                     III-14

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 8 - EVERGREEN PLAZA
--------------------------------------------------------------------------------

-------------------------------------------------------------------
                         LOAN INFORMATION
-------------------------------------------------------------------
ORIGINAL BALANCE:            $18,300,000

CUT-OFF DATE BALANCE:        $18,281,747

FIRST PAYMENT DATE:          12/01/2002

INTEREST RATE:               5.990%

AMORTIZATION:                360 months

ARD:                         NAP

HYPERAMORTIZATION:           NAP

MATURITY DATE:               11/01/2012

EXPECTED MATURITY BALANCE:   $15,544,708

SPONSOR(S):                  Savino Savo

INTEREST CALCULATION:        Actual/360

CALL PROTECTION:             Lockout until the earlier of four
                             years after the date of origination
                             or 25 months after the REMIC start
                             up date, with US Treasury defeasance
                             thereafter.  The loan is prepayable
                             without premium within three months
                             prior to the maturity date

LOAN PER SF:                 $212.69

UP-FRONT RESERVES:           Insurance:            $16,437
                             RE Tax:               $31,985
                             Leasing Holdback(1):  $1,800,000
                             C/O(2):               $500,000
                             Debt Service(3):      $109,600
                             Deferred
                             Maintenance(4):       $25,000

ONGOING RESERVES:            Insurance:            $8,218
                             RE Tax:               $6,397
                             Replacement:          $1,074

LOCKBOX:                     Springing, Hard
-------------------------------------------------------------------

-------------------------------------------------------------------



------------------------------------------------------------------
                      PROPERTY INFORMATION
-------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO: Single Asset

PROPERTY TYPE:          Retail

PROPERTY SUB-TYPE:      Anchored

LOCATION:               Staten Island, NY

YEAR BUILT/RENOVATED:   2002/NAP

OCCUPANCY(5):           See Footnote

SQUARE FOOTAGE:         85,953

THE COLLATERAL:         Grocery-anchored retail center

OWNERSHIP INTEREST:     Fee Simple


MAJOR TENANTS             % NRSF      RENT PSF   LEASE EXPIRATION
-------------             ------      --------   ----------------
Pathmark                   71.8%      $24.60        07/13/2022
Greenpoint Bank             4.2%      $34.00        10/31/2017

PROPERTY MANAGEMENT:    NBM Holding Corp.

U/W NET OP. INCOME:     $2,040,251

U/W NET CASH FLOW:      $1,976,460

APPRAISED VALUE:        $24,500,000

CUT-OFF DATE LTV:       74.6%

MATURITY DATE LTV:      63.4%

DSCR:                   1.50x

DSCR @8% CONSTANT:      1.35x
------------------------------------------------------------------

------------------------------------------------------------------

(1) Provided there is no Event of Default under the Loan Documents, Lender will release from the Leasing Holdback reserve $100,000 per tenant or substitute tenant acceptable to Lender upon delivery of an estoppel certificate in form and substance acceptable to Lender which states, among other items, that the tenant (1) has accepted and is in occupancy of its tenant space at the property, (2) has opened for business, (3) has commenced the payment of rent pursuant to its lease and (4) is pursuant to its lease obligated to continue paying such rent, uninterrupted, on a monthly basis. Provided there is no Event of Default under the Loan Documents and provided the Lender had received and approved the temporary certificates of occupancy ("TCOs"), the balance of the funds in the Leasing Holdback reserve would be released upon receipt of estoppel certificates in form and substance acceptable to Lender which state that all other tenants or substitute tenants acceptable to Lender were in occupancy, open for business, had commenced paying rent and was pursuant to its lease obligated to continue paying such rent, uninterrupted, on a monthly basis (except Greenpoint Bank, the Beauty Salon and any one other tenant).

(2) Upon Borrower's delivery of the TCOs related to certain in-line tenants to Lender, Lender shall (provided that no Default hereunder or under the other Loan Documents has occurred) release any funds remaining in the C/O Reserve to Borrower. Savino Savo has guaranteed the full amount of the loan until such time that lender has received and approved all of the TCOs related to the in-line tenants.

(3) Provided that no Default has occurred under the Loan Documents, the Debt Service reserve shall be released to the Borrower upon the satisfaction of all of the conditions set forth in the Leasing Holdback.

(4) So long as no default under the other Loan Documents has occurred and is continuing, Lender shall, to the extent funds are available for such purpose in the Repair and Remediation Reserve, disburse to Borrower the amount paid or incurred by Borrower in completing, performing, remediating or correcting the Deferred Maintenance upon satisfaction by Borrower (as determined by Lender).

(5) Based on the rent roll dated September 6, 2002, the property is 100% leased. Pathmark, which occupies 71.8% of the property's NRSF, is in occupancy and open for business. As specified in footnote (1) above, a Leasing Holdback reserve has been established in amount of $1,800,000, which will be released as the in-line tenants take occupancy and otherwise satisfy the noted conditions.



                                     III-15

THE EVERGREEN PLAZA LOAN


     THE LOAN. The eighth largest loan (the "Evergreen Plaza Loan") as evidenced by the promissory note (the "Evergreen Plaza Note") is secured by a first priority Mortgage (the "Evergreen Plaza Mortgage") encumbering the 85,953 square foot grocery-anchored retail center located at 3501 Amboy Road, Staten Island, New York (the "Evergreen Plaza Property"). The Evergreen Plaza Loan was originated by Prudential Mortgage Capital Company, LLC ("PMCC") on November 1, 2002.

     THE BORROWER. The borrower is NBM Realty Holding, LLC, a New York limited liability company (the "Evergreen Plaza Borrower"). The Evergreen Plaza Borrower is a special purpose entity. The Evergreen Plaza Borrower is owned by a New York limited liability company, which is owned by Savino Savo, as managing member with a 1% interest, and by Michael Savo, Bruno Savo and Natalina Crispi, each as a member with a 33% interest. Savino Savo is also the sponsor on another loan in the pool, Village Greens Shopping Center, with an original principal amount of $15,200,000. The two loans are not cross collateralized nor are they cross defaulted.

     THE PROPERTY. The Evergreen Plaza Property is situated on a 5.72 acre tract of land in Staten Island, New York and is improved by a grocery-anchored retail center that was constructed in 2002 and contains a total of 85,953 square feet of space. The Evergreen Plaza Property is anchored by Pathmark. As of May 2002, Pathmark operated 143 supermarkets in the New York-New Jersey and Philadelphia metropolitan areas, employing over 27,000 associates. The company has stores that are located in both urban and suburban marketplaces. The Evergreen Plaza Property has parking spaces available for approximately 583 vehicles or 6.78 vehicles for every 1,000 square feet of space.

------------------------------------------------------------------------------------------------------------------------------------
                                                         LEASE ROLLOVER SCHEDULE

                                        CURRENT BASE                                             % OF TOTAL BASE   CUMULATIVE % OF
                      # OF LEASES        RENT PER SF     % OF TOTAL SQUARE    CUMULATIVE % OF    RENTAL REVENUES     TOTAL RENTAL
       YEAR             ROLLING            ROLLING          FEET ROLLING        SF ROLLING           ROLLING       REVENUES ROLLING
------------------ ------------------ ------------------ ------------------- ------------------ ------------------ -----------------
      Vacant                0               $0.00                 0%                 0%                 0%                0%
------------------ ------------------ ------------------ ------------------- ------------------ ------------------ -----------------
       2002                 0               $0.00                 0%                 0%                 0%                0%
------------------ ------------------ ------------------ ------------------- ------------------ ------------------ -----------------
       2003                 0               $0.00                 0%                 0%                 0%                0%
------------------ ------------------ ------------------ ------------------- ------------------ ------------------ -----------------
       2004                 0               $0.00                 0%                 0%                 0%                0%
------------------ ------------------ ------------------ ------------------- ------------------ ------------------ -----------------
       2005                 0               $0.00                 0%                 0%                 0%                0%
------------------ ------------------ ------------------ ------------------- ------------------ ------------------ -----------------
       2006                 0               $0.00                 0%                 0%                 0%                0%
------------------ ------------------ ------------------ ------------------- ------------------ ------------------ -----------------
       2007                 3               $30.11                6%                 6%                 7%                7%
------------------ ------------------ ------------------ ------------------- ------------------ ------------------ -----------------
       2008                 0               $0.00                 0%                 0%                 0%                0%
------------------ ------------------ ------------------ ------------------- ------------------ ------------------ -----------------
       2009                 0               $0.00                 0%                 0%                 0%                0%
------------------ ------------------ ------------------ ------------------- ------------------ ------------------ -----------------
       2010                 0               $0.00                 0%                 0%                 0%                0%
------------------ ------------------ ------------------ ------------------- ------------------ ------------------ -----------------
   2011 & Beyond           11              $26.04                94%               100%                93%              100%
------------------ ------------------ ------------------ ------------------- ------------------ ------------------ -----------------

     PROPERTY MANAGEMENT. The Evergreen Plaza Property is managed by NBM Holding Corp., which is affiliated with the Evergreen Plaza Borrower. The management fees are subordinate to the Evergreen Plaza Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST.  Not allowed.

     ADDITIONAL INDEBTEDNESS. Not allowed.

     RELEASE OF PARCELS.  Not allowed.

Certain additional information regarding the Evergreen Plaza Loan and the Evergreen Plaza Property is set forth on Appendix II hereto.




                                     III-16

--------------------------------------------------------------------------------
               MORTGAGE LOAN NO. 9 - PLANTATION VILLAS APARTMENTS
--------------------------------------------------------------------------------

-------------------------------------------------------------------
                         LOAN INFORMATION
-------------------------------------------------------------------
ORIGINAL BALANCE:            $17,325,000


CUT-OFF DATE BALANCE:        $17,325,000

FIRST PAYMENT DATE:          06/10/2002

INTEREST RATE:               6.450%

AMORTIZATION:                360 months

ARD:                         N/A

HYPERAMORTIZATION:           N/A

MATURITY DATE:               05/10/2009

EXPECTED MATURITY BALANCE:   $16,230,440

SPONSOR(S):                  David A. Sherman

INTEREST CALCULATION:        30/360

CALL PROTECTION:             Lockout until 7/10/2005; thereafter
                             freely payable in whole with
                             prepayment premium upon 60 days
                             advance notice

LOAN PER UNIT:               $49,927.95

UP-FRONT RESERVES:           RE Tax                 $227,500

ONGOING RESERVES(1):         Insurance:             Springing

                             RE Tax:                $37,917

LOCKBOX:                     Soft(2)
-------------------------------------------------------------------

-------------------------------------------------------------------


-----------------------------------------------------------------
                      PROPERTY INFORMATION
-------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO: Single Asset

PROPERTY TYPE:          Multifamily

PROPERTY SUB-TYPE:      Garden

LOCATION:               Frisco, Texas

YEAR BUILT/RENOVATED:   1999/NAP

OCCUPANCY:              95.1%

UNITS:                  347

THE  COLLATERAL:        Twenty-six building, two story
                        garden-style apartment complex

OWNERSHIP INTEREST:     Fee Simple

PROPERTY MANAGEMENT:    Benj. E. Sherman & Sons, Inc.

U/W NET OP. INCOME:     $1,954,283

U/W NET CASH FLOW:      $1,867,533

APPRAISED VALUE:        $23,500,000

CUT-OFF DATE LTV:       73.7%

MATURITY DATE LTV:      69.1%

DSCR:                   1.67x

DSCR @8% CONSTANT:      1.35x

-----------------------------------------------------------------

-----------------------------------------------------------------

(1)  Monthly deposits for capital reserves will be required in the event that
     (i) a default occurs under the loan documents, (ii) the debt service coverage ratio (tested quarterly) is less than 1.15, (iii) the Borrower fails to spend at least $52,050 during the preceding 12 months on capital expenditures, (iv) the property is not maintained in good repair, as determined by the lender's inspection or (v) an entity other than the Borrower has fee title to the property. Monthly deposits for insurance will be required in the event that (i) a default occurs under the loan documents,(ii) the debt service coverage ratio (tested quarterly) is less than 1.15,(iii) the Borrower fails keep the property insured in accordance with the terms of the loan documents or (iv) an entity other than the Borrower has fee title to the property.

(2) Income collected by Borrower until occurrence of an Event of Default, after which a hard lockbox is put in place.

(3)  Based on rent roll dated March 26, 2002


THE PLANTATION VILLAS APARTMENTS LOAN

         THE LOAN. The ninth largest loan (the "Plantation Villas Apartments Loan") as evidenced by a promissory note (the "Plantation Villas Apartments Note") is secured by a first priority Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Financing Statement (the "Plantation Villas Apartments Deed of Trust") encumbering a 346,531 square foot multifamily residential unit known as Plantation Villas Apartments, located in Frisco, Texas (the "Plantation Villas Apartments Property"). The Plantation Villas Apartments Loan was originated on April 30, 2002 by Lend Lease Mortgage Capital, L.P. and assigned to Teachers Insurance and Annuity Association.

         THE BORROWER. The Plantation Villas Apartments Property is held by three entities (collectively, the "Plantation Villas Apartments Borrower") as tenants in common. The three entities are BES Plantation Fund II, LLC ("Fund II"), BES Plantation Fund III, LLC ("Fund III") and Hearst Plantation, LLC ("Hearst"). Each of Fund II, Fund III, and Hearst is a limited liability company, duly organized and in good standing under the laws of the State of Delaware and is qualified to do business in the State of Texas. Fund II's managing member is BES Plantation Fund II Management Corporation, a Delaware corporation, owning 0.1% of the interests in Plantation Villas Apartments Borrower and Sherman Real Estate Fund II, LLC owns 99.9% of the interests in Plantation Villas Apartments Borrower. BES Plantation Fund II Management Corporation is owned by David A. Sherman (75%) and Mark Putterman (25%). Fund III's managing member is BES Plantation Fund III Management Corporation, a Delaware corporation, owning 0.1% of the interests in Plantation Villas Apartments Borrower and Sherman Real Estate Fund III, LLC owns 99.9% of the interests in Plantation Villas Apartments Borrower. BES Plantation Fund III Management Corporation is owned by David A. Sherman (75%) and Mark Putterman (25%). Hearst's managing member is Hearst Plantation Management Corporation,



                                     III-17
a Delaware corporation, owning 0.1% of the interests in Plantation Villas Apartments Borrower, and Sarah E. Hearst Trust owns 99.9% of the interests in Plantation Villas Apartments Borrower. The sole owner of Hearst Plantation Management Corporation is Salli Hearst Eley.

     THE PROPERTY. The Plantation Villas Apartments Property was originally constructed in 1999, and is located at 11700 Lebanon Road in the City of Frisco in west central Collin County, approximately 25 miles north of downtown Dallas and borders the City of Plano on the north. The Plantation Villas Apartments Property consists of a 346,531 square foot multifamily residential garden style complex, consisting of 347 units. The Plantation Villas Apartments Property is situated on approximately 22 acres, and contains over 795 parking spaces, consisting of surface parking and 183 parking garage structures.

     PROPERTY MANAGEMENT. The Plantation Villas Apartments Property is managed by the Benj. E. Sherman & Sons, Inc., an Illinois corporation, an affiliate of the Borrowers.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL INDEBTEDNESS. Not allowed.

     RELEASE OF PARCELS. Not allowed.

Certain additional information regarding the Plantation Villas Apartments Loan and the Plantation Villas Apartments Property is set forth on Appendix II hereto.



























                                     III-18

--------------------------------------------------------------------------------
                MORTGAGE LOAN NO. 10 - RIVERLAND WOODS APARTMENTS
--------------------------------------------------------------------------------

-------------------------------------------------------------------
                         LOAN INFORMATION
-------------------------------------------------------------------
ORIGINAL BALANCE:            $17,250,000

CUT-OFF DATE BALANCE:        $17,204,441

FIRST PAYMENT DATE:          10/01/2002

INTEREST RATE:               6.330%

AMORTIZATION:                360 months

ARD:                         NAP

HYPERAMORTIZATION:           NAP

MATURITY DATE:               09/01/2012

EXPECTED MATURITY BALANCE:   $14,796,571

SPONSOR(S):                  C. Ray Wrenn and Joe E. Bostic, Jr.

INTEREST CALCULATION:        Actual/360

CALL PROTECTION:             Lockout until the earlier of four
                             years after the date of origination
                             or 25 months after the REMIC start
                             up date, with US Treasury defeasance
                             thereafter.  The loan is prepayable
                             without premium within three months
                             prior to the maturity date

LOAN PER UNIT:               $59,738

UP-FRONT RESERVES:           Insurance:           $18,816
                             RE Tax:              $227,693

ONGOING RESERVES:            Insurance:           $4,704
                             RE Tax:              $25,299
                             Replacement:         $4,200

LOCKBOX:                     None
-------------------------------------------------------------------

-------------------------------------------------------------------


------------------------------------------------------------------
                      PROPERTY INFORMATION
-------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO: Single Asset

PROPERTY TYPE:          Multifamily

PROPERTY SUB-TYPE:      Garden

LOCATION:               Charleston, SC

YEAR BUILT/RENOVATED:   2000/NAP

OCCUPANCY(1):           98.6%

UNITS:                  288

THE COLLATERAL:         12 three-story apartment buildings

OWNERSHIP INTEREST:     Fee simple

PROPERTY MANAGEMENT:    Intermark Management Corporation

U/W NET OP. INCOME:     $1,822,414

U/W NET CASH FLOW:      $1,757,614

APPRAISED VALUE:        $21,660,000

CUT-OFF DATE LTV:       79.4%

MATURITY DATE LTV:      68.3%

DSCR:                   1.37x

DSCR @8% CONSTANT:      1.28x





------------------------------------------------------------------

------------------------------------------------------------------

(1)  Based on the rent roll dated August 20, 2002.



THE RIVERLAND WOODS APARTMENTS LOAN


     THE LOAN. The tenth largest loan (the "Riverland Woods Loan") as evidenced by the promissory note (the "Riverland Woods Note") is secured by a first priority Mortgage (the "Riverland Woods Mortgage") encumbering the 288-unit multifamily complex located at 1001 Riverland Woods Place, Charleston, South Carolina (the "Riverland Woods Property"). The Riverland Woods Loan was originated by Prudential Mortgage Capital Company, LLC ("PMCC") on August 30, 2002.

     THE BORROWER. The borrower is Riverland LLC, a South Carolina limited liability company (the "Riverland Woods Borrower"). The Riverland Woods Borrower is a special purpose entity. The members of the Riverland Woods Borrower are Wrenn Real Estate Investments, LLC, Carroll F. Wrenn, Sue B. Morris and The Bostic Group.

     THE PROPERTY. The Riverland Woods Property is a 288-unit Class A garden style apartment complex. The complex consists of 12 three-story buildings. The unit mix consists of 72 one-bedroom/one-bath units, 36 one-bedroom/one-bath units, 36 two-bedroom/two-bath units, 72 two-bedroom/two-bath units and 72 three-bedroom/two-bath units. The units range in size from approximately 865 square feet to approximately 1,341 square feet. The complex features a clubhouse, fitness room, business center/courtesy office, pre-wired units with security alarm system, storage units, garages and laundry facilities. Additional amenities include a swimming pool, tennis courts, recreational areas, a playground, a sand volleyball court and a boat yard.

                                     III-19

     PROPERTY MANAGEMENT. The Riverland Woods Property is managed by Intermark Management Corporation. The management fees are subordinate to the Riverland Woods Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. The members of the Riverland Woods Borrower may incur debt in an aggregate amount up to $200,000, secured by their membership interests in the Riverland Woods Borrower, subject to certain requirements, including, receipt of a satisfactory subordination and intercreditor agreement executed by the mezzanine lender.

     ADDITIONAL INDEBTEDNESS.  Not allowed.

     RELEASE OF PARCELS.  Not allowed.

Certain additional information regarding the Riverland Woods Loan and the Riverland Woods Property is set forth on Appendix II hereto.
































                                     III-20

--------------------------------------------------------------------------------

 Securitized Products
          Group                [MORGAN STANLEY LOGO]           November 21, 2002

--------------------------------------------------------------------------------

                                 CMBS NEW ISSUE
                              COLLATERAL TERM SHEET
                           --------------------------

                                  $834,596,000
                                  (APPROXIMATE)

                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                                  AS DEPOSITOR

                MORGAN STANLEY DEAN WITTER MORTGAGE CAPITAL INC.
                    THE UNION CENTRAL LIFE INSURANCE COMPANY
                    PRUDENTIAL MORTGAGE CAPITAL FUNDING, LLC
                       NATIONAL CONSUMER COOPERATIVE BANK
                                    NCB, FSB
                        PRINCIPAL COMMERCIAL FUNDING, LLC
              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA
                        NATIONWIDE LIFE INSURANCE COMPANY
                            AS MORTGAGE LOAN SELLERS

                           --------------------------

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2002-IQ3

                           --------------------------

                                 MORGAN STANLEY

                          SOLE LEAD BOOKRUNNING MANAGER

MERRILL LYNCH & CO.                                             LEHMAN BROTHERS
CO-MANAGER                                                           CO-MANAGER


--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND
                               FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $834,596,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2002-IQ3

TRANSACTION FEATURES
--------------------
o  Sellers:

---------------------------------------------------------------------------------------------------------------------------------
                                                         NO. OF         NO. OF          CUT-OFF DATE                  % OF
SELLERS                                                   LOANS         PROPS.           BALANCE ($)                  POOL
---------------------------------------------------------------------------------------------------------------------------------
  Morgan Stanley Dean Witter Mortgage Capital Inc.             6              6           200,199,554                 22.0
  The Union Central Life Insurance Company                   131            140           186,684,405                 20.5
  Prudential Mortgage Capital Funding, LLC                    19             19           172,290,800                 18.9
  National Consumer Cooperative Bank  and NCB, FSB            50             50           128,192,102                 14.1
  Principal Commercial Funding, LLC                           19             19           117,390,546                 12.9
  Teachers Insurance and Annuity Association of America        6              6            59,204,339                  6.5
  Nationwide Life Insurance Company                            8              8            45,680,532                  5.0
---------------------------------------------------------------------------------------------------------------------------------
  TOTAL:                                                     239            248          $909,642,278                 100.0%
---------------------------------------------------------------------------------------------------------------------------------


o   Loan Pool:
     o    Average Cut-off Date Balance: $3,806,035
     o    Largest Mortgage Loan by Cut-off Date Balance: $67,000,000
     o Five largest and ten largest loans: 24.6% and 34.7% of pool, respectively

o   Credit Statistics:
     o    Weighted average debt service coverage ratio of 2.37x (1)
     o Weighted average current loan-to-value ratio of 59.8%; weighted average balloon loan-to-value ratio of 41.4% (1)

o   Property Types:

[GRAPHIC OMITTED]

Industrial                18.8%
Multifamily               11.4%
Residential Cooperative    9.7%
Hotel                      0.9%
Mixed Use                  0.7%
Self Storage               0.6%
Office                    34.2%
Retail                    23.7%


o Call Protection: Please refer to the prepayment table on page T-19 and Appendix II of the Prospectus Supplement

o Collateral Information Updates: Updated loan information is expected to be part of the monthly certificateholder reports available from the Trustee in addition to detailed payment and delinquency information. Information provided by the Trustee is expected to be available at www.etrustee.net. Updated annual property operating and occupancy information, to the extent delivered by borrowers, is expected to be available to Certificateholders from the Master Servicer

o Bond Information: Cash flows are expected to be modeled by TREPP, CONQUEST and INTEX and are expected to be available on BLOOMBERG

Note: (1)      For all mortgage loans excluding the residential cooperative loans, the weighted average debt service coverage ratio is 1.50x, the weighted average current loan-to-value ratio is 65.0% and the weighted average balloon loan-to-value ratio is 44.8%.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned. NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $834,596,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2002-IQ3


OFFERED CERTIFICATES
---------------------

-------- ----------------------- ---------------------- --------------- ------------ ------------ ----------------- -------------
                                                                                                    EXPECTED FINAL    INITIAL
            INITIAL CERTIFICATE                              RATINGS       AVERAGE    PRINCIPAL       DISTRIBUTION   PASS-THROUGH
 CLASS          BALANCE(1)        SUBORDINATION LEVELS    (MOODY'S/S&P)  LIFE(2)(3)  WINDOW(2)(4)        DATE(2)       RATE(5)
-------- ----------------------- ---------------------- --------------- ------------ ------------ ----------------- -------------
A-1                $296,019,000         14.375%            Aaa / AAA          5.70        1 - 110     02/15/2012        TBD
-------- ----------------------- ---------------------- --------------- ------------ ------------ ----------------- -------------
A-2                $482,862,000         14.375%            Aaa / AAA          9.65      110 - 120     12/15/2012        TBD
-------- ----------------------- ---------------------- --------------- ------------ ------------ ----------------- -------------
B                   $26,152,000         11.500%            Aa2 / AA           9.99      120 - 120     12/15/2012        TBD
-------- ----------------------- ---------------------- --------------- ------------ ------------ ----------------- -------------
C                   $27,289,000         8.500%              A2 / A           10.17      120 - 128     08/15/2013        TBD
-------- ----------------------- ---------------------- --------------- ------------ ------------ ----------------- -------------
D                    $2,274,000         8.250%              A3 / A-          10.73      128 - 129     09/15/2013        TBD
-------- ----------------------- ---------------------- --------------- ------------ ------------ ----------------- -------------

--------  --------------------
              CERTIFICATE
           PRINCIPAL TO VALUE
 CLASS          RATIO(6)
--------  --------------------
A-1              51.2%
--------  --------------------
A-2              51.2%
--------  --------------------
B                52.9%
--------  --------------------
C                54.7%
--------  --------------------
D                54.9%
--------  --------------------


PRIVATE CERTIFICATES (7)
------------------------

------- --------------------- --------------------- ------------- ------------ ------------- ---------------- -------------------
         INITIAL CERTIFICATE                                                                  EXPECTED FINAL         INITIAL
         BALANCE OR NOTIONAL                           RATINGS       AVERAGE    PRINCIPAL      DISTRIBUTION        PASS-THROUGH
 CLASS        AMOUNT(1)       SUBORDINATION LEVELS  (MOODY'S/S&P)   LIFE(2)(3) WINDOW(2)(4)      DATE(2)             RATE(5)
------- --------------------- --------------------- ------------- ------------ ------------- ---------------- -------------------
X-1(8)         $909,642,278           ----              ----             ----          ----                       Variable Rate
------- --------------------- --------------------- ------------- ------------ ------------- ---------------- -------------------
X-2(8)         $824,706,000           ----              ----             ----          ----                       Variable Rate
------- --------------------- --------------------- ------------- ------------ ------------- ---------------- -------------------
X-Y(8)          $87,981,643           ----              ----             ----          ----                       Variable Rate
------- --------------------- --------------------- ------------- ------------ ------------- ---------------- -------------------
E               $13,645,000          6.750%          Baa1 / BBB+        10.87     129 - 135     03/15/2014             TBD
------- --------------------- --------------------- ------------- ------------ ------------- ---------------- -------------------
F               $10,233,000          5.625%          Baa2 / BBB         11.63     135 - 142     10/15/2014             TBD
------- --------------------- --------------------- ------------- ------------ ------------- ---------------- -------------------
G                $6,823,000          4.875%          Baa3 / BBB-        12.14     142 - 150     06/15/2015             TBD
------- --------------------- --------------------- ------------- ------------ ------------- ---------------- -------------------
H - O           $44,345,278           ----              ----         ----              ----      ----                  TBD
------- --------------------- --------------------- ------------- ------------ ------------- ---------------- -------------------

-------  -------------------
            CERTIFICATE
            PRINCIPAL TO
 CLASS     VALUE RATIO(6)
-------  -------------------
X-1(8)          ----
-------  -------------------
X-2(8)          ----
-------  -------------------
X-Y(8)          ----
-------  -------------------
E              55.8%
-------  -------------------
F              56.4%
-------  -------------------
G              56.9%
-------  -------------------
H - O           ----
-------  -------------------

Notes:    (1)  As of December 2002. In the case of each such Class, subject to a permitted variance of plus or minus 5%.
          (2)  Based on the Structuring Assumptions, assuming 0% CPR, described in the Prospectus Supplement.
          (3)  Average life is expressed in terms of years.
          (4)  Principal window is the period (expressed in terms of months and commencing with the month of January 2003 during which distributions of principal are expected to be made to the holders of each designated Class.
          (5)  The Class A-1, A-2, B, C, D and E will accrue interest at a fixed rate. The Class F and G Certificates will each accrue interest at either (i) a fixed rate, (ii) a fixed rate subject to a cap at the weighted average net mortgage rate or (iii) a rate equal to the weighted average net mortgage rate less a specified percentage. The Class X-1, X-2 and X-Y Certificates will accrue interest at a variable rate. The Class X-1, X-2 and X-Y
               Certificates will be collectively known as the "Class X
               Certificates."
          (6)  Certificate Principal to Value Ratio is calculated by dividing each Class' Certificate Balance and all Classes (if any) that are senior to such Class by the quotient of the aggregate pool balance and the weighted average pool loan to value ratio. The
               Class A-1 and A-2 Certificate Principal to Value Ratio is calculated based upon the aggregate of the Class A-1 and A-2
               Certificate Balances.
          (7)  Certificates to be offered privately pursuant to Rule 144A.
          (8)  The Class X-1, Class X-2 and Class X-Y Notional Amounts are
               defined herein and in the Prospectus Supplement.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
 NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND
                               FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $834,596,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2002-IQ3


I. ISSUE CHARACTERISTICS
   ---------------------

ISSUE TYPE:                              Public:  Classes A-1, A-2, B, C and D (the "Offered Certificates")

                                         Private (Rule 144A):  Classes X-1, X-2, X-Y, E, F, G, H, J, K, L, M, N and O

SECURITIES OFFERED:                      $834,596,000  monthly pay,  multi-class,  sequential pay commercial mortgage REMIC
                                         Pass-Through  Certificates, including five fixed-rate principal and interest classes
                                         (Classes A-1, A-2, B, C and D)

SELLERS:                                 Morgan Stanley Dean Witter Mortgage Capital Inc., Union Central Life Insurance Company,
                                         Prudential Mortgage Capital Funding, LLC, Principal Commercial Funding, LLC, National
                                         Consumer Cooperative Bank, NCB, FSB, Teachers Insurance and Annuity Association of America
                                         and Nationwide Life Insurance Company

LEAD BOOKRUNNING MANAGER:                Morgan Stanley & Co. Incorporated

CO-MANAGERS:                             Merrill Lynch and Co, Inc. and Lehman Brothers Inc.

MASTER SERVICERS:                        GMAC Commercial Mortgage Corporation. NCB, FSB will act as master servicer with respect the mortgage loans contributed by it and its affiliate, National Consumer Cooperative Bank.

PRIMARY SERVICERS:                       Summit Investment Partners, Inc. with respect to those mortgage loans sold to the trust by
                                         The Union Central Life Insurance Company, Prudential Asset Resources, Inc. with respect to those mortgage loans sold to the trust by Prudential Mortgage Capital
                                         Funding, LLC, Principal Global Investors, LLC, formerly known as Principal
                                         Capital Management, LLC with respect to those mortgage loans sold to the trust by Principal Commercial Funding, LLC and Nationwide Life Insurance Company with respect to those mortgage loans sold to the trust by Nationwide Life Insurance
                                         Company.

SPECIAL SERVICER:                        GMAC Commercial Mortgage Corporation. National Consumer Cooperative Bank will act as special servicer with respect to the residential cooperative mortgage loans contributed by it and its affiliate NCB, FSB.

TRUSTEE, PAYING AGENT AND REGISTRAR :    LaSalle Bank National Association

CUT-OFF DATE:                            December 1, 2002. For purposes of the information contained in this term sheet, scheduled payments due in December 2002 with respect to mortgage loans not having payment dates on the first of each month have been deemed received on
                                         December 1, 2002, not the actual day on which such scheduled payments were due.

EXPECTED PRICING DATE:                   On or about December 4, 2002



--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND
                               FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $834,596,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2002-IQ3


EXPECTED CLOSING DATE:       On or about December 17, 2002

DISTRIBUTION DATES:          The 15th of each month, commencing in January 2003 (or if the 15th is not a business day, the next succeeding business day)

MINIMUM DENOMINATIONS:       $25,000 for the Class A Certificates and $100,000 for all other Offered Certificates and in multiples of $1 thereafter

SETTLEMENT TERMS:            DTC, Euroclear and Clearstream, same day funds, with accrued interest

LEGAL/REGULATORY STATUS:     Classes A-1, A-2, B, C and D are expected to be eligible for exemptive relief under ERISA.
                             No Class of Certificates is SMMEA eligible.

RISK FACTORS:                THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE
                             "RISK FACTORS" SECTION OF THE PROSPECTUS SUPPLEMENT AND THE "RISK FACTORS"
                             SECTION OF THE PROSPECTUS

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND
                               FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $834,596,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2002-IQ3

II. STRUCTURE CHARACTERISTICS
    -------------------------

The Class A-1, A-2, B, C, D and E Certificates are fixed-rate, monthly pay, multi-class, sequential pay REMIC Pass-Through Certificates. The Class F and G Certificates will each accrue interest at either (i) a fixed rate, (ii) a fixed rate subject to a cap at the Weighted Average Net Mortgage Rate or (iii) a rate equal to the Weighted Average Net Mortgage Rate less a specified percentage. The Class X-1, X-2 and X-Y Certificates will accrue interest at a variable rate. All Classes of Certificates derive their cash flows from the entire pool of Mortgage Loans. The depiction below assumes a net rate of [ ]% on the residential cooperative loans due to their contribution to the Class X-Y.

IO STRUCTURE

[CHART OMITTED]

                                     Month     0     24     36     48    60      72    84    96     Maturity
Class A-1   AAA/AAA       [TBD]                                                                         $296.0MM
Class A-2   AAA/AAA       [TBD]                                                                         $482.9MM
Class B     AA/AA         [TBD]                                                                         $26.2M
Class C     A/A           [TBD]                                                                         $27.3MM
Class D     A-/A-         [TBD]                                                                         $2.3MM
Class E     BBB+/BBB+     [TBD]                                                                         $13.6MM
Class F     BBB/BBB       [TBD]                                                                         $10.2MM
Class G     BBB-/BBB-     [TBD]                                                                         $6.8MM
Class H     BB+/BB+       [TBD]                                                                         $10.2MM
Class J     BB/BB         [TBD]                                                                         $9.1MM
Class K     BB-/BB-       [TBD]                                                                         $4.5MM
Class L-O   B+/B+ to NR   [TBD]                                                                         $20.5MM



         X-1 + X-2 IO Strip            X-1 Notional         X-2 Notional

                                 NR = Not Rated


--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND
                               FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $834,596,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2002-IQ3


Class X-1 and X-2 Notional     The notional amount of the Class X-2 Certificates will equal:
Balances:

                               o   during the period from the Closing Date through and including the distribution date occurring in December 2004, the sum of (a)
                               the lesser of $231,550,000 and the certificate balance of the
                               Class A-1 Certificates outstanding from time to time and (b) the aggregate of the certificate balances of the Class A-2, Class B,
                               Class C, Class D, Class E, Class F, Class G, Class H, Class J and
                               Class K Certificates outstanding from time to time;

                               o   during the period following the distribution date occurring in
                               December 2004 through and including the distribution date
                               occurring in December 2005, the sum of (a) the lesser of
                               $181,100,000 and the certificate balance of the Class A-1
                               Certificates outstanding from time to time, (b) the aggregate of the certificate balances of the Class A-2, Class B, Class C,
                               Class D, Class E, Class F and Class G Certificates outstanding from time to time and (c) the lesser of $9,350,000 and the certificate balance of the Class H Certificates outstanding from time to time;

                               o   during the period following the distribution date occurring in
                               December 2005 through and including the distribution date
                               occurring in December 2006, the sum of (a) the lesser of
                               $134,250,000 and the certificate balance of the Class A-1
                               Certificates outstanding from time to time and (b) the aggregate of the certificate balances of the Class A-2, Class B, Class C,
                               Class D, Class E and Class F Certificates outstanding from time to time;

                               o   during the period following the distribution date occurring in
                               December 2006 through and including the distribution date
                               occurring in December 2007, the sum of (a) the lesser of
                               $75,450,000 and the certificate balance of the Class A-1
                               Certificates outstanding from time to time, (b) the aggregate of the certificate balances of the Class A-2, Class B, Class C and
                               Class D Certificates outstanding from time to time and (c) the lesser of $9,150,000 and the certificate balance of the Class E
                               Certificates outstanding from time to time;

                               o   during the period following the distribution date occurring in
                               December 2007 through and including the distribution date
                               occurring in December 2008, the sum of (a) the lesser of
                               $33,400,000 and the certificate balance of the Class A-1
                               Certificates outstanding from time to time, (b) the certificate balance of the Class A-2 and Class B Certificates outstanding from time to time and (c) the lesser of $25,500,000 and the certificate balance of the Class C Certificates outstanding from time to time;


--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND
                               FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $834,596,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2002-IQ3

                               o   during the period following the distribution date occurring in
                               December 2008 through and including the distribution date
                               occurring in December 2009, the sum of (a) the lesser of
                               $456,850,000 and the certificate balance of the Class A-2
                               Certificates outstanding from time to time, (b) the certificate balance of the Class B Certificates outstanding from time to time and (c) the lesser of $13,500,000 and the certificate balance of the Class C Certificates outstanding from time to time;

                               o   during the period following the distribution date occurring in
                               December 2009 through and including the distribution date
                               occurring in December 2010, the sum of (a) the lesser of
                               $412,700,000 and the certificate balance of the Class A-2
                               Certificates outstanding from time to time, (b) the certificate balance of the Class B Certificates outstanding from time to time and (c) the lesser of $2,900,000 and the certificate balance of the Class C Certificates outstanding from time to time; and

                               o   following the distribution date occurring in December 2010, $0.


                               Accordingly, the Notional Amount of the Class X-1 Certificates
                               will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Expense
                               Losses of principal actually allocated to any class of Principal
                               Balance Certificates. The Notional Amount of the Class X-2
                               Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized
                               Losses and Expense Losses of principal actually allocated to any component included in the calculation of the Notional Amount for the Class X-2 Certificates on such Distribution Date, as
                               described above. It is anticipated that holders of the Class X-2
                               Certificates will not be entitled to distributions of interest at any time following the Distribution Date occurring in December
                               2010. Accordingly, upon initial issuance, the aggregate Notional
                               Amount of the Class X-1 Certificates and Class X-2 Certificates
                               will be $909,642,278 and $824,706,000, respectively, subject in each case to a permitted variance of plus or minus 5%. The
                               Notional Amount of each Class X Certificate is used solely for the purpose of determining the amount of interest to be
                               distributed on such Certificate and does not represent the right to receive any distributions of principal.

                               The class X-Y certificates will have a total notional amount that is, as of any date of determination, equal to the then total principal balance of those residential cooperative mortgage loans in the trust fund that have, in each case, a mortgage interest rate (reduced by the sum of the annual rates at which the related master servicing fee, including the primary servicing fee, and the trustee fee are calculated) in excess of [ ]% per annum (with such total principal balance to be calculated from the
                               perspective of the series 2002-IQ3 certificateholders, based on collections and advances of principal on those mortgage loans previously distributed, and losses on those mortgage loans previously allocated, to the series 2002-IQ3 certificateholders).



--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Lehman Brothers Inc. and Merrill Lynch, Pierce Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
 NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND
                               FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $834,596,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2002-IQ3

Class X-1 and X-2 Pass-Through      The Pass-Through Rate applicable to the Class X-1 Certificates
Rates:                              for the initial Distribution Date will equal approximately ___%
                                    per annum. The Pass-Through Rate applicable to the Class X-1
                                    Certificates for each Distribution Date subsequent to the initial
                                    Distribution Date will equal the weighted average of the
                                    respective strip rates (the "Class X-1 Strip Rates") at which interest accrues from time to time on the respective components of the total Notional Amount of the Class X-1 Certificates outstanding immediately prior to the related Distribution Date
                                    (weighted on the basis of the respective balances of such
                                    components outstanding immediately prior to such Distribution
                                    Date). Each of those components will be comprised of all or a designated portion of the Certificate Balance of one of the classes of the Principal Balance Certificates. In general, the
                                    Certificate Balance of each class of Principal Balance
                                    Certificates will constitute a separate component of the total
                                    Notional Amount of the Class X-1 Certificates; provided that, if a portion, but not all, of the Certificate Balance of any
                                    particular class of Principal Balance Certificates is identified under "--Certificate Balance" in the Prospectus Supplement as
                                    being part of the total Notional Amount of the Class X-2
                                    Certificates immediately prior to any Distribution Date, then that identified portion of such Certificate Balance will also represent a separate component of the total Notional Amount of the Class X-1 Certificates for purposes of calculating the accrual of interest for the related Distribution Date, and the remaining portion of such Certificate Balance will represent another separate component of the Class X-1 Certificates for purposes of calculating the accrual of interest for the related
                                    Distribution Date. For any Distribution Date occurring on or before December 2010, on any particular component of the total
                                    Notional Amount of the Class X-1 Certificates immediately prior to the related Distribution Date, the applicable Class X-1 Strip
                                    Rate will be calculated as follows:

                                        o    if such particular component consists of the entire
                                             Certificate Balance of any class of Principal Balance
                                             Certificates, and if such Certificate Balance also
                                             constitutes, in its entirety, a component of the total
                                             Notional Amount of the Class X-2 Certificates immediately
                                             prior to the related Distribution Date, then the applicable
                                             Class X-1 Strip Rate will equal the excess, if any, of (a)
                                             the Weighted Average Net Mortgage Rate for such Distribution
                                             Date, over (b) the greater of (i) the rate per annum
                                             corresponding to such Distribution Date as set forth on
                                             Schedule A in the Prospectus Supplement and (ii) the
                                             Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates;

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND
                               FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $834,596,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2002-IQ3


               o if such particular component consists of a designated portion (but not all) of the Certificate Balance of any class of Principal Balance Certificates, and if such designated portion of such Certificate Balance also constitutes a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the greater of (i) the rate per annum corresponding to such Distribution Date as set forth on Schedule A in the Prospectus Supplement and (ii) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates;

               o if such particular component consists of the entire Certificate Balance of any class of Principal Balance Certificates, and if such Certificate Balance does not, in whole or in part, also constitute a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates; and

               o if such particular component consists of a designated portion (but not all) of the Certificate Balance of any class of Principal Balance Certificates, and if such designated portion of such Certificate Balance does not also constitute a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates.


               Notwithstanding the foregoing, for any Distribution Date occurring after December 2010, the Certificate Balance of each class of Principal Balance Certificates will constitute a single separate component of the total Notional Amount of the Class X-1 Certificates, and the applicable Class X-1 Strip Rate with respect to each such component for each such Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates. Under no circumstances will the Class X-1 Strip Rate be less than zero.


--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
 NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND
                               FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $834,596,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2002-IQ3


               The Pass-Through Rate applicable to the Class X-2 Certificates for the initial Distribution Date will equal approximately ___% per annum. The Pass-Through Rate applicable to the Class X-2 Certificates for each Distribution Date subsequent to the initial Distribution Date and on or before the Distribution Date in December 2010 will equal the weighted average of the respective strip rates (the "Class X-2 Strip Rates") at which interest accrues from time to time on the respective components of the total Notional Amount of the Class X-2 Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will be comprised of all or a designated portion of the Certificate Balance of a specified class of Principal Balance Certificates. If all or a designated portion of the Certificate Balance of any class of Principal Balance Certificates is identified under "--Certificate Balance" in the Prospectus Supplement as being part of the total Notional Amount of the Class X-2 certificates immediately prior to any Distribution Date, then that Certificate Balance (or designated portion thereof) will represent a separate component of the total Notional Amount of the Class X-2 Certificates for purposes of calculating the accrual of interest for the related Distribution Date. For any Distribution Date occurring on or before December 2010, on any particular component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, the applicable Class X-2 Strip Rate will equal the excess, if any, of:

                    o the lesser of (a) the rate per annum corresponding to such Distribution Date as set forth on Schedule A in the Prospectus Supplement and (b) the Weighted Average Net Mortgage Rate for such Distribution Date, over


                    o the Pass-Through Rate for such Distribution Date for the class of Principal Balance Certificates whose Certificate Balance, or a designated portion thereof, comprises such component.

               Under no circumstances will the Class X-2 Strip Rate be less than zero.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND
                                FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $834,596,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2002-IQ3


               The Pass-Through Rate applicable to the Class X-Y Certificates for the initial Distribution Date will equal approximately ___% per annum. The pass-through rate for the class X-Y certificates will be a variable rate equal to the weighted average from time to time of the various Class X-Y Strip Rates attributable to each of the residential cooperative mortgage loans in the trust fund for which the rate described in clause 1. of the following sentence is greater than the rate described in clause 2. of the following sentence.

               The class X-Y strip rate for each of those residential cooperative mortgage loans will equal the difference of:

               1. the mortgage interest rate in effect for that mortgage loan as of the date of initial issuance of the offered certificates, net of the sum of the annual rates at which the related master servicing fee, including the primary servicing fee, and the trustee fee are calculated, minus 2. [ ]% per annum; provided that, if the subject mortgage loan accrues interest on the basis of the actual number of days elapsed during each one-month interest accrual period in a year assumed to consist of 360 days, then the foregoing differential, will be multiplied by a fraction, expressed as a percentage, the numerator of which is the number of days in the subject interest accrual period, and the denominator of which is 30.


--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND
                               FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $834,596,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2002-IQ3

Yield Maintenance/Prepayment        Any Prepayment Premiums/Yield Maintenance Charges collected with
Premium Allocation:                 respect to a Mortgage Loan during any particular Collection
                                    Period will be distributed to the holders of each Class of
                                    Principal Balance Certificates (other than an excluded class as defined below) then entitled to distributions of principal on such Distribution Date in an amount equal to the lesser of (i)
                                    such Prepayment Premium/Yield Maintenance Charge and (ii) the
                                    Prepayment Premium/Yield Maintenance Charge multiplied by the product of (a) a fraction, the numerator of which is equal to the amount of principal distributed to the holders of that Class on the Distribution Date, and the denominator of which is the total principal distributed on that Distribution Date, and (b) a fraction not greater than one, the numerator of which is equal to the excess, if any, of the Pass-Through Rate applicable to that
                                    Class, over the relevant Discount Rate (as defined in the
                                    Prospectus Supplement), and the denominator of which is equal to the excess, if any, of the Mortgage Rate of the Mortgage Loan that prepaid, over the relevant Discount Rate.

                                    The portion, if any, of the Prepayment Premium/Yield Maintenance
                                    Charge remaining after such payments to the holders of the
                                    Principal Balance Certificates will be distributed to the holders of the Class X-1 Certificates and Class X-2 Certificates based on an [ ] ratio through and including the Distribution Date in
                                    December 2006. After the Distribution Date in December 2006 all
                                    Prepayment Premium/Yield Maintenance charges remaining after such payments to the holders of the Principal Balance Certificates will be distributed to the Class X-1 Certificates. For the purposes of the foregoing, the Class H Certificates and below are the excluded classes.

                                    Notwithstanding the previous two paragraphs, regarding the prepayment of loans contributing to the notional balance of the class X-Y Certificates, the Class X-Y Certificates will receive the portion of Yield Maintenance attributable to the specific
                                    Class X-Y Strip rate applicable to the prepaid loan. In addition, the Class X-Y Certificates will receive 50% of all Prepayment
                                    Premiums (i.e. Penalty Points) collected with respect to the aforementioned loans.

                                    The following is an example of the Prepayment Premium Allocation under (b) above based on the information contained herein and the following assumptions:

                                    Two Classes of Certificates: Class A-1 and X

                                    The characteristics of the Mortgage Loan being prepaid are as follows:

                                        -   Loan Balance:  $10,000,000

                                        -   Mortgage Rate:  7.00%

                                        -   Maturity Date:  10 years (December 1, 2012)

                                    The Discount Rate is equal to 3.98%

                                    The Class A-1 Pass-Through Rate is equal to 4.21%


                                                                CLASS A CERTIFICATES
                   -------------------------------------------------------------------------------------------------------
                                                                                                         YIELD MAINTENANCE
                                         METHOD                                    FRACTION                  ALLOCATION
                   ----------------------------------------------------  ------------------------------ ------------------
                                                                                   CLASS A-1                CLASS A-1
                   ----------------------------------------------------  ------------------------------ ------------------
                      (Class A-1 Pass Through Rate - Discount Rate)                  (4.21%-3.98%)            7.62%
                   ----------------------------------------------------           ---------------------
                             (Mortgage Rate - Discount Rate)                         (7.00%-3.98%)


                                                                CLASS X CERTIFICATES

                                                                                                         YIELD MAINTENANCE
                                         METHOD                                    FRACTION                  ALLOCATION
                   ----------------------------------------------------  ------------------------------ ------------------
                               (1 -Class A-1 YM Allocation)                        (1-7.62% )                 92.38%


--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
 NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND
                               FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $834,596,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2002-IQ3

III.   SELLERS       Morgan Stanley Dean Witter Mortgage Capital Inc. ("MSDWMC")
       -------       -----------------------------------------------------------

                     The Mortgage Pool includes 6 Mortgage Loans, representing 22.0%
                     of the Initial Pool Balance, that were originated by or on behalf of MSDWMC or purchased from a third party.

                     MSDWMC is a subsidiary of Morgan Stanley & Co. Incorporated and was formed to originate and purchase mortgage loans secured by commercial and multifamily real estate.

                     The Union Central Life Insurance Company ("UCL")
                     ------------------------------------------------

                     The Mortgage Pool includes 131 Mortgage Loans, representing 20.5%
                     of the Initial Pool Balance, that were originated by UCL.

                     Founded in 1867 in Cincinnati, Ohio, The Union Central Life
                     Insurance Company ("UCL") was the first domestic life insurance company licensed in the state of Ohio. UCL has become one of the
                     15 largest mutual insurance companies in the nation with over
                     $5.5 billion in assets and licenses to conduct business in all 50 states and the District of Columbia. UCL wholly owns Summit
                     Investment Partners, Inc. ("Summit"), the primary servicer for the UCL loans. The prinicipal offices of UCL and Summit are located at 1876 Waycross Road, P.O. Box 40888, Cincinnati, Ohio
                     45240. The phone number for UCL and Summit is (800) 825-1551.

                     Prudential Mortgage Capital Funding, LLC("Prudential")
                     ------------------------------------------------------

                     The Mortgage Pool includes 19 Mortgage Loans, representing 18.9%
                     of the Initial Pool Balance, that were originated by or on behalf of Prudential or purchased from a third party.

                     Prudential Mortgage Capital Funding, LLC is a limited liability company organized under the laws of the State of Delaware.
                     Prudential Mortgage Capital Funding, LLC is a wholly owned, limited purpose, subsidiary of Prudential Mortgage Capital
                     Company, LLC. Prudential Mortgage Capital Company, LLC is a real estate financial services company which originates commercial and multifamily real estate loans throughout the United States.
                     Prudential Mortgage Capital Funding, LLC was organized for the purpose of acquiring loans originated by Prudential Mortgage
                     Capital Company, LLC and holding them pending securitization or other disposition. Prudential Mortgage Capital Company, LLC has primary offices in Atlanta, Chicago, San Francisco and Newark.
                     The principal offices of Prudential Mortgage Capital Company, LLC are located at 4 Gateway Center, 8th Floor, 100 Mulberry Street,
                     Newark, New Jersey 07102. The pooled mortgage loans for which
                     Prudential Mortgage Capital Funding, LLC is the applicable mortgage loan seller were originated by Prudential Mortgage
                     Capital Company, LLC (or a wholly-owned subsidiary of Prudential
                     Mortgage Capital Company, LLC) or, in one case, acquired by
                     Prudential Mortgage Capital Funding, LLC from a third party.


                     National Consumer Cooperative Bank ("NCB")
                     ------------------------------------------

                     The Mortgage Pool includes 50 Mortgage Loans, representing 14.1%
                     of the Initial Pool Balance, that were originated by or on behalf of NCB, NCB, FSB or purchased from a third party.

                     National Consumer Cooperative Bank was chartered by an act of
                     Congress in 1978 for the purpose of providing loans and other financial services to cooperatively owned and organized entities throughout the United States. By Congressional amendments in
                     1981, NCB was converted to a private institution owned by its member cooperative customers, including certain of the borrowers.
                     It is one of the special servicers and wholly owns NCB, FSB, one of the master servicers and one of the mortgage loan sellers.
                     National Consumer Cooperative Bank and its affiliates have originated over $3.5 billion in commercial and multifamily loans and securitized over $2.0 billion of such originations.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND
                               FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $834,596,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2002-IQ3


               NCB, FSB
               --------

               NCB, FSB is a federal savings bank chartered by the Office of Thrift Supervision of the U.S. Department of the Treasury. It is one of the master servicers and is a wholly owned subsidiary of National Consumer Cooperative Bank, one of the special servicers and one of the mortgage loan sellers. NCB, FSB maintains an office at 1725 Eye Street, N.W., Washington, D.C. 20006.

               Principal Commercial Funding, LLC ("Principal")
               -----------------------------------------------

               The Mortgage Pool includes 19 Mortgage Loans, representing 12.9% of the Initial Pool Balance, that were originated by or on behalf of Principal.

               Principal Commercial Funding, LLC is a wholly owned subsidiary of Principal Global Investors, LLC, formerly known as Principal Capital Management, LLC which is a wholly owned subsidiary of Principal Life Insurance Company. Principal Commercial Funding, LLC was formed as a Delaware limited liability company to originate and acquire loans secured by commercial and multifamily real estate. Each of the Principal Commercial Funding, LLC loans was originated and underwritten by Principal Commercial Funding, LLC and/or its affiliates. The offices of Principal Commercial Funding, LLC are located at 801 Grand Avenue, Des Moines, Iowa 50392. Principal Commercial Funding, LLC's phone number is (515) 248-3944.

               Teachers Insurance and Annuity Association of America ("TIAA")
               --------------------------------------------------------------

               The Mortgage Pool includes 6 Mortgage Loans, representing 6.5% of the Initial Pool Balance, that are being contributed by TIAA.

               TIAA is a non-profit legal reserve life insurance and annuity company organized under the laws of the State of New York.

               Based on assets under management as of December 31, 2002, TIAA is the third largest life insurance company in the United States on an individual basis, based on information from A.M. Best Company. TIAA is the major provider of retirement and insurance benefits for the employees of non-profit educational and research organizations. The TIAA mortgage loans in this transaction were acquired by TIAA from Lend Lease Mortgage Capital, L.P. ("LLMC") pursuant to a program under which LLMC originated loans after performing underwriting and other services under predefined procedures approved by TIAA. The mortgage loans were closed by LLMC and simultaneously assigned to and purchased by TIAA. TIAA's financial strength is rated "Aaa" by Moody's and "AAA" by S&P, "AAA" by Fitch and "A++" by A.M. Best Company.


--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND
                               FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $834,596,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2002-IQ3

               Nationwide Life Insurance Company ("Nationwide")
               ------------------------------------------------

               The Mortgage Pool includes 8 Mortgage Loans, representing 5.0% of the Initial Pool Balance, that were originated by or on behalf of Nationwide.

               Nationwide Life Insurance Company ("Nationwide Life") is a wholly owned subsidiary of Nationwide Financial Services, Inc., which is a majority owned member of the Nationwide group of insurance and financial services companies ("Nationwide"). Together with its subsidiaries, including Nationwide Life and Annuity Insurance Company, Nationwide Life develops and sells a diverse range of products including individual annuities, private and public sector pension plans and life insurance. Nationwide is a Fortune 500 organization with assets of approximately $116 billion (unaudited) as of September 30, 2002. Nationwide Life has financial strength ratings from A.M. Best "A+," Moody's "Aa3," and S&P "AA-." The Real Estate Investment Department originated all of the Nationwide Life mortgage loans in this transaction and currently manages over $9.6 billion of mortgage loans for Nationwide Life, its affiliates, and third party participants.

               Nationwide Life's headquarters are in Columbus, Ohio, where the company was founded in 1929. Nationwide's main telephone number is (614) 249-7111.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
   NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES
                             AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $834,596,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2002-IQ3

IV.   COLLATERAL DESCRIPTION
      ----------------------
TEN LARGEST LOANS
-----------------

---------- --------------------- -------------------------------- ---------------- ------- --------------- --------------
                                                                                                            CUT-OFF DATE
    NO.    MORTGAGE LOAN SELLER  PROPERTY NAME                    CITY              STATE  PROPERTY TYPE         BALANCE
---------- --------------------- -------------------------------- ---------------- ------- --------------- --------------
    1      MSDWMC                77 P Street Office               Washington          DC   Office            $67,000,000
---------- --------------------- -------------------------------- ---------------- ------- --------------- --------------
    2      MSDWMC                One Seaport Plaza                New York            NY   Office            $64,754,839
---------- --------------------- -------------------------------- ---------------- ------- --------------- --------------
    3      Prudential            The Richards Building            Cambridge           MA   Office            $32,944,519
---------- --------------------- -------------------------------- ---------------- ------- --------------- --------------
    4      MSDWMC                Tulsa Distribution Center        Tulsa               OK   Industrial        $29,905,326
---------- --------------------- -------------------------------- ---------------- ------- --------------- --------------
    5      MSDWMC                Northwestern Corporate Center    Southfield          MI   Office            $28,858,727
---------- --------------------- -------------------------------- ---------------- ------- --------------- --------------
    6      Principal             125 Delawanna Avenue             Clifton             NJ   Industrial        $19,910,528
---------- --------------------- -------------------------------- ---------------- ------- --------------- --------------
    7      Principal             2731 San Tomas Expressway        Santa Clara         CA   Office            $19,367,932
---------- --------------------- -------------------------------- ---------------- ------- --------------- --------------
    8      Prudential            Evergreen Plaza                  Staten Island       NY   Retail            $18,281,747
---------- --------------------- -------------------------------- ---------------- ------- --------------- --------------
    9      TIAA                  Plantation Villa Apartments      Frisco              TX   Multifamily       $17,325,000
---------- --------------------- -------------------------------- ---------------- ------- --------------- --------------
   10      Prudential            Riverland Woods Apartments       Charleston          SC   Multifamily       $17,204,441
---------- --------------------- -------------------------------- ---------------- ------- --------------- --------------
                                 TOTALS/WEIGHTED AVERAGES                                                   $315,553,060
---------- --------------------- -------------------------------- ---------------- ------- --------------- --------------

----------  -------------- -------------- -------------- ----------- ------------- -----------
                              UNITS/        LOAN PER                 CUT-OFF DATE   BALLOON
    NO.       % OF POOL         SF           UNIT/SF        DSCR         LTV          LTV
----------  -------------- -------------- -------------- ----------- ------------- -----------
    1           7.4%             341,701      $196         1.43x        69.8%        59.5%
----------  -------------- -------------- -------------- ----------- ------------- -----------
    2           7.1%           1,097,668      $172         1.65x        65.3%        58.1%
----------  -------------- -------------- -------------- ----------- ------------- -----------
    3           3.6%             126,065      $261         1.45x        74.5%        64.1%
----------  -------------- -------------- -------------- ----------- ------------- -----------
    4           3.3%             757,784       $39         1.84x        58.6%        52.0%
----------  -------------- -------------- -------------- ----------- ------------- -----------
    5           3.2%             250,322      $115         1.25x        75.9%        68.0%
----------  -------------- -------------- -------------- ----------- ------------- -----------
    6           2.2%             361,120       $55         1.46x        74.3%        65.1%
----------  -------------- -------------- -------------- ----------- ------------- -----------
    7           2.1%             125,000      $155         2.07x        51.0%        40.2%
----------  -------------- -------------- -------------- ----------- ------------- -----------
    8           2.0%              85,953      $213         1.50x        74.6%        63.4%
----------  -------------- -------------- -------------- ----------- ------------- -----------
    9           1.9%                 347     $49,928       1.67x        73.7%        69.1%
----------  -------------- -------------- -------------- ----------- ------------- -----------
   10           1.9%                 288     $59,738       1.37x        79.4%        68.3%
----------  -------------- -------------- -------------- ----------- ------------- -----------
                                                           1.55x        69.0%        60.2%
----------  -------------- -------------- -------------- ----------- ------------- -----------

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
  NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES
                             AND FUTURES AUTHORITY
--------------------------------------------------------------------------------
                                      T-17

                           $834,596,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2002-IQ3

CUT-OFF DATE BALANCE ($)                                              STATE
--------------------------------------------------------------        --------------------------------------------------------------
                            NO. OF      AGGREGATE                                               NO. OF       AGGREGATE
                           MORTGAGE    CUT-OFF DATE    % OF                                    MORTGAGED   CUT-OFF DATE     % OF
                            LOANS      BALANCE ($)     POOL                                    PROPERTIES   BALANCE ($)     POOL
--------------------------------------------------------------        --------------------------------------------------------------
1 - 2,500,000                  162      207,447,132    22.8           New York                       45       193,550,536    21.3
2,500,001 - 5,000,000           32      107,083,854    11.8           California                     38       133,062,960    14.6
5,000,001 - 7,500,000           17      102,116,652    11.2           District of Columbia            4        70,176,777     7.7
7,500,001 - 10,000,000          13      114,036,387    12.5           Texas                          22        57,093,964     6.3
10,000,001 - 12,500,000          2       22,096,690     2.4           Massachusetts                   4        43,062,582     4.7
12,500,001 - 15,000,000          2       26,123,895     2.9           Michigan                       11        38,228,364     4.2
15,000,001 - 17,500,000          3       49,714,047     5.5           Washington                      5        33,541,283     3.7
17,500,001 - 20,000,000          3       57,560,208     6.3           Florida                        12        29,983,697     3.3
20,000,001 - 30,000,000          2       58,764,054     6.5           Maryland                        5        29,938,871     3.3
30,000,001 - 40,000,000          1       32,944,519     3.6           Oklahoma                        1        29,905,326     3.3
60,000,001 - 70,000,000          2      131,754,839    14.5           Other                         101       251,097,919    27.6
--------------------------------------------------------------        --------------------------------------------------------------
TOTAL:                         239    $909,642,278    100.0%          TOTAL:                        248     $909,642,278    100.0%
--------------------------------------------------------------        --------------------------------------------------------------

Min: $123,335     Max: $67,000,000     Average: $3,806,035
--------------------------------------------------------------

PROPERTY TYPE                                                         MORTGAGE RATE (%)
--------------------------------------------------------------        ------------------------------------------------------------
                         NO. OF         AGGREGATE                                              NO. OF       AGGREGATE
                        MORTGAGED     CUT-OFF DATE    % OF                                    MORTGAGE    CUT-OFF DATE     % OF
                        PROPERTIES     BALANCE ($)    POOL                                      LOANS      BALANCE ($)     POOL
--------------------------------------------------------------        ------------------------------------------------------------
Office                         48       311,398,962    34.2           5.501 - 6.000                 10       63,457,513     7.0
Retail                         67       215,702,864    23.7           6.001 - 6.500                 32      262,194,512    28.8
Industrial                     57       170,635,427    18.8           6.501 - 7.000                 41      164,600,776    18.1
Multifamily                    30       103,973,620    11.4           7.001 - 7.500                 82      204,560,192    22.5
Cooperative                    41        87,981,643     9.7           7.501 - 8.000                 44      164,497,328    18.1
Hotel                           1         7,919,179     0.9           8.001 - 8.500                 18       27,366,599     3.0
Mixed Use                       3         6,688,337     0.7           8.501 - 9.000                  9       20,494,632     2.3
Self Storage                    1         5,342,244     0.6           9.001 - 9.500                  2        1,737,153     0.2
--------------------------------------------------------------        9.501 - 10.000                 1          733,574     0.1
TOTAL:                        248     $909,642,278    100.0%          ------------------------------------------------------------
--------------------------------------------------------------        TOTAL:                       239    $909,642,278    100.0%
                                                                      ------------------------------------------------------------
                                                                      ------------------------------------------------------------

                                                                        Min: 5.550%     Max: 10.000%         Wtd Avg: 6.953%
                                                                      ------------------------------------------------------------

ORIGINAL TERM TO STATED MATURITY (MOS)                                REMAINING TERM TO STATED MATURITY (MOS)
------------------------------------------------------------          -------------------------------------------------------------
                          NO. OF      AGGREGATE                                                 NO. OF       AGGREGATE
                         MORTGAGE    CUT-OFF DATE    % OF                                      MORTGAGE    CUT-OFF DATE     % OF
                          LOANS      BALANCE ($)     POOL                                        LOANS      BALANCE ($)     POOL
------------------------------------------------------------          -------------------------------------------------------------
1 - 60                         2       17,297,765     1.9             1 - 60                          4      19,392,646      2.1
61 - 120                     108      671,263,809    73.8             61 - 120                      118     695,803,093     76.5
121 - 180                     59      103,608,128    11.4             121 - 180                      66     104,839,201     11.5
181 - 240                     60      101,489,841    11.2             181 - 240                      51      89,607,338      9.9
241 - 300                      8       14,245,582     1.6             -------------------------------------------------------------
301 - 360                      2        1,737,153     0.2             TOTAL:                        239    $909,642,278   100.0%
------------------------------------------------------------          -------------------------------------------------------------
TOTAL:                       239    $909,642,278    100.0%
------------------------------------------------------------            Min: 32         Max: 238             Wtd Avg: 125
                                                                      -------------------------------------------------------------
  Min: 60         Max: 302             Wtd Avg: 138
------------------------------------------------------------

REMAINING AMORTIZATION TERM (MOS)                                    CUT-OFF DATE LOAN-TO-VALUE RATIO (%)
-------------------------------------------------------------        ------------------------------------------------------
                          NO. OF       AGGREGATE                                      NO. OF        AGGREGATE
                         MORTGAGE    CUT-OFF DATE     % OF                           MORTGAGE    CUT-OFF DATE       % OF
                           LOANS      BALANCE ($)     POOL                            LOANS       BALANCE ($)       POOL
-------------------------------------------------------------        ------------------------------------------------------
IO                              8      25,850,000      2.8           0.1 - 10.0            22      33,926,072        3.7
1 - 120                     17         25,975,513      2.9           10.1 - 20.0           19      49,380,573        5.4
121 - 180                      64      88,038,459      9.7           20.1 - 30.0           12      19,634,062        2.2
181 - 240                      63     116,483,767     12.8           30.1 - 40.0           19      38,115,986        4.2
241 - 360                      76     629,060,819     69.2           40.1 - 50.0           23      29,266,964        3.2
361 >=                         11      24,233,720      2.7           50.1 - 55.0           22      75,065,832        8.3
-------------------------------------------------------------        55.1 - 60.0           23      78,025,914        8.6
TOTAL:                        239    $909,642,278   100.0%           60.1 - 65.0           29      57,106,004        6.3
-------------------------------------------------------------        65.1 - 70.0           29     190,266,458       20.9
                                                                     70.1 - 75.0           29     227,025,824       25.0
  Min: 32                      Max: 713                              75.1 - 80.0           10      97,081,068       10.7
                               Wtd Avg: 307                          80.1 - 85.0            2      14,747,520        1.6
-------------------------------------------------------------        ------------------------------------------------------
                                                                     TOTAL:              239    $909,642,278     100.0%
                                                                     ------------------------------------------------------
                                                                     ------------------------------------------------------

                                                                       Min: 0.7%       Max: 81.9%        Wtd Avg: 59.8%
                                                                     ------------------------------------------------------

 BALLOON LOAN-TO-VALUE RATIO (%)                                     DEBT SERVICE COVERAGE RATIO (X)
 -----------------------------------------------------               -----------------------------------------------------
                 NO. OF        AGGREGATE                                             NO. OF         AGGREGATE
                MORTGAGE    CUT-OFF DATE       % OF                                 MORTGAGE     CUT-OFF DATE     %  OF
                 LOANS       BALANCE ($)       POOL                                  LOANS        BALANCE ($)      POOL
 -----------------------------------------------------               -----------------------------------------------------
 (equal to) 0         7        9,110,545        1.0                  0.01 - 1.00          2         3,574,997       0.4
 0.1 - 30.0         165      278,821,227       30.7                  1.01 - 1.15         27        43,059,711       4.7
 30.1 - 40.0          7       31,186,259        3.4                  1.16 - 1.25         45       110,688,564      12.2
 40.1 - 50.0         14       68,050,964        7.5                  1.26 - 1.35         31       102,409,613      11.3
 50.1 - 60.0         18      218,424,073       24.0                  1.36 - 1.50         31       262,573,616      28.9
 60.1 - 70.0         26      284,318,276       31.3                  1.51 - 1.75         33       168,796,619      18.6
 70.1 - 80.0          2       19,730,933        2.2                  1.76 - 2.00         10        64,288,942       7.1
 -----------------------------------------------------               2.01 >=             60       154,250,216      17.0
 TOTAL:             239    $909,642,278     100.0%                   -----------------------------------------------------
 -----------------------------------------------------               TOTAL:             239     $909,642,278    100.0%
                                                                     -----------------------------------------------------
   Min: 0.0%       Max: 71.1%        Wtd Avg: 41.4%
 -----------------------------------------------------                 Min: 1.00x      Max: 136.00x        Wtd Avg: 2.37x
                                                                     -----------------------------------------------------

 DEBT SERVICE COVERAGE RATIO AT 8% CONSTANT (X)
 -----------------------------------------------------
                 NO. OF         AGGREGATE
                MORTGAGE     CUT-OFF DATE     %  OF
                 LOANS        BALANCE ($)      POOL
 -----------------------------------------------------
 1.01 - 1.15          1         7,959,685       0.9
 1.26 - 1.35         15       250,584,277      27.5
 1.36 - 1.50         31       159,660,421      17.6
 1.51 - 1.75         55       205,623,735      22.6
 1.76 - 2.00         35        79,794,168       8.8
 2.01 (greater than
       or equal to) 102       206,019,991      22.6
 -----------------------------------------------------
 TOTAL:             239     $909,642,278    100.0%
 -----------------------------------------------------

   Min: 1.15x      Max: 119.34x   Wtd Avg:  2.43x
 -----------------------------------------------------

All numerical information concerning the Mortgage Loans is approximate. All weighted average information regarding the Mortgage Loans reflects the weighting of the Mortgage Loans based upon their outstanding principal balances as of the Cut-off Date.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Bear Stearns & Co. Inc., Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner and Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND
                               FUTURES AUTHORITY
--------------------------------------------------------------------------------
                                      T-18

                           $834,596,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2002-IQ3


PREPAYMENT RESTRICTION ANALYSIS

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%) (1) (2)

------------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions                  DEC-02        DEC-03         DEC-04        DEC-05         DEC-06        DEC-07
------------------------------------------------------------------------------------------------------------------------
Locked Out                               76.97%        77.56%         73.53%        72.32%         71.16%        70.37%
Greater of YM and 1%:                    23.03%        22.44%         26.47%        27.68%         28.84%        29.63%
Yield Maintenance                         0.00%         0.00%          0.00%         0.00%          0.00%         0.00%
Yield Maintenance Total                  23.03%        22.44%         26.47%        27.68%         28.84%        29.63%
Penalty Points:
6.00% to 7.99%                            0.00%         0.00%          0.00%         0.00%          0.00%         0.00%
4.00% to 5.99%                            0.00%         0.00%          0.00%         0.00%          0.00%         0.00%
2.00% to 3.99%                            0.00%         0.00%          0.00%         0.00%          0.00%         0.00%
0.00% to 1.99%                            0.00%         0.00%          0.00%         0.00%          0.00%         0.00%
Penalty Points Total                      0.00%         0.00%          0.00%         0.00%          0.00%         0.00%
Open                                      0.00%         0.00%          0.00%         0.00%          0.00%         0.00%
------------------------------------------------------------------------------------------------------------------------
TOTALS                                  100.00%       100.00%        100.00%       100.00%        100.00%       100.00%
------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding           $909,642,278  $892,671,550   $874,417,903  $853,638,187   $832,654,003  $794,189,094
% Initial Pool Balance                  100.00%        98.13%         96.13%        93.84%         91.54%        87.31%
------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------
Prepayment Restrictions                 DEC-08        DEC-09         DEC-10
----------------------------------------------------------------------------
Locked Out                              71.38%        72.86%         72.43%
Greater of YM and 1%:                   28.62%        26.10%         24.63%
Yield Maintenance                        0.00%         1.04%          1.05%
Yield Maintenance Total                 28.62%        27.14%         25.69%
Penalty Points:
6.00% to 7.99%                           0.00%         0.00%          0.00%
4.00% to 5.99%                           0.00%         0.00%          0.26%
2.00% to 3.99%                           0.00%         0.00%          0.67%
0.00% to 1.99%                           0.00%         0.00%          0.49%
Penalty Points Total                     0.00%         0.00%          1.42%
Open                                     0.00%         0.00%          0.47%
----------------------------------------------------------------------------
TOTALS                                 100.00%       100.00%        100.00%
----------------------------------------------------------------------------
Pool Balance Outstanding          $769,676,631  $715,755,054   $684,430,096
% Initial Pool Balance                  84.61%        78.69%         75.24%
----------------------------------------------------------------------------


PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D) (%) (1) (2)

---------------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions                  DEC-11        DEC-12         DEC-13        DEC-14         DEC-15        DEC-16
---------------------------------------------------------------------------------------------------------------------------
Locked Out                               64.58%        16.00%          3.73%         4.21%          4.35%         4.45%
Greater of YM and 1%:                    21.47%        78.46%         89.24%        87.20%         86.65%        85.30%
Yield Maintenance                         1.10%         0.00%          0.00%         0.00%          0.00%         0.00%
Yield Maintenance Total                  22.57%        78.46%         89.24%        87.20%         86.65%        85.30%
Penalty Points:
6.00% to 7.99%                            0.59%         3.85%          4.85%         0.00%          0.00%         0.00%
4.00% to 5.99%                            0.26%         1.69%          0.00%         5.68%          6.19%         6.89%
2.00% to 3.99%                            1.19%         0.00%          2.14%         2.52%          2.78%         3.14%
0.00% to 1.99%                            1.58%         0.00%          0.00%         0.00%          0.00%         0.00%
Penalty Points Total                      3.61%         5.54%          6.99%         8.20%          8.97%        10.03%
Open                                      9.24%         0.00%          0.04%         0.39%          0.03%         0.22%
---------------------------------------------------------------------------------------------------------------------------
TOTALS                                  100.00%       100.00%        100.00%       100.00%        100.00%       100.00%
---------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding           $634,749,198   $89,154,095    $64,278,250   $48,870,797    $38,833,459   $29,056,640
% Initial Pool Balance                   69.78%         9.80%          7.07%         5.37%          4.27%         3.19%
---------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------
Prepayment Restrictions                 DEC-17        DEC-18         DEC-19
----------------------------------------------------------------------------
Locked Out                               4.66%         6.02%          8.28%
Greater of YM and 1%:                   84.43%        79.98%         79.11%
Yield Maintenance                        0.00%         0.00%          0.00%
Yield Maintenance Total                 84.43%        79.98%         79.11%
Penalty Points:
6.00% to 7.99%                           0.00%         0.00%          0.00%
4.00% to 5.99%                           7.44%         0.00%          0.00%
2.00% to 3.99%                           0.00%         8.06%          7.48%
0.00% to 1.99%                           3.47%         3.96%          4.22%
Penalty Points Total                    10.91%        12.02%         11.69%
Open                                     0.00%         1.98%          0.92%
----------------------------------------------------------------------------
TOTALS                                 100.00%       100.00%        100.00%
----------------------------------------------------------------------------
Pool Balance Outstanding           $21,057,362   $13,553,873     $7,735,190
% Initial Pool Balance                   2.31%         1.49%          0.85%
----------------------------------------------------------------------------


Notes:
(1) The above analysis is based on the Structuring Assumptions and a 0% CPR as discussed in the Prospectus Supplement.
(2) See Appendix II of the Prospectus Supplement for a description of the Yield Maintenance

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Bear Stearns & Co. Inc., Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
   NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES
                             AND FUTURES AUTHORITY

--------------------------------------------------------------------------------
                                      T-19

                      [THIS PAGE INTENTIONALLY LEFT BLANK]


ABN AMRO                                      MORGAN STANLEY DEAN WITTER CAPITAL I TRUST             Statement Date:
LaSalle Bank N.A.                              GMAC COMMERCIAL MORTGAGE CORPORATION AND              Payment Date:
135 S. LaSalle Street Suite 1625                     NCB, FSB AS MASTER SERVICERS                    Prior Payment:
Chicago, IL 60603                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Next Payment:
                                                           SERIES 2002-IQ3                           Record Date:
Administrator:                                       ABN AMRO ACCT: XX-XXXX-XX-X
                                                                                                     Analyst:
                                                 REPORTING PACKAGE TABLE OF CONTENTS

====================================================================================================================================
=======================================  ==================================================  =======================================
                                                                                    Page(s)
Issue Id:                                                                           -------  Closing Date:
                                         REMIC Certificate Report                            First Payment Date:
Monthly Data File Name:                  Bond Interest Reconciliation                        Assumed Final Payment Date:
                                         Cash Reconciliation Summary
=======================================  15 Month Historical Loan Status Summary             =======================================
                                         15 Month Historical Payoff/Loss Summary
                                         Historical Collateral Level Prepayment Report
                                         Delinquent Loan Detail
                                         Mortgage Loan Characteristics
                                         Loan Level Detail
                                         Specially Serviced Report
                                         Modified Loan Detail
                                         Realized Loss Detail
                                         Appraisal Reduction Detail

                                         ==================================================

           ==============================================================================================================
                                                         CONTACT INFORMATION
           --------------------------------------------------------------------------------------------------------------
                                        ISSUER: Morgan Stanley Dean Witter Capital I Trust
                                        DEPOSITOR: Morgan Stanley Dean Witter Capital I Inc.
                          UNDERWRITER: Morgan Stanley & Co. Inc., Merrill Lynch & Co. and Lehman Brothers Inc.

                                   MASTER SERVICER: GMAC Commercial Mortgage Corporation and NCB, FSB
                      SPECIAL SERVICER: GMAC Commercial Mortgage Corporation and National Consumer Cooperative Bank
                           RATING AGENCY: Moody's Investors Service, Inc. and Standard & Poor's Rating Services
           ==============================================================================================================

                                ====================================================================
                                 INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
                                --------------------------------------------------------------------
                                         LaSalle Web Site                www.etrustee.net

                                ====================================================================

====================================================================================================================================

11/20/2002 - 15:26 (MXXX-MXXX) (copyright) 2001 LaSalle Bank N.A.

ABN AMRO                                      MORGAN STANLEY DEAN WITTER CAPITAL I TRUST                 Statement Date:
LaSalle Bank N.A.                              GMAC COMMERCIAL MORTGAGE CORPORATION AND                  Payment Date:
                                                     NCB, FSB AS MASTER SERVICERS                        Prior Payment:
                                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Next Payment:
                                                           SERIES 2002-IQ3                               Record Date:
                                                     ABN AMRO ACCT: XX-XXXX-XX-X

====================================================================================================================================
             ORIGINAL      OPENING    PRINCIPAL     PRINCIPAL      NEGATIVE      CLOSING    INTEREST     INTEREST    PASS-THROUGH
  CLASS   FACE VALUE (1)   BALANCE     PAYMENT    ADJ. OR LOSS   AMORTIZATION    BALANCE     PAYMENT    ADJUSTMENT     RATE (2)
  CUSIP      Per 1,000    Per 1,000   Per 1,000     Per 1,000      Per 1,000    Per 1,000   Per 1,000    Per 1,000   Next Rate (3)
------------------------------------------------------------------------------------------------------------------------------------































                 0.00         0.00        0.00          0.00           0.00         0.00        0.00         0.00
====================================================================================================================================
                                                                          Total P&I Payment     0.00
                                                                          ==========================

Notes: (1) N denotes notional balance not included in total
       (2) Interest Paid minus Interest Adjustment minus Deferred Interest equals Accrual
       (3) Estimated

11/20/2002 - 15:26 (MXXX-MXXX) (copyright) 2001 LaSalle Bank N.A.

ABN AMRO                                      MORGAN STANLEY DEAN WITTER CAPITAL I TRUST                 Statement Date:
LaSalle Bank N.A.                              GMAC COMMERCIAL MORTGAGE CORPORATION AND                  Payment Date:
                                                     NCB, FSB AS MASTER SERVICERS                        Prior Payment:
                                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Next Payment:
                                                           SERIES 2002-IQ3                               Record Date:
                                                     ABN AMRO ACCT: XX-XXXX-XX-X

                                                    BOND INTEREST RECONCILIATION

===========================================================================================================================
                                                      Deductions                                   Additions
                                     ----------------------------------------------  -------------------------------------
           Accrual       Accrued                   Add.      Deferred &                Prior        Prepay-      Other
        -------------  Certificate   Allocable    Trust      Accretion     Interest  Int. Short-     ment       Interest
Class   Method   Days   Interest       PPIS     Expense(1)    Interest      Losses    falls Due    Penalties   Proceeds(2)
---------------------------------------------------------------------------------------------------------------------------





















                       ----------------------------------------------------------------------------------------------------
                          0.00         0.00        0.00         0.00         0.00        0.00        0.00         0.00
===========================================================================================================================

=============================================================================

                                     Remaining
        Distributable   Interest    Outstanding            Credit Support
         Certificate     Payment      Interest         ----------------------
Class      Interest      Amount      Shortfalls        Original    Current(3)
------------------------------------------------    -------------------------






















        ---------------------------------------
             0.00         0.00          0.00
================================================    =========================

(1) Additional Trust Expenses are fees allocated directly to the bond resulting in a deduction to accrued interest and not carried as an outstanding shortfall.

(2) Other Interest Proceeds include default interest, PPIE and Recoveries of Interest.

(3) Determined as follows: (A) the ending balance of all the classes less (B) the sum of (i) the ending balance of the class and
    (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

11/20/2002 - 15:26 (MXXX-MXXX) (copyright) 2001 LaSalle Bank N.A.

ABN AMRO                                      MORGAN STANLEY DEAN WITTER CAPITAL I TRUST                 Statement Date:
LaSalle Bank N.A.                              GMAC COMMERCIAL MORTGAGE CORPORATION AND                  Payment Date:
                                                     NCB, FSB AS MASTER SERVICERS                        Prior Payment:
                                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Next Payment:
                                                           SERIES 2002-IQ3                               Record Date:
                                                     ABN AMRO ACCT: XX-XXXX-XX-X

                                                     CASH RECONCILIATION SUMMARY

====================================================================================================================================
------------------------------------------   ------------------------------------------   ------------------------------------------
INTEREST SUMMARY                             SERVICING FEE SUMMARY                        PRINCIPAL SUMMARY
------------------------------------------   ------------------------------------------   ------------------------------------------
Current Scheduled Interest                   Current Servicing Fees                       SCHEDULED PRINCIPAL:
Less Deferred Interest                       Plus Fees Advanced for PPIS                  Current Scheduled Principal
Plus Advance Interest                        Less Reduction for PPIS                      Advanced Scheduled Principal
Plus Unscheduled Interest                    Plus Unscheduled Servicing Fees              ------------------------------------------
PPIS Reducing Scheduled Interest             ------------------------------------------   Scheduled Principal Distribution
Less Total Fees Paid To Servicer             Total Servicing Fees Paid                    ------------------------------------------
Plus Fees Advanced for PPIS                  ------------------------------------------   UNSCHEDULED PRINCIPAL:
Less Fee Strips Paid by Servicer                                                          Curtailments
Less Misc. Fees & Expenses                   ------------------------------------------   Prepayments in Full
Less Non Recoverable Advances                PPIS SUMMARY                                 Liquidation Proceeds
-----------------------------------------    ------------------------------------------   Repurchase Proceeds
Interest Due Trust                           Gross PPIS                                   Other Principal Proceeds
-----------------------------------------    Reduced by PPIE                              ------------------------------------------
Less Trustee Fee                             Reduced by Shortfalls in Fees                Unscheduled Principal Distribution
Less Fee Strips Paid by Trust                Reduced by Other Amounts                     ------------------------------------------
Less Misc. Fees Paid by Trust                ------------------------------------------   Remittance Principal
-----------------------------------------    PPIS Reducing Scheduled Interest             ------------------------------------------
Remittance Interest                          ------------------------------------------
                                             PPIS Reducing Servicing Fee                  ------------------------------------------
                                             ------------------------------------------   Servicer Wire Amount
                                             PPIS Due Certificate
                                             ------------------------------------------

                                             ----------------------------------------------------
                                             POOL BALANCE SUMMARY
                                             ----------------------------------------------------
                                                                                 Balance   Count
                                             ----------------------------------------------------
                                             Beginning Pool
                                             Scheduled Principal Distribution
                                             Unscheduled Principal Distribution
                                             Deferred Interest
                                             Liquidations
                                             Repurchases
                                             Ending Pool
                                             ----------------------------------------------------


                  ------------------------------------------------------------------------------------------------
                                                              ADVANCES

                    PRIOR OUTSTANDING         CURRENT PERIOD              RECOVERED           ENDING OUTSTANDING
                  Principal    Interest    Principal    Interest    Principal    Interest    Principal    Interest
                  ------------------------------------------------------------------------------------------------




                  ------------------------------------------------------------------------------------------------

====================================================================================================================================

11/20/2002 - 15:26 (MXXX-MXXX) (copyright) 2001 LaSalle Bank N.A.

ABN AMRO                                      MORGAN STANLEY DEAN WITTER CAPITAL I TRUST                 Statement Date:
LaSalle Bank N.A.                              GMAC COMMERCIAL MORTGAGE CORPORATION AND                  Payment Date:
                                                     NCB, FSB AS MASTER SERVICERS                        Prior Payment:
                                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Next Payment:
                                                           SERIES 2002-IQ3                               Record Date:
                                                     ABN AMRO ACCT: XX-XXXX-XX-X

                                    ASSET BACKED FACTS -- 15 MONTH HISTORICAL LOAN STATUS SUMMARY

====================================================================================================================================

                                    Delinquency Aging Categories                                 Special Event Categories (1)
              ------------------------------------------------------------------------  --------------------------------------------
              Delinq 1 Month  Delinq 2 Months  Delinq 3+ Months  Foreclosure     REO    Modifications Specially Serviced  Bankruptcy
Distribution  ------------------------------------------------------------------------  --------------------------------------------
    Date       #   Balance     #    Balance     #     Balance    #   Balance # Balance  #     Balance     # Balance       #  Balance
============  ========================================================================  ============================================



























====================================================================================================================================
     (1) Note: Modification, Specially Serviced & Bankruptcy Totals are Included in the Appropriate Delinquency Aging Category

11/20/2002 - 15:26 (MXXX-MXXX) (copyright) 2001 LaSalle Bank N.A.

ABN AMRO                                      MORGAN STANLEY DEAN WITTER CAPITAL I TRUST                 Statement Date:
LaSalle Bank N.A.                              GMAC COMMERCIAL MORTGAGE CORPORATION AND                  Payment Date:
                                                     NCB, FSB AS MASTER SERVICERS                        Prior Payment:
                                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Next Payment:
                                                           SERIES 2002-IQ3                               Record Date:
                                                     ABN AMRO ACCT: XX-XXXX-XX-X

                                    ASSET BACKED FACTS -- 15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

============   ==========================================================================================================
               Ending Pool (1)   Payoffs (2)   Penalties   Appraisal Reduct. (2)   Liquidations (2)   Realized Losses (2)
Distribution   ----------------------------------------------------------------------------------------------------------
    Date         #   Balance     #   Balance   #  Amount      #     Balance         #    Balance         #     Amount
============   ==========================================================================================================



























============   ==========================================================================================================

============   ===================================
               Remaining Term   Curr Weighted Avg.
Distribution   -----------------------------------
    Date        Life   Amort.    Coupon     Remit
============   ===================================



























===========   =====================================

                 (1) Percentage based on pool as of cutoff. (2) Percentage based on pool as of beginning of period.

11/20/2002 - 15:26 (MXXX-MXXX) (copyright) 2001 LaSalle Bank N.A.

ABN AMRO                                      MORGAN STANLEY DEAN WITTER CAPITAL I TRUST                 Statement Date:
LaSalle Bank N.A.                              GMAC COMMERCIAL MORTGAGE CORPORATION AND                  Payment Date:
                                                     NCB, FSB AS MASTER SERVICERS                        Prior Payment:
                                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Next Payment:
                                                           SERIES 2002-IQ3                               Record Date:
                                                     ABN AMRO ACCT: XX-XXXX-XX-X

                                            HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

=========================  ===================================  =====================  ==================  =========================
                                                                                                                   Remaining
                                                                                                                      Term
Disclosure   Distribution   Initial          Payoff   Penalty   Prepayment   Maturity   Property                  ------------  Note
Control #        Date       Balance   Code   Amount   Amount       Date        Date       Type     State   DSCR   Life   Amort. Rate
=========================  ===================================  =====================  ==================  =========================
















====================================================================================================================================
                               CUMULATIVE      0        0
                               ===============================

11/20/2002 - 15:26 (MXXX-MXXX) (copyright) 2001 LaSalle Bank N.A.

ABN AMRO                                      MORGAN STANLEY DEAN WITTER CAPITAL I TRUST                 Statement Date:
LaSalle Bank N.A.                              GMAC COMMERCIAL MORTGAGE CORPORATION AND                  Payment Date:
                                                     NCB, FSB AS MASTER SERVICERS                        Prior Payment:
                                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Next Payment:
                                                           SERIES 2002-IQ3                               Record Date:
                                                     ABN AMRO ACCT: XX-XXXX-XX-X

                                                       DELINQUENT LOAN DETAIL

====================================================================================================================================
                 Paid                 Outstanding   Out. Property                        Special
Disclosure Doc   Thru   Current P&I       P&I         Protection       Advance          Servicer   Foreclosure   Bankruptcy    REO
  Control #      Date     Advance      Advances**     Advances     Description (1)   Transfer Date     Date         Date       Date
====================================================================================================================================












====================================================================================================================================
A. P&I Advance - Loan in Grace Period                                   1. P&I Advance - Loan delinquent 1 month
B. P&I Advance - Late Payment but (less than) one month delinq          2. P&I Advance - Loan delinquent 2 months
                                                                        3. P&I Advance - Loan delinquent 3 months or More
                                                                        4. Matured Balloon/Assumed Scheduled Payment
====================================================================================================================================

** Outstanding P&I Advances include the current period P&I Advance

11/20/2002 - 15:26 (MXXX-MXXX) (copyright) 2001 LaSalle Bank N.A.

ABN AMRO                                      MORGAN STANLEY DEAN WITTER CAPITAL I TRUST                 Statement Date:
LaSalle Bank N.A.                              GMAC COMMERCIAL MORTGAGE CORPORATION AND                  Payment Date:
                                                     NCB, FSB AS MASTER SERVICERS                        Prior Payment:
                                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Next Payment:
                                                           SERIES 2002-IQ3                               Record Date:
                                                     ABN AMRO ACCT: XX-XXXX-XX-X

                                                    MORTGAGE LOAN CHARACTERISTICS

                DISTRIBUTION OF PRINCIPAL BALANCES                                DISTRIBUTION OF MORTGAGE INTEREST RATES
================================================================    ================================================================
                                               Weighted Average                                                    Weighted Average
Current Scheduled  # of   Scheduled   % of    ------------------    Current Mortgage   # of   Scheduled   % of    ------------------
     Balances      Loans   Balance   Balance  Term  Coupon  DSCR    Interest Rate      Loans   Balance   Balance  Term  Coupon  DSCR
================================================================    ================================================================










================================================================    ================================================================
                    0          0       0.00%                                            0          0       0.00%
================================================================    ================================================================
Average Scheduled Balance                                           Minimum Mortgage Interest Rate         10.0000%
Maximum Scheduled Balance                                           Maximum Mortgage Interest Rate         10.0000%
Minimum Scheduled Balance

         DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)                       DISTRIBUTION OF REMAINING TERM (BALLOON)
================================================================    ================================================================
                                               Weighted Average                                                    Weighted Average
Fully Amortizing   # of   Scheduled   % of    ------------------        Balloon        # of   Scheduled   % of    ------------------
Mortgage Loans     Loans   Balance   Balance  Term  Coupon  DSCR    Mortgage Loans     Loans   Balance   Balance  Term  Coupon  DSCR
================================================================    ================================================================
                                                                      0 to  60
                                                                     61 to 120
                                                                    121 to 180
                                                                    181 to 240
                                                                    241 to 360





================================================================    ================================================================
                    0          0       0.00%                                            0          0       0.00%
================================================================    ================================================================
                                   Minimum Remaining Term           Minimum Remaining Term      0
                                   Maximum Remaining Term           Maximum Remaining Term      0

11/20/2002 - 15:26 (MXXX-MXXX) (copyright) 2001 LaSalle Bank N.A.

ABN AMRO                                      MORGAN STANLEY DEAN WITTER CAPITAL I TRUST                 Statement Date:
LaSalle Bank N.A.                              GMAC COMMERCIAL MORTGAGE CORPORATION AND                  Payment Date:
                                                     NCB, FSB AS MASTER SERVICERS                        Prior Payment:
                                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Next Payment:
                                                           SERIES 2002-IQ3                               Record Date:
                                                     ABN AMRO ACCT: XX-XXXX-XX-X

                                                    MORTGAGE LOAN CHARACTERISTICS

                 DISTRIBUTION OF DSCR (CURRENT)                                          GEOGRAPHIC DISTRIBUTION
================================================================    ================================================================
 Debt Service     # of   Scheduled    % of                                            # of   Scheduled    % of
Coverage Ratio   Loans    Balance    Balance   WAMM   WAC   DSCR         State       Loans    Balance    Balance   WAMM   WAC   DSCR
================================================================    ================================================================










================================================================
                   0         0        0.00%
================================================================
Maximum DSCR
Minimum DSCR

                  DISTRIBUTION OF DSCR (CUTOFF)
================================================================
 Debt Service     # of   Scheduled    % of
Coverage Ratio   Loans    Balance    Balance   WAMM   WAC   DSCR
================================================================









================================================================    ================================================================
                   0         0        0.00%                                            0                  0.00%
================================================================    ================================================================
Maximum DSCR              0.00
Minimum DSCR              0.00

11/20/2002 - 15:26 (MXXX-MXXX) (copyright) 2001 LaSalle Bank N.A.

ABN AMRO                                      MORGAN STANLEY DEAN WITTER CAPITAL I TRUST                 Statement Date:
LaSalle Bank N.A.                              GMAC COMMERCIAL MORTGAGE CORPORATION AND                  Payment Date:
                                                     NCB, FSB AS MASTER SERVICERS                        Prior Payment:
                                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Next Payment:
                                                           SERIES 2002-IQ3                               Record Date:
                                                     ABN AMRO ACCT: XX-XXXX-XX-X

                                                    MORTGAGE LOAN CHARACTERISTICS

                 DISTRIBUTION OF PROPERTY TYPES                                      DISTRIBUTION OF LOAN SEASONING
================================================================    ================================================================
                      # of   Scheduled   % of                                             # of   Scheduled   % of
Property Types        Loans   Balance   Balance  WAMM  WAC  DSCR    Number of Years       Loans   Balance   Balance  WAMM  WAC  DSCR
================================================================    ================================================================












================================================================    ================================================================
                        0        0       0.00%                                              0        0       0.00%
================================================================    ================================================================

                DISTRIBUTION OF AMORTIZATION TYPE                                  DISTRIBUTION OF YEAR LOANS MATURING
================================================================    ================================================================
Current Scheduled     # of   Scheduled   % of                                             # of   Scheduled   % of
    Balances          Loans   Balance   Balance  WAMM  WAC  DSCR          Year            Loans   Balance   Balance  WAMM  WAC  DSCR
================================================================    ================================================================
                                                                          1998
                                                                          1999
                                                                          2000
                                                                          2001
                                                                          2002
                                                                          2003
                                                                          2004
                                                                          2005
                                                                          2006
                                                                          2007
                                                                          2008
                                                                     2009 & Longer
================================================================    ================================================================
                                                                                            0        0       0.00%
================================================================    ================================================================

11/20/2002 - 15:26 (MXXX-MXXX) (copyright) 2001 LaSalle Bank N.A.

ABN AMRO                                      MORGAN STANLEY DEAN WITTER CAPITAL I TRUST                 Statement Date:
LaSalle Bank N.A.                              GMAC COMMERCIAL MORTGAGE CORPORATION AND                  Payment Date:
                                                     NCB, FSB AS MASTER SERVICERS                        Prior Payment:
                                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Next Payment:
                                                           SERIES 2002-IQ3                               Record Date:
                                                     ABN AMRO ACCT: XX-XXXX-XX-X

                                                          LOAN LEVEL DETAIL

==================================================================================================================================
                                                       Operating               Ending                               Spec.
Disclosure           Property                          Statement   Maturity   Principal   Note   Scheduled   Mod.   Serv    ASER
Control #     Grp      Type     State    DSCR    NOI      Date       Date      Balance    Rate      P&I      Flag   Flag    Flag
==================================================================================================================================














==================================================================================================================================
                                 W/Avg   0.00     0                               0                  0
==================================================================================================================================

===============================================
              Loan             Prepayment
Disclosure   Status     -----------------------
Control #    Code(1)    Amount   Penalty   Date
===============================================














===============================================
                           0        0
===============================================

* NOI and DSCR, if available and reportable under the terms of the Pooling and Servicing Agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

------------------------------------------------------------------------------------------------------------------------------------
(1) Legend: A. P&I Adv - in Grace Period                                1. P&I Adv - delinquent 1 month
            B. P&I Adv - (less than) one month delinq                   2. P&I Adv - delinquent 2 months
                                                                        3. P&I Adv - delinquent 3+ months
                                                                        4. Mat. Balloon/Assumed P&I
                                                                        5. Prepaid in Full
                                                                        6. Specially Serviced
                                                                        7. Foreclosure
                                                                        8. Bankruptcy
                                                                        9. REO
                                                                       10. DPO
                                                                       11. Modification

====================================================================================================================================
11/20/2002 - 15:26 (MXXX-MXXX) (copyright) 2001 LaSalle Bank N.A.

ABN AMRO                                      MORGAN STANLEY DEAN WITTER CAPITAL I TRUST                 Statement Date:
LaSalle Bank N.A.                              GMAC COMMERCIAL MORTGAGE CORPORATION AND                  Payment Date:
                                                     NCB, FSB AS MASTER SERVICERS                        Prior Payment:
                                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Next Payment:
                                                           SERIES 2002-IQ3                               Record Date:
                                                     ABN AMRO ACCT: XX-XXXX-XX-X

                                              SPECIALLY SERVICED (PART I) -- LOAN DETAIL

======================= ===================== ===================================== ====================== =========================
                                Balance                           Remaining Term
Disclosure    Transfer   -------------------    Note   Maturity  ----------------    Property                                 NOI
Control #       Date     Scheduled    Actual    Rate     Date     Life    Amort.       Type        State     NOI     DSCR     Date
----------------------- --------------------- ------------------------------------- ---------------------- -------------------------






















======================== ==================== =================================== =======================  =========================

11/20/2002 - 15:26 (MXXX-MXXX) (copyright) 2001 LaSalle Bank N.A.

ABN AMRO                                      MORGAN STANLEY DEAN WITTER CAPITAL I TRUST                 Statement Date:
LaSalle Bank N.A.                              GMAC COMMERCIAL MORTGAGE CORPORATION AND                  Payment Date:
                                                     NCB, FSB AS MASTER SERVICERS                        Prior Payment:
                                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Next Payment:
                                                           SERIES 2002-IQ3                               Record Date:
                                                     ABN AMRO ACCT: XX-XXXX-XX-X

                                    SPECIALLY SERVICED LOAN DETAIL (PART II) -- SERVICER COMMENTS

====================================================================================================================================
Disclosure            Resolution
Control #              Strategy                                                 Comments
====================================================================================================================================























====================================================================================================================================

11/20/2002 - 15:26 (MXXX-MXXX) (copyright) 2001 LaSalle Bank N.A.

ABN AMRO                                      MORGAN STANLEY DEAN WITTER CAPITAL I TRUST                 Statement Date:
LaSalle Bank N.A.                              GMAC COMMERCIAL MORTGAGE CORPORATION AND                  Payment Date:
                                                     NCB, FSB AS MASTER SERVICERS                        Prior Payment:
                                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Next Payment:
                                                           SERIES 2002-IQ3                               Record Date:
                                                     ABN AMRO ACCT: XX-XXXX-XX-X

                                                        MODIFIED LOAN DETAIL

====================================================================================================================================
Disclosure      Modification  Modification                                      Modification
Control #           Date          Code                                          Description
------------------------------------------------------------------------------------------------------------------------------------























====================================================================================================================================

11/20/2002 - 15:26 (MXXX-MXXX) (copyright) 2001 LaSalle Bank N.A.

ABN AMRO                                      MORGAN STANLEY DEAN WITTER CAPITAL I TRUST                 Statement Date:
LaSalle Bank N.A.                              GMAC COMMERCIAL MORTGAGE CORPORATION AND                  Payment Date:
                                                     NCB, FSB AS MASTER SERVICERS                        Prior Payment:
                                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Next Payment:
                                                           SERIES 2002-IQ3                               Record Date:
                                                     ABN AMRO ACCT: XX-XXXX-XX-X

                                                        REALIZED LOSS DETAIL

====================================================================================================================================
                                                Beginning           Gross Proceeds   Aggregate       Net      Net Proceeds
Distribution  Disclosure  Appraisal  Appraisal  Scheduled  Gross       as a % of    Liquidation  Liquidation   as a % of    Realized
   Period     Control #      Date      Value     Balance  Proceeds  Sched Principal  Expenses *    Proceeds  Sched. Balance   Loss
------------------------------------------------------------------------------------------------------------------------------------



















------------------------------------------------------------------------------------------------------------------------------------
CURRENT TOTAL                                      0.00                 0.00            0.00         0.00                     0.00
CUMULATIVE                                         0.00                 0.00            0.00         0.00                     0.00
====================================================================================================================================
     * Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.

11/20/2002 - 15:26 (MXXX-MXXX) (copyright) 2001 LaSalle Bank N.A.

ABN AMRO                                      MORGAN STANLEY DEAN WITTER CAPITAL I TRUST                 Statement Date:
LaSalle Bank N.A.                              GMAC COMMERCIAL MORTGAGE CORPORATION AND                  Payment Date:
                                                     NCB, FSB AS MASTER SERVICERS                        Prior Payment:
                                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Next Payment:
                                                           SERIES 2002-IQ3                               Record Date:
                                                     ABN AMRO ACCT: XX-XXXX-XX-X

                                                     APPRAISAL REDUCTION DETAIL

======================= ===================== ======================================================= ========= ==================
                                                                 Remaining Term                                      Appraisal
Disclosure   Appraisal  Scheduled   Reduction  Note   Maturity   --------------    Property                      -----------------
Control #    Red. Date   Balance     Amount    Rate     Date      Life   Amort.      Type      State     DSCR    Value       Date
======================= ===================== ======================================================= ========= ==================




















======================= ===================== ======================================================= ========= ==================

11/20/2002 - 15:26 (MXXX-MXXX) (copyright) 2001 LaSalle Bank N.A.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                   SCHEDULE A

            Rates Used in Determination of Class X Pass-Through Rates


1/2003                  ___%                      1/2007                  ___%
2/2003                  ___%                      2/2007                  ___%
3/2003                  ___%                      3/2007                  ___%
4/2003                  ___%                      4/2007                  ___%
5/2003                  ___%                      5/2007                  ___%
6/2003                  ___%                      6/2007                  ___%
7/2003                  ___%                      7/2007                  ___%
8/2003                  ___%                      8/2007                  ___%
9/2003                  ___%                      9/2007                  ___%
10/2003                 ___%                      10/2007                 ___%
11/2003                 ___%                      11/2007                 ___%
12/2003                 ___%                      12/2007                 ___%
1/2004                  ___%                      1/2008                  ___%
2/2004                  ___%                      2/2008                  ___%
3/2004                  ___%                      3/2008                  ___%
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12/2004                 ___%                      12/2008                 ___%
1/2005                  ___%                      1/2009                  ___%
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1/2006                  ___%                      1/2010                  ___%
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11/2006                 ___%                      11/2010                 ___%
12/2006                 ___%                      12/2010                 ___%

                   MORGAN STANLEY DEAN WITTER CAPITAL I INC.,
                (FORMERLY KNOWN AS MORGAN STANLEY CAPITAL I INC.)
                                    DEPOSITOR

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                     (ISSUABLE IN SERIES BY SEPARATE TRUSTS)


                                 ---------------


         Morgan Stanley Dean Witter Capital I Inc. will periodically offer certificates in one or more series and each series of certificates will represent beneficial ownership interests in a different trust fund.

         EACH TRUST FUND WILL CONSIST PRIMARILY OF ONE OR MORE SEGREGATED POOLS
OF:

          1)   multifamily or commercial mortgage loans;

          2) mortgage participations, mortgage pass-through certificates or mortgage-backed securities;

          3) direct obligations of the United States or other governmental agencies; or

          4) any combination of the 1-3, above, as well as other property as described in the accompanying prospectus supplement.

         The certificates of any series may consist of one or more classes. A given class may:

          o provide for the accrual of interest based on fixed, variable or adjustable rates;

          o be senior or subordinate to one or more other classes in respect of distributions;

          o be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

          o be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

          o provide for distributions of accrued interest commencing only following the occurrence of certain events, such as the retirement of one or more other classes;

          o    provide for sequential distributions of principal;

          o provide for distributions based on a combination of any of the foregoing characteristics; or any combination of the above.

         INVESTING IN THE CERTIFICATES OFFERED TO YOU INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 9 IN THIS PROSPECTUS AND ON PAGE S-28 OF THE RELATED PROSPECTUS SUPPLEMENT.

         This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series. The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities in any state where the offer or sale is not permitted.

         The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the certificates to be offered to you or determined if this prospectus or the accompanying prospectus supplement are truthful or complete. Any representation to the contrary is a criminal offense.


                   -------------------------------------------

                                 MORGAN STANLEY

                The date of this Prospectus is November 22, 2002

    IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE
                       ACCOMPANYING PROSPECTUS SUPPLEMENT


         Information about the certificates being offered to you is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of certificates; and (b) the accompanying prospectus supplement, which describes the specific terms of your series of certificates, including:

          o    the timing of interest and principal payments;

          o    applicable interest rates;

          o    information about the trust fund's assets;

          o    information about any credit support or cash flow agreement;

          o    the rating for each class of certificates;

          o    information regarding the nature of any subordination;

          o any circumstance in which the trust fund may be subject to early termination;

          o whether any elections will be made to treat the trust fund or a designated portion thereof as a "real estate mortgage investment conduit" for federal income tax purposes;

          o    the aggregate principal amount of each class of certificates;

          o information regarding any master servicer, sub-servicer or special servicer; and

          o whether the certificates will be initially issued in definitive or book entry form.

         IF THE TERMS OF THE CERTIFICATES OFFERED TO YOU VARY BETWEEN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT. Further, you should rely only on the information contained in this prospectus and the accompanying prospectus supplement. Morgan Stanley Dean Witter Capital I Inc. has not authorized anyone to provide you with information that is different.

         Distributions on the certificates will be made only from the assets of the related trust fund. The certificates of each series will not be an obligation of Morgan Stanley Dean Witter Capital I Inc. or any of its affiliates. Neither the certificates nor any assets in the related trust fund will be insured or guaranteed by any governmental agency or instrumentality or any other person unless the related prospectus supplement so provides.

         This prospectus and the accompanying prospectus supplement include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus and the prospectus supplement identify the pages where these sections are located.

         Morgan Stanley Dean Witter Capital I Inc.'s principal executive office is located at 1585 Broadway, 37th Floor, New York, New York 10036, and the telephone number is (212) 761-4000.

                    ----------------------------------------

         Until 90 days after the date of each prospectus supplement, all dealers that buy, sell or trade the certificates offered by that prospectus supplement, whether or not participating in the offering, may be required to deliver a prospectus supplement and this prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                TABLE OF CONTENTS


                                                                                                               PAGE
                                                                                                               ----
Important Notice About Information Presented In This Prospectus And The Accompanying Prospectus Supplement.......ii
Summary Of Prospectus.............................................................................................1
Risk Factors......................................................................................................9
Description Of The Trust Funds...................................................................................23
    Assets.......................................................................................................23
    Mortgage Loans...............................................................................................23
    Mortgage Backed Securities...................................................................................28
    Government Securities........................................................................................29
    Accounts.....................................................................................................29
    Credit Support...............................................................................................30
    Cash Flow Agreements.........................................................................................30
Use Of Proceeds..................................................................................................30
Yield Considerations.............................................................................................30
    General......................................................................................................30
    Pass-Through Rate............................................................................................30
    Timing of Payment of Interest................................................................................31
    Payments of Principal; Prepayments...........................................................................31
    Prepayments--Maturity and Weighted Average Life..............................................................32
    Other Factors Affecting Weighted Average Life................................................................33
The Depositor....................................................................................................34
Description Of The Certificates..................................................................................34
    General......................................................................................................34
    Distributions................................................................................................35
    Available Distribution Amount................................................................................35
    Distributions of Interest on the Certificates................................................................36
    Distributions of Principal of the Certificates...............................................................36
    Components...................................................................................................37
    Distributions on the Certificates of Prepayment Premiums or in Respect of Equity Participations..............37
    Allocation of Losses and Shortfalls..........................................................................37
    Advances in Respect of Delinquencies.........................................................................37
    Reports to Certificateholders................................................................................38
    Termination..................................................................................................41
    Book-Entry Registration and Definitive Certificates..........................................................41
Description Of The Agreements....................................................................................42
    Assignment of Assets; Repurchases............................................................................43
    Representations and Warranties; Repurchases..................................................................44
    Certificate Account and Other Collection Accounts............................................................46
    Collection and Other Servicing Procedures....................................................................49
    Subservicers.................................................................................................50
    Special Servicers............................................................................................50
    Realization Upon Defaulted Whole Loans.......................................................................50
    Hazard Insurance Policies....................................................................................53
    Rental Interruption Insurance Policy.........................................................................54
    Fidelity Bonds and Errors and Omissions Insurance............................................................54
    Due-on-Sale and Due-on-Encumbrance Provisions................................................................55
    Retained Interest; Servicing Compensation and Payment of Expenses............................................55
    Evidence as to Compliance....................................................................................55
    Matters Regarding a Master Servicer and the Depositor........................................................56
    Events of Default............................................................................................57
    Rights Upon Event of Default.................................................................................57




    Amendment....................................................................................................58
    The Trustee..................................................................................................59
    Duties of the Trustee........................................................................................59
    Matters Regarding the Trustee................................................................................59
    Resignation and Removal of the Trustee.......................................................................60
Description Of Credit Support....................................................................................60
    General......................................................................................................60
    Subordinate Certificates.....................................................................................61
    Cross-Support Provisions.....................................................................................61
    Insurance or Guarantees for the Whole Loans..................................................................61
    Letter of Credit.............................................................................................61
    Insurance Policies and Surety Bonds..........................................................................62
    Reserve Funds................................................................................................62
    Credit Support for MBS.......................................................................................62
Legal Aspects Of The Mortgage Loans And The Leases...............................................................63
    General......................................................................................................63
    Types of Mortgage Instruments................................................................................63
    Interest in Real Property....................................................................................64
    Leases and Rents.............................................................................................64
    Personalty...................................................................................................65
    Foreclosure..................................................................................................65
    Bankruptcy Laws..............................................................................................69
    Junior Mortgages; Rights of Senior Lenders or Beneficiaries..................................................72
    Environmental Legislation....................................................................................73
    Due-on-Sale and Due-on-Encumbrance...........................................................................75
    Subordinate Financing........................................................................................76
    Default Interest, Prepayment Premiums and Prepayments........................................................76
    Acceleration on Default......................................................................................76
    Applicability of Usury Laws..................................................................................77
    Laws and Regulations; Types of Mortgaged Properties..........................................................77
    Americans With Disabilities Act..............................................................................77
    Soldiers' and Sailors' Civil Relief Act of 1940..............................................................78
    Forfeitures in Drug and RICO Proceedings.....................................................................78
Federal Income Tax Consequences..................................................................................78
    General......................................................................................................79
    Grantor Trust Funds..........................................................................................79
    REMICs.......................................................................................................87
    Prohibited Transactions and Other Taxes.....................................................................101
    Liquidation and Termination.................................................................................102
    Administrative Matters......................................................................................102
    Tax-Exempt Investors........................................................................................102
    Residual Certificate Payments--Non-U.S. Persons.............................................................102
    Tax Related Restrictions on Transfers of REMIC Residual Certificates........................................103
State Tax Considerations........................................................................................105
ERISA Considerations............................................................................................105
    General.....................................................................................................105
    Prohibited Transactions.....................................................................................106
    Review by Plan Fiduciaries..................................................................................108
Legal Investment................................................................................................108
Plan Of Distribution............................................................................................110
Legal Matters...................................................................................................111
Financial Information...........................................................................................111
Rating..........................................................................................................111
Incorporation Of Information By Reference.......................................................................112
Glossary Of Terms...............................................................................................113

                              SUMMARY OF PROSPECTUS


This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF AN OFFERING OF CERTIFICATES, READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT CAREFULLY.


                                WHAT YOU WILL OWN

TITLE OF CERTIFICATES...................  Mortgage Pass-Through Certificates, issuable in series.

MORTGAGE POOL...........................  Each trust fund will consist primarily of one or more segregated pools of:

                                          (1)  multifamily or commercial mortgage loans;

                                          (2)  mortgage participations, mortgage pass-through certificates or mortgage-backed securities;

                                          (3)  direct obligations of the United States or other governmental agencies; or

                                          (4)  any combination of 1-3 above, as well as other property as described in the accompanying prospectus supplement.


                                          as to some or all of the mortgage loans, assignments of the leases of the related mortgaged properties or assignments of the rental payments due under those leases.


                                          Each trust fund for a series of certificates may also include:

                                          o    letters of credit, insurance policies, guarantees, reserve funds or other types of credit support; and

                                          o    currency or interest rate exchange agreements and other financial assets.

                           RELEVANT PARTIES AND DATES


ISSUER..................................  Morgan Stanley Dean Witter Capital I 200__-__ Trust.

DEPOSITOR...............................  Morgan Stanley Dean Witter Capital I Inc., a wholly-owned subsidiary of
                                          Morgan Stanley Dean Witter.

MASTER SERVICER.........................  The master servicer, if any, for each series of certificates will be named in the related prospectus supplement. The master servicer may be an affiliate of Morgan Stanley Dean Witter Capital I Inc.

SPECIAL SERVICER........................  The special servicer, if any, for each series of certificates will be named, or the circumstances in accordance with which a special servicer will be appointed will be described, in the related prospectus supplement. The special servicer may be an affiliate of Morgan Stanley
                                          Dean Witter Capital I Inc.

TRUSTEE.................................  The trustee for each series of certificates will be named in the related prospectus supplement.

ORIGINATOR..............................  The originator or originators of the mortgage loans will be named in the related prospectus supplement. An originator may be an affiliate of
                                          Morgan Stanley Dean Witter Capital I Inc. Morgan Stanley Dean Witter
                                          Capital I Inc. will purchase the mortgage loans or the mortgage backed securities or both, on or before the issuance of the related series of certificates.

                       INFORMATION ABOUT THE MORTGAGE POOL

THE TRUST FUND ASSETS...................  Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund consisting primarily of:

     (a) MORTGAGE ASSETS................  The mortgage loans and the mortgage backed securities,  or one or the other, with respect to each series of certificates will consist of a pool of:

                                          o    multifamily or commercial mortgage loans or both;

                                          o    mortgage participations, mortgage pass-through certificates or other mortgage-backed securities evidencing interests in or secured by mortgage loans; or

                                          o    a combination of mortgage loans and mortgage backed securities.


                                          The mortgage loans will not be guaranteed or insured by:

                                          o    Morgan Stanley Dean Witter Capital I Inc. or any of its affiliates;
                                               or

                                          o    unless the prospectus supplement so provides, any governmental agency or instrumentality or other person.


                                          The mortgage loans will be secured by first liens or junior liens on, or security interests in:

                                          o    residential properties consisting of five or more rental or cooperatively-owned dwelling units; or

                                          o    office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health-care related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use commercial properties or other types of commercial properties.


                                          Unless otherwise provided in the prospectus supplement, the mortgage loans:

                                          o    will be secured by properties located in any of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico;

                                          o    will have individual principal balances at origination of at least
                                               $25,000;

                                          o    will have original terms to maturity of not more than 40 years; and

                                          o    will be originated by persons other than Morgan Stanley Dean Witter
                                               Capital I Inc.


                                          Each mortgage loan may provide for the following payment terms:

                                          o    Each mortgage loan may provide for no accrual of interest or for

                                                        -2-

                                               accrual of interest at a fixed or adjustable rate or at a rate that may be converted from adjustable to fixed, or vice versa, from time to time at the borrower's election. Adjustable mortgage rates may be based on one or more indices.

                                          o    Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events.

                                          o    Each mortgage loan may provide for negative amortization or accelerated amortization.

                                          o    Each mortgage loan may be fully amortizing or require a balloon payment due on the loan's stated maturity date.

                                          o    Each mortgage loan may contain prohibitions on prepayment or require payment of a premium or a yield maintenance penalty in connection with a prepayment.

                                          o    Each mortgage loan may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at another interval as specified in the related prospectus supplement.

         (b) GOVERNMENT SECURITIES......  If the related prospectus supplement so specifies, the trust fund may include direct obligations of the United States, agencies of the United
                                          States or agencies created by government entities which provide for payment of interest or principal or both.

         (c) COLLECTION ACCOUNTS........  Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders. The person(s) designated in the related prospectus supplement will, to the extent described in this prospectus and the prospectus supplement, deposit into this account all payments and collections received or advanced with respect to the trust fund's assets. The collection account may be either interest bearing or non-interest bearing, and funds may be held in the account as cash or invested in short-term, investment grade obligations.

         (d) CREDIT SUPPORT.............  If the related prospectus supplement so specifies, one or more classes of certificates may be provided with partial or full protection against certain defaults and losses on a trust fund's mortgage loans and mortgage backed securities.


                                          This protection may be provided by one or more of the following means:

                                          o    subordination of one or more other classes of certificates,

                                          o    letter of credit,

                                          o    insurance policy,

                                          o    guarantee,

                                          o    reserve fund or

                                          o    another type of credit support, or a combination thereof.

                                                        -3-


                                          The related prospectus supplement will describe the amount and types of credit support, the entity providing the credit support, if applicable, and related information. If a particular trust fund includes mortgage backed securities, the related prospectus supplement will describe any similar forms of credit support applicable to those mortgage backed securities.

         (e) CASH FLOW AGREEMENTS.......  If the related prospectus supplement so provides, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the collection accounts will be invested at a specified rate. The trust fund also may include agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the trust fund's assets or on one or more classes of certificates.


                                          Agreements of this sort may include:

                                          o    interest rate exchange agreements,

                                          o    interest rate cap or floor agreements,

                                          o    currency exchange agreements or similar agreements. Currency exchange agreements might be included in a trust fund if some or all of the mortgage loans or mortgage backed securities, such as mortgage loans secured by mortgaged properties located outside the
                                               United States, are denominated in a non-United States currency.


                                          The related prospectus supplement will describe the principal terms of any guaranteed investment contract or other agreement and provide information with respect to the obligor. If a particular trust fund includes mortgage backed securities, the related prospectus supplement will describe any guaranteed investment contract or other agreements applicable to those mortgage backed securities.

DISTRIBUTIONS ON CERTIFICATES...........  Each series of certificates will have the following characteristics:

                                          o    if the certificates evidence an interest in a trust fund that includes mortgage loans, the certificates will be issued pursuant to a pooling agreement;

                                          o    if the certificates evidence an interest in a trust fund that does not include mortgage loans, the certificates will be issued pursuant to a trust agreement;

                                          o    each series of certificates will include one or more classes of certificates;

                                          o    each series of certificates, including any class or classes not offered by this prospectus, will represent, in the aggregate, the entire beneficial ownership interest in the related trust fund;

                                          o    each class of certificates being offered to you, other than certain stripped interest certificates, will have a stated principal amount;

                                          o    each class of certificates being offered to you, other than certain stripped principal certificates, will accrue interest based on a fixed, variable or adjustable interest rate.


                                          The related prospectus supplement will specify the principal amount, if any,


                                                        -4-

                                          and the interest rate, if any, for each class of certificates. In the case of a variable or adjustable interest rate, the related prospectus supplement will specify the method for determining the rate.


                                          The certificates will not be guaranteed or insured by Morgan Stanley Dean
                                          Witter Capital I Inc. or any of its affiliates. The certificates also will not be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless the related prospectus supplement so provides.

         (a) INTEREST...................  Each class of certificates offered to you, other than stripped principal certificates and certain classes of stripped interest certificates, will accrue interest at the rate indicated in the prospectus supplement.
                                          Interest will be distributed to you as provided in the related prospectus supplement.


                                          Interest distributions:

                                          o    on stripped interest certificates may be made on the basis of the notional amount for that class, as described in the related prospectus supplement;

                                          o    may be reduced to the extent of certain delinquencies, losses, prepayment interest shortfalls, and other contingencies described in this prospectus and the related prospectus supplement.

         (b) PRINCIPAL..................  The certificates of each series initially will have an aggregate principal balance no greater than the outstanding principal balance of the trust fund's assets as of the close of business on the first day of the month during which the trust fund is formed, after application of scheduled payments due on or before that date, whether or not received.
                                          The related prospectus supplement may provide that the principal balance of the trust fund's assets will be determined as of a different date. The principal balance of a certificate at a given time represents the maximum amount that the holder is then entitled to receive of principal from future cash flow on the assets in the related trust fund.


                                          Unless the prospectus supplement provides otherwise, distributions of principal:

                                          o    will be made on each distribution date to the holders of the class or classes of certificates entitled to principal distributions, until the principal balances of those certificates have been reduced to zero; and

                                          o    will be made on a pro rata basis among all of the certificates of a given class or by random selection, as described in the prospectus supplement or otherwise established by the trustee.


                                          Stripped interest or interest-only certificates will not have a principal balance and will not receive distributions of principal.

ADVANCES................................  Unless the related prospectus supplement otherwise provides, if a scheduled payment on a mortgage loan is delinquent and the master servicer determines that an advance would be recoverable, the master servicer will, in most cases, be required to advance the shortfall.
                                          Neither Morgan Stanley Dean Witter Capital I Inc. nor any of its
                                          affiliates will have any responsibility to make those advances.

                                                        -5-


                                          The master servicer:

                                          o    will be reimbursed for advances from subsequent recoveries from the delinquent mortgage loan or from other sources, as described in this prospectus and the related prospectus supplement; and

                                          o    will be entitled to interest on advances, if specified in the related prospectus supplement.


                                          If a particular trust fund includes mortgage backed securities, the prospectus supplement will describe any advance obligations applicable to those mortgage backed securities.

TERMINATION.............................  The related prospectus supplement may provide for the optional early termination of the series of certificates through repurchase of the trust fund's assets by a specified party, under specified circumstances.


                                          The related prospectus supplement may provide for the early termination of the series of certificates in various ways including:

                                          o    optional early termination where a party identified in the prospectus supplement could repurchase the trust fund assets pursuant to circumstances specified in the prospectus supplement;

                                          o    termination through the solicitation of bids for the sale of all or a portion of the trust fund assets in the event the principal amount of a specified class or classes declines by a specified percentage amount on or after a specified date.

REGISTRATION OF CERTIFICATES............  If the related prospectus supplement so provides, one or more classes of the certificates being offered to you will initially be represented by one or more certificates registered in the name of Cede & Co., as the nominee of Depository Trust Company. If the certificate you purchase is registered in the name of Cede & Co., you will not be entitled to receive a definitive certificate, except under the limited circumstances described in this prospectus.

TAX STATUS OF THE CERTIFICATES..........  The certificates of each series will constitute either:

                                          o    regular interests and residual interests in a trust treated as a real estate mortgage investment conduit--known as a REMIC--undeR
                                               Sections 860A through 860G of the Internal Revenue Code; or

                                          o    interests in a trust treated as a grantor trust under applicable provisions of the Internal Revenue Code.

         (a) REMIC......................  The regular certificates of the REMIC generally will be treated as debt obligations of the applicable REMIC for federal income tax purposes. Some of the regular certificates of the REMIC may be issued with original issue discount for federal income tax purposes.


                                          A portion or, in certain cases, all of the income from REMIC residual certificates:

                                          o    may not be offset by any losses from other activities of the holder of those certificates;


                                                        -6-

                                          o    may be treated as unrelated business taxable income for holders of the residual certificates of the REMIC that are subject to tax on unrelated business taxable income, as defined in Section 511 of the
                                               Internal Revenue Code; and

                                          o    may be subject to U.S. withholding tax.


                                          To the extent described in this
                                          prospectus and the related prospectus
                                          supplement, the certificates offered
                                          to you will be treated as:

                                          o    assets described in section 7701(a)(19)(C) of the Internal Revenue
                                               Code; and

                                          o    "real estate assets" within the meaning of section 856(c)(4)(A) of the Internal Revenue Code.

         (b) GRANTOR TRUST..............  If no election is made to treat the trust fund relating to a series of certificates as a REMIC, the trust fund will be classified as a grantor trust and not as an association taxable as a corporation for federal income tax purposes. If the trust fund is a grantor trust, you will be treated as an owner of an undivided pro rata interest in the mortgage pool or pool of securities and any other assets held by the trust fund.
                                          In certain cases the certificates may represent interests in a portion of a trust fund as to which one or more REMIC elections, as described above, are also made.


                                          Investors are advised to consult their tax advisors and to review
                                          "Federal Income Tax Consequences" in this prospectus and the related prospectus supplement.

ERISA CONSIDERATIONS....................  If you are subject to Title I of the Employee Retirement Income Security
                                          Act of 1974, as amended--also known as ERISA, or Section 4975 of the
                                          Internal Revenue Code, you should carefully review with your legal advisors whether the purchase or holding of certificates could give rise to a transaction that is prohibited or is not otherwise permissible under either statute.


                                          In general, the related prospectus supplement will specify that some of the classes of certificates may not be transferred unless the trustee and
                                          Morgan Stanley Dean Witter Capital I Inc. receive a letter of representations or an opinion of counsel to the effect that:

                                          o    the transfer will not result in a violation of the prohibited transaction provisions of ERISA or the Internal Revenue Code;

                                          o    the transfer will not cause the assets of the trust fund to be deemed "plan assets" for purposes of ERISA or the Internal Revenue
                                               Code; and

                                          o    the transfer will not subject any of the trustee, Morgan Stanley
                                               Dean Witter Capital I Inc. or any servicer to additional
                                               obligations.

LEGAL INVESTMENT........................  The related prospectus supplement will specify whether any classes of the offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as
                                          amended. If your investment authority is subject to legal restrictions, you should consult your legal advisors to determine whether any restrictions apply to an investment in these certificates.


                                                        -7-

RATING..................................  At the date of issuance, each class of certificates of each series that are offered to you will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies.

                                  RISK FACTORS

         You should carefully consider the risks involved in owning a certificate before purchasing a certificate. In particular, the timing and payments you receive on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

         The risks and uncertainties described below under Risk Factors, together with those described in the related prospectus supplement under Risk Factors, summarize the material risks relating to your certificates.

THE LACK OF A SECONDARY
MARKET MAY MAKE IT
DIFFICULT FOR YOU TO
RESELL YOUR CERTIFICATES          Secondary market considerations may make your
                                  certificates difficult to resell or less valuable than you anticipated for a variety of reasons, including:

                                  o there may not be a secondary market for the certificates;

                                  o if a secondary market develops, we cannot assure you that it will continue or will provide you with the liquidity of investment you may have anticipated. Lack of liquidity could result in a substantial decrease in the market value of your certificates;

                                  o the market value of your certificates will fluctuate with changes in interest rates;

                                  o  the secondary market for certificates
                                     backed by residential mortgages may be more liquid than the secondary market for certificates backed by multifamily and commercial mortgages so if your liquidity assumptions were based on the secondary market for certificates backed by residential mortgages, your assumptions may not be correct;

                                  o  certificateholders have no redemption
                                     rights; and

                                  o secondary market purchasers are limited to this prospectus, the related prospectus supplement and to the reports delivered to certificateholders for information concerning the certificates.

                                  Morgan Stanley & Co. Incorporated currently expects to make a secondary market in your certificates, but it has no obligation to do so.

THE TRUST FUND'S ASSETS MAY BE
INSUFFICIENT TO ALLOW FOR
REPAYMENT IN FULL ON YOUR
CERTIFICATES                      Unless the related prospectus supplement so
                                  specifies, the sole source of payment on your certificates will be proceeds from the assets included in the trust fund for each series of certificates and any form of credit enhancement specified in the related prospectus supplement. You will not have any claim against, or security interest in, the trust fund for any other series. In addition, in general, there is no recourse to Morgan
                                  Stanley Dean Witter Capital I Inc. or any other entity, and neither the certificates nor the underlying mortgage loans are guaranteed or insured by any governmental agency or instrumentality or any other entity.
                                  Therefore, if the trust fund's assets are insufficient to pay you your expected return, in most situations you will not receive payment from any other source. Exceptions include:

                                  o loan repurchase obligations in connection with a breach of certain of the representations and warranties; and

                                  o advances on delinquent loans, to the extent the master servicer deems the advance will be recoverable.

                                  Because some of the representations and
                                  warranties with respect to the mortgage loans or mortgage backed securities may have been made or assigned in connection with transfers of the mortgage loans or mortgage backed securities prior to the closing date, the rights of the trustee and the certificateholders with respect to those representations or warranties will be limited to their rights as assignees. Unless the related prospectus supplement so specifies, neither Morgan Stanley Dean Witter Capital I Inc., the master servicer nor any affiliate thereof will have any obligation with respect to representations or warranties made by any other entity.

                                  There may be accounts, as described in the related prospectus supplement, maintained as credit support. The amounts in these accounts may be withdrawn, under conditions described in the related prospectus supplement. Any withdrawn amounts will not be available for the future payment of principal or interest on the certificates.

                                  If a series of certificates consists of one or more classes of subordinate certificates, the amount of any losses or shortfalls in collections of assets on any distribution date will be borne first by one or more classes of the subordinate certificates, as described in the related prospectus supplement. Thereafter, those losses or shortfalls will be borne by the remaining classes of certificates, in the priority and manner and subject to the limitations specified in the related prospectus supplement.

PREPAYMENTS AND REPURCHASES MAY
REDUCE THE YIELD ON YOUR
CERTIFICATES                      The yield on your certificates may be reduced
                                  by prepayments on the mortgage loans or
                                  mortgage backed securities because prepayments affect the average life of the certificates.
                                  Prepayments can be voluntary, if permitted, and involuntary, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties. The investment performance of your certificates may vary materially and adversely from your expectation if the actual rate of prepayment is higher or lower than you anticipated.

                                  Voluntary prepayments may require the payment of a yield maintenance or prepayment premium. Nevertheless, we cannot assure you that the existence of the prepayment premium will cause a borrower to refrain from prepaying its mortgage loan nor can we assure you of the rate at which prepayments will occur. Morgan Stanley Mortgage Capital Inc., under certain circumstances, may be required to repurchase a mortgage loan from the trust fund if there has been a breach of a representation or warranty. The repurchase price paid will be passed through to you, as a certificateholder, with the same effect as if the mortgage loan had been prepaid in part or in full, except that no prepayment premium or yield maintenance charge would be payable.

                                  Such a repurchase may therefore adversely affect the yield to maturity on your certificates.

                                  In a pool of mortgage loans, the rate of prepayment is unpredictable as it is influenced by a variety of factors including:

                                  o  the terms of the mortgage loans;

                                  o  the length of any prepayment lockout
                                     period;

                                  o  the prevailing interest rates;

                                  o  the availability of mortgage credit;

                                  o the applicable yield maintenance charges or prepayment premiums;

                                  o  the servicer's ability to enforce those
                                     yield maintenance charges or prepayment
                                     premiums;

                                  o  the occurrence of casualties or natural
                                     disasters; and

                                  o economic, demographic, tax, legal or other factors.

                                  There can be no assurance that the rate of prepayments will conform to any model described in this prospectus or in the related prospectus supplement.

                                  Some of the certificates may be more sensitive to prepayments than other certificates and in certain cases, the certificateholder holding these certificates may fail to recoup its original investment. You should carefully consider the specific characteristics of the certificates you purchase, as well as your investment approach and strategy. For instance, if you purchase a certificate at a premium, a prepayment may reduce the stream of interest payments you are entitled to receive on your certificate and your actual yield may be lower than your anticipated yield. Similarly, if you purchase a certificate which provides for the payment of interest only, or a certificate which provides for the payment of interest only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of a series, you will probably be extremely sensitive to prepayments because a prepayment may reduce the stream of interest payments you are entitled to receive on your certificate.

IF PREPAYMENT PREMIUMS ARE NOT
ENFORCED, YOUR CERTIFICATES
MAY BE ADVERSELY AFFECTED         The yield on your certificates may be less
                                  than anticipated because the prepayment
                                  premium or yield maintenance required under certain prepayment scenarios may not be enforceable in some states or under federal bankruptcy laws.

                                  o  Some courts may consider the prepayment
                                     premium to be usurious.

                                  o  Even if the prepayment premium is
                                     enforceable, we cannot assure you that
                                     foreclosure proceeds will be sufficient to pay the prepayment premium.

                                  o  Although the collateral substitution
                                     provisions related to defeasance are not suppose to be treated as a prepayment and should not affect your certificates, we cannot assure you that a court will not interpret the defeasance provisions as requiring a prepayment premium; nor can we assure you that if it is treated as a prepayment premium, the court will find the defeasance income stream enforceable.

THE TIMING OF MORTGAGE LOAN
AMORTIZATION MAY ADVERSELY
AFFECT PAYMENT ON YOUR
CERTIFICATES                      As principal payments or prepayments are made
                                  on a mortgage loan, the mortgage pool will be exposed to concentration risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to these concentration risks than are classes with an earlier sequential designation or higher priority. This is so because principal on the certificates will be payable in sequential order, and no class entitled to a distribution of principal will receive its principal until the principal amount of the preceding class or classes entitled to receive principal have been reduced to zero.

RATINGS DO NOT GUARANTY
PAYMENT Any rating assigned by a rating agency to a class of certificates reflects the rating agency's assessment of the likelihood that holders of the class of certificates will receive the payments to which they are entitled.

                                  o The ratings do not assess the likelihood that you will receive timely payments on your certificates.

                                  o The ratings do not assess the likelihood of prepayments, including those caused by defaults.

                                  o The ratings do not assess the likelihood of early optional termination of the certificates.


                                  Each rating agency rating classes of a
                                  particular series will determine the amount, type and nature of credit support required for that series. This determination may be based on an actuarial analysis of the behavior of mortgage loans in a larger group taking into account the appraised value of the real estate and the commercial and multifamily real estate market.

                                  o We cannot assure you that the historical data supporting the actuarial analysis will accurately reflect or predict the rate of delinquency, foreclosure or loss that will be experienced by the mortgage loans in a particular series.

                                  o  We cannot assure you that the appraised
                                     value of any property securing a mortgage loan in a particular series will remain stable throughout the life of your certificate.

                                  o We cannot assure you that the real estate market will not experience an overall decline in property values nor can we assure you that the outstanding balance of any mortgage loan in a particular series will always be less than the market value of the property securing the mortgage loan.


RATINGS DO NOT GUARANTY VALUE     If one or more rating agencies downgrade
                                  certificates of a series, your certificate will decrease in value. Because none of Morgan
                                  Stanley Dean Witter Capital I Inc., the
                                  seller, the master servicer, the trustee or any affiliate has any obligation to maintain a rating of a class of certificates, you will have no recourse if your certificate decreases in value.


CASH FLOW FROM THE PROPERTIES
MAY BE VOLATILE AND INSUFFICIENT
TO ALLOW TIMELY PAYMENT ON
YOUR CERTIFICATES                 Repayment of a commercial or multifamily
                                  mortgage loan is dependent on the income produced by the property. Therefore, the borrower's ability to repay a mortgage loan depends primarily on the successful operation of the property and the net operating income derived from the property. Net operating income can be volatile and may be adversely affected by factors such as:

                                  o economic conditions causing plant closings or industry slowdowns;

                                  o an oversupply of available retail space, office space or multifamily housing;

                                  o  changes in consumer tastes and preferences;

                                  o  decrease in consumer confidence;

                                  o  retroactive changes in building codes;

                                  o the age, design and construction quality of the property, including perceptions regarding the attractiveness, convenience or safety of the property;

                                  o the age, design, construction quality and proximity of competing properties;

                                  o  increases in operating expenses due to
                                     external factors such as increases in
                                     heating or electricity costs;

                                  o  increases in operating expenses due to
                                     maintenance or improvements required at the property;

                                  o a decline in the financial condition of a major tenant;

                                  o  a decline in rental rates as leases are
                                     renewed or entered into with new tenants;

                                  o the concentration of a particular business type in a building;

                                  o  the length of tenant leases;

                                  o  the creditworthiness of tenants; and

                                  o  the property's "operating leverage."

                                  Operating leverage refers to the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenue and the level of capital expenditures required to maintain the property and retain or replace tenants.

                                  If a commercial property is designed for a specific tenant, net operating income may be adversely affected if that tenant defaults under its obligations because properties designed for a specific tenant often require substantial renovation before it is suitable for a new tenant. As a result, the proceeds from liquidating this type of property following foreclosure might be insufficient to cover the principal and interest due under the loan.

                                  It is anticipated that a substantial portion of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. Therefore, if a borrower defaults, recourse may be had only against the specific property and any other assets that have been pledged to secure the related mortgage loan.

PROPERTY VALUE MAY BE ADVERSELY
AFFECTED EVEN WHEN THERE IS NO
CHANGE IN CURRENT OPERATING
INCOME Various factors may adversely affect the value of the mortgaged properties without affecting the properties' current net operating income. These factors include among others:

                                  o changes in governmental regulations, fiscal policy, zoning or tax laws;

                                  o  potential environmental legislation or
                                     liabilities or other legal liabilities;

                                  o  the availability of refinancing; and

                                  o changes in interest rate levels or yields required by investors in income producing commercial properties.


THE OPERATION OF COMMERCIAL
PROPERTIES IS DEPENDENT UPON
SUCCESSFUL MANAGEMENT             The successful operation of a real estate
                                  project depends upon the property manager's performance and viability. The property manager is responsible for:

                                  o  responding to changes in the local market;

                                  o  planning and implementing the rental
                                     structure;

                                  o  operating the property and providing
                                     building services;

                                  o  managing operating expenses; and

                                  o  assuring that maintenance and capital
                                     improvements are carried out in a timely fashion.

                                  A good property manager, by controlling costs, providing appropriate service to tenants and seeing to the maintenance of improvements, can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long term viability of an income producing property. Properties deriving revenues primarily from short-term sources are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

                                  Morgan Stanley Dean Witter Capital I Inc.
                                  makes no representation or warranty as to the skills of any present or future managers. Additionally, Morgan Stanley Dean Witter Capital I Inc. cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

YOU SHOULD CONSIDER THE NUMBER
OF MORTGAGE LOANS IN THE POOL     Assuming pools of equal aggregate unpaid
                                  principal balances, the concentration of default, foreclosure and loss in a trust fund containing fewer mortgage loans will generally be higher than that in trust fund containing more mortgage loans.

YOUR INVESTMENT IS NOT INSURED
OR GUARANTEED AND YOUR SOURCE
FOR REPAYMENTS IS LIMITED         Payments under the mortgage loans are
                                  generally not insured or guaranteed by any person or entity.

                                  In general, the borrowers under the mortgage loans will be entities created to own or purchase the related commercial property. The borrowers are set up this way, in significant part, to isolate the property from the debts and liabilities of the person creating the entity. Unless otherwise specified, the loan will represent a nonrecourse obligation of the related borrower secured by the lien of the related mortgage and the related lease assignments. Even if the loan is recourse, the borrower generally will not have any significant assets other than the property or properties and the related leases, which will be pledged to the trustee. Therefore, payments on the loans and, in turn, payments of principal and interest on your certificates, will depend primarily or solely on rental payments by the lessees. Those rental payments will, in turn, depend on continued occupancy by, or the creditworthiness of, those lessees. Both continued occupancy and creditworthiness may be adversely affected by a general economic downturn or an adverse change in the lessees' financial conditions.

BORROWER MAY BE UNABLE TO REPAY
THE REMAINING PRINCIPAL BALANCE
ON ITS MATURITY DATE WHICH WOULD
ADVERSELY AFFECT PAYMENT ON YOUR
CERTIFICATES                      Some of the mortgage loans may not be fully
                                  amortizing over their terms to maturity and will require substantial principal payments--i.e., balloon payments--at their stated maturity. Mortgage loans with balloon payments involve a greater degree of risk because a borrower's ability to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the mortgaged property. However, refinancing a loan or selling the property will be affected by a number of factors, including:

                                  o  interest rates;

                                  o  the borrower's equity in the property;

                                  o  the financial condition and operating
                                     history of the borrower and the property;

                                  o  tax laws;

                                  o  renewability of operating licenses;

                                  o  prevailing economic conditions and the
                                     availability of credit for commercial and multifamily properties;

                                  o  with respect to certain multifamily
                                     properties and mobile home parks, rent
                                     control laws; and

                                  o with respect to hospitals, nursing homes and convalescent homes, reimbursement rates from private and public coverage providers.

YOUR CERTIFICATES WILL BEAR
LOSSES IF INSUFFICIENT FUNDS
ARE AVAILABLE TO SATISFY ANY
JUNIOR MORTGAGE LOANS             If the prospectus supplement so specifies,
                                  some of the mortgage loans may be secured primarily by junior mortgages. In the event of a liquidation, satisfaction of a mortgage loan secured by a junior mortgage will be subordinate to the satisfaction of the related senior mortgage loan. If the proceeds are insufficient to satisfy the junior mortgage and the related senior mortgage, the junior mortgage loan in the trust fund would suffer a loss and the class of certificate you own may bear that loss. Therefore, any risks of deficiencies associated with first mortgage loans will be even greater in the case of junior mortgage loans. See "--Risks Factors."

OBLIGOR DEFAULT MAY ADVERSELY
AFFECT PAYMENT ON YOUR
CERTIFICATES                      If the related prospectus supplement so
                                  specifies, a master servicer, a sub-servicer or a special servicer will be permitted, within prescribed parameters, to extend and modify whole loans that are in default or as to which a payment default is imminent. Any ability to extend or modify may apply, in particular, to whole loans with balloon payments. In addition, a master servicer, a sub-servicer or a special servicer may receive a workout fee based on receipts from, or proceeds of, those whole loans. While any entity granting this type of extension or modification generally will be required to determine that the extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, there is no assurance this will be the case. Additionally, if the related prospectus supplement so specifies, some of the mortgage loans included in the mortgage pool may have been subject to workouts or similar arrangements following prior periods of delinquency and default.

TENANT BANKRUPTCY MAY ADVERSELY
AFFECT PAYMENT ON YOUR
CERTIFICATES                      The bankruptcy or insolvency of a major
                                  tenant, or of a number of smaller tenants may adversely affect the income produced by a mortgaged property. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim would be a general unsecured claim against the tenant, absent collateral securing the claim.
                                  The
                                  claim would be limited to the unpaid rent reserved for the periods prior to the bankruptcy petition or the earlier surrender of the leased premises, which are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining rent reserved under the lease, but not more than three years' rent to cover any rejection related claims.

BORROWER BANKRUPTCY MAY
ADVERSELY AFFECT PAYMENT
ON YOUR CERTIFICATES              Under the Bankruptcy Code, the filing of a
                                  petition in bankruptcy by or against a
                                  borrower will stay the sale of the real
                                  property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-value of the mortgaged property. Such an action would make the lender a general unsecured creditor for the difference between the then-value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may:

                                  o grant a debtor a reasonable time to cure a payment default on a mortgage loan;

                                  o  reduce monthly payments due under a
                                     mortgage loan;

                                  o  change the rate of interest due on a
                                     mortgage loan; or

                                  o  otherwise alter the mortgage loan's
                                     repayment schedule.

                                  Moreover, the filing of a petition in
                                  bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the mortgaged property in a manner that would substantially diminish the position of the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

                                  Under the Bankruptcy Code, the lender will be stayed from enforcing a borrower's assignment of rents and leases. The Bankruptcy Code also may interfere with the lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

                                  As a result of the foregoing, the lender's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

SOPHISTICATION OF THE BORROWER
MAY ADVERSELY AFFECT PAYMENT
ON YOUR CERTIFICATES              In general, the mortgage loans will be made to
                                  partnerships, corporations or other entities rather than individuals. This may entail greater risks of loss from delinquency and foreclosure than do single family mortgage loans. In addition, the borrowers under commercial mortgage loans may be more sophisticated than the average single family home borrower. This may increase the likelihood of protracted litigation or the likelihood of bankruptcy in default situations.

CREDIT SUPPORT MAY NOT COVER
LOSSES OR RISKS WHICH COULD
ADVERSELY AFFECT PAYMENT
ON YOUR CERTIFICATES              Although the prospectus supplement for a
                                  series of certificates will describe the credit support for the related trust fund, the credit support will be limited in amount and coverage and may not cover all potential losses or risks. Use of credit support will be subject to the conditions and limitations described in the prospectus and in the related prospectus supplement. Moreover, any applicable credit support may not cover all potential losses or risks. For example, credit support may not cover fraud or negligence by a mortgage loan originator or other parties.

                                  A series of certificates may include one or more classes of subordinate certificates, which may include certificates being offered to you. Although subordination is intended to reduce the senior certificateholders' risk of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments are made in a specified order of priority, and limits exist with respect to the aggregate amount of claims under any related credit support, the credit support may be exhausted before the principal of the certificate classes with lower priority has been repaid. Significant losses and shortfalls on the assets consequently may fall primarily upon classes of certificates having a lower payment priority. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates evidencing an interest in a covered series will be subject to the risk that the credit support will be exhausted by the claims of other covered series.

                                  The amount of any credit support supporting one or more classes of certificates being offered to you, including the subordination of one or more classes will be determined on the basis of criteria established by each pertinent rating agency. Those criteria will be based on an assumed level of defaults, delinquencies, other losses or other factors. However, the loss experience on the related mortgage loans or mortgage backed securities may exceed the assumed levels. See "Description of Credit Support."

                                  Regardless of the form of any credit
                                  enhancement, the amount of coverage will be limited and, in most cases, will be subject to periodic reduction, in accordance with a schedule or formula. The master servicer generally will be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of certificates, if the applicable rating agency indicates that the then-current ratings will not be adversely affected. A rating agency may lower the ratings of any series of certificates if the obligations of any credit support provider are downgraded. The ratings also may be lowered if losses on the related mortgage loans or MBS substantially exceed the level contemplated by the rating agency at the time of its initial rating analysis. Neither Morgan Stanley Dean Witter Capital I Inc., the master servicer nor any of their affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any ratings of any series of certificates.

INVESTORS IN SUBORDINATE
CLASSES OF CERTIFICATES MAY BE
SUBJECT TO DELAYS IN PAYMENT
AND MAY NOT RECOVER THEIR
INITIAL INVESTMENTS               To the extent described in this prospectus,
                                  the subordinate certificateholders' rights to receive distributions with respect to the assets to which they would otherwise be entitled will be subordinate to the rights of the senior certificateholders and of the master servicer, if the master servicer is paid its servicing fee, including any unpaid servicing fees with respect to one or more prior periods, and is reimbursed for certain unreimbursed advances and unreimbursed liquidation expenses. As a result, investors in subordinate certificates must be prepared to bear the risk that they may be subject to delays in payment and may not recover their initial investments.

                                  The yields on the subordinate certificates may be extremely sensitive to the loss experience of the assets and the timing of any losses. If the actual rate and amount of losses experienced by the assets exceed the rate and amount assumed by an investor, the yields to maturity on the subordinate certificates may be lower than anticipated.

DIFFICULTIES IN ENFORCEMENT OF
LOAN PROVISIONS MAY ADVERSELY
AFFECT PAYMENT ON YOUR
CERTIFICATES                      The mortgage loans may contain due-on-sale
                                  clauses, which permit a lender to accelerate the maturity of the mortgage loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property and debt-acceleration clauses, which permit a lender to accelerate the loan upon a monetary or non-monetary default by the borrower. These clauses are generally enforceable. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts, however, may refuse to enforce these clauses if acceleration of the indebtedness would be inequitable, unjust or unconscionable.

                                  If the related prospectus supplement so
                                  specifies, the mortgage loans will be secured by an assignment of leases and rents. Pursuant to those assignments, the borrower typically assigns its right, title and interest as landlord under the leases on the related mortgaged property and the income derived from the leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents as long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. These assignments are typically not perfected as security interests prior to actual possession of the cash flows. Some state laws may require that the lender take possession of the mortgaged property and obtain judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Legal Aspects of the Mortgage Loans and the Leases--Leases and Rents."

ENVIRONMENTAL ISSUES AT THE
MORTGAGED PROPERTIES MAY
ADVERSELY AFFECT PAYMENT ON
YOUR CERTIFICATES                 Real property pledged as security for a
                                  mortgage loan may be subject to environmental risks. Under federal law and the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, this type of lien has priority over the lien of an existing mortgage against the property. Moreover, the presence of hazardous or toxic substances, or the failure to remediate the property, may adversely affect the owner or operator's ability to borrow using the property as collateral. In addition, under the laws of some states and under CERCLA and other federal law, a lender may become liable, as an "owner operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the management or operations of the borrower.
                                  Liability may be imposed even if the
                                  environmental damage or threat was caused by a prior owner.

                                  Under certain circumstances, a lender also risks this type of liability on foreclosure of the mortgage. Unless the related prospectus supplement specifies otherwise, neither the master servicer, the sub-servicer nor the special servicer may acquire title to a mortgaged property or take over its operation unless the master servicer has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that:

                                  o  the mortgaged property is in compliance
                                     with applicable environmental laws, and
                                     there are no circumstances present at the mortgaged property for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or

                                  o  if the mortgaged property is not in
                                     compliance with applicable environmental laws or circumstances requiring any of the foregoing actions are present, that it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and take the actions as would be necessary and appropriate to effect compliance or respond to those circumstances.

                                  See "Legal Aspects of the Mortgage Loans and
                                  Leases--Environmental Legislation."

IF YOU ARE SUBJECT TO ERISA,
YOU MAY NOT BE ELIGIBLE TO
PURCHASE CERTIFICATES             Generally, ERISA applies to investments made
                                  by employee benefit plans and transactions involving the assets of those plans. Due to the complexity of regulations governing those plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the offered certificates of any series.

THE INCOME TAX CONSIDERATIONS
SHOULD IMPACT YOUR DECISION TO
PURCHASE A REMIC RESIDUAL
CERTIFICATE                       Except as provided in the prospectus
                                  supplement, REMIC residual certificates are anticipated to have "phantom income" associated with them. That is, taxable income is anticipated to be allocated to the REMIC residual certificates in the early years of the existence of the related REMIC--even if the REMIC residual certificates receive no distributions from the related REMIC--with a corresponding amount of losses allocated to the REMIC residual certificates in later years. Accordingly, the present value of the tax detriments associated with the REMIC residual certificates may significantly exceed the present value of the tax benefits related thereto, and the REMIC residual certificates may have a negative "value."

                                  Moreover, the REMIC residual certificates will, in effect, be allocated an amount of gross income equal to the non-interest expenses of the REMIC, but those expenses will be deductible only as itemized deductions, and will be subject to all the limitations applicable to itemized deductions, by holders of REMIC residual certificates that are individuals. Accordingly, investment in the REMIC residual certificates generally will not be suitable for individuals or for certain pass-through entities, such as partnerships or S corporations, that have individuals as partners or shareholders. In addition, REMIC residual certificates are subject to restrictions on transfer. Finally, prospective purchasers of a REMIC residual certificate should be aware that final Treasury Department regulations do not permit certain REMIC residual interests to be marked to market.

REQUIRED CONSENT IN CONNECTION
WITH SERVICING THE PROPERTIES
MAY EFFECT THE TIMING OF
PAYMENTS ON YOUR CERTIFICATES     Under certain circumstances, the consent or
                                  approval of the holders of a specified
                                  percentage of the aggregate principal balance of all outstanding certificates of a series or a similar means of allocating decision-making will be required to direct certain actions.
                                  The actions may include directing the special servicer or the master servicer regarding measures to be taken with respect to some of the mortgage loans and real estate owned properties and amending the relevant pooling agreement or trust agreement. The consent or approval of these holders will be sufficient to bind all certificateholders of the relevant series. See "Description of the
                                  Agreements--Events of Default," "--Rights Upon
                                  Event of Default," and "--Amendment."

LITIGATION ARISING OUT OF
ORDINARY BUSINESS MAY ADVERSELY
AFFECT PAYMENT ON YOUR
CERTIFICATES                      There may be pending or threatened legal
                                  proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates. This litigation could cause a delay in the payment on your certificates.
                                  Therefore, we cannot assure you that this type of litigation would not have a material adverse effect on your certificates.

COMPLIANCE WITH THE AMERICANS
WITH DISABILITIES ACT OF 1990
MAY BE EXPENSIVE AND MAY
ADVERSELY AFFECT PAYMENT ON
YOUR CERTIFICATES                 Under the Americans with Disabilities Act of
                                  1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. Borrowers may incur costs complying with the Americans with Disabilities Act of 1990. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. These costs of complying with the Americans with Disabilities Act of 1990 and the possible imposition of fines for noncompliance would result in additional expenses on the mortgaged properties, which could have an adverse effect on your certificates.

IF YOUR CERTIFICATE IS
BOOK-ENTRY, YOU WILL NOT BE
RECOGNIZED AS A
CERTIFICATEHOLDER BY THE TRUSTEE  If the prospectus supplement so provides, one or more classes of the certificates offered to you will be initially represented by one or more certificates for each class registered in the name of Cede & Co., the nominee for the Depository Trust Company. If you purchase this type of certificate:

                                  o your certificate will not be registered in your name or the name of your nominee;

                                  o you will not be recognized by the trustee as a certificateholder; and

                                  o you will be able to exercise your right as a certificateholder only through the Depository Trust Company and its participating organizations.

                                  You will be recognized as a certificateholder only if and when definitive certificates are issued. See "Description of the
                                  Certificates--Book-Entry Registration and
                                  Definitive Certificates."


                -------------------------------------------------


This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described above under "Risk Factors" and elsewhere in this prospectus.

                         DESCRIPTION OF THE TRUST FUNDS

         Capitalized terms are defined in the "Glossary of Terms" beginning on page 113.


ASSETS

         Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund. The primary assets of each trust fund will include:

          o    multifamily mortgage loans, commercial mortgage loans or both;

          o mortgage participations, pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more mortgage loans or other similar participations, certificates or securities;

          o direct obligations of the United States, agencies of the United States or agencies created by government entities which are not subject to redemption prior to maturity at the option of the issuer and are (a) interest-bearing securities, (b) non-interest bearing securities, (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) interest-bearing securities from which the right to payment of principal has been removed; or

          o a combination of mortgage loans, mortgage backed securities and government securities.

         Neither the mortgage loans nor the mortgage backed securities will be guaranteed or insured by Morgan Stanley Dean Witter Capital I Inc. or any of its affiliates or, unless otherwise provided in the prospectus supplement, by any government agency or instrumentality or by any other person. Each asset will be selected by Morgan Stanley Dean Witter Capital I Inc. for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may be an affiliate of Morgan Stanley Dean Witter Capital I Inc. and, with respect to mortgage loans or mortgage backed securities, which prior holder may or may not be the originator of the mortgage loan or the issuer of the mortgage backed securities.

         Unless otherwise specified in the related prospectus supplement, the certificates of any series will be entitled to payment only from the assets of the related trust fund and will not be entitled to payments in respect of the assets of any other trust fund established by Morgan Stanley Dean Witter Capital I Inc. If specified in the related prospectus supplement, the assets of a trust fund will consist of certificates representing beneficial ownership interests in another trust fund that contains the assets.


MORTGAGE LOANS


   GENERAL

         The mortgage loans will be secured by liens on, or security interests in, mortgaged properties consisting of:

          o Multifamily Properties which are residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings; or

          o Commercial Properties which are office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties.

The mortgaged properties will be located in any one of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico, or, in another location, if specified in the related prospectus supplement. The mortgage loans in the mortgage pool will be evidenced by promissory notes secured by first or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on the mortgaged property. Multifamily Properties may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations. The mortgaged properties may include leasehold interests in properties, the title to which is held by third party lessors. Unless otherwise specified in the prospectus supplement, the term of any leasehold will exceed the term of the related mortgage note by at least five years. Each mortgage loan will have been originated by a person other than Morgan Stanley Dean Witter Capital I Inc. The related prospectus supplement will indicate if any originator or a mortgage loan is an affiliate of Morgan Stanley Dean Witter Capital I Inc., mortgage loans will generally also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the mortgage loan.


   LEASES

         If specified in the related prospectus supplement, some or all of the mortgage loans will include assignments of the leases of the related mortgaged properties and assignments of the rental payments due from lessee to lessor under the leases. To the extent specified in the related prospectus supplement, the commercial properties may be leased to lessees that respectively occupy all or a portion of the properties. Pursuant to an assignment of a lease, the related borrower may assign its rights, title and interest as lessor under each lease and the income derived from the lease to the related lender, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender or its agent is entitled to collect the rents from the related lessee or lessees for application to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the lease assignments by a lender until it takes possession of the related mortgaged property or a receiver is appointed. See "Legal Aspects of the Mortgage Loans and the Leases--Leases and Rents". Alternatively, if specified in the related prospectus supplement, the borrower and the lender may agree that payments under leases are to be made directly to the master servicer.

         If described in the related prospectus supplement, the leases may require the lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the related mortgage loans. In some cases, the leases may require the lessees to pay their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the mortgaged properties. Some of the leases may require the borrower to bear costs associated with structural repairs or the maintenance of the exterior or other portions of the mortgaged property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the lessees are required to pay. If so specified in the related prospectus supplement, under certain circumstances the lessees may be permitted to set off their rental obligations against the obligations of the borrowers under the leases. In those cases where payments under the leases, net of any operating expenses payable by the borrowers are insufficient to pay all of the scheduled principal and interest on the related mortgage loans, the borrowers must rely on other income or sources, including security deposits, generated by the related mortgaged property to make payments on the related mortgage loan.

         To the extent specified in the related prospectus supplement, some commercial properties may be leased entirely to one lessee. In these cases, absent the availability of other funds, the borrower must rely entirely on rent paid by the lessee in order for the borrower to pay all of the scheduled principal and interest on the related mortgage loan. To the extent specified in the related prospectus supplement, some of the leases may expire prior to the stated maturity of the related mortgage loan. In these cases, upon expiration of the leases the borrowers will have to look to alternative sources of income, including rent payment by any new lessees or proceeds from the sale or refinancing of the mortgaged property, to cover the payments of principal and interest due on these mortgage loans unless the lease is renewed. As specified in the related prospectus supplement, some of the leases may provide that upon the occurrence of a casualty affecting a mortgaged property, the lessee will have the right to terminate its lease, unless the borrower, as lessor, is able to cause the mortgaged property to be restored within a specified period of time. Some leases may provide that it is the lessor's responsibility, while other leases provide that it is the lessee's responsibility, to restore the mortgaged property after a casualty to its original condition. Some leases may provide a right of termination to the related lessee if a taking of a material or specified percentage of the leased space in the mortgaged property occurs, or if the ingress or egress to the leased space has been materially impaired.


   DEFAULT AND LOSS CONSIDERATIONS WITH RESPECT TO THE MORTGAGE LOANS

         Mortgage loans secured by commercial and multifamily properties are markedly different from owner-occupied single family mortgage loans. The repayment of loans secured by commercial or multifamily properties is typically dependent upon the successful operation of the property rather than upon the liquidation value of the real estate. Unless otherwise specified in the prospectus supplement, the mortgage loans will be non-recourse loans, which means that, absent special facts, the lender may look only to the Net Operating Income from the property for repayment of the mortgage debt, and not to any other of the borrower's assets, in the event of the borrower's default. Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on a loan. The "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the mortgage loan. "Net Operating Income" means, for any given period, to the extent set forth in the related prospectus supplement, the total operating revenues derived from a mortgaged property during that period, minus the total operating expenses incurred in respect of the mortgaged property during that period other than:

          o    non-cash items such as depreciation and amortization;

          o    capital expenditures; and

          o    debt service on loans secured by the mortgaged property.

         The Net Operating Income of a mortgaged property will fluctuate over time and may be sufficient or insufficient to cover debt service on the related mortgage loan at any given time.

         As the primary component of Net Operating Income, rental income as well as maintenance payments from tenant-stockholders of a cooperative is subject to the vagaries of the applicable real estate market or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial loans may be secured by owner-occupied mortgaged properties or mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from the mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

         Changes in the expense components of Net Operating Income due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate and personal property tax rates and other operating expenses, including energy costs; changes in governmental rules, regulations and fiscal policies, including environmental legislation; and acts of God may also affect the risk of default on the related mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower, is responsible for payment of some or all of these expenses; however, because leases are subject to default risks as well when a tenant's income is insufficient to cover its rent and operating expenses, the existence of "net of expense" provisions will only temper, not eliminate, the impact of expense increases on the performance of the related mortgage loan. See "--Leases" above.

         The duration of leases and the existence of any "net of expense" provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties. However, that risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities and hospitals, the income from which and the operating expenses of which are subject to state and federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low-and moderate-income housing in particular may be subject to legal limitations and regulations but, because of these regulations, may also be less sensitive to fluctuations in market rents generally.

         The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default because other factors may outweigh a high Debt Service Coverage Ratio. For instance, where a mortgage loan requires substantial principal payments at the stated maturity, the risk of default if the balloon payment cannot be refinanced at maturity is significant, even though the related Debt Service Coverage Ratio may be high.

         The liquidation value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including declines in rental or occupancy rates. Lenders generally use the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated upon a default by the borrower.

         Appraised values for income-producing properties may be based on:

          o the recent resale value of comparable properties at the date of the appraisal;

          o    the cost of replacing the property;

          o a projection of value based upon the property's projected net cash flow; or

          o a selection from or interpolation of the values derived from the methods listed here.

         Each of these appraisal methods presents analytical challenges for the following reasons:

          o it is often difficult to find truly comparable properties that have recently been sold;

          o the replacement cost of a property may have little to do with its current market value;

          o income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate;

          o more than one of the appraisal methods may be used and each may produce significantly different results; and

          o if a high Loan-to-Value Ratio accompanies a high Debt Service Coverage Ratio or vice versa, the analysis of default and loss risks is difficult.

         While Morgan Stanley Dean Witter Capital I Inc. believes that the foregoing considerations are important factors that generally distinguish the multifamily and commercial loans from single family mortgage loans and provide insight to the risks associated with income-producing real estate, there is no assurance that these factors will in fact have been considered by the originators of the multifamily and commercial loans, or that, for any of the mortgage loans, they are complete or relevant. See "Risk Factors--Borrower May Be Unable To Repay The Remaining Principal Balance On Its Maturity Date Which Would Adversely Affect Payment On Your Certificates," "--Your Certificates Will Bear Losses If Insufficient Funds Are Available to Satisfy Any Junior Mortgage Loans," and "--Obligor Default May Adversely Affect Payment on Your Certificates."


   LOAN-TO-VALUE RATIO

         The Loan-to-Value Ratio of a mortgage loan at any given time is the ratio, expressed as a percentage, of the then outstanding principal balance of the mortgage loan to the Value of the related mortgaged property. The Value of a mortgaged property, other than with respect to Refinance Loans, is generally the lesser of

          o the appraised value determined in an appraisal obtained by the originator at origination of that loan and

          o    the sales price for that property.

Refinance Loans are loans made to refinance existing loans. Unless the related prospectus supplement provides otherwise, the Value of the mortgaged property securing a Refinance Loan is the appraised value determined in an appraisal obtained at the time of origination of the Refinance Loan. The Value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the Value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

   MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

         Each prospectus supplement will contain information, as of the date of that prospectus supplement or the Cut-off Date, if applicable and specifically known to Morgan Stanley Dean Witter Capital I Inc., with respect to the mortgage loans, including:

          o the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans, unless the related prospectus supplement provides otherwise, the close of business on the Cut-off Date, which is a day of the month of formation of the related trust fund, as designated in the prospectus supplement;

          o the type of property securing the mortgage loans, e.g., multifamily property or commercial property and the type of property in each category;

          o the weighted average, by principal balance, of the original and remaining terms to maturity of the mortgage loans;

          o the earliest and latest origination date and maturity date of the mortgage loans;

          o the weighted average, by principal balance, of the Loan-to-Value Ratios at origination of the mortgage loans;

          o the mortgage rates or range of mortgage rates and the weighted average mortgage rate borne by the mortgage loans;

          o the state or states in which most of the mortgaged properties are located;

          o information with respect to the prepayment provisions, if any, of the mortgage loans;

          o    the weighted average Retained Interest, if any;

          o with respect to mortgage loans with adjustable mortgage rates, the Index, the frequency of the adjustment dates, the highest, lowest and weighted average note margin and pass-through margin, and the maximum mortgage rate or monthly payment variation at the time of any adjustment thereof and over the life of the adjustable rate loan and the frequency of monthly payment adjustments;

          o the Debt Service Coverage Ratio either at origination or as of a more recent date, or both; and

          o information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions.

The related prospectus supplement will also contain certain information available to Morgan Stanley Dean Witter Capital I Inc. with respect to the provisions of leases and the nature of tenants of the mortgaged properties and other information referred to in a general manner under "--Default and Loss Considerations with Respect to the Mortgage Loans" above. If specific information respecting the mortgage loans is not known to Morgan Stanley Dean Witter Capital I Inc. at the time certificates are initially offered, more general information of the nature described in the bullet points in this section will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days after the initial issuance.


   PAYMENT PROVISIONS OF THE MORTGAGE LOANS

         Unless otherwise specified in the related prospectus supplement, all of the mortgage loans will:

          o have individual principal balances at origination of not less than $25,000;

          o    have original terms to maturity of not more than 40 years; and

          o provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at another interval as specified in the related prospectus supplement.

         Each mortgage loan may provide for no accrual of interest or for accrual of interest thereon at a mortgage rate. Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related prospectus supplement. Each mortgage loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related prospectus supplement. Each mortgage loan may contain a Lockout Period and Lockout Date, the date of expiration of the Lockout Period, or require payment of a prepayment premium in connection with a prepayment, in each case as described in the related prospectus supplement.

         In the event that holders of any class or classes of the offered certificates in this prospectus supplement will be entitled to all or a portion of any prepayment premiums collected in respect of mortgage loans, the related prospectus supplement will specify the method or methods by which these amounts will be allocated. A mortgage loan may also contain provisions entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property, as described in the related prospectus supplement. In the event that holders of any class or classes of offered certificates will be entitled to all or a portion of an Equity Participation, the related prospectus supplement will specify the terms and provisions of the Equity Participation and the method or methods by which distributions in respect thereof will be allocated among the certificates.


MORTGAGE BACKED SECURITIES

         Any MBS will have been issued pursuant to an MBS Agreement. A seller, the MBS issuer, or the servicer of the underlying mortgage loans or Underlying MBS, or a combination of those entities, will have entered into the MBS Agreement with an MBS trustee, if any, or with the original purchaser of the interest in the underlying mortgage loans or MBS evidenced by the MBS.

         Distributions of any principal or interest, as applicable, will be made on MBS on the dates specified in the related prospectus supplement. The MBS may be issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Any principal or interest distributions will be made on the MBS by the MBS trustee or the MBS servicer. The MBS issuer or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

         Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the certificates under "Description of Credit Support" may be provided with respect to the MBS. The type, characteristics and amount of the credit support, if any, will be a function of certain characteristics of the mortgage loans or Underlying MBS evidenced by or securing the MBS and other factors and generally will have been established for the MBS on the basis of requirements of any Rating Agency that may have assigned a rating to the MBS or the initial purchasers of the MBS.

         The prospectus supplement for a series of certificates evidencing interests in assets that include MBS will specify, to the extent available:

          o the aggregate approximate initial and outstanding principal amount or Notional Amount, as applicable, and type of the MBS to be included in the trust fund;

          o the original and remaining term to stated maturity of the MBS, if applicable;

          o whether the MBS is entitled only to interest payments, only to principal payments or to both;

          o the pass-through or bond rate of the MBS or formula for determining the rates, if any;

          o the applicable payment provisions for the MBS, including, but not limited to, any priorities, payment schedules and subordination features;

          o    the MBS issuer, MBS servicer and MBS trustee, as applicable;

          o characteristics of the credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related Underlying Mortgage Loans, the Underlying MBS or directly to the MBS;

          o the terms on which the MBS or the related Underlying Mortgage Loans or Underlying MBS may, or are required to, be purchased prior to their maturity;

          o the terms on which mortgage loans or Underlying MBS may be substituted for those originally underlying the MBS;

          o    the servicing fees payable under the MBS Agreement;

          o the type of information in respect of the Underlying Mortgage Loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" above, and the type of information in respect of the Underlying MBS described in this paragraph;

          o the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the MBS, and

          o whether the MBS is in certificated form, book-entry form or held through a depository such as The Depository Trust Company or the Participants Trust Company.

         If specified in the prospectus supplement for a series of certificates, a trust fund may contain one or more MBS issued by Morgan Stanley Dean Witter Capital I Inc. that each represent an interest in one or more Underlying Mortgage Loans. The prospectus supplement for a series will contain the disclosure concerning the MBS described in the preceding paragraph and, in particular, will disclose the Underlying Mortgage Loans appropriately in light of the percentage of the aggregate principal balance of all assets represented by the principal balance of the MBS.


GOVERNMENT SECURITIES

         The prospectus supplement for a series of certificates evidencing interests in assets of a trust fund that include government securities will specify, to the extent available:

          o the aggregate approximate initial and outstanding principal amounts or Notional Amounts, as applicable, and types of the government securities to be included in the trust fund;

          o the original and remaining terms to stated maturity of the government securities;

          o whether the government securities are entitled only to interest payments, only to principal payments or to both;

          o the interest rates of the government securities or the formula to determine the rates, if any;

          o    the applicable payment provisions for the government securities;
               and

          o to what extent, if any, the obligation evidenced by the related series of certificates is backed by the full faith and credit of the United States.


ACCOUNTS

         Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in the related prospectus supplement deposit all payments and collections received or advanced with respect to the assets and other assets in the trust fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held in that account may be held as cash or invested in short-term, investment grade obligations, in each case as described in the related prospectus supplement. See "Description of the Agreements--Certificate Account and Other Collection Accounts."

CREDIT SUPPORT

         If so provided in the related prospectus supplement, partial or full protection against certain defaults and losses on the assets in the related trust fund may be provided to one or more classes of certificates in the related series in the form of subordination of one or more other classes of certificates in the series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof. The amount and types of coverage, the identification of the entity providing the coverage if applicable and related information with respect to each type of Credit Support, if any, will be described in the prospectus supplement for a series of certificates. See "Risk Factors--Credit Support May Not Cover Losses Or Risks Which Could Adversely Affect Payment On Your Certificates."


CASH FLOW AGREEMENTS

         If so provided in the related prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates. Currency exchange agreements might be included in the trust fund if some or all of the mortgage loans or MBS, such as mortgage loans secured by mortgaged properties located outside the United States, were denominated in a non-United States currency. The principal terms of any guaranteed investment contract or other agreement, including, without limitation, provisions relating to the timing, manner and amount of payments and provisions relating to termination, will be described in the prospectus supplement for the related series. In addition, the related prospectus supplement will provide information with respect to the obligor under any Cash Flow Agreement.


                                USE OF PROCEEDS

         The net proceeds to be received from the sale of the certificates will be applied by Morgan Stanley Dean Witter Capital I Inc. to the purchase of assets and to pay for certain expenses incurred in connection with the purchase of assets and sale of certificates. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of assets acquired by Morgan Stanley Dean Witter Capital I Inc., prevailing interest rates, availability of funds and general market conditions.


                              YIELD CONSIDERATIONS

GENERAL

         The yield on any offered certificate will depend on the price paid by the certificateholder will accrue interest thereon based on a pass-through rate of the certificate, the receipt and timing of receipt of distributions on the certificate and the weighted average life of the assets in the related trust fund, which may be affected by prepayments, defaults, liquidations or repurchases. See "Risk Factors."


PASS-THROUGH RATE

         Certificates of any class within a series may have fixed, variable or adjustable pass-through rates, which may or may not be based upon the interest rates borne by the assets in the related trust fund. The prospectus supplement with respect to any series of certificates will specify

          o the pass-through rate for each class of certificates or, in the case of a variable or adjustable pass-through rate, the method of determining the pass-through rate;

          o the effect, if any, of the prepayment of any mortgage loan or MBS on the pass-through rate of one or more classes of certificates; and

          o whether the distributions of interest on the certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

         The effective yield to maturity to each holder of certificates entitled to payments of interest will be below that otherwise produced by the applicable pass-through rate and purchase price of the certificate because, while interest may accrue on each asset during a certain period, the distribution of interest will be made on a day which may be several days, weeks or months following the period of accrual.


TIMING OF PAYMENT OF INTEREST

         Each payment of interest on the certificates will have a stated principal amount in addition to the certificate Balance of a class of Accrual Certificates, and will be distributed to certificateholders as provided in the related prospectus supplement and will include interest accrued during the Interest Accrual Period for that Distribution Date. As indicated in this prospectus under "--Pass-Through Rate" above, if the Interest Accrual Period ends on a date other than a Distribution Date for the related series, the yield realized by the holders of the certificates may be lower than the yield that would result if the Interest Accrual Period ended on that Distribution Date. In addition, if so specified in the related prospectus supplement, interest accrued for an Interest Accrual Period for one or more classes of certificates may be calculated on the assumption that distributions of principal, additions to the Certificate Balance of Accrual Certificates and allocations of losses on the assets may be made on the first day of the Interest Accrual Period for a Distribution Date and not on that Distribution Date. This method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an Interest Accrual Period. The Interest Accrual Period for any class of offered certificates will be described in the related prospectus supplement.


PAYMENTS OF PRINCIPAL; PREPAYMENTS

         The yield to maturity on the certificates will be affected by the rate of principal payments on the assets including principal prepayments on mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations. These payments may be directly dependent upon the payments on leases underlying the mortgage loans. The rate at which principal prepayments occur on the mortgage loans will be affected by a variety of factors, including, without limitation, the terms of the mortgage loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the mortgage rates on the mortgage loans comprising or underlying the assets in a particular trust fund, the mortgage loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by the mortgage loans. In this regard, it should be noted that assets may consist of mortgage loans with different mortgage rates and the stated pass-through or pay-through interest rate of certain MBS may be a number of percentage points higher or lower than the underlying mortgage loans. The rate of principal payments on some or all of the classes of certificates of a series

          o will correspond to the rate of principal payments on the assets in the related trust fund;

          o is likely to be affected by the existence of Lockout Periods and Prepayment Premium provisions of the mortgage loans underlying or comprising the assets; and

          o is likely to be affected to the extent the servicer of any mortgage loan is able to enforce the Lockout Period and Prepayment Premium provisions.

Mortgage loans with a Lockout Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without these provisions, with shorter Lockout Periods or with lower Prepayment Premiums.

         If the purchaser of a certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the prospectus supplement for a series of certificates, the effect on yield on one or more classes of the certificates of the series of prepayments of the assets in the related trust fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to these classes.

         When a full prepayment is made on a mortgage loan, the borrower is charged interest on the principal amount of the mortgage loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. Unless otherwise specified in the related prospectus supplement, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of certificates entitled to payments of interest because interest on the principal amount of any mortgage loan so prepaid will be paid only to the date of prepayment rather than for a full month. Unless otherwise specified in the related prospectus supplement, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan as of the Due Date in the month in which the partial prepayment is received. As a result, to the extent set forth in the related prospectus supplement, the effect of a partial prepayment on a mortgage loan will be to reduce the amount of interest passed through to holders of certificates in the month following the receipt of the partial prepayment by an amount equal to one month's interest at the applicable pass-through rate on the prepaid amount.

         The timing of changes in the rate of principal payments on the mortgage loans or MBS may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the mortgage loans or the MBS and distributed on a certificate, the greater the effect on the investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease or increase in the rate of principal payments.


PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

         The rates at which principal payments are received on the assets included in or comprising a trust fund and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related series of certificates may affect the ultimate maturity and the weighted average life of each class of a series. Prepayments on the mortgage loans comprising or underlying the mortgage loans or MBS in a particular trust fund will generally accelerate the rate at which principal is paid on some or all of the classes of the certificates of the related series.

         If so provided in the prospectus supplement for a series of certificates, one or more classes of certificates may have a final scheduled Distribution Date, which is the date on or prior to which the certificate Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to that series set forth in the related prospectus supplement.

         Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans comprising or underlying the mortgage loans or MBS is paid to that class, which may be in the form of scheduled amortization or prepayments which include prepayments, in whole or in part, and liquidations due to default.

         In addition, the weighted average life of the certificates may be affected by the varying maturities of the mortgage loans comprising or underlying the MBS. If any mortgage loans comprising or underlying the assets in a particular trust fund have actual terms to maturity of less than those assumed in calculating final scheduled Distribution Dates for the classes of certificates of the related series, one or more classes of certificates may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the assets will, to some extent, be a function of the mix of mortgage rates and maturities of the mortgage loans comprising or underlying the assets. See "Description of the Trust Funds."

         Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate prepayment model. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of the loans.

         Neither CPR nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage loans underlying or comprising the mortgage loans, the MBS or both. Moreover, CPR was developed based upon historical prepayment experience for single family loans. Thus, it is likely that prepayment of any mortgage loans comprising or underlying the mortgage loans or the MBS for any series will not conform to any particular level of CPR.

         Morgan Stanley Dean Witter Capital I Inc. is not aware of any meaningful publicly available prepayment statistics for multifamily or commercial mortgage loans.

         The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of the series and the percentage of the initial certificate Balance of each class that would be outstanding on specified Distribution Dates. The information in these tables will be based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the mortgage loans comprising or underlying the related assets are made at rates corresponding to various percentages of CPR or at other rates specified in the prospectus supplement. These tables and assumptions are intended to illustrate the sensitivity of weighted average life of the certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the certificates. It is unlikely that prepayment of any mortgage loans comprising or underlying the mortgage loans or MBS for any series will conform to any particular level of CPR or any other rate specified in the related prospectus supplement.


OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

   TYPE OF MORTGAGE ASSET

         A number of mortgage loans may have balloon payments due at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage loans having balloon payments may default at maturity, or that the servicer may extend the maturity of this type of mortgage loan in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the servicer may, to the extent and under the circumstances set forth in the related prospectus supplement, be permitted to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan will tend to extend the weighted average life of the certificates. This would lengthen the period of time elapsed from the date of issuance of a certificate until it is retired.


   FORECLOSURES AND PAYMENT PLANS

         The number of foreclosures and the principal amount of the mortgage loans comprising or underlying the mortgage loans or MBS that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average life of the mortgage loans comprising or underlying the mortgage loans or MBS and that of the related series of certificates. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average life of the certificates.


   DUE-ON-SALE AND DUE-ON-ENCUMBRANCE CLAUSES

         Acceleration of mortgage payments as a result of transfers of or the creation of encumbrances upon underlying mortgaged property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant prospectus supplement. A number of the mortgage loans comprising or underlying the assets may include "due-on-sale" clauses or "due-on-encumbrance" clauses that allow the holder of the mortgage loans to demand payment in full of the remaining principal balance of the mortgage loans upon sale or other transfers of or the creation of encumbrances upon the related mortgaged property. With respect to any Whole Loans, unless otherwise provided in the related prospectus supplement, the master servicer, on behalf of the trust fund, will be required to exercise--or waive its right to exercise--any rights that the trustee may have as lender to accelerate payment of the Whole Loan in a manner consistent with the Servicing Standard. See "Legal

Aspects of the Mortgage Loans and the Leases--Due-on-Sale and Due-on-Encumbrance" and "Description of the Agreements--Due-on-Sale and Due-on-Encumbrance Provisions."


                                  THE DEPOSITOR

         Morgan Stanley Dean Witter Capital I Inc., the depositor, formerly known as Morgan Stanley Capital I Inc., is a direct wholly-owned subsidiary of Morgan Stanley Dean Witter and was incorporated in the State of Delaware on January 28, 1985. The principal executive offices of Morgan Stanley Dean Witter Capital I Inc. are located at 1585 Broadway, 37th Floor, New York, New York 10036. Its telephone number is (212) 761-4000.

         Morgan Stanley Dean Witter Capital I Inc. does not have, nor is it expected in the future to have, any significant assets.


                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         The certificates of each series, including any class of certificates not offered by this prospectus, will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Agreement. Each series of certificates will consist of one or more classes of certificates that may:

          o provide for the accrual of interest thereon based on fixed, variable or adjustable rates;

          o be senior or subordinate to one or more other classes of certificates in respect of distributions on the certificates;

          o be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

          o be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

          o provide for distributions of accrued interest thereon commencing only following the occurrence of events, such as the retirement of one or more other classes of certificates of the series;

          o provide for payments of principal sequentially, based on specified payment schedules, from only a portion of the assets in the trust fund or based on specified calculations, to the extent of available funds, in each case as described in the related prospectus supplement;

          o provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal Certificate component and a Stripped Interest Certificate component; or

          o    do all or any combination of the above.

Any of the foregoing may be included in the certificates being offered to you.

         Each class of offered certificates of a series will be issued in minimum denominations corresponding to the Certificate Balances or, in case of Stripped Interest Certificates, Notional Amounts or percentage interests specified in the related prospectus supplement. The transfer of any offered certificates may be registered and these certificates may be exchanged without the payment of any service charge payable in connection with the registration of transfer or exchange. However Morgan Stanley Dean Witter Capital I Inc. or the trustee or any of its agents may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of certificates of a series may be issued in definitive form or in book-entry form, as provided in the related prospectus supplement. See "Risk Factors--If Your Certificate Is Book-Entry, You Will Not Be Recognized As Certificateholder By The Trustee." Under limited circumstances, definitive certificates will be exchangeable for other certificates of the same class and series of a like aggregate Certificate Balance, Notional Amount or percentage interest but of different authorized denominations.


DISTRIBUTIONS

         Distributions on the certificates of each series will be made by or on behalf of the trustee on each Distribution Date as specified in the related prospectus supplement from the Available Distribution Amount for the series and the Distribution Date. Except as otherwise specified in the related prospectus supplement, distributions other than the final distribution will be made to the persons in whose names the certificates are registered on the Record Date, and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each Distribution Date will be allocated pro rata among the outstanding certificates in the class or by random selection, as described in the related prospectus supplement or otherwise established by the related trustee.

         Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities to receive payments by wire transfer, if the certificateholder has so notified the trustee or other person required to make the payments no later than the date specified in the related prospectus supplement and, if so provided in the related prospectus supplement, holds certificates in the requisite amount specified in the related prospectus supplement, or by check mailed to the address of the person entitled to receive payments as it appears on the Certificate Register. However, the final distribution in retirement of the certificates, whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.


AVAILABLE DISTRIBUTION AMOUNT

         All distributions on the certificates of each series on each Distribution Date will be made from the Available Distribution Amount described in this paragraph, in accordance with the terms described in the related prospectus supplement. Unless provided otherwise in the related prospectus supplement, the Available Distribution Amount for each Distribution Date equals the sum of the following amounts:

     1. the total amount of all cash on deposit in the related Certificate Account as of the corresponding Determination Date, exclusive of:

          o all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period;

          o unless the related prospectus supplement provides otherwise, all prepayments, together with related payments of the interest thereon and related prepayment premiums, Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries received subsequent to the related Due Period; and

          o all amounts in the Certificate Account that are due or reimbursable to Morgan Stanley Dean Witter Capital I Inc., the trustee, an asset seller, a subservicer, a special servicer, the master servicer or any other entity as specified in the related prospectus supplement or that are payable in respect of certain expenses of the related trust fund;

     2. if the related prospectus supplement so provides, interest or investment income on amounts on deposit in the Certificate Account, including any net amounts paid under any Cash Flow Agreements;

     3. all advances made by a master servicer or any other entity as specified in the related prospectus supplement with respect to the Distribution Date;

     4. if and to the extent the related prospectus supplement so provides, amounts paid by a master servicer or any other entity as specified in the related prospectus supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

     5. unless the related prospectus supplement provides otherwise, to the extent not on deposit in the related Certificate Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to the Distribution Date.

         The entire Available Distribution Amount will be distributed among the related certificates, including any certificates not offered hereby, on each Distribution Date, and accordingly will be released from the trust fund and will not be available for any future distributions.


DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

         Each class of certificates, other than classes of Stripped Principal Certificates that have no pass-through rate, may have a different pass-through rate, which will be a fixed, variable or adjustable rate at which interest will accrue on the class or a component thereof. The related prospectus supplement will specify the pass-through rate for each class or component or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate. Unless otherwise specified in the related prospectus supplement, interest on the certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

         In general, distributions of interest in respect of the certificates of any class will be made on each Distribution Date based on the Accrued Certificate Interest for the class and the Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to the class on the Distribution Date. Accrual Certificates, however, will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related prospectus supplement. In addition, any class of Stripped Principal Certificates are not entitled to any distributions of interest. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on the class will be added to the Certificate Balance thereof on each Distribution Date. Unless otherwise provided in the prospectus supplement, Accrued Certificate Interest on Stripped Interest Certificates will be equal to interest accrued for a specified period on the outstanding Notional Amount thereof immediately prior to each Distribution Date, at the applicable pass-through rate, reduced as described below in the next paragraph.

         The method of determining the Notional Amount for any class of Stripped Interest Certificates will be described in the related prospectus supplement. Reference to Notional Amount is solely for convenience in calculations and does not represent the right to receive any distributions of principal. Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest on a series of certificates will be reduced in the event of prepayment interest shortfalls. Prepayment interest shortfalls are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in the accrual period on the mortgage loans comprising or underlying the mortgage loans or MBS in the trust fund for the series. The particular manner in which these shortfalls are to be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage loans comprising or underlying the mortgage loans or MBS in the related trust fund. Similarly, with respect to Accrual Certificates, the related prospectus supplement will describe the extent to which the amount of Accrued Certificate Interest that may be added to the Certificate Balance of a Class of Offered Certificates may be reduced. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to the class of a portion of any deferred interest on the mortgage loans comprising or underlying the mortgage loans or MBS in the related trust fund will result in a corresponding increase in the Certificate Balance of the class. See "Risk Factors--Prepayments And Repurchases May Reduce The Yield On Your Certificates," and "--If Prepayment Premiums Are Not Enforced, Your Certificates May Be Adversely Affected," and "Yield Considerations."


DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

         The certificates of each series, other than certain classes of Stripped Interest Certificates, will have a Certificate Balance. The Certificate Balance will equal the maximum principal amount that the holder will be entitled to receive out of future cash flow on the assets in the trust fund. The outstanding Certificate Balance of a certificate will be reduced to the extent of distributions of principal and, if and to the extent so provided in the related prospectus supplement, by the amount of losses incurred in respect of the related assets. The outstanding Certificate Balance may be increased in respect of deferred interest on the related mortgage loans to the extent provided in the related prospectus supplement. The outstanding Certificate Balance may be increased in the case of Accrual Certificates, prior to the Distribution Date on which distributions of interest are required to commence, by any related Accrued Certificate Interest. Unless otherwise provided in the related prospectus supplement, the initial aggregate Certificate Balance of all classes of certificates of a series will not be greater than the outstanding aggregate principal balance of the related assets as of the applicable Cut-off Date. The initial aggregate Certificate Balance of a series and each class thereof will be specified in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, distributions of principal will be made on each Distribution Date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement until the Certificate Balance of that class has been reduced to zero. Stripped Interest Certificates with no Certificate Balance are not entitled to any distributions of principal.


COMPONENTS

         To the extent specified in the related prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under "--General" above. To the extent, the descriptions set forth under "--Distributions of Interests on the Certificates" and "--Distributions of Principal of the Certificates" above also relate to components of a class of certificates. In this case, references to Certificate Balance and pass-through rate refer to the principal balance, if any, of any component and the pass-through rate, if any, on any component, respectively.


DISTRIBUTIONS ON THE CERTIFICATES OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

         If so provided in the related prospectus supplement, prepayment premiums or payments in respect of Equity Participations that are collected on the mortgage loans or MBS in the related trust fund will be distributed on each Distribution Date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement.


ALLOCATION OF LOSSES AND SHORTFALLS

         If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the mortgage loans or MBS or both have been incurred, the amount of losses or shortfalls will be borne first by a class of Subordinate Certificates in the priority and manner and subject to the limitations specified in the prospectus supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a trust fund against losses and shortfalls on mortgage loans or MBS comprising the trust fund.


ADVANCES IN RESPECT OF DELINQUENCIES

         With respect to any series of certificates evidencing an interest in a trust fund, unless otherwise provided in the related prospectus supplement, the master servicer or another entity described in the prospectus supplement will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the Certificate Account that are not included in the Available Distribution Amount for the Distribution Date. The master servicer or other entity required to make advances will do so, in an amount equal to the aggregate of payments of principal, other than any balloon payments, and interest, net of related servicing fees and Retained Interest, that were due on the Whole Loans in the trust fund during the related Due Period and were delinquent on the related Determination Date. The master servicer or other entity required to make advances will advance, subject to that entity's good faith determination that the advances will be reimbursable from Related Proceeds. In the case of a series of certificates that includes one or more classes of Subordinate Certificates and if so provided in the related prospectus supplement, the master servicer's or another entity's advance obligation may be limited only to the portion of the delinquencies necessary to make the required distributions on one or more classes of Senior Certificates and may be subject to the master servicer's or another entity's good faith determination that the advances will be reimbursable not only from Related Proceeds but also from collections on other assets otherwise distributable on one or more classes of Subordinate Certificates. See "Description of Credit Support."

         Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates. Advances do not guaranty or insure against losses. Unless otherwise provided in the related prospectus supplement, advances of the master servicer's or another entity's funds will be reimbursable only out of Related Proceeds and, if so provided in the prospectus supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Certificates of the series. However, advances will be reimbursable from amounts in the Certificate Account prior to distributions being made on the certificates, to the extent that the master servicer or another entity shall determine in good faith that the advance is a Nonrecoverable Advance. If advances have been made by the master servicer from excess funds in the Certificate Account, the master servicer is required to replace the funds in the Certificate Account on any future Distribution Date to the extent that funds in the Certificate Account on the Distribution Date are less than payments required to be made to certificateholders on that date. If so specified in the related prospectus supplement, the obligations of the master servicer or another entity to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any surety bond, will be set forth in the related prospectus supplement.

         If and to the extent so provided in the related prospectus supplement, the master servicer or another entity will be entitled to receive interest at the rate specified in the prospectus supplement on its outstanding advances and will be entitled to pay itself interest periodically from general collections on the assets prior to any payment to certificateholders or as otherwise provided in the related Agreement and described in the prospectus supplement.

         The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any corresponding advancing obligation of any person in connection with the MBS.


REPORTS TO CERTIFICATEHOLDERS

         Unless otherwise provided in the prospectus supplement, with each distribution to holders of any class of certificates of a series, the master servicer or the trustee, as provided in the related prospectus supplement, will forward or cause to be forwarded to each holder, to Morgan Stanley Dean Witter Capital I Inc. and to the other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

     (1) the amount of the distribution to holders of certificates of that class applied to reduce the Certificate Balance thereof;

     (2) the amount of the distribution to holders of certificates of that class allocable to Accrued Certificate Interest;

     (3)  the amount of the distribution allocable to

              o    prepayment premiums and

              o    payments on account of Equity Participations;

     (4) the amount of related servicing compensation received by a master servicer and, if payable directly out of the related trust fund, by any special servicer and any subservicer and any other customary information as that master servicer or trustee deem necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

     (5) the aggregate amount of advances included in that distribution, and the aggregate amount of unreimbursed advances at the close of business on that Distribution Date;

     (6) the aggregate principal balance of the assets at the close of business on that Distribution Date;

     (7) the number and aggregate principal balance of Whole Loans in respect of which:

              o    one scheduled payment is delinquent,

              o    two scheduled payments are delinquent,

              o    three or more scheduled payments are delinquent and

              o    foreclosure proceedings have been commenced;

     (8)  with respect to each Whole Loan that is delinquent two or more months:

              o    the loan number thereof,

              o    the unpaid balance thereof,

              o    whether the delinquency is in respect of any balloon payment,

              o the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof,

              o if applicable, the aggregate amount of any interest accrued and payable on related servicing expenses and related advances assuming the mortgage loan is subsequently liquidated through foreclosure,

              o whether a notice of acceleration has been sent to the borrower and, if so, the date of the notice,

              o whether foreclosure proceedings have been commenced and, if so, the date so commenced and

              o if the mortgage loan is more than three months delinquent and foreclosure has not been commenced, the reason therefor;

     (9) with respect to any Whole Loan liquidated during the related Due Period other than by payment in full:

              o    the loan number thereof,

              o    the manner in which it was liquidated and

              o    the aggregate amount of liquidation proceeds received;

     (10) with respect to any Whole Loan liquidated during the related Due
          Period,

              o the portion of the liquidation proceeds payable or reimbursable to the master servicer, or any other entity, in respect of the mortgage loan and

              o    the amount of any loss to certificateholders;

     (11) with respect to each REO Property relating to a Whole Loan and included in the trust fund as of the end of the related Due Period,

              o    the loan number of the related mortgage loan and

              o    the date of acquisition;

     (12) with respect to each REO Property relating to a Whole Loan and included in the trust fund as of the end of the related Due Period:

              o    the book value,

              o the principal balance of the related mortgage loan immediately following the Distribution Date, calculated as if the mortgage loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement,

              o the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and

              o if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

     (13) with respect to any REO Property sold during the related Due Period

          o    the loan number of the related mortgage loan,

          o    the aggregate amount of sale proceeds,

          o the portion of sales proceeds payable or reimbursable to the master servicer or a special servicer in respect of the REO Property or the related mortgage loan and

          o the amount of any loss to certificateholders in respect of the related mortgage loan;

     (14) the aggregate Certificate Balance or Notional Amount, as the case may be, of each class of certificates including any class of certificates not offered hereby at the close of business on the Distribution Date, separately identifying any reduction in the Certificate Balance due to the allocation of any loss and increase in the Certificate Balance of a class of Accrual Certificates in the event that Accrued Certificate Interest has been added to the balance;

     (15) the aggregate amount of principal prepayments made during the related Due Period;

     (16) the amount deposited in the reserve fund, if any, on the Distribution Date;

     (17) the amount remaining in the reserve fund, if any, as of the close of business on the Distribution Date;

     (18) the aggregate unpaid Accrued Certificate Interest, if any, on each class of certificates at the close of business on the Distribution Date;

     (19) in the case of certificates with a variable pass-through rate, the pass-through rate applicable to the Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related prospectus supplement;

     (20) in the case of certificates with an adjustable pass-through rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable pass-through rate applicable to the Distribution Date and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the related prospectus supplement;

     (21) as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included in the Series as of the close of business on the Distribution Date; and

     (22) the aggregate amount of payments by the borrowers of:

              o    default interest,

              o    late charges and

              o assumption and modification fees collected during the related Due Period.

         In the case of information furnished pursuant to subclauses (1)-(4) above, the amounts generally will be expressed as a dollar amount per minimum denomination of certificates. In addition, in the case of information furnished pursuant to subclauses (1), (2), (14), (18) and (19) above, the amounts shall also be provided with respect to each component, if any, of a class of certificates. The master servicer or the trustee, as specified in the related prospectus supplement, will forward or cause to be forwarded to each holder, to Morgan Stanley Dean Witter Capital I Inc. and to any other parties as may be specified in the Agreement, a copy of any statements or reports received by the master servicer or the trustee, as applicable, with respect to any MBS. The prospectus supplement for each series of offered certificates will describe any additional information to be included in reports to the holders of the certificates.

         Within a reasonable period of time after the end of each calendar year, the master servicer or the trustee, as provided in the related prospectus supplement, shall furnish to each person who at any time during the calendar year was a holder of a certificate a statement containing the information set forth in subclauses (1)-(4) above, aggregated for the calendar year or the applicable portion thereof during which the person was a certificateholder. This obligation of the master servicer or the trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the master servicer or the trustee pursuant to any requirements of the Code as are from time to time in force. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates."


TERMINATION

         The obligations created by the Agreement for each series of certificates will terminate upon the payment to certificateholders of that series of all amounts held in the Certificate Account or by the master servicer, if any, or the trustee and required to be paid to them pursuant to the Agreement following the earlier of

          o the final payment or other liquidation of the last asset subject thereto or the disposition of all property acquired upon foreclosure of any Whole Loan subject thereto and

          o the purchase of all of the assets of the trust fund by the party entitled to effect the termination, under the circumstances and in the manner set forth in the related prospectus supplement.

In no event, however, will the trust fund created by the Agreement continue beyond the date specified in the related prospectus supplement. Written notice of termination of the Agreement will be given to each certificateholder, and the final distribution will be made only upon presentation and surrender of the certificates at the location to be specified in the notice of termination.

         If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the assets in the related trust fund by the party specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the Certificate Balance of a specified class or classes of certificates by a specified percentage or amount, the party specified in the prospectus supplement will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of the assets to retire the class or classes or purchase the class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth in the prospectus supplement.


BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

         If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates, and each class will be represented by one or more single certificates registered in the name of a nominee for the depository, the Depository Trust Company ("DTC").

         DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, eliminating the need for physical movement of certificates. Participants include Morgan Stanley & Co. Incorporated, securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system also is available to Indirect Participants.

         Unless otherwise provided in the related prospectus supplement, investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry certificates may do so only through Participants and Indirect Participants. In addition, these Certificate Owners will receive all distributions on the book-entry certificates through DTC and its Participants. Under a book-entry format, Certificate Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each Distribution Date, DTC will forward the payments to its Participants which thereafter will be required to forward them to Indirect Participants or Certificate Owners. Unless otherwise provided in the related prospectus supplement, the only certificateholder will be Cede, as nominee of DTC, and the Certificate Owners will not be recognized by the trustee as certificateholders under the Agreement. Certificate Owners will be permitted to exercise the rights of certificateholders under the related Agreement only indirectly through the Participants who in turn will exercise their rights through DTC.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the book-entry certificates and is required to receive and transmit distributions of principal of and interest on the book-entry certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the book-entry certificates similarly are required to make book-entry transfers and receive and transmit the payments on behalf of their respective Certificate Owners.

         Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate Owner to pledge its interest in the book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the book-entry certificates, may be limited due to the lack of a physical certificate evidencing the interest.

         DTC has advised Morgan Stanley Dean Witter Capital I Inc. that it will take any action permitted to be taken by a certificateholder under the Agreement only at the direction of one or more Participants to whose account with DTC interests in the book-entry certificates are credited.

         Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as definitive certificates, rather than to DTC or its nominee only if

          o Morgan Stanley Dean Witter Capital I Inc. advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the certificates and Morgan Stanley Dean Witter Capital I Inc. is unable to locate a qualified successor, or

          o Morgan Stanley Dean Witter Capital I Inc., at its option, elects to terminate the book-entry system through DTC.

         Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of definitive certificates for the Certificate Owners. Upon surrender by DTC of the certificate or certificates representing the book-entry certificates, together with instructions for reregistration, the trustee will issue, or cause to be issued, to the Certificate Owners identified in the instructions the definitive certificates to which they are entitled, and thereafter the trustee will recognize the holders of the definitive certificates as certificateholders under the Agreement.


                          DESCRIPTION OF THE AGREEMENTS

         The certificates will be offered pursuant to a Pooling Agreement or a Trust Agreement.

          o A Pooling Agreement will be used where the trust fund includes Whole Loans. The parties to a Pooling Agreement will be Morgan Stanley Dean Witter Capital I Inc., a trustee, a master servicer and any special servicer appointed as of the date of the Pooling Agreement. If a master servicer is not appointed, a servicer, with, generally, the same obligations as described in this prospectus with respect to the master servicer, unless otherwise specified in the prospectus supplement, will be appointed. This servicer will service all or a significant number of Whole Loans directly without a subservicer. References in this prospectus to master servicer and its rights and obligations, to the extent set forth in the related prospectus supplement, shall be deemed to also be references to any servicer servicing Whole Loans directly.

          o A Trust Agreement will be used where the trust fund does not include Whole Loans. The parties to a Trust Agreement will be Morgan Stanley Dean Witter Capital I Inc. and a trustee. A manager or administrator may be appointed pursuant to the Trust Agreement for any trust fund to administer the trust fund.

         The provisions of each Agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. A form of a Pooling Agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. Any Trust Agreement will generally conform to the form of Pooling Agreement filed herewith, but will not contain provisions with respect to the servicing and maintenance of Whole Loans. The following summaries describe some of the provisions that may appear in each Agreement. The prospectus supplement for a series of certificates will describe any provision of the Agreement relating to a series that materially differs from the description thereof contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each trust fund and the description of the provisions in the related prospectus supplement. Morgan Stanley Dean Witter Capital I Inc. will provide a copy of the Agreement, without exhibits, relating to any series of certificates without charge upon written request of a holder of a certificate of a series addressed to Morgan Stanley Dean Witter Capital I Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, 37th Floor, New York, New York 10036, Attention: John E. Westerfield.


ASSIGNMENT OF ASSETS; REPURCHASES

         At the time of issuance of any series of certificates, Morgan Stanley Dean Witter Capital I Inc. will assign or cause to be assigned to the designated trustee the assets to be included in the related trust fund, together with all principal and interest to be received on or with respect to the assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The trustee will, concurrently with the assignment, deliver the certificates to Morgan Stanley Dean Witter Capital I Inc. in exchange for the assets and the other assets comprising the trust fund for the series. Each mortgage loan and MBS will be identified in a schedule appearing as an exhibit to the related Agreement. Unless otherwise provided in the related prospectus supplement, the schedule will include detailed information

          o in respect of each Whole Loan included in the related trust fund, including without limitation, the address of the related mortgaged property and type of the property, the mortgage rate and, if applicable, the applicable Index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Value, Loan-to-Value Ratio and the Debt Service Coverage Ratio as of the date indicated and payment and prepayment provisions, if applicable, and

          o in respect of each MBS included in the related trust fund, including without limitation, the MBS issuer, MBS servicer and MBS trustee, the pass-through or bond rate or formula for determining the rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

         With respect to each Whole Loan, Morgan Stanley Dean Witter Capital I Inc. will deliver or cause to be delivered to the trustee or to the custodian, certain loan documents, which to the extent set forth in the related prospectus supplement will include the original mortgage note endorsed, without recourse, in blank or to the order of the trustee, the original mortgage or a certified copy thereof with evidence of recording indicated thereon and an assignment of the mortgage to the trustee in recordable form. Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if Morgan Stanley Dean Witter Capital I Inc. delivers to the trustee or the custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to these mortgage loans, the trustee or its nominee may not be able to enforce the mortgage note against the related borrower. Unless otherwise specified in the related prospectus supplement, the asset seller will be required to agree to repurchase, or substitute for, this type of mortgage loan that is subsequently in default if the enforcement thereof or of the related mortgage is materially adversely affected by the absence of the original mortgage note. Unless otherwise provided in the related prospectus supplement, the related Agreement will require Morgan Stanley Dean Witter Capital I Inc. or another party specified in the Agreement to promptly cause each assignment of mortgage to be recorded in the appropriate public office for real property records. However, in the State of California or in other states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the related Whole Loan against the claim of any subsequent transferee or any successor to or creditor of Morgan Stanley Dean Witter Capital I Inc., the master servicer, the relevant asset seller or any other prior holder of the Whole Loan, the assignment of mortgage for each related Whole Loan may not be recorded.

         The trustee or a custodian will review the Whole Loan documents within a specified period of days after receipt thereof, and the trustee or a custodian will hold the documents in trust for the benefit of the certificateholders. Unless otherwise specified in the related prospectus supplement, if any of these documents are found to be missing or defective in any material respect, the trustee or custodian shall immediately notify the master servicer and Morgan Stanley Dean Witter Capital I Inc., and the master servicer shall immediately notify the relevant asset seller. If the asset seller cannot cure the omission or defect within a specified number of days after receipt of notice, then to the extent set forth in the related prospectus supplement, the asset seller will be obligated, within a specified number of days of receipt of notice, to repurchase the related Whole Loan from the trustee at the Purchase Price or substitute the mortgage loan. There can be no assurance that an asset seller will fulfill this repurchase or substitution obligation, and neither the master servicer nor Morgan Stanley Dean Witter Capital I Inc. will be obligated to repurchase or substitute the mortgage loan if the asset seller defaults on its obligation. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related prospectus supplement, in lieu of curing any omission or defect in the asset or repurchasing or substituting for the asset, the asset seller may agree to cover any losses suffered by the trust fund as a result of this type of breach or defect.

         If so provided in the related prospectus supplement, Morgan Stanley Dean Witter Capital I Inc. will, as to some or all of the mortgage loans, assign or cause to be assigned to the trustee the related lease assignments. In certain cases, the trustee, or master servicer, as applicable, may collect all moneys under the related leases and distribute amounts, if any, required under the lease for the payment of maintenance, insurance and taxes, to the extent specified in the related lease agreement. The trustee, or if so specified in the prospectus supplement, the master servicer, as agent for the trustee, may hold the lease in trust for the benefit of the certificateholders.

         With respect to each Government Security or MBS in certificated form, Morgan Stanley Dean Witter Capital I Inc. will deliver or cause to be delivered to the trustee or the custodian the original certificate or other definitive evidence of the Government Security or MBS, as applicable, together with bond power or other instruments, certifications or documents required to transfer fully the Government Security or MBS, as applicable, to the trustee for the benefit of the certificateholders. With respect to each Government Security or MBS in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the UCC, Morgan Stanley Dean Witter Capital I Inc. and the trustee will cause the Government Security or MBS to be registered directly or on the books of the clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders. Unless otherwise provided in the related prospectus supplement, the related Agreement will require that either Morgan Stanley Dean Witter Capital I Inc. or the trustee promptly cause any MBS and government securities in certificated form not registered in the name of the trustee to be re-registered, with the applicable persons, in the name of the trustee.


REPRESENTATIONS AND WARRANTIES; REPURCHASES

         Unless otherwise provided in the related prospectus supplement Morgan Stanley Dean Witter Capital I Inc. will, with respect to each Whole Loan, make or assign certain representations and warranties, as of a specified date covering, by way of example, the following types of matters:

          o the accuracy of the information set forth for the Whole Loan on the schedule of assets appearing as an exhibit to the related Agreement;

          o the existence of title insurance insuring the lien priority of the Whole Loan;

          o    the authority of the Warrantying Party to sell the Whole Loan;

          o the payment status of the Whole Loan and the status of payments of taxes, assessments and other charges affecting the related mortgaged property;

          o the existence of customary provisions in the related mortgage note and mortgage to permit realization against the mortgaged property of the benefit of the security of the mortgage; and

          o the existence of hazard and extended perils insurance coverage on the mortgaged property.

         Any Warrantying Party, if other than Morgan Stanley Dean Witter Capital I Inc., shall be an asset seller or an affiliate thereof or another person acceptable to Morgan Stanley Dean Witter Capital I Inc. and shall be identified in the related prospectus supplement.

         Representations and warranties made in respect of a Whole Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between the date on which the representations are made and the date of initial issuance of the related series of certificates evidencing an interest in the Whole Loan. Unless otherwise specified in the related prospectus supplement, in the event of a breach of any representation or warranty, the Warrantying Party will be obligated to reimburse the trust fund for losses caused by the breach or either cure the breach or repurchase or replace the affected Whole Loan as described in the next paragraph. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warrantying Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of a representation and warranty only if the relevant event that causes such breach occurs prior to the date on which they were made. The Warranting Party would have no obligations if the relevant event that causes the breach occurs after that date.

         Unless otherwise provided in the related prospectus supplement, each Agreement will provide that the master servicer or trustee, or both, will be required to notify promptly the relevant Warrantying Party of any breach of any representation or warranty made by it in respect of a Whole Loan that materially and adversely affects the value of the Whole Loan or the interests in the Whole Loan of the certificateholders. If the Warrantying Party cannot cure the breach within a specified period following the date on which the party was notified of the breach, then

          o the Warrantying Party will be obligated to repurchase the Whole Loan from the trustee within a specified period from the date on which the Warrantying Party was notified of the breach, at the Purchase Price; or

          o if so provided in the prospectus supplement for a series, the Warrantying Party, will have the option, within a specified period after initial issuance of such series of certificates, to cause the Whole Loan to be removed from the trust fund and substitute in its place one or more other Whole Loans, in accordance with the standards described in the related prospectus supplement; or.

          o if so provided in the prospectus supplement for a series, the Warrantying Party, will have the option to reimburse the trust fund or the certificateholders for any losses caused by the breach.

Unless otherwise specified in the related prospectus supplement, this reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of certificates or the trustee for a breach of representation by a Warrantying Party.

         Neither Morgan Stanley Dean Witter Capital I Inc., except to the extent that it is the Warrantying Party, nor the master servicer will be obligated to purchase or substitute for a Whole Loan if a Warrantying Party defaults on its obligation to do so, and no assurance can be given that Warrantying Parties will carry out their obligations with respect to Whole Loans.

         Unless otherwise provided in the related prospectus supplement the Warrantying Party will, with respect to a trust fund that includes government securities or MBS, make or assign certain representations or warranties, as of a specified date, with respect to the government securities or MBS, covering

          o the accuracy of the information set forth therefor on the schedule of assets appearing as an exhibit to the related Agreement and

          o    the authority of the Warrantying Party to sell the assets.

The related prospectus supplement will describe the remedies for a breach thereof.

         A master servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any of these representations which materially and adversely affects the interests of the certificateholders and which continues unremedied for thirty days after the giving of written notice of the breach to the master servicer, the trustee or Morgan Stanley Dean Witter Capital I Inc. will constitute an Event of Default under the Agreement. See "--Events of Default" and "--Rights Upon Event of Default," below.


CERTIFICATE ACCOUNT AND OTHER COLLECTION ACCOUNTS

   GENERAL

         The master servicer or the trustee or both will, as to each trust fund, establish and maintain or cause to be established and maintained, the Certificate Account, which must be either

          o an account or accounts the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC, to the limits established by the FDIC, and the uninsured deposits in which are otherwise secured such that the certificateholders have a claim with respect to the funds in the Certificate Account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general creditors of the institution with which the Certificate Account is maintained or

          o otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of certificates of the series.

The collateral eligible to secure amounts in the Certificate Account is limited to Permitted Investments. A Certificate Account may be maintained as an interest bearing or a non-interest bearing account and the funds held in the account may be invested pending each succeeding Distribution Date in short-term Permitted Investments. Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in the Certificate Account will be paid to a master servicer or its designee as additional servicing compensation. The Certificate Account may be maintained with an institution that is an affiliate of the master servicer, if applicable, provided that the institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or Agencies and so specified in the related prospectus supplement, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the master servicer or serviced or master serviced by it on behalf of others.


   DEPOSITS

         A master servicer or the trustee will deposit or cause to be deposited in the Certificate Account for one or more trust funds on a daily basis, unless otherwise provided in the related Agreement, the following payments and collections received, or advances made, by the master servicer or the trustee or on its behalf subsequent to the Cut-off Date, other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest, all payments on account of principal, including principal prepayments, on the assets;

         (1) all payments on account of interest on the assets, including any default interest collected, in each case net of any portion thereof retained by a master servicer, a subservicer or a special servicer as its servicing compensation and net of any Retained Interest;

         (2) all proceeds of the hazard, business interruption and general liability insurance policies to be maintained in respect of each mortgaged property securing a Whole Loan in the trust fund, to the extent the proceeds are not applied to the restoration of the property or released to the borrower in accordance with normal servicing procedures and all Insurance Proceeds and all Liquidation Proceeds, together with the net proceeds on a monthly basis with respect to any mortgaged properties acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise;

         (3) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of certificates as described under "Description of Credit Support";

         (4) any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies";

         (5)   any amounts representing prepayment premiums;

         (6) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

         (7) all proceeds of any asset or, with respect to a Whole Loan, property acquired in respect thereof purchased by Morgan Stanley Dean Witter Capital I Inc., any asset seller or any other specified person as described above under "--Assignment of Assets; Repurchases" and "--Representations and Warranties; Repurchases," all proceeds of any defaulted mortgage loan purchased as described below under "--Realization Upon Defaulted Whole Loans," and all proceeds of any asset purchased as described above under "Description of the Certificates--Termination";

         (8) any amounts paid by a master servicer to cover certain interest shortfalls arising out of the prepayment of Whole Loans in the trust fund as described under "Description of the Agreements--Retained Interest; Servicing Compensation and Payment of Expenses";

         (9) to the extent that any item does not constitute additional servicing compensation to a master servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or Equity Participations on the mortgage loans or MBS or both;

         (10) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described below under "--Hazard Insurance Policies";

         (11) any amount required to be deposited by a master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the Certificate Account; and

         (12) any other amounts required to be deposited in the Certificate Account as provided in the related Agreement and described in the related prospectus supplement.


WITHDRAWALS

         A master servicer or the trustee may, from time to time, unless otherwise provided in the related Agreement and described in the related prospectus supplement, make withdrawals from the Certificate Account for each trust fund for any of the following purposes:

         (1) to make distributions to the certificateholders on each Distribution Date;

         (2) to reimburse a master servicer for unreimbursed amounts advanced as described above under "Description of the Certificates--Advances in Respect of Delinquencies," the reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest, net of related servicing fees and Retained Interest, on and principal of the particular Whole Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to those Whole Loans;

         (3) to reimburse a master servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Whole Loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Whole Loans and properties, and net income collected on the particular properties, with respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Whole Loans and properties;

         (4) to reimburse a master servicer for any advances described in clause (2) above and any servicing expenses described in clause
               (3) above which, in the master servicer's good faith judgment, will not be recoverable from the amounts described in clauses (2) and (3), respectively, the reimbursement to be made from amounts collected on other assets or, if and to the extent so provided by the related Agreement and described in the related prospectus supplement, just from that portion of amounts collected on other assets that is otherwise distributable on one or more classes of Subordinate Certificates, if any, remain outstanding, and otherwise any outstanding class of certificates, of the related series;

         (5) if and to the extent described in the related prospectus supplement, to pay a master servicer interest accrued on the advances described in clause (2) above and the servicing expenses described in clause (3) above while these amounts remain outstanding and unreimbursed;

         (6) to pay for costs and expenses incurred by the trust fund for environmental site assessments with respect to, and for containment, clean-up or remediation of hazardous wastes, substances and materials on, mortgaged properties securing defaulted Whole Loans as described below under "--Realization Upon Defaulted Whole Loans";

         (7) to reimburse a master servicer, Morgan Stanley Dean Witter Capital I Inc., or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under "--Matters Regarding a Master Servicer and the Depositor";

         (8) if and to the extent described in the related prospectus supplement, to pay or to transfer to a separate account for purposes of escrowing for the payment of the trustee's fees;

         (9) to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under "--Matters Regarding the Trustee";

         (10) unless otherwise provided in the related prospectus supplement, to pay a master servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Certificate Account;

         (11) to pay the person entitled thereto any amounts deposited in the Certificate Account that were identified and applied by the master servicer as recoveries of Retained Interest;

         (12) to pay for costs reasonably incurred in connection with the proper operation, management and maintenance of any mortgaged property acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise, these payments to be made out of income received on this type of property;

         (13) if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described below under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes";

         (14) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Whole Loan or a property acquired in respect thereof in connection with the liquidation of the defaulted Whole Loan or property;

         (15) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of certificateholders;

         (16) to pay for the costs of recording the related Agreement if recordation materially and beneficially affects the interests of certificateholders, provided that the payment shall not constitute a waiver with respect to the obligation of the Warrantying Party to remedy any breach of representation or warranty under the Agreement;

         (17) to pay the person entitled thereto any amounts deposited in the Certificate Account in error, including amounts received on any asset after its removal from the trust fund whether by reason of purchase or substitution as contemplated by "--Assignment of Assets; Repurchase" and "--Representations and Warranties; Repurchases" or otherwise;

         (18) to make any other withdrawals permitted by the related Agreement and described in the related prospectus supplement; and

         (19) to clear and terminate the Certificate Account at the termination of the trust fund.


   OTHER COLLECTION ACCOUNTS

         Notwithstanding the foregoing, if so specified in the related prospectus supplement, the Agreement for any series of certificates may provide for the establishment and maintenance of a separate collection account into which the master servicer or any related subservicer or special servicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more series of certificates. Any amounts on deposit in any collection account will be withdrawn therefrom and deposited into the appropriate Certificate Account by a time specified in the related prospectus supplement. To the extent specified in the related prospectus supplement, any amounts which could be withdrawn from the Certificate Account as described under "--Withdrawals" above, may also be withdrawn from any collection account. The prospectus supplement will set forth any restrictions with respect to any collection account, including investment restrictions and any restrictions with respect to financial institutions with which any collection account may be maintained.


COLLECTION AND OTHER SERVICING PROCEDURES

         The master servicer, directly or through subservicers, is required to make reasonable efforts to collect all scheduled payments under the Whole Loans and will follow or cause to be followed the collection procedures as it would follow with respect to mortgage loans that are comparable to the Whole Loans and held for its own account, provided the procedures are consistent with the Servicing Standard. In connection therewith, the master servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late Whole Loan payment.

         Each master servicer will also be required to perform other customary functions of a servicer of comparable loans, including the following:

          o maintaining, or causing the borrower or lessee on each mortgage or lease to maintain, hazard, business interruption and general liability insurance policies and, if applicable, rental interruption policies as described in this prospectus and in any related prospectus supplement, and filing and settling claims thereunder;

          o maintaining escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower pursuant to the Whole Loan;

          o processing assumptions or substitutions in those cases where the master servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies;

          o    supervising foreclosures;

          o inspecting and managing mortgaged properties under certain circumstances; and

          o maintaining accounting records relating to the Whole Loans. Unless otherwise specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular Whole Loans under any applicable instrument of Credit Support. See "Description of Credit Support."

         The master servicer may agree to modify, waive or amend any term of any Whole Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not

          o affect the amount or timing of any scheduled payments of principal or interest on the Whole Loan or

          o in its judgment, materially impair the security for the Whole Loan or reduce the likelihood of timely payment of amounts due thereon.

The master servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Whole Loan if, unless otherwise provided in the related prospectus supplement,

          o in its judgment, a material default on the Whole Loan has occurred or a payment default is imminent and

          o in its judgment, that modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Whole Loan on a present value basis than would liquidation.

The master servicer is required to notify the trustee in the event of any modification, waiver or amendment of any Whole Loan.


SUBSERVICERS

         A master servicer may delegate its servicing obligations in respect of the Whole Loans to subservicer, but the master servicer will remain obligated under the related Agreement. Each subservicing agreement must be consistent with the terms of the related Agreement and must provide that, if for any reason the master servicer for the related series of certificates is no longer acting in the capacity of master servicer, the trustee or any successor master servicer may assume the master servicer's rights and obligations under the subservicing agreement.

         Unless otherwise provided in the related prospectus supplement, the master servicer will be solely liable for all fees owed by it to any subservicer, irrespective of whether the master servicer's compensation pursuant to the related Agreement is sufficient to pay those fees. However, a subservicer may be entitled to a Retained Interest in certain Whole Loans. Each subservicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under an Agreement. See "--Retained Interest; Servicing Compensation and Payment of Expenses" below.


SPECIAL SERVICERS

         To the extent so specified in the related prospectus supplement, a special servicer may be appointed. The related prospectus supplement will describe the rights, obligations and compensation of a special servicer. The master servicer will only be responsible for the duties and obligations of a special servicer to the extent set forth in the prospectus supplement.


REALIZATION UPON DEFAULTED WHOLE LOANS

         A borrower's failure to make required payments may reflect inadequate income or the diversion of that income from the service of payments due under the mortgage loan, and may call into question the borrower's ability to make timely payment of taxes and to pay for necessary maintenance of the related mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer is required to:

          o    monitor any Whole Loan which is in default,

          o    contact the borrower concerning the default,

          o evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the mortgaged property,

          o initiate corrective action in cooperation with the borrower if cure is likely,

          o    inspect the mortgaged property, and

          o    take any other actions as are consistent with the Servicing
               Standard.

A significant period of time may elapse before the master servicer is able to assess the success of the corrective action or the need for additional initiatives.

         The time within which the master servicer makes the initial determination of appropriate action, evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses or takes a deed to a mortgaged property in lieu of foreclosure on behalf of the certificateholders, may vary considerably depending on the particular Whole Loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the Whole Loan and the laws of the jurisdiction in which the mortgaged property is located. Under federal bankruptcy law, the master servicer in certain cases may not be permitted to accelerate a Whole Loan or to foreclose on a mortgaged property for a considerable period of time. See "Legal Aspects of the Mortgage Loans and the Leases."

         Any Agreement relating to a trust fund that includes Whole Loans may grant to the master servicer or the holder or holders of certain classes of certificates, or both, a right of first refusal to purchase from the trust fund at a predetermined purchase price any Whole Loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an offered certificate will be described in the related prospectus supplement. The related prospectus supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described under "--Representations and Warranties; Repurchases."

         Unless otherwise specified in the related prospectus supplement, the master servicer may offer to sell any defaulted Whole Loan described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the master servicer determines, consistent with the Servicing Standard, that this sale would produce a greater recovery on a present value basis than would liquidation through foreclosure or similar proceeding. The related Agreement will provide that any sale of this type be made in a commercially reasonable manner for a specified period and that the master servicer accept the highest cash bid received from any person including itself, an affiliate of the master servicer or any certificateholder that constitutes a fair price for the defaulted Whole Loan. In the absence of any bid determined in accordance with the related Agreement to be fair, the master servicer shall proceed with respect to the defaulted mortgage loan as described in the paragraphs below. Any bid in an amount at least equal to the Purchase Price described under "--Representations and Warranties; Repurchases" will in all cases be deemed fair.

         If a default on a Whole Loan has occurred or, in the master servicer's judgment is imminent, and the action is consistent with the servicing standard, the master servicer, on behalf of the trustee, may at any time:

          o    institute foreclosure proceedings,

          o    exercise any power of sale contained in any mortgage,

          o    obtain a deed in lieu of foreclosure, or

          o otherwise acquire title to a mortgaged property securing the Whole Loan.

Unless otherwise specified in the related prospectus supplement, the master servicer may not acquire title to any related mortgaged property or take any other action that would cause the trustee, for the benefit of certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of that mortgaged property within the meaning of federal environmental laws, unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust fund, that either:

          o the mortgaged property is in compliance with applicable environmental laws, and there are no circumstances present at the mortgaged property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or

          o if the mortgaged property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and further to take the actions as would be necessary and appropriate to effect the compliance and respond to the circumstances, the cost of which actions will be an expense of the trust fund.

         Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer, on behalf of the trust fund, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition of the mortgaged property by the trust fund, unless

          o the Internal Revenue Service grants an extension of time to sell the property or

          o the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund subsequent to that period will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding.

Subject to the foregoing, the master servicer will be required to

          o solicit bids for any mortgaged property so acquired by the trust fund as will be reasonably likely to realize a fair price for the property and

          o accept the first and, if multiple bids are contemporaneously received, the highest cash bid received from any person that constitutes a fair price.

         If the trust fund acquires title to any mortgaged property, the master servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate the property. The retention of an independent contractor, however, will not relieve the master servicer of any of its obligations with respect to the management and operation of that property. Unless otherwise specified in the related prospectus supplement, any property acquired by the trust fund will be managed in a manner consistent with the management and operation of similar property by a prudent lending institution.

         The limitations imposed by the related Agreement and the REMIC Provisions of the Code, if a REMIC election has been made with respect to the related trust fund, on the operations and ownership of any mortgaged property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Legal Aspects of the Mortgage Loans and the Leases--Foreclosure."

         If recovery on a defaulted Whole Loan under any related instrument of Credit Support is not available, the master servicer nevertheless will be obligated to follow or cause to be followed normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Whole Loan. If the proceeds of any liquidation of the property securing the defaulted Whole Loan are less than the outstanding principal balance of the defaulted Whole Loan plus interest accrued thereon at the mortgage rate plus the aggregate amount of expenses incurred by the master servicer in connection with such proceedings and which are reimbursable under the Agreement, the trust fund will realize a loss in the amount of that difference. The master servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of the Liquidation Proceeds recovered on any defaulted Whole Loan, prior to the distribution of the Liquidation Proceeds to certificateholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan.

         If any property securing a defaulted Whole Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related instrument of Credit Support, if any, the master servicer is not required to expend its own funds to restore the damaged property unless it determines

          o that the restoration will increase the proceeds to certificateholders on liquidation of the Whole Loan after reimbursement of the master servicer for its expenses and

          o that the expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

         As servicer of the Whole Loans, a master servicer, on behalf of itself, the trustee and the certificateholders, will present claims to the obligor under each instrument of Credit Support, and will take reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Whole Loans.

         If a master servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Whole Loan, the master servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of those proceeds, prior to distribution thereof to certificateholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan. See "--Hazard Insurance Policies" and "Description of Credit Support."


HAZARD INSURANCE POLICIES

         Unless otherwise specified in the related prospectus supplement, each Agreement for a trust fund that includes Whole Loans will require the master servicer to cause the borrower on each Whole Loan to maintain a hazard insurance policy providing for the coverage required under the related mortgage or, if any mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, then the coverage that is consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the coverage will be in general in an amount equal to the lesser of the principal balance owing on the Whole Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the mortgaged property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below in this section, or upon the extent to which information in this regard is furnished by borrowers. All amounts collected by the master servicer under any policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures, subject to the terms and conditions of the related mortgage and mortgage note, will be deposited in the Certificate Account. The Agreement will provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the master servicer's maintaining a blanket policy insuring against hazard losses on the Whole Loans. If the blanket policy contains a deductible clause, the master servicer will be required to deposit in the Certificate Account all sums that would have been deposited in the Certificate Account but for that clause.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Whole Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and other kinds of uninsured risks.

         The hazard insurance policies covering the mortgaged properties securing the Whole Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the co-insurance clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of

          o the replacement cost of the improvements less physical depreciation and

          o the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

         Each Agreement for a trust fund that includes Whole Loans will require the master servicer to cause the borrower on each Whole Loan, or, in certain cases, the related lessee, to maintain all other insurance coverage with respect to the related mortgaged property as is consistent with the terms of the related mortgage and the Servicing Standard, which insurance may typically include flood insurance if the related mortgaged property was located at the time of origination in a federally designated flood area.

         In addition, to the extent required by the related mortgage, the master servicer may require the borrower or related lessee to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the master servicer, subservicer or special servicer to maintain public liability insurance with respect to any REO Properties. Any cost incurred by the master servicer in maintaining any insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of this cost will not be taken into account for purposes of calculating the distribution to be made to certificateholders. These costs may be recovered by the master servicer, subservicer or special servicer, as the case may be, from the Collection Account, with interest thereon, as provided by the Agreement.

         Under the terms of the Whole Loans, borrowers will generally be required to present claims to insurers under hazard insurance policies maintained on the related mortgaged properties. The master servicer, on behalf of the trustee and certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on mortgaged properties securing the Whole Loans. However, the ability of the master servicer to present or cause to be presented these claims is dependent upon the extent to which information in this regard is furnished to the master servicer by borrowers.

RENTAL INTERRUPTION INSURANCE POLICY

         If so specified in the related prospectus supplement, the master servicer or the borrowers will maintain rental interruption insurance policies in full force and effect with respect to some or all of the leases. Although the terms of these policies vary to some degree, a rental interruption insurance policy typically provides that, to the extent that a lessee fails to make timely rental payments under the related lease due to a casualty event, the losses will be reimbursed to the insured. If so specified in the related prospectus supplement, the master servicer will be required to pay from its servicing compensation the premiums on the rental interruption policy on a timely basis. If so specified in the prospectus supplement, if the rental interruption policy is canceled or terminated for any reason other than the exhaustion of total policy coverage, the master servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the rental interruption policy with a total coverage that is equal to the then existing coverage of the terminated rental interruption policy. However, if the cost of any replacement policy is greater than the cost of the terminated rental interruption policy, the amount of coverage under the replacement policy will, to the extent set forth in the related prospectus supplement, be reduced to a level such that the applicable premium does not exceed, by a percentage that may be set forth in the related prospectus supplement, the cost of the rental interruption policy that was replaced. Any amounts collected by the master servicer under the rental interruption policy in the nature of insurance proceeds will be deposited in the Certificate Account.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

         Unless otherwise specified in the related prospectus supplement, each Agreement will require that the master servicer and any special servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage which may provide blanket coverage or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the master servicer or the special servicer, as applicable. The related Agreement will allow the master servicer and any special servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the master servicer or the special servicer so long as criteria set forth in the Agreement are met.


DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

         Some of the Whole Loans may contain clauses requiring the consent of the lender to any sale or other transfer of the related mortgaged property, or due-on-sale clauses entitling the lender to accelerate payment of the Whole Loan upon any sale or other transfer of the related mortgaged property. Some of the Whole Loans may contain clauses requiring the consent of the lender to the creation of any other lien or encumbrance on the mortgaged property or due-on-encumbrance clauses entitling the lender to accelerate payment of the Whole Loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer, on behalf of the trust fund, will exercise any right the trustee may have as lender to accelerate payment of the Whole Loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See "Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale and Due-on-Encumbrance."


RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         The prospectus supplement for a series of certificates will specify whether there will be any Retained Interest in the assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement.

         Unless otherwise specified in the related prospectus supplement, the master servicer's and a subservicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payment on each asset. Since any Retained Interest and a master servicer's primary compensation are percentages of the principal balance of each asset, these amounts will decrease in accordance with the amortization of the assets. The prospectus supplement with respect to a series of certificates evidencing interests in a trust fund that includes Whole Loans may provide that, as additional compensation, the master servicer or the subservicers may retain all or a portion of assumption fees, modification fees, late payment charges or prepayment premiums collected from borrowers and any interest or other income which may be earned on funds held in the Certificate Account or any account established by a subservicer pursuant to the Agreement.


         The master servicer may, to the extent provided in the related prospectus supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the assets, including, without limitation, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to certificateholders, and payment of any other expenses described in the related prospectus supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Whole Loans and, to the extent so provided in the related prospectus supplement, interest thereon at the rate specified in the related prospectus supplement, and the fees of any special servicer, may be borne by the trust fund.


EVIDENCE AS TO COMPLIANCE

         Each Agreement relating to assets which include Whole Loans will provide that on or before a specified date in each year, beginning with the first date at least six months after the related Cut-off Date, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages Serviced for the Federal Home Loan Mortgage Corporation, the servicing by or on behalf of the master servicer of mortgage loans under pooling agreements substantially similar to each other, including the related Agreement, was conducted in compliance with the terms of such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Attestation Program for Mortgage Bankers, requires it to report. In rendering its statement that firm may rely, as to matters relating to the direct servicing of mortgage loans by subservicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, rendered within one year of that statement, of firms of independent public accountants with respect to the related subservicer.


         Each Agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by two officers of the master servicer to the effect that the master servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year or other specified twelve-month period.


         Unless otherwise provided in the related prospectus supplement, copies of annual accountants' statement and statements of officers will be obtainable by certificateholders without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.


MATTERS REGARDING A MASTER SERVICER AND THE DEPOSITOR

         The master servicer, if any, or a servicer for substantially all the Whole Loans under each Agreement will be named in the related prospectus supplement. The entity serving as master servicer or as servicer may be an affiliate of Morgan Stanley Dean Witter Capital I Inc. and may have other normal business relationships with Morgan Stanley Dean Witter Capital I Inc. or Morgan Stanley Dean Witter Capital I Inc.'s affiliates. Reference to the master servicer shall be deemed to be to the servicer of substantially all of the Whole Loans, if applicable.


         Unless otherwise specified in the related prospectus supplement, the related Agreement will provide that the master servicer may resign from its obligations and duties only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with another activity carried on by it that was performed by the master servicer on the date of the Agreement. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the Agreement.


         Unless otherwise specified in the related prospectus supplement, each Agreement will further provide that neither any master servicer, Morgan Stanley Dean Witter Capital I Inc. nor any director, officer, employee, or agent of a master servicer or Morgan Stanley Dean Witter Capital I Inc. will be under any liability to the related trust fund or certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement. However, neither a master servicer, Morgan Stanley Dean Witter Capital I Inc. nor any director, officer, employee, or agent of a master servicer or Morgan Stanley Dean Witter Capital I Inc. will be protected against any breach of a representation, warranty or covenant made in the Agreement, or against any liability specifically imposed by the Agreement, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Unless otherwise specified in the related prospectus supplement, each Agreement will further provide that any master servicer, Morgan Stanley Dean Witter Capital I Inc. and any director, officer, employee or agent of a master servicer or Morgan Stanley Dean Witter Capital I Inc. will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense:

         o specifically imposed by the Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a master servicer, the prosecution of an enforcement action in respect of any specific Whole Loan or Whole Loans, except as any loss, liability or expense shall be otherwise reimbursable pursuant to the Agreement;

         o incurred in connection with any breach of a representation, warranty or covenant made in the Agreement;

         o incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of its obligations or duties;

         o incurred in connection with any violation of any state or federal securities law; or

         o imposed by any taxing authority if the loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement.


In addition, each Agreement will provide that neither any master servicer nor Morgan Stanley Dean Witter Capital I Inc. will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The master servicer or Morgan Stanley Dean Witter Capital I Inc. may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In this event, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the certificateholders, and the master servicer or Morgan Stanley Dean Witter Capital I Inc., as the case may be, will be entitled to be reimbursed therefor and to charge the Certificate Account.


         Any person into which the master servicer or Morgan Stanley Dean Witter Capital I Inc. may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or Morgan Stanley Dean Witter Capital I Inc. is a party, or any person succeeding to the business of the master servicer or Morgan Stanley Dean Witter Capital I Inc., will be the successor of the master servicer or Morgan Stanley Dean Witter Capital I Inc., as the case may be, under the related Agreement.


EVENTS OF DEFAULT

         Unless otherwise provided in the related prospectus supplement for a trust fund that includes Whole Loans, Events of Default under the related Agreement will include:

     (1) any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

     (2) any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days after written notice of the failure has been given to the master servicer by the trustee or Morgan Stanley Dean Witter Capital I Inc., or to the master servicer, Morgan Stanley Dean Witter Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights;

     (3) any breach of a representation or warranty made by the master servicer under the Agreement which materially and adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of that breach has been given to the master servicer by the trustee or Morgan Stanley Dean Witter Capital I Inc., or to the master servicer, Morgan Stanley Dean Witter Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights; and

     (4) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.


Material variations to the foregoing Events of Default--other than to shorten cure periods or eliminate notice requirements--will be specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, the trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the trustee become aware of the occurrence of such an event, transmit by mail to Morgan Stanley Dean Witter Capital I Inc. and all certificateholders of the applicable series notice of the occurrence, unless the default shall have been cured or waived.


RIGHTS UPON EVENT OF DEFAULT

         So long as an Event of Default under an Agreement remains unremedied, Morgan Stanley Dean Witter Capital I Inc. or the trustee may, and at the direction of holders of certificates evidencing not less than 51% of the Voting Rights, the trustee shall, terminate all of the rights and obligations of the master servicer under the

Agreement and in and to the mortgage loans, other than as a certificateholder or as the owner of any Retained Interest, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the Agreement, except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, or if the related prospectus supplement so specifies, then the trustee will not be obligated to make the advances, and will be entitled to similar compensation arrangements. Unless otherwise specified in the related prospectus supplement, in the event that the trustee is unwilling or unable so to act, it may or, at the written request of the holders of certificates entitled to at least 51% of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agency with a net worth at the time of appointment of at least $15,000,000 to act as successor to the master servicer under the Agreement. Pending appointment, the trustee is obligated to act in the capacity of master servicer. The trustee and any successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the Agreement.


         Unless otherwise described in the related prospectus supplement, the holders of certificates representing at least 66 2/3% of the Voting Rights allocated to the respective classes of certificates affected by any Event of Default will be entitled to waive that Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to certificateholders described in clause (1) under "--Events of Default" may be waived only by all of the certificateholders. Upon any waiver of an Event of Default, the Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.


         No certificateholder will have the right under any Agreement to institute any proceeding with respect thereto unless the holder previously has given to the trustee written notice of default and unless the holders of certificates evidencing not less than 25% of the Voting Rights have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for sixty days has neglected or refused to institute any proceeding. The trustee, however, is under no obligation to

         o    exercise any of the powers vested in it by any Agreement;

         o    make any investigation of matters arising under any Agreement; or

         o institute, conduct or defend any litigation under any Agreement or related to any Agreement.


If any of the holders of certificates request, order or direct the trustee to take any action, the trustee may require reasonable security or indemnity against the costs, expenses and liabilities which may be incurred.


AMENDMENT

         Each Agreement may be amended by the parties to the Agreement without the consent of any of the holders of certificates covered by the Agreement:

         (1)   to cure any ambiguity;

         (2) to correct, modify or supplement any provision in the Agreement which may be inconsistent with any other provision in the Agreement;

         (3) to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof; or

         (4)   to comply with any requirements imposed by the Code;


provided that the amendment--other than an amendment for the purpose specified in clause (4) above--will not, as evidenced by an opinion of counsel to that effect, adversely affect in any material respect the interests of any holder of certificates covered by the Agreement.

         Unless otherwise specified in the related prospectus supplement, each Agreement may also be amended by Morgan Stanley Dean Witter Capital I Inc., the master servicer, if any, and the trustee, with the consent of the holders of certificates affected evidencing not less than 51% of the Voting Rights, for any purpose. However, to the extent set forth in the related prospectus supplement, no amendment may:

         (1) reduce in any manner the amount of or delay the timing of, payments received or advanced on mortgage loans which are required to be distributed on any certificate without the consent of the holder of that certificate;

         (2) adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in (1), without the consent of the holders of all certificates of that class; or

         (3) modify the provisions of the Agreement described in this paragraph without the consent of the holders of all certificates covered by the Agreement then outstanding.


However, with respect to any series of certificates as to which a REMIC election is to be made, the trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.


THE TRUSTEE

         The trustee under each Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company serving as trustee may have a banking relationship with Morgan Stanley Dean Witter Capital I Inc. and its affiliates and with any master servicer and its affiliates.


DUTIES OF THE TRUSTEE

         The trustee will make no representations as to the validity or sufficiency of any Agreement, the certificates or any asset or related document and is not accountable for the use or application by or on behalf of any master servicer of any funds paid to the master servicer or its designee or any special servicer in respect of the certificates or the assets, or deposited into or withdrawn from the Certificate Account or any other account by or on behalf of the master servicer or any special servicer. If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the Agreement.


MATTERS REGARDING THE TRUSTEE

         Unless otherwise specified in the related prospectus supplement, the trustee and any director, officer, employee or agent of the trustee shall be entitled to indemnification out of the Certificate Account for any loss, liability or expense, including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement, incurred in connection with the trustee's:

         o enforcing its rights and remedies and protecting the interests, and enforcing the rights and remedies, of the certificateholders during the continuance of an Event of Default;

         o defending or prosecuting any legal action in respect of the related Agreement or series of certificates;

         o being the lender of record with respect to the mortgage loans in a trust fund and the owner of record with respect to any mortgaged property acquired in respect thereof for the benefit of certificateholders; or

         o acting or refraining from acting in good faith at the direction of the holders of the related series of certificates entitled to not less than 25% or a higher percentage as is specified in the related Agreement with respect to any particular matter of the Voting Rights for the series. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of the obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the related Agreement.


RESIGNATION AND REMOVAL OF THE TRUSTEE


         The trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to Morgan Stanley Dean Witter Capital I Inc., the master servicer, if any, and all certificateholders. Upon receiving the notice of resignation, Morgan Stanley Dean Witter Capital I Inc. is required promptly to appoint a successor trustee acceptable to the master servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.


         If at any time the trustee shall cease to be eligible to continue as trustee under the related Agreement, or if at any time the trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then Morgan Stanley Dean Witter Capital I Inc. may remove the trustee and appoint a successor trustee acceptable to the master servicer, if any. Holders of the certificates of any series entitled to at least 51% of the Voting Rights for that series may at any time remove the trustee without cause and appoint a successor trustee.


         Any resignation or removal of the trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.


                         DESCRIPTION OF CREDIT SUPPORT

GENERAL


         For any series of certificates, Credit Support may be provided with respect to one or more classes thereof or the related assets. Credit Support may be in the form of the subordination of one or more classes of certificates, letters of credit, insurance policies, guarantees, the establishment of one or more reserve funds or another method of Credit Support described in the related prospectus supplement, or any combination of the foregoing. If so provided in the related prospectus supplement, any form of Credit Support may be structured so as to be drawn upon by more than one series to the extent described in the prospectus supplement.


         Unless otherwise provided in the related prospectus supplement for a series of certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Certificate Balance of the certificates and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one series of certificates, holders of certificates evidencing interests in any of the trusts will be subject to the risk that the Credit Support will be exhausted by the claims of other trusts prior to the trust fund receiving any of its intended share of coverage.


         If Credit Support is provided with respect to one or more classes of certificates of a series, or the related assets, the related prospectus supplement will include a description of:

         (1)   the nature and amount of coverage under the Credit Support;

         (2) any conditions to payment thereunder not otherwise described in this prospectus;

         (3) the conditions, if any, under which the amount of coverage under the Credit Support may be reduced and under which the Credit Support may be terminated or replaced;

         (4)   the material provisions relating to the Credit Support; and

         (5) information regarding the obligor under any instrument of Credit Support, including:

         o    a brief description of its principal business activities;

         o its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

         o if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business; and

         o its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the prospectus supplement.


See "Risk Factors--Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment On Your Certificates."


SUBORDINATE CERTIFICATES

         If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of Subordinate Certificates to receive distributions of principal and interest from the Certificate Account on any Distribution Date will be subordinated to the rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of or may be limited to certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a series, the circumstances in which the subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.


CROSS-SUPPORT PROVISIONS

         If the assets for a series are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage loans or MBS prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage loans or MBS within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying these provisions.


INSURANCE OR GUARANTEES FOR THE WHOLE LOANS

         If so provided in the prospectus supplement for a series of certificates, the Whole Loans in the related trust fund will be covered for various default risks by insurance policies or guarantees. A copy of any material instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the certificates of the related series.


LETTER OF CREDIT

         If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more letters of credit, issued by the letter of credit bank. Under a letter of credit, the letter of credit bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans or MBS or both on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of certificates.

If so specified in the related prospectus supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of any letter of credit for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the certificates of the related series.


INSURANCE POLICIES AND SURETY BONDS

         If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. The instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. A copy of any such instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the certificates of the related series.


RESERVE FUNDS

         If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in the prospectus supplement. The reserve funds for a series may also be funded over time by depositing in the reserve funds a specified amount of the distributions received on the related assets as specified in the related prospectus supplement.


         Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the certificates. If so specified in the related prospectus supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application to the certificates.


         Moneys deposited in any Reserve Funds will be invested in Permitted Investments, except as otherwise specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from these investments will be credited to the related Reserve Fund for the series, and any loss resulting from the investments will be charged to the Reserve Fund. However, the income may be payable to any related master servicer or another service provider as additional compensation. The Reserve Fund, if any, for a series will not be a part of the trust fund to the extent set forth in the related prospectus supplement.


         Additional information concerning any Reserve Fund will be set forth in the related prospectus supplement, including the initial balance of the Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which the required balance will decrease over time, the manner of funding the Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to certificateholders and use of investment earnings from the Reserve Fund, if any.


CREDIT SUPPORT FOR MBS

         If so provided in the prospectus supplement for a series of certificates, the MBS in the related trust fund or the mortgage loans underlying the MBS may be covered by one or more of the types of Credit Support described in this prospectus. The related prospectus supplement will specify as to each form of Credit Support the information indicated above under "Description of Credit Support--General," to the extent the information is material and available.

               LEGAL ASPECTS OF THE MORTGAGE LOANS AND THE LEASES


         The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties that are general in nature. The legal aspects are governed by applicable state law, which laws may differ substantially. As such, the summaries DO NOT:

         o    purport to be complete;

         o    purport to reflect the laws of any particular state; or

         o purport to encompass the laws of all states in which the security for the mortgage loans is situated.


The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans. See "Description of the Trust Funds--Assets."


GENERAL

         All of the mortgage loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property. The instrument granting a security interest may be a mortgage, deed of trust, security deed or deed to secure debt, depending upon the prevailing practice and law in the state in which the mortgaged property is located. Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property. The priority of the mortgage will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to the instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.


TYPES OF MORTGAGE INSTRUMENTS

         A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--

         o a borrower--the borrower and usually the owner of the subject property, and

         o    a mortgagee--the lender.


         In contrast, a deed of trust is a three-party instrument, among

         o    a trustor--the equivalent of a mortgagor or borrower,

         o    a trustee to whom the mortgaged property is conveyed, and

         o a beneficiary--the lender--for whose benefit the conveyance is made.


Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties.


         By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time that the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. If a borrower under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The lender's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940 and, in some cases, in deed of trust transactions, the directions of the beneficiary.

INTEREST IN REAL PROPERTY

         The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, the mortgage, or other instrument, may encumber other interests in real property such as:

         o a tenant's interest in a lease of land or improvements, or both, and

         o    the leasehold estate created by the lease.


A mortgage, or other instrument, covering an interest in real property other than the fee estate requires special provisions in the instrument creating the interest to protect the lender against termination of the interest before the note secured by the mortgage, deed of trust, security deed or deed to secure debt is paid. Unless otherwise specified in the prospectus supplement, Morgan Stanley Dean Witter Capital I Inc. or the asset seller will make representations and warranties in the Agreement with respect to the mortgage loans which are secured by an interest in a leasehold estate. The representations and warranties will be set forth in the prospectus supplement if applicable.


LEASES AND RENTS

         Mortgages that encumber income-producing property often contain an assignment of rents and leases. Typically, under an assignment of rents and leases:

         o the borrower assigns its right, title and interest as landlord under each lease and the income derived from each lease to the lender, and

         o the borrower retains a revocable license to collect the rents for so long as there is no default under the loan documents.


The manner of perfecting the lender's interest in rents may depend on whether the borrower's assignment was absolute or one granted as security for the loan. Failure to properly perfect the lender's interest in rents may result in the loss of substantial pool of funds, which could otherwise serve as a source of repayment for the loan. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and obtain a court-appointed receiver before becoming entitled to collect the rents. In most states, hotel and motel room revenues are considered accounts receivable under the UCC; generally these revenues are either assigned by the borrower, which remains entitled to collect the revenues absent a default, or pledged by the borrower, as security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the revenues and must file continuation statements, generally every five years, to maintain perfection of the security interest. Even if the lender's security interest in room revenues is perfected under the UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room revenues after a default.


         Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage. For instance, the net income that would otherwise be generated from the property may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.


         Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. The risks include liability for environmental clean-up costs and other risks inherent in property ownership. See "--Environmental Legislation" below.


PERSONALTY

         Certain types of mortgaged properties, such as hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property which does not constitute "fixtures" under applicable state real property law and, hence, would not be subject to the lien of a mortgage. The property is generally pledged or assigned as security to the lender under the UCC. In order to perfect its security interest in the property, the lender generally must file UCC financing statements and, to maintain perfection of the security interest, file continuation statements generally every five years.


FORECLOSURE

   GENERAL

         Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.


         Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.


   JUDICIAL FORECLOSURE

         A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. The sales are made in accordance with procedures that vary from state to state.


   EQUITABLE LIMITATIONS ON ENFORCEABILITY OF CERTAIN PROVISIONS


         United States courts have traditionally imposed general equitable principles to limit the remedies available to a lender in connection with foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of mortgage defaults, to the extent that the effect is perceived as harsh or unfair. Relying on these principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the borrower failed to maintain the mortgaged property adequately or the borrower executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

         A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes require several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and that the sale occurred while the borrower was insolvent or the borrower was rendered insolvent as a result of the sale and within one year -- or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law -- of the filing of bankruptcy.

   NON-JUDICIAL FORECLOSURE/POWER OF SALE

         Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the borrower under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without acceleration, plus the expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.


   PUBLIC SALE

         A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of the property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make the repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run the operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of the operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Legislation." Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

         A junior lender may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior lender may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those mortgage loans, if any, that are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

         The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by these holders.


   REO PROPERTIES

         If title to any mortgaged property is acquired by the trustee on behalf of the certificateholders, the master servicer or any related subservicer or the special servicer, on behalf of the holders, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition of such mortgaged property by the trust fund, unless:

         o    the Internal Revenue Service grants an REO Extension, or

         o it obtains an opinion of counsel generally to the effect that the holding of the property beyond the close of the third calendar year after its acquisition will not result in the imposition of a tax on the trust fund or cause any REMIC created pursuant to the Agreement to fail to qualify as a REMIC under the Code.


Subject to the foregoing, the master servicer or any related subservicer or the special servicer will generally be required to solicit bids for any mortgaged property so acquired in a manner as will be reasonably likely to realize a fair price for the property. The master servicer or any related subservicer or the special servicer may retain an independent contractor to operate and manage any REO Property; however, the retention of an independent contractor will not relieve the master servicer or any related subservicer or the special servicer of its obligations with respect to the REO Property.

         In general, the master servicer or any related subservicer or the special servicer or an independent contractor employed by the master servicer or any related subservicer or the special servicer at the expense of the trust fund will be obligated to operate and manage any mortgaged property acquired as REO Property in a manner that would, to the extent commercially feasible, maximize the trust fund's net after-tax proceeds from the property. After the master servicer or any related subservicer or the special servicer reviews the operation of the property and consults with the trustee to determine the trust fund's federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from the property, the master servicer or any related subservicer or the special servicer could determine, particularly in the case of an REO Property that is a hospitality or residential health care facility, that it would not be commercially feasible to manage and operate the property in a manner that would avoid the imposition of an REO Tax at the highest marginal corporate tax rate--currently 35%. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Any REO Tax imposed on the trust fund's income from an REO Property would reduce the amount available for distribution to certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. See "Federal Income Tax Consequences" in this prospectus and "Federal Income Tax Consequences" in the prospectus supplement.


   RIGHTS OF REDEMPTION

         The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of the action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

         The equity of redemption is a common-law or non-statutory right which exists prior to completion of the foreclosure, is not waivable by the borrower, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

         Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held beyond the close of the third calendar year following the year of acquisition. Unless otherwise provided in the related prospectus supplement, with respect to a series of certificates for which an election is made to qualify the trust fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held beyond the close of the third calendar year following the year of acquisition if the Internal Revenue Service grants an extension of time within which to sell the property or independent counsel renders an opinion to the effect that holding the property for such additional period is permissible under the REMIC Provisions.


   ANTI-DEFICIENCY LEGISLATION

         Some or all of the mortgage loans may be nonrecourse loans, as to which recourse may be had only against the specific property securing the related mortgage loan and a personal money judgment may not be obtained against the borrower. Even if a mortgage loan by its terms provides for recourse to the borrower, some states impose prohibitions or limitations on recourse to the borrower. For example, statutes in some states limit the right of the lender to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on a personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.


   LEASEHOLD RISKS

         Mortgage loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the borrower. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold lender without its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This risk may be minimized if the ground lease contains certain provisions protective of the lender, but the ground leases that secure mortgage loans may not contain some of these protective provisions, and mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include:

     (1) the right of the leasehold lender to receive notices from the ground lessor of any defaults by the borrower;

     (2)  the right to cure those defaults, with adequate cure periods;

     (3) if a default is not susceptible of cure by the leasehold lender, the right to acquire the leasehold estate through foreclosure or otherwise;

     (4) the ability of the ground lease to be assigned to and by the leasehold lender or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder;

     (5) the right of the leasehold lender to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof;

     (6) a ground lease or leasehold mortgage that prohibits the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor; and

     (7) a leasehold mortgage that provides for the assignment of the debtor-ground lessee's right to reject a lease pursuant to Section 365 of the Bankruptcy Code.


         Without the protections described in (1) - (7) above, a leasehold lender may lose the collateral securing its leasehold mortgage. However, the enforceability of clause (7) has not been established. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold lender with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.


BANKRUPTCY LAWS

         The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

         Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property, with a corresponding partial reduction of the amount of lender's security interest pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest or the alteration of the repayment schedule with or without affecting the unpaid principal balance of the loan, or an extension or reduction of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court provided no sale of the property had yet occurred, prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

         Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the trustee for a series of certificates to exercise certain contractual remedies with respect to the leases. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a trustee's exercise of remedies for a related series of certificates in the event that a related lessee or a related borrower becomes the subject of a proceeding under the Bankruptcy Code. For example, a lender would be stayed from enforcing a lease assignment by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See "--Leases and Rents" above.

         In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court,

         o    assume the lease and retain it or assign it to a third party or

         o    reject the lease.


If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the rejected lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15%, not to exceed three years, of the remaining term of the lease.

         If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any renewal or extension thereof, any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date. To the extent provided in the related prospectus supplement, the lessee will agree under certain leases to pay all amounts owing thereunder to the master servicer without offset. To the extent that a contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

         In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

         A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of some states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the lender have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

         To the extent described in the related prospectus supplement, some of the Borrowers may be partnerships. The laws governing limited partnerships in some states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. To the extent described in the related prospectus supplement, some of the limited partnership agreements of the Borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal--assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld--that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless

         o at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or

         o the written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame -- often 60 days -- after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so.


In addition, the laws governing general partnerships in some states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. The state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a Borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related mortgage loan, which may reduce the yield on the related series of certificates in the same manner as a principal prepayment.

         In addition, the bankruptcy of the general partner of a Borrower that is a partnership may provide the opportunity for a trustee in bankruptcy for the general partner, such general partner as a debtor-in-possession, or a creditor of the general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the Borrower pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt general partner. Not only would the mortgaged property be available to satisfy the claims of creditors of the general partner, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the Borrower or its security interest in the mortgaged property.


JUNIOR MORTGAGES; RIGHTS OF SENIOR LENDERS OR BENEFICIARIES

         To the extent specified in the related prospectus supplement, some of the mortgage loans for a series will be secured by junior mortgages or deeds of trust which are subordinated to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the trust fund, and therefore the related certificateholders, as beneficiary under a junior deed of trust or as lender under a junior mortgage, are subordinate to those of the lender or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior lender or beneficiary:

         o    to receive rents, hazard insurance and condemnation proceeds, and

         o to cause the mortgaged property securing the mortgage loan to be sold upon default of the Borrower or trustor. This would extinguish the junior lender's or junior beneficiary's lien. However, the master servicer or special servicer, as applicable, could assert its subordinate interest in the mortgaged property in foreclosure litigation or satisfy the defaulted senior loan.


In many states a junior lender or beneficiary may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior lender unless otherwise required by law.

         The form of the mortgage or deed of trust used by many institutional lenders confers on the lender or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the lender or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the lender or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under the hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed. The laws of some states may limit the ability of lenders to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In these states, the borrower must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the lender has been impaired. Similarly, in certain states, the lender is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

         The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides in essence, that additional amounts advanced to or on behalf of the borrower by the lender are to be secured by the mortgage or deed of trust. While this type of clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the lender is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the lender or beneficiary had actual knowledge of the intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the lender is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinated to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

         Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the borrower or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the lender or beneficiary under the mortgage or deed of trust. Upon a failure of the borrower to perform any of these obligations, the lender or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the borrower agreeing to reimburse the lender on behalf of the borrower. All sums so expended by the lender become part of the indebtedness secured by the mortgage or deed of trust.

         The form of mortgage or deed of trust used by many institutional lenders typically requires the borrower to obtain the consent of the lender in respect of actions affecting the mortgaged property, including, without limitation, leasing activities, including new leases and termination or modification of existing leases, alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the lender or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior lender or beneficiary may refuse to consent to matters approved by a junior lender or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior lender or beneficiary may decide not to approve the lease or to refuse to grant a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.


ENVIRONMENTAL LEGISLATION

         Real property pledged as security to a lender may be subject to unforeseen environmental liabilities. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. These environmental liabilities may give rise to:

         o    a diminution in value of property securing any mortgage loan;

         o    limitation on the ability to foreclose against the property; or

         o in certain circumstances, liability for clean-up costs or other remedial actions, which liability could exceed the value of the principal balance of the related mortgage loan or of the mortgaged property.


         Under federal law and the laws of certain states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, the lien has priority over existing liens (a "superlien") including those of existing mortgages; in these states, the lien of a mortgage contemplated by this transaction may lose its priority to a superlien.

         The presence of hazardous or toxic substances, or the failure to remediate the property properly, may adversely affect the market value of the property, as well as the owner's ability to sell or use the real estate or to borrow using the real estate as collateral. In addition, certain environmental laws and common law principles govern the responsibility for the removal, encapsulation or disturbance of asbestos containing materials ("ACM") when ACM are in poor condition or when a property with ACM is undergoing repair, renovation or demolition. These laws could also be used to impose liability upon owners and operators of real properties for release of ACM into the air that cause personal injury or other damage. In addition to cleanup and natural resource damages actions brought by federal and state agencies, the presence of hazardous substances on a property may lead to claims of personal injury, property damage, or other claims by private plaintiffs.

         Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 and under other federal law and the law of some states, a secured party such as a lender which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in some circumstances for cleanup costs, even if the lender does not cause or contribute to the contamination. Liability under some federal or state statutes may not be limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property, regardless of whether they caused or contributed to the contamination. Certain states have laws similar to CERCLA.

         Lenders may be held liable under CERCLA as owners or operators of a contaminated facility. Excluded from CERCLA's definition of "owner or operator," however, is a person "who, without participating in the management of a . . . facility, holds indicia of ownership primarily to protect his security interest." This exemption for holders of a security interest such as a secured lender applies only in circumstances where the lender acts to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of the facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property -- whether it holds the facility or property as an investment or leases it to a third party -- under some circumstances the lender may incur potential CERCLA liability.

         Whether actions taken by a lender would constitute participating in the management of a facility or property, so as to render the secured creditor exemption unavailable to the lender has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent. This scope of the secured creditor exemption has been somewhat clarified by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 ("Asset Conservation Act"), which lists permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured creditor exemption, subject to certain conditions and limitations. The Asset Conservation Act provides that in order to be deemed to have participated in the management of a secured property, a lender must actually participate in the management or operational affairs of the facility. The Asset Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. However, the protections afforded lenders under the Asset Conservation Act are subject to terms and conditions that have not been clarified by the courts.

         The secured creditor exemption may not protect a lender from liability under CERCLA in cases where the lender arranges for disposal of hazardous substances or for transportation of hazardous substances. In addition, the secured creditor exemption does not govern liability for cleanup costs under federal laws other than CERCLA or under state law. There is a similar secured creditor exemption for reserves of petroleum products from underground storage tanks under the federal Resource Conservation and Recovery Act. However, liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

         In a few states, transfer of some types of properties is conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to cleanup the contamination before selling or otherwise transferring the property.

         Beyond statute-based environmental liability, there exist common law causes of action--for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property--related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in these cases, unanticipated or uninsurable liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

         If a lender is or becomes liable, it may bring an action for contribution against the owner or operator who created the environmental hazard, but that person or entity may be bankrupt or otherwise judgment proof. It is possible that cleanup costs could become a liability of the trust fund and occasion a loss to certificateholders in certain circumstances if such remedial costs were incurred.

         Unless otherwise provided in the related prospectus supplement, the Warrantying Party with respect to any Whole Loan included in a trust fund for a particular series of certificates will represent that a "Phase I Assessment" as described in and meeting the requirements of the then current version of Chapter 5 of the Federal National Mortgage Association Multifamily Guide has been received and reviewed. In addition, unless otherwise provided in the related prospectus supplement, the related Agreement will provide that the master servicer, acting on behalf of the trustee, may not acquire title to a mortgaged property or take over its operation unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, that:

         o the mortgaged property is in compliance with applicable environmental laws, and there are no circumstances present at the mortgaged property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or

         o if the mortgaged property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and further to take actions as would be necessary and appropriate to effect compliance or respond to such circumstances.

This requirement effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental inquiry is undertaken or any required remedial action is provided for, reducing the likelihood that a given trust fund will become liable for an Environmental Hazard Condition affecting a mortgaged property, but making it more difficult to realize on the security for the mortgage loan. However, there can be no assurance that any environmental assessment obtained by the master servicer or a special servicer, as the case may be, will detect all possible Environmental Hazard Conditions or that the other requirements of the Agreement, even if fully observed by the master servicer or special servicer, as the case may be, will in fact insulate a given trust fund from liability for Environmental Hazard Conditions. See "Description of the Agreements--Realization Upon Defaulted Whole Loans."

         Unless otherwise specified in the related prospectus supplement, Morgan Stanley Dean Witter Capital I Inc. generally will not have determined whether environmental assessments have been conducted with respect to the mortgaged properties relating to the mortgage loans included in the pool of mortgage loans for a series, and it is likely that any environmental assessments which would have been conducted with respect to any of the mortgaged properties would have been conducted at the time of the origination of the related mortgage loans and not thereafter. If specified in the related prospectus supplement, a Warrantying Party will represent and warrant that, as of the date of initial issuance of the certificates of a series or as of another specified date, no related mortgaged property is affected by a Disqualifying Condition. In the event that, following a default in payment on a mortgage loan that continues for 60 days,

         o the environmental inquiry conducted by the master servicer or special servicer, as the case may be, prior to any foreclosure indicates the presence of a Disqualifying Condition that arose prior to the date of initial issuance of the certificates of a series and

         o the master servicer or the special servicer certify that it has acted in compliance with the Servicing Standard and has not, by any action, created, caused or contributed to a Disqualifying Condition, the Warrantying Party, at its option, will reimburse the trust fund, cure the Disqualifying Condition or repurchase or substitute the affected Whole Loan, as described under "Description of the Agreements--Representations and Warranties; Repurchases." No such person will however, be responsible for any Disqualifying Condition which may arise on a mortgaged property after the date of initial issuance of the certificates of the related series, whether due to actions of the Borrower, the master servicer, the special servicer or any other person. It may not always be possible to determine whether a Disqualifying Condition arose prior or subsequent to the date of the initial issuance of the certificates of a series.


DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

         Some of the mortgage loans may contain due-on-sale and due-on-encumbrance clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the borrower sells or otherwise transfers or encumbers the related mortgaged property. Some of these clauses may provide that, upon an attempted sale, transfer or encumbrance of the related mortgaged property by the borrower of an otherwise non-recourse loan, the borrower becomes personally liable for the mortgage debt. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to some of the loans, the Garn-St Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms subject to limited exceptions. Unless otherwise provided in the related prospectus supplement, a master servicer, on behalf of the trust fund, will determine whether to exercise any right the trustee may have as lender to accelerate payment of any mortgage loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard.

         In addition, under federal bankruptcy laws, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from a bankruptcy proceeding.

SUBORDINATE FINANCING

         Where a borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risks including:

         o the borrower may have difficulty servicing and repaying multiple loans;

         o if the junior loan permits recourse to the borrower--as junior loans often do--and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan.

         o acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened;

         o if the borrower defaults on the senior loan or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

         o the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.


DEFAULT INTEREST, PREPAYMENT PREMIUMS AND PREPAYMENTS

         Forms of notes and mortgages used by lenders may contain provisions obligating the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states of provisions providing for prepayment fees or penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to make the payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.


ACCELERATION ON DEFAULT

         Unless otherwise specified in the related prospectus supplement, some of the mortgage loans included in the pool of mortgage loans for a series will include a "debt-acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the Borrower. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default--as long as appropriate notices are given. The equity courts of the state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting the defaulted payments.


APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980, provides that state usury limitations shall not apply to certain types of residential, including multifamily but not other commercial, first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges.

         Morgan Stanley Dean Witter Capital I Inc. has been advised by counsel that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of mortgage loans, any such limitation under the state's usury law would not apply to the mortgage loans.

         In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of the state action will be eligible for inclusion in a trust fund unless the mortgage loan provides:

         o for the interest rate, discount points and charges as are permitted in that state, or

         o that the terms of the loan shall be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious, and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.


         Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.


LAWS AND REGULATIONS; TYPES OF MORTGAGED PROPERTIES

         The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply together with an inability to remedy a failure could result in a material decrease in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property--e.g., a nursing or convalescent home or hospital--result in a failure to realize the full principal amount of the related mortgage loan. Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties which are hotels or motels may present additional risk. Hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator. In addition, the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. Moreover, mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of these properties.


AMERICANS WITH DISABILITIES ACT

         Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, public accommodations such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the Borrower in its capacity as owner or landlord, the ADA may also impose these types of requirements on a foreclosing lender who succeeds to the interest of the Borrower as owner of landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the Borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the Borrower is subject.


SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

         Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, a borrower who enters military service after the origination of a mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, to the extent set forth in the related prospectus supplement, any form of Credit Support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that an affected mortgage loan goes into default, there may be delays and losses occasioned as a result of the Relief Act.


FORFEITURES IN DRUG AND RICO PROCEEDINGS

         Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

         In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.


                        FEDERAL INCOME TAX CONSEQUENCES

         The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates is based on the advice of Sidley, Austin, Brown & Wood LLP or Cadwalader, Wickersham & Taft or Latham & Watkins or Mayer, Brown, Rowe & Maw or Dewey Ballantine LLP or such other counsel as may be specified in the related prospectus supplement, counsel to Morgan Stanley Dean Witter Capital I Inc. This summary is based on laws, regulations, including REMIC Regulations, rulings and decisions now in effect or, with respect to regulations, proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in certificates applicable to all categories of investors, some of which -- for example, banks and insurance companies -- may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of certificates.

GENERAL

         The federal income tax consequences to certificateholders will vary depending on whether an election is made to treat the trust fund relating to a particular series of certificates as a REMIC under the Code. The prospectus supplement for each series of certificates will specify whether one or more REMIC elections will be made.


GRANTOR TRUST FUNDS

         If a REMIC election is not made, Sidley, Austin, Brown & Wood LLP or Cadwalader, Wickersham & Taft or Latham & Watkins or Mayer, Brown, Rowe & Maw or Dewey Ballantine LLP or such other counsel as may be specified in the related prospectus supplement will deliver its opinion that the trust fund will not be classified as an association taxable as a corporation and that the trust fund will be classified as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of Subtitle A of the Code. In this case, owners of certificates will be treated for federal income tax purposes as owners of a portion of the trust fund's assets as described in this section of the prospectus.


A.   SINGLE CLASS OF GRANTOR TRUST CERTIFICATES

         Characterization. The trust fund may be created with one class of grantor trust certificates. In this case, each grantor trust certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust fund represented by the grantor trust certificates and will be considered the equitable owner of a pro rata undivided interest in each of the mortgage loans and MBS in the pool. Any amounts received by a grantor trust certificateholder in lieu of amounts due with respect to any mortgage loan or MBS because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

         Each grantor trust certificateholder will be required to report on its federal income tax return in accordance with the grantor trust certificateholder's method of accounting its pro rata share of the entire income from the mortgage loans in the trust fund represented by grantor trust certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the master servicer. Under Code Sections 162 or 212 each grantor trust certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the master servicer, provided that the amounts are reasonable compensation for services rendered to the trust fund. Grantor trust certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent these expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount under Code Section 68(b)--which amount will be adjusted for inflation--will be reduced by the lesser of

         o 3% of the excess of adjusted gross income over the applicable amount and

         o 80% of the amount of itemized deductions otherwise allowable for such taxable year.


         However, the Section 68 reduction will be phased out beginning in 2006 and eliminated after 2009.

         In general, a grantor trust certificateholder using the CASH METHOD OF ACCOUNTING must take into account its pro rata share of income as and deductions as and when collected by or paid to the master servicer or, with respect to original issue discount or certain other income items for which the certificateholder has made an election, as the amounts are accrued by the trust fund on a constant interest basis, and will be entitled to claim its pro rata share of deductions, subject to the foregoing limitations, when the amounts are paid or the certificateholder would otherwise be entitled to claim the deductions had it held the mortgage loans or MBS directly. A grantor trust certificateholder using an ACCRUAL METHOD OF ACCOUNTING must take into account its pro rata share of income as payment becomes due or is made to the master servicer, whichever is earlier and may deduct its pro rata share of expense items, subject to the foregoing limitations, when the amounts are paid or the certificateholder otherwise would be entitled to claim the deductions had it held the mortgage loans or MBS directly. If the servicing fees paid to the master servicer are deemed to exceed reasonable servicing compensation, the amount of the excess could be considered as an ownership interest retained by the master servicer or any person to whom the master servicer assigned for value all or a portion of the servicing fees in a portion of the interest payments on the mortgage loans and MBS. The mortgage loans and MBS would then be subject to the "coupon stripping" rules of the Code discussed below under "--Stripped Bonds and Coupons."

         Unless otherwise specified in the related prospectus supplement or otherwise provided below in this section of the prospectus, as to each series of certificates, counsel to Morgan Stanley Dean Witter Capital I Inc. will have advised Morgan Stanley Dean Witter Capital I Inc. that:

         o a grantor trust certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) representing principal and interest payments on mortgage loans or MBS will be considered to represent "loans . . . secured by an interest in real property which is . . . residential property" within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the mortgage loans or MBS represented by that grantor trust certificate are of a type described in that Code section;

         o a grantor trust certificate owned by a real estate investment trust representing an interest in mortgage loans or MBS will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest income on the mortgage loans or MBS will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), to the extent that the mortgage loans or MBS represented by that grantor trust certificate are of a type described in that Code section; and

         o a grantor trust certificate owned by a REMIC will represent "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3).


         The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

         Stripped Bonds and Coupons. Certain trust funds may consist of government securities that constitute "stripped bonds" or "stripped coupons" as those terms are defined in section 1286 of the Code, and, as a result, these assets would be subject to the stripped bond provisions of the Code. Under these rules, these government securities are treated as having original issue discount based on the purchase price and the stated redemption price at maturity of each Security. As such, grantor trust certificateholders would be required to include in income their pro rata share of the original issue discount on each Government Security recognized in any given year on an economic accrual basis even if the grantor trust certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the grantor trust certificateholder in any taxable year may exceed amounts actually received during such year.

         Premium. The price paid for a grantor trust certificate by a holder will be allocated to the holder's undivided interest in each mortgage loan or MBS based on each asset's relative fair market value, so that the holder's undivided interest in each asset will have its own tax basis. A grantor trust certificateholder that acquires an interest in mortgage loans or MBS at a premium may elect to amortize the premium under a constant interest method, provided that the underlying mortgage loans with respect to the mortgage loans or MBS were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such grantor trust certificate. The basis for such grantor trust certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A certificateholder that makes this election for a mortgage loan or MBS or any other debt instrument that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter.

         If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a grantor trust certificate representing an interest in a mortgage loan or MBS acquired at a premium should recognize a loss if a mortgage loan or an Underlying Mortgage Loan with respect to an asset prepays in full, equal to the difference between the portion of the prepaid principal amount of such mortgage loan or underlying mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to such mortgage loan or underlying mortgage loan. If a reasonable prepayment assumption is used to amortize the premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

         The Internal Revenue Service has issued Amortizable Bond Premium Regulations. The Amortizable Bond Premium Regulations specifically do not apply to prepayable debt instruments or any pool of debt instruments the yield on which may be affected by prepayments, such as the trust fund, which are subject to Section 1272(a)(6) of the Code. Absent further guidance from the IRS and to the extent set forth in the related prospectus supplement, the trustee will account for amortizable bond premium in the manner described in this section. Prospective purchasers should consult their tax advisors regarding amortizable bond premium and the Amortizable Bond Premium Regulations.

         Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described in this prospectus, the OID Regulations will be applicable to a grantor trust certificateholder's interest in those mortgage loans or MBS meeting the conditions necessary for these sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers other than individuals originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple Classes of Grantor Trust Certificates--Accrual of Original Issue Discount" below.

         Market Discount. A grantor trust certificateholder that acquires an undivided interest in mortgage loans or MBS may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in the asset is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of the mortgage loan or MBS allocable to the holder's undivided interest over the holder's tax basis in such interest. Market discount with respect to a grantor trust certificate will be considered to be zero if the amount allocable to the grantor trust certificate is less than 0.25% of the grantor trust certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

         The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

         The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a grantor trust certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of

         o    the total remaining market discount and

         o a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period.


For grantor trust certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

         o    the total remaining market discount and

         o a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.


For purposes of calculating market discount under any of the above methods in the case of instruments, such as the grantor trust certificates, that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a grantor trust certificate purchased at a discount or premium in the secondary market.

         A holder who acquired a grantor trust certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the grantor trust certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

         Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for certificates acquired on or after April 4, 1994. If this election were to be made with respect to a grantor trust certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Premium" in this prospectus. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without consent of the IRS.

         Anti-Abuse Rule. The IRS can apply or depart from the rules contained in the OID Regulations as necessary or appropriate to achieve a reasonable result where a principal purpose in structuring a mortgage loan, MBS, or grantor trust certificate or applying the otherwise applicable rules is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, which generally are intended to achieve the clear reflection of income for both issuers and holders of debt instruments.


B.   MULTIPLE CLASSES OF GRANTOR TRUST CERTIFICATES

         1.       Stripped Bonds and Stripped Coupons

         Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created.

         Excess Servicing will be Treated Under the Stripped Bond Rules. If the Excess Servicing fee is less than 100 basis points, i.e., 1% interest on the principal balance of the assets in the trust fund, or the certificates are initially sold with a de minimis discount, assuming no prepayment assumption is required, any non-de minimis discount arising from a subsequent transfer of the certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on an asset by asset basis, which could result in some mortgage loans or MBS being treated as having more than 100 basis points of interest stripped off. See "--

Non-REMIC Certificates" and "Multiple Classes of Grantor Trust
Certificates--Stripped Bonds and Stripped Coupons".

         Although not entirely clear, a Stripped Bond Certificate generally should be treated as an interest in mortgage loans or MBS issued on the day the certificate is purchased for purposes of calculating any OID. Generally, if the discount on a mortgage loan or MBS is larger than a de minimis amount, as calculated for purposes of the OID rules, a purchaser of such a certificate will be required to accrue the discount under the OID rules of the Code. See "--Non-REMIC Certificates" and "--Single Class of Grantor Trust Certificates--Original Issue Discount". However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the mortgage loans or MBS as market discount rather than OID if either

         o the amount of OID with respect to the mortgage loans or MBS is treated as zero under the OID de minimis rule when the certificate was stripped or

         o no more than 100 basis points, including any Excess Servicing, is stripped off of the trust fund's mortgage loans or MBS.


Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

         The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each mortgage loan or MBS. Unless otherwise specified in the related prospectus supplement, all payments from a mortgage loan or MBS underlying a Stripped Coupon Certificate will be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from the mortgage loan or MBS would be included in the stated redemption price at maturity for the mortgage loan or MBS for purposes of calculating income on the certificate under the OID rules of the Code.

         It is unclear under what circumstances, if any, the prepayment of mortgage loans or MBS will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If the certificate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the grantor trust certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate sufficiently faster than the assumed prepayment rate so that the certificateholder will not recover its investment. However, if the certificate is treated as an interest in discrete mortgage loans or MBS, or if no prepayment assumption is used, then when a mortgage loan or MBS is prepaid, the holder of the certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the certificate that is allocable to the mortgage loan or MBS.

         Holders of Stripped Bond Certificates and Stripped Coupon Certificates are urged to consult with their own tax advisors regarding the proper treatment of these certificates for federal income tax purposes.

         Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in mortgage loans or MBS of the type that make up the trust fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the grantor trust certificates, for federal income tax purposes, will be the same as that of the underlying mortgage loans or MBS. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, each class of grantor trust certificates, to the extent set forth in the related prospectus supplement, should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) and "loans . . . secured by, an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to grantor trust certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code
Section 856(c)(3)(B), provided that in each case the underlying mortgage loans or MBS and interest on such mortgage loans or MBS qualify for such treatment. Prospective purchasers to which such characterization of an investment in certificates is material should consult their own tax advisors regarding the characterization of the grantor trust certificates and the income therefrom. Unless otherwise specified in the related prospectus supplement, grantor trust



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certificates will be "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) and "permitted assets" within the meaning of Code Section 860L(c).

         2. Grantor Trust Certificates Representing Interests in Loans Other Than Adjustable Rate Loans

         The original issue discount rules of Code Sections 1271 through 1275 will be applicable to a certificateholder's interest in those mortgage loans or MBS as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers -- other than individuals -- originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates on the mortgage loans or MBS. OID on each grantor trust certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a grantor trust certificate representing an interest in mortgage loans or MBS other than adjustable rate loans likely will be computed as described below under "--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986. The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments, such as the grantor trust certificates, issued after December 21, 1992. Alternatively, proposed Treasury regulations issued December 21, 1992 may be treated as authority for debt instruments issued after December 21, 1992 and prior to April 4, 1994, and proposed Treasury regulations issued in 1986 and 1991 may be treated as authority for instruments issued before December 21, 1992. In applying these dates, the issue date of the mortgage loans or MBS should be used, or, in the case of Stripped Bond Certificates or Stripped Coupon Certificates, the date such certificates are first acquired. The holder of a certificate should be aware, however, that neither the proposed OID Regulations nor the OID Regulations adequately address certain issues relevant to prepayable securities.

         Under the Code, the mortgage loans or MBS underlying the grantor trust certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such mortgage asset's stated redemption price at maturity over its issue price. The issue price of a mortgage loan or MBS is generally the amount lent to the borrower, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a mortgage loan or MBS is the sum of all payments to be made on these assets other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "--Accrual of Original Issue Discount," will, to the extent set forth in the related prospectus supplement, utilize the Prepayment Assumption on the issue date of such grantor trust certificate, and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. In the absence of such regulations, the Prepayment Assumption used will be the prepayment assumption that is used in determining the offering price of such certificate. No representation is made that any certificate will prepay at the Prepayment Assumption or at any other rate.


         Accrual of Original Issue Discount. Generally, the owner of a grantor trust certificate must include in gross income the sum of the "daily portions," as defined below in this section, of the OID on the grantor trust certificate for each day on which it owns the certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the master servicer or other entity specified in the related prospectus supplement of the portion of OID that accrues during each successive monthly accrual period, or shorter period from the date of original issue, that ends on the day in the calendar year corresponding to each of the Distribution Dates on the grantor trust certificates, or the day prior to each such date. This will be done, in the case of each full month accrual period, by

         o adding (1) the present value at the end of the accrual period--determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption--of all remaining payments to be received under the Prepayment Assumption on the respective component and (2) any payments included in the stated redemption price at maturity received during such accrual period, and

         o subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period.


The adjusted issue price of a grantor trust certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a grantor trust certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.


         Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans or MBS acquired by a certificateholder are purchased at a price equal to the then unpaid principal amount of the asset, no original issue discount attributable to the difference between the issue price and the original principal amount of the asset--i.e., points--will be includible by the holder. Other original issue discount on the mortgage loans or MBS--e.g., that arising from a "teaser" rate--would still need to be accrued.


         3. Grantor Trust Certificates Representing Interests in Adjustable Rate Loans

         The OID Regulations do not address the treatment of instruments, such as the grantor trust certificates, which represent interests in adjustable rate loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the master servicer will report Stripped ARM Obligations to holders in a manner it believes is consistent with the rules described above under the heading "--Grantor Trust Certificates Representing Interests in Loans Other Than Adjustable Rate Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of Deferred Interest to the principal balance of an adjustable rate loan may require the inclusion of the amount in the income of the grantor trust certificateholder when the amount accrues. Furthermore, the addition of Deferred Interest to the grantor trust certificate's principal balance will result in additional income, including possibly OID income, to the grantor trust certificateholder over the remaining life of such grantor trust certificates.

         Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such certificates.


C.   SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE

         Sale or exchange of a grantor trust certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the grantor trust certificate. Such adjusted basis generally will equal the seller's purchase price for the grantor trust certificate, increased by the OID included in the seller's gross income with respect to the grantor trust certificate, and reduced by principal payments on the grantor trust certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a grantor trust certificate is a "capital asset" within the meaning of Code Section 1221, except to the extent described above with respect to market discount, and will generally be long-term capital gain if the grantor trust certificate has been owned for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve months or less are generally subject to ordinary income tax rates. The use of capital losses is limited.

         It is possible that capital gain realized by holders of one or more classes of grantor trust certificates could be considered gain realized upon the disposition of property that was part of a "conversion transaction." A sale of a grantor trust certificate will be part of a conversion transaction if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and:

         o the holder entered the contract to sell the grantor trust certificate substantially contemporaneously with acquiring the grantor trust certificate;

         o    the grantor trust certificate is part of a straddle;

         o the grantor trust certificate is marketed or sold as producing capital gain; or

         o other transactions to be specified in Treasury regulations that have not yet been issued.


If the sale or other disposition of a grantor trust certificate is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.


         Grantor trust certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a grantor trust certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.


         D.   NON-U.S. PERSONS


         Generally, to the extent that a grantor trust certificate evidences ownership in underlying mortgage loans or MBS that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Code
Section 1441 or 1442 to

         o    an owner that is not a U.S. Person or

         o a grantor trust certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty, unless such income is effectively connected with a U.S. trade or business of such owner or beneficial owner.

         Accrued OID recognized by the owner on the sale or exchange of such a grantor trust certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a grantor trust certificate evidences ownership in mortgage loans or MBS issued after July 18, 1984, by natural persons if such grantor trust certificateholder complies with certain identification requirements, including delivery of a statement, signed by the grantor trust certificateholder under penalties of perjury, certifying that the grantor trust certificateholder is not a U.S. Person and providing the name and address of the grantor trust certificateholder. To the extent payments to grantor trust certificateholders that are not U.S. Persons are payments of "contingent interest" on the underlying mortgage loans or MBS, or the grantor trust certificateholder is ineligible for the exemption described in the preceding sentence, the 30% withholding tax will apply unless such withholding taxes are reduced or eliminated by an applicable tax treaty and such holder meets the eligibility and certification requirements necessary to obtain the benefits of such treaty. Additional restrictions apply to mortgage loans or MBS where the borrower is not a natural person in order to qualify for the exemption from withholding. If capital gain derived from the sale, retirement or other disposition of a grantor trust certificate is effectively connected with a U.S. trade or business of a grantor trust certificateholder that is not a U.S. Person, the certificateholder will be taxed on the net gain under the graduated U.S. federal income tax rates applicable to U.S. Persons and, with respect to grantor trust certificates held by or on behalf of corporations, also may be subject to branch profits tax. In addition, if the trust fund acquires a United States real property interest through foreclosure, deed in lieu of foreclosure or otherwise on a mortgage loan or MBS secured by such an interest, which for this purpose includes real property located in the United States and the Virgin Islands, a grantor trust certificateholder that is not a U.S. Person will potentially be subject to federal income tax on any gain attributable to such real property interest that is allocable to such holder. Non-U.S. Persons should consult their tax advisors regarding the application to them of the foregoing rules.

E.   INFORMATION REPORTING AND BACKUP WITHHOLDING

         The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a certificateholder at any time during such year, the information as may be deemed necessary or desirable to assist certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold such certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 30% for 2002-03, 29% for 2004-05 and 28% commencing in 2006 may be required with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a grantor trust certificate to, or through, a broker, the broker must withhold at the above rate on the entire purchase price, unless either

         o the broker determines that the seller is a corporation or other exempt recipient, or

         o the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Person, certifies that the seller is a Non-U.S. Person, and other conditions are met.


Such a sale must also be reported by the broker to the IRS, unless either

         o    the broker determines that the seller is an exempt recipient or

         o the seller certifies its non-U.S. Person status and other conditions are met.


Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8BEN under penalties of perjury, although in some cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax liability.

         On October 6, 1997, the Treasury Department issued new regulations which make certain modifications to the withholding, backup withholding and information reporting rules. The New Regulations attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.


REMICS

         The trust fund relating to a series of certificates may elect to be treated as one or more REMICs. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual Certificates" and "--Prohibited Transactions and Other Taxes" below), if a trust fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "--Taxation of Owners of REMIC Residual Certificates," the Code provides that a trust fund will not be treated as a REMIC for the year and thereafter. In that event, the entity may be taxable as a separate corporation, and the REMIC Certificates may not be accorded the status or given the tax treatment described below in this section. While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, no the regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each trust fund that elects REMIC status, Sidley, Austin, Brown & Wood LLP or Cadwalader, Wickersham & Taft or Latham & Watkins or Mayer, Brown, Rowe & Maw or Dewey Ballantine LLP or such other counsel as may be specified in the related prospectus supplement will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Agreement, the trust fund will qualify as one or more REMICs, and the related certificates will be considered to be REMIC Regular Certificates or a sole class of REMIC Residual Certificates. The related prospectus supplement for each series of Certificates will indicate whether the trust fund will make one or more REMIC elections and whether a class of certificates will be treated as a regular or residual interest in the REMIC.

         A "qualified mortgage" for REMIC purposes includes any obligation, including certificates of participation in such an obligation and any "regular interest" in another REMIC, that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC.

         In general, with respect to each series of certificates for which a REMIC election is made,

         o certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C);

         o certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A); and

         o interest on certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B).


If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets.

         Tiered REMIC Structures. For certain series of certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. Upon the issuance of any such series of certificates, Sidley, Austin, Brown & Wood LLP or Cadwalader, Wickersham & Taft or Latham & Watkins or Mayer, Brown, Rowe & Maw or Dewey Ballantine LLP or such other counsel as may be specified in the related prospectus supplement, counsel to Morgan Stanley Dean Witter Capital I Inc., will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMIC or REMICs, respectively, will be considered REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

         Other than the residual interest in a Subsidiary REMIC, only REMIC Certificates issued by the Master REMIC will be offered hereunder. The Subsidiary REMIC or REMICs and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be:

         o "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code;

         o "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code; and

         o    whether the income on the certificates is interest described in
              Section 856(c)(3)(B) of the Code.


A.   TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

         General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

         Original Issue Discount and Premium. The REMIC Regular Certificates may be issued with OID. Generally, the OID, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its "issue price." Holders of any class of certificates issued with OID will be required to include the OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax

Reform Act of 1986. Holders of REMIC Regular Certificates should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

         Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of the discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The legislative history provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The prospectus supplement for each series of REMIC Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

         In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its "stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the Closing Date, the issue price for that class will be treated as the fair market value of that class on the Closing Date. The issue price of a REMIC Regular Certificate also includes the amount paid by an initial certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if the distributions constitute "qualified stated interest." Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of the REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

         Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent Distribution Dates, the greater of any original issue discount, disregarding the rate in the first period, and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the certificate exceeds its issue price for purposes of the de minimis rule described below in this section. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non-de minimis OID, as determined under the foregoing rule, will be treated as OID. However, the trust fund will not take this position unless required by applicable regulations. Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the certificate's stated redemption price at maturity. REMIC Regular Certificates should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

         Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years, i.e., rounding down partial years, from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Although currently unclear, it appears that the schedule of the distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a series of REMIC Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and the income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

         The prospectus supplement with respect to a trust fund may provide for Super-Premium Certificates. The income tax treatment of such REMIC Regular Certificates is not entirely certain. For information reporting purposes, the trust fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates, including interest-only REMIC Regular Certificates, is the sum of all payments to be made on such REMIC Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount, which delays future accruals of OID rather than being immediately deductible when prepayments on the mortgage loans or MBS exceed those estimated under the Prepayment Assumption. The IRS might contend, however, that certain contingent payment rules contained in final regulations issued on June 11, 1996, with respect to original issue discount, should apply to such certificates. Although such rules are not applicable to instruments governed by Code Section 1272(a)(6), they represent the only guidance regarding the current views of the IRS with respect to contingent payment instruments. These regulations, if applicable, generally would require holders of Regular Interest Certificates to take the payments considered contingent interest payments into income on a yield to maturity basis in accordance with a schedule of projected payments provided by Morgan Stanley Dean Witter Capital I Inc. and to make annual adjustments to income to account for the difference between actual payments received and projected payment amounts accrued. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates (other than interest-only REMIC Regular Certificates) should be limited to their principal amount, subject to the discussion below under "--Accrued Interest Certificates", so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super-Premium Certificate.

         Under the REMIC Regulations, if the issue price of a REMIC Regular Certificate, other than REMIC Regular Certificate based on a Notional Amount, does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described below under "--Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

         Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions" of the OID that accrues on a REMIC Regular Certificate for each day a certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the OID that accrues during each successive period--"an accrual period"--that ends on the day in the calendar year corresponding to a Distribution Date, or if Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month, and begins on the day after the end of the immediately preceding accrual period or on the issue date in the case of the first accrual period. This will be done, in the case of each full accrual period, by

         o adding (1) the present value at the end of the accrual period -- determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption -- of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment Assumption and (2) any payments included in the stated redemption price at maturity received during such accrual period, and

         o subtracting from that total the adjusted issue price of the REMIC Regular Certificates at the beginning of such accrual period.

The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease -- but never below zero -- in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the "daily portions" of OID may be determined according to an appropriate allocation under any reasonable method.

         A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate. In computing the daily portions of OID for such a purchaser, as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity, however, the daily portion is reduced by the amount that would be the daily portion for such day, computed in accordance with the rules set forth above, multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount:

     (1) the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original REMIC Regular Certificateholder, who purchased the REMIC Regular Certificate at its issue price, less

     (2) any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption.


A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

         Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may provide for interest based on a qualifying variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest for OID purposes if, generally:

         o    the interest is unconditionally payable at least annually;

         o the issue price of the debt instrument does not exceed the total noncontingent principal payments; and

         o interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on the REMIC Regular Certificates.


         The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount and Premium" by assuming generally that the Index used for the variable rate will remain fixed throughout the term of the certificate at the rate applicable on the date they are issued. Appropriate adjustments are made for the actual variable rate.

         Although unclear at present, Morgan Stanley Dean Witter Capital I Inc. intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on mortgage loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC Regular Certificates will be deemed to be the Index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. No guidance is currently available as to how OID would be determined for debt instruments subject to Code Section 1272(a)(6) that provide for contingent interest. The treatment of REMIC Regular Certificates as contingent payment debt instruments may affect the timing of income accruals on the REMIC Regular Certificates.

         Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market discount or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Premium" below. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without the consent of the IRS.

         Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of (1) the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price, determined for this purpose as if the purchaser had purchased such REMIC Regular Certificate from an original holder, over (2) the price for such REMIC Regular Certificate paid by the purchaser. A certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Section 1276 of the Code such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies.

         Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of the REMIC Regular Certificate's stated redemption price at maturity multiplied by the REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

         The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

         The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of

         (1)  the total remaining market discount and

         (2) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period.

For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

         (1)  the total remaining market discount and

         (2) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.


For purposes of calculating market discount under any of the above methods in the case of instruments such as the REMIC Regular Certificates that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will appy.

         A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

         Premium. A purchaser of a REMIC Regular Certificate that purchases the REMIC Regular Certificate at a cost, not including accrued qualified stated interest, greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize the premium under a constant yield method. A certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the legislative history states that the same rules that apply to accrual of market discount, which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such certificates have OID, will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against the interest payment. The Amortizable Bond Premium Regulations do not apply to prepayable securities described in Section 1272(a)(6) of the Code, such as the REMIC Regular Certificates. Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

         Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more adjustable rate loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such certificates prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such certificates will constitute qualified stated interest or whether all or a portion of the interest payable on such certificates must be included in the stated redemption price at maturity of the certificates and accounted for as OID, which could accelerate such inclusion. Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

         Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate. Such adjusted basis generally will equal the cost of the REMIC Regular Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced, but not below zero, by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "--Market Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code
Section 1221.

         Such capital gain or loss will generally be long-term capital gain or loss if the REMIC Regular Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individual on capital assets held less than twelve months are generally subject to ordinary income tax rates. The use of capital losses is limited.

         Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of

         o the amount that would have been includible in the holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code
              Section 1274(d) determined as of the date of purchase of such REMIC Regular Certificate, over

         o    the amount actually includible in such holder's income.


         Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income if the REMIC Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the REMIC Regular certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, or if the REMIC Regular Certificate is held as part of a straddle. A sale of a REMIC Regular Certificate will be part of a "conversion transaction" if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and: the holder entered the contract to sell the REMIC Regular Certificate substantially contemporaneously with acquiring the REMIC Regular Certificate; the REMIC Regular Certificate is part of a straddle; the REMIC Regular Certificate is marketed or sold as producing capital gains; or other transactions to be specified in Treasury regulations that have not yet been issued. Potential investors should consult their tax advisors with respect to tax consequences of ownership and disposition of an investment in REMIC Regular Certificates in their particular circumstances.

         The certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

         The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only provide information pertaining to the appropriate proportionate method of accruing market discount.

         Accrued Interest Certificates. Payment Lag Certificates may provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first Distribution Date may or may not exceed the interval. Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first Distribution Date does not exceed the interval could pay upon purchase of the REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to pre-issuance accrued interest and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date and the first payment date is within one year of the issue date that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC Regular Certificate's issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the trust fund intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days that the certificateholder has held the Payment Lag Certificate during the first accrual period.

         Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

         Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificates that are "pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Pass-Through of Non-Interest Expenses of the REMIC" under "Taxation of Owners of REMIC Residual Certificates" below.

         Effects of Defaults, Delinquencies and Losses. Certain series of certificates may contain one or more classes of Subordinated Certificates, and in the event there are defaults or delinquencies on the mortgage loans or MBS, amounts that would otherwise be distributed on the Subordinated Certificates may instead be distributed on the Senior Certificates. Subordinated certificateholders nevertheless will be required to report income with respect to such certificates under an accrual method without giving effect to delays and reductions in distributions on the Subordinated Certificates attributable to defaults and delinquencies on the mortgage loans or MBS, except to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income reported by a Subordinated certificateholder in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinated Certificate is reduced as a result of defaults and delinquencies on the mortgage loans or MBS.

         Although not entirely clear, it appears that holders of REMIC Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such certificates becoming wholly or partially worthless, and that, in general, holders of certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such certificates becoming wholly worthless. Potential investors and holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. These taxpayers are advised to consult their tax advisors regarding the treatment of losses on certificates.

         Non-U.S. Persons. Generally, payments of interest on the REMIC Regular Certificates, including any payment with respect to accrued OID, to a REMIC Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if:

         o the REMIC Regular Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the issuer;

         o the REMIC Regular Certificateholder is not a controlled foreign corporation, within the meaning of Code Section 957, related to the issuer; and

         o the REMIC Regular Certificateholder complies with identification requirements, including delivery of a statement, signed by the REMIC Regular certificateholder under penalties of perjury, certifying that the REMIC Regular certificateholder is a foreign person and providing the name and address of the REMIC Regular certificateholder.

If a REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to the holder, including distributions in respect of accrued OID, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty. If the interest on a REMIC Regular Certificate is effectively connected with the conduct by the Non-U.S. REMIC Regular Certificateholder of a trade or business within the United States, then the Non-U.S. REMIC Regular Certificateholder will be subject to U.S. income tax at regular graduated rates. Such a Non-U.S. REMIC Regular Certificateholder also may be subject to the branch profits tax.

         Further, a REMIC Regular Certificate will not be included in the estate of a non-resident alien individual. This exclusion may not apply if the non-resident alien individual actually or constructively owns 10% or more of the residual interest in the related REMIC and will not be subject to United States estate taxes. Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

         REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates and REMIC Residual Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so. In addition, the IRS may assert that non-U.S. Persons that own directly or indirectly, a greater than 10% interest in any Borrower, and foreign corporations that are "controlled foreign corporations" as to the United States of which such a Borrower is a "United States shareholder" within the meaning of
Section 951(b) of the Code, are subject to United States withholding tax on interest distributed to them to the extent of interest concurrently paid by the related Borrower.

         Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during that year, the information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 30% for 2002-03, 29% for 2004-05 and 28% commencing in 2006 may be required with respect to any payments with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a REMIC Regular Certificate to, or through, a broker, the broker must withhold at the above rate on the entire purchase price, unless either:

         o the broker determines that the seller is a corporation or other exempt recipient, or

         o the seller provides, in the required manner, identifying information and, in the case of a non-U.S. Person, certifies that such seller is a Non-U.S. Person, and other conditions are met.


         A sale of a REMIC Regular Certificate to, or through, a broker must also be reported by the broker to the IRS, unless either:

         o    the broker determines that the seller is an exempt recipient, or

         o the seller certifies its non-U.S. Person status and other conditions are met.


Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

         Final regulations have been issued by the Treasury Department which provide for a new series of certification forms and modify reliance standards for withholding, backup withholding and information reporting. Prospective investors are urged to consult their own tax advisors regarding these regulations.

B.   TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

         Allocation of the Income of the REMIC to the REMIC Residual Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "--Prohibited Transactions and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which the holder owns any REMIC Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding REMIC Residual Certificates that the holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the certificates or as debt instruments issued by the REMIC.

         A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests, that is, a fast-pay, slow-pay structure, may generate such a mismatching of income and cash distributions --that is, "phantom income". This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying mortgage loans or MBS and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder or cause the REMIC Residual Certificate to have negative "value." Investors should consult their own tax advisors concerning the federal income tax treatment of a REMIC Residual Certificate and the impact of the tax treatment on the after-tax yield of a REMIC Residual Certificate.

         A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that the REMIC Residual Certificateholder owns the REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC Residual Certificateholder, as described above. The legislative history indicates that certain adjustments may be appropriate to reduce or increase the income of a subsequent holder of a REMIC Residual Certificate that purchased the REMIC Residual Certificate at a price greater than or less than the adjusted basis the REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC Residual Certificates" below. It is not clear, however, whether the adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

         Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of

         o the income from the mortgage loans or MBS and the REMIC's other assets and

         o the deductions allowed to the REMIC for interest and OID on the REMIC Regular Certificates and, except as described above under "--Taxation of Owners of REMIC Regular Certificates--Non-Interest Expenses of the REMIC," other expenses.


REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

         o the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

         o    all bad loans will be deductible as business bad debts; and

         o the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.


The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual Certificateholders resulting from defaults and delinquencies on mortgage loans or MBS may differ from the time of the actual loss on the assets. The REMIC's deductions include interest and original issue discount expense on the REMIC Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC and realized losses on the mortgage loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding.

         For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates, or, if a class of certificates is not sold initially, its fair market value. The aggregate basis will be allocated among the mortgage loans or MBS and other assets of the REMIC in proportion to their respective fair market value. A mortgage loan or MBS will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis in the mortgage loan or MBS is less than or greater than its principal balance, respectively. Any such discount, whether market discount or OID, will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing OID on the REMIC Regular Certificates. The REMIC may elect under Code Section 171 to amortize any premium on the mortgage loans or MBS. Premium on any mortgage loan or MBS to which the election applies would be amortized under a constant yield method. It is not clear whether the yield of a mortgage loan or MBS would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

         The REMIC will be allowed a deduction for interest and OID on the REMIC Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

         A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the REMIC's initial basis in its assets. See "--Sale or Exchange of REMIC Residual Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of the REMIC Residual Certificate to the holder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--Allocation of the Income of the REMIC to the REMIC Residual Certificates" above.

         Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that the net loss exceeds the holder's adjusted basis in the REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by the REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

         Mark-to-Market Rules. Prospective purchasers of a REMIC Residual Certificate should be aware that the IRS has issued Mark-to-Market Regulations which provide that a REMIC Residual Certificate cannot be marked to market.

         Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the REMIC Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each certificateholder on that day. In general terms, a single class REMIC is one that either:

         o would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes, or

         o is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules.


Unless otherwise stated in the applicable prospectus supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to holders of the related REMIC Regular Certificates.

         In the case of individuals or trusts, estates or other persons that compute their income in the same manner as individuals, who own an interest in a REMIC Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries, e.g., a partnership, an S corporation or a grantor trust, such expenses will be deductible under Code
Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the applicable amount will be reduced by the lesser of

         o 3% of the excess of the individual's adjusted gross income over the applicable amount or

         o 80% of the amount of itemized deductions otherwise allowable for the taxable year.

         However, the Section 68 reduction will be phased out beginning in 2006 and eliminated after 2009.

The amount of additional taxable income recognized by REMIC Residual Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders subject to the alternative minimum tax other than corporations may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Accordingly, investment in REMIC Residual Certificates will in general not be suitable for individuals or for certain pass-through entities, such as partnerships and S corporations, that have individuals as partners or shareholders.

         Excess Inclusions. A portion of the income on a REMIC Residual Certificate, referred to in the Code as an "excess inclusion", for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion:

         o may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual Certificateholder;

         o will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the REMIC Residual
              Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income, as discussed under "--Tax-Exempt Investors" below; and

         o is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor, as discussed under "--Residual Certificate Payments--Non-U.S. Persons" below.

         Except as discussed in the following paragraph, with respect to any REMIC Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (1) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (2) the sum of the "daily accruals" for all days during the calendar quarter on which the REMIC Residual Certificateholder holds a REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the REMIC Residual Certificate is issued. For this purpose, the "adjusted issue price" of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased--but not below zero--by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of the quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

         In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by the shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

         The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

         In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. Third, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. The effect of this last statutory amendment is to prevent the use of nonrefundable tax credits to reduce a taxpayer's income tax below its tentative minimum tax computed only on excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

         Payments. Any distribution made on a REMIC Residual Certificate to a REMIC Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate.

         Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate except that the recognition of loss may be limited under the "wash sale" rules described in the next paragraph. A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of the REMIC Residual Certificate to the REMIC Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of the REMIC Residual Certificateholder with respect to the REMIC Residual Certificate, and decreased -- but not below zero -- by the net losses that have been allowed as deductions to the REMIC Residual Certificateholder with respect to the REMIC Residual Certificate and by the distributions received thereon by the REMIC Residual Certificateholder. In general, any the gain or loss will be capital gain or loss provided the REMIC Residual Certificate is held as a capital asset.

The capital gain or loss will generally be long-term capital gain or loss if the REMIC Residual Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve months or less are generally subject to ordinary income tax rates. The use of capital losses is limited. However, REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss. In addition, a transfer of a REMIC Residual Certificate that is a "noneconomic residual interest" may be subject to different rules. See "--Tax Related Restrictions on Transfers of REMIC Residual Certificates--Noneconomic REMIC Residual Certificates" below.

         Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool", as defined in Code Section 7701(i), during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

PROHIBITED TRANSACTIONS AND OTHER TAXES

         The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions". In general, subject to certain specified exceptions, a prohibited transaction means:

         o    the disposition of a mortgage loan or MBS,

         o the receipt of income from a source other than a mortgage loan or MBS or certain other permitted investments,

         o    the receipt of compensation for services, or

         o gain from the disposition of an asset purchased with the payments on the mortgage loans or MBS for temporary investment pending distribution on the certificates.


It is not anticipated that the trust fund for any series of certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

         In addition, certain contributions to a trust fund as to which an election has been made to treat the trust fund as a REMIC made after the day on which the trust fund issues all of its interests could result in the imposition of the Contributions Tax. No trust fund for any series of certificates will accept contributions that would subject it to such tax.

         In addition, a trust fund as to which an election has been made to treat the trust fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

         Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of certificates arises out of or results from

         o a breach of the related servicer's, trustee's or depositor's obligations, as the case may be, under the related Agreement for such series, such tax will be borne by such servicer, trustee or depositor, as the case may be, out of its own funds or

         o Morgan Stanley Dean Witter Capital I Inc.'s obligation to repurchase a mortgage loan,


such tax will be borne by Morgan Stanley Dean Witter Capital I Inc.

         In the event that the servicer, trustee or depositor, as the case may be, fails to pay or is not required to pay any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax, the tax will be payable out of the trust fund for the series and will result in a reduction in amounts available to be distributed to the certificateholders of the series.


LIQUIDATION AND TERMINATION

         If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets other than cash within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash, other than the amounts retained to meet claims, to holders of Regular and REMIC Residual Certificates within the 90-day period.

         The REMIC will terminate shortly following the retirement of the REMIC Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.


ADMINISTRATIVE MATTERS

         Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the REMIC Residual Certificateholders will be treated as the partners. In general, the holder of the largest percentage interest of a class of REMIC Residual Certificates will be the "tax matters person" of the related REMIC for purposes of representing REMIC Residual Certificateholders in connection with any IRS proceeding. However, the duties of the tax matters person will be delegated to the Trustee under the applicable Agreement. Certain tax information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual Certificate on any day in the previous calendar quarter.

         Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.


TAX-EXEMPT INVESTORS

         Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual Certificate that is considered an excess inclusion. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above.


RESIDUAL CERTIFICATE PAYMENTS--NON-U.S. PERSONS

         Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons (see "--Taxation of Owners of REMIC Regular Certificates--Non-U.S. Persons" above) are treated as interest for purposes of the 30%, or lower treaty rate, United States withholding tax. Amounts distributed to holders of REMIC Residual Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular Certificates" above, but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "--Taxation of Owners of REMIC

Residual Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed, or when the REMIC Residual Certificate is disposed of, under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax, for example, where the REMIC Residual Certificates do not have significant value. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the amounts paid to REMIC Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30%, or lower treaty rate, withholding will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual Certificates, see "--Tax Related Restrictions on Transfers of REMIC Residual Certificates" below.

         REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.


TAX RELATED RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES

         Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in the entity are not held by "disqualified organizations". Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (A) an amount, as determined under the REMIC Regulations, equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (B) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent, including a broker or other middleman, for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization" means:

     (A) the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency);

     (B) any organization, other than certain farmers' cooperatives, generally exempt from federal income taxes unless such organization is subject to the tax on "unrelated business taxable income"; and

     (C)  a rural electric or telephone cooperative.


         A tax is imposed on a "pass-through entity" holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity, provided that all partners of an "electing large partnership" as defined in
Section 775 of the Code, are deemed to be disqualified organizations. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means:

         o a regulated investment company, real estate investment trust or common trust fund;

         o    a partnership, trust or estate; and

         o    certain cooperatives.


Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. Electing large partnerships -- generally, non-service partnerships with 100 or more members electing to be subject to simplified IRS reporting provisions under Code sections 771 through 777 -- will be taxable on excess inclusion income as if all partners were disqualified organizations.

         In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the master servicer. The master servicer will grant consent to a proposed transfer only if it receives the following:

         o an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC Residual Certificate as a nominee or agent for a disqualified organization, and

         o a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual Certificate.

         Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual Certificate to a U.S. Person unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate, including a REMIC Residual Certificate with a positive value at issuance, unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents,

         o the present value of the expected future distributions on the REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and

         o the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if:

         o the transferor conducts a reasonable investigation of the transferee,

         o the transferee acknowledges to the transferor that the residual interest may generate tax liabilities in excess of the cash flow and the transferee represents that it intends to pay such taxes associated with the residual interest as they become due, .

         o either (A) the present value of the anticipated tax liability of the transferee associated with holding the residual interest does not exceed the sum of the consideration paid to the transferee to acquire the interest, the present value of expected future distributions from the interest, and the present value of anticipated future tax losses from the interest. In making this determination, it will be assumed that the transferee is subject to tax at the highest corporate rate (or, in certain circumstances, the alternative minimum tax rate), and the discount rate to be used will be the short-term federal rate under Code
              Section 1274 for the month of the transfer using the compounding period of the transferee of (B).

          (i) the transferee is a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or a real estate investment trust) that meets certain asset tests (generally, $100 million of gross assets and $10 million of net assets for the current fiscal year and the two preceding fiscal years); (ii) the transferee agrees in writing that any subsequent transfer of the residual interest would be to on eligible corporation and meets the requirements for a safe harbor transfer; and (iii) the facts and circumstances known to the transferor on or before the date of the transfer do not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

         o The transferee represents that it will not cause income from the residual interest to be attributable to a foreign permanent establishment of fixed base, within the meaning of an applicable income tax treaty, of the transferee or another U.S. Person, and


         If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

         Foreign Investors. The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless the transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United Sates trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The provisions in the REMIC Regulations regarding transfers of REMIC Residual Certificates that have tax avoidance potential to foreign persons are effective for all transfers after June 30, 1992. The Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless the person provides the trustee with a duly completed IRS Form W-8ECI or applicable successor form adopted by the IRS for such purpose and the trustee consents to the transfer in writing.

         Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.


                            STATE TAX CONSIDERATIONS

         In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the offered certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered certificates.


                              ERISA CONSIDERATIONS

GENERAL

         Title I of ERISA and Section 4975 of the Code impose restrictions on ERISA Plans, certain other Plans and on persons who are parties in interest or disqualified persons with respect to ERISA Plans. Employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA. However, such plans (collectively with ERISA Plans, "Plans") may be subject to other applicable federal, state or local law ("Similar Law") materially similar to ERISA and the Code. Moreover, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under
Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

         Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the ERISA Plan.


PROHIBITED TRANSACTIONS

   GENERAL

         Section 406 of ERISA prohibits parties in interest with respect to an ERISA Plan from engaging in certain transactions involving the ERISA Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. In some cases, a civil penalty may be assessed on non-exempt prohibited transactions pursuant to Section 502(i) of ERISA. Section 4975 of the Code imposes excise taxes on similar transactions between Plans subject thereto and disqualified persons with respect to such.

         The United States Department of Department of Labor has issued a final regulation (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and some other entities in which a Plan makes an "equity investment" will be deemed for purposes of ERISA and Section 4975 of the Code to be assets of the Plan unless exceptions apply.

         Under the terms of the regulation, the trust fund may be deemed to hold plan assets by reason of a Plan's investment in a certificate; such plan assets would include an undivided interest in the mortgage loans and any other assets held by the trust fund. In such an event, Morgan Stanley Dean Witter Capital I Inc., the master servicer, any subservicer, the trustee, any insurer of the mortgage loans or MBS and other persons, in providing services with respect to the assets of the trust fund, may become fiduciaries subject to the fiduciary responsibility provisions of Title I of ERISA, or may otherwise become parties in interest or disqualified persons, with respect to such Plan. In addition, transactions involving such assets could constitute or result in prohibited transactions under Section 406 of ERISA or Section 4975 of the Code unless such transactions are subject to a statutory, regulatory or administrative exemption.

         The regulations contain a de minimis safe-harbor rule that exempts the assets of an entity from plan assets status as long as the aggregate equity investment in such entity by plans is not significant. For this purpose, equity participation in the entity will be significant if immediately after any acquisition of any equity interest in the entity, "benefit plan investors" in the aggregate, own 25% or more of the value of any class of equity interest, excluding from the calculation, the value of equity interests held by persons who have discretionary authority or control with respect to the assets of the entity or held by affiliates of such persons. "Benefit plan investors" are defined as ERISA Plans as well as employee benefit plans not subject to Title I of ERISA, e.g., governmental plans and foreign plans and entities whose underlying assets include plan assets by reason of plan investment in such entities. To fit within the safe harbor benefit plan, investors must own less than 25% of each class of equity interests, regardless of the portion of total equity value represented by such class, on an ongoing basis.


   AVAILABILITY OF UNDERWRITER'S EXEMPTION FOR CERTIFICATES

         DOL has granted to Morgan Stanley & Co. Incorporated Prohibited Transaction Exemption ("PTE") 90-24, Exemption Application No. D-8019, 55 Fed. Reg. 20548 (1990), as amended by PTE 97-34, Exemption Application Nos. D-10245 and D-10246, 55 Fed. Reg. 39021 (1997), PTE 2000-58, Exemption Application No. D-10829, 65 Fed. Reg. 67765 (2000) and PTE 2002-41, Exemption Application No. D-11077, 67 Fed. Reg. 54487 (2002) (the "Exemption") which exempts from the application of the prohibited transaction rules transactions relating to:

         o the acquisition, sale and holding by ERISA Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which Morgan Stanley & Co. Incorporated or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and

         o the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied.

         The Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the certificates or a transaction in connection with the servicing, operation and management of the trust fund may be eligible for exemptive relief thereunder:

         (1) The acquisition of the certificates by an ERISA Plan is on terms -- including the price for such certificates--that are at least as favorable to the investing ERISA Plan as they would be in an arm's-length transaction with an unrelated party;

         (2) The certificates acquired by the ERISA Plan have received a rating at the time of the acquisition that is in one of the four highest generic rating categories from any of Fitch, Inc., Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.;

         (3) The trustee is not an affiliate of any member of the Restricted Group other than an underwriter;

         (4) The sum of all payments made to and retained by the underwriter in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the Asset Seller pursuant to the sale of the mortgage loans to the trust fund represents not more than the fair market value of the mortgage loans; the sum of all payments made to and retained by any servicer represent not more than reasonable compensation for the servicer's services under the Agreement and reimbursement of the servicer's reasonable expenses in connection therewith; and

         (5) The ERISA Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.


         The trust fund must also meet the following requirements:

         o the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

         o certificates evidencing interests in other investment pools must have been rated in one of the four highest rating categories of a Rating Agency for at least one year prior to the Plan's acquisition of the Securities; and

         o certificates evidencing interests in other investment pools must have been purchased by investors other than ERISA Plans for at least one year prior to any ERISA Plan's acquisition of the Securities.


         Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when any person who has discretionary authority or renders investment advice with respect to the investment of plan assets causes an ERISA Plan to acquire certificates in a trust fund, provided that, among other requirements:

         o the person or its affiliate is an obligor with respect to five percent or less of the fair market value of the obligations or receivables contained in the trust fund;

         o the Plan is not a plan with respect to which any member of the Restricted Group is the "plan sponsor" as defined in Section 3(16)(B) of ERISA;

         o in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which ERISA Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group;

         o an ERISA Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and

         o immediately after the acquisition, no more than twenty-five percent of the assets of any ERISA Plan with respect to which the person has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.


The Exemption does not apply to ERISA Plans sponsored by the Restricted Group


         Before purchasing a certificate in reliance on the Exemption, a fiduciary of an ERISA Plan should itself confirm

         o that the certificates constitute "certificates" for purposes of the Exemption and

         o that the general conditions and other requirements set forth in the Exemption would be satisfied.


REVIEW BY PLAN FIDUCIARIES

         Any Plan fiduciary considering whether to purchase any certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA, the Code and Similar Law to such investment. Among other things, before purchasing any certificates, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. In this regard, purchasers that are insurance companies should determine the extent to which Prohibited Transaction Class Exemption 95-60 -- for certain transactions involving insurance company general accounts -- may be available. The prospectus supplement with respect to a series of certificates may contain additional information regarding the application of any other exemption, with respect to the certificates offered by the related prospectus supplement.


                                LEGAL INVESTMENT

         The prospectus supplement for each series of offered certificates will identify those classes of offered certificates, if any, which constitute "mortgage related securities" for purposes of the SMMEA. Generally, only those classes of offered certificates that

         o are rated in one of the two highest rating categories by one or more Rating Agencies and

         o are part of a series representing interests in a trust fund consisting of mortgage loans or MBS, provided that the mortgage loans or the mortgage loans underlying the MBS are secured by first liens on mortgaged property and were originated by certain types of originators as specified in SMMEA, will be the SMMEA Certificates.

As "mortgage related securities," the SMMEA Certificates will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including, but not limited to, depository institutions, insurance companies, trustees and pension funds created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cut off for such enactments, limiting to varying extents the ability of certain entities, in particular, insurance companies, to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating, first lien and qualified originator requirements for "mortgage related securities," but representing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of offered certificates. Accordingly, investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in SMMEA Certificates only to the extent provided in such legislation.

         SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. ss. 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. ss. 1.2(m) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. ss. 703.140. The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

         All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the OCC and the OTS effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products, used for investment purposes.

         Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any offered certificates, as certain series or classes may be deemed to be unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines, in certain instances irrespective of SMMEA.

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

         If specified in the related prospectus supplement, other classes of offered certificates offered pursuant to this prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of such offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered certificates, may be subject to significant interpretive uncertainties.

         Except as to the status of the classes of offered certificates identified in the prospectus supplement for a series as "mortgage related securities" under SMMEA, no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase any offered certificates under applicable legal investment restrictions. The uncertainties described in this section and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates may adversely affect the liquidity of the offered certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.


                              PLAN OF DISTRIBUTION

         The offered certificates offered hereby and by the Supplements to this prospectus will be offered in series. The distribution of the certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, the offered certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Morgan Stanley & Co. Incorporated acting as underwriter with other underwriters, if any, named in the prospectus supplement. In such event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any offered certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to Morgan Stanley Dean Witter Capital I Inc. In connection with the sale of offered certificates, underwriters may receive compensation from Morgan Stanley Dean Witter Capital I Inc. or from purchasers of offered certificates in the form of discounts, concessions or commissions. The prospectus supplement will describe any such compensation paid by Morgan Stanley Dean Witter Capital I Inc.

         Alternatively, the prospectus supplement may specify that offered certificates will be distributed by Morgan Stanley & Co. Incorporated acting as agent or in some cases as principal with respect to offered certificates that it has previously purchased or agreed to purchase. If Morgan Stanley & Co. Incorporated acts as agent in the sale of offered certificates, Morgan Stanley & Co. Incorporated will receive a selling commission with respect to such offered certificates, depending on market conditions, expressed as a percentage of the aggregate certificate Balance or Notional Amount of such offered certificates as of the Cut-off Date. The exact percentage for each series of certificates will be disclosed in the related prospectus supplement. To the extent that Morgan Stanley & Co. Incorporated elects to purchase offered certificates as principal, Morgan Stanley & Co. Incorporated may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between Morgan Stanley Dean Witter Capital I Inc. and purchasers of offered certificates of such series.

         Morgan Stanley Dean Witter Capital I Inc. will indemnify Morgan Stanley & Co. Incorporated and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Morgan Stanley & Co. Incorporated and any underwriters may be required to make.

         In the ordinary course of business, Morgan Stanley & Co. Incorporated and Morgan Stanley Dean Witter Capital I Inc. may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of Morgan Stanley Dean Witter Capital I Inc.'s mortgage loans pending the sale of such mortgage loans or interests in the mortgage loans, including the certificates.

         Offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

         If specified in the prospectus supplement relating to certificates of a particular series offered hereby, Morgan Stanley Dean Witter Capital I Inc., any affiliate thereof or any other person or persons specified in the prospectus supplement may purchase some or all of the certificates of any series from Morgan Stanley & Co. Incorporated and any other underwriters thereof. This purchaser may thereafter from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of the certificates so purchased, directly, through one or more underwriters to be designated at the time of the offering of the certificates, through dealers acting as agent or principal or in such other manner as may be specified in the related prospectus supplement. The offering may be restricted in the manner specified in the prospectus supplement. The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in the purchaser's offering of the certificates may receive compensation in the form of underwriting discounts or commissions from such purchaser and such dealers may receive commissions from the investors purchasing the certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of the certificates may be deemed to be an "underwriter" within the meaning of the Securities Act, and any commissions and discounts received by such dealer and any profit on the resale or such certificates by such dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

         All or part of any Class of certificates may be reacquired by Morgan Stanley Dean Witter Capital I Inc. or acquired by an affiliate of Morgan Stanley Dean Witter Capital I Inc. in a secondary market transaction or from an affiliate, including Morgan Stanley & Co. Incorporated. Such certificates may then be included in a trust fund, the beneficial ownership of which will be evidenced by one or more classes of mortgage-backed certificates, including subsequent series of certificates offered pursuant to this prospectus and a prospectus supplement.

         As to each series of certificates, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any non-investment-grade class may be initially retained by Morgan Stanley Dean Witter Capital I Inc., and may be sold by Morgan Stanley Dean Witter Capital I Inc. at any time in private transactions.


                                 LEGAL MATTERS

         Certain legal matters in connection with the certificates, including certain federal income tax consequences, will be passed upon for Morgan Stanley Dean Witter Capital I Inc. by Cadwalader, Wickersham & Taft or Latham & Watkins, or Sidley, Austin, Brown & Wood LLP or Mayer, Brown, Rowe & Maw or Dewey Ballantine LLP or such other counsel as may be specified in the related prospectus supplement.


                             FINANCIAL INFORMATION

         A new trust fund will be formed with respect to each series of certificates and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.


                                     RATING

         It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.


         Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.


                   INCORPORATION OF INFORMATION BY REFERENCE

         Morgan Stanley Dean Witter Capital I Inc., as depositor, will file, or cause to be filed, with the Commission, the periodic reports with respect to each trust fund required under the Exchange Act and the rules and regulations of the Commission.

         All documents and reports filed, or caused to be filed, by Morgan Stanley Dean Witter Capital I Inc. with respect to a trust fund pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of an offering of certificates are incorporated in this prospectus by reference. Each person to whom this prospectus is delivered may obtain, without charge, from Morgan Stanley Dean Witter Capital I Inc. a copy of any documents or reports relating to the certificates being offered. (Exhibits to those documents may only be obtained if they are specifically incorporated by reference in those documents.) Requests for this information should be directed in writing to Morgan Stanley Dean Witter Capital I Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, 37th Floor, New York, New York 10036, Attention:
John E. Westerfield, or by telephone at (212) 761-4000. Morgan Stanley Dean Witter Capital I Inc. has determined that its financial statements are not material to the offering of any certificates.

         Morgan Stanley Dean Witter Capital I Inc. has filed with the Securities and Exchange Commission a registration statement (of which this prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus and the accompanying prospectus supplement do not contain all of the information set forth in the registration statement. For further information regarding the documents referred to in this prospectus and the accompanying prospectus supplement, you should refer to the registration statement and the exhibits thereto. The registration statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located as follows:
Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and New York Regional Office, 233 Broadway, New York, New York 10279.

         If some or all of the mortgage loans owned by a trust fund are secured by an assignment of lessors' rights in one or more leases, rental payments due from the lessees may be a significant source (or even the sole source) of distributions on the certificates. In these circumstances, reference should be made to the related prospectus supplement for information concerning the lessees and whether any of those lessees are subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.





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


                                GLOSSARY OF TERMS

         The certificates will be issued pursuant to the Agreement. The following Glossary of Terms is not complete. You should also refer to the prospectus supplement and the Agreement for additional or more complete definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Agreement (without exhibits and schedules).

         Unless the context requires otherwise, the definitions contained in this Glossary of Terms apply only to this series of certificates.

         "Accrual Certificates" means certificates which provide for distributions of accrued interest commencing only following the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series.

         "Accrued Certificate Interest" means, with respect to each class of certificates and each Distribution Date, other than certain classes of Stripped Interest Certificates, the amount equal to the interest accrued for a specified period on the outstanding Certificate Balance immediately prior to the Distribution Date, at the applicable pass-through rate, as described in "Distributions of Interest on the Certificates" in this prospectus.

         "Agreement" means the Pooling Agreement or the Trust Agreement, as applicable.

         "Amortizable Bond Premium Regulations" means final regulations issued by the IRS which deal with the amortizable bond premium.

         "Assets" means the primary assets included in a trust fund.

         "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended (Title 11 of the United States Code).

         "Book-Entry Certificates" means Certificates which are in book-entry form.

         "Cash Flow Agreements" means guaranteed investment contracts or other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates.

         "Cede" means Cede & Company.

         "CERCLA" means Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         "Certificate Account" means one or more separate accounts for the collection of payments on the related assets.

         "Certificate Balance" equals the maximum amount that a holder of a certificate will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the trust fund.

         "Certificate Owners" means, with respect to a book-entry certificate, the person who is the beneficial owner of such book-entry certificate, as may be reflected on the books of the clearing agency, or on the books of a Person maintaining an account with such clearing agency, directly or as an indirect participant, in accordance with the rules of such clearing agency.

         "Certificateholder" means, unless otherwise provided in the related prospectus supplement, Cede, as nominee of DTC.

         "Certificates" means any of the certificates issued, in one or more series, by Morgan Stanley Dean Witter Capital I Inc.

         "Closing Date" means the date the REMIC Regular Certificates were initially issued.

         "Commercial Loans" means the loans relating to the Commercial
Properties.

         "Commercial Properties" means office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties.

         "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month (which is expressed on a per annum basis) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans.

         "Contributions Tax" means a tax on the trust fund equal to 100% of the value of the contributed property.

         "Credit Support" means subordination of one or more other classes of certificates in a series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof.

         "Crime Control Act" means the Comprehensive Crime Control Act of 1984.

         "Cut-off Date" means a day in the month of formation of the related trust fund, as defined in the prospectus supplement.

         "Debt Service Coverage Ratio" means, with respect to a mortgage loan at any given time, the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the mortgage loan.

         "Deferred Interest" means interest deferred by reason of negative amortization.

         "Definitive Certificate" means a fully registered physical certificate.

         "Depositor" means Morgan Stanley Dean Witter Capital I Inc.

         "Determination Date" means the close of business on the date specified in the related prospectus supplement.

         "Disqualifying Condition" means a condition, existing as a result of, or arising from, the presence of Hazardous Materials on a mortgaged property, such that the mortgage loan secured by the affected mortgaged property would be ineligible, solely by reason of such condition, for purchase by FNMA under the relevant provisions of FNMA's Multifamily Seller/Servicer Guide in effect as of the date of initial issuance of the certificates of such series, including a condition that would constitute a material violation of applicable federal state or local law in effect as of their date of initial issuance of the certificates of such series.

         "Distribution Date" means each of the dates on which distributions to certificateholders are to be made.

         "DOL" means the United States Department of Department of Labor.

         "DTC" means the Depository Trust Company.

         "Due Period" means the period which will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date.

         "Environmental Hazard Condition" means any condition or circumstance that may give rise to an environmental claim.

         "Equity Participations" means provisions entitling the lender to a share of profits realized from the operation or disposition of a mortgaged property, as described in the related prospectus supplement.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Plans" means retirement plans and other employee benefit plans subject to Title I of ERISA or Section 4975 of the Code.

         "Events of Default" means, with respect to the master servicer under the Pooling Agreement, any one of the following events:

         o any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

         o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling Agreement which continues unremedied for thirty days after written notice of such failure has been given to the master servicer by the trustee or Morgan Stanley Dean Witter Capital I Inc., or to the master servicer, Morgan Stanley Dean Witter Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights;

         o any breach of a representation or warranty made by the master servicer under the Pooling Agreement which materially and adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of such breach has been given to the master servicer by the trustee or Morgan Stanley Dean Witter Capital I Inc., or to the master servicer, Morgan Stanley Dean Witter Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights; and

         o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

         "Excess Servicing" means servicing fees in excess of reasonable servicing fees.

         "FDIC" means the Federal Deposit Insurance Corporation.

         "FHLMC" means the Federal Home Loan Mortgage Corporation.

         "FNMA" means the Federal National Mortgage Association.

         "Government Securities" means direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are:

         (a) interest-bearing securities;

         (b) non-interest-bearing securities;

         (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed; or

         (d) interest-bearing securities from which the right to payment of principal has been removed.

         "Index" means the source for determination of an interest rate, to be defined, if applicable, in the related prospectus supplement.

         "Indirect Participants" means entities, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

         "Insurance Proceeds" means proceeds of rental interruption policies, if any, insuring against losses arising from the failure of lessees under a lease to make timely rental payments because of casualty events.

         "Liquidation Proceeds" means all other amounts received and retained in connection with the liquidation of defaulted mortgage loans in the trust fund, by foreclosure or otherwise.

         "Lockout Date" means the expiration of the Lockout Period.

         "Lockout Period" means a period during which prepayments on a mortgage loan are prohibited.

         "Market-to-Market Regulations" means the finalized IRS regulations which provide that a REMIC Residual Certificate acquired after January 3, 1995 cannot be marked to market.

         "Master Servicer" means an entity as named in the prospectus supplement.

         "MBS" means mortgage participations, pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more mortgage loans or other similar participations, certificates or securities.

         "MBS Agreement" means any participation and servicing agreement, pooling agreement, trust agreement, an indenture or similar agreement with respect to the MBS.

         "Mortgage" means a mortgage, deed of trust or other similar security instrument.

         "Mortgage Loans" means the multifamily mortgage loans or the commercial mortgage loans or both included in a trust fund. As used in this prospectus, mortgage loans refers to both whole mortgage loans and mortgage loans underlying MBS.

         "Mortgage Note" means a promissory note evidencing a respective mortgage loan.

         "Mortgage Rate" means the interest rate for a mortgage loan which provides for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate, from time to time pursuant to an election or as otherwise specified on the related mortgage note, in each case as described in the related prospectus supplement.

         "Multifamily Loans" means the loans relating to the Multifamily Properties.

         "Multifamily Properties" means residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings.

         "NCUA" means the National Credit Union Administration.

         "Net Operating Income" means, for any given period, to the extent set forth in the related prospectus supplement, the total operating revenues derived from a mortgaged property during that period, minus the total operating expenses incurred in respect of the mortgaged property during that period other than:

         o    non-cash items such as depreciation and amortization;

         o    capital expenditures; and

         o    debt service on loans secured by the mortgaged property.

         "Nonrecoverable Advance" means an advance that is not ultimately recoverable from Related Proceeds or from collections on other assets otherwise distributable on Subordinate Certificates.

         "OCC" means the Office of the Comptroller of the Currency.

         "OID" means original issue discount.

         "OID Regulations" means the special rules of the Code relating to OID (currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued on January 27, 1994.

         "OTS" means the Office of Thrift Supervision.

         "Participants" means the participating organizations of DTC.

         "Pass-Through Rate" means the fixed, variable or adjustable rate per annum at which any class of certificates accrues interest.

         "Payment Lag Certificates" means the REMIC Regular Certificates that provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each Distribution Date.

         "Permitted Investments" means United States government securities and other investment grade obligations specified in the Pooling Agreement.

         "Plans" means ERISA Plans and other plans subject to applicable federal, state or local law materially similar to Title I of ERISA or Section 4975 of the Code.

         "Pooling Agreement" means the Agreement under which certificates of a series evidencing interests in a trust fund including Whole Loans will be issued.

         "Pre-Issuance Accrued Interest" means interest that has accrued prior to the issue date.

         "Prepayment Assumption" means the original yield to maturity of the grantor trust certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the grantor trust certificates.

         "Prepayment Premium" means with respect to any Distribution Date, the aggregate of all Yield Maintenance Payments, or Percentage Premiums, if any, received during the related Collection Period in connection with Principal Prepayments.

         "Prohibited Transactions Tax" means the tax the Code imposes on REMICs equal to 100% of the net income derived from "prohibited transactions."

         "Purchase Price" means, with respect to any Whole Loan and to the extent set forth in the related prospectus supplement, the amount that is equal to the sum of the unpaid principal balance, plus unpaid accrued interest at the mortgage rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the master servicer.

         "Rating Agency" means any of Fitch Ratings, Moody's Investors Service, Inc. and Standard & Poor's Ratings Services.

         "RCRA" means the Resource Conservation and Recovery Act.

         "Record Date" means the last business day of the month immediately preceding the month in which the Distribution Date for a class of certificates occurs.

         "Refinance Loans" means mortgage loans made to refinance existing loans.

         "Related Proceeds" means related recoveries on the mortgage loans, including amounts received under any form of Credit Support, for which advances were made.

         "Relief Act" means the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

         "REMIC Certificates" means a certificate issued by a trust fund relating to a series of certificate where an election is made to treat the trust fund as a REMIC.

         "REMIC Provisions" means provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Internal Revenue Code of 1986, as amended from time to time, and related provisions, and regulations (including any proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

         "REMIC Regular Certificates" means REMIC Certificates issued by the trust fund that qualify as REMIC Certificates and are considered to be regular interests.

         "REMIC Regular Certificateholders" means holders of REMIC Regular Certificates.

         "REMIC Regulations" means the REMIC regulations promulgated by the Treasury Department.

         "REMIC Residual Certificates" means the sole class of residual interests in the REMIC.

         "REMIC Residual Certificateholders" means holders of REMIC Regular Certificates.

         "REO Extension" means the extension of time the IRS grants to sell the mortgaged property.

         "REO Tax" means a tax on "net income from foreclosure property," within the meaning of Section 857(b)(4)(B) of the Code.

         "Restricted Group" means the Seller, depositor, any underwriter, any servicer, the trustee, any insurer of the mortgage loans or MBS, any borrower whose obligations under one or more mortgage loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the trust fund, or any of their respective affiliates.

         "Retained Interest" means an interest in an asset which represents a specified portion of the interest payable. The Retained Interest will be deducted from borrower payments as received and will not be part of the related trust fund.

         "RICO" means the Racketeer Influenced and Corrupt Organizations statute.

         "Senior Certificates" means certificates which are senior to one or more other classes of certificates in respect of certain distributions on the certificates.

         "Servicing Standard" means:

         A. the standard for servicing the servicer must follow as defined by the terms of the related Pooling Agreement and any related hazard, business interruption, rental interruption or general liability insurance policy or instrument of Credit Support included in the related trust fund as described in this prospectus under "Description of Credit Support" and in the prospectus supplement;


         B.   applicable law; and


         C. the general servicing standard specified in the related prospectus supplement or, if no such standard is so specified, its normal servicing practices.

         "Similar Law" means any federal, state or local law materially similar to Title I of ERISA or Section 4975 of the Code.

         "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

          "SMMEA Certificates" means "mortgage related securities" for purposes of SMMEA.

         "Special Servicer" means an entity as named in the prospectus supplement.

         "Stripped ARM Obligations" means OID on grantor trust certificates attributable to adjustable rate loans

         "Stripped Bond Certificates" means a class of grantor trust certificates that represents the right to principal and interest, or principal only, on all or a portion of the mortgage loans or MBS, if a trust fund is created with two classes of grantor trust certificates.

         "Stripped Coupon Certificates" means a class of grantor trust certificates that represents the right to some or all of the interest on a portion of the mortgage loans or MBS, if a trust fund is created with two classes of grantor trust certificates.

         "Stripped Interest Certificates" means certificates which are entitled to interest distributions with disproportionately low, nominal or no principal distributions.

         "Stripped Principal Certificates" means certificates which are entitled to principal distributions with disproportionately low, nominal or no interest distributions.

         "Subordinate Certificates" means certificates which are subordinate to one or more other classes of certificates in respect of certain distributions on the certificates.

         "Subservicer" means third-party servicers.

         "Subservicing Agreement" means a sub-servicing agreement between a master servicer and a Subservicer.

         "Super-Premium Certificates" means certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances.

         "Title V" means Title V of the depository Institutions Deregulation and Monetary Control Act of 1980.

         "Trust Agreement" means the Agreement under certificates of a series evidencing interests in a trust fund not including Whole Loans will be issued.

         "Trust Fund" means the trust fund created by the Agreement consisting primarily of:

         o    Mortgage Loans

         o    MBS

         o direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are (a) interest-bearing securities, (b) non-interest-bearing securities,
              (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) government securities, or

         o    a combination of mortgage loans, MBS and government securities.

         "Underlying MBS" means any mortgage participations, pass-through certificates or other asset-backed certificates in which an MBS evidences an interest or which secure an MBS.

         "Underlying Mortgage Loans" means the mortgage loans that secure, or the interests in which are evidenced by, MBS.

         "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof (other than a partnership that is not treated as a U.S. Person under any applicable Treasury regulations), an estate the income of which from sources outside the United States is included in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust. In addition, certain trusts treated as U.S. Persons before August 20, 1996 may elect to continue to be so treated to the extent provided in regulations.

         "Value" means,

         (a) with respect to any mortgaged property other than a mortgaged property securing a Refinance Loan, generally the lesser of

         o the appraised value determined in an appraisal obtained by the originator at origination of that loan, and

         o    the sales price for that property; and

         (b) with respect to any Refinance Loan, unless otherwise specified in the related prospectus supplement, the appraised value determined in an appraisal obtained at the time of origination of the Refinance Loan.

         "Warranting Party" means the person making representations and warranties.

         "Whole Loans" means the mortgage loans that are not Underlying Mortgage Loans.